EXHIBIT 4

                         Pooling and Servicing Agreement

================================================================================



                    BANC OF AMERICA COMMERCIAL MORTGAGE INC.,
                                   Depositor,

                             BANK OF AMERICA, N.A.,
                              Mortgage Loan Seller,


                      BRIDGER COMMERCIAL REALTY FINANCE LLC
                              Mortgage Loan Seller,


                      GMAC COMMERCIAL MORTGAGE CORPORATION,
                                Master Servicer,


                             LENNAR PARTNERS, INC.,
                                Special Servicer,


                                       and


                       WELLS FARGO BANK MINNESOTA, N. A.,
                        Trustee and REMIC Administrator,


                        ---------------------------------


                              AMENDED AND RESTATED
                         POOLING AND SERVICING AGREEMENT

                            Dated as of June 1, 2001

           (Amending and Restating the Pooling and Servicing Agreement
                            dated as of May 1, 2001)


                        ---------------------------------

                  Commercial Mortgage Pass-Through Certificates

                                  Series 2001-1



================================================================================

                                TABLE OF CONTENTS

Section                                                                     Page
-------                                                                     ----


                                    ARTICLE I

  DEFINITIONS; CERTAIN CALCULATIONS IN RESPECT OF THE MORTGAGE POOL AND THE
                                  CERTIFICATES

SECTION 1.01   Defined Terms..................................................
SECTION 1.02   Certain Calculations in Respect of the Mortgage Pool...........
SECTION 1.03   Incorporation of Preliminary Statement.........................


                                   ARTICLE II

    CONVEYANCE OF MORTGAGE LOANS; REPRESENTATIONS AND WARRANTIES; ORIGINAL
                            ISSUANCE OF CERTIFICATES

SECTION 2.01   Conveyance of Mortgage Loans and Loan REMIC Interests..........
SECTION 2.02   Acceptance of REMIC I by Trustee...............................
SECTION 2.03 Mortgage Loan Sellers' Repurchase of Mortgage Loans for Document Defects and Certain Breaches of Representations
               and Warranties.................................................
SECTION 2.04   Representations and Warranties of the Depositor................
SECTION 2.05   Representations and Warranties of the Mortgage Loan
               Sellers........................................................
SECTION 2.06   Representations and Warranties of the Master Servicer..........
SECTION 2.07   Representations and Warranties of the Special Servicer.........
SECTION 2.08   Representations and Warranties of the Trustee and the
               REMIC Administrator............................................
SECTION 2.09   Issuance of the Class R-I Certificates; Creation of the
               REMIC I Regular Interests......................................
SECTION 2.10   Conveyance of REMIC I Regular Interests; Acceptance of
               REMIC II by the Trustee........................................
SECTION 2.11   Issuance of the Class R-II Certificates; Creation of the
               REMIC II Regular Interests.....................................
SECTION 2.12   Conveyance of the Class MA-1 and Class MA-2
               Uncertificated Interests; Acceptance of such Interests
               by the Trustee.................................................
SECTION 2.13   Issuance of the Class R-IIU Certificates; Creation of
               the REMIC IIU Regular Interests................................
SECTION 2.14   Conveyance of the Class UA-1, Class UA-2, Class UA-2F,
               Class MB, Class MC, Class MD, Class ME, Class MF,
               Class MG, Class MH and Class MJ Uncertificated
               Interests; Acceptance of such Interests by the Trustee.........
SECTION 2.15   Issuance of the REMIC III Certificates and the Class
               A-2F Regular Interest..........................................
SECTION 2.16   Conveyance of the Class A-2F Certificates, the Loan
               REMIC Residual Interests and the Excess Interest...............
SECTION 2.17   Issuance of Class A-2F Certificates and Class V
               Certificates...................................................


                                   ARTICLE III

                ADMINISTRATION AND SERVICING OF THE TRUST FUND

SECTION 3.01   Administration of the Mortgage Loans...........................
SECTION 3.02   Collection of Mortgage Loan Payments...........................
SECTION 3.03   Collection of Taxes, Assessments and Similar Items;
               Servicing Accounts; Servicing Advances; Reserve Accounts.......
SECTION 3.04   Certificate Account, the Distribution Account, the
               REMIC II Distribution Account, the REMIC IIU
               Distribution Account, the REMIC III Distribution Account
               and the Floating Rate Distribution Account.....................
SECTION 3.05   Permitted Withdrawals From the Certificate Account and
               the Distribution Account.......................................
SECTION 3.06   Investment of Funds in the Certificate Account, the
               Interest Reserve Account, the Excess Interest
               Distribution Account and the REO Account.......................
SECTION 3.07   Maintenance of Insurance Policies; Errors and Omissions
               and Fidelity Coverage..........................................
SECTION 3.08   Enforcement of Due-On-Sale Clauses; Assumption
               Agreements; Subordinate Financing..............................
SECTION 3.09   Realization Upon Defaulted Mortgage Loans......................
SECTION 3.10   Trustee to Cooperate; Release of Mortgage Files................
SECTION 3.11   Servicing Compensation; Interest on Servicing Advances;
               Payment of Certain Expenses; Obligations of the Trustee
               Regarding Back-up Servicing Advances...........................
SECTION 3.12   Inspections; Collection of Financial Statements................
SECTION 3.13   Annual Statement as to Compliance..............................
SECTION 3.14   Reports by Independent Public Accountants......................
SECTION 3.15   Access to Certain Information..................................
SECTION 3.16   Title to REO Property; REO Account.............................
SECTION 3.17   Management of REO Property.....................................
SECTION 3.18   Sale of Defaulted Mortgage Loans and REO Properties............
SECTION 3.19   Additional Obligations of the Master Servicer and the
               Special Servicer...............................................
SECTION 3.20   Modifications, Waivers, Amendments and Consents................
SECTION 3.21   Transfer of Servicing Between Master Servicer and
               Special Servicer; Record Keeping; Asset Status Report..........
SECTION 3.22   Sub-Servicing Agreements.......................................
SECTION 3.23   Designation of Special Servicer by the Majority
               Certificateholder of the Controlling Class.....................
SECTION 3.24   Confidentiality................................................
SECTION 3.25   No Solicitation of Prepayments.................................
SECTION 3.26   Certain Matters with Respect to Loans Permitting
               Defeasance, Franchise Loans and Certain Loans Permitting
               Additional Debt................................................
SECTION 3.27   Maintenance of Mortgage Loan Environmental Policy..............
SECTION 3.28   Swap Documents.................................................


                                   ARTICLE IV

              PAYMENTS TO CERTIFICATEHOLDERS AND RELATED MATTERS

SECTION 4.01   Distributions on the Certificates..............................
SECTION 4.02   Statements to Certificateholders; Certain Reports by the
               Master Servicer and the Special Servicer.......................
SECTION 4.03   P&I Advances...................................................
SECTION 4.04   Allocation of Realized Losses and Additional Trust Fund
               Expenses.......................................................
SECTION 4.05   Interest Reserve Account.......................................
SECTION 4.06   Excess Interest Distribution Account...........................


                                    ARTICLE V

                                THE CERTIFICATES

SECTION 5.01   The Certificates...............................................
SECTION 5.02   Registration of Transfer and Exchange of Certificates..........
SECTION 5.03   Book-Entry Certificates........................................
SECTION 5.04   Mutilated, Destroyed, Lost or Stolen Certificates..............
SECTION 5.05   Persons Deemed Owners..........................................
SECTION 5.06   Certification by Certificate Owners............................
SECTION 5.07   Regarding the Identification of Certain
               Certificateholders.............................................


                                   ARTICLE VI

  THE DEPOSITOR, THE MORTGAGE LOAN SELLERS, THE MASTER SERVICER, THE SPECIAL
                      SERVICER AND THE REMIC ADMINISTRATOR

SECTION 6.01   Liability of the Depositor, the Mortgage Loan Sellers,
               the Master Servicer, the Special Servicer and the REMIC
               Administrator..................................................
SECTION 6.02   Merger, Consolidation or Conversion of the Depositor,
               the Mortgage Loan Sellers, the Master Servicer, the
               Special Servicer or the REMIC Administrator....................
SECTION 6.03   Limitation on Liability of the Depositor, the Master
               Servicer, the Special Servicer, the REMIC Administrator
               and Others.....................................................
SECTION 6.04   Master Servicer, Special Servicer and REMIC
               Administrator Not to Resign....................................
SECTION 6.05   Rights of the Depositor and the Trustee in Respect of
               the Master Servicer, the Special Servicer and the REMIC
               Administrator..................................................


                                   ARTICLE VII

                                     DEFAULT

SECTION 7.01   Events of Default..............................................
SECTION 7.02   Trustee to Act; Appointment of Successor.......................
SECTION 7.03   Notification to Certificateholders.............................
SECTION 7.04   Waiver of Events of Default....................................
SECTION 7.05   Additional Remedies of Trustee Upon Event of Default...........


                                  ARTICLE VIII

                             CONCERNING THE TRUSTEE

SECTION 8.01   Duties of Trustee..............................................
SECTION 8.02   Certain Matters Affecting the Trustee..........................
SECTION 8.03   Trustee Not Liable for Validity or Sufficiency of
               Certificates or Mortgage Loans.................................
SECTION 8.04   Trustee May Own Certificates...................................
SECTION 8.05   Fees of Trustee; Indemnification of Trustee....................
SECTION 8.06   Eligibility Requirements for Trustee...........................
SECTION 8.07   Resignation and Removal of the Trustee.........................
SECTION 8.08   Successor Trustee..............................................
SECTION 8.09   Merger or Consolidation of Trustee.............................
SECTION 8.10   Appointment of Co-Trustee or Separate Trustee..................
SECTION 8.11   Appointment of Custodians......................................
SECTION 8.12   Access to Certain Information..................................
SECTION 8.13   Filings with the Securities and Exchange Commission............
SECTION 8.14   Maintenance of Mortgage File...................................


                                   ARTICLE IX

                                   TERMINATION

SECTION 9.01   Termination Upon Repurchase or Liquidation of All
               Mortgage Loans.................................................
SECTION 9.02   Additional Termination Requirements............................


                                    ARTICLE X

                ADDITIONAL REMIC AND GRANTOR TRUST PROVISIONS

SECTION 10.01  REMIC Administration...........................................
SECTION 10.02  Depositor, Master Servicer, Special Servicer and Trustee
               to Cooperate with REMIC Administrator..........................
SECTION 10.03  Fees of the REMIC Administrator................................
SECTION 10.04  Use of Agents..................................................
SECTION 10.05  Grantor Trust Administration...................................


                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

SECTION 11.01  Amendment......................................................
SECTION 11.02  Recordation of Agreement; Counterparts.........................
SECTION 11.03  Limitation on Rights of Certificateholders.....................
SECTION 11.04  Governing Law..................................................
SECTION 11.05  Notices........................................................
SECTION 11.06  Severability of Provisions.....................................
SECTION 11.07  Successors and Assigns; Beneficiaries..........................
SECTION 11.08  Article and Section Headings...................................
SECTION 11.09  Notices to and from Rating Agencies............................
SECTION 11.10  Requests for Information; Standing Requests....................

LIST OF EXHIBITS AND SCHEDULES


EXHIBIT A-1       Form of Class A-1 Certificate
EXHIBIT A-2       Form of Class A-2 Certificate
EXHIBIT A-3       Form of Class A-2F Certificate
EXHIBIT A-4       Form of Class X Certificate
EXHIBIT A-5       Form of Class B Certificate
EXHIBIT A-6       Form of Class C Certificate
EXHIBIT A-7       Form of Class D Certificate
EXHIBIT A-8       Form of Class E Certificate
EXHIBIT A-9       Form of Class F Certificate
EXHIBIT A-10      Form of Class G Certificate
EXHIBIT A-11      Form of Class H Certificate
EXHIBIT A-12      Form of Class J Certificate
EXHIBIT A-13      Form of Class K Certificate
EXHIBIT A-14      Form of Class L Certificate
EXHIBIT A-15      Form of Class M Certificate
EXHIBIT A-16      Form of Class N Certificate
EXHIBIT A-17      Form of Class O Certificate
EXHIBIT A-18      Form of Class P Certificate
EXHIBIT A-19      Form of Class R-I Certificate
EXHIBIT A-20      Form of Class R-II Certificate
EXHIBIT A-21      Form of Class V Certificate
EXHIBIT A-22      Form of Class R-IIU Certificate
EXHIBIT A-23      Form of Class R-III Certificate
EXHIBIT B         Form of Investment Representation Letter
EXHIBIT C-1       Form of Transfer Affidavit and Agreement Pursuant to
                  Section 5.02(d)(i)(B)
EXHIBIT C-2       Form of Transferor Certificate Pursuant to
                  Section 5.02(d)(i)(D)
EXHIBIT D         Request for Release
EXHIBIT E         Form of REO Status Report
EXHIBIT F         Form of ERISA Representation Letter
EXHIBIT G         Form of Interim Custodial Certification
EXHIBIT H         Form of Final Custodial Certification
EXHIBIT I         Form of Operating Statement Analysis Report
EXHIBIT J         Form of Servicer Watch List
EXHIBIT K         Form of NOI Adjustment Worksheet
EXHIBIT L         Environmental Policy
EXHIBIT M         Request for Review
EXHIBIT N         Form of CMSA Property File
EXHIBIT O         Form of CMSA Financial File
EXHIBIT P         Form of Comparative Financial Status Report
EXHIBIT Q         Form of Loan Periodic Update File
EXHIBIT R         Form of Historical Modification Report
EXHIBIT S         Form of Historical Liquidation Report
EXHIBIT T         Form of CMSA Loan Set Up File
EXHIBIT U         Form of Delinquent Loan Status Report

SCHEDULE I        Mortgage Loan Schedule
SCHEDULE II Bank of America, N.A. Sub-Servicing Agreements in Effect as of the Closing Date
SCHEDULE III      Schedule of Exceptions under Section 2.02(a)
SCHEDULE 5        Exception to Section 2.05(c)(v)
SCHEDULE 6        Exception to Section 2.05(c)(vi)
SCHEDULE 13       Exception to Section 2.05(c)(xiii)
SCHEDULE 14       Exception to Section 2.05(c)(xiv)
SCHEDULE 16       Exception to Section 2.05(c)(xvi)
SCHEDULE 18       Exception to Section 2.05(c)(xviii)
SCHEDULE 23       Exception to Section 2.05(c)(xxiii)
SCHEDULE 29       Exception to Section 2.05(c)(xxix)
SCHEDULE 39       Exception to Section 2.05(c)(xxxix)
SCHEDULE 45       Exception to Section 2.05(c)(xlv)
SCHEDULE 48       Exception to Section 2.05(c)(xlviii)
SCHEDULE 53       Exception to Section 2.05(c)(lii)
SCHEDULE 57       Exception to Section 2.05(c)(lvii)
SCHEDULE 60       Exception to Section 2.05(c)(lx)

            This Amended and Restated Pooling and Servicing Agreement (this "Agreement"), is dated and effective as of June 1, 2001, among BANC OF AMERICA COMMERCIAL MORTGAGE INC., as Depositor, BANK OF AMERICA, N.A., as Mortgage Loan Seller, BRIDGER COMMERCIAL REALTY FINANCE LLC, as Mortgage Loan Seller, GMAC COMMERCIAL MORTGAGE CORPORATION, as Master Servicer, Lennar Partners, Inc., as Special Servicer, and WELLS FARGO BANK MINNESOTA, N. A., as Trustee and as REMIC Administrator.

                             PRELIMINARY STATEMENT:

            This Agreement, dated and effective as of June 1, 2001, amends and restates the original pooling and servicing Agreement, dated as of May 1, 2001 (the "Original Pooling Agreement") among Banc of America Commercial Mortgage Inc., as Depositor, Bank of America, N.A. and Bridger Commercial Realty Finance LLC, as Mortgage Loan Sellers, GMAC Commercial Mortgage Corporation, as Master Servicer, Lennar Partners, Inc., as Special Servicer and Wells Fargo Bank Minnesota, N.A., as Trustee and as REMIC Administrator. This Agreement is being executed at the direction of the holders of Certificates entitled to 100% of the Voting Rights allocated to the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class X Certificates, as issued under the Original Pooling Agreement (the "Original Certificates"), and with the agreement of all of the parties hereto, for the purpose of (i) causing all such Class A-1 and Class A-2 Certificates to be restructured and to be redesignated as the Class A-1, Class A-2 and Class A-2F Certificates, (ii) resetting the principal balances of and/or the pass-through rates of the Class A-1, Class A-2 and Class A-2F (as so redesignated), and the Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates, (iii) making, in connection with such restructuring, two additional REMIC elections with respect to the Trust Fund and
(iv) providing for the book-entry registration of the newly created Classes of Certificates. For the avoidance of doubt, it is noted that the first Distribution Date on the New Certificates hereunder shall be the Distribution Date in July 2001 and the changes made hereby are effective in respect of such Distribution Date for the full related Interest Accrual Period that began June 1, 2001.

            The Depositor issued the Original Certificates on May 30, 2001 pursuant to the Original Pooling Agreement. Interests in the Trust established by the Original Pooling Agreement corresponding to the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and the Class X Certificates being issued under this Agreement (the "New Certificates") were issued to the Mortgage Loan Sellers in partial consideration for the Mortgage Loans. Pursuant to this amendment, effective on the Sequel Closing Date, the Mortgage Loan Sellers will transfer such interests to the Depositor, and the Depositor will transfer such interests to the Trustee in exchange for certain uncertificated interests, the New Certificates, Class R-IIU and Class R-III Certificates. No changes to the Original Pooling Agreement are made hereby with respect to the Class K, Class L, Class M, Class N, Class O and Class P Certificates (the "Unaffected Certificates"), or to the Class R-I, Class R-II and Class V Certificates, and in this and every other respect, except as expressly amended hereby, the Original Pooling Agreement, continues in full force and effect. The New Certificates, together with the Unaffected Certificates and the Residual Certificates, collectively, evidence the entire beneficial ownership interest in the Trust.

            It is the intention of the parties, and each of the parties hereto acknowledges, that this amendment and restatement of the Original Pooling Agreement, shall not in any way affect the rights or obligations of a Sub-Servicer under the Amended and Restated Master Subservicing Agreement for Securitization Transactions, dated as of March 25, 1998, among Bank of America, N.A. (successor interest to NationsBank, N.A.) Bankers Mutual, (successor in interest to Bankers Mutual Mortgage Inc.), Berkshire Mortgage Finance Corporation, First Security Bank, N.A., L.J. Melody and Company of Texas, LP (successor in interest to L.J. Melody & Company), Midland Loan Services, Inc. (successor in interest to Midland Loan Services, L.P.), Berkshire Mortgage Finance Bethesda Limited Partnership (successor in interest to Patrician Financial Company) and Prudential Multifamily Mortgage Inc. (successor in interest to Washington Mortgage Financial Group. Ltd.), as supplemented by Sub-Servicer Addition Agreements, dated as of September 25, 1998, executed by ARCS Commercial Mortgage Co., L.P., a California Limited Partnership, and Bank of America, N.A. (successor in interest to Bank of America NT&SA), and a Sub-Servicer Addition Agreement dated as of May 30, 2001 by Collateral Mortgage Capital, LLC, and as made applicable to the securitization transaction contemplated by this Agreement by the related Confirmation, dated as of May 30, 2001, executed by the Sub-Servicers listed on Schedule III.

            As provided herein, the Trustee will elect that the Trust Fund, exclusive of the Class A-2F Regular Interest, the Swap Documents, the Floating Rate Account, the Excess Interest and the Excess Interest Distribution Account and the Loan REMIC Residual Interests, be treated for federal income tax purposes as twenty-five separate real estate mortgage investment conduits ("REMIC I", "REMIC II", "REMIC IIU", and "REMIC III" and the twenty-one "Loan REMICs" described herein respectively). The Class A-1, Class A-2, Class A-2F Regular Interest, Class B, Class C, Class D and Class X Certificates constitute "regular interests" in REMIC III, and the Class R-III Certificates constitute the sole Class of "residual interest" in REMIC III for purposes of the REMIC Provisions. The Class UA-1, Class UA-2 and Class UA-2F Uncertificated Interests constitute the sole Class of "regular interests" in REMIC IIU and the Class R-IIU Certificates constitute the sole class of "residual interest" in REMIC IIU for purposes of the REMIC Provisions. Class K, Class L, Class M, Class N, Class O and Class P Certificates and the Class MA-1, Class MA-2, Class MB, Class MC, Class MD, Class ME, Class MF, Class MG, Class MH, Class MJ and Class MX Uncertificated Interests constitute "regular interests" in REMIC II, and the Class R-II Certificates constitute the sole Class of "residual interest" in REMIC II for purposes of the REMIC Provisions. The Class LA-1, Class LA-2, Class LB, Class LC, Class LD, Class LE, Class LF, Class LG, Class LH, Class LJ, Class LK, Class LL, Class LM, Class LN, Class LO and Class LP Uncertificated Interests constitute "regular interests" in REMIC I and the Class R-I Certificates constitute the sole Class of "residual interests" in REMIC I for purposes of the REMIC Provisions. The Depositor intends that the twenty-one Loan REMIC Loans ( as defined herein) each be held as an asset of a single Loan REMIC (collectively, the "Loan REMICs"), that the Loan REMIC Regular Interests be held as assets of REMIC I, and that the Loan REMIC Residual Interests be held by the Trustee on behalf of the Holders of the Class R-I Certificates. The portion of the Trust Fund consisting of the (i) the Class A-2F Regular Interest and the Swap Documents, and all payments thereunder, (ii) the Floating Rate Account and all amounts held from time to time in the Floating Rate Account; (iii) Excess Interest, (iv) the Excess Interest Distribution Account and (v) the Loan REMIC Residual Interests shall be treated as a grantor trust (the "Grantor Trust") for federal income tax purposes. The Class V Certificates will represent beneficial interests in the portion of the Grantor Trust representing the Excess Interest and the Excess Interest Distribution Account for federal income tax purposes. The Class A-2F Certificates will represent beneficial interests in the portion of the Grantor Trust representing the Class A-2F Regular Interest, the Swap Documents and the Floating Rate Account for federal income tax purposes. The Class R-I Certificates will represent beneficial interests in the portion of the Grantor Trust representing the Loan REMIC Residual Interests for federal income tax purposes.

            The following table sets forth the designation, the Pass-Through Rate, and the Initial Class Principal Balance for each of the Classes of Regular Certificates as of the Sequel Closing Date:


                            Initial                   Initial Class
Designation            Pass-Through Rate            Principal Balance
-----------            -----------------            -----------------

Class A-1              6.0860% per annum               $161,603,149
Class A-2              6.5030% per annum               $527,811,659
Class A-2F               LIBOR + 0.36%                  $50,000,000
Class X                   Variable(2)                  $948,131,109(3)
Class B                6.6740% per annum                $35,576,642
Class C                6.7720% per annum                $21,345,985
Class D                6.8510% per annum                $18,974,209
Class E               6.9680% per annum(1)               $9,487,105
Class F               7.2240% per annum(1)               $9,487,105
Class G               7.3240% per annum(1)              $18,974,209
Class H               7.5070% per annum(1)              $14,230,657
Class J                6.1250% per annum                $13,281,946
Class K                6.1250% per annum                $23,480,584
Class L                6.1250% per annum                 $2,134,598
Class M                6.1250% per annum                 $5,538,842
Class N                6.1250% per annum                 $6,788,329
Class O                6.1250% per annum                 $5,883,218
Class P                6.1250% per annum                $23,532,872

---------------------------------

(1) Initial Pass-Through Rate. The Pass-Through Rate for the Class E, Class F, Class G and Class H Certificates for each Distribution Date shall not exceed the Weighted Average Adjusted Net Mortgage Rate for such Distribution Date.

(2)   Calculated in accordance with the definition of "Class X Pass-Through
      Rate".

(3) The Class X Certificates will not have a Class Principal Balance; rather, such Class of Certificates will accrue interest as provided herein on the Class X Notional Amount.

            The following table sets forth the designation, the initial Uncertificated Principal Balances and per annum rates of interest for the REMIC I Regular Interests as of the Sequel Closing Date:

     REMIC I                                      Initial
 Regular Interest       REMIC I               Uncertificated
   Designation      Remittance Rate          Principal Balance
   -----------      ---------------          -----------------

Class LA-1                (1)                 $154,074,751
Class LA-2                (1)                 $581,340,057
Class LB                  (1)                  $35,576,642
Class LC                  (1)                  $21,345,985
Class LD                  (1)                  $18,974,209
Class LE                  (1)                   $9,487,105
Class LF                  (1)                   $9,487,105
Class LG                  (1)                  $18,974,209
Class LH                  (1)                  $14,230,657
Class LJ                  (1)                  $13,281,946
Class LK                  (1)                  $23,480,584
Class LL                  (1)                   $2,134,598
Class LM                  (1)                   $5,538,842
Class LN                  (1)                   $6,788,329
Class LO                  (1)                   $5,883,218
Class LP                  (1)                  $23,532,872

---------------------------------

(1) The REMIC I Remittance Rate for each Class of REMIC I Regular Interests is the Weighted Average Adjusted Net Mortgage Rate.

            The following table sets forth the designation, the initial Uncertificated Principal Balance and per annum rates of interest for the REMIC II Uncertificated Regular Interests as of the Sequel Closing Date:

  REMIC II Uncertificated
     Regular Interest                REMIC II           Initial Uncertificated
        Designation              Remittance Rate           Principal Balance

        Class MA-1                     (1)                   $154,074,751

        Class MA-2                     (1)                   $581,340,057

         Class MB                      (1)                    $35,576,642

         Class MC                      (1)                    $21,345,985

         Class MD                      (1)                    $18,974,209

         Class ME                      (1)                    $9,487,105

         Class MF                      (1)                    $9,487,105

         Class MG                      (1)                    $18,974,209

         Class MH                      (1)                    $14,230,657

         Class MJ                      (1)                    $13,281,946

         Class MX                      (2)                        (3)

---------------------------------

(1) The REMIC II Remittance Rate for each Class of REMIC II Regular Interests (other than the Class MX Uncertificated Interest) is the Weighted Average Adjusted Net Mortgage Rate.

(2) The Pass-Through Rate for the Class MX Uncertificated Regular Interest is the Class MX Pass-Through Rate.

(3) The Class MX Uncertificated Regular Interest will not have an Uncertificated Principal Balance; rather such Class of REMIC II Uncertificated Regular Interests will receive interest as provided herein on the Class MX Notional Amount.

            The following table sets forth the designation, the initial Uncertificated Principal Balances and per annum rates of interest for the REMIC IIU Regular Interests as of the Sequel Closing Date:

REMIC IIU Regular Interest          REMIC IIU           Initial Uncertificated
        Designation              Remittance Rate           Principal Balance

        Class UA-1                     (1)                   $161,603,149

        Class UA-2                     (1)                   $527,811,659

        Class UA-2F                    (1)                    $50,000,000

---------------------------------

(1) The REMIC IIU Remittance Rate for each Class of REMIC IIU Regular Interests is the Weighted Average Adjusted Net Mortgage Rate.


            The following table sets forth the designation, the initial Class Principal Balance and per annum rate of interest for the REMIC III Uncertificated Regular Interest as of the Sequel Closing Date:

 REMIC III Uncertificated
     Regular Interest                Initial                 Initial Class
        Designation             Pass-Through Rate          Principal Balance

        Class A-2F                   6.5030%                  $50,000,000

---------------------------------

            The Class R-I, Class R-II, Class R-IIU and Class R-III Certificates will be Residual Certificates bearing no Pass-Through Rate and having no initial Certificate Principal Balances or notional amounts. Any Available Distribution Amount constituting assets of the Loan REMICs or remaining in the REMIC I Distribution Account after distributing the REMIC I Distribution Amount shall be distributed to the Holders of the Class R-I Certificates (but only to the extent of the Available Distribution Amount for such Distribution Date, if any, remaining in the Loan REMICs or the REMIC I Distribution Account, as applicable).

            In consideration of the mutual agreements herein contained, the Depositor, the Mortgage Loan Sellers, the Master Servicer, the Special Servicer, the Trustee and the REMIC Administrator agree as follows:

                                    ARTICLE I

        DEFINITIONS; CERTAIN CALCULATIONS IN RESPECT OF THE MORTGAGE POOL
                              AND THE CERTIFICATES

            SECTION 1.01 Defined Terms.

            Whenever used in this Agreement, including in the Preliminary Statement, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article.

            "30/360 Basis": As defined in clause (iii) of the definition of "Mortgage Loan Schedule".

            "Accrued Certificate Interest": With respect to any Class of Regular Certificates (other than the Class A-2F Certificates) and the Class A-2F Regular Interest, for any Distribution Date, one month's interest (calculated on the basis of a 360-day year consisting of twelve 30-day months) at the Pass-Through Rate applicable to such Class of Certificates for such Distribution Date, accrued on the related Class Principal Balance or Class Notional Amount, as the case may be, of such Class of Regular Certificates outstanding immediately prior to such Distribution Date. In the case of the Class A-2F Certificates, Accrued Certificate Interest shall be calculated on the basis of a 360-day year and the actual number of days in the Interest Accrual Period. For the avoidance of doubt, the Accrued Certificate Interest in respect of any Class of Regular Certificates for any Distribution Date shall be deemed to have accrued during the applicable Interest Accrual Period.

            "Actual/360 Basis": As defined in clause (iii) of the definition of "Mortgage Loan Schedule".

            "Additional Trust Fund Expense": Any expense incurred or shortfall experienced with respect to the Trust Fund and not otherwise included in the calculation of a Realized Loss, that would result in the Regular
Certificateholders receiving less than the full amount of principal and/or interest to which they are entitled on any Distribution Date.

            "Adjusted Net Mortgage Rate": With respect to any Mortgage Loan or REO Loan, for any Distribution Date, the annualized rate at which interest would have to accrue thereon on a 30/360 Basis during the most recently ended calendar month in order to produce the actual amount of interest accrued (or, if such Mortgage Loan or REO Loan, as the case may be, is prepaid, in whole or in part, or otherwise liquidated during such calendar month, that otherwise would have accrued) in respect of such Mortgage Loan or REO Loan, as the case may be, at the related Net Mortgage Rate in effect for such Mortgage Loan or REO Loan during such calendar month (or, in the case of an ARD Loan after its Anticipated Repayment Date, if such rate is less, the related Net Mortgage Rate in effect for such Mortgage Loan immediately prior to its Anticipated Repayment Date). Such rate shall be calculated by multiplying (i) the Net Mortgage Rate by (ii) the actual number of days of accrued interest for the related period for such Mortgage Loan, divided by 30; provided, however, that the months of December (other than the month of December in a year preceding a leap year), January and February shall be treated as having 30 days. In the case of the Loan REMIC Loans, "Mortgage Loan" shall refer to the related Loan REMIC Regular Interests for purposes of this definition.

            "Administrative Fee Rate": With respect to each Mortgage Loan and REO Loan, as specified in the Mortgage Loan Schedule, being the sum of the related Master Servicing Fee Rate and the Trustee Fee Rate.

            "Advance": Any P&I Advance or Servicing Advance.

            "Advance Interest": Interest accrued on any Advance at the Reimbursement Rate and payable to the Master Servicer (or any Sub-Servicer), the Special Servicer or the Trustee, as the case may be, all in accordance with
Section 3.11(f) or Section 4.03(d), as applicable.

            "Adverse REMIC Event": With respect to each of the Loan REMICs, REMIC I, REMIC II, REMIC IIU and REMIC III, either (i) the endangerment of the status of such REMIC as a REMIC or (ii), except as permitted by Section 3.17(a), the imposition of a tax upon such REMIC or any of its assets or transactions (including, without limitation, the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on certain contributions set forth in
Section 860G(d) of the Code).

            "Affiliate": With respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms "controlling" and "controlled" have the meanings correlative to the foregoing.

            "Agreement": This Pooling and Servicing Agreement, together with all amendments hereof and supplements hereto.

            "Anticipated Repayment Date": With respect to any ARD Loan, the date specified on the related Mortgage Note, as of which Excess Interest shall begin to accrue on such Mortgage Loan, which date is prior to the Stated Maturity Date for such Mortgage Loan.

            "Applicable State Law": For purposes of Article X, the Applicable State Law shall be (a) the laws of the State of New York, (b) the laws of the states in which the Corporate Trust Office of the Trustee and the Primary Servicing Offices of the Master Servicer and the Special Servicer are located,
(c) the laws of the states in which any Mortgage Loan documents are held and/or any REO Properties are located, (d) such other state and local law whose applicability shall have been brought to the attention of the REMIC Administrator by either (i) an Opinion of Counsel delivered to it or (ii) written notice from the appropriate taxing authority as to the applicability of such state law, and (e) such other state or local law as to which the REMIC Administrator has actual knowledge of applicability.

            "Appraisal": With respect to any Mortgaged Property or REO Property as to which an appraisal is required to be performed pursuant to the terms of this Agreement, a narrative appraisal complying with USPAP (or, in the case of Mortgage Loans and REO Loans with a Stated Principal Balance as of the date of such appraisal of $2,000,000 or less, a limited appraisal and a summary report) that indicates the "market value" of the subject property, as defined in 12 C.F.R. ss.225.62(g), and is conducted by a Qualified Appraiser (or by the Special Servicer, in the case of a limited appraisal and summary report with respect to a Mortgage Loan or an REO Loan with a Stated Principal Balance as of the date of such appraisal of $2,000,000 or less).

            "Appraisal Reduction Amount": With respect to any Required Appraisal Loan, an amount (calculated as of (i) the Determination Date immediately following the later of (a) the date on which the most recent Appraisal that meets the requirements of Section 3.19(b) in respect of such Required Appraisal Loan was obtained by the Master Servicer or the Special Servicer, as the case may be, and (b) the earliest of the relevant dates in respect of such Required Appraisal Loan specified in the first sentence of Section 3.19(b) hereof, and
(ii) as of each Determination Date following each anniversary of such Required Appraisal Loan's becoming a Required Appraisal Loan thereafter) equal to the excess, if any, of (x) the sum of (i) the Stated Principal Balance of such Required Appraisal Loan, (ii) to the extent not previously advanced by or on behalf of the Master Servicer or the Trustee, all accrued and unpaid interest (excluding, in the case of an ARD Loan after its Anticipated Repayment Date, Excess Interest) on such Required Appraisal Loan through the most recent Due Date prior to such Determination Date at a per annum rate equal to the sum of the related Net Mortgage Rate and the Trustee Fee Rate, (iii) all accrued but unpaid Master Servicing Fees and Special Servicing Fees in respect of such Required Appraisal Loan, (iv) all related unreimbursed Advances made by or on behalf of the Master Servicer, the Special Servicer or the Trustee in respect of such Required Appraisal Loan, together with all unpaid Advance Interest accrued on such Advances, and (v) all currently due but unpaid real estate taxes and assessments, insurance premiums and, if applicable, ground rents in respect of the related Mortgaged Property or REO Property (net of any Escrow Payments or other reserves held by the Master Servicer or the Special Servicer with respect to any such item and net of any reserves for debt service coverage, capital expenditures and replacement reserves), over (y) 90% of an amount equal to (i) the Appraised Value of the related Mortgaged Property or REO Property, as applicable, as determined by the most recent relevant Appraisal acceptable for purposes of Section 3.19(b) hereof, net of (ii) the amount of any liens on such property (other than in respect of items described in clause (v) above) that are prior to the lien of the Required Appraisal Loan. Notwithstanding the foregoing, if an Appraisal is required to be obtained pursuant to Section 3.19(b) but has not been received within the time period contemplated by such section, then until the date such Appraisal is obtained the "Appraisal Reduction Amount" for the subject Required Appraisal Loan will be deemed to equal 25% of the Stated Principal Balance of such Required Appraisal Loan; provided that upon receipt of an Appraisal acceptable for purposes of Section 3.19(b) hereof, the Appraisal Reduction Amount for such Required Appraisal Loan will be recalculated in accordance with the preceding sentence.

            "Appraised Value": As of any date of determination, the appraised value of a Mortgaged Property based upon the most recent Appraisal obtained pursuant to this Agreement.

            "ARD Application Priority": Interest received in respect of an ARD Loan shall be applied as follows: first, to the payment of all interest due but not yet paid at the interest rate in effect immediately prior to the Anticipated Repayment Date; second, to the payment of interest due but not yet paid at the Excess Interest Rate, third; to the payment of Default Interest, if any, due in respect of the amount described in priority first; and fourth to the payment of Default Interest, if any, due in respect of the amount described in priority second.

            "ARD Loan": Any Mortgage Loan identified on the Mortgage Schedule as such pursuant to clause (xviii) under the definition of Mortgage Loan Schedule.

            "Asset Disposition Method": As defined in Section 3.18.

            "Asset Status Report": As defined in Section 3.21(d).

            "Assignment Documents": With respect to any Mortgage Loan, any of the following:

               (i) the documents identified in clause (iii) of the definition of Mortgage File, together with any intervening assignments from the originator to the most recent assignee prior to the Trustee;

               (ii) the documents identified in clause (v) of the definition of Mortgage File, together with any intervening assignments from the originator to the most recent assignee prior to the Trustee;

               (iii) any UCC-2 or UCC-3 filing identified in clause (xi) of the definition of Mortgage File, including any intervening UCC-2 or UCC-3 from each assignee of record prior to the Trustee; or

               (iv) an original assignment of any related Security Agreement (if such item is a document separate from the related Mortgage) executed by the most recent assignee of record thereof prior to the Trustee or, if none, by the originator, in favor of the Trustee (in such capacity), together with any collateral therefor (including without limitation securities) in the Mortgage Loan Sellers' possession, which assignment may be included as part of the corresponding assignment of the related Mortgage referred to in clause (iii) of the definition of Mortgage File.

            "Assignment of Leases": With respect to any Mortgaged Property, any assignment of leases, rents and profits or similar document or instrument executed by the Mortgagor, assigning to the mortgagee all of the income, rents and profits derived from the ownership, operation, leasing or disposition of all or a portion of such Mortgaged Property, in the form which was duly executed, acknowledged and delivered, as amended, modified, renewed or extended through the date hereof and from time to time hereafter.

            "Assumed Monthly Payment": With respect to any Balloon Mortgage Loan for its Stated Maturity Date (provided that such Mortgage Loan has not been paid in full, and no other Liquidation Event has occurred in respect thereof, on or before the end of the Collection Period in which such Stated Maturity Date occurs) and for any subsequent Due Date therefor as of which such Mortgage Loan remains outstanding and part of the Trust Fund, if no Monthly Payment (other than a delinquent Balloon Payment) is due for such Due Date, the scheduled monthly payment of principal and/or interest deemed to be due in respect thereof on such Due Date equal to the amount that would have been due in respect of such Mortgage Loan on such Due Date if it had been required to continue to accrue interest (exclusive, in the case of an ARD Loan after its Anticipated Repayment Date, of Excess Interest) in accordance with its terms, and to pay principal in accordance with the amortization schedule (if any), in effect immediately prior to, and without regard to the occurrence of, its most recent scheduled maturity date (as such terms and amortization schedule may have been modified, and such maturity date may have been extended, in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, waiver or amendment of such Mortgage Loan granted or agreed to by the Master Servicer or Special Servicer pursuant to Section 3.20). With respect to any REO Loan, for any Due Date therefor as of which the related REO Property remains part of the Trust Fund, the scheduled monthly payment of principal and/or interest deemed to be due in respect thereof on such Due Date equal to the Monthly Payment that was due (or, in the case of a Balloon Mortgage Loan described in the preceding sentence of this definition, the Assumed Monthly Payment that was deemed due) in respect of the related Mortgage Loan on the last Due Date prior to its becoming an REO Loan.

            "Available Distribution Amount": With respect to any Distribution Date, an amount equal to (a) the balance on deposit in the Distribution Account as of 11:30 a.m. (New York City time) on such Distribution Date (or such later time on such date as of which distributions are made on the Certificates), including, without limitation, if and to the extent on deposit therein as of such time, the Master Servicer Remittance Amount for the related Master Servicer Remittance Date, any P&I Advances made by the Master Servicer or the Trustee to cover uncollected Monthly Payments due and/or Assumed Monthly Payments deemed due during the related Collection Period, any payments made by the Master Servicer to cover Prepayment Interest Shortfalls incurred during the related Collection Period, and for the Distribution Date occurring in each March, the related Withheld Amounts remitted to the Distribution Account pursuant to
Section 4.05, net of (b) any portion of the amounts described in clause (a) of this definition that represents one or more of the following: (i) collected Monthly Payments that are due on a Due Date following the end of the related Collection Period, (ii) any payments of principal (including, without limitation, Principal Prepayments) and interest, Liquidation Proceeds and Insurance Proceeds received after the end of the related Collection Period,
(iii) Prepayment Premiums, (iv) Excess Interest, (v) any amounts payable or reimbursable to any Person from the Distribution Account pursuant to any of clauses (ii) through (vi) of Section 3.05(b), (vi) any amounts deposited in the Distribution Account in error, (vii) any amounts payable or reimbursable to any Person from the Certificate Account pursuant to clauses (ii) through (xvii) of
Section 3.05(a), and (viii) with respect to each Mortgage Loan which accrues interest on an Actual/360 Basis and any Distribution Date relating to the one month period preceding the Distribution Date in each February (and in any January of a year which is not a leap year), an amount equal to the related Withheld Amount pursuant to Section 4.05; provided that the Available Distribution Amount for the Final Distribution Date shall be calculated without regard to clauses (b)(i), (b)(ii) and (b)(vii) of this definition.

            "BACM": Banc of America Commercial Mortgage Inc., or its successor in interest.

            "Balloon Mortgage Loan": Any Mortgage Loan that by its original terms or by virtue of any modification entered into as of the Closing Date provides for an amortization schedule extending beyond its Stated Maturity Date and as to which, in accordance with such terms, the Monthly Payment due on its Stated Maturity Date is at least two times larger than the Monthly Payment due on the Due Date next preceding its Stated Maturity Date.

            "Balloon Payment": With respect to any Balloon Mortgage Loan as of any date of determination, the Monthly Payment payable on the Stated Maturity Date of such Mortgage Loan.

            "Bank": As defined in Section 2.08.

            "Bank of America": Bank of America, N.A., or its successor in interest.

            "Bank of America Mortgage Loan": Any of the BOA Originated Mortgage Loans and the BOA-Bridger Mortgage Loans. Bank of America Mortgage Loans are identified as such on the Mortgage Loan Schedule under the heading "Loan Seller".

            "Bank of America/BACM Mortgage Loan Purchase and Sale Agreement":
The Mortgage Loan Purchase and Sale Agreement, dated as of May 30, 2001, between Bank of America, and the Depositor.

            "Bank of America Sub-Servicer": Any one of those Sub-Servicers listed on Schedule II attached hereto.

            "Bankruptcy Code": The federal Bankruptcy Code, as amended from time to time (Title 11 of the United States Code).

            "Base Interest Fraction" As defined in Section 4.01(c)

            "Base Prospectus": That certain prospectus dated June 12, 2001 relating to trust funds established by the Depositor and publicly offered mortgage pass-through certificates evidencing interests therein.

            "BCRF": Bridger Commercial Realty Finance LLC, a Missouri limited liability company.

            "BCRF/BACM Mortgage Loan Purchase and Sale Agreement": The Mortgage Loan Purchase Agreement, dated as of May 30, 2001, between BCRF and the Depositor.

            "Book-Entry Certificate": Any Certificate registered in the name of the Depository or its nominee.

            "Bridger Mortgage Loan": Any of the Mortgage Loans acquired by BACM pursuant to the BCRF/BACM Mortgage Loan Purchase and Sale Agreement. The Bridger Mortgage Loans are identified as such on the Mortgage Loan Schedule under the heading "Mortgage Loan Seller".

            "BOA-Bridger Mortgage Loan": Any Mortgage Loan purchased by Bank of America from Bridger Commercial Funding LLC under a mortgage loan purchase agreement, dated as of February 5, 2001.

            "BOA Originated Mortgage Loan": Any Mortgage Loan originated by Bank of America, its conduit participants, or acquired by Bank of America from a third-party originator other than Bridger Commercial Funding LLC.

            "Business Day": Except with respect to the computation of LIBOR, any day other than a Saturday, a Sunday or a day on which banking institutions in New York, Minnesota, Pennsylvania and Florida and the jurisdictions in which the Primary Servicing Offices of the Master Servicer and Special Servicer and the Corporate Trust Office of the Trustee are located, are authorized or obligated by law or executive order to remain closed. With respect to the computation of LIBOR, any day other than a day on which banking institutions in London, England, New York, New York and Columbia, Maryland are authorized by law to remain closed.

            "CERCLA": The Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

            "Certificate": Any one of the Depositor's Commercial Mortgage Pass-Through Certificates, Series 2001-1 as executed by the Trustee and authenticated and delivered hereunder by the Certificate Registrar.

            "Certificate Account": The segregated account or accounts created and maintained by the Master Servicer pursuant to Section 3.04(a) on behalf of the Trustee in trust for Certificateholders, which shall be entitled "GMAC Commercial Mortgage Corporation, as Master Servicer, in trust for the registered holders of Banc of America Commercial Mortgage Inc., Commercial Mortgage Pass-Through Certificates, Series 2001-1, Certificate Account".

            "Certificate Factor": With respect to any Class of Regular Certificates, as of any date of determination, a fraction, expressed as a decimal carried to eight places, the numerator of which is the then related Class Principal Balance or Class Notional Amount, as the case may be, and the denominator of which is the related Initial Class Principal Balance or Initial Class Notional Amount, as the case may be.

            "Certificate Notional Amount": With respect to any Class X Certificate, the hypothetical or notional principal amount on which such Certificate accrues interest, which, as of any date of determination, is equal to the product of (a) the Percentage Interest evidenced by such Certificate, multiplied by (b) the then Class X Notional Amount.

            "Certificate Owner": With respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Certificate as reflected on the books of the Depository or on the books of a Depository Participant or on the books of an indirect participating brokerage firm for which a Depository Participant acts as agent.

            "Certificate Principal Balance": With respect to any Sequential Pay Certificate, as of any date of determination, the then outstanding principal amount of such Certificate equal to the product of (a) the Percentage Interest evidenced by such Certificate, multiplied by (b) the then Class Principal Balance of the Class of Certificates to which such Certificate belongs.

            "Certificate Register" and "Certificate Registrar": The register maintained and the registrar appointed pursuant to Section 5.02.

            "Certificateholder" or "Holder": The Person in whose name a Certificate is registered in the Certificate Register; provided that solely for the purposes of giving any consent, approval or waiver pursuant to this Agreement, any Certificate registered in the name of the Depositor, the Mortgage Loan Sellers, the Master Servicer, the Special Servicer, the REMIC Administrator or the Trustee or any Affiliate of any of them shall be deemed not to be outstanding, and the Voting Rights to which any of them is entitled shall not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent, approval or waiver has been obtained, except as otherwise provided in Sections 7.04 and 11.01 or except in connection with the Controlling Class exercising its rights under Section 3.23, or unless such Persons collectively own an entire Class of Certificates and only the Holders of such Class of Certificates are entitled to grant such consent, approval or waiver. The Certificate Registrar shall be entitled to request and rely upon a certificate of the Depositor, the Mortgage Loan Sellers, the Master Servicer, the Special Servicer or, if other than the Trustee, the REMIC Administrator, as the case may be, in determining whether or not a Certificate is registered in the name of an Affiliate of such Person. All references herein to "Holders" or "Certificateholders" shall reflect the rights of Certificate Owners as they may indirectly exercise such rights through the Depository and the Depository Participants, except as otherwise specified herein; provided, however, that the parties hereto shall be required to recognize as a "Holder" or "Certificateholder" only the Person in whose name a Certificate is registered in the Certificate Register.

            "Class": Collectively, all of the Certificates, REMIC I Regular Interests, REMIC II Uncertificated Regular Interests, REMIC IIU Regular Interests or REMIC III Uncertificated Regular Interest bearing the same alphabetical and, if applicable, numerical Class designation.

            "Class A Certificate": Any one of the Class A-1, Class A-2 or Class A-2F Certificates.

            "Class A-1 Certificate": Any one of the Certificates with a "Class A-1" designation on the face thereof, substantially in the form of Exhibit A-1 attached hereto, and evidencing a "regular interest" in REMIC III for purposes of the REMIC Provisions.

            "Class A-1 Pass-Through Rate": A per annum rate equal to 6.0860%.

            "Class A-2 Certificate": Any one of the Certificates with a "Class A-2" designation on the face thereof, substantially in the form of Exhibit A-2 attached hereto, and evidencing a "regular interest" in REMIC III for purposes of the REMIC Provisions.

            "Class A-2 Pass-Through Rate": A per annum rate equal to 6.5030%.

            "Class A-2F Available Funds": In respect of each Distribution Date,
(i) the sum of all previously undistributed payments or other receipts on account of principal and interest (net of any amounts payable to the Swap Counterparty under the Swap Documents) on or in respect of the Class A-2F Regular Interest received by the Trustee after the Cut-off Date and on or prior to such Distribution Date and (ii) the sum of all amounts received from the Swap Counterparty pursuant to the Swap Documents, but excluding the following: (a) all amounts of Prepayment Premiums (to the extent the Swap Counterparty is entitled to such amounts pursuant to Section 4.01(c)(iv)), and (b) all amounts required to be paid to the Swap Counterparty pursuant to the Swap Documents.

            "Class A-2F Certificate": Any one of the Certificates with a "Class A-2F" designation on the face thereof, substantially in the form of Exhibit A-3 attached hereto, and evidencing an interest in the Grantor Trust as described in
Section 4.01(k).

            "Class A-2F Interest Distribution Amount": In respect of any Distribution Date, the sum of (i) the aggregate amount of interest received by the Trustee from the Swap Counterparty pursuant to the terms of the Swap Documents and (ii) amounts in respect of interest received on the Class A-2F Regular Interest not required to be paid to the Swap Counterparty. With respect to any Distribution Date, if the Swap Counterparty defaults on its obligation to pay such interest to the Trustee, or if a Swap Default occurs, the Class A-2F Interest Distribution Amount for such Distribution Date will equal the applicable Fixed Interest Distribution.

            "Class A-2F Principal Distribution Amount": In respect of any Distribution Date, an amount equal to the aggregate amount of the principal payments made on the Class A-2F Regular Interest on such Payment Date.

            "Class A-2F Regular Interest": The uncertificated interest designated as a "regular interest" in REMIC III, which shall consist of an interest having a Class Principal Balance equal to the Class Principal Balance of the Class A-2F Certificates, and which has a Pass-Through Rate equal to the per annum rate of 6.5030% in respect of each Distribution Date.

            "Class B Certificate": Any one of the Certificates with a "Class B" designation on the face thereof, substantially in the form of Exhibit A-5 attached hereto, and evidencing a "regular interest" in REMIC III for purposes of the REMIC Provisions.

            "Class B Pass-Through Rate": A per annum rate equal to 6.6740%.

            "Class C Certificate": Any one of the Certificates with a "Class C" designation on the face thereof, substantially in the form of Exhibit A-6 attached hereto, and evidencing a "regular interest" in REMIC III for purposes of the REMIC Provisions.

            "Class C Pass-Through Rate": A per annum rate equal to 6.7720%.

            "Class D Certificate": Any one of the Certificates with a "Class D" designation on the face thereof, substantially in the form of Exhibit A-7 attached hereto, and evidencing a "regular interest" in REMIC III for purposes of the REMIC Provisions.

            "Class D Pass-Through Rate": A per annum rate equal to 6.8560%.

            "Class E Certificate": Any one of the Certificates with a "Class E" designation on the face thereof, substantially in the form of Exhibit A-8 attached hereto, and evidencing a "regular interest" in REMIC III for purposes of the REMIC Provisions.

            "Class E Pass-Through Rate": A per annum rate equal to 6.9680%; provided however, that the Class E Pass-Through Rate shall not exceed the Weighted Average Adjusted Net Mortgage Rate for the related Distribution Date.

            "Class F Certificate": Any one of the Certificates with a "Class F" designation on the face thereof, substantially in the form of Exhibit A-9 attached hereto, and evidencing a "regular interest" in REMIC III for purposes of the REMIC Provisions.

            "Class F Pass-Through Rate": A per annum rate equal to 7.2240%; provided however, that the Class F Pass-Through Rate shall not exceed the Weighted Average Adjusted Net Mortgage Rate for the related Distribution Date.

            "Class G Certificate": Any one of the Certificates with a "Class G" designation on the face thereof, substantially in the form of Exhibit A-10 attached hereto, and evidencing a "regular interest" in REMIC III for purposes of the REMIC Provisions.

            "Class G Pass-Through Rate": A per annum rate equal to 7.3240%; provided however, that the Class G Pass-Through Rate shall not exceed the Weighted Average Adjusted Net Mortgage Rate for the related Distribution Date.

            "Class H Certificate": Any one of the Certificates with a "Class H" designation on the face thereof, substantially in the form of Exhibit A-11 attached hereto, and evidencing a "regular interest" in REMIC III for purposes of the REMIC Provisions.

            "Class H Pass-Through Rate": A per annum rate equal to 7.5070%; provided however, that the Class H Pass-Through Rate shall not exceed the Weighted Average Adjusted Net Mortgage Rate for the related Distribution Date.

            "Class J Certificate": Any one of the Certificates with a "Class J" designation on the face thereof, substantially in the form of Exhibit A-12 attached hereto, and evidencing a "regular interest" in REMIC III for purposes of the REMIC Provisions.

            "Class J Pass-Through Rate": A per annum rate equal to 6.1250%.

            "Class K Certificate": Any one of the Certificates with a "Class K" designation on the face thereof, substantially in the form of Exhibit A-13 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

            "Class K Component": With respect to the Class MX Uncertificated Interest, at any date of determination, that portion of the Class MX Notional Amount equal to the Uncertificated Principal Balance of the Class LK Uncertificated Interest which corresponds to the Certificate Balance of the Class K Certificates.

            "Class K Component Pass-Through Rate": A per annum rate equal to the Weighted Average Adjusted Net Mortgage Rate for the related Distribution Date minus the Class K Pass-Through Rate.

            "Class K Pass-Through Rate": A per annum rate equal to 6.1250%.

            "Class L Certificate": Any one of the Certificates with a "Class L" designation on the face thereof, substantially in the form of Exhibit A-14 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

            "Class L Component": With respect to the Class MX Uncertificated Interest, at any date of determination, that portion of the Class MX Notional Amount equal to the Uncertificated Principal Balance of the Class LL Uncertificated Interest which corresponds to the Certificate Principal of the Class L Certificates.

            "Class L Component Pass-Through Rate": A per annum rate equal to the Weighted Average Adjusted Net Mortgage Rate for the related Distribution Date minus the Class L Pass-Through Rate.

            "Class L Pass-Through Rate": A per annum rate equal to 6.1250%.

            "Class LA-1 Uncertificated Interest": A regular interest in REMIC I which is held as an asset of REMIC II and having the initial Uncertificated Principal Balance and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-2 Uncertificated Interest": A regular interest in REMIC I which is held as an asset of REMIC II and having the initial Uncertificated Principal Balance and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LB Uncertificated Interest": A regular interest in REMIC I which is held as an asset of REMIC II and having the initial Uncertificated Principal Balance and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LC Uncertificated Interest": A regular interest in REMIC I which is held as an asset of REMIC II and having the initial Uncertificated Principal Balance and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LD Uncertificated Interest": A regular interest in REMIC I which is held as an asset of REMIC II and having the initial Uncertificated Principal Balance and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LE Uncertificated Interest": A regular interest in REMIC I which is held as an asset of REMIC II and having the initial Uncertificated Principal Balance and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LF Uncertificated Interest": A regular interest in REMIC I which is held as an asset of REMIC II and having the initial Uncertificated Principal Balance and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LG Uncertificated Interest": A regular interest in REMIC I which is held as an asset of REMIC II and having the initial Uncertificated Principal Balance and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LH Uncertificated Interest": A regular interest in REMIC I which is held as an asset of REMIC II and having the initial Uncertificated Principal Balance and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LJ Uncertificated Interest": A regular interest in REMIC I which is held as an asset of REMIC II and having the initial Uncertificated Principal Balance and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LK Uncertificated Interest": A regular interest in REMIC I which is held as an asset of REMIC II and having the initial Uncertificated Principal Balance and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LL Uncertificated Interest": A regular interest in REMIC I which is held as an asset of REMIC II and having the initial Uncertificated Principal Balance and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LM Uncertificated Interest": A regular interest in REMIC I which is held as an asset of REMIC II and having the initial Uncertificated Principal Balance and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LN Uncertificated Interest": A regular interest in REMIC I which is held as an asset of REMIC II and having the initial Uncertificated Principal Balance and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LO Uncertificated Interest": A regular interest in REMIC I which is held as an asset of REMIC II and having the initial Uncertificated Principal Balance and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LP Uncertificated Interest": A regular interest in REMIC I which is held as an asset of REMIC II and having the initial Uncertificated Principal Balance and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class M Certificate": Any one of the Certificates with a "Class M" designation on the face thereof, substantially in the form of Exhibit A-15 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

            "Class M Component": With respect to the Class MX Uncertificated Interest, at any date of determination, that portion of the Class MX Notional Amount equal to the Uncertificated Principal Balance of the Class LM Uncertificated Interest which corresponds to the Certificate Balance of the Class M Certificates.

            "Class M Component Pass-Through Rate": A per annum rate equal to the Weighted Average Adjusted Net Mortgage Rate for the related Distribution Date minus the Class M Pass-Through Rate.

            "Class M Pass-Through Rate": A per annum rate equal to 6.1250%.

            "Class MA-1 Uncertificated Interest": A regular interest in REMIC II which is held as an asset of REMIC IIU and having the initial Uncertificated Principal Balance and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class MA-2 Uncertificated Interest": A regular interest in REMIC II which is held as an asset of REMIC IIU and having the initial Uncertificated Principal Balance and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class MB Component": That portion of the Class X Notional Amount equal to the Uncertificated Principal Balance of the Class MB Uncertificated Interest.

            "Class MB Component Pass-Through Rate": A per annum rate equal to the Weighted Average Adjusted Net Mortgage Rate minus the Class B Pass-Through Rate.

            "Class MB Uncertificated Interest": A regular interest in REMIC II which is held as an asset of REMIC III and having the initial Uncertificated Principal Balance and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class MC Component": That portion of Class X Notional Amount equal to the Uncertificated Principal Balance of the Class MC Uncertificated Interest.

            "Class MC Component Pass-Through Rate": A per annum rate equal to the Weighted Average Adjusted Net Mortgage Rate minus the Class C Pass-Through Rate.

            "Class MC Uncertificated Interest": A regular interest in REMIC II which is held as an asset of REMIC III and having the initial Uncertificated Principal Balance and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class MD Component": That portion of Class X Notional Amount equal to the Uncertificated Principal Balance of the Class MD Uncertificated Interest.

            "Class MD Component Pass-Through Rate": A per annum rate equal to the Weighted Average Adjusted Net Mortgage Rate minus the Class D Pass-Through Rate.

            "Class MD Uncertificated Interest": A regular interest in REMIC II which is held as an asset of REMIC III and having the initial Uncertificated Principal Balance and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class ME Component": That portion of the Class X Notional Amount equal to the Uncertificated Principal Balance of the Class ME Uncertificated Interest.

            "Class ME Component Pass-Through Rate": A per annum rate equal to the Weighted Average Adjusted Net Mortgage Rate minus the Class E Pass-Through Rate.

            "Class ME Uncertificated Interest": A regular interest in REMIC II which is held as an asset of REMIC III and having the initial Uncertificated Principal Balance and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class MF Component": That portion of the Class X Notional Amount equal to the Uncertificated Principal Balance of the Class MF Uncertificated Interest.

            "Class MF Component Pass-Through Rate": A per annum rate equal to the Weighted Average Adjusted Net Mortgage Rate minus the Class F Pass-Through Rate.

            "Class MF Uncertificated Interest": A regular interest in REMIC II which is held as an asset of REMIC III and having the initial Uncertificated Principal Balance and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class MG Component": That portion of the Class X Notional Amount equal to the Uncertificated Principal Balance of the Class MG Uncertificated Interest.

            "Class MG Component Pass-Through Rate": A per annum rate equal to the Weighted Average Adjusted Net Mortgage Rate minus the Class G Pass-Through Rate.

            "Class MG Uncertificated Interest": A regular interest in REMIC II which is held as an asset of REMIC III and having the initial Uncertificated Principal Balance and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class MH Component": That portion of the Class X Notional amount equal to the Uncertificated Principal Balance of the Class MH Uncertificated Interest.

            "Class MH Component Pass-Through Rate": A per annum rate equal to the Weighted Average Adjusted Net Mortgage Rate minus the Class H Pass-Through Rate.

            "Class MH Uncertificated Interest": A regular interest in REMIC II which is held as an asset of REMIC III and having the initial Uncertificated Principal Balance and per annum rate of interest set forth in the Preliminary Statement hereto.

             "Class MJ Component": That portion of the Class X Notional Amount equal to the Uncertificated Principal Balance of the Class MJ Uncertificated Interest.

            "Class MJ Component Pass-Through Rate": A per annum rate equal to the Weighted Average Adjusted Net Mortgage Rate minus the Class J Pass-Through Rate.

            "Class MJ Uncertificated Interest": A regular interest in REMIC II which is held as an asset of REMIC III and having the initial Uncertificated Principal Balance and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class MX Component": That portion of the Class X Notional Amount equal to the Class MX Notional Amount.

            "Class MX Notional Amount": The aggregate hypothetical or notional principal amount on which the Class MX Uncertificated Interest collectively accrues interest, which amount is equal to the aggregate of the Uncertificated Principal Balances of the Class LK, Class LM, Class LN, Class LO and Class LP Uncertificated Interests which correspond to the Certificate Principal Balances of the Class K, Class L, Class M, Class N, Class O and Class P Certificates as of the preceding Distribution Date (after giving effect to the distributions of principal on such Distribution Date).

            "Class MX Pass-Through Rate": With respect to any Distribution Date, a rate per annum, rounded to eight decimal places, equal to the weighted average of the Component Pass-Through Rates on the Class K Component, the Class L Component, the Class M Component, the Class N Component, the Class O Component and Class P Component, weighted on the basis of their respective portions of the Class MX Notional Amount.

            "Class MX Uncertificated Interest": A regular interest in REMIC II which is held as an asset of REMIC III and having an initial Class Notional Amount equal to the Class MX Notional Amount and per annum rate of interest equal to the Class MX Pass-Through Rate.

            "Class N Certificate": Any one of the Certificates with a "Class N" designation on the face thereof, substantially in the form of Exhibit A-16 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

            "Class N Component": With respect to the Class MX Uncertificated Interest, at any date of determination, that portion of the Class MX Notional Amount equal to the Uncertificated Principal Balance of the Class LN Uncertificated Interest which corresponds to the Certificate Balance of the Class N Certificates.

            "Class N Component Pass-Through Rate": A per annum rate equal to the Weighted Average Adjusted Net Mortgage Rate for the related Distribution Date minus the Class N Pass-Through Rate.

            "Class N Pass-Through Rate": A per annum rate equal to 6.1250%.

            "Class O Certificate": Any one of the Certificates with a "Class O" designation on the face thereof, substantially in the form of Exhibit A-17 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

            "Class O Component": With respect to the Class MX Uncertificated Interest, at any date of determination, that portion of the Class MX Notional Amount equal to the Uncertificated Principal Balance of the Class LO Uncertificated Interest which corresponds to the Certificate Balance of the Class O Certificates.

            "Class O Component Pass-Through Rate": A per annum rate equal to the Weighted Average Adjusted Net Mortgage Rate for the related Distribution Date minus the Class O Pass-Through Rate.

            "Class O Pass-Through Rate": A per annum rate equal to 6.1250%.

            "Class P Certificate": Any one of the Certificates with a "Class P" designation on the face thereof, substantially in the form of Exhibit A-18 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

            "Class P Component": With respect to the Class MX Uncertificated Interest, at any date of determination, that portion of the Class MX Notional Amount equal to the Uncertificated Principal Balance of the Class LP Uncertificated Interest which corresponds to the Certificate Balance of the Class P Certificates.

            "Class P Component Pass-Through Rate": A per annum rate equal to the Weighted Average Adjusted Net Mortgage Rate for the related Distribution Date minus the Class P Pass-Through Rate.

            "Class P Pass-Through Rate": A per annum rate equal to 6.1250%.

            "Class Notional Amount": The Class MX Notional Amount or the Class X Notional Amount.

            "Class Principal Balance": The aggregate principal amount of any Class of Sequential Pay Certificates outstanding as of any date of determination. As of the Closing Date, the Class Principal Balance of each such Class of Certificates shall equal the Initial Class Principal Balance thereof. On each Distribution Date, the Class Principal Balance of each Class of the Sequential Pay Certificates shall be permanently reduced by the amount of any distributions of principal made thereon on such Distribution Date pursuant to
Section 4.01(b) and, if and to the extent appropriate, shall be further permanently reduced on such Distribution Date as provided in Section 4.04.

            "Class R-I Certificate": Any one of the Certificates with a "Class R-I" designation on the face thereof, substantially in the form of Exhibit A-18 attached hereto, and evidencing the sole Class of "residual interest" in REMIC I and in each of the Loan REMIC Residual Interests for purposes of the REMIC Provisions.

            "Class R-II Certificate": Any one of the Certificates with a "Class R-II" designation on the face thereof, substantially in the form of Exhibit A-19 attached hereto, and evidencing the sole Class of "residual interest" in REMIC II for purposes of the REMIC Provisions.

            "Class R-IIU Certificate": Any one of the Certificates with a "Class R-IIU" designation on the face thereof, substantially in the form of Exhibit A-22 attached hereto, and evidencing the sole Class of "residual interest" in REMIC IIU for purposes of the REMIC Provisions.

            "Class R-III Certificate": Any one of the Certificates with a "Class R-III" designation on the face thereof, substantially in the form of Exhibit A-23 attached hereto, and evidencing the sole Class of "residual interest" in REMIC III for purposes of the REMIC Provisions.

            "Class UA-1 Component": That portion of the Class X Notional Amount equal to the Uncertificated Principal Balance of the Class UA-1 Uncertificated Interest.

            "Class UA-1 Component Pass-Through Rate": A per annum rate equal to the Weighted Average Net Mortgage Rate minus the Class A-1 Pass-Through Rate.

            "Class UA-1 Uncertificated Interest": A regular interest in REMIC IIU which is held as an asset of REMIC III and having the initial Uncertificated Principal Balance and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class UA-2 Component": That portion of the Class X Notional Amount equal to the Uncertificated Principal Balance of the Class UA-2 Uncertificated Interest.

            "Class UA-2 Component Pass-Through Rate": A per annum rate equal to the Weighted Average Net Mortgage Rate minus the Class A-2 Pass-Through Rate.

            "Class UA-2 Uncertificated Interest": A regular interest in REMIC IIU which is held as an asset of REMIC III and having the initial Uncertificated Principal Balance and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class UA-2F Component": That portion of the Class X Notional Amount equal to the Uncertificated Principal Balance of the Class UA-2F Uncertificated Interest.

            "Class UA-2F Component Pass-Through Rate": A per annum rate equal to the Weighted Average Net Mortgage Rate minus the Pass-Through Rate for the Class A-2F Regular Interest.

            "Class UA-2F Uncertificated Interest": A regular interest in REMIC IIU which is held as an asset of REMIC III and having the initial Uncertificated Principal Balance and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class V Certificate": A Certificate designated as "Class V" on the face thereof, substantially in the form of Exhibit A-21 and evidencing an interest in the Grantor Trust.

            "Class X Certificate": Any one of the Certificates with a "Class X" designation on the face thereof, substantially in the form of Exhibit A-4, and evidencing a "regular interest" in REMIC III for purposes of the REMIC Provisions.

            "Class X Notional Amount": The aggregate hypothetical or notional principal amount on which the Class X Certificates collectively accrue interest, which amount is equal to the aggregate of the Uncertificated Principal Balances of the Class UA-1, Class UA-2, Class UA-2F, Class MB, Class MC, Class MD, Class ME, Class MF, Class MG, Class MH and Class MJ Uncertificated Interests and (ii) the Class MX Notional Amount, in each case as of the preceding Distribution Date (after giving effect to the distributions of principal on such Distribution
Date).

            "Class X Pass-Through Rate": A rate per annum, rounded to eight decimal places, equal to the weighted average of the Component Pass-Through Rates on the Class UA-1 Component, Class UA-2 Component, Class UA-2F Component, Class MB Component, Class MC Component, Class MD Component, Class ME Component, Class MF Component, Class MG Component, Class MH and Class MJ Component and the Class MX Pass-Through Rate, weighted on the basis of their respective portions of the Class X Notional Amount or the Class MX Notional Amount.

            "CMSA": The Commercial Mortgage Securities Association (formerly the Commercial Real Estate Secondary Market and Securitization Association, the "CSSA") or any successor organization.

            "CMSA Loan Periodic Update File": As defined in Section 4.02(b).

            "CMSA Loan Set Up File": As referenced in Section 4.02(a).

            "Code": The Internal Revenue Code of 1986, as amended.

            "Collection Period": With respect to any Distribution Date, the period commencing immediately following the Determination Date in the calendar month preceding the month in which such Distribution Date occurs (or, in the case of the initial Distribution Date, commencing immediately following the Cut-off Date) and ending on and including the Determination Date in the calendar month in which such Distribution Date occurs.

            "Commission": The Securities and Exchange Commission.

            "Component": Any of the Class MB Component, Class MC Component, Class MD Component, Class ME Component, Class MF Component, Class MG Component, Class MH Component, Class MJ Component, Class UA-1 Component, Class UA-2 Component, Class UA-2F Component, Class K Component, Class L Component, Class M Component, Class N Component, Class O Component and Class P Component.

            "Component Pass-Through Rate": Any of the Class UA-1 Component Pass-Through Rate, Class UA-2 Component Pass-Through Rate, Class UA-2F Component Pass-Through Rate, Class MB Component Pass-Through Rate, Class MC Component Pass-Through Rate, Class MD Component Pass-Through Rate, Class ME Component Pass-Through Rate, Class MF Component Pass-Through Rate, Class MG Component Pass-Through Rate, Class MH Component Pass-Through Rate, Class MJ Component Pass-Through Rate, Class K Component Pass-Through Rate, Class L Component Pass-Through Rate, Class M Component Pass-Through Rate, Class N Component Pass-Through Rate, Class O Component Pass-Through Rate and Class P Component Pass-Through Rate.

            "Controlling Class": As of any date of determination, the outstanding Class of Sequential Pay Certificates with the lowest Payment Priority (the Class A Certificates being treated as a single Class for this purpose) that has a then outstanding Class Principal Balance at least equal to 25% of the Initial Class Principal Balance thereof (or, if no Class of Sequential Pay Certificates has a Class Principal Balance at least equal to 25% of the Initial Class Principal Balance thereof, then the "Controlling Class" shall be the outstanding Class of Sequential Pay Certificates with the then largest outstanding Class Principal Balance.

            "Controlling Class Certificateholders": Each Holder (or Certificate Owner, if applicable) of a Certificate of the Controlling Class as certified to the Trustee from time to time by such Holder (or Certificate Owner).

            "Corporate Trust Office": The principal corporate trust office of the Trustee, for purposes of Certificate transfer services, at the date of the execution of this Agreement is located at Wells Fargo Center, Sixth and Marquette, MAC# N 9303-121, Minneapolis, Minnesota 55479-0113, Attention:
Corporate Trust Services (CMBS) - Banc of America Commercial Mortgage Inc. Commercial Mortgage Pass-Through Certificates, Series 2001-1 and for all other purposes, at the date of the execution of this Agreement is located at 11000 Broken Land Parkway, Columbia, Maryland 21044-3562, Attention: Corporate Trust Services (CMBS) - Banc of America Commercial Mortgage Inc. Commercial Mortgage Pass-Through Certificates, Series 2001-1.

            "Corrected Mortgage Loan": Any Mortgage Loan that had been a Specially Serviced Mortgage Loan but has ceased to be such in accordance with the definition of "Specially Serviced Mortgage Loan" (other than by reason of a Liquidation Event occurring in respect of such Mortgage Loan or a related Mortgaged Property becoming an REO Property).

            "Corresponding Certificate," "Corresponding REMIC I Regular Interest," "Corresponding REMIC II Uncertificated Regular Interest" and "Corresponding REMIC IIU Regular Interest": The related Classes of REMIC I Regular Interests, REMIC II Uncertificated Regular Interests, REMIC IIU Regular Interests and the Certificates or REMIC III Uncertificated Regular Interest set forth below:

                                                                 Corresponding
                        Corresponding                           Certificate or
 Corresponding             REMIC II                                REMIC III
    REMIC I             Uncertificated    Corresponding REMIC    Uncertificated
Regular Interest       Regular Interest  IIU Regular Interest   Regular Interest
----------------       ----------------  --------------------   ----------------
Class LA-1             Class MA-1               Class UA-1      Class A-1
Uncertificated         Uncertificated         Uncertificated    Certificate
Interest               Interest                  Interest

Class LA-2             Class MA-2               Class UA-2      Class A-2
Uncertificated         Uncertificated         Uncertificated    Certificate
Interest               Interest                  Interest

                                                   and                 and

                                               Class UA-2F      Class A-2F
                                              Uncertificated    Certificates and
                                                 Interest       Class A-2F
                                                                Regular Interest

Class LB               Class MB                                 Class B
Uncertificated         Uncertificated                           Certificate
Interest               Interest

Class LC               Class MC                                 Class C
Uncertificated         Uncertificated                           Certificate
Interest               Interest

Class LD               Class MD                                 Class D
Uncertificated         Uncertificated                           Certificate
Interest               Interest

Class LE               Class ME                                 Class E
Uncertificated         Uncertificated                           Certificate
Interest               Interest

Class LF               Class MF                                 Class F
Uncertificated         Uncertificated                           Certificate
Interest               Interest

Class LG               Class MG                                 Class G
Uncertificated         Uncertificated                           Certificate
Interest               Interest

Class LH               Class MH                                 Class H
Uncertificated         Uncertificated                           Certificate
Interest               Interest

Class LJ               Class MJ                                 Class J
Uncertificated         Uncertificated                           Certificate
Interest               Interest

Class LK                                                        Class K
Uncertificated                                                  Certificate
Interest

Class LL                                                        Class L
Uncertificated                                                  Certificate
Interest

Class LM                                                        Class M
Uncertificated                                                  Certificate
Interest

Class LN                                                        Class N
Uncertificated                                                  Certificate
Interest

Class LO                                                        Class O
Uncertificated                                                  Certificate
Interest

Class LP                                                        Class P
Uncertificated                                                  Certificate
Interest

            "CPR": As defined in the Base Prospectus.

            "Cross-Collateralized Mortgage Loan": Any Mortgage Loan that is cross-collateralized and cross-defaulted with one or more other Mortgage Loans.

            "Current Principal Distribution Amount": With respect to any Distribution Date, an amount (calculated in accordance with Section 1.02) equal to the aggregate of, without duplication:

            (a) the principal portions of all Monthly Payments (other than Balloon Payments) and any Assumed Monthly Payments due or deemed due, as the case may be, in respect of the Mortgage Loans and any REO Loans for their respective Due Dates occurring during the related Collection Period;

            (b) all Principal Prepayments received on the Mortgage Loans during the related Collection Period;

            (c) with respect to any Balloon Mortgage Loan as to which the related Stated Maturity Date occurred during or prior to the related Collection Period, any payment of principal (exclusive of any Principal Prepayment and any amount described in subclause (d) below) that was made by or on behalf of the related Mortgagor during the related Collection Period, net of any portion of such payment that represents a recovery of the principal portion of any Monthly Payment (other than a Balloon Payment) due, or the principal portion of any Assumed Monthly Payment deemed due, in respect of such Balloon Mortgage Loan on a Due Date during or prior to the related Collection Period and not previously recovered;

            (d) all Liquidation Proceeds (net of Liquidation Expenses) and Insurance Proceeds received on or in respect of the Mortgage Loans during the related Collection Period that were identified and applied by the Master Servicer as recoveries of principal thereof, in each case net of any portion of such amounts that represents a recovery of the principal portion of any Monthly Payment (other than a Balloon Payment) due, or of the principal portion of any Assumed Monthly Payment deemed due, in respect of any such Mortgage Loan on a Due Date during or prior to the related Collection Period and not previously recovered; and

            (e) all Liquidation Proceeds (net of Liquidation Expenses), Insurance Proceeds and REO Revenues received on or in respect of any REO Properties during the related Collection Period that were identified and applied by the Master Servicer as recoveries of principal of the related REO Loans, in each case net of any portion of such amounts that represents a recovery of the principal portion of any Monthly Payment (other than a Balloon Payment) due, or of the principal portion of any Assumed Monthly Payment deemed due, in respect of any such REO Loan or the predecessor Mortgage Loan on a Due Date during or prior to the related Collection Period and not previously recovered.

            "Custodian": A Person who is at any time appointed by the Trustee pursuant to Section 8.11 as a document custodian for the Mortgage Files, which Person shall not be the Depositor, the Mortgage Loan Sellers or an Affiliate of either.

            "Cut-off Date": May 1, 2001.

            "Cut-off Date Balance": With respect to any Mortgage Loan, the outstanding principal balance of such Mortgage Loan as of the Cut-off Date, net of all unpaid payments of principal due in respect thereof on or before such date.

            "Debt Service Coverage Ratio": With respect to any Mortgage Loan, as of any date of determination, and calculated without regard to any cross-collateralization feature of such Mortgage Loan, the ratio of (x) the Net Cash Flow (before payment of any debt service on such Mortgage Loan) generated by the related Mortgaged Property or Mortgaged Properties during the most recently ended period of not more than twelve (12) months or less than three (3) months for which financial statements (whether or not audited) have been received by or on behalf of the Mortgage Loan Seller (prior to the Closing Date) or the Master Servicer or the Special Servicer (following the Closing Date), to
(y) the product of the amount of the Monthly Payment in effect for such Mortgage Loan as of such date of determination, multiplied by the number of months represented in the financial statements. The Master Servicer may, in accordance with CMSA reporting standards, report Net Cash Flow with respect to each Mortgaged Property where one or more Mortgage Loans are secured by multiple Mortgaged Properties; provided, however, that for purposes of determining Debt Service Coverage Ratio compliance, calculations shall be made at the Mortgage Loan level.

            "Default Charges": Any late payment charges paid or payable, as the context requires, in connection with a default under a Mortgage Loan or any successor REO Loan, other than a Prepayment Premium, Yield Maintenance Charge or Excess Interest.

            "Default Interest": With respect to any Mortgage Loan (or related REO Loan), any amounts collected thereon, other than late payment charges and Prepayment Premiums, that represent interest (exclusive, if applicable, of Excess Interest) in excess of interest accrued on the principal balance of such Mortgage Loan (or REO Loan) at the related Mortgage Rate, such excess interest arising out of a default under such Mortgage Loan.

            "Defaulted Mortgage Loan": As defined in Section 3.18.

            "Defaulting Party": As defined in Section 7.01(b).

            "Definitive Certificate": As defined in Section 5.03(a).

            "Delinquent Loan Status Report": A report or reports setting forth, among other things, those Mortgage Loans which, as of the Determination Date for the related Distribution Date were (i) delinquent 30-59 days, (ii) delinquent 60-89 days, (iii) delinquent 90 days or more, (iv) current but specially serviced, or (v) in foreclosure but as to which the related Mortgaged Property had not become REO Property.

            "Denomination": As defined in Section 5.01(a).

            "Depositor": Banc of America Commercial Mortgage Inc., or its successor in interest.

            "Depository": The Depository Trust Company, or any successor Depository hereafter named. The nominee of the initial Depository for purposes of registering those Certificates that are to be Book-Entry Certificates, is Cede & Co. The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(3) of the Uniform Commercial Code of the State of New York and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act.

            "Depository Participant": A broker, dealer, bank or other financial institution or other Person for whom from time to time the Depository effects book-entry transfers and pledges of securities deposited with the Depository.

            "Depository Rules": As defined in Section 5.02(b).

            "Determination Date": With respect to any Distribution Date, the fifth (5th) Business Day before such Distribution Date.

            "Directing Certificateholder": The Controlling Class Certificateholder (or its designee) selected by the Majority Certificateholder of the Controlling Class, as certified by the Trustee from time to time; provided, however, that (i) absent such selection, or (ii) until a Directing Certificateholder is so selected, or (iii) upon receipt of a notice from a majority of the Controlling Class, by Certificate Principal Balance, that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate Certificate Principal Balance of the Controlling Class will be the Directing Certificateholder.

            "Directly Operate": With respect to any REO Property, the furnishing or rendering of services to the tenants thereof, the management or operation of such REO Property, the holding of such REO Property primarily for sale to customers (other than the sale of an REO Property pursuant to Section 3.18, the performance of any construction work thereon or any use of such REO Property in a trade or business conducted by REMIC I or the related Loan REMIC other than through an Independent Contractor; provided, however, that the Special Servicer (or any Sub-Servicer on behalf of the Special Servicer) shall not be considered to Directly Operate an REO Property solely because the Special Servicer (or any Sub-Servicer on behalf of the Special Servicer) establishes rental terms, chooses tenants, enters into or renews leases, deals with taxes and insurance, or makes decisions as to, or funds, repairs or capital expenditures with respect to such REO Property (including, without limitation, construction activity to effect repairs or in conjunction with leasing activity).

            "Disqualified Non-U.S. Person": With respect to a Class R-I, Class R-II, Class R-IIU or Class R-III Certificate, any Non-U.S. Person or agent thereof other than (i) a Non-U.S. Person that holds the Class R-I, Class R-II, Class R-IIU, or Class R-III Certificate in connection with the conduct of a trade or business within the United States and has furnished the transferor and the Certificate Registrar with an effective IRS Form W-8ECI (or successor form) or (ii) a Non-U.S. Person that has delivered to both the transferor and the Certificate Registrar an opinion of a nationally recognized tax counsel to the effect that the transfer of the Class R-I, Class R-II, Class R-IIU, or Class R-III Certificate to it is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of the Class R-I, Class R-II, Class R-IIU or Class R-III Certificate will not be disregarded for federal income tax purposes.

            "Disqualified Organization": Any of the following: (i) the United States or a possession thereof, any State or any political subdivision thereof, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for Freddie Mac, a majority of its board of directors is not selected by any such governmental unit), (ii) a foreign government, international organization, or any agency or instrumentality of either of the foregoing, (iii) any organization (except certain farmers' cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code (unless such organization is subject to the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381 of the Code or (v) any other Person so designated by the REMIC Administrator based upon an Opinion of Counsel that the holding of an Ownership Interest in a Residual Certificate by such Person may cause the Trust or any Person having an Ownership Interest in any Class of Certificates, other than such Person, to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Residual Certificate to such Person. The terms "United States", "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

            "Distributable Certificate Interest": With respect to any Class of Regular Certificates and the Class A-2F Regular Interest, for any Distribution Date, the Accrued Certificate Interest in respect of such Class of Regular Certificates or Class A-2F Regular Interest for such Distribution Date, reduced (to not less than zero) by that portion, if any, of the Net Aggregate Prepayment Interest Shortfall for such Distribution Date allocated to such Class of Certificates as set forth below. The Net Aggregate Prepayment Interest Shortfall, if any, for each Distribution Date shall be allocated, first, to the Class, P, Class O, Class N, Class M, Class L, Class K, Class J, Class H, Class G, Class F, Class E, Class D, Class C and Class B Certificates, in that order, in each case up to an amount equal to the lesser of any remaining unallocated portion of such Net Aggregate Prepayment Interest Shortfall and any Accrued Certificate Interest in respect of the particular Class of Regular Certificates for such Distribution Date; and, thereafter, if and to the extent that any portion of such Net Aggregate Prepayment Interest Shortfall remains unallocated, pro rata among the Class A-1 Certificates, Class A-2 Certificates, Class A-2F Regular Interest and Class X Certificates, in accordance with the respective amounts of Accrued Certificate Interest for each such Class of Certificates for such Distribution Date.

            "Distribution Account": The segregated account or accounts created and maintained by the Trustee pursuant to Section 3.04(b) in trust for the Certificateholders, which shall be entitled "Wells Fargo Bank Minnesota, N. A., as Trustee, in trust for the registered holders of Banc of America Commercial Mortgage Inc., Commercial Mortgage Pass-Through Certificates, Series 2001-1, Distribution Account".

            "Distribution Date": The 15th day of any month, or if such 15th day is not a Business Day, the Business Day immediately following, commencing in July 2001.

            "Distribution Date Statement": As defined in Section 4.02(a).

            "Document Defect": As defined in Section 2.02(e).

            "DTC": As defined in Section 5.03(d).

            "Due Date": With respect to (i) any Mortgage Loan on or prior to its Stated Maturity Date, the day of the month set forth in the related Mortgage Note on which each Monthly Payment on such Mortgage Loan is scheduled to be first due; (ii) any Mortgage Loan after its Stated Maturity Date, the day of the month set forth in the related Mortgage Note on which each Monthly Payment on such Mortgage Loan had been scheduled to be first due; and (iii) any REO Loan, the day of the month set forth in the related Mortgage Note on which each Monthly Payment on the related Mortgage Loan had been scheduled to be first due.

            "Eligible Account": Any of (i) an account maintained with a federal or state chartered depository institution or trust company, including, without limitation, the Trustee (if it meets the following rating criteria), the long-term unsecured debt obligations of which are rated no less than "Aa3" by Moody's, and "A" by Fitch (if the deposits are to be held in the account for more than 30 days), or the short-term unsecured debt obligations of which are rated no less than "P-1" by Moody's and "F-1" by Fitch (if the deposits are to be held in the account for 30 days or less), in each case, at any time funds are on deposit therein, (ii) a segregated trust account or accounts maintained with the corporate trust department of a federally chartered depository institution or trust company, including, without limitation, the Trustee, acting in its fiduciary capacity and subject to the regulations regarding fiduciary funds on deposit therein under 12 C.F.R. ss.9.10(b), (iii) a segregated trust account or accounts maintained with the corporate trust department of a state chartered depository institution or trust company, including, without limitation, the Trustee, acting in its fiduciary capacity and subject to regulations regarding fiduciary funds on deposit therein substantially similar to 12 C.F.R. ss.9.10(b), or (iv) any other account which would not result in the downgrade, qualification (if applicable) or withdrawal of the rating then assigned by either Rating Agency to any Class of Certificates (as confirmed in writing by each Rating Agency).

            "Emergency Advance": Any Servicing Advance, whether or not it is a Servicing Advance that, pursuant hereto, the Special Servicer is required to request the Master Servicer to make, that must be made within 5 Business Days of the Special Servicer's becoming aware that it must be made in order to avoid any material penalty, any material harm to a Mortgaged Property or any other material adverse consequence to the Trust Fund.

            "Environmental Policy": The environmental policy issued by American International Specialties Lines Insurance Company in the form attached hereto as Exhibit L and naming as insureds the Trustee and the Mortgage Loan Sellers.

            "ERISA": The Employee Retirement Income Security Act of 1974, as amended.

            "ERISA Restricted Certificate": Any Class J, Class K, Class L, Class M, Class N, Class O, and Class P Certificate; provided, that any such Certificate (a) will cease to be considered an ERISA Restricted Certificate and
(b) will cease to be subject to the transfer restrictions contained in Section 5.02(c) if, as of the date of a proposed transfer of such Certificate, either
(i) it is rated in one of the four highest generic ratings categories by a Rating Agency or (ii) relevant provisions of ERISA would permit transfer of such Certificate to a Plan.

            "Escrow Payment": Any payment received by the Master Servicer or the Special Servicer for the account of any Mortgagor for application toward the payment of real estate taxes, assessments, insurance premiums and similar items in respect of the related Mortgaged Property.

            "Event of Default": One or more of the events described in Section 7.01(a).

            "Excess Interest": All amounts received in respect of interest on an ARD Loan applied in accordance with priorities second and fourth in the definition of ARD Application Priority.

            "Excess Interest Distribution Account": The segregated account or accounts created and maintained by the Trustee pursuant to Section 4.06, which shall be entitled "Wells Fargo Bank Minnesota, N.A., in trust for the registered Holders of Banc of America Commercial Mortgage, Inc. Commercial Mortgage Pass-Through Certificates, Series 2001-1, Excess Interest Distribution Account", and which must be an Eligible Account. The Excess Interest Distribution Account shall not be an asset of the Loan REMICs, REMIC I, REMIC II, REMIC IIU or REMIC III formed hereunder.

            "Excess Interest Rate": With respect to any ARD Loan after its Anticipated Repayment Date, the incremental increase in the Mortgage Rate for such Mortgage Loan resulting from the passage of such Anticipated Repayment Date.

            "Exchange Act": The Securities Exchange Act of 1934, as amended.

            "Exemption-Favored Party": Any of (i) Bank of America Corporation (successor in interest to NationsBank Corporation), (ii) any Person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Bank of America Corporation and (iii) any member of a syndicate or selling group of which Bank of America Corporation or a person described in clause (ii) is a manager or co-manager with respect to a Class of Certificates.

            "Fannie Mae": The Federal National Mortgage Association or any successor.

            "FDIC": The Federal Deposit Insurance Corporation or any successor.

            "Final Distribution Date": The final Distribution Date on which any distributions are to be made on the Certificates as contemplated by Section 9.01.

            "Final Recovery Determination": A determination by the Special Servicer with respect to any defaulted Mortgage Loan or REO Property and, accordingly, the related REO Loan (other than a Mortgage Loan or REO Property, as the case may be, purchased by a Mortgage Loan Seller or an Affiliate thereof pursuant to Section 2.03, by a Defaulted Loan Purchaser pursuant to Section 3.18 or by the Master Servicer or the Majority Certificateholder of the Controlling Class pursuant to Section 9.01) that there has been a recovery of all Insurance Proceeds, Liquidation Proceeds and other payments or recoveries (including, without limitation, by reason of a sale of such Mortgage Loan or REO Property pursuant to Section 3.18) that the Special Servicer has determined, in accordance with the Servicing Standard, exercised without regard to any obligation of the Master Servicer or Special Servicer to make payments from its own funds pursuant to Section 3.07(b), will be ultimately recoverable.

            "Fitch": Fitch, Inc., or its successor in interest. If neither such rating agency nor any successor remains in existence, "Fitch" shall be deemed to refer to such other nationally recognized statistical rating agency or other comparable Person designated by the Depositor, notice of which designation shall be given to the Trustee, the Master Servicer, the Special Servicer and the REMIC Administrator, and specific ratings of Fitch, Inc. herein referenced shall be deemed to refer to the equivalent ratings of the party so designated.

            "Fixed Interest Distribution": With respect to the Class A-2F Regular Interest and any Distribution Date, the payments of interest required to be made on such Distribution Date by the Trustee to the Swap Counterparty pursuant to the Swap Documents at a fixed interest rate equal to the Pass-Through Rate of the Class A-2F Regular Interest on the Floating Rate Certificate Notional Amount.

            "Floating Rate Account": The Eligible Account established and maintained by the Trustee (or the Paying Agent on behalf of the Trustee) pursuant to Section 3.04(g) with respect to the Class A-2F Certificates, which shall be entitled "Wells Fargo Bank Minnesota, N.A., as Trustee, in trust for the registered holders of Banc of America Commercial Mortgage Inc., Commercial Mortgage Pass-Through Certificates, Series 2001-1, Floating Rate Account, Class A-2F"; provided, that the Floating Rate Account may be a subaccount of the Distribution Account. The Floating Rate Account shall be an asset of the Grantor Trust.

            "Floating Rate Certificate Notional Amount": A notional amount equal to the Certificate Principal Balance of the Class A-2F Regular Interest.

            "Foreclosure": As defined in Section 3.18.

            "Freddie Mac": The Federal Home Loan Mortgage Corporation or any successor.

            "GMACCM": GMAC Commercial Mortgage Corporation or its successor in interest.

            "Grantor Trust": A segregated asset pool within the Trust Fund consisting of (i) the Loan REMIC Residual Interests, (ii) the Class A-2F Regular Interest and the Swap Documents and all payments under the Class A-2F Regular Interest and the Swap Documents, (iii) the Floating Rate Account and all funds and assets from time to time on deposit in the Floating Rate Account and (iv) the Excess Interest and amounts held from time to time in the Excess Interest Distribution Account.

            "Ground Lease": The ground lease pursuant to which any Mortgagor holds a leasehold interest in the related Mortgaged Property and any estoppel agreements entered into by and between lenders and ground lessees and/or ground lessors and/or mortgagees of the ground leasehold estate.

            "Group": A group of Mortgage Loans that are cross-collateralized and cross-defaulted with each other.

            "Hazardous Materials": Any dangerous, toxic or hazardous pollutants, chemicals, wastes, or substances, including, without limitation, those so identified pursuant to CERCLA or any other federal, state or local environmental related laws and regulations, and specifically including, without limitation, asbestos and asbestos-containing materials, polychlorinated biphenyls ("PCBs"), radon gas, petroleum and petroleum products, urea formaldehyde and any substances classified as being "in inventory", "usable work in process" or similar classification which would, if classified as unusable, be included in the foregoing definition.

            "Historical Loan Modification Report": A report or reports setting forth, among other things, those Mortgage Loans which, as of the close of business on the Determination Date immediately preceding the preparation of such report or reports, have been modified pursuant to this Agreement (i) during the Collection Period ending on such Determination Date and (ii) since the Cut-off Date, showing the original and the revised terms thereof.

            "Historical Liquidation Report": A report or reports setting forth, among other things, as of the close of business on the Determination Date immediately preceding the preparation of such report or reports, (i) the amount of Liquidation Proceeds (net of Liquidation Expenses) received both during the Collection Period ending on such Determination Date and historically, and (ii) the amount of Realized Losses occurring during such Collection Period and historically, set forth on a Mortgage Loan-by-Mortgage Loan basis.

            "HUD-Approved Servicer": A servicer that is a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 207 and 211 of the National Housing Act.

            "Independent": When used with respect to any specified Person, any such Person who (i) is in fact independent of the Depositor, the Mortgage Loan Sellers, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator and any and all Affiliates thereof, (ii) does not have any direct financial interest in or any material indirect financial interest in any of the Depositor, the Mortgage Loan Sellers, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator or any Affiliate thereof, and (iii) is not connected with the Depositor, the Mortgage Loan Sellers, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator or any Affiliate thereof as an officer, employee, promoter, Placement Agents, trustee, partner, director or Person performing similar functions; provided, however, that a Person shall not fail to be Independent of the Depositor, the Mortgage Loan Sellers, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator or any Affiliate thereof merely because such Person is the beneficial owner of 1% or less of any Class of securities issued by the Depositor, the Mortgage Loan Sellers, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator or any Affiliate thereof, as the case may be.

            "Independent Contractor": Any Person that would be an "independent contractor" with respect to REMIC I or the applicable Loan REMIC within the meaning of Section 856(d)(3) of the Code if REMIC I or the applicable Loan REMIC were a real estate investment trust (except that the ownership test set forth in that section shall be considered to be met by (i) any Person that owns, directly or indirectly, 35 percent or more of any Class of Certificates, or such other interest in any Class of Certificates as is set forth in an Opinion of Counsel, which shall not be an expense of the Trustee, the REMIC Administrator or the Trust, delivered to the Trustee and the REMIC Administrator), so long as REMIC I or the applicable Loan REMIC does not receive or derive any income from such Person and provided that the relationship between such Person and REMIC I or the applicable Loan REMIC is at arm's length, all within the meaning of Treasury Regulations Section 1.856-4(b)(5), or (ii) any other Person upon receipt by the Trustee and the REMIC Administrator of an Opinion of Counsel, which shall be at no expense to the Trustee, the REMIC Administrator or the Trust, to the effect that the taking of any action in respect of any REO Property by such Person, subject to any conditions therein specified, that is otherwise herein contemplated to be taken by an Independent Contractor will not cause such REO Property to cease to qualify as "foreclosure property" within the meaning of
Section 860G(a)(8) of the Code, or cause any income realized in respect of such REO Property to fail to qualify as Rents from Real Property.

            "Initial Class Notional Amount": With respect to the Class X Certificates, the initial Class X Notional Amount thereof as of the Sequel Closing Date equal to $948,131,109.

            "Initial Class Principal Balance": As defined the Preliminary Statement hereto.

            "Initial Pool Balance": The aggregate Original Cut-off Date Balance of all the Mortgage Loans included in the Trust Fund as of the Original Closing Date.

            "Institutional Accredited Investor": As defined in Section 5.02(b).

            "Insurance Policy": With respect to any Mortgage Loan or REO Property, any hazard insurance policy, seismic (earthquake) insurance policy, business interruption insurance policy, flood insurance policy, title policy or other insurance policy that is maintained from time to time in respect of such Mortgage Loan (or the related Mortgaged Property) or in respect of such REO Property, as the case may be.

            "Insurance Proceeds": Proceeds paid under any Insurance Policy, to the extent such proceeds are not applied to the restoration of the related Mortgaged Property or REO Property or released to the Mortgagor, in either case, in accordance with the Servicing Standard.

            "Interest Accrual Period": With respect to each Class of REMIC I Regular Interests, REMIC II Uncertificated Regular Interests, REMIC IIU Regular Interests and each Class of Regular Certificates (other than the Class A-2F Certificates) and for the Class A-2F Regular Interest for any Distribution Date, the calendar month immediately preceding the month in which such Distribution Date occurs. With respect to the Loan REMIC Regular Interests, the interest accrual period of the related Mortgage Loan. With respect to the Class A-2F Certificates and any Distribution Date, the period commencing on the Distribution Date in the month immediately prior to the relevant Distribution Date to but excluding the relevant Distribution Date.

            "Interest Reserve Account": The segregated account or accounts created and maintained by the Trustee pursuant to Section 4.05 in trust for the Certificateholders, which shall be entitled "Wells Fargo Bank Minnesota, N.A., as Trustee in trust for the registered holders of Banc of America Commercial Mortgage Inc., Commercial Mortgage Pass-Through Certificates, Series 2001-1, Interest Reserve Account".

            "Interest Reset Date": The first day of each Interest Accrual Period for the Class A-2F Certificates and, with respect to the first Interest Accrual Period, the Sequel Closing Date.

            "Interested Person": The Depositor, the Mortgage Loan Sellers, the Master Servicer, any Sub-Servicer, the Special Servicer, any Holder of a Certificate, or any Affiliate of any such Person.

            "Investment Account": As defined in Section 3.06(a).

            "Investment Representation Letter": As defined in Section 5.02(b).

            "IRS": The Internal Revenue Service or any successor.

            "Late Collections": With respect to any Mortgage Loan, all amounts received thereon during any Collection Period, whether as payments, Insurance Proceeds, Liquidation Proceeds or otherwise, which represent late collections of the principal and/or interest portions of a Monthly Payment (other than a Balloon Payment) or an Assumed Monthly Payment in respect of such Mortgage Loan due or deemed due, as the case may be, for a Due Date in a previous Collection Period, or for a Due Date coinciding with or preceding the Original Cut-off Date, and not previously received or recovered. With respect to any REO Loan, all amounts received in connection with the related REO Property during any Collection Period, whether as Insurance Proceeds, Liquidation Proceeds, REO Revenues or otherwise, which represent late collections of the principal and/or interest portions of a Monthly Payment (other than a Balloon Payment) or an Assumed Monthly Payment in respect of the related Mortgage Loan or of an Assumed Monthly Payment in respect of such REO Loan due or deemed due, as the case may be, for a Due Date in a previous Collection Period and not previously received or recovered. The term "Late Collections" shall specifically exclude any Default Charges and Default Interest.

            "LIBOR": With respect to the Class A-2F Certificates and each Interest Accrual Period, the per annum rate for deposits in U.S. dollars for a period of one month, which appears on the Telerate Page 3750 as the "London Interbank Offering Rate" as of 11:00 a.m., London time, on the day that is two Business Days prior to that Interest Reset Date. If such rate does not appear on said Telerate Page 3750, LIBOR shall be the arithmetic mean of the offered quotations obtained by the Swap Counterparty from the principal London office of four major banks in the London interbank market selected by the Swap Counterparty in its sole discretion (each, a "Reference Bank") for rates at which deposits in U.S. dollars are offered to prime banks in the London interbank market for a period of one month in an amount that is representative for a single transaction in the relevant market at the relevant time as of approximately 11:00 a.m., London time, on the day that is two Business Days prior to that Interest Reset Date. If fewer than two Reference Banks provide the Swap Counterparty with such quotations, LIBOR shall be the rate per annum which the Swap Counterparty determines to be the arithmetic mean of the rates quoted by major banks in New York City, New York selected by the Swap Counterparty at approximately 11:00 a.m. New York City time on that Interest Reset Date for loans in U.S. dollars to leading European banks for a period of one month in an amount that is representative for a single transaction in the relevant market at the relevant time.

            "Liquidation Event": With respect to any Mortgage Loan, any of the following events: (i) such Mortgage Loan is paid in full; (ii) a Final Recovery Determination is made with respect to such Mortgage Loan; (iii) such Mortgage Loan is repurchased by a Mortgage Loan Seller or any Affiliate thereof pursuant to Section 2.03; or (iv) such Mortgage Loan is purchased by a Defaulted Loan Purchaser pursuant to Section 3.18(c), or by the Master Servicer or the Majority Certificateholder of the Controlling Class pursuant to Section 9.01. With respect to any REO Property (and the related REO Loan), any of the following events: (x) a Final Recovery Determination is made with respect to such REO Property; or (y) such REO Property is purchased by the Master Servicer or the Majority Certificateholder of the Controlling Class pursuant to Section 9.01.

            "Liquidation Expenses": All customary, reasonable and necessary "out of pocket" costs and expenses due and owing (but not otherwise covered by Servicing Advances) in connection with the liquidation of any Specially Serviced Mortgage Loan or REO Property pursuant to Section 3.09 or 3.18 (including, without limitation, legal fees and expenses, committee or referee fees and, if applicable, brokerage commissions and conveyance taxes).

            "Liquidation Fee": With respect to each Specially Serviced Mortgage Loan or REO Property (other than any Specially Serviced Mortgage Loan or REO Property repurchased (x) by a Mortgage Loan Seller or any Affiliate thereof pursuant to Section 2.03, (y) by the Majority Certificateholder of the Controlling Class, the Master Servicer or the Special Servicer pursuant to
Section 3.18 or (z) by the Master Servicer, the Special Servicer or the Majority Certificateholder of the Controlling Class pursuant to Section 9.01), the fee designated as such and payable to the Special Servicer pursuant to the fourth paragraph of Section 3.11(c).

            "Liquidation Fee Rate": With respect to each Specially Serviced Mortgage Loan or REO Property as to which a Liquidation Fee is payable, 1.0%.

            "Liquidation Proceeds": All cash amounts, including REO Revenues, after deducting related expenses, all partial or unscheduled collections (other than Insurance Proceeds) received by the Master Servicer or the Special Servicer in connection with: (i) the taking of all or a part of a Mortgaged Property by exercise of the power of eminent domain or condemnation; (ii) the liquidation of a Mortgaged Property or other collateral constituting, or that constituted, security for a defaulted Mortgage Loan, through trustee's sale, foreclosure sale, REO Disposition or otherwise, exclusive of any portion thereof required to be released to the related Mortgagor in accordance with applicable law and the terms and conditions of the related Mortgage Note and Mortgage; (iii) the realization upon any deficiency judgment obtained against a Mortgagor or any guarantor; (iv) the purchase of a Defaulted Mortgage Loan by a Defaulted Loan Purchaser or any other sale thereof pursuant to Section 3.18; (v) the repurchase of a Mortgage Loan by a Mortgage Loan Seller or any Affiliate thereof pursuant to Section 2.03; or (vi) the purchase of a Mortgage Loan or REO Property by the Master Servicer or the Majority Certificateholder of the Controlling Class pursuant to Section 9.01.

            "Loan REMICs": Those twenty-one (21) REMICs constituted by the Mortgage Loans listed on Schedule 53 to this Agreement, respectively.

            "Loan REMIC Declarations": Those twenty-one REMIC Declarations, each dated March 29, 2001 with respect to the Loan REMIC Loans.

            "Loan REMIC Interests": Collectively, the Loan REMIC Residual Interests and the Loan REMIC Regular Interests.

            "Loan REMIC Loans": Each of the Mortgage Loans referenced under the definition Loan REMIC.

            "Loan REMIC Regular Interests": The uncertificated "regular interests," within the meaning of Code Section 860G(a)(1), in the Loan REMICs issued pursuant to the Loan REMIC Declarations. The principal balances of the Loan REMIC Regular Interests shall equal the Stated Principal Balances of the Loan REMIC Loans (or, if applicable, the deemed Stated Principal Balance of any successor REO Loan) outstanding from time to time. Payments and other collections of amounts received on or in respect of the Loan REMIC Loans (or any related REO Property) and allocable (in accordance with Section 1.02) to interest on, principal of and/or Prepayment Premiums or Yield Maintenance Charges in respect of such Mortgage Loans (or any successor REO Loan) shall be deemed paid on the Loan REMIC Regular Interests at the time such amounts are so received. The terms of the Loan REMIC Regular Interests are otherwise set forth in the Loan REMIC Declarations.

            "Loan REMIC Residual Interests": The uncertificated "residual interests," within the meaning of Code Section 860G(a)(2), in the Loan REMICs issued pursuant to the Loan REMIC Declarations.

            "MAI": Member of the Appraisal Institute.

            "Majority Certificateholder": With respect to any specified Class or Classes of Certificates, as of any date of determination, any Holder or particular group of Holders of Certificates of such Class or Classes, as the case may be, entitled to a majority of the Voting Rights allocated to such Class or Classes, as the case may be.

            "Master Servicer": GMAC Commercial Mortgage Corporation, its successor in interest or any successor master servicer appointed as herein provided.

            "Master Servicer Remittance Amount": With respect to any Master Servicer Remittance Date, an amount equal to (a) all amounts on deposit in the Certificate Account as of the commencement of business on such Master Servicer Remittance Date, net of (b) any portion of the amounts described in clause (a) of this definition that represents one or more of the following: (i) collected Monthly Payments that are due on a Due Date following the end of the related Collection Period, (ii) any unscheduled payments of principal (including, without limitation, Principal Prepayments, and interest (including, without limitation Excess Interest), Liquidation Proceeds and Insurance Proceeds received after the end of the related Collection Period, (iii) any Prepayment Premiums received after the end of the related Collection Period, (iv) any amounts payable or reimbursable to any Person from the Certificate Account pursuant to any of clauses (ii) through (xvii) of Section 3.05(a), and (v) any amounts deposited in the Certificate Account in error; provided that, with respect to the Master Servicer Remittance Date that occurs in the same calendar month as the Final Distribution Date, the Master Servicer Remittance Amount will be calculated without regard to clauses (b)(i), (b)(ii) and (b)(iii) of this definition.

            "Master Servicer Remittance Date": The Business Day immediately preceding each Distribution Date.

            "Master Servicer Reporting Date": As defined in Section 4.02(b).

            "Master Servicing Fee": With respect to each Mortgage Loan and REO Loan, the fee payable to the Master Servicer pursuant to Section 3.11(a) and from which the Standby Fee and any Primary Servicing Fees are payable.

            "Master Servicing Fee Rate": With respect to each Mortgage Loan (and any related REO Loan), the Administrative Fee Rate specified for each such Mortgage Loan on the Mortgage Loan Schedule less 0.32 basis points (.0032% per annum).

            "Modified Mortgage Loan": Any Mortgage Loan as to which any Servicing Transfer Event has occurred and which has been modified by the Special Servicer pursuant to Section 3.20 in a manner that:

            (a) affects the amount or timing of any payment of principal or interest due thereon (other than, or in addition to, bringing current Monthly Payments with respect to such Mortgage Loan);

            (b) except as expressly contemplated by the related Mortgage, results in a release of the lien of the Mortgage on any material portion of the related Mortgaged Property without a corresponding Principal Prepayment in an amount not less than the fair market value (as is), as determined by an Appraisal delivered to the Special Servicer (at the expense of the related Mortgagor and upon which the Special Servicer may conclusively rely), of the property to be released; or

            (c) in the good faith and reasonable judgment of the Special Servicer, otherwise materially impairs the security for such Mortgage Loan or reduces the likelihood of timely payment of amounts due thereon.

            "Monthly Payment": With respect to any Mortgage Loan, for any Due Date as of which such Mortgage Loan is outstanding, the scheduled monthly payment (or, in the case of an ARD Loan after its Anticipated Repayment Date, the minimum required monthly payment) of principal and/or interest on such Mortgage Loan, including, without limitation, a Balloon Payment, that is actually payable by the related Mortgagor from time to time under the terms of the related Mortgage Note (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, waiver or amendment of such Mortgage Loan granted or agreed to by the Master Servicer or Special Servicer pursuant to Section 3.20) and applicable law; provided that the Monthly Payment due in respect of any ARD Loan after its Anticipated Repayment Date shall not include Excess Interest.

            "Moody's": Moody's Investors Service, Inc. or its successor in interest. If neither such rating agency nor any successor remains in existence, "Moody's" shall be deemed to refer to such other nationally recognized statistical rating agency or other comparable Person designated by the Depositor, notice of which designation shall be given to the Trustee, the Master Servicer, the Special Servicer and the REMIC Administrator, and specific ratings of Moody's Investors Service, Inc. herein referenced shall be deemed to refer to the equivalent ratings of the party so designated.

            "Mortgage": With respect to any Mortgage Loan, separately and collectively, as the context may require, each mortgage, deed of trust and/or other similar document or instrument securing the related Mortgage Note and creating a lien on the related Mortgaged Property.

            "Mortgage File": With respect to any Mortgage Loan, subject to
Section 2.01(c), collectively the following documents:

            (i) the original Mortgage Note, endorsed by the most recent endorsee prior to the Trustee or, if none, by the originator, without recourse, either in blank or to the order of the Trustee in the following form: "Pay to the order of Wells Fargo Bank Minnesota, N. A., as trustee for the registered holders of Banc of America Commercial Mortgage Inc., Commercial Mortgage Pass-Through Certificates, Series 2001-1, without recourse";

            (ii) the original or a copy of the Mortgage and, if applicable, the originals or copies of any intervening assignments thereof showing a complete chain of assignment from the originator of the Mortgage Loan to the most recent assignee of record thereof prior to the Trustee, if any, in each case with evidence of recording indicated thereon;

            (iii) an original assignment of the Mortgage, in recordable form, executed by the most recent assignee of record thereof prior to the Trustee or, if none, by the originator, in favor of the Trustee (in such capacity);

            (iv) the original or a copy of any related Assignment of Leases (if any such item is a document separate from the Mortgage) and, if applicable, the originals or copies of any intervening assignments thereof showing a complete chain of assignment from the originator of the Mortgage Loan to the most recent assignee of record thereof prior to the Trustee, if any, in each case with evidence of recording thereon;

            (v) an original assignment of any related Assignment of Leases (if any such item is a document separate from the Mortgage), in recordable form, executed by the most recent assignee of record thereof prior to the Trustee or, if none, by the originator, in favor of the Trustee (in such capacity), which assignment may be included as part of the corresponding assignment of Mortgage referred to in clause (iii) above;

            (vi) an original or copy of any related Security Agreement (if such item is a document separate from the Mortgage) and, if applicable, the originals or copies of any intervening assignments thereof showing a complete chain of assignment from the originator of the Mortgage Loan to the most recent assignee of record thereof prior to the Trustee, if any;

            (vii) an original assignment of any related Security Agreement (if such item is a document separate from the Mortgage) executed by the most recent assignee of record thereof prior to the Trustee or, if none, by the originator, in favor of the Trustee (in such capacity), which assignment may be included as part of the corresponding assignment of Mortgage referred to in clause (iii) above;

            (viii) originals or copies of all assumption, modification, written assurance and substitution agreements, with evidence of recording thereon if appropriate, in those instances where the terms or provisions of the Mortgage, Mortgage Note or any related security document have been modified or the Mortgage Loan has been assumed;

            (ix) a title insurance policy or a copy thereof effective as of the date of the recordation of the Mortgage Loan, together with all endorsements or riders that were issued with or subsequent to the issuance of such policy, insuring the priority of the Mortgage as a first lien on the Mortgagor's fee interest in the Mortgaged Property, or if the policy has not yet been issued, an original or copy or a written commitment "marked-up" at the closing of such Mortgage Loan, interim binder or the pro forma title insurance policy evidencing a binding commitment to issue such policy, dated as of the date on which related Mortgage Loan was funded;

            (x) the original of any guaranty of the obligations of the Mortgagor under the Mortgage Loan which was in the possession of the related Mortgage Loan Seller at the time the Mortgage Files were delivered to the Trustee;

            (xi) (A) file copies of any UCC Financing Statements and continuation statements which were filed in order to perfect (and maintain the perfection of) any security interest held by the originator of the Mortgage Loan (and each assignee of record prior to the Trustee) in and to the personalty of the Mortgagor at the Mortgaged Property (in each case with evidence of filing thereon) and which were in the possession of the related Mortgage Loan Seller, at the time the Mortgage Files were delivered to the Trustee and (B) if any such security interest is perfected and the related UCC-1, UCC-2 or UCC-3 financing statements were in the possession of the Mortgage Loan Seller, an original UCC-2 or UCC-3 financing statement, as applicable, executed by the most recent assignee of record prior to the Trustee or, if none, by the originator, evidencing the transfer of such security interest to the Trustee (or a certified copy of such assignment as sent for filing);

            (xii) the original or a copy of the power of attorney (with evidence of recording thereon, if appropriate) granted by the Mortgagor if the Mortgage, Mortgage Note or other document or instrument referred to above was signed on behalf of the Mortgagor;

            (xiii) if the Mortgagor has a leasehold interest in the related Mortgaged Property, the original Ground Lease or a copy thereof;

            (xiv) the original or copy of any intercreditor agreement relating to such Mortgage Loan;

            (xv) the original or copy of any operating lease relating to the related Mortgaged Property;

            (xvi) the original or a copy of the related loan agreement;

            (xvii) the original or a copy of any management agreement relating to such Mortgage Loan;

            (xviii) the original or a copy of any lock-box agreement relating to such Mortgage Loan;

            (xix) the original or a copy of any environmental report and/or engineering report relating to such Mortgage Loan; provided that, if such report is sent directly to the Master Servicer, and the Master Servicer so notifies the Depositor, then the Depositor shall have no duty to provide a copy of such report to the Trustee and the Master Servicer shall provide such report to the Trustee;

            (xx) any additional documents required to be added to the Mortgage File pursuant to this Agreement;

            (xxi) any environmental policy; and

            (xxii) with respect to the Loan REMIC Loans, originals or copies of the Loan REMIC Declarations.

provided that whenever the term "Mortgage File" is used to refer to documents actually received by the Trustee or a Custodian appointed thereby, such term shall not be deemed to include such documents and instruments required to be included therein unless they are actually so received.

            "Mortgage Loan": Each of the mortgage loans transferred and assigned to the Trustee pursuant to Section 2.01 and from time to time held in the Trust Fund. As used herein, the term "Mortgage Loan" includes the related Mortgage Note, Mortgage and other security documents contained in the related Mortgage File.

            "Mortgage Loan Schedule": The list of Mortgage Loans transferred on the Closing Date to the Trustee as part of the Trust Fund, which list is attached hereto as Schedule I and may be amended from time to time in accordance with Section 2.02(e). The Mortgage Loan Schedule shall set forth, among other things, the following information with respect to each Mortgage Loan:

            (i) the loan number and the control number, indicating whether the Mortgage Loan is a Bank of America Mortgage Loan or a Bridger Mortgage Loan;

            (ii) the street address or addresses (including city, state and zip code) of the related Mortgaged Property.

            (iii) (a) the Mortgage Rate in effect as of the Cut-off Date and (b) whether the Mortgage Loan accrues interest on the basis of the actual number of days elapsed in the relevant month of accrual and a 360-day year (an "Actual/360 Basis") or on the basis of a 360-day year consisting of twelve 30-day months (a "30/360 Basis");

            (iv) the original principal balance;

            (v) the Cut-off Date Balance;

            (vi) the (A) remaining term to stated maturity and (B) Stated Maturity Date and, in the case of an ARD Loan, the Anticipated Repayment Date;

            (vii) the Due Date;

            (viii) the amount of the Monthly Payment due on the first Due Date following the Cut-off Date;

            (ix) the Administrative Fee Rate (inclusive of the Master Servicer Fee Rate, the Trustee Fee Rate, the Primary Servicing Fee Rate and the Standby Fee Rate);

            (x) the Primary Servicing Fee Rate;

            (xi) the Master Servicing Fee Rate;

            (xii) the Standby Fee Rate;

            (xiii) whether the Mortgagor's interest in the related Mortgaged Property is a leasehold estate;

            (xiv) whether the Mortgage Loan is a Cross-Collateralized Mortgage Loan and, if so, a reference to the other Mortgage Loans that are cross-collateralized with such Mortgage Loan;

            (xv) the property type (e.g., multifamily);

            (xvi) the property size (the square feet or units);

            (xvii) the original amortization term;

            (xviii) whether the Mortgage Loan is an ARD Loan; and

            (xix) whether such Mortgage Loan is a Loan REMIC Loan.

The Mortgage Loan Schedule shall also set forth the aggregate Cut-off Date Balance for all of the Mortgage Loans. Such list may be in the form of more than one list, collectively setting forth all of the information required.

            "Mortgage Loan Seller": Each of Bank of America and BCRF and each of their respective successors and assigns.

            "Mortgage Note": The original executed note evidencing the indebtedness of a Mortgagor under a Mortgage Loan, together with any rider, addendum or amendment thereto.

            "Mortgage Pool": Collectively, all of the Mortgage Loans and any successor REO Loans.

            "Mortgage Rate": With respect to (i) any Mortgage Loan on or prior to its Stated Maturity Date, the annualized rate at which interest is scheduled (in the absence of a default) to accrue on such Mortgage Loan from time to time in accordance with the terms of the related Mortgage Note (as such may be modified at any time following the Closing Date) and applicable law, (ii) any Mortgage Loan after its Stated Maturity Date, the annualized rate described in clause (i) above determined without regard to the passage of such Stated Maturity Date, and (iii) any REO Loan, the annualized rate described in clause
(i) or (ii) above, as applicable, determined as if the related Mortgage Loan had remained outstanding.

            "Mortgaged Property": Individually and collectively, as the context may require, each real property (together with all improvements and fixtures thereon) subject to the lien of a Mortgage and constituting collateral for a Mortgage Loan. With respect to any Cross-Collateralized Mortgage Loan, as the context may require, "Mortgaged Property" may mean, collectively, all the Mortgaged Properties securing such Cross-Collateralized Mortgage Loan.

            "Mortgagor": The obligor or obligors on a Mortgage Note, including without limitation, any Person that has acquired the related Mortgaged Property and assumed the obligations of the original obligor under the Mortgage Note.

            "NB Conduit Originator": Each of Berkshire Mortgage Finance Bethesda Limited Partnership and L.J. Melody & Company of Texas, L.P.

            "Net Aggregate Prepayment Interest Shortfall": With respect to any Distribution Date, the amount, if any, by which (a) the aggregate of all Prepayment Interest Shortfalls incurred in connection with the receipt of Principal Prepayments during the related Collection Period, exceeds (b) the aggregate amount remitted by the Master Servicer for deposit in the Distribution Account for such Distribution Date pursuant to Section 3.19(e) in connection with such Prepayment Interest Shortfalls.

            "Net Cash Flow": With respect to any Mortgaged Property, the total operating revenues derived from such Mortgaged Property, minus the total fixed and variable operating expenses, capital expenditures such as reserves, tenant improvements and leasing commissions, incurred in respect of such Mortgaged Property (subject to adjustments for, among other things, (i) non-cash items such as depreciation and amortization, and (ii) debt service on loans secured by the Mortgaged Property).

            "Net Default Charges": With respect to any Mortgage Loan or REO Loan, any Default Charges actually collected thereon (determined in accordance with the allocation of amounts collected as specified in Section 1.02), net of any Advance Interest accrued on Advances made in respect of such Mortgage Loan, but only to the extent such Advance Interest is reimbursable from such Default Charges in accordance with Section 3.05(a)(viii).

            "Net Default Interest": With respect to any Mortgage Loan that amount of Default Interest, if any, in excess of such amounts of Default Interest allocated to reimburse the Master Servicer for Advances.

            "Net Investment Earnings": With respect to any Investment Account for any Collection Period, the amount, if any, by which the aggregate of all interest and other income realized during such Collection Period on funds held in such Investment Account, exceeds the aggregate of all losses and investment costs, if any, incurred during such Collection Period in connection with the investment of such funds in accordance with Section 3.06.

            "Net Investment Loss": With respect to any Investment Account for any Collection Period, the amount by which the aggregate of all losses and investment costs, if any, incurred during such Collection Period in connection with the investment of funds held in such Investment Account in accordance with
Section 3.06, exceeds the aggregate of all interest and other income realized during such Collection Period on such funds.

            "Net Mortgage Rate": With respect to any Mortgage Loan, Loan REMIC Regular Interest or REO Loan, as of any date of determination, a rate per annum equal to the related Mortgage Rate then in effect, minus the related Administrative Fee Rate. For purposes of calculating the Pass-Through Rate for each Class of Regular Certificates from time to time, the Net Mortgage Rate for any Mortgage Loan (or the Loan REMIC Regular Interests in the case of the Loan REMIC Loans) will be calculated without regard to any modification, waiver or amendment of the terms of such Mortgage Loan subsequent to the Closing Date and provided further, however, that if any Mortgage Loan does not accrue interest on the basis of a 360-day year consisting of twelve 30-day months, which is the basis on which interest accrues in respect of the REMIC Regular Certificates (other than the Class A-2F Certificates) and the Class A-2F Regular Interest, then the Net Mortgage Rate of such Mortgage Loan for any one-month period preceding a related Due Date will be the annualized rate at which interest would have to accrue in respect of such loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually accrued in respect of such loan during such one-month period at the related Mortgage Rate (net of the related Administrative Fee Rate); provided however, that with respect to such Mortgage Loans, the Mortgage Rate for the one month period (a) prior to the due dates in January and February in any year which is not a leap year or in February in any year which is a leap year will be the per annum rate stated in the related Mortgage Note and (b) prior to the due date in March will be determined inclusive of one day of interest retained for the one month period prior to the due dates in January and February in any year which is not a leap year or February in any year which is a leap year.

            "Net Operating Income": With respect to any Mortgaged Property, the total operating revenues derived from such Mortgaged Property, minus the total fixed and variable operating expenses incurred in respect of such Mortgaged Property (subject to adjustments for, and excluding, among other things, (i) non-cash items such as depreciation and amortization, (ii) capital expenditures (inclusive of replacement reserves) and (iii) debt service on loans secured by the Mortgaged Property).

            "Net Swap Payment": As defined in Section 3.28(d).

            "Net Present Value" means an amount determined with respect to a Defaulted Mortgage Loan and an Asset Disposition Method by the Special Servicer, in consultation with the Operating Adviser, by (i) determining the cash flow stream expected to be generated by a particular Asset Disposition Method with respect to a Defaulted Mortgage Loan, (ii) subtracting the amount of expenses expected to be incurred by the Trust in pursuing such Asset Disposition Method and (iii) discounting such remainder at a rate equal to the Net Mortgage Rate of such Defaulted Mortgage Loan. In determining cash flow stream expected from any Asset Disposition Method, the Special Servicer shall refer to all relevant information contained in the Appraisal with respect to the related Mortgaged Property or Mortgaged Properties. In addition, the Special Servicer shall consider objective third-party information obtained from generally available sources as well as information obtained from vendors providing real estate services to the Special Servicer concerning the market for distressed real estate loans and the real estate markets for the related property types in regions in which the Mortgaged Properties are located.

            "New Certificates": As defined in the Preliminary Statement.

            "New Lease": Any lease of REO Property entered into at the direction of the Special Servicer on behalf of the Trust, including any lease renewed, modified or extended on behalf of the Trust, if the Trust has the right to renegotiate the terms of such lease.

            "NOI Adjustment Worksheet": A report prepared by the Master Servicer (based upon operating statements, rent rolls, written reports and data fields collected or prepared by the Special Servicer pursuant to Section 3.12(b) and furnished to the Master Servicer by the Special Servicer in the case of Specially Serviced Mortgage Loans) substantially containing the content described in Exhibit K attached hereto, presenting the computations made in accordance with the methodology described in said Exhibit K to "normalize" the full year end of annual Net Operating Income and debt service coverage ratio numbers used in the other reports required by this Agreement, sent, upon request, to the Trustee with a hard copy (or imaged copies) of each annual operating statement and related rent roll, if available, for a Mortgaged Property or REO Property pursuant to Section 4.02(b).

            "Nonrecoverable Advance": Any Nonrecoverable P&I Advance or Nonrecoverable Servicing Advance.

            "Nonrecoverable P&I Advance": Any P&I Advance made or proposed to be made in respect of a Mortgage Loan or REO Loan which, as determined by the Master Servicer or, if applicable, the Trustee, in its reasonable and good faith judgment, will not be recoverable (together with Advance Interest accrued thereon), or which in fact was not ultimately recovered, from late collections, Default Interest, Insurance Proceeds, Liquidation Proceeds or any other recovery on or in respect of such Mortgage Loan or REO Property (without giving effect to potential recoveries on deficiency judgments or recoveries from guarantors).

            "Nonrecoverable Servicing Advance": Any Servicing Advance made or proposed to be made in respect of a Mortgage Loan or REO Property which, as determined by the Master Servicer or, if applicable, the Trustee, in its reasonable and good faith judgment, will not be recoverable (together with Advance Interest accrued thereon), or which in fact was not ultimately recovered, from late collections, Default Charges (but only to the extent such Default Charges would be available to pay Advance Interest under Section 3.05(a)(viii)), Insurance Proceeds, Liquidation Proceeds or any other recovery on or in respect of such Mortgage Loan or REO Property (without giving effect to potential recoveries on deficiency judgments or recoveries from guarantors).

            "Non-Registered Certificate": Unless and until registered under the Securities Act, any Certificate.

            "Non-U.S. Person": Any person other than a U.S. Person.

            "Officer's Certificate": A certificate signed by a Servicing Officer of the Master Servicer or the Special Servicer, a Responsible Officer of the Trustee or any authorized officer of a Mortgage Loan Seller, as the case may be.

            "Operating Statement Analysis Report": As described in Section 4.02(b).

            "Opinion of Counsel": A written opinion of counsel (who must, in connection with any opinion rendered pursuant hereto with respect to tax matters or a resignation under Section 6.04, be Independent counsel, but who otherwise may be salaried counsel for the Depositor, the Mortgage Loan Sellers, the Trustee, the REMIC Administrator, the Master Servicer or the Special Servicer), which written opinion is acceptable and delivered to the addressee(s).

            "Original Class Principal Balance": With respect to any Class of Sequential Pay Certificates, the original Class Principal Balance thereof as of the Original Closing Date, in each case as set forth below:

                               Original Class
          Class              Principal Balance
          -----              -----------------
      Class A-1(1)             $158,654,096
      Class A-2(1)             $581,340,057
      Class B                   $35,576,642
      Class C                   $21,345,985
      Class D                   $18,974,209
      Class E                    $9,487,105
      Class F                    $9,487,105
      Class G                   $18,974,209
      Class H                   $14,230,657
      Class J                   $13,281,946
      Class K                   $23,480,584
      Class L                    $2,134,598
      Class M                    $5,538,842
      Class N                    $6,788,329
      Class O                    $5,883,218
      Class  P                  $23,532,872

---------------------------------

(1) Redesignated without regard to the sequence listed above as Class A-1, Class A-2 and Class A-2F.

            "Original Closing Date": May 30, 2001.

            "Original Cut-off Date": May 1, 2001.

            "Original Cut-off Date Balance": With respect to any Mortgage Loan, the outstanding principal balance of such Mortgage Loan as of the Original Cut-off Date, net of all unpaid payments of principal due in respect thereof on or before such date.

            "Original Pooling Agreement": As defined in the Preliminary
Statement.

            "OTS": The Office of Thrift Supervision or any successor thereto.

            "Over 49% Interest": As defined in Section 3.26(h).

            "Ownership Interest": As to any Certificate, any ownership or security interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

            "Pass-Through Rate": With respect to any Class of Sequential Pay Certificates and the Class A-2F Regular Interest, the rate per annum specified as such in respect of such Class of Certificates in the Preliminary Statement hereto. With respect to the Class X Certificates, for any Distribution Date, the Class X Pass-Through Rate. With respect to the Class MX Uncertificated Interest, for any Distribution Date, the Class MX Pass-Through Rate.

            "Payment Priority": With respect to any Class of Certificates, the priority of the Holders thereof in respect of the Holders of the other Classes of Certificates to receive distributions out of the Available Distribution Amount for any Distribution Date. The Payment Priority of the respective Classes of Certificates shall be, in descending order, as follows: first, the respective Classes of Senior Certificates; second, the Class B Certificates; third, the Class C Certificates; fourth, the Class D Certificates; fifth, the Class E Certificates; sixth, the Class F Certificates; seventh, the Class G Certificates; eighth, the Class H Certificates; ninth, and Class J Certificates tenth, the Class K Certificates, eleventh, the Class L Certificates, twelfth, the Class M Certificates, thirteenth, the Class N Certificates, fourteenth, the Class O Certificates, fifteenth, the Class P Certificates and last, the respective Classes of Residual Certificates.

            "Percentage Interest": With respect to any Regular Certificate, the portion of the relevant Class evidenced by such Certificate, expressed as a percentage, the numerator of which is the Certificate Principal Balance or Certificate Notional Amount, as the case may be, of such Certificate as of the Original Closing Date (in the case of the Class K, Class L, Class M, Class N, Class O and Class P Certificates) or the Sequel Closing Date (in the case of the Class A-1, Class A-2, Class A-2F, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class X Certificates), as specified on the face thereof, and the denominator of which is the Initial Class Principal Balance or Initial Class Notional Amount, as the case may be, of the relevant Class. With respect to a Residual Certificate or a Class V Certificate, the percentage interest in distributions to be made with respect to the relevant Class, as stated on the face of such Certificate.

            "Permitted Encumbrances": As defined in Section 2.05(c)(v).

            "Permitted Investments": Any one or more of the following obligations:

            (a) direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States;

            (b) repurchase obligations with respect to any security described in clause (i) above, provided that the long-term unsecured debt obligations of the party agreeing to repurchase such obligations are rated "Aaa" by Moody's and "AAA" by Fitch;

            (c) federal funds, uncertificated certificates of deposit, time deposits and bankers' acceptances (having original maturities of not more than 365 days) of any bank or trust company organized under the laws of the United States or any state, provided that the short-term unsecured debt obligations of such bank or trust company are rated no less than "P-1" by Moody's, and "A-1+" by Fitch;

            (d) commercial paper (having original maturities of not more than 365 days) of any corporation incorporated under the laws of the United States or any state thereof rated no less than "P-1" by Moody's, and "F1+" by Fitch;

            (e) units of money markets funds that maintain a constant asset value and which are rated in the highest applicable rating category by each of Fitch and Moody's; and

            (f) any other obligation or security which would not result in the downgrade, qualification (if applicable) or withdrawal of the rating then assigned by any of the Rating Agencies to any Class of Certificates, evidence of which shall be confirmed in writing by each Rating Agency to the Trustee;

provided that no investment described hereunder shall evidence either the right to receive (a) only interest with respect to such investment or (b) a yield to maturity greater than 120% of the yield to maturity at par of the underlying obligations; and provided, further, that no investment described hereunder may be purchased at a price greater than par if such investment may be prepaid or called at a price less than its purchase price prior to stated maturity; and provided, further, that each investment described hereunder shall, by its terms, have a predetermined fixed amount of principal due at maturity (that cannot vary or change) and either a fixed interest rate or variable interest rate tied to a single interest rate index plus a single fixed spread; and provided, further, that each investment described hereunder shall be a "cash flow investment", as defined in the REMIC Provisions; and provided, further, that no investment described hereunder shall have a maturity in excess of one (1) year; and provided, further, that no investment described hereunder shall be liquidated prior to its maturity date.

            "Permitted Transferee": Any Transferee of a Residual Certificate other than any of a Plan, a Disqualified Organization or a Disqualified Non-U.S. Person or any nominee, agent or middleman of any of the above.

            "Person": Any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or any agency or political subdivision thereof.

            "Phase I Environmental Assessment": A "Phase I assessment" or, in the case of certain Mortgage Loans having an initial principal balance under $1,000,000, a transaction screen, as described in, and meeting the criteria of,
(i) Chapter 5 of the FNMA Multifamily Guide or any successor provisions covering the same subject matter, in the case of Specially Serviced Mortgage Loans as to which the related Mortgaged Property is multifamily property or (ii) the American Society for Testing and Materials in the case of Specially Serviced Mortgage Loans as to which the related Mortgaged Property is a non-multifamily property.

            "P&I Advance": As to any Mortgage Loan or REO Loan, any advance made by the Master Servicer or the Trustee pursuant to Section 4.03.

            "Placement Agent": Banc of America Securities LLC.

            "Plan": As defined in Section 5.02(c).

            "Prepayment Assumption": The assumption that no Mortgage Loan (other than an ARD Loan) is prepaid prior to its Stated Maturity Date and that no ARD Loan is prepaid prior to, but each is paid in its entirety on, its Anticipated Repayment Date, such assumption to be used for determining the accrual of original issue discount, market discount and premium, if any, on the Mortgage Loans, the REMIC I Regular Interests and the Certificates for federal income tax purposes.

            "Prepayment Interest Excess": With respect to any Mortgage Loan that was subject to a Principal Prepayment in full or in part made on or prior to the Determination Date in any calendar month but after such Mortgage Loan's Due Date, any payment of interest (net of related Master Servicing Fees and exclusive of Prepayment Premiums and, in the case of an ARD Loan after its Anticipated Repayment Date, Excess Interest) actually collected from the related Mortgagor from and after such Due Date. A Prepayment Interest Excess in respect of a Loan REMIC Loan shall be a Prepayment Interest Excess in respect of the related Loan REMIC Regular Interest.

            "Prepayment Interest Shortfall": With respect to any non-Specially Serviced Mortgage Loan that was subject to a Principal Prepayment in full or in part made after the Determination Date in any calendar month, the amount of uncollected interest (determined without regard to any Prepayment Premium that may have been collected and exclusive of, in the case of an ARD Loan after its Anticipated Repayment Date, Excess Interest) that would have accrued at a per annum rate equal to the sum of the Net Mortgage Rate for such non-Specially Serviced Mortgage Loan plus the Trustee Fee Rate, on the amount of such Principal Prepayment during the period commencing on the date as of which such Principal Prepayment was applied to such non-Specially Serviced Mortgage Loan and ending on the last day of such calendar month, inclusive. A Prepayment Interest Shortfall in respect of the Loan REMIC Loans shall be a Prepayment Interest Shortfall in respect of the related Loan REMIC Regular Interest.

            "Prepayment Premium": Any premium, penalty or fee paid or payable, as the context requires, by a Mortgagor in connection with a Principal Prepayment on, or other early collection of principal of, a Mortgage Loan or any successor REO Loan.

            "Primary Servicing Fee": With respect to each Mortgage Loan that is subject to a Sub-Servicing Agreement as of the Closing Date, the monthly fee payable to the Sub-Servicer by the Master Servicer from the Master Servicing Fee, which monthly fee accrues at the Primary Servicing Fee Rate.

            "Primary Servicing Fee Rate": With respect to each Mortgage Loan that is subject to a Sub-Servicing Agreement as of the Closing Date, the rate per annum specified as such in the Mortgage Loan Schedule.

            "Primary Servicing Office": With respect to the Master Servicer, the office thereof primarily responsible for performing its respective duties under this Agreement, initially located in Pennsylvania and, with respect to the Special Servicer, the office thereof primarily responsible for performing its respective duties under this Agreement, initially located in Florida.

            "Principal Distribution Amount": With respect to any Distribution Date, the aggregate of the Current Principal Distribution Amount for such Distribution Date and, if such Distribution Date is subsequent to the initial Distribution Date, the excess, if any, of the Principal Distribution Amount for the preceding Distribution Date, over the aggregate distributions of principal made on the Sequential Pay Certificates on the preceding Distribution Date.

            "Principal Prepayment": Any payment of principal made by the Mortgagor on a Mortgage Loan which is received in advance of its scheduled Due Date and which is not accompanied by an amount of interest (without regard to any Prepayment Premium that may have been collected) representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

            "Prospectus Supplement": That certain prospectus supplement dated June 12, 2001 relating to the Class A, Class X, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates, that is a supplement to the Base Prospectus.

            "PSCC": Prudential Securities Credit Corp., LLC, a Delaware limited liability company.

            "Purchase Price": With respect to any Mortgage Loan (and the related Loan REMIC Interests), a price equal to the unpaid principal balance of the Mortgage Loan as of the date of purchase, together with (a) all accrued and unpaid interest (excluding, in the case of an ARD Loan after its Anticipated Repayment Date, Excess Interest) on the Mortgage Loan at the related Mortgage Rate to but not including the Due Date in the Collection Period of purchase, (b) all related unreimbursed Servicing Advances, (c) all accrued and unpaid Advance Interest in respect of related Advances and (d) any related unreimbursed Additional Trust Fund Expenses. With respect to any REO Property, a price equal to the unpaid principal balance of the related REO Loan as of the date of purchase, together with (a) all accrued and unpaid interest (excluding, in the case of an ARD Loan after its Anticipated Repayment Date, Excess Interest) on such REO Loan at the related Mortgage Rate to but not including the Due Date in the Collection Period of purchase, (b) all related unreimbursed Servicing Advances, (c) all accrued and unpaid Advance Interest in respect of related Advances, and (d) any related unreimbursed Additional Trust Fund Expenses. The Purchase Price of any Mortgage Loan, Loan REMIC Interests or REO Property is intended to include, without limitation, principal and interest previously advanced with respect thereto and not previously reimbursed.

            "Qualified Appraiser": In connection with the appraisal of any Mortgaged Property or REO Property, an Independent MAI-designated appraiser with at least five years of experience in respect of the relevant geographic location and property type.

            "Qualified Institutional Buyer": As defined in Section 5.02(b).

            "Qualified Insurer": An insurance company or security or bonding company qualified to write the related Insurance Policy in the relevant jurisdiction.

            "Rating Agency": Each of Moody's and Fitch.

            "Rated Final Distribution Date": As to each Class of Certificates, the Distribution Date in April 15, 2036.

            "Rating Agency Trigger Event": The reduction of the Swap Counterparty's long-term and short-term senior unsecured deposit ratings below "Aa3" and "P-1", respectively, by Moody's, or "AA-" and "F-1", respectively, by Fitch.

            "Realized Loss": With respect to each defaulted Mortgage Loan as to which a Final Recovery Determination has been made, or with respect to any REO Loan as to which a Final Recovery Determination has been made as to the related REO Property, an amount (not less than zero) equal to (i) the unpaid principal balance of such Mortgage Loan or REO Loan, as the case may be, as of the Due Date related to the Collection Period in which the Final Recovery Determination was made, plus (ii) all accrued but unpaid interest (excluding, in the case of an ARD Loan after its Anticipated Repayment Date, Excess Interest) on such Mortgage Loan or REO Loan, as the case may be, at the related Mortgage Rate to but not including the Due Date related to the Collection Period in which the Final Recovery Determination was made, plus (iii) any related unreimbursed Servicing Advances as of the commencement of the Collection Period in which the Final Recovery Determination was made, together with any new related Servicing Advances made during such Collection Period, minus (iv) all payments and proceeds, if any, received in respect of such Collection Period related to the Mortgage Loan or REO Loan, as the case may be, during the Collection Period in which such Final Recovery Determination was made (net of any related Liquidation Expenses paid therefrom).

            With respect to any Mortgage Loan as to which any portion of the outstanding principal or accrued interest owed thereunder was forgiven in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, waiver or amendment of such Mortgage Loan granted or agreed to by the Master Servicer or Special Servicer pursuant to Section 3.20, the amount of such principal or interest (other than any Default Interest) so forgiven.

            With respect to any Mortgage Loan as to which the Mortgage Rate thereon has been permanently reduced and not recaptured for any period in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, waiver or amendment of such Mortgage Loan granted or agreed to by the Master Servicer or Special Servicer pursuant to Section 3.20, the amount of the consequent reduction, if any, in the interest portion of each successive Monthly Payment due thereon. Each such Realized Loss shall be deemed to have been incurred on the Due Date for each affected Monthly Payment.

            A Realized Loss with respect to a Loan REMIC Loan shall be a Realized Loss with respect to the related Loan REMIC Regular Interest.

            "Record Date": With respect to each Class of Certificates, for any Distribution Date, the last Business Day of the calendar month immediately preceding the month in which such Distribution Date occurs.

            "Registered Certificates": Any Certificate that has been registered under the Securities Act.

            "Regular Certificates": Any of the Class A-1, Class A-2, Class A-2F, Class X, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class K, Class L, Class M, Class N, Class O and Class P Certificates.

            "Reimbursement Rate": The rate per annum applicable to the accrual of Advance Interest, which rate per annum shall be equal to the "prime rate" as published in the "Money Rates" section of The Wall Street Journal, as such "prime rate" may change from time to time. If The Wall Street Journal ceases to publish such "prime rate", then the Trustee, in its sole discretion, shall select an equivalent publication that publishes such "prime rate"; and if such "prime rate" is no longer generally published or is limited, regulated or administered by a governmental or quasi-governmental body, then the Trustee shall select a comparable interest rate index. In either case, such selection shall be made by the Trustee in its sole discretion and the Trustee shall notify the Master Servicer and the Special Servicer in writing of its selection.

            "REMIC": A "real estate mortgage investment conduit" as defined in
Section 860D of the Code.

            "REMIC Administrator": Wells Fargo Bank Minnesota, N. A., its successor in interest, or any successor REMIC administrator appointed as herein provided.

            "REMIC I": A segregated pool of assets subject hereto and to be administered hereunder, with respect to which a REMIC election is to be made, consisting of: (i) the Mortgage Loans (other than the Loan REMIC Loans) as from time to time are subject to this Agreement and all payments under and proceeds of such Mortgage Loans (exclusive of Excess Interest) received or receivable after the Cut-off Date (other than payments of principal, interest and other amounts due and payable on the Mortgage Loans on or before the Cut-off Date), together with all documents, Escrow Payments and Reserve Funds delivered or caused to be delivered hereunder with respect to such Mortgage Loans by the Mortgage Loan Sellers; (ii) any REO Property acquired in respect of a Mortgage Loan (other than a Loan REMIC Loan) and all payments and proceeds of such REO Property; and (iii) such amounts on or with respect to clauses (i) or (ii) as from time to time are deposited in the Distribution Account, the Certificate Account, the Interest Reserve Account and the REO Account (if established). The Loan REMIC Loans (exclusive of Excess Interest, if any), collections thereon and any related REO Property acquired in respect thereof shall be held as assets of the related Loan REMICs, and the related Loan REMIC Regular Interests and collections thereon shall be held as assets of REMIC I.

            "REMIC I Distribution Amount": As defined in Section 4.01(a)(i).

            "REMIC I Regular Interests": Any of the Class LA-1, Class LA-2, Class LB, Class LC, Class LD, Class LE, Class LF, Class LG, Class LH, Class LJ, Class LK, Class LL, Class LM, Class LN, Class LO and Class LP Uncertificated Interests.

            "REMIC I Remittance Rate": With respect to any REMIC I Regular Interest, the Weighted Average Adjusted Net Mortgage Rate.

            "REMIC II": A segregated pool of assets subject hereto and to be administered hereunder, and consisting of all of the REMIC I Regular Interests and amounts distributed thereon as from time to time are held in the REMIC II Distribution Account.

            "REMIC II Distribution Account": The segregated account or accounts created and maintained as a separate trust account or accounts by the Trustee pursuant to Section 3.04, which shall be entitled "Wells Fargo Bank Minnesota, N.A., as Trustee, in trust for Holders of Banc of America Commercial Mortgage Inc., Commercial Mortgage Pass-Through Certificates, Series 2001-1, REMIC II Distribution Account" and which account shall be an Eligible Account.

            "REMIC II Regular Interests": On and after the Sequel Closing Date, the REMIC II Uncertificated Regular Interests and the Unaffected Certificates.

            "REMIC II Remittance Rate": With respect to any REMIC II Uncertificated Regular Interest (other than the Class MX Uncertificated Interest), the Weighted Average Adjusted Net Mortgage Rate. With respect to the Class MX Uncertificated Interest, the Class MX Pass-Through Rate.

            "REMIC II Uncertificated Regular Interests": Any of the Class MA-1, Class MA-2, Class MB, Class MC, Class MD, Class ME, Class MF, Class MG, Class MH, Class MJ and Class MX Uncertificated Interests.

            "REMIC IIU": A segregated pool of assets subject hereto and to be administered hereunder and consisting of the Class MA-1 and Class MA-2 Uncertificated Interests and amounts distributed thereon as from time to time are held in the REMIC IIU Distribution Account.

            "REMIC IIU Distribution Account": The segregated account or accounts created and maintained as a separate trust sub-account or sub-accounts of the Distribution Account by the Trustee pursuant to Section 3.04, which shall be entitled "Wells Fargo Bank Minnesota, N.A., as Trustee, in trust for Holders of Banc of America Commercial Mortgage Inc., Commercial Mortgage Pass-Through Certificates, Series 2001-1, REMIC IIU Distribution Account," and which account shall be an Eligible Account.

            "REMIC IIU Distribution Amount": As defined in Section 4.01(a)(i).

            "REMIC IIU Regular Interests": Any of the Class UA-1, Class UA-2 and Class UA-2F Regular Interests.

            "REMIC IIU Remittance Rate": With respect to any REMIC IIU Regular Interest, the Weighted Average Adjusted Net Mortgage Rate.

            "REMIC III": A segregated pool of assets subject hereto and to be administered hereunder and consisting of the Class UA-1, Class UA-2, Class UA-2F, Class MB, Class MC, Class MD, Class ME, Class MF, Class MG, Class MH, Class MJ and Class MX Uncertificated Interests and amounts distributed thereon as from time to time are held in the REMIC III Distribution Account.

            "REMIC III Certificate": Any of the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class X and Class R-III Certificates.

            "REMIC III Distribution Account": The segregated account or accounts created and maintained as a separate trust sub-account or accounts of the Distribution Account by the Trustee pursuant to Section 3.04, which shall be entitled "Wells Fargo Bank Minnesota, N.A., as Trustee, in trust for Holders of Banc of America Commercial Mortgage Inc., Commercial Mortgage Pass-Through Certificates, Series 2001-1, REMIC III Distribution Account," and which account shall be an Eligible Account.

            "REMIC III Regular Certificates": Any of the REMIC III Certificates other than the Class R-III Certificates.

            "REMIC III Uncertificated Regular Interest": The Class A-2F Regular Interest.

             "REMIC Provisions": Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and temporary and final Treasury regulations (or proposed regulations that would apply by reason of their proposed effective date to the extent not inconsistent with temporary or final regulations) and any rulings promulgated thereunder, as the foregoing may be in effect from time to time.

            "Rents from Real Property": With respect to any REO Property, gross income of the character described in Section 856(d) of the Code, which income, subject to the terms and conditions of that Section of the Code in its present form, does not include:

            (a) except as provided in Section 856(d)(4) or (6) of the Code, any amount received or accrued, directly or indirectly, with respect to such REO Property, if the determination of such amount depends in whole or in part on the income or profits derived by any Person from such property (unless such amount is a fixed percentage or percentages of receipts or sales and otherwise constitutes Rents from Real Property);

            (b) any amount received or accrued, directly or indirectly, from any Person if the Trust Fund owns directly or indirectly (including by attribution) a ten percent or greater interest in such Person determined in accordance with Sections 856(d)(2)(B) and (d)(5) of the Code;

            (c) any amount received or accrued, directly or indirectly, with respect to such REO Property if any Person Directly Operates such REO Property;

            (d) any amount charged for services that are not customarily furnished in connection with the rental of property to tenants in buildings of a similar class in the same geographic market as such REO Property within the meaning of Treasury Regulations Section 1.856-4(b)(1) (whether or not such charges are separately stated); and

            (e) rent attributable to personal property unless such personal property is leased under, or in connection with, the lease of such REO Property and, for any taxable year of the Trust Fund, such rent is no greater than 15 percent of the total rent received or accrued under, or in connection with, the lease.

            "REO Account": A segregated custodial account or accounts created and maintained by the Special Servicer pursuant to Section 3.16 on behalf of the Trustee in trust for the Certificateholders, which shall be entitled "Lennar Partners, Inc., as Special Servicer, in trust for registered holders of Banc of America Commercial Mortgage Inc., Commercial Mortgage Pass-Through Certificates, Series 2001-1, REO Account".

            "REO Acquisition": The acquisition of an REO Property for federal income tax purposes pursuant to Treasury Regulations Section 1.856-6.

            "REO Disposition": The sale or other disposition of the REO Property pursuant to Section 3.18.

            "REO Extension": As defined in Section 3.16(a).

            "REO Loan": The mortgage loan deemed for purposes hereof to be outstanding with respect to each REO Property acquired in respect of any Mortgage Loan. Each REO Loan shall be deemed to provide for monthly payments of principal and/or interest equal to its Assumed Monthly Payment and otherwise to have the same terms and conditions as the predecessor Mortgage Loan. Each REO Loan shall be deemed to have an initial unpaid principal balance and Stated Principal Balance equal to the unpaid principal balance and Stated Principal Balance, respectively, of the predecessor Mortgage Loan as of the date of the related REO Acquisition. In addition, all Monthly Payments (other than any Balloon Payment), Assumed Monthly Payments (in the case of a Balloon Mortgage Loan delinquent in respect of its Balloon Payment) and other amounts due and owing, or deemed to be due and owing, in respect of the predecessor Mortgage Loan as of the date of the related REO Acquisition, shall be deemed to continue to be due and owing in respect of an REO Loan. All amounts payable or reimbursable to the Master Servicer, the Special Servicer and/or the Trustee in respect of the related Mortgage Loan as of the date of the related REO Acquisition, including, without limitation, any unpaid Servicing Fees and any unreimbursed Advances, together with any Advance Interest accrued and payable to the Master Servicer and/or the Trustee in respect of such Advances, shall continue to be payable or reimbursable to the Master Servicer and/or Trustee as the case may be, in respect of an REO Loan.

            "REO Property": A Mortgaged Property acquired by the Special Servicer on behalf of the Trustee for the benefit of the Certificateholders pursuant to Section 3.09 through foreclosure, acceptance of a deed-in-lieu of foreclosure or otherwise in accordance with applicable law in connection with the default or imminent default of a Mortgage Loan.

            "REO Revenues": All income, rents, profits and proceeds derived from the ownership, operation or leasing of any REO Property.

            "REO Status Report": A report or reports substantially in the form of Exhibit E attached hereto setting forth, among other things, with respect to each REO Property that was included in the Trust Fund as of the close of business on the Determination Date immediately preceding the preparation of such report or reports, (i) the Acquisition Date of such REO Property, and (ii) the value of the REO Property based on the most recent Appraisal or other valuation thereof available to the Master Servicer as of such Determination Date (including any valuation prepared internally by the Special Servicer).

            "Request for Release": A request for release signed by a Servicing Officer of, as applicable, the Master Servicer or Special Servicer in the form of Exhibit D attached hereto.

            "Request for Review": A request for review signed by a Servicing Officer of, as applicable, the Master Servicer or Special Servicer in the form of Exhibit M attached hereto.

            "Required Appraisal Loan": As defined in Section 3.19(b).

            "Required Claims-Paying Ratings": With respect to any insurance carrier, claims-paying ability ratings at least equal to the following minimum ratings assigned to such carrier by at least two of the following parties and, in any event, by each Rating Agency that assigned a rating to the claims-paying ability of such insurance carrier: Moody's ("A2" or better), Fitch ("A" or better), Standard & Poors Ratings Services a division of The McGraw Hill Companies, Inc. ("A" or better) and A.M. Best ("A:VIII" or better) or any insurance carrier backed or guaranteed by an insurer with such a rating; provided, however, that a rating by A.M. Best shall be disregarded and shall not be applicable as one of the two required ratings except with respect to a fidelity bond or errors and omissions insurance maintained by a Sub-Servicer and then only to the extent in force as of the Closing Date. Notwithstanding the preceding sentence, an insurance carrier with lower or fewer claims-paying ability ratings shall be deemed to have the "Required Claims-Paying Ratings" if each of the Rating Agencies has confirmed in writing that such insurance carrier shall not result, in and of itself, in a downgrading, withdrawal or qualification (if applicable) of the then current rating assigned by such Rating Agency to any Class of Certificates, unless, with respect to policies maintained by Borrowers, a higher claims-paying ability rating is required under any of the Mortgage Loan documents.

            "Reserve Account": The account or accounts created and maintained pursuant to Section 3.03(d).

            "Reserve Funds": With respect to any Mortgage Loan, any amounts delivered by the related Mortgagor to be held in escrow by or on behalf of the mortgagee representing reserves for principal and interest payments, repairs, replacements, capital improvements (including, without limitation, tenant improvements and leasing commissions), and/or environmental testing and remediation with respect to the related Mortgaged Property.

            "Residual Certificate": Any Class R-I, Class R-II, Class R-IIU or Class R-III Certificate.

            "Responsible Officer": When used with respect to the Trustee, any officer assigned to the Corporate Trust Services Group, any vice president, any assistant vice president, any assistant secretary, any assistant treasurer, or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers to whom a particular matter is referred by the Trustee because of such officer's knowledge of and familiarity with the particular subject. When used with respect to any Certificate Registrar (other than the Trustee), any officer or assistant officer thereof.

            "Responsible Party": With respect to any Document Defect or alleged Document Defect or any breach or alleged breach of a representation or warranty set forth in Section 2.05(d), either: (i) Bank of America, if such Document Defect or alleged Document Defect relates to a Bank of America Mortgage Loan, or if such breach or alleged breach is of a representation or warranty as to which Bank of America is the Responsible Party; or (ii) BCRF, if such Document Defect or alleged Document Defect relates to a Bridger Mortgage Loan, or if such breach or alleged breach is of a representation or warranty as to which BCRF is the Responsible Party.

            "Securities Act": The Securities Act of 1933, as amended.

            "Security Agreement": With respect to any Mortgage Loan, any security agreement, chattel mortgage or similar document or instrument, whether contained in the related Mortgage or executed separately, creating in favor of the holder of such Mortgage a security interest in the personal property constituting security for repayment of such Mortgage Loan.

            "Senior Certificate": Any Class A-1, Class A-2, Class A-2F or Class X Certificate.

            "Senior Interest": Any Class A-1, Class A-2 or Class X Certificate and the Class A-2F Regular Interest.

            "Senior Principal Distribution Cross-Over Date": The first Distribution Date as of which the aggregate Class Principal Balance of the Class A-1 Certificates, and Class A-2 Certificates outstanding immediately prior to such Distribution Date exceeds the sum of (a) the aggregate Stated Principal Balance of the Mortgage Pool that will be outstanding immediately following such Distribution Date, plus (b) the lesser of (i) the Principal Distribution Amount for such Distribution Date and (ii) the portion of the Available Distribution Amount for such Distribution Date that will remain after the distributions of interest to be made on the Class A-1 Certificates, and Class A-2 Certificates on such Distribution Date have been so made.

            "Sequential Pay Certificate": Any Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O or Class P Certificate.

            "Sequel Closing Date": June 27, 2001.

            "Servicer Reports": As defined in Section 4.02 (a).

            "Servicer Watch List": As defined in Section 4.02(b).

            "Servicing Account": The account or accounts created and maintained pursuant to Section 3.03(a).

            "Servicing Advances": Subject to Section 3.19(d), all customary, reasonable and necessary "out of pocket" costs and expenses incurred or to be incurred, as the context requires, by the Master Servicer or, with respect to the Specially Serviced Mortgage Loans, by the Master Servicer at the direction of the Special Servicer (or, if applicable, the Trustee) in connection with the servicing of a Mortgage Loan after a default, delinquency or other unanticipated event, or in connection with the administration of any REO Property, including, but not limited to, the cost of (a) compliance with the obligations of the Master Servicer set forth in Sections 3.03(c) and 3.09, (b) the preservation, insurance, restoration, protection and management of a Mortgaged Property, (c) obtaining any Liquidation Proceeds or Insurance Proceeds in respect of any Mortgage Loan or REO Property, (d) any enforcement or judicial proceedings with respect to a Mortgaged Property, including, without limitation, foreclosures, and (e) the operation, management, maintenance and liquidation of any REO Property; provided that notwithstanding anything herein to the contrary, "Servicing Advances" shall not include allocable overhead of the Master Servicer, such as costs for office space, office equipment, supplies and related expenses, employee salaries and related expenses and similar internal costs and expenses, or costs incurred by either such party in connection with its purchase of any Mortgage Loan or REO Property pursuant to any provision of this Agreement. All Emergency Advances made by the Master Servicer at the direction of the Special Servicer hereunder shall be considered "Servicing Advances" for the purposes hereof.

            "Servicing Fees": With respect to each Mortgage Loan and REO Loan, the Master Servicing Fee and the Special Servicing Fee.

            "Servicing File": Any documents (other than documents required to be part of the related Mortgage File), including, without limitation, the related environmental site assessment report(s) referred to in Section 2.05(b)(xiv), in the possession of the Master Servicer or the Special Servicer and relating to the origination and servicing of any Mortgage Loan.

            "Servicing Officer": Any officer or authorized signatory of the Master Servicer or the Special Servicer involved in, or responsible for, the administration and servicing of Mortgage Loans, whose name and specimen signature appear on a list of such officers and authorized signatories furnished by such party to the Trustee and the Depositor on the Closing Date, as such list may be amended from time to time thereafter.

            "Servicing Return Date": With respect to any Corrected Mortgage Loan, the date that servicing thereof is returned by the Special Servicer to the Master Servicer pursuant to Section 3.21(a).

            "Servicing Standard": The Master Servicer and the Special Servicer shall service and administer the Mortgage Loans that it is obligated to service and administer pursuant to this Agreement on behalf of the Trustee and in the best interests of and for the benefit of the Certificateholders (as determined by the Master Servicer or the Special Servicer, as applicable in its good faith and reasonable judgement), in accordance with applicable law, the terms of this Agreement and the terms of the respective Mortgage Loans and to the extent consistent with the forgoing, further as follows, (i) with the same skill, care and diligence as is normal and usual in its general mortgage servicing activities on behalf of third parties or on behalf of itself, whichever is higher, with respect to mortgage loans that are comparable to the Mortgage Loans; (ii) with a view to the timely collection of all scheduled payments of principal and interest under the Mortgage Loans or, if a Mortgage Loan comes into and continues in default, with a view to maximization of the recovery on such Mortgage Loans on a Net Present Value basis; and (iii) without regard to
(A) any relationship that the Master Servicer or the Special Servicer, as applicable or any Affiliate thereof may have with the related Mortgagor, (B) the ownership of any Certificate by the Master Servicer or the Special Servicer, as applicable, or by any Affiliate thereof, (C) the Master Servicer's or the Special Servicer's, as applicable, obligation to make Advances, and (D) the right of the Master Servicer (or any Affiliate thereof) to receive reimbursement of costs, or the sufficiency of any compensation payable to it, hereunder or with respect to any particular transaction (the conditions set forth in the immediately foregoing clauses (i), (ii) and (iii), the "Servicing Standard").

            "Servicing Transfer Event": With respect to any Mortgage Loan, the occurrence of any of the events described in clauses (a) through (h) of the definition of "Specially Serviced Mortgage Loan".

            "Similar Law": As defined in Section 5.02(c).

            "Single Certificate": For purposes of Section 4.02(a), a Certificate of any Class of Regular Certificates evidencing a $1,000 denomination or, in the case of a Class X Certificate, a 100% Percentage Interest.

            "Single-Purpose Entity": A Person, other than an individual, whose organizational documents provide that it is formed solely for the purpose of owning the related Mortgaged Property, Mortgaged Properties securing other Mortgage Loans and assets incidental to the ownership and operation of such Mortgaged Property or Properties, and which has agreed, either in such organizational documents or the loan documents relating to any related Mortgage Loan, that it (a) does not engage in any business unrelated to such property and the financing thereof; (b) does not have any indebtedness other than as permitted by the related Mortgage, (c) maintains its own books, records and accounts, in each case which are separate and apart from the books, records and accounts of any other Person; (d) conducts business in its own name; (e) does not guarantee or assume the debts or obligations of any other person; (f) does not commingle its assets or funds with those of any other Person; (g) transacts business with affiliates on an arm's length basis; and (h) holds itself out as being a legal entity separate and apart from any other Person. In addition, such entity's organizational documents provide that any dissolution and winding up or insolvency filing for such entity requires either the unanimous consent of all partners or members, as applicable, or the consent of an independent Person (whether as a partner, member, or director in such entity or in any Person that is the managing member or general partner of such entity or otherwise), and either such organizational documents or the terms of the mortgage loan documents provide that such organizational documents may not be amended without the consent of the lender as regards such single-purpose entity requirements.

            "Special Servicer": Lennar Partners, Inc., its successor in interest, or any successor special servicer appointed as herein provided.

            "Special Servicer Loan Status Report": A report or reports (which need not be in a separate report or reports from the Servicer Reports listed in
Section 4.02(a)) setting forth, among other things, as of the close of business on the Determination Date immediately preceding the preparation of such report or reports, (i) the aggregate unpaid principal balance of all Specially Serviced Mortgage Loans and (ii) a loan-by-loan listing of all Specially Serviced Mortgage Loans indicating their status, date and reason for transfer to the Special Servicer.

            "Special Servicing Fee": With respect to each Specially Serviced Mortgage Loan and each REO Loan, the fee designated as such and payable to the Special Servicer pursuant to the first paragraph of Section 3.11(c).

            "Special Servicing Fee Rate": With respect to each Specially Serviced Mortgage Loan and each REO Loan, 0.25% per annum.

            "Specially Serviced Mortgage Loan": Any Mortgage Loan as to which any of the following events has occurred:

            (a) the related Mortgagor has failed to make when due any Balloon Payment, and the Mortgagor has not delivered to the Master Servicer, on or prior to the due date of such Balloon Payment, a written refinancing commitment from an acceptable lender and reasonably satisfactory in form and substance to the Master Servicer which provides that such refinancing will occur within 60 days after the date of such Balloon Payment (provided that if such refinancing does not occur during such time, the related Mortgage Loan will immediately become a Specially Serviced Mortgage Loan); or

            (b) the related Mortgagor has failed to make when due any Monthly Payment (other than a Balloon Payment) or any other payment required under the related Mortgage Note or the related Mortgage, which failure has continued unremedied for 60 days; or

            (c) the Master Servicer has determined in its good faith and reasonable judgment that a default in the making of a Monthly Payment (including a Balloon Payment) or any other payment required under the related Mortgage Note or the related Mortgage(s) is likely to occur and would not be cured within 60 days or in the case of a Balloon Payment would not be cured for at least 30 days; or

            (d) there shall have occurred a default under the related loan documents, other than as described in clause (a) or (b) above, that may, in the Master Servicer's or the Special Servicer's good faith and reasonable judgment, materially impair the value of the related Mortgaged Property as security for the Mortgage Loan or otherwise materially and adversely affect the interests of Certificateholders, which default has continued unremedied for the applicable cure period under the terms of the Mortgage Loan (or, if no cure period is specified, 60 days); or

            (e) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the related Mortgagor and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or

            (f) the related Mortgagor shall have consented to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to such Mortgagor or of or relating to all or substantially all of its property; or

            (g) the related Mortgagor shall have admitted in writing its inability to pay its debts generally as they become due, filed a petition to take advantage of any applicable insolvency or reorganization statute, made an assignment for the benefit of its creditors, or voluntarily suspended payment of its obligations; or

            (h) the Master Servicer or the Special Servicer shall have received notice of the commencement of foreclosure or similar proceedings with respect to the related Mortgaged Property.

provided that a Mortgage Loan will cease to be a Specially Serviced Mortgage Loan, when a Liquidation Event has occurred in respect of such Mortgage Loan, when the related Mortgaged Property has become an REO Property, or at such time as such of the following as are applicable occur with respect to the circumstances identified above that caused the Mortgage Loan to be characterized as a Specially Serviced Mortgage Loan (and provided that no other Servicing Transfer Event then exists):

            (w) with respect to the circumstances described in clauses (a) and
(b) above, the related Mortgagor has made three consecutive full and timely Monthly Payments under the terms of such Mortgage Loan (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related Mortgagor or by reason of a modification, waiver or amendment granted or agreed to by the Special Servicer pursuant to Section 3.20);

            (x) with respect to the circumstances described in clauses (c), (e),
(f), and (g) above, such circumstances cease to exist in the good faith and reasonable judgment of the Special Servicer;

            (y) with respect to the circumstances described in clause (d) above, such default is cured; and

            (z) with respect to the circumstances described in clause (h) above, such proceedings are terminated.

            "Standby Fee": With respect to each Mortgage Loan and each REO Loan, the fee designated as such and payable to the Special Servicer pursuant to the second paragraph of Section 3.11(c).

            "Standby Fee Rate": With respect to each Mortgage Loan and each REO Loan, 0.00075% per annum.

            "Startup Day": With respect to each of REMIC I and REMIC II, the day designated as such in Section 10.01(c). With respect to the Loan REMICs, March 29, 2001.

            "Stated Maturity Date": With respect to any Mortgage Loan, the Due Date on which the last payment of principal is due and payable under the terms of the related Mortgage Note as in effect on the Closing Date, without regard to any change in or modification of such terms in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, waiver or amendment of such Mortgage Loan granted or agreed to by the Master Servicer or Special Servicer pursuant to Section 3.20 and, in the case of an ARD Loan, without regard to its Anticipated Repayment Date.

            "Stated Principal Balance": With respect to any Mortgage Loan (and any successor REO Loan), a principal amount initially equal to the Cut-off Date Balance of such Mortgage Loan, that is permanently reduced on each Distribution Date (to not less than zero) by (i) all payments (or P&I Advances in lieu thereof) of, and all other collections allocated as provided in Section 1.02 to, principal of or with respect to such Mortgage Loan (or successor REO Loan) that are (or, if they had not been applied to cover any Additional Trust Fund Expense, would have been) distributed to Certificateholders on such Distribution Date, and (ii) the principal portion of any Realized Loss incurred in respect of such Mortgage Loan (or successor REO Loan) during the related Collection Period. Notwithstanding the foregoing, if a Liquidation Event occurs in respect of any Mortgage Loan or REO Property, then the "Stated Principal Balance" of such Mortgage Loan or of the related REO Loan, as the case may be, shall be zero commencing as of the Distribution Date in the Collection Period next following the Collection Period in which such Liquidation Event occurred.

            "Subordinate Certificate": Any Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class V or a Residual Certificate.

            "Sub-Servicer": Any Person with which the Master Servicer or the Special Servicer has entered into a Sub-Servicing Agreement.

            "Sub-Servicer Termination Compensation": As defined in Section 3.22(d).

            "Sub-Servicer Termination Fee": As defined in Section 3.22(d).

            "Sub-Servicing Agreement": The written contract between the Master Servicer or the Special Servicer, on the one hand, and any Sub-Servicer, on the other hand, relating to servicing and administration of Mortgage Loans as provided in Section 3.22.

            "Swap Contract": The ISDA Master Agreement and Schedule to the Master Agreement, dated as of June 27, 2001, by and between the Swap Counterparty and the Trustee, solely in its capacity as Trustee of the Trust Fund.

            "Swap Counterparty": Bank of America, N.A., a national banking association, acting in such capacity or its successor in interest.

            "Swap Default": Any failure on the part of the Swap Counterparty to
(i) make a required payment under the Swap Documents or (ii) either post acceptable collateral or find an acceptable replacement Swap Counterparty after a Rating Agency Trigger Event has occurred (as required by Part 1, paragraph (k) of the Schedule to the related ISDA Master Agreement) and after the expiration of the applicable time periods in which to take such action(s) (as set forth in the Schedule).

            "Swap Documents": The Swap Contract and the related Confirmation for U.S. Dollar Interest Rate Swap Transaction dated June 27, 2001.

            "Tax Matters Person": With respect to each of the Loan REMICs, REMIC I, REMIC II, REMIC IIU, and REMIC III, the Person designated as the "tax matters person" of such REMIC in the manner provided under Treasury Regulations Section 1.860F-4(d) and Treasury Regulations Section 301.6231(a)(7)-1. The "Tax Matters Person" for each of the Loan REMICs, REMIC I, REMIC II, REMIC IIU, and REMIC III is the Holder of Certificates evidencing the largest Percentage Interest in the related Class of Residual Certificates.

            "Tax Returns": The federal income tax returns on Internal Revenue Service Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return, including Schedule Q thereto, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation, or any successor forms, to be filed on behalf of each of the Loan REMICs, REMIC I, REMIC II, REMIC IIU and REMIC III due to its classification as a REMIC under the REMIC Provisions, together with any and all other information, reports or returns that may be required to be furnished to the Certificateholders or filed with the Internal Revenue Service or any other governmental taxing authority under any applicable provisions of federal or Applicable State Law.

            "Termination Strip": As defined in Section 3.22(d).

            "Transfer": Any direct or indirect transfer, sale, pledge, hypothecation, or other form of assignment of any Ownership Interest in a Certificate.

            "Transfer Affidavit and Agreement": As defined in Section 5.02(d)(i)(B).

            "Transferee": Any Person who is acquiring by Transfer any Ownership Interest in a Certificate.

            "Transferor": Any Person who is disposing by Transfer any Ownership Interest in a Certificate.

            "Trust": The common law trust created pursuant to the Original Pooling Agreement (as amended and restated hereby).

            "Trust Fund": Collectively, all of the assets of REMIC I, REMIC II, REMIC IIU, REMIC III, the Loan REMICs and the Grantor Trust.

            "Trustee": Wells Fargo Bank Minnesota, N. A., in its capacity as Trustee hereunder, its successor in interest, or any successor trustee appointed as herein provided.

            "Trustee Fee": The fee payable to the Trustee on each Distribution Date for its services as Trustee hereunder, in an aggregate amount equal to one month's interest at the Trustee Fee Rate in respect of each Mortgage Loan and REO Loan, calculated on the Stated Principal Balance as of the Due Date in the immediately preceding Collection Period and for the same number of days (i.e., on the basis of, as applicable, a 360-day year consisting of twelve 30-day months or the actual number of days elapsed during each calendar month in a 360-day year) respecting which any related interest payment due on such Mortgage Loan or deemed to be due on such REO Loan is computed under the terms of the related Mortgage Note (as such terms may be changed or modified at any time following the Original Closing Date) and applicable law, and without giving effect to any Excess Interest that may accrue on the ARD Loan after its Anticipated Repayment Date.

            "Trustee Fee Rate": A rate of .0032% per annum.

            "Trustee's Website": The website maintained by the Trustee and located at "www.ctslink.com/cmbs".

            "UCC": The Uniform Commercial Code in effect in the applicable jurisdiction.

            "UCC Financing Statement": A financing statement executed and filed pursuant to the Uniform Commercial Code, as in effect in the relevant jurisdiction.

            "UCC-1", "UCC-2" and "UCC-3": UCC financing statements on Form UCC-1, Form UCC-2 and Form UCC-3, respectively.

            "Unaffected Certificates": As defined in the Preliminary Statement.

            "Uncertificated Accrued Interest": With respect to any REMIC I Regular Interest, for any Distribution Date, one month's interest at the REMIC I Remittance Rate applicable to such REMIC I Regular Interest for such Distribution Date, accrued on the Uncertificated Principal Balance of such REMIC I Regular Interest outstanding immediately prior to such Distribution Date. With respect to any REMIC II Uncertificated Regular Interest, for any Distribution Date, one month's interest at the REMIC II Remittance Rate applicable to such REMIC II Uncertificated Regular Interest for such Distribution Date, accrued on the Uncertificated Principal Balance or the Class MX Notional Amount, as applicable, of such REMIC II Uncertificated Regular Interest outstanding immediately prior to such Distribution Date. With respect to any REMIC IIU Regular Interest, for any Distribution Date, one month's interest at the REMIC IIU Remittance Rate applicable to such REMIC IIU Regular Interest for such Distribution Date, accrued on the Uncertificated Principal Balance of such REMIC IIU Regular Interest outstanding immediately prior to such Distribution Date. The Uncertificated Accrued Interest in respect of any REMIC I Regular Interest, REMIC II Uncertificated Regular Interest or REMIC IIU Regular Interest for any Distribution Date shall be deemed to have accrued during the applicable Interest Accrual Period.

            "Uncertificated Distributable Interest": With respect to any REMIC I Regular Interest, for any Distribution Date, the Uncertificated Accrued Interest in respect of such REMIC I Regular Interest for such Distribution Date, reduced (to not less than zero) by the product of (i) the Net Aggregate Prepayment Interest Shortfall, if any, for such Distribution Date, multiplied by (ii) a fraction, the numerator of which is the Uncertificated Accrued Interest in respect of such REMIC I Regular Interest for such Distribution Date, and the denominator of which is the aggregate Uncertificated Accrued Interest in respect of all the REMIC I Regular Interests for such Distribution Date. With respect to any REMIC II Uncertificated Regular Interest, for any Distribution Date, the Uncertificated Accrued Interest in respect of such REMIC II Uncertificated Regular Interest for such Distribution Date, reduced (to not less than zero) by the product of (i) the excess of (a) the Net Aggregate Prepayment Interest Shortfall, if any, for such Distribution Date, over (b) the portion of such Net Aggregate Prepayment Interest Shortfall allocated to the Class K, Class L, Class M, Class N, Class O and Class P Certificates pursuant to the definition of "Distributable Certificate Interest," multiplied by (ii) a fraction, the numerator of which is the Uncertificated Accrued Interest in respect of such REMIC II Uncertificated Regular Interest for such Distribution Date, and the denominator of which is the aggregate Uncertificated Accrued Interest in respect of all the REMIC II Uncertificated Regular Interests for such Distribution Date. With respect to any REMIC IIU Regular Interest, the Uncertificated Accrued Interest in respect of such REMIC IIU Regular Interest for such Distribution Date, reduced (to not less than zero) by the product of (i) the excess of (a) the Net Aggregate Prepayment Interest Shortfall, if any, for such Distribution Date over (b) the sum of the portions of such Net Aggregate Prepayment Interest Shortfall allocated to the Class MB, Class MC, Class MD, Class ME, Class MF, Class MG, Class MH, Class MJ and Class MX Uncertificated Interests pursuant to the preceding sentence, and to the Class K, Class L, Class M, Class N, Class O and Class P Certificates pursuant to the definition of "Distributable Certificate Interest," and (ii) a fraction, the numerator of which is the Uncertificated Accrued Interest in respect of such REMIC IIU Regular Interest for such Distribution Date, and the denominator of which is the aggregate Uncertificated Accrued Interest in respect of all the REMIC IIU Regular Interests for such Distribution Date.

            "Uncertificated Principal Balance": With respect to any Class of REMIC I Regular Interests, (i) on or prior to the first Distribution Date, an amount equal to the Original Class Principal Balance of the Corresponding Class of Certificates, and (ii) as of any date of determination after the first Distribution Date, an amount equal to the Class Principal Balance or Uncertificated Principal Balance, as applicable, of the Class of REMIC II Regular Interests corresponding thereto on the Distribution Date immediately prior to such date of determination, in each case after giving effect to distributions made, or any Realized Losses or Additional Trust Fund Expenses applied, as of such Distribution Date. With respect to any Class of REMIC II Uncertificated Regular Interests, (i) after the Sequel Closing Date and on or prior to the first Distribution Date following the Sequel Closing Date, an amount equal to the initial principal amount of such Class as specified in the Preliminary Statement hereto, and (ii) as of any date of determination after the first Distribution Date following the Sequel Closing Date, (a) other than in the case of the Class MA-1 and Class MA-2 Uncertificated Interests, an amount equal to the Class Principal Balance of the Class of Corresponding Certificates on the Distribution Date immediately prior to such date of determination, (b) in the case of the Class MA-1 Uncertificated Interest, an amount equal to the excess of
(A) the sum of the Class Principal Balances of the Class A-1 and Class A-2 Certificates and Class A-2F Regular Interest on the Distribution Date immediately prior to such date of determination over (B) the initial principal amount of the Class MA-2 Uncertificated Interest, but not less than zero, and
(c) in the case of the Class MA-2 Uncertificated Interest, an amount equal to the excess of (A) the sum of the Class Principal Balances of the Class A-1 and Class A-2 Certificates and Class A-2F Regular Interest over (B) the Uncertificated Principal Balance of the Class MA-1 Uncertificated Interest, in each case on the Distribution Date immediately prior to such date of determination. With respect to any Class of REMIC IIU Regular Interests, (i) after the Sequel Closing Date and on or prior to the first Distribution Date following the Sequel Closing Date, an amount equal to the initial principal amount of such Class as specified in the Preliminary Statement hereto, and (ii) as of any date of determination after the first Distribution Date following the Sequel Closing Date, an amount equal to the Class Principal Balance of the Class of Corresponding Certificates on the Distribution Date immediately prior to such date of determination.

            "Underwriter": Each of Banc of America Securities LLC and Salomon Smith Barney Inc.

            "U.S. Person": A citizen or resident of the United States, a corporation or partnership (except to the extent provided in the applicable Treasury regulations) created or organized in, or under the laws of, the United States any state or the District of Columbia, including an entity treated as a corporation or partnership for federal income tax purposes, or an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more such U.S. Persons have the authority to control all substantial decisions of the trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

            "USPAP": The Uniform Standards of Professional Appraisal Practices.

            "Voting Rights": The portion of the voting rights of all of the Certificates which is allocated to any Certificate. At all times during the term of this Agreement, 95% of the Voting Rights shall be allocated among the Holders of the various outstanding Classes of Sequential Pay Certificates in proportion to the respective Class Principal Balances of their Certificates, and 5% of the Voting Rights shall be allocated to the Holders of the Class X Certificates. None of the Class V Certificates, the Class R-I Certificates nor the Class R-II Certificates will be entitled to any Voting Rights. Voting Rights allocated to a Class of Certificateholders shall be allocated among such Certificateholders in proportion to the Percentage Interests evidenced by their respective Certificates.

            "Weighted Average Adjusted Net Mortgage Rate": With respect to any Distribution Date, the weighted average of the respective Adjusted Net Mortgage Rates for all the Mortgage Loans and REO Loans, weighted on the basis of the respective Stated Principal Balances of such Mortgage Loans and REO Loans outstanding immediately prior to such Distribution Date; provided, however, that in the case of the Loan REMIC Loans, "Mortgage Loan" shall refer to the related Loan REMIC Regular Interest for purposes of this definition.

            "Withheld Amounts": As defined in Section 4.05.

            "Workout": As defined in Section 3.18.

            "Workout Fee": With respect to each Corrected Mortgage Loan, the fee designated as such and payable to the Special Servicer pursuant to the third paragraph of Section 3.11(c).

            "Workout Fee Rate": With respect to each Corrected Mortgage Loan as to which a Workout Fee is payable, 1.0%.

            SECTION 1.02 Certain Calculations in Respect of the Mortgage Pool.

            (a) All amounts collected in respect of any Group of Cross-Collateralized Mortgage Loans in the form of payments from Mortgagors, Insurance Proceeds and Liquidation Proceeds, shall be applied by the Master Servicer among such Mortgage Loans in accordance with the express provisions of the related loan documents and, in the absence of such express provisions, on a pro rata basis in accordance with the respective amounts then "due and owing" as to each of the Mortgage Loans constituting such Group. All amounts collected in respect of or allocable to any particular individual Mortgage Loan (whether or not such Mortgage Loan is a Cross-Collateralized Mortgage Loan) in the form of payments from Mortgagors, Liquidation Proceeds or Insurance Proceeds shall be applied for purposes of this Agreement (including, without limitation, for purposes of determining distributions on the Certificates pursuant to Article IV and additional compensation payable to the Master Servicer, the Special Servicer and any Sub-Servicers) as follows: first, as a recovery of any related unreimbursed Advances and interest thereon and, if applicable, unpaid Liquidation Expenses; second, as a recovery of accrued and unpaid interest (excluding, in the case of an ARD Loan after its Anticipated Repayment Date, Excess Interest) at the related Mortgage Rate on such Mortgage Loan to but not including, as appropriate, the date of receipt or, in the case of a full Monthly Payment from any Mortgagor, the related Due Date; third, as a recovery of principal of such Mortgage Loan then due and owing, including, without limitation, by reason of acceleration of the Mortgage Loan following a default thereunder (or, if a Liquidation Event has occurred in respect of such Mortgage Loan, as a recovery of principal to the extent of its entire remaining unpaid principal balance); fourth, as a recovery of amounts to be currently applied to the payment of, or escrowed for the future payment of, real estate taxes, assessments, insurance premiums, ground rents (if applicable) and similar items; fifth, as a recovery of Reserve Funds to the extent then required to be held in escrow; sixth, as a recovery of any Prepayment Premium then due and owing under such Mortgage Loan; seventh, as a recovery of any Default Interest then due and owing under such Mortgage Loan, eighth, as a recovery of any Default Charges then due and owing under such Mortgage Loan; ninth, as a recovery of any assumption fees and modification fees then due and owing under such Mortgage Loan; tenth, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal; eleventh, as an early recovery of any remaining principal of such Mortgage Loan to the extent of its entire remaining unpaid principal balance; and, twelfth, in the case of an ARD Loan after its Anticipated Repayment Date, as a recovery of accrued and unpaid Excess Interest on such ARD Loan, to but not including the date of receipt. The Master Servicer shall, to the fullest extent permitted by applicable law and the related Mortgage Loan documents, apply all payments on and proceeds of each Mortgage Loan to amounts actually due and owing from the related Mortgagor in a manner consistent with the foregoing and shall maintain accurate records of how all such payments and proceeds are actually applied and are applied for purposes of this Agreement.

            (b) Collections in respect of each REO Property (exclusive of amounts to be applied to the payment of the costs of operating, managing, maintaining and disposing of such REO Property) shall be applied for purposes of this Agreement (including, without limitation for purposes of determining distributions on the Certificates pursuant to Article IV and additional compensation payable to the Master Servicer, the Special Servicer and any Sub-Servicers) as follows: first, as a recovery of any related unreimbursed Advances; second, as a recovery of accrued and unpaid interest (excluding, in the case of an REO Loan that relates to an ARD Loan after its Anticipated Repayment Date, Excess Interest) on the related REO Loan at the related Mortgage Rate to but not including the Due Date in the Collection Period of receipt; third, as a recovery of principal of the related REO Loan to the extent of its entire unpaid principal balance; fourth, as a recovery of any Prepayment Premium then due and owing under such REO Loan; fifth, as a recovery of any other amounts (including, without limitation, first a recovery of Default Interest and then a recovery of Default Charges) deemed to be due and owing in respect of the related REO Loan; and, sixth, in the case of an REO Loan that relates to an ARD Loan after its Anticipated Repayment Date, as a recovery of accrued and unpaid Excess Interest on such REO Loan to but not including the date of receipt.

            (c) For the purposes of calculating distributions pursuant to this Agreement, Excess Interest on an ARD Loan shall be deemed not to constitute principal or any portion thereof and shall not be added to the unpaid principal balance or Stated Principal Balance of such ARD Loan. To the extent any Excess Interest is not paid on a current basis, it shall be deemed to be deferred interest.

            (d) Insofar as amounts received in respect of any Mortgage Loan or REO Property and allocable to fees and charges owing in respect of such Mortgage Loan or the related REO Loan, as the case may be, that constitute additional servicing compensation payable to the Master Servicer and/or Special Servicer pursuant to Section 3.11, are insufficient to cover the full amount of such fees and charges, such amounts shall be allocated between such of those fees and charges as are payable to the Master Servicer, on the one hand, and such of those fees and charges as are payable to the Special Servicer, on the other, pro rata in accordance with their respective entitlements, and such payments so made shall constitute the sole amount that will be paid to the Master Servicer and the Special Servicer with respect thereto.

            (e) The foregoing applications of amounts received in respect of any Mortgage Loan or REO Property shall be determined by the Master Servicer and reflected in the reports to be delivered thereby pursuant to Section 4.02(b).

            SECTION 1.03 Incorporation of Preliminary Statement.

            The parties hereto acknowledge that the Preliminary Statement at the beginning of this Agreement constitutes a part of this Agreement.

                                   ARTICLE II

    CONVEYANCE OF MORTGAGE LOANS; REPRESENTATIONS AND WARRANTIES; ORIGINAL
                            ISSUANCE OF CERTIFICATES

            SECTION 2.01 Conveyance of Mortgage Loans and Loan REMIC Interests.

            (a) It is the intention of the parties hereto that a common law trust be established pursuant to this Agreement. Wells Fargo Bank Minnesota, N.
A. is hereby appointed, and does hereby agree to act, as Trustee hereunder and, in such capacity, to hold the Trust Fund in trust for the exclusive use and benefit of all present and future Certificateholders. It is not intended that this Agreement create a partnership or a joint-stock association.

            (b) Each of the Depositor and, at the direction of the Depositor given pursuant to each of the Bank of America/BACM Mortgage Loan Purchase and Sale Agreement and the BCRF/BACM Mortgage Loan Purchase and Sale Agreement, each Mortgage Loan Seller, concurrently with respective execution and delivery hereof, does hereby assign, transfer, sell and otherwise convey to the Trustee without recourse for the benefit of the Certificateholders and the Trustee as holder of REMIC I Regular Interests, the REMIC II Uncertificated Regular Interests, the REMIC IIU Regular Interests, the REMIC III Uncertificated Regular Interest and the Loan REMIC Interests all the right, title and interest of the Depositor, and the Mortgage Loan Sellers, respectively, in, to and under the Mortgage Loans identified on the Mortgage Loan Schedule, the Loan REMIC Interests and all other assets included or to be included in REMIC I. Such assignment includes (i) the Mortgage Loans as from time to time are subject to this Agreement and all payments under and proceeds of such Mortgage Loans received or receivable after the Original Cut-off Date (other than payments of principal, interest and other amounts due and payable on the Mortgage Loans on or before the Original Cut-off Date) together with all documents delivered or caused to be delivered hereunder with respect to such Mortgage Loans by the Mortgage Loan Sellers; (ii) any REO Property acquired in respect of a Mortgage Loan; (iii) the Loan REMIC Interests, and (iv) such funds or assets as from time to time are deposited in the Certificate Account, the Distribution Account, the REMIC II Distribution Account, the REMIC IIU Distribution Account, the REMIC III Distribution Account, the Floating Rate Account, the Interest Reserve Account, the Excess Interest Distribution Account and the REO Account (if established).

            It is intended that the conveyance of the Mortgage Loans, the Loan REMIC Interests and the related rights and property by the Depositor, and the Mortgage Loan Sellers to the Trustee, as provided in this Section be, and be construed as, an absolute transfer of the Mortgage Loans and the Loan REMIC Interests to the Trustee for the benefit of the Certificateholders. It is, further, not intended that such conveyance be deemed a pledge of the Mortgage Loans and the Loan REMIC Interests to the Trustee to secure a debt or other obligation of the Depositor, or the Mortgage Loan Sellers, as the case may be. However, in the event that the Mortgage Loans or the Loan REMIC Interests are held to be property of the Depositor, or the Mortgage Loan Sellers, or if for any reason this Agreement is held or deemed to create a security interest in the Mortgage Loans, then it is intended that, (i) this Agreement shall also be deemed to be a security agreement within the meaning of Articles 8 and 9 of the New York Uniform Commercial Code and the Uniform Commercial Code of any other applicable jurisdiction; (ii) the conveyance provided for in this Section shall be deemed to be a grant by the Depositor, and the Mortgage Loan Sellers and the Loan REMIC Interests to the Trustee, for the benefit of the Certificateholders, of a security interest in all of their respective right (including the power to convey title thereto), title and interest, whether now owned or hereafter acquired, in and to (A) the Mortgage Notes, the Mortgages, any related insurance policies and all other documents in the related Mortgage Files, (B) all amounts payable to the holders of the Mortgage Loans in accordance with the terms thereof, (C) the Loan REMIC Interests and (D) all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, including without limitation all amounts from time to time held or invested in the Certificate Account, the Distribution Account, the REMIC II Distribution Account, the REMIC IIU Distribution Account, the REMIC III Distribution Account, the Floating Rate Distribution Account, the Interest Reserve Account, the Excess Interest Distribution Account or the REO Account, whether in the form of cash, instruments, securities or other property; (iii) the possession by the Trustee or its agent of the Mortgage Notes and such other items of property as constitute instruments, money, negotiable documents or chattel paper shall be deemed to be "possession by the secured party" or possession by a purchaser or a Person designated by such secured party, for purposes of perfecting the security interest pursuant to the New York Uniform Commercial Code and the Uniform Commercial Code of any other applicable jurisdiction (including, without limitation, Section 9-305 or 9-115 thereof); and (iv) notifications to, and acknowledgments, receipts or confirmations from, Persons holding such property shall be deemed to be notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the Trustee for the purpose of perfecting such security interest under applicable law. The Mortgage Loan Sellers and the Trustee shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Mortgage Loans and/or the Loan REMIC Interests, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of this Agreement. At the Depositor's direction, the Trustee shall execute and deliver, and the Master Servicer, or, with respect to Mortgage Loans subject to a Sub-Servicing Agreement, the Sub-Servicer, shall (at its or its Sub-Servicer's expense) file, all filings necessary to maintain the effectiveness of any original filings necessary under the Uniform Commercial Code as in effect in any jurisdiction to perfect and maintain the Trustee's security interest in or lien on the Trust Fund, including without limitation (A) continuation statements and
(B) such other statements as may be occasioned by any transfer of any interest of the Trustee, the Master Servicer, the Special Servicer or the Depositor in the Trust Fund. In connection herewith, the Trustee shall have all of the rights and remedies of a secured party and creditor under the Uniform Commercial Code as in force in the relevant jurisdiction. The Depositor shall provide the Master Servicer and the Special Servicer with a power of attorney in a form sufficient to permit the Master Servicer and the Special Servicer to correct any deficiencies in such filings on its behalf; provided, however, that this shall in no way limit the Depositor's liability for such deficiencies or impose any liability whatsoever on either the Master Servicer or the Special Servicer.

            (c) In connection with the assignment pursuant to subsection (b) above, the Mortgage Loan Sellers (at the direction of the Depositor pursuant to the Bank of America/BACM Mortgage Loan Purchase and Sale Agreement or the BCRF/BACM Mortgage Loan Purchase and Sale Agreement) shall deliver to and deposit with, or cause to be delivered to and deposited with, the Trustee or a Custodian appointed thereby (with a copy to the Master Servicer), on or before the Original Closing Date, the Mortgage File for each Mortgage Loan so assigned by the related Mortgage Loan Seller hereunder. If a Mortgage Loan Seller is unable to deliver or cause the delivery of any original Mortgage Note, it may deliver a copy of such Mortgage Note, together with a lost note affidavit, and shall thereby be deemed to have satisfied the document delivery requirements of this Section 2.01(c). If a Mortgage Loan Seller cannot so deliver, or cause to be delivered, as to any Mortgage Loan, the original or a copy of any of the documents and/or instruments referred to in clauses (ii), (iv), (viii), (xi)(A) and (xiii) of the definition of "Mortgage File", with evidence of recording or filing (as the case may be) thereon, solely because of a delay caused by the public recording or filing office where such document or instrument has been delivered for recordation or filing, as the case may be, the delivery requirements of this Section 2.01(c) shall be deemed to have been satisfied as to such missing item, and such missing item shall be deemed to have been included in the related Mortgage File, provided that a copy of such document or instrument (without evidence of recording or filing thereon, but certified (which certificate may relate to multiple loans, documents and/or instruments) by such Mortgage Loan Seller, to be a true and complete copy of the original thereof submitted for recording or filing, as the case may be) is delivered to the Trustee or a Custodian appointed thereby on or before the Original Closing Date, and either the original of such missing document or instrument, or a copy thereof, with evidence of recording or filing, as the case may be, thereon, is delivered to the Trustee or such Custodian within 180 days of the Closing Date (or within such longer period after the Original Closing Date as the Trustee may consent to, which consent shall not be unreasonably withheld so long as such Mortgage Loan Seller, has provided the Trustee with evidence of such submission for recording or filing, as the case may be, or has certified to the Trustee as to the occurrence of such submission for recording or filing, as the case may be, and is, as certified to the Trustee no less often than monthly, in good faith attempting to obtain from the appropriate recording or filing office such original or copy). If a Mortgage Loan Seller, cannot or does not so deliver, or cause to be delivered, as to any Mortgage Loan, the original of any of the documents and/or instruments referred to in clauses (iii), (v), and (xi)(B) of the definition of "Mortgage File", because such document or instrument has been delivered for recording or filing, as the case may be, the delivery requirements of this Section 2.01(c) shall be deemed to have been satisfied as to such missing item, and such missing item shall be deemed to have been included in the related Mortgage File, provided that a copy of such document or instrument (without evidence of recording or filing thereon, but certified (which certificate may relate to multiple documents and/or instruments) by such Mortgage Loan Seller, to be a true and complete copy of the original thereof submitted for recording or filing, as the case may be) is delivered to the Trustee or a Custodian appointed thereby on or before the Original Closing Date, and either the original of such missing document or instrument, or a copy thereof, with evidence of recording or filing, as the case may be, thereon, is delivered to the Trustee or such Custodian within 180 days of the Original Closing Date (or within such longer period after the Original Closing Date as the Trustee may consent to, which consent shall not be unreasonably withheld so long as such Mortgage Loan Seller, has provided the Trustee with evidence of such submission for recording or filing, as the case may be, or has certified to the Trustee as to the occurrence of such submission for recording or filing, as the case may be, and is, as certified to the Trustee no less often than monthly, in good faith attempting to obtain from the appropriate recording or filing office such original or copy). If a Mortgage Loan Seller, cannot so deliver, or cause to be delivered, as to any Mortgage Loan, the original or a copy of the related lender's title insurance policy referred to in clause (ix) of the definition of "Mortgage File" solely because such policy has not yet been issued, the delivery requirements of this Section 2.01(c) shall be deemed to be satisfied as to such missing item, and such missing item shall be deemed to have been included in the related Mortgage File, provided that such Mortgage Loan Seller, shall have delivered to the Trustee or a Custodian appointed thereby, on or before the Original Closing Date, a binding commitment for title insurance "marked-up" at the closing of such Mortgage Loan, and such Mortgage Loan Seller, shall deliver to the Trustee or such Custodian, promptly following the receipt thereof and in any event within 180 days of the Original Closing Date, the original related lender's title insurance policy (or a copy thereof). In addition, notwithstanding anything to the contrary contained herein, if there exists with respect to any Group of related Cross-Collateralized Mortgage Loans only one original of any document referred to in the definition of "Mortgage File" covering all the Mortgage Loans in such Group, then the inclusion of the original of such document in the Mortgage File for any of the Mortgage Loans in such Group shall be deemed an inclusion of such original in the Mortgage File for each such Mortgage Loan. None of the Trustee, any Custodian, the Depositor, the Master Servicer or the Special Servicer shall in any way be liable for any failure by either Mortgage Loan Seller to comply with the delivery requirements of this Section 2.01(c).

            If any of the endorsements referred to in clause (i) of the definition of "Mortgage File" are delivered to the Trustee in blank, the Trustee shall be responsible for completing promptly the related endorsement in the name of the Trustee (in such capacity).

            (d) Bank of America shall, as to each Bank of America Mortgage Loan, and BCRF shall, as to each Bridger Mortgage Loan, in each such case, at its own expense, promptly (and in any event within 45 days of the Closing Date, unless recording/filing information is not available by such time for assignments solely due to recorder's office delay, in which case such submission shall be made promptly after such information does become available from the recorder's office) submit or cause to be submitted for recording or filing, as the case may be, in the appropriate public office for real property records or UCC Financing Statements, as appropriate, each assignment referred to in clauses (iii) and (v) of the definition of "Mortgage File" and each UCC-1, UCC-2 and UCC-3, if any, referred to in clause (xi)(B) of the definition of "Mortgage File". Each such assignment shall reflect that it should be returned by the public recording office to the party responsible for filing it, who will then forward the original recorded document to the Trustee, and each such UCC-1, UCC-2 and UCC-3 shall reflect that the file copy thereof should be returned to the party responsible for filing it, and who will then forward such document to the Trustee. At such time as such assignments, UCC-1s, UCC-2s and UCC-3s have been returned to the Trustee, the Trustee shall periodically forward a copy of each thereof to the Master Servicer. If any such document or instrument is lost or returned unrecorded or unfiled, as the case may be, because of a defect therein, Bank of America, in the case of the Bank of America Mortgage Loans, and BCRF, in the case of the Bridger Mortgage Loans, shall in each such case promptly prepare or cause the preparation of a substitute therefor or cure or cause the curing of such defect, as the case may be, and thereafter Bank of America, in the case of Bank of America Mortgage Loans, and BCRF, in the case of the Bridger Mortgage Loans, shall in each such case, at its own expense, submit the substitute or corrected documents or cause such to be submitted for recording or filing, as appropriate.

            (e) All documents and records in either Mortgage Loan Seller's possession (or under its control) relating to the Mortgage Loans (except attorney-client privileged communications or confidential internal credit analysis of the client) that are not required to be a part of a Mortgage File in accordance with the definition thereof, together with all Escrow Payments and Reserve Funds in the possession of either Mortgage Loan Seller (or, in either case, under its control) with respect to the Mortgage Loans, shall be delivered or caused to be delivered by the appropriate Mortgage Loan Seller, to the Master Servicer, within five (5) Business Days of the Original Closing Date, and shall be retained by the Master Servicer on behalf of the Trustee in trust for the benefit of the Certificateholders.

            (f) Bank of America shall, as to each Bank of America Mortgage Loan which is secured by the interest of the related Mortgagor under a Ground Lease, and BCRF shall, as to each Bridger Mortgage Loan which is secured by the interest of the related Mortgagor under a Ground Lease, in each case at its own expense, promptly (and in any event within 45 days of the Closing Date) notify the related ground lessor of the transfer of such Mortgage Loan to the Trust pursuant to this Agreement and inform such ground lessor that any notices of default under the related Ground Lease should thereafter be forwarded to the Trustee, and shall provide copies of such notices to the Master Servicer.

            (g) In connection with its assignment of the Bank of America Mortgage Loans hereunder, Bank of America hereby expressly assigns to the Trustee for the benefit of the Certificateholders any and all rights Bank of America may have with respect to representations and warranties made by a third party originator and/or an NB Conduit Originator with respect to any Mortgage Loan under the mortgage loan purchase agreement between Bank of America and such third party originator and/or the NB Conduit Originator that originated such Mortgage Loan pursuant to which Bank of America originally acquired such Mortgage Loan from such NB Conduit Originator and/or third party originator. In the event such Mortgage Loan is repurchased by Bank of America, the Trustee shall re-assign such rights under the relevant mortgage loan purchase agreement to Bank of America in respect of such Mortgage Loan.

            SECTION 2.02 Acceptance of REMIC I by Trustee.

            (a) The Trustee, by the execution and delivery of this Agreement, acknowledges receipt by it or a Custodian on its behalf of, subject to the provisions of Section 2.01 and to the further review provided for in this
Section 2.02, and further subject to the Schedule of Exceptions attached hereto as Schedule III, of, with respect to each Mortgage Loan, an original Mortgage Note endorsed to the Trustee and declares that it or a Custodian on its behalf holds and will hold the documents delivered or caused to be delivered by the Mortgage Loan Sellers in respect of the Mortgage Loans and the Loan REMIC Interests, and that it holds and will hold all other assets included in the Loan REMICs, and REMIC I and the Grantor Trust (in respect of Excess Interest and the Loan REMIC Residual Interests) in trust for the exclusive use and benefit of all present and future Certificateholders and the Trustee as holder of the REMIC I Regular Interests, REMIC II Uncertificated Regular Interests, REMIC IIU Regular Interests, REMIC III Uncertificated Regular Interest and the Loan REMIC Interests.

            (b) Within 60 days of the Original Closing Date (or, in the case of any Mortgage Loan as to which a Servicing Transfer Event has occurred during such 60-day period of which event the Trustee has notice, within the shorter of 60 days of the Original Closing Date and five Business Days of the Trustee's receiving such notice), the Trustee or a Custodian on its behalf shall review each of the documents delivered or caused to be delivered by the Mortgage Loan Sellers with respect to each Mortgage Loan pursuant to Section 2.01(c); and, promptly following such review, the Trustee shall, subject to Section 2.02(d), certify in writing (substantially in the form of Exhibit I) to each of the Depositor, the Master Servicer, the Special Servicer, the Directing Certificateholder and the Mortgage Loan Seller that as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or otherwise liquidated), and except as specifically identified in any exception report annexed to such certification, (i) all documents specified in clauses (i) through (iii), (ix) (without regard to the verification of the effective date with respect to a title policy or the date of funding with respect to a title commitment) and, if the Mortgage Loan Schedule specifies that the related Mortgagor has a leasehold interest in the related Mortgaged Property, (xiii) of the definition of "Mortgage File" are in its possession or the possession of a Custodian on its behalf, or each Mortgage Loan Seller has otherwise satisfied the delivery requirements in respect of such documents in accordance with
Section 2.01(c), (ii) all documents received by it or any Custodian in respect of such Mortgage Loan have been reviewed by it or by a Custodian on its behalf and appear regular on their face and relate to such Mortgage Loan, and (iii) based on such examination and only as to the foregoing documents, the information set forth in the Mortgage Loan Schedule with respect to the items specified in clauses (iv) and (vi)(B) of the definition of "Mortgage Loan Schedule" is correct and the Mortgage Rate set forth in clause (iii)(a) of the definition of "Mortgage Loan Schedule" matches the Mortgage Rate in effect on the date of origination or of the most recent written amendment to such Mortgage Rate which is contained in the Mortgage File. If within 60 days of the Original Closing Date the Trustee shall receive notice of any Mortgage Loan as to which a Servicing Transfer Event or substitution has occurred during such 60-day period, the Trustee shall, upon receipt of a Request for Review (substantially in the form of Exhibit M), promptly review the Mortgage File delivered or caused to be delivered by the related Mortgage Loan Seller with respect to such Mortgage Loan. Such review and the certification regarding the same shall be conducted and prepared in accordance with the standards of review set forth in this paragraph.

            (c) The Trustee or a Custodian on its behalf shall review each of the documents relating to the Mortgage Loans received thereby subsequent to the Original Closing Date; and no later than 180 days after the Original Closing Date, and subsequently no later than one (1) year after the Original Closing Date and, if any exceptions are noted, every 90 days thereafter until either (i) all exceptions have been removed, or (ii) the second anniversary of the Closing Date, the Trustee shall, subject to Section 2.02(d), certify in writing (substantially in the form of Exhibit H) to each of the Depositor, the Master Servicer, the Special Servicer, the Directing Certificateholder and the Mortgage Loan Sellers that as to each Mortgage Loan listed on the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or otherwise liquidated), and except as specifically identified in any exception report annexed to such certification, (i) all documents specified in clauses (i), (ii), (ix) (without regard to the verification of the effective date with respect to a title policy or the date of funding with respect to a title commitment) and, if the Mortgage Loan Schedule specifies that the related Mortgagor has a leasehold interest in the related Mortgaged Property, (xiii) of the definition of "Mortgage File" are in its possession or the possession of a Custodian on its behalf, or each Mortgage Loan Seller has otherwise satisfied the delivery requirements in respect of such documents in accordance with Section 2.01(c), (ii) it or a Custodian on its behalf has received either the original or copy of each of the assignments specified in clauses (iii) and (v) of the definition of "Mortgage File" that were delivered by the Mortgage Loan Sellers with evidence of recording thereon, (iii) all documents received by it or any Custodian in respect of such Mortgage Loan have been reviewed by it or by such Custodian on its behalf and appear regular on their face and relate to such Mortgage Loan, and (iv) based on the examinations referred to in subsection (b) above and this subsection (c) and only as to the foregoing documents, the information set forth in the Mortgage Loan Schedule with respect to the items specified in clauses
(iv) and (vi)(B) of the definition of "Mortgage Loan Schedule", is correct and the Mortgage Rate set forth in clause (iii)(a) of the definition of "Mortgage Loan Schedule" matches the Mortgage Rate in effect on the date of origination or of the most recent written amendment to such Mortgage Rate which is contained in the Mortgage File.

            (d) None of the Trustee, the Master Servicer, the Special Servicer or any Custodian is under any duty or obligation (i) to determine whether any of the documents specified in clauses (iv) through (viii), (x) and (xi), and (xiv) through (xxi) of the definition of "Mortgage File" exist or are required to be delivered by the Mortgage Loan Sellers in respect of any Mortgage Loan, or (ii) to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the Mortgage Loans delivered to it to determine that the same are valid, legal, effective, genuine, binding, enforceable, sufficient or appropriate for the represented purpose or that they are other than what they purport to be on their face. Furthermore, none of the Trustee, the Master Servicer, the Special Servicer or any Custodian shall have any liability because the text of any assignment or endorsement is not in proper or recordable form, if the requisite recording of any document is not in accordance with the requirements of any applicable jurisdiction, or if a blanket assignment is not permitted in any applicable jurisdiction.

            (e) If, in the process of reviewing the documents delivered or caused to be delivered by the Mortgage Loan Sellers pursuant to Section 2.01(c), the Trustee or any Custodian discovers that any document required to have been delivered pursuant to Section 2.01(c) has not been so delivered, or discovers that any of the documents that were delivered has not been properly executed, contains information that does not conform in any material respect with the corresponding information set forth in the Mortgage Loan Schedule, or is defective on its face (each, including, without limitation, that a document is missing, a "Document Defect"), or if, at any other time, the Trustee or any other party hereto discovers a Document Defect in respect of any Mortgage Loan, the party discovering such Document Defect shall promptly so notify each of the other parties hereto. If and when such party is notified of or discovers any error in the Mortgage Loan Schedule, Bank of America, if a Bank of America Mortgage Loan is affected, or BCRF if a Bridger Mortgage Loan is affected shall promptly, correct such error and distribute a new, corrected Mortgage Loan Schedule to each of the other parties hereto. Such new, corrected Mortgage Loan Schedule shall be deemed to amend and replace the existing Mortgage Loan Schedule.

            SECTION 2.03 Mortgage Loan Sellers' Repurchase of Mortgage Loans for Document Defects and Certain Breaches of Representations and Warranties.

            (a) Within 90 days of the earlier of (i) discovery by any Responsible Party, or (ii) receipt of written notice by any Responsible Party from any party to this Agreement of its discovery of, a Document Defect in respect of any Mortgage Loan or a breach of any representation or warranty set forth in Section 2.05(d) in respect of any Mortgage Loan, which Document Defect or breach, as the case may be, materially and adversely affects the value of such Mortgage Loan or the interests of the Certificateholders therein, the Responsible Party shall cure such Document Defect or breach, as the case may be, in all material respects or repurchase (or if the Responsible Party is Bank of America, cause an Affiliate to purchase) the affected Mortgage Loan (together with the related Loan REMIC Interests, if applicable) at the applicable Purchase Price by deposit of such Purchase Price into the Certificate Account and delivery to the Trustee and the Master Servicer of a written certification that such deposit has been made; provided, that, without limiting any of the foregoing, the absence from the Mortgage File of: (v) the original fully executed Mortgage Note, together with the endorsements identified in clause (i) of the definition of Mortgage File; (w) the original fully executed Mortgage (unless there is included in the Mortgage File a certified copy of the Mortgage and the certificate states that the original signed Mortgage was sent for recordation within the previous 180 days); (x) a title insurance policy or a copy thereof effective as of the date of the recordation of the Mortgage Loan, together with all endorsements or riders that were issued with or subsequent to the issuance of such policy, insuring the priority of the Mortgage as a first lien on the Mortgagor's fee interest in the Mortgaged Property, or if the policy has not yet been issued, an original or copy or a written binding commitment "marked up" at the closing of such Mortgage Loan, interim binder or pro forma title insurance policy, evidencing a binding commitment to issue such policy;
(y) any material nonconformity to the Mortgage Loan Schedule of any such document or any material irregularity on the face thereof; or (z) copies of the Assignment Documents, together with proof of recordation if the Trustee deems proof of recordation to be material, reflecting the chain of assignment of the Mortgage Loan to the Trust (without the presence of any factor, such as a lost note affidavit with an acceptable indemnity in the case of a missing Mortgage Note, that reasonably mitigates such absence, non-conformity or irregularity) shall be conclusively presumed to be a Document Defect that materially and adversely affects the interests of the Certificateholders in, or the value of, any Mortgage Loan, and shall obligate the party discovering such to give the Trustee prompt notice, whereupon the Trustee shall notify the Responsible Party to cure such Document Defect, or, failing that, repurchase the related Mortgage Loan, all in accordance with the procedures set forth herein. Notwithstanding the preceding sentence, solely in the event that BCRF as the Responsible Party for the Bridger Mortgage Loans fails to cure such Document Defect or breach of representation and warranty pursuant to Section 2.05(c), PSCC will be jointly and severally liable with such Responsible Party to repurchase such Mortgage Loan at the applicable Purchase Price. However, with respect to non-Specially Serviced Mortgage Loans only, if such Document Defect or breach is capable of being cured but not within the 90 day period and the Responsible Party has commenced and is diligently proceeding with the cure of such Document Defect or breach within such 90 day period (as evidenced by an Officer's Certificate of the Responsible Party delivered to the Trustee, the Special Servicer and the Master Servicer setting forth the circumstances surrounding such delay, the measures being undertaken to cure such Document Defect or breach and a representation that it is diligently pursuing such measures), the Responsible Party shall have, with respect to non-Specially Serviced Mortgage Loans only, an additional 90 days to complete such cure (or, failing such cure, to repurchase the related Mortgage Loan). Notwithstanding the immediately preceding sentence, within 90 days of the earlier of discovery or receipt of written notice by the Responsible Party that there is a Document Defect or other breach of the representations and warranties that causes any Mortgage Loan to not constitute a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code, without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that treats a defective obligation as a qualified mortgage for a temporary period, the Responsible Party shall either cure such defect or breach or repurchase such Mortgage Loan at the applicable Purchase Price by deposit of such Purchase Price into the Certificate Account and delivery to the Trustee of a written certification that such deposit has been made. In connection with a repurchase of a Loan REMIC Loan, as contemplated by this Section 2.03(a), the REMIC Administrator shall effect a "qualified liquidation" of the related Loan REMIC in accordance with the REMIC Provisions.

            (b) In connection with any repurchase of a Mortgage Loan (and the related Loan REMIC Interests, if applicable) contemplated by this Section 2.03, the Trustee, the Master Servicer and the Special Servicer shall each tender or cause to be tendered to the Responsible Party, upon delivery to each of the Trustee, the Master Servicer and the Special Servicer of a receipt executed by the Responsible Party, all portions of the Mortgage File and other documents and funds pertaining to such Mortgage Loan possessed by it (or any Custodian or Sub-Servicer on its behalf), and each document that constitutes a part of the Mortgage File that was endorsed or assigned to the Trustee shall be endorsed or assigned, as the case may be, to or at the direction of the Responsible Party, in the same manner. The form, sufficiency and expense of all such instruments and certificates shall be the responsibility of the Responsible Party.

            (c) This Section 2.03 provides the sole remedies available to the Certificateholders, or to the Trustee on behalf of the Certificateholders, respecting any Document Defect or any breach of any representation or warranty set forth in Section 2.05(c) hereof. If the Responsible Party defaults on its obligations to repurchase any Mortgage Loan in accordance with Section 2.03(a) hereof, or disputes its obligation to repurchase any Mortgage Loan in accordance with any such provision, the Trustee shall promptly notify the Certificateholders and, subject to Sections 8.01 and 8.02 and its right to reimbursement pursuant to Section 8.05(b), shall take such action as may be appropriate to enforce such payment or performance, including, without limitation, the institution and prosecution of appropriate proceedings. If it is judicially determined or subsequently agreed that the Responsible Party is required to repurchase such Mortgage Loan under Section 2.03(a) hereof, the Responsible Party shall reimburse the Trustee for all necessary and reasonable costs and expenses incurred in connection with such enforcement, and otherwise the Trustee's right of reimbursement shall be limited to amounts on deposit in the Distribution Account from time to time in accordance with Section 8.05(b) and to such other sources of security and indemnity as shall have been offered to the Trustee by the Certificateholders.

            (d) With respect to any Cross-Collateralized Mortgage Loan, the repurchase requirements of this Section 2.03 shall apply to any other Mortgage Loans with which such Mortgage Loan is cross-collateralized or cross-defaulted.

            SECTION 2.04 Representations and Warranties of the Depositor.

            (a) The Depositor hereby represents and warrants to each of the other parties to this Agreement and for the benefit of the Certificateholders, as of the Original Closing Date and the Sequel Closing Date unless otherwise stated below, that:

               (i) The Depositor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

               (ii) The execution and delivery of this Agreement by the Depositor, and the performance and compliance with the terms of this Agreement by the Depositor, will not violate the Depositor's certificate of incorporation or bylaws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets.

               (iii) The Depositor has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

               (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Depositor, enforceable against the Depositor in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

               (v) The Depositor is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Depositor's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Depositor to perform its obligations under this Agreement or the financial condition of the Depositor.

               (vi) As of the Original Closing Date, the transfer of the Mortgage Loans to the Trustee as contemplated herein requires no regulatory approval, other than any such approvals as have been obtained, and is not subject to any bulk transfer or similar law in effect in any applicable jurisdiction.

               (vii) No litigation is pending or, to the best of the Depositor's knowledge, threatened against the Depositor which would prohibit the Depositor from entering into this Agreement or, in the Depositor's good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the Depositor to perform its obligations under this Agreement or the financial condition of the Depositor.

               (viii) Assuming the accuracy of the representation and warranty of Bank of America and BCRF made pursuant to Section 2.05(c)(i) hereof as of the Original Closing Date, immediately prior to the transfer of the Mortgage Loans by the Depositor to the Trustee hereunder, the Depositor had good and marketable title to, and was the sole owner of, each such Mortgage Loan, free and clear of any and all liens, encumbrances and other interests on, in or to such Mortgage Loan.

In the case of the Loan REMIC Loans, such representations, warranties and covenants shall also apply to the Loan REMIC Regular Interests.

            (b) Upon discovery by any of the parties hereto of a breach of any of the foregoing representations and warranties which materially and adversely affects the interests of the Certificateholders or any party hereto, the party discovering such breach shall give prompt written notice to each of the other parties hereto.

            SECTION 2.05 Representations and Warranties of the Mortgage Loan Sellers.

            (a) Bank of America hereby represents and warrants to the other parties hereto and for the benefit of the Certificateholders, as of the Original Closing Date and the Sequel Closing Date unless otherwise state below, that:

               (i) Bank of America is a national banking association duly organized, validly existing and in good standing under the laws of the United States.

               (ii) The execution and delivery of this Agreement by Bank of America, and the performance and compliance with the terms of this Agreement by Bank of America, will not violate Bank of America organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets.

               (iii) Bank of America has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

               (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of Bank of America enforceable against Bank of America in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

               (v) Bank of America is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in Bank of America's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of Bank of America to perform its obligations under this Agreement or the financial condition of Bank of America.

               (vi) No litigation is pending or, to the best of Bank of America's knowledge, threatened against Bank of America would prohibit Bank of America from entering into this Agreement or, in Bank of America good faith and reasonable judgment, is likely to materially and adversely affect either the ability of Bank of America to perform its obligations under this Agreement or the financial condition of Bank of America.

               (vii) The Sub-Servicing Agreement in place as of the Original Closing Date among the Master Servicer, Collateral Mortgage Capital LLC, Bank of America, N.A., L.J. Melody & Company of Texas, LP and Berkshire Mortgage Finance Bethesda Limited Partnership complies with the requirements of this Agreement.

               (viii) Bank of America is in possession of all licenses necessary to carry on its business, and is in compliance with the laws of each state in which any Mortgaged Property is located, in each case to the extent that the failure to be so in possession or compliance would have a material and adverse effect upon the enforceability of the Mortgage Loan or upon the practical realization against the related Mortgaged Property of the principal benefits of the security intended to be provided thereby.

In the case of each Loan REMIC Loan such representations and warranties and covenants shall also apply to the Loan REMIC Regular Interests.

            (b) BCRF hereby represents and warrants to the other parties hereto and for the benefit of the Certificateholders, as of the Original Closing Date, that:

               (i) BCRF is a limited liability company, duly organized, validly existing and in good standing under the laws of the State of Missouri.

               (ii) The execution and delivery of this Agreement by BCRF, and the performance and compliance with the terms of this Agreement by BCRF, will not violate BCRF's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets.

               (iii) BCRF has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

               (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of BCRF, enforceable against BCRF in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

               (v) BCRF is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in BCRF's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of BCRF to perform its obligations under this Agreement or the financial condition of BCRF.

               (vi) No litigation is pending or, to the best of BCRF's knowledge, threatened against BCRF which would prohibit BCRF from entering into this Agreement or, in BCRF's good faith and reasonable judgment, is likely to materially and adversely affect either the ability of BCRF to perform its obligations under this Agreement or the financial condition of BCRF.

            Bank of America Mortgage Loan and Bridger Mortgage Loan Representations

            (c) Bank of America hereby represents and warrants (and, accordingly, is the "Responsible Party" with respect to each such representation or warranty so made) with respect to (but solely with respect to) each Bank of America Mortgage Loan and to the other parties hereto and for the benefit of the Certificateholders, as of the date specified in such representation and warranty or, if no such date is specified, as of the Original Closing Date, and BCRF hereby represents and warrants (and, accordingly, is the "Responsible Party" with respect to each such representation or warranty so made) with respect to (but solely with respect to) each Bridger Mortgage Loan and to the other parties hereto and for the benefit of Certificateholders, as of the date specified in such representation and warranty or, if no such date is specified as of the Closing Date that:

               (i) Immediately prior to the transfer thereof by Bank of America to BACM, in the case of a Bank of America Mortgage Loan, or the transfer thereof by BCRF to BACM, in the case of a Bridger Mortgage Loan, each of Bank of America or BCRF, as the case may be, had good and marketable title to, and was the sole owner and holder of, its respective Mortgage Loan, free and clear of any and all liens, encumbrances and other interests on, in or to such Mortgage Loan.

               (ii) Bank of America had full right and authority to sell, assign and transfer such Mortgage Loan to BACM, and BCRF had the full right and authority to sell, assign and transfer such Bridger Mortgage Loan to BACM.

               (iii) The information pertaining to such Mortgage Loan set forth in the Mortgage Loan Schedule was true and correct in all material respects as of the Original Cut-off Date.

               (iv) Such Mortgage Loan was not, as of the Original Cut-off Date or at any time during the twelve-month period prior thereto, 30 days or more delinquent in respect of any Monthly Payment of principal and/or interest required thereunder, without giving effect to any applicable grace period. Such non-delinquent status with respect to principal and/or interest is not due to any advance made by the Responsible Party.

               (v) Except as described in Schedule 5, each Mortgage securing such Mortgage Loan was recorded in the applicable jurisdiction with respect to the full amount of the Mortgage Loan and constitutes a valid first lien upon the related Mortgaged Property, including, without limitation, all buildings located thereon and all fixtures attached thereto, subject only to (and such Mortgaged Property is free and clear of all encumbrances and liens having priority over or parity with the lien of such Mortgage, except for) (A) the lien of current real property taxes and assessments not yet due and payable, (B) covenants, conditions and restrictions, rights of way, easements and other matters of public record,
      (C) the right of tenants (whether under ground leases, space leases or operating leases) at the Mortgaged Property to remain following a foreclosure or similar proceeding (provided that such tenants are performing under such leases), (D) exceptions and exclusions specifically referred to in the lender's title insurance policy issued or, as evidenced by a "marked-up" commitment, to be issued in respect of such Mortgage Loan and (E) if such Mortgage Loan is cross-collateralized with any other Mortgage Loan, the lien of the Mortgage for such other Mortgage Loan (the exceptions set forth in the foregoing clauses (A), (B), (C), (D), and (E), collectively, "Permitted Encumbrances"). Such Permitted Encumbrances do not materially affect the value of the Mortgaged Property, materially interfere with the security intended to be provided by the related Mortgage(s), the current use of the related Mortgaged Property, or the ability of the related Borrower to timely pay in full the principal and interest on the Mortgage Loan. A UCC Financing Statement has been filed and/or recorded in all places necessary to permit a valid security interest in the personal property granted under such Mortgage; any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid and enforceable first lien and first priority security interest on the property described therein (except as enforceability may be limited by bankruptcy or other laws affecting creditor's rights generally or by the application of general principles of equity). In the case of each Mortgage Loan secured by a Mortgaged Property that is operated as a hotel, the related loan documents contain such provisions as are necessary, and UCC Financing Statements have been filed as necessary, in each case to perfect a valid security interest in the hotel revenues with respect to such Mortgage Loan, and, in the case of each Mortgaged Property which constitutes a hotel, healthcare facility, or theater, such personal property constitutes substantially all the personal property required to operate such business.

               (vi) Except as described in Schedule 6, the lien of each related Mortgage is insured by an ALTA lender's title insurance policy, or its equivalent as adopted in the applicable jurisdiction, issued by a nationally recognized title insurance company, insuring the originator of the related Mortgage Loan, its successors and assigns, as to the first priority lien of the Mortgage in the original principal amount of the related Mortgage Loan after all advances of principal, subject only to Permitted Encumbrances (or, if a title insurance policy has not yet been issued in respect of any Mortgage Loan, a policy meeting the foregoing description is evidenced by a binding commitment for title insurance "marked-up" at the closing of such loan. The Responsible Party and its successors and assigns are the sole named insureds of such policy, all premiums due thereunder have been paid, such policy is in full force and effect, no claims have been made under such policy, and the Responsible Party has no knowledge of any matter which would impair or diminish the coverage of such policy. Such policy contains no exclusion for or affirmatively insures access to a public road. Such policy is assignable to the Trustee without the consent of, or notification to, the insurer.

               (vii) Neither Responsible Party has waived any material default, breach, violation or event of acceleration existing under the related Mortgage or Mortgage Note.

               (viii) There is no valid offset, defense or counterclaim to such Mortgage Loan.

               (ix) Neither Responsible Party has actual knowledge that there is any proceeding pending or threatened for the total or partial condemnation of the related Mortgaged Property, and there is no material damage at the related Mortgaged Property that materially and adversely affects the value of such Mortgaged Property.

               (x) Such Mortgage Loan and the actions by or on behalf of the applicable Responsible Party complied in all material respects with all requirements of federal, state and local laws, including, without limitation, laws pertaining to usury and relating to the origination, funding and servicing of such Mortgage Loan.

               (xi) The proceeds of such Mortgage Loan have been fully disbursed, and there is no requirement for future advances thereunder.

               (xii) The Mortgage Note and Mortgage(s) for such Mortgage Loan and all other documents and instruments evidencing, guaranteeing, insuring or otherwise securing such Mortgage Loan are each the legal, valid and binding obligation of the maker thereof (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency legislation), enforceable in accordance with their respective terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other laws relating to or affecting the rights of creditors generally and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law). Each related Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the practical realization against the Mortgaged Property of the security, including realization by judicial or, if applicable, non-judicial foreclosure, and, in its assignment of rents provision, permits the appointment of a receiver to collect such rents.

               (xiii) Except as described in Schedule 13, as of the date of its origination, all insurance coverage required under each related Mortgage, which insurance covered such risks as were customarily acceptable to prudent commercial and multifamily mortgage lending institutions lending on the security of property comparable to the related Mortgaged Property in the jurisdiction in which such Mortgaged Property is located, and with respect to a fire and extended perils insurance policy, is in an amount (subject to a customary deductible) equal to the lesser of (i) the replacement cost of improvements located on such Mortgaged Property, or
      (ii) the initial principal balance of the Mortgage Loan, and in any event, the amount necessary to prevent operation of any co-insurance provisions; and, except if such Mortgaged Property is operated as a mobile home park, is also covered by business interruption or rental loss insurance, in an amount at least equal to 12 months of operations (or in the case of a Mortgaged Property without any elevator, 6 months) of the related Mortgaged Property all of which is in full force and effect with respect to each related Mortgaged Property; and, as of the Original Cut-off Date, to the actual knowledge of the Seller, all insurance coverage required under each Mortgage, which insurance covers such risks and is in such amounts as are customarily acceptable to prudent commercial and multifamily mortgage lending institutions lending on the security of property comparable to the related Mortgaged Property in the jurisdiction in which such Mortgaged Property is located, is in full force and effect with respect to each related Mortgaged Property; all premiums due and payable through the Original Closing Date have been paid; and no notice of termination or cancellation with respect to any such insurance policy has been received by the Seller; and except for certain amounts not greater than amounts which would be considered prudent by an institutional commercial mortgage lender with respect to a similar Mortgage Loan and which are set forth in the related Mortgage, any insurance proceeds in respect of a casualty loss, will be applied either (i) to the repair or restoration of all or part of the related Mortgaged Property with the mortgagee having the right to hold and disburse the proceeds or (ii) the reduction of the outstanding principal balance of the Mortgage Loan at the holder's sole option, subject in either case to requirements with respect to leases at the related Mortgaged Property and to other exceptions customarily provided for by prudent institutional lenders for similar loans. The Mortgaged Property is also covered by comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related Mortgaged Property, in an amount customarily required by prudent institutional lenders.

            The insurance policies contain a standard mortgage clause naming the Seller, its successors and assigns as loss payee, in the case of a property insurance policy, and additional insured in the case of a liability insurance policy and provide that they are not terminable without 10 days prior written notice to the mortgagee or such lesser period as prescribed by applicable law. Each Mortgage requires that the mortgagor maintain insurance as described above or permits the mortgagee to require insurance as described above, and permits the mortgagee to purchase such insurance at the Mortgagor's expense if Mortgagor fails to do so or provide that the mortgagee has the general right to cure defaults of the Mortgagor.

               (xiv) Except as described in Schedule 14, in connection with or subsequent to the origination of such Mortgage Loan, one or more Phase I Environmental Assessments (or an update of a previously conducted assessment) were performed with respect to the related Mortgaged Property; provided that Mortgage Loans having a principal balance of $2,000,000 or less as of the Original Cut-off Date may have had a transaction screen performed with respect to the related Mortgaged Property in lieu of a Phase I Environmental Assessment. The Responsible Party, having made no independent inquiry other than reviewing the resulting report(s) and/or employing an environmental consultant to perform the assessment(s) referenced herein, has no knowledge of any material and adverse environmental condition or circumstance affecting such Mortgaged Property that was not disclosed in the related report(s). Where such assessments disclosed the existence of such a material condition or circumstance affecting a Mortgaged Property and recommended that action be taken, (i) a party not related to the related Mortgagor was identified as the responsible party for such condition or circumstance, or (ii) the related Mortgagor was required to obtain an operations and maintenance plan, or
      (iii) funds sufficient to effect such action were escrowed, in each case consistent with any such recommendation and in accordance with the underwriting standards of the related Responsible Party. Each Mortgage requires the related Mortgagor to comply with and to cause the related Mortgaged Property to be in compliance with all applicable federal, state and local environmental laws and regulations.

               (xv) Except as indicated on the Mortgage Loan Schedule, such Mortgage Loan is not cross-collateralized with other Mortgage Loans in the Mortgage Pool. Such Mortgage Loan is not cross-collateralized with a mortgage loan outside the Mortgage Pool.

               (xvi) Except as described in Schedule 16, the terms of the Mortgage Note and Mortgage(s) for such Mortgage Loan have not been impaired, waived, altered or modified in any material respect, except as specifically disclosed in the related Mortgage File.

               (xvii) There are no delinquent taxes, ground rents, insurance premiums, assessments, including, without limitation, assessments payable in future installments, or other similar outstanding charges (and, to the actual knowledge of the related Responsible Party, at origination of such Mortgage Loan, there were no delinquent water charges or sewer rents) affecting the related Mortgaged Property.

               (xviii) Except as described in Schedule 18, the interest of the Mortgagor in the related Mortgaged Property consists of a fee simple and/or leasehold interest in all the real property constituting a part of the Mortgaged Property.

               (xix) Such Mortgage Loan is a whole loan and not a participation interest.

               (xx) The assignment of the related Mortgage to the Trustee is in recordable form and constitutes the legal, valid and binding assignment of such Mortgage from the relevant assignor to the Trustee, and the assignment of the related Assignment of Leases, if any, or of any other agreement executed in connection with such Mortgage Loan to the Trustee constitutes the legal, valid and binding assignment thereof from the relevant assignor to the Trustee.

               (xxi) All escrow deposits (including capital improvements and environmental remediation reserves) relating to such Mortgage Loan that were required to be delivered to the mortgagee under the terms of the related loan documents, have been received and, to the extent of any remaining balances of such escrow deposits, are in the possession, or under the control of the related Responsible Party or its agents (which shall include the Master Servicer), and all the Depositor's and the related Responsible Party's rights with respect thereto are conveyed hereunder.

               (xxii) As of the date of origination of such Mortgage Loan and as of the Original Closing Date, the related Mortgaged Property was and is free and clear of any mechanics' and materialmen's liens or liens in the nature thereof which create a lien equal or prior to that created by the related Mortgage(s).

               (xxiii) Except as described in Schedule 23, no improvement that was included for the purpose of determining the appraised value of the related Mortgaged Property at the time of origination of such Mortgage Loan lies outside the boundaries and building restriction lines of such property to any material extent (except Mortgaged Properties for which the use or Improvements are legally non-conforming), and no improvements on adjoining properties encroach upon such Mortgaged Property to any material extent and no improvement located on or forming part of such Mortgaged Property is in material violation of any applicable zoning laws or ordinances except to the extent that they may constitute legal non-conforming uses. Any non-conformity with zoning laws constitutes a legal non-conforming use or structure which, in the event of casualty or destruction, may be restored or repaired to substantially the full extent of the use or structure at the time of such casualty or destruction, or for which law and ordinance insurance coverage has been obtained in amounts customarily required by prudent commercial mortgage lenders in similar circumstances.

               (xxiv) To the extent required under applicable law as of the Original Closing Date and necessary for the enforceability or collectability of the Mortgage Loan, the originator of such Mortgage Loan, and any subsequent holder(s) of such Mortgage Loan, were authorized to do business in the jurisdiction in which the related Mortgaged Property is located at all times when it held the Mortgage Loan.

               (xxv) There is no material default, breach or event of acceleration existing under the related Mortgage or Mortgage Note, and the related Responsible Party has no actual knowledge of any event (other than payments due but not yet delinquent) that, with the passage of time or with notice and the expiration of any grace or cure period, would constitute such a material default, breach or event of acceleration; provided, however, that this representation and warranty does not cover any default, breach or event of acceleration that specifically pertains to any matter otherwise covered by or disclosed in any other representation and warranty made by the Responsible Party with respect to the Mortgage Loans in this Section 2.05(c).

               (xxvi) If such Mortgage Loan is secured in whole or in part by the interest of a Mortgagor under a Ground Lease and by the related fee interest, such fee interest is subordinate to the related Mortgage and the related Mortgage does not by its terms provide that it will be subordinated to the lien of any mortgage or any other lien upon such fee interest.

               (xxvii) Such Mortgage Loan does not contain any equity participation by the lender, provide for any contingent or additional interest in the form of participation in the cash flow of the related Mortgaged Property or, other than the ARD Loans, provide for the negative amortization of interest.

               (xxviii) No holder of such Mortgage Loan has advanced funds or induced, solicited or knowingly received any advance of funds from a party other than the owner of the related Mortgaged Property, directly or indirectly, for the payment of any amount required by the Mortgage Loan, including taxes.

               (xxix) Except as described in Schedule 29, to the related Responsible Party's knowledge, based on due diligence customarily performed in the origination of comparable mortgage loans, as of the date of origination of such Mortgage Loan, (A) the related Mortgagor was in possession of all material licenses, permits and authorizations required by applicable laws for the ownership and operation of the related Mortgaged Property as it was then operated and (B) all such licenses, permits and authorizations were valid and in full force and effect.

               (xxx) The related Mortgage(s) or Mortgage Note, together with applicable state law, contains customary and enforceable provisions (subject to the exceptions set forth in Mortgage Loan Representations (v) and (xii) above) such as to render the rights and remedies of the holders thereof adequate for the practical realization against the related Mortgaged Property of the principal benefits of the security intended to be provided thereby.

               (xxxi) Such Mortgage Loan constitutes a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code (but without regard to the rule in Treasury Regulations Section 1.860G-2(f)(2) that treats a defective obligation as a qualified mortgage, or any substantially similar successor provision).

               (xxxii) The related Responsible Party or the originator of such Mortgage Loan inspected, or caused to be inspected, the related Mortgaged Property in connection with the origination of the Mortgage Loan.

               (xxxiii) No fraud with respect to such Mortgage Loan has taken place on the part of the related Responsible Party or, to the knowledge of the related Responsible Party, any originator, in connection with the origination of such Mortgage Loan.

               (xxxiv) [Reserved].

               (xxxv) If such Mortgage Loan is, as of the Original Closing Date, subject to a Sub-Servicing Agreement, such Sub-Servicing Agreement provides that the related Sub-Servicer is not to receive any sub-servicing compensation with respect to such Mortgage Loan during any period that such Mortgage Loan is a Specially Serviced Mortgage Loan or an REO Loan (except for any Termination Strip payable to a Sub-Servicer in connection with a termination thereof without cause as contemplated by Section 3.22(d) hereof); provided, however, that, at the related Bank of America Sub-Servicer's option, although its Sub-Servicing duties shall terminate to the extent transferred to the Special Servicer, the related Bank of America Sub-Servicer may retain the Mortgage Loans on its computer systems so long as such Mortgage Loans are Specially Serviced Mortgage Loans (without any compensation therefor), provided, however, that the related Bank of America Sub-Servicer will be entitled to the fees to which it would otherwise have been entitled during the period that such Specially Serviced Mortgage Loan remains boarded on such Bank of America Sub-Servicer's computer system, if the Bank of America Sub-Servicer was performing servicing functions at the request of the Special Servicer during such period. Any such Mortgage Loan retained on the computer system of a Sub-Servicer shall be subject to the rights of the Special Servicer while such Mortgage Loan is a Specially Serviced Mortgage Loan.

               (xxxvi) The servicing and collection practices used with respect to such Mortgage Loan have been in all material respects legal and prudent and have met customary standards utilized by prudent institutional multifamily and commercial mortgage loan servicers, including the collection of rent rolls, financial statements and operating statements to the extent that the Mortgagor is required to provide such pursuant to the Mortgage Loan Documents.

               (xxxvii) Unless the related Mortgaged Property is owner occupied, the Mortgage File for such Mortgage Loan contains an Assignment of Leases either as a separate instrument or incorporated into the related Mortgage, which creates, in favor of the holder, a valid, perfected and enforceable lien of the same priority as the related Mortgage, in the property and rights described therein; provided that the enforceability of such lien is subject to applicable bankruptcy, insolvency, reorganization, moratorium, and other laws affecting the enforcement of creditors' rights generally, and by the application of the rules of equity. The related Responsible Party has the full right to assign to the Trustee such Assignment of Leases and the lien created thereby as described in the immediately preceding sentence. No person other than the Mortgagor owns any interest in any payment due under the related leases.

               (xxxviii)[Reserved].

               (xxxix) Except as described on Schedule 39, if the related Mortgaged Property securing such Mortgage Loan is encumbered by secured subordinated debt, then either (A) the subordinate debt constitutes a "cash flow" mortgage loan (that is, payments are required to be made thereon only to the extent that certain net cash flow from the related Mortgaged Property (calculated in accordance with the related loan documents) is sufficient after payments on such Mortgage Loan have been made and certain expenses have been paid) or (B) the holder of the subordinate debt has agreed not to foreclose on the related Mortgaged Property so long as such Mortgage Loan is outstanding and the Special Servicer on behalf of the Trust is not pursuing a foreclosure action.

               (xl) The Mortgage Loan documents for each Mortgage Loan provide that each Mortgage Loan is non-recourse to the related Mortgagor except that the related Mortgagor accepts responsibility for fraud and/or other intentional misrepresentation. Furthermore, the Mortgage Loan documents for each Mortgage Loan provide that the related Mortgagor shall be liable to the lender for losses incurred due to the misapplication or misappropriation of rents collected or received by the related Mortgagor after the occurrence of an event of default, insurance proceeds or condemnation awards or breach of the environmental covenants in the related Mortgage Loan documents.

               (xli) As of the Original Closing Date, the related Mortgagor or any guarantor was not a debtor in any federal bankruptcy proceeding, or, to the best of the related Responsible Party's actual knowledge, a debtor in any state insolvency proceeding.

               (xlii) There is no pending litigation or other legal proceedings involving the related Mortgagor or the related Mortgaged Property that can reasonably be expected to materially interfere with the security intended to be provided by the related Mortgage, the current use of the related Mortgaged Property, or the current ability of the Mortgaged Property to generate Net Cash Flow sufficient to service the Mortgage Loan.

               (xliii) With respect to at least 95% of the Mortgage Loans (by balance) having an Original Cut-Off Date Balance in excess of 1% of the Initial Pool Balance, the related Mortgagor is an entity which has represented in connection with the origination of the Mortgage Loan, and/or whose organizational documents provide, that so long as the Mortgage Loan is outstanding it will be a single-purpose entity. (For this purpose, "single-purpose entity" shall mean a person, other than an individual, which does not engage in any business unrelated to the related Mortgaged Property and its financing, does not have any significant assets other than those related to its interest in such Mortgaged Property or its financing, or any indebtedness other than as permitted by the related Mortgage or the other documents in the Mortgage Loan File, and holds itself out as being a legal entity, separate and apart from any other person).

               (xliv) Neither the related Mortgage Note nor the related Mortgage requires the mortgagee to release all or any material portion of the related Mortgaged Property from the lien of the related Mortgage except upon (i) payment in full of all amounts due under the related Mortgage Loan or (ii) a substitution of government securities for such Mortgaged Property in a defeasance complying with paragraph (iii) of this Section 2.05(c).

               (xlv) Except as described in Schedule 45, such Mortgage Loan does not permit the related Mortgaged Property to be encumbered subsequent to the Original Closing Date by any lien junior to or of equal priority with, or prior to, the lien of the related Mortgage without the prior written consent of the holder thereof, and neither Responsible Party has actual knowledge that the Mortgaged Property secures any Mortgage Loan outside the Trust.

               (xlvi) [Reserved].

               (xlvii) [Reserved].

               (xlviii) Except as described in Schedule 48, with respect to any Mortgage Loan secured by a Mortgage constituting a valid first lien on an unencumbered interest of the Mortgagor as lessee under a Ground Lease of the related Mortgaged Property, but not by the related fee interest in such Mortgaged Property, the Responsible Party represents and warrants that:

            (A) The lessor under such Ground Lease has agreed in writing and included in the related mortgage file that the Ground Lease may not be amended, modified, canceled or terminated without the prior written consent of the mortgagee;

            (B) The Ground Lease is not subject to any liens or encumbrances. The Ground Lease is, and provides that it shall remain, prior to any Mortgage or other lien upon the related fee interest;

            (C) Under the terms of the Ground Lease and/or the related Mortgage, any related insurance proceeds or condemnation award will be applied, in the sole discretion of the holder of the related Mortgage, either (1) to the repair or restoration of all or part of the related Mortgaged Property, or (2) to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest, it being understood that in respect of a total or substantially total loss or taking, only option (2) may apply, subject to applicable law;

            (D) The Ground Lease or a memorandum thereof has been duly recorded, and the Ground Lease permits the interest of the lessee thereunder to be encumbered by the related Mortgage. There has not been a material change in the terms of the Ground Lease since its recordation, with the exception of written instruments that are part of the related Mortgage File;

            (E) The related borrower's interest in the Ground Lease is assignable, upon the foreclosure of such Mortgage Loan (or acceptance of a deed in lieu thereof) or otherwise, to the Trustee upon notice to, but without the consent of, the lessor thereunder (or if any such consent is required, it has been obtained in writing prior to the Original Closing Date) or, in the event that it is so assigned, it is further assignable by the Trustee and its successors and assigns upon notice to, but without a need to obtain the consent of, such lessor;

            (F) To the Responsible Party's knowledge, as of the Closing Date, the Ground Lease was is in full force and effect and no default has occurred under the Ground Lease and, as of the Original Closing Date, to the related Responsible Party's actual knowledge, there is no existing condition which, but for the passage of time or the giving of notice, would result in a default under the terms of the Ground Lease;

            (G) The Ground Lease requires the lessor thereunder to enter into a new lease with the lender upon termination of the Ground Lease for any reason, including rejection of the Ground Lease in a bankruptcy proceeding;

            (H) All rights of the related Mortgagor under such Ground Lease (and the related Mortgage insofar as it relates to the Ground Lease) may be exercised by or on behalf of the related mortgagee;

            (I) Such Ground Lease does not impose any restrictions on subletting which would be viewed as commercially unreasonable by an institutional investor. The lessor thereunder is not permitted to disturb the possession, interest or quiet enjoyment of any subtenant of the lessee in the relevant portion of the related Mortgaged Property subject to such Ground Lease for any reason, or in any manner, which would materially and adversely affect the security provided by the related Mortgage;

            (J) Such Ground Lease does not permit any increase in the amount of rent payable by the lessee thereunder during the term of the Mortgage Loan;

            (K) Either (A) the related ground lessor has subordinated its interest in the related Mortgaged Property to the interest of the holder of the Mortgage Loan or (B) the related ground lessor has granted the holder of the Mortgage Loan the right to notice and a reasonable time to cure any default or breach by the lessee thereunder, including such time as is necessary to gain possession of the Mortgaged Property, by foreclosure or otherwise, if possession is necessary to effect such cure; and

            (L) Such Ground Lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by the mortgagee if it takes possession of such leasehold interest) that extends not less than 20 years beyond the stated maturity of the related Mortgage Loan; or, if not 20 years, at least 10 years beyond such stated maturity date.

               (xlix) [Reserved].

               (l) [Reserved].

               (li) (1) such Mortgage Loan is directly secured by a Mortgage on a commercial property or multifamily residential property, and (2) the fair market value of the real property securing such Mortgage Loan was at least equal to 80% of the principal amount of the Mortgage Loan (a) at origination (or if the Mortgage Loan has been modified in a manner that constitutes a deemed exchange under Section 1001 of the Code at a time when the Mortgage Loan was not in default or default with respect thereto was not reasonably foreseeable, the date of the last such modification) or
      (b) at the Original Closing Date; provided that the fair market value of the real property interest must first be reduced by (A) the amount of any lien on the real property interest that senior to the Mortgage Loan (unless such senior lien also secures a Mortgage Loan, in which event the computation described in (a) and (b) shall be made on a aggregated basis) and (B) a proportionate amount of any lien that is in parity with the Mortgage Loan (unless such other lien secures a Mortgage Loan that is cross-collateralized with such Mortgage Loan, in which event the computation described in (a) and (b) shall be made on an aggregate basis).

               (lii) With respect to such Mortgage Loan, any prepayment premium constitutes a "customary prepayment penalty" within the meaning of Treasury Regulations Section 1.860G-1(b)(2).

               (liii) If such Mortgage Loan contains a provision for any defeasance of mortgage collateral, such Mortgage Loan either (A) permits defeasance (1) except for the Loan REMIC Loans set forth in Schedule 53, no earlier than two years after the Original Closing Date, (2) only with substitute collateral constituting "government securities" within the meaning of Treasury Regulations Section 1.860G-2(a)(8)(i) in an amount sufficient to make all scheduled payments under the Mortgage Note and (3) only to facilitate the disposition of the Mortgaged Property and not as a part of an arrangement to collateralize a REMIC offering with obligations that are not real estate mortgages or (B) requires that a legal opinion be delivered with respect to the defeasance and the REMIC Provisions. In addition, if such Mortgage contains such a defeasance provision, it provides (or otherwise contains provisions pursuant to which the holder can require) that the loan be assumed by a Single-Purpose Entity designated by the holder of the Mortgage Loan and that an opinion be provided to the effect that such holder has a first priority perfected security interest in the defeasance collateral. The related mortgage loan documents enable the lender to charge the expenses associated with permitting a defeasance to the Mortgagor (including rating agencies' fees, accounting fees and attorneys' fees), and provide for the following items (or otherwise contain provisions pursuant to which the holder can require such items): (a) an accountant's certification as to the adequacy of the defeasance collateral to make payments under the related Mortgage Loan for the remainder of its term, (b) an Opinion of Counsel that the defeasance complies with all applicable REMIC Provisions, and (c) a letter from the Rating Agencies that the defeasance will not result in the withdrawal, downgrade or qualification of the ratings assigned to the Certificates.

               (liv) Under the terms of the related Mortgage Loan documents, any insurance proceeds or condemnation award with respect to the Mortgaged Property will be applied (subject to applicable law) either (1) to the repair or restoration of all or part of the related Mortgaged Property, or
      (2) to the payment of the outstanding principal balance of the Mortgage Loan, together with accrued interest, it being understood that, with respect to the Bridger Mortgage Loans, in the event of a default under the relevant Mortgage Loan documents, the Mortgagee may (subject to applicable law) elect that option (2) applies.

               (lv) If the related Mortgage is a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the deed of trust, and no fees or expenses are or will become payable to the trustee under the deed of trust, except in connection with the sale or release of the Mortgaged Property following default or payment of the Mortgage Loan.

               (lvi) No claims have been made under any title insurance policy, neither Responsible Party has taken any action which would materially impair such policy, and to each Responsible Party's actual knowledge, no other person has taken any action which would materially impair such policy.

               (lvii) Except as described in Schedule 57, each Mortgage Loan originated by a Responsible Party or by one of its approved originators was underwritten consistent in all material respects with the standards of the related Responsible Party as then in effect.

               (lviii) An appraisal of the related Mortgaged Property was conducted in connection with the origination of the Mortgage Loan, which appraisal is signed by an appraiser, who, to the Seller's actual knowledge, had no interest, direct or indirect, in the Mortgaged Property or the Mortgagor or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan; the appraisal satisfies the requirements of the "Uniform Standards of Professional Appraisal Practice" as adopted by the Appraisal Standards Board of the Appraisal Foundation, all as in effect on the date the Mortgage Loan was originated.

               (lix) Except to the extent releases are required or expressly contemplated by the related Mortgage Loan documents or in a writing contained in the related Mortgage File, neither Responsible Party has satisfied, canceled, rescinded or subordinated the Mortgage in whole or in part, released the Mortgaged Property in whole or in part from the lien of the Mortgage, or executed any instrument that would effect any such satisfaction, cancellation, rescission, subordination or release.

               (lx) Except as described in Schedule 60, each Mortgage contains a "due on sale" clause which expressly or effectively provides for the acceleration of the payment of the unpaid principal balance and accrued interest of the related Mortgage Loan if, without the prior written consent of the holder of such Mortgage, the related Mortgaged Property, or any interest therein, is directly or indirectly transferred or sold (other than by reason of family and estate planning transfers and transfers of less than a controlling interest in a Mortgagor, or a substitution or release of collateral within the parameters of paragraph (xliv) above).

               (lxi) Such Mortgage Loan requires the related Mortgagor to provide annual operating statements and rent rolls.

               (lxii) In selecting the Mortgage Loan for sale to the Depositor, neither Responsible Party employed selection procedures which were intended to adversely affect the interests of the Certificateholders in any material respect.

            (d) It is understood and agreed that the representations and warranties set forth in this Section 2.05 shall survive delivery of the respective Mortgage Files to the Trustee or a Custodian on its behalf and shall inure to the benefit of the Persons for whose benefit they were made for so long as the Trust remains in existence, notwithstanding any restrictive or qualified endorsement or assignment. Upon discovery by any of the parties hereto of a breach of any of the representations and warranties set forth in subsection (a) above which materially and adversely affects the interests of the Certificateholders or any party hereto or a breach of any of the representations and warranties set forth in subsection (b) above which materially and adversely affects the value of any Mortgage Loan or the interests therein of the Certificateholders, the party discovering such breach shall give prompt written notice to each of the other parties hereto, each Rating Agency and the Directing Certificateholder. Bank of America has no obligation to cure any breach of any representation or warranty made by BCRF with respect to a Bridger Mortgage Loan nor to repurchase any Bridger Mortgage Loan. It is also further understood and agreed that BCRF makes no representations or warranties with regard to the Bank of America Mortgage Loans and that BCRF has no obligation to cure any breach of any representation or warranty made by Bank of America with respect to a Bank of America Mortgage Loan nor to repurchase any Bank of America Mortgage Loan.

            SECTION 2.06 Representations and Warranties of the Master Servicer.

            (a) The Master Servicer hereby represents and warrants to the other parties hereto and for the benefit of the Certificateholders, as of the Original Closing Date and the Sequel Closing Date unless otherwise stated below, that:

               (i) The Master Servicer is duly organized, validly existing and in good standing as a corporation under the laws of the State of California, and the Master Servicer is in compliance with the laws of each State in which any Mortgaged Property is located to the extent necessary to perform its obligations under this Agreement.

               (ii) The execution and delivery of this Agreement by the Master Servicer, and the performance and compliance with the terms of this Agreement by the Master Servicer, will not violate the Master Servicer's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets, which default, in the Master Servicer's good faith and reasonable judgment, is likely to materially and adversely affect the ability of the Master Servicer to perform its obligations under this Agreement.

               (iii) The Master Servicer has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

               (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Master Servicer, enforceable against the Master Servicer in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

               (v) The Master Servicer is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Master Servicer's good faith and reasonable judgment, is likely to affect materially and adversely the ability of the Master Servicer to perform its obligations under this Agreement.

               (vi) No litigation is pending or, to the best of the Master Servicer's knowledge, threatened against the Master Servicer which would prohibit the Master Servicer from entering into this Agreement or, in the Master Servicer's good faith and reasonable judgment, is likely to materially and adversely affect the ability of the Master Servicer to perform its obligations under this Agreement.

               (vii) Each officer or employee of the Master Servicer that has responsibilities concerning the servicing and administration of the Mortgage Loans is covered by errors and omissions insurance in the amounts and with the coverage required by Section 3.07(c). None of the Master Servicer or, any of its officers or employees that is involved in the servicing or administration of the Mortgage Loans has been refused such coverage or insurance.

            (b) The representations and warranties of the Master Servicer set forth in Section 2.06(a) shall survive the execution and delivery of this Agreement and inure to the benefit of the Persons for whose benefit they were made for so long as the Trust remains in existence. Upon discovery by any of the parties hereto of a breach of any of such representations and warranties which materially and adversely affects the interests of the Certificateholders or any party hereto, the party discovering such breach shall give prompt written notice to each of the other parties hereto.

            (c) Each successor Master Servicer (if any) shall be deemed to have made, as of the date of its succession, each of the representations set forth in
Section 2.06(a), subject to such appropriate modifications to the representation and warranty set forth in Section 2.06(a)(i) to accurately reflect such successor's jurisdiction of organization and whether it is a corporation, partnership, bank, association or other type of organization.

            SECTION 2.07 Representations and Warranties of the Special Servicer.

            (a) The Special Servicer hereby represents and warrants to the other parties hereto and for the benefit of the Certificateholders, as of the Original Closing Date and the Sequel Closing Date unless otherwise stated below, that:

               (i) The Special Servicer is duly organized, validly existing and in good standing as a corporation under the laws of the State of Florida, and the Special Servicer is in compliance with the laws of each State in which any Mortgaged Property is located to the extent necessary to perform its obligations under this Agreement.

               (ii) The execution and delivery of this Agreement by the Special Servicer, and the performance and compliance with the terms of this Agreement by the Special Servicer, will not violate the Special Servicer's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets, which default, in the Special Servicer's good faith and reasonable judgment, is likely to materially and adversely effect either the ability of the Special Servicer to perform its obligations under this Agreement or the financial condition of the Special Servicer.

               (iii) The Special Servicer has the full corporate power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

               (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Special Servicer, enforceable against the Special Servicer in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

               (v) The Special Servicer is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Special Servicer's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Special Servicer to perform its obligations under this Agreement or the financial condition of the Special Servicer.

               (vi) No litigation is pending or, to the best of the Special Servicer's knowledge, threatened against the Special Servicer which would prohibit the Special Servicer from entering into this Agreement or, in the Special Servicer's good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the Special Servicer to perform its obligations under this Agreement or the financial condition of the Special Servicer.

               (vii) Each officer or employee of the Special Servicer that has responsibilities concerning the servicing and administration of the Mortgage Loans is covered by errors and omissions insurance in the amounts and with the coverage required by Section 3.07(c). None of the Special Servicer or any of its respective officers or employees that is involved in the servicing or administration of the Mortgage Loans has been refused such coverage or insurance.

            (b) The representations and warranties of the Special Servicer set forth in Section 2.07(a) shall survive the execution and delivery of this Agreement and inure to the benefit of the Persons for whose benefit they were made for so long as the Trust remains in existence. Upon discovery by any of the parties hereto of a breach of any of such representations and warranties which materially and adversely affects the interests of the Certificateholders or any party hereto, the party discovering such breach shall give prompt written notice to each of the other parties hereto.

            (c) Each successor Special Servicer (if any) shall be deemed to have made, as of the date of its succession, each of the representations set forth in
Section 2.07(a), subject to such appropriate modifications to the representation and warranty set forth in Section 2.07(a)(i) to accurately reflect such successor's jurisdiction of organization and whether it is a corporation, partnership, bank, association or other type of organization.

            SECTION 2.08 Representations and Warranties of the Trustee and the REMIC Administrator.

            (a) Wells Fargo Bank Minnesota, N. A. both in its capacity as Trustee and in its capacity as REMIC Administrator (the "Bank"), hereby represents and warrants to the other parties hereto and for the benefit of the Certificateholders, as of the Original Closing Date and the Sequel Closing Date unless otherwise stated below, that:

               (i) The Bank is a national bank duly organized, validly existing and in good standing under the laws of the United States and is, shall be or, if necessary, shall appoint a co-trustee that is, in compliance with the laws of each State in which any Mortgaged Property is located to the extent necessary to ensure the enforceability of each Mortgage Loan and to perform its obligations under this Agreement.

               (ii) The execution and delivery of this Agreement by the Bank, and the performance and compliance with the terms of this Agreement by the Bank, do not violate the Bank's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets, which default, in the Bank's good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the Bank to perform its obligations under this Agreement or the financial condition of the Bank.

               (iii) The Bank has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

               (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Bank, enforceable against the Bank in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

               (v) The Bank is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Bank's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Bank to perform its obligations under this Agreement or the financial condition of the Bank.

               (vi) No litigation is pending or, to the best of the Bank's knowledge, threatened against the Bank which would prohibit the Bank from entering into this Agreement or, in the Bank's good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the Bank to perform its obligations under this Agreement or the financial condition of the Bank.

            (b) The representations and warranties of the Bank set forth in
Section 2.08(a) shall survive the execution and delivery of this Agreement and shall inure to the benefit of the Persons for whose benefit they were made for so long as the Trust remains in existence. Upon discovery by any of the parties hereto of a breach of any of such representations and warranties which materially and adversely affects the interests of the Certificateholders or any party hereto, the party discovering such breach shall give prompt written notice to each of the other parties hereto.

            (c) Each successor Trustee or REMIC Administrator (if any and regardless of whether the Trustee and the REMIC Administrator are different Persons) shall be deemed to have made, as of the date of its succession, each of the representations set forth in Section 2.08(a), subject to such appropriate modifications to the representation and warranty set forth in Section 2.08(a)(i) to accurately reflect such successor's jurisdiction of organization and whether it is a corporation, partnership, bank, association or other type of organization. In any such case, the term "Bank" shall be deemed to mean such successor Trustee or the REMIC Administrator, as appropriate.

            SECTION 2.09 Issuance of the Class R-I Certificates; Creation of the REMIC I Regular Interests.

            Concurrently with the assignment to the Trustee of the assets included in REMIC I, and in exchange therefor, at the direction of the Depositor, the REMIC I Regular Interests have been issued hereunder as of the Original Closing Date and the Trustee has executed, authenticated and delivered to or upon the order of the Depositor, the Class R-I Certificates in authorized denominations. The interests evidenced by the Class R-I Certificates, together with the REMIC I Regular Interests, constitute the entire beneficial ownership of REMIC I. The rights of the Class R-I Certificateholders and the Trustee for the benefit of REMIC II, REMIC IIU, REMIC III and the Grantor Trust to receive distributions from the proceeds of REMIC I in respect of the Class R-I Certificates and the REMIC I Regular Interests, respectively, shall be as set forth in this Agreement.

            SECTION 2.10 Conveyance of REMIC I Regular Interests; Acceptance of REMIC II by the Trustee.

            The Depositor, as of the Original Closing Date, and concurrently with the execution and delivery hereof, has assigned without recourse all the right, title and interest of the Depositor in and to the REMIC I Regular Interests to the Trustee for the benefit of the Holders of the REMIC II Regular Interests, the Class R-II Certificates, the Class R-IIU Certificates, the REMIC IIU Regular Interests, the REMIC III Certificates, the Class A-2F Regular Interest and the Class A-2F Certificates. As of the Original Closing Date, the Trustee has acknowledged the assignment to it of the REMIC I Regular Interests and as of the Sequel Closing Date declares that it holds and will continue to hold the same in trust for the exclusive use and benefit of all present and future Holders of the Class R-II Certificates, the Class R-IIU Certificates, the Unaffected Certificates, the REMIC III Certificates and the Class A-2F Regular Interest and the Trust as holder of the REMIC II Uncertificated Regular Interests, the REMIC IIU Regular Interests and the Class A-2F Regular Interest.

            SECTION 2.11 Issuance of the Class R-II Certificates; Creation of the REMIC II Regular Interests.

            Concurrently with the assignment to the Trustee of the assets included in REMIC II, and in exchange therefor, at the direction of the Depositor, the Original Certificates have been issued as of the Original Closing Date and the Trustee has executed, authenticated and delivered to or upon the order of the Depositor, the Class R-II Certificates in authorized denominations. As of the Sequel Closing Date, the Class MA-1, Class MA-2, Class MB, Class MC, Class MD, Class ME, Class MF, Class MG, Class MH, Class MJ and Class MX Uncertificated Interests have been issued to the Depositor in exchange for the Certificates designated as the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J Certificates and Class X under the Original Pooling Agreement. The interests evidenced by the Class R-II Certificates, together with the REMIC II Regular Interests, constitute the entire beneficial ownership of REMIC II. The rights of Class R-II Certificateholders, the Holders of the Unaffected Certificates and the Trustee for the benefit of REMIC IIU, REMIC III and the Grantor Trust to receive distributions from the proceeds of REMIC II shall be as set forth in this Agreement.

            SECTION 2.12 Conveyance of the Class MA-1 and Class MA-2 Uncertificated Interests; Acceptance of such Interests by the Trustee.

            The Depositor, as of the Sequel Closing Date, and concurrently with the execution and delivery hereof, does hereby assign without recourse all the right, title and interest of the Depositor in and to the Class MA-1 and Class MA-2 Uncertificated Interests to the Trustee for the benefit of the Holders of the REMIC IIU Regular Interests, the Class R-IIU Certificates, the REMIC III Certificates, the Class A-2F Regular Interest and the Class A-2F Certificates. The Trustee acknowledges the assignment to it of the Class MA-1 and Class MA-2 Uncertificated Interests and declares that it holds and will hold the same in trust for the exclusive use and benefit of all present and future holders of the Class R-IIU Certificates, the REMIC III Certificates and the Class A-2F Certificates and the Trust as holder of the REMIC IIU Regular Interests and the Class A-2F Regular Interest.

            SECTION 2.13 Issuance of the Class R-IIU Certificates; Creation of the REMIC IIU Regular Interests.

            Concurrently with the assignment to the Trustee of the assets included in REMIC IIU, and in exchange therefor, at the direction of the Depositor, the REMIC IIU Regular Interests have been issued as of the Sequel Closing Date and the Trustee has executed, authenticated and delivered to or upon the order of the Depositor, the Class R-IIU Certificates in authorized denominations. The interests evidenced by the REMIC IIU Regular Interests and the Class R-IIU Certificates constitute the entire beneficial ownership of REMIC IIU. The rights of the Class R-IIU Certificateholder and the Trustee for the benefit of REMIC III and the Grantor Trust to receive distributions from the proceeds of REMIC IIU shall be as set forth in this Agreement.

            SECTION 2.14 Conveyance of the Class UA-1, Class UA-2, Class UA-2F, Class MB, Class MC, Class MD, Class ME, Class MF, Class MG, Class MH and Class MJ Uncertificated Interests; Acceptance of such Interests by the Trustee.

            The Depositor, as of the Sequel Closing Date, and concurrently with the execution and delivery hereof, does hereby assign without recourse all right, title and interest of the Depositor in and to the Class UA-1, Class UA-2, Class UA-2F, Class MB, Class MC, Class MD, Class ME, Class MF, Class MG, Class MH, Class MJ and Class MX Uncertificated Interests to the Trustee for the benefit of the Holders of the REMIC III Certificates, the Class A-2F Regular Interest and the Class A-2F Certificates. The Trustee acknowledges the assignment to it of the Class UA-1, Class UA-2, Class UA-2F, Class MB, Class MC, Class MD, Class ME, Class MF, Class MG, Class MH, Class MJ and Class MX Uncertificated Interests and declares that it holds and will hold the same in trust for the exclusive use and benefit of all present and future holders of the REMIC III Certificates and the Class A-2F Certificates and the Trust as holder of the Class A-2F Regular Interest.

            SECTION 2.15 Issuance of the REMIC III Certificates and the Class A-2F Regular Interest.

            Concurrently with the assignment to the Trustee of assets included in REMIC III, and in exchange therefor, at the direction of the Depositor, the Class A-2F Regular Interest has been issued as of the Sequel Closing Date and the Trustee has executed, authenticated and delivered to or upon the order of the Depositor, the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class X and Class R-III Certificates in authorized denominations. The interests evidenced by the REMIC III Certificates and the Class A-2F Regular Interest constitute the entire beneficial ownership of REMIC III. The rights of the REMIC III Certificates, the Class A-2F Certificates and the Trust as holder of the Class A-2F Regular Interest to receive distributions from the proceeds of REMIC III shall be as set forth in this Agreement.

            SECTION 2.16 Conveyance of the Class A-2F Certificates, the Loan REMIC Residual Interests and the Excess Interest.

            The Depositor, as of the Sequel Closing Date, and concurrently with the execution and delivery hereof, does hereby assign without recourse all right, title and interest of the Depositor in and to (i) the Class A-2F Regular Interest, (ii) the Loan REMIC Residual Interests and (iii) the Excess Interest to the Trustee for the benefit of the Holders the Class A-2F Certificates, the Class R-I Certificates and the Class V Certificates, respectively. The Trustee acknowledges the assignment to it of (i) the Class A-2F Regular Interest, (ii) the Loan REMIC Residual Interests and (iii) the Excess Interest and declares that it will hold the same in trust for the exclusive use and benefit of all present and future holders of the Class A-2F Certificates, this Class R-I Certificates and the Class V Certificates, respectively.

            SECTION 2.17 Issuance of Class A-2F Certificates and Class V Certificates.

            The Depositor, as of the Sequel Closing Date, and concurrently with the execution and delivery of this Agreement, does hereby assign without recourse all the right, title and interest of the Depositor in and to the Class A-2F Regular Interest to the Trustee for the benefit of the respective Holders of the Class A-2F Certificates. The Trustee acknowledges the assignment to it of the Class A-2F Regular Interest and acknowledges entering into the Swap Contract pursuant to Section 3.28 and declares that it holds and will hold the same in trust for the exclusive use and benefit of all present and future Holders of the Class A-2F Certificates.

            The Depositor, as of the Original Closing Date, and concurrently with the execution and delivery of this Agreement, has assigned without recourse all the right, title and interest of the Depositor in and to the Excess Interest to the Trustee for the benefit of the respective Holders of the Class V Certificates. The Trustee acknowledges the assignment to it of the Excess Interest and declares that it holds and will continue to hold the same in trust for the exclusive use and benefit of all present and future Holders of the Class V Certificates.


                                   ARTICLE III

                ADMINISTRATION AND SERVICING OF THE TRUST FUND

            SECTION 3.01 Administration of the Mortgage Loans.

            (a) Each of the Master Servicer and the Special Servicer shall service and administer the Mortgage Loans that it is obligated to service and administer pursuant to this Agreement on behalf of the Trustee, and in the best interests and for the benefit of the Certificateholders in accordance with any and all applicable laws and the terms of this Agreement, and the respective Mortgage Loans and, to the extent consistent with the foregoing, in accordance with the Servicing Standard. Without limiting the foregoing, and subject to
Section 3.21, (i) the Master Servicer shall service and administer all Mortgage Loans as to which no Servicing Transfer Event has occurred and all Corrected Mortgage Loans, and (ii) the Special Servicer shall service and administer (x) each Mortgage Loan (other than a Corrected Mortgage Loan) as to which a Servicing Transfer Event has occurred, and (y) each REO Property; provided, however, that the Master Servicer shall continue to collect information and prepare all reports to the Trustee required hereunder with respect to any Specially Serviced Mortgage Loans and REO Properties (and the related REO Loans), and further to render such incidental services with respect to any Specially Serviced Mortgage Loans and REO Properties as are specifically provided for herein.

            (b) Subject to Section 3.01(a) and the terms and provisions of this Agreement, the Master Servicer and the Special Servicer each shall have full power and authority, acting alone or, subject to Section 3.22, through Sub-Servicers, in which case the Sub-Servicers shall so act (including the execution of documents on behalf of the Master Servicer on behalf of the Trustee described in clause (i), clause (ii) and clause (iii) of the next sentence; provided, however, that execution of the documents described in clause (iii) of the next sentence shall require the consent of the Master Servicer), to do or cause to be done any and all things in connection with such servicing and administration which it may deem necessary or desirable. Without limiting the generality of the foregoing, each of the Master Servicer and the Special Servicer, in its own name, with respect to each of the Mortgage Loans it is obligated to service hereunder, is hereby authorized and empowered by the Trustee to execute and deliver, on behalf of the Certificateholders and the Trustee or any of them: (i) any and all financing statements, continuation statements and other documents or instruments necessary to maintain the lien created by any Mortgage or other security document in the related Mortgage File on the related Mortgaged Property and related collateral; (ii) in accordance with the Servicing Standard and subject to Sections 3.08 and 3.20, any and all modifications, waivers, amendments or consents to or with respect to any documents contained in the related Mortgage File; and (iii) any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments. Subject to Section 3.10, the Trustee shall, at the written request of a Servicing Officer of the Master Servicer or the Special Servicer, furnish, or cause to be so furnished, to the Master Servicer and the Special Servicer, as the case may be, any limited powers of attorney and other documents necessary or appropriate to enable them to carry out their servicing and administrative duties hereunder; provided, however, that the Trustee shall not be held liable for any misuse of any such power of attorney by the Master Servicer or the Special Servicer.

            (c) The relationship of each of the Master Servicer and Special Servicer to the Trustee under this Agreement is intended by the parties to be that of an independent contractor and not that of a joint venturer, partner or agent.

            (d) In the event that any two or more Mortgage Loans are cross-collateralized with each other, the Master Servicer or Special Servicer, as applicable, in accordance with the terms of this Agreement, shall service and administer such Mortgage Loans as a single Mortgage Loan as and when it deems necessary and appropriate, consistent with the Servicing Standard. If any Cross-Collateralized Mortgage Loan becomes a Specially Serviced Mortgage Loan, then each other Mortgage Loan that is cross-collateralized with it shall also become a Specially Serviced Mortgage Loan. Similarly, no Cross-Collateralized Mortgage Loan shall subsequently become a Corrected Mortgage Loan, unless and until all Servicing Transfer Events in respect of each other Mortgage Loan that is cross-collateralized with it, are remediated or otherwise addressed as contemplated in the definition of "Specially Serviced Mortgage Loan".

            SECTION 3.02 Collection of Mortgage Loan Payments.

            Each of the Master Servicer and the Special Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans it is obligated to service hereunder, and shall, to the extent such procedures shall be consistent with this Agreement (including without limitation, the Servicing Standard), follow such collection procedures as it would follow were it the owner of such Mortgage Loans; provided, however, that nothing herein contained shall be construed as an express or implied guarantee by the Master Servicer or the Special Servicer of the collectability of the Mortgage Loans; and, provided, further, that neither the Master Servicer nor the Special Servicer shall, with respect to any ARD Loan after its Anticipated Repayment Date, take any enforcement action with respect to the payment of Excess Interest (other than the making of requests for its collection), unless (i) the taking of an enforcement action with respect to the payment of other amounts due under such Mortgage Loan is, in the good faith and reasonable judgment of the Special Servicer, and without regard to such Excess Interest, also necessary, appropriate and consistent with the Servicing Standard or (ii) all other amounts due under such Mortgage Loan have been paid, the payment of such Excess Interest has not been forgiven in accordance with Section
3.20 and, in the good faith and reasonable judgment of the Special Servicer, the Liquidation Proceeds expected to be recovered in connection with such enforcement action will cover the anticipated costs of such enforcement action and, if applicable, any associated Advance Interest. Consistent with the foregoing, the Master Servicer or the Special Servicer each may waive any Default Charges and/or Default Interest in connection with any specific delinquent payment on a Mortgage Loan it is obligated to service hereunder.

            Ninety (90) days prior to the maturity date of each Balloon Mortgage Loan, the Master Servicer shall send a notice to the related Mortgagor of such maturity date (with a copy to be sent to the Special Servicer) and shall request written confirmation that the Balloon Payment will be paid by such date.

            SECTION 3.03 Collection of Taxes, Assessments and Similar Items; Servicing Accounts; Servicing Advances; Reserve Accounts.

            (a) The Master Servicer shall, as to all the Mortgage Loans, establish and maintain one or more accounts (the "Servicing Accounts"), into which all Escrow Payments shall be deposited and retained. Subject to any terms of the related Mortgage Loan documents that specify the nature of the account in which Escrow Payments shall be held, each Servicing Account shall be an Eligible Account. Withdrawals of amounts so collected in respect of any Mortgage Loan (and interest earned thereon) from a Servicing Account may be made only: (i) to effect payment of real estate taxes, assessments, insurance premiums, ground rents (if applicable) and comparable items in respect of related Mortgaged Property; (ii) to reimburse the Master Servicer or the Trustee, as applicable, for any unreimbursed Servicing Advances made thereby to cover any of the items described in the immediately preceding clause (i); (iii) to refund to the related Mortgagor any sums as may be determined to be overages; (iv) to pay interest, if required and as described below, to the related Mortgagor on balances in the Servicing Account (or, if and to the extent not payable to the related Mortgagor, to pay such interest to the Master Servicer); (v) disburse Insurance Proceeds if required to be applied to the repair or restoration of the related Mortgaged Property; or (vi) to clear and terminate the Servicing Account at the termination of this Agreement in accordance with Section 9.01. The Master Servicer shall pay or cause to be paid to the related Mortgagor interest, if any, earned on the investment of funds in Servicing Accounts maintained thereby, if required by law or the terms of the related Mortgage Loan. If the Master Servicer shall deposit in a Servicing Account any amount not required to be deposited therein, it may at any time withdraw such amount from such Servicing Account, any provision herein to the contrary notwithstanding. The Special Servicer shall within two (2) Business Days after receipt deliver all Escrow Payments received by it to the Master Servicer for deposit in the applicable Servicing Account.

            (b) The Master Servicer shall (with the cooperation of the Special Servicer in the case of Specially Serviced Mortgage Loans), (i) maintain accurate records with respect to each Mortgaged Property reflecting the status of real estate taxes, assessments and other similar items that are or may become a lien thereon and the status of insurance premiums and any ground rents payable in respect thereof and (ii) use reasonable efforts to obtain, from time to time, all bills for the payment of such items (including renewal premiums) and shall effect payment thereof prior to the applicable penalty or termination date. For purposes of effecting any such payment, the Master Servicer shall apply Escrow Payments as allowed under the terms of the related Mortgage Loan or, if such Mortgage Loan does not require the related Mortgagor to escrow for the payment of real estate taxes, assessments, insurance premiums, ground rents (if applicable) and similar items, each of the Master Servicer and the Special Servicer shall, as to those Mortgage Loans it is obligated to service hereunder and subject to the Servicing Standard, enforce the requirement of the related Mortgage that the Mortgagor make payments in respect of such items at the time they first become due.

            (c) In accordance with the Servicing Standard, the Master Servicer shall, as to all the Mortgage Loans (but at the direction of the Special Servicer in the case of Specially Serviced Mortgage Loans), advance with respect to the related Mortgaged Property all such funds as are necessary for the purpose of effecting the payment of (i) real estate taxes, assessments and other similar items, (ii) ground rents or other rents (if applicable), and (iii) premiums on Insurance Policies, in each instance if and to the extent Escrow Payments (if any) collected from the related Mortgagor are insufficient to pay such item when due and the related Mortgagor has failed to pay such item on a timely basis, and provided that the particular advance would not, if made, constitute a Nonrecoverable Servicing Advance (any determination that such advance would be a Nonrecoverable Servicing Advance shall be made in accordance with Section 3.11(g)). All such advances shall be reimbursable in the first instance from related collections from the Mortgagors and further as provided in
Section 3.05(a). No costs incurred by the Master Servicer in effecting the payment of real estate taxes, assessments and similar items and, if applicable, ground rents on or in respect of such Mortgaged Properties shall, for purposes hereof, including, without limitation, calculating monthly distributions to Certificateholders, be added to the unpaid principal balances of the related Mortgage Loans, notwithstanding that the terms of such Mortgage Loans so permit.

            (d) The Master Servicer shall, as to all the Mortgage Loans, establish and maintain, as applicable, one or more accounts (the "Reserve Accounts"), into which all Reserve Funds, if any, shall be deposited and retained. Withdrawals of amounts so deposited may be made to pay for or otherwise cover, or (if appropriate) to reimburse the related Mortgagor in connection with, the specific items for which such Reserve Funds were escrowed, all in accordance with the Servicing Standard and the terms of the related Mortgage Note, Mortgage and any agreement with the related Mortgagor governing such Reserve Funds. Subject to the terms of the related Mortgage Note and Mortgage, all Reserve Accounts shall be Eligible Accounts. The Special Servicer shall within two (2) Business Days after receipt deliver all Reserve Funds received by it to the Master Servicer for deposit in the applicable Reserve Account.

            (e) To the extent an operations and maintenance plan is required to be established and executed pursuant to the terms of a Mortgage Loan, the Master Servicer shall request from the Mortgagor written confirmation thereof within a reasonable time after the later of the Original Closing Date and the date as of which such plan is required to be established or completed. To the extent any repairs, capital improvements, actions or remediations are required to have been taken or completed pursuant to the terms of the Mortgage Loan, the Master Servicer shall request from the Mortgagor written confirmation of such actions and remediations within a reasonable time after the later of the Original Closing Date and the date as of which such action or remediations are required by the related mortgage loan documents to be or to have been taken or completed. To the extent a Mortgagor shall fail to promptly respond to any inquiry described in this Section 3.03(e), the Master Servicer shall determine whether the related Mortgagor has failed to perform its obligations under the related Mortgage Loan and report any such failure to the Special Servicer within a reasonable time after the date as of which such actions or remediations are required to be or to have been taken or completed.

            SECTION 3.04 Certificate Account, the Distribution Account, the REMIC II Distribution Account, the REMIC IIU Distribution Account, the REMIC III Distribution Account and the Floating Rate Distribution Account.

            (a) The Master Servicer shall establish and maintain one or more accounts (collectively, the "Certificate Account"), held on behalf of the Trustee in trust for the benefit of the Certificateholders. The Certificate Account shall be an Eligible Account. The Master Servicer shall deposit or cause to be deposited in the Certificate Account, within two Business Days of receipt (in the case of payments by Mortgagors or other collections on or in respect of the Mortgage Loans) or as otherwise required hereunder, the following payments and collections received or made by or on behalf of it subsequent to the Original Cut-off Date (other than in respect of principal, interest and any other amounts due and payable on the Mortgage Loans on or before the Original Cut-off Date, which payments shall be delivered promptly to the applicable Mortgage Loan Seller or its related designee, with negotiable instruments endorsed as necessary and appropriate without recourse):

               (i) all payments on account of principal, including Principal Prepayments, on the Mortgage Loans;

               (ii) all payments on account of interest at the respective Mortgage Rates on the Mortgage Loans and all Prepayment Premiums received in respect of the Mortgage Loans;

               (iii) to the extent allocable to the period that any Mortgage Loan is a Specially Serviced Mortgage Loan, all payments on account of Default Charges and Default Interest on such Mortgage Loan as provided in
      Section 3.05(a)(viii);

               (iv) all Insurance Proceeds and Liquidation Proceeds (net of all related Liquidation Expenses paid therefrom) received in respect of any Mortgage Loan (other than Liquidation Proceeds that are received in connection with a purchase by the Master Servicer or a Majority Certificateholder of the Controlling Class of all of the Mortgage Loans and any REO Properties in the Trust Fund and that are required to be deposited in the Distribution Account pursuant to Section 9.01);

               (v) any amounts required to be deposited by the Master Servicer pursuant to Section 3.06 in connection with losses incurred with respect to Permitted Investments of funds held in the Certificate Account;

               (vi) any amounts required to be deposited by the Master Servicer or the Special Servicer pursuant to Section 3.07(b) in connection with losses resulting from a deductible clause in a blanket or master single interest policy;

               (vii) any amounts required to be transferred from the REO Account pursuant to Section 3.16(c);

               (viii) any amounts representing payments made by Mortgagors that are allocable to cover items in respect of which Servicing Advances have been made;

               (ix) any proceeds from the repurchase of Mortgage Loans by a Mortgage Loan Seller under Section 2.03 of this Agreement; and

               (x) all payments on account of Excess Interest.

            The foregoing requirements for deposit in the Certificate Account shall be exclusive. Without limiting the generality of the foregoing, (A) actual payments from Mortgagors in the nature of Escrow Payments, and amounts that the Master Servicer and the Special Servicer are entitled to retain as additional servicing compensation pursuant to Section 3.11(b) and Section 3.11(d), respectively, need not be deposited by the Master Servicer in the Certificate Account and (B) with respect to any amount representing a sub-servicing fee (including, without limitation, a Primary Servicing Fee, if applicable) that otherwise would be required to be deposited by the Master Servicer in the Certificate Account and that, once so deposited, would have been permitted to be withdrawn immediately from the Certificate Account pursuant to Section 3.05 as part of the payment of the Master Servicing Fee, such amount shall be deemed to have been deposited to and withdrawn from the Certificate Account for such purpose to the extent that such sum has been retained by the Sub-Servicer pursuant to the related Sub-Servicing Agreement. If the Master Servicer shall deposit in the Certificate Account any amount not required to be deposited therein, it may at any time withdraw such amount from the Certificate Account, any provision herein to the contrary notwithstanding. The Master Servicer shall promptly deliver to the Special Servicer, as additional special servicing compensation in accordance with Section 3.11(d), assumption fees, modification fees, Net Default Charges, Net Default Interest, charges for beneficiary statements or demands, charges for checks returned for insufficient funds on accounts held by the Special Servicer and similar fees (excluding Prepayment Premiums) received by the Master Servicer with respect to Specially Serviced Mortgage Loans. The Certificate Account shall be maintained as a segregated account, separate and apart from trust funds created for mortgage pass-through certificates of other series serviced and the other accounts of the Master Servicer.

            Upon receipt of any of the amounts described in clauses (i) through
(vi) above with respect to any Mortgage Loan, the Special Servicer shall promptly, but in no event later than two Business Days after receipt, remit such amounts to the Master Servicer for deposit into the Certificate Account in accordance with the second preceding paragraph, unless the Special Servicer determines, consistent with the Servicing Standard, that a particular item should not be deposited because of a restrictive endorsement or other appropriate reason. Any such amounts received by the Special Servicer with respect to an REO Property shall be deposited by the Special Servicer into the REO Account and remitted to the Master Servicer for deposit into the Certificate Account pursuant to Section 3.16(c). With respect to any such amounts paid by check to the order of the Special Servicer, the Special Servicer shall endorse such check to the order of the Master Servicer and shall deliver promptly, but in no event later than two Business Days after receipt, any such check to the Master Servicer by overnight courier, unless the Special Servicer determines, consistent with the Servicing Standard, that a particular item cannot be so endorsed and delivered because of a restrictive endorsement or other appropriate reason.

            (b) The Trustee shall establish and maintain one or more trust accounts (collectively, the "Distribution Account") to be held in trust for the benefit of the Trust as holder of the REMIC I Regular Interests, the REMIC II Uncertificated Regular Interests, the REMIC IIU Regular Interests, the REMIC III Uncertificated Regular Interest and the Certificateholders. The Distribution Account shall be an Eligible Account. On each Master Servicer Remittance Date, the Master Servicer shall deliver to the Trustee, for deposit in the Distribution Account, an aggregate amount of immediately available funds equal to the Master Servicer Remittance Amount for such Master Servicer Remittance Date. If, at 1:00 p.m., New York City time, on any Master Servicer Remittance Date, the Trustee has not received the Master Servicer Remittance Amount, the Trustee shall provide notice to the Master Servicer in the same manner as required by Section 4.03(a) hereof with respect to P&I Advances.

            In addition, the Master Servicer shall, as and when required hereunder, deliver to the Trustee for deposit in the Distribution Account:

               (i) any P&I Advances required to be made by the Master Servicer in accordance with Section 4.03(a);

               (ii) any amounts required to be deposited by the Master Servicer pursuant to Section 3.19(e) in connection with Prepayment Interest Shortfalls; and

               (iii) any Liquidation Proceeds paid by the Master Servicer or a Majority Certificateholder of the Controlling Class in connection with the purchase of all of the Mortgage Loans and any REO Properties pursuant to
      Section 9.01, exclusive of the portion of such Liquidation Proceeds required to be deposited in the Certificate Account pursuant to Section 9.01;

            The Trustee shall, upon receipt, deposit in the Distribution Account any and all amounts received or advanced by the Trustee that are required by the terms of this Agreement to be deposited therein.

            All such amounts deposited in respect of the Loan REMIC Loans shall be deemed to be distributed in respect of the Loan REMIC Regular Interests and the Loan REMIC Residual Interests as set forth in the Loan REMIC Declarations or distributed as Excess Interest as set forth herein.

            (c) The Trustee shall establish and maintain the REMIC II Distribution Account, as a sub-account of the Distribution Account, in the name of the Trustee, in trust for the benefit of the Trust as holder of the REMIC II Uncertificated Regular Interests, the REMIC IIU Regular Interests, the REMIC III Uncertificated Regular Interest, and the Certificateholders (other than the Class R-I and Class V Certificateholders). The REMIC II Distribution Account shall be established and maintained as an Eligible Account. With respect to each Distribution Date, the Trustee shall be deemed to (i) withdraw from the Distribution Account and shall be deemed to deposit in the REMIC II Distribution Account on or before such date the amount of the Available Distribution Amount and Prepayment Premiums to be distributed in respect of the REMIC I Regular Interests pursuant to Section 4.01(a)(ii) and Section 4.01(c)(iv) hereof on such date and (ii) to withdraw from the REMIC II Distribution Account and distribute to the Holders of the Unaffected REMIC II Certificates and the Class R-II Certificates on such Distribution Date the portion of the Available Distribution Amount and the Prepayment Premiums to be distributed in respect thereof pursuant to Section 4.01(a)(iv), Section 4.01(b) and Section 4.01(c)(i) on such date.

            (d) The Trustee shall establish and maintain the REMIC IIU Distribution Account, as a sub-account of the Distribution Account, in the name of the Trustee, in trust for the benefit of the Trust as holder of the REMIC IIU Regular Interests and the REMIC III Uncertificated Regular Interest and the Certificateholders (other than the holders of the Unaffected Certificates, the Class R-I, Class R-II and Class V Certificateholders). The REMIC IIU Distribution Account shall be established and maintained as an Eligible Account. With respect to each Distribution Date, the Trustee shall be deemed (i) to withdraw from the REMIC II Distribution Account and shall be deemed to deposit in the REMIC IIU Distribution Account on such date the portion of the Available Distribution Amount and the Prepayment Premiums to be distributed in respect of the Class MA-1 and Class MA-2 Uncertificated Interests, respectively, pursuant to Section 4.01(a)(ii) and Section 4.01(c)(iv) hereof on such date and (ii) to withdraw from the REMIC IIU Distribution Account and distribute to the holders of the Class R-IIU Certificates on such Distribution Date the portion of the Available Distribution Amount to be distributed in respect thereof pursuant to
Section 4.01(a)(v) on such date.

            (e) The Trustee shall establish and maintain the REMIC III Distribution Account, as a sub-account of the Distribution Account, in the name of the Trustee, in trust for the benefit of the Holders of the REMIC III Certificates and the Trust as holder of the REMIC III Uncertificated Regular Interest. The REMIC III Distribution Account shall be established and maintained as an Eligible Account. With respect to each Distribution Date, the Trustee shall be deemed (i) to withdraw from the REMIC IIU Distribution Account and shall be deemed to deposit in the REMIC III Distribution Account on such date the portion of the Available Distribution Amount and the Prepayment Premiums to be distributed in respect of the Class UA-1, Class UA-2 and Class UA-2F Uncertificated Interests, respectively, pursuant to Section 4.01(a)(ii) and
Section 4.01(c)(iv) hereof on such date, (ii) to withdraw from the REMIC II Distribution Account and shall be deemed to deposit in the REMIC III Distribution Account on such date the portion of the Available Distribution Amount and the Prepayment Premiums to be distributed in respect of the Class MB, Class MC, Class MD, Class ME, Class MF, Class MG, Class MH, Class MJ and Class MX Uncertificated Interests pursuant to Section 4.01(a)(ii) and Section 4.01(c)(iv) hereof on such date and (iii) to withdraw from the REMIC III Distribution Account and distribute to the Holders of the Class R-III Certificates on such Distribution Date the portion of the Available Distribution Amount to be distributed in respect thereof pursuant to Section 4.01(b)(xlvi) on such date.

            (f) Funds in the Certificate Account may be invested only in Permitted Investments in accordance with the provisions of Section 3.06. The Master Servicer shall give notice to the other parties hereto of the location of the Certificate Account as of the Original Closing Date and of the new location of the Certificate Account prior to any change thereof. The Distribution Account, the REMIC II Distribution Account, the REMIC IIU Distribution Account and the REMIC III Distribution Account and Floating Rate Account shall be established at the Corporate Trust Office of the Trustee as of (i) the Original Closing Date, in the case of the Distribution Account and the REMIC II Distribution Account and (ii) the Sequel Closing Date, in the case of the REMIC IIU Distribution Account and the REMIC III Distribution Account and Floating Rate Account. The Trustee shall give notice to the other parties hereto of the new location of such accounts prior to any change thereof.

            (g) On or before the Closing Date, the Trustee shall establish and maintain the Floating Rate Account for the benefit of the Class A-2F Certificateholders. The Floating Rate Account shall (i) at all times be an Eligible Account, (ii) be entitled: "Wells Fargo Bank Minnesota, as Trustee, in trust for Holders of the Banc of America Commercial Mortgage Inc., Commercial Mortgage Pass-Through Certificates, Series 2001-1, Floating Rate Account, Class A-2F" and (iii) relate solely to the Class A-2F Certificates, and the Trustee shall have the exclusive right to withdraw funds therefrom. The Trustee shall be deemed to transfer from the REMIC III Distribution Account on each Master Servicer Remittance Date an amount equal to those amounts payable under the related Class A-2F Regular Interest pursuant to Section 4.01(b) for the related Distribution Date and Section 4.01(k) hereof and shall deposit into the Floating Rate Account all amounts received under the Swap Documents in respect of such Distribution Date. Amounts in the Floating Rate Account shall be held uninvested. The Trustee shall make withdrawals from the Floating Rate Account in the following order of priority and only for the following purposes:

               (i) to withdraw amounts deposited in the Floating Rate Account in error and pay such amounts to the Persons entitled thereto;

               (ii) to make distributions to the Holders of the Class A-2F Certificates pursuant to Section 4.01(k);

               (iii) to pay any funds required to be paid to the Swap Counterparty under the Swap Documents on or before 5:00 p.m. (New York time) on each Master Servicer Remittance Date; and

               (iv) to clear and terminate the Floating Rate Account pursuant to
      Section 9.1.

            SECTION 3.05 Permitted Withdrawals From the Certificate Account and the Distribution Account.

            (a) The Master Servicer may, from time to time, make withdrawals from the Certificate Account for any of the following purposes (the order set forth below not constituting an order of priority for such withdrawals):

               (i) to remit to the Trustee for deposit in the Distribution Account and the Excess Interest Distribution Account the Master Servicer Remittance Amount for, and, to the extent permitted or required by Section 4.03(a) or Section 4.06, as applicable, any P&I Advances to be made on, each Master Servicer Remittance Date;

               (ii) to reimburse the Trustee or the Master Servicer, as applicable, in that order, for unreimbursed P&I Advances made thereby in respect of any Mortgage Loan or REO Loan, the Trustee's and the Master Servicer's respective rights to reimbursement pursuant to this clause (ii) with respect to any P&I Advance being payable from, and limited to, amounts that represent Late Collections of interest and principal (net of related Master Servicing Fees (but not the Special Servicer's Standby
      Fee), Workout Fees and/or Liquidation Fees payable therefrom) received in respect of the particular Mortgage Loan or REO Loan as to which such P&I Advance was made;

               (iii) to pay to the Master Servicer earned and unpaid Master Servicing Fees in respect of each Mortgage Loan and REO Loan, the Master Servicer's right to payment pursuant to this clause (iii) with respect to any Mortgage Loan or REO Loan being payable from, and limited to, amounts received on or in respect of such Mortgage Loan (whether in the form of payments, Liquidation Proceeds or Insurance Proceeds) or such REO Loan (whether in the form of REO Revenues, Liquidation Proceeds or Insurance Proceeds) that are allocable as a recovery of interest thereon;

               (iv) to pay to the Special Servicer, out of general collections on the Mortgage Loans and any REO Properties, earned and unpaid Special Servicing Fees in respect of each Specially Serviced Mortgage Loan and REO Loan and Standby Fees;

               (v) to pay to the Special Servicer earned and unpaid Workout Fees and Liquidation Fees to which it is entitled pursuant to, and from the sources contemplated by Section 3.11(c);

               (vi) to reimburse the Trustee or the Master Servicer, as applicable, in that order, for any unreimbursed Servicing Advances made thereby with respect to any Mortgage Loan or REO Property, the Trustee's and the Master Servicer's respective rights to reimbursement pursuant to this clause (vi) with respect to any Servicing Advance being payable from, and limited to, (A) payments made by the related Mortgagor that are allocable to cover the item in respect of which such Servicing Advance was made, and (B) Liquidation Proceeds (net of Liquidation Fees payable therefrom), Insurance Proceeds and, if applicable, REO Revenues received in respect of the particular Mortgage Loan or REO Property as to which such Servicing Advance was made;

               (vii) to reimburse the Trustee or the Master Servicer, as applicable, in that order, out of general collections on the Mortgage Loans and any REO Properties, for any unreimbursed Advances and Advance Interest at the Reimbursement Rate (to the extent such Advance Interest will not be reimbursable from Default Interest to the extent contemplated by the immediately following clause (viii)) made thereby with respect to any Mortgage Loan, REO Loan or REO Property that have been determined to be Nonrecoverable Advances;

               (viii) to pay the Trustee or the Master Servicer, as applicable, in that order, any Advance Interest due and owing thereto, the Trustee's and the Master Servicer's respective rights to payment pursuant to this clause (viii) being payable from, and limited to Default Interest (and not Default Charges) collected in respect of the Mortgage Loan or REO Loan as to which the related Advances were made (for the avoidance of doubt, it is intended that the related Sub-Servicers shall receive Net Default Interest and Default Charges allocable to the period when such Mortgage Loan was not a Specially Serviced Mortgage Loan, even if such Net Default Interest and Default Charges are actually collected after the Mortgage Loan becomes a Specially Serviced Mortgage Loan);

               (ix) at or following such time as the Master Servicer reimburses itself or the Trustee, as applicable, for any unreimbursed Advance pursuant to clause (ii), (vi) or (vii) above or Section 3.03, and insofar as payment has not already been made pursuant to clauses (vii) and (viii) above, to pay the Trustee or the Master Servicer, as the case may be, and in that order, out of general collections on the Mortgage Loans and any REO Properties, any related Advance Interest accrued and payable on such Advance;

               (x) to pay the Master Servicer, as additional servicing compensation in accordance with Sections 3.06(b) and 3.11(b), any Net Investment Earnings in respect of amounts held in the Certificate Account for any Collection Period;

               (xi) to pay the Master Servicer, as additional servicing compensation in accordance with Section 3.11(b), any Prepayment Interest Excesses (subject, however, to Section 3.19(e) of this Agreement) and to pay the Special Servicer, as additional servicing compensation in accordance with Section 3.11(d), any Net Default Charges collected on any Mortgage Loan to the extent allocable to the period that such Mortgage Loan is a Specially Serviced Mortgage Loan or REO Loan;

               (xii) to reimburse, out of general collections on the Mortgage Loans and any REO Properties, the Master Servicer, the Special Servicer, the REMIC Administrator, the Depositor, or any of their respective directors, officers, employees and agents any amounts reimbursable to any such Person pursuant to Section 6.03, or to pay directly to any third party any amount which if paid by any such Person would be reimbursable thereto pursuant to Section 6.03;

               (xiii) to pay, out of general collections on the Mortgage Loans and any REO Properties, for (A) the reasonable costs of the advice of counsel contemplated by Section 3.17(b), (B) the reasonable costs of the Opinions of Counsel contemplated by Sections 3.09(b)(ii) and 3.16(a), (C) the reasonable costs of Appraisals obtained pursuant to Section 3.11(g) or 4.03(c), (D) the reasonable costs of obtaining any REO Extension sought by the Special Servicer as contemplated by Section 3.16(a), (E) the cost of recording this Agreement in accordance with Section 11.02(a), and (F) the costs and expenses related to enforcement of the Environmental Policy under Section 3.27;

               (xiv) to pay itself, the Special Servicer, the Majority Certificateholder of the Controlling Class, the Mortgage Loan Sellers, or any other Person, as the case may be, with respect to each Mortgage Loan, if any, previously purchased by such Person pursuant to this Agreement, all amounts received thereon subsequent to the date of purchase;

               (xv) to pay the Trustee or any of its respective directors, officers, employees and agents, as the case may be, any amounts payable or reimbursable to any such Person pursuant to Section 8.05(b) and, to the extent that the Trustee has incurred expenses reimbursable by the Depositor under Section 8.13, Section 8.13;

               (xvi) to pay any costs and expenses contemplated in Section 3.11(h), the last sentence of Section 7.02 and the last sentence of
      Section 8.08(a);

               (xvii) [Reserved];

               (xviii) to clear and terminate the Certificate Account at the termination of this Agreement pursuant to Section 9.01; and,

               (xix) to withdraw Funds deposited into the Certificate Account in error.

            If amounts on deposit in the Certificate Account at any particular time (after withdrawing any portion of such amounts deposited in the Certificate Account in error) are insufficient to satisfy all payments, reimbursements and remittances to be made therefrom as set forth in clauses (ii) through (xviii) above, then the corresponding withdrawals from the Certificate Account shall be made in the following priority and subject to the following rules: (A) if the payment, reimbursement or remittance is to be made from a specific source of funds, then such payment, reimbursement or remittance shall be made from that specific source of funds on a pro rata basis with any and all other payments, reimbursements and remittances to be made from such specific source of funds; provided that where, as in clauses (ii), (vi), (vii), (viii) and (ix), an order of priority is set forth to govern the application of funds withdrawn from the Certificate Account pursuant to such clauses, payments, reimbursements or remittances pursuant to any such clause shall be made in such order of priority to the extent of available funds; and (B) if the payment, reimbursement or remittance can be made from any funds on deposit in the Certificate Account, then (following any withdrawals made from the Certificate Account in accordance with the immediately preceding clause (A) above) such payment, reimbursement or remittance shall be made from such general funds remaining on a pro rata basis with any and all other payments, reimbursements or remittances to be made from such general funds; provided that where, as in clauses (ii), (vi), (vii), (viii) and (ix), an order of priority is set forth to govern the application of funds withdrawn from the Certificate Account pursuant to such clauses, payments, reimbursements or remittances pursuant to any such clause shall be made in such order of priority to the extent of available funds. Any amounts withdrawn from the Certificate Account pursuant to clauses (ii) through (xvii) above that are specific to the Loan REMIC Loans shall be allocated to the related Loan REMIC, provided that any unpaid Master Servicing Fee shall be paid by the Lower-Tier REMIC in respect of the related Loan REMIC Regular Interest; and any amount so withdrawn that is not specific to a particular Mortgage Loan shall be allocated by the REMIC Administrator among REMIC I and the Loan REMICs in proportion to the Stated Principal Balances of their related Mortgage Loans.

            The Master Servicer shall keep and maintain separate accounting records, on a loan-by-loan (and on a property-by-property basis for REO Loans) when appropriate, in connection with any withdrawal from the Certificate Account pursuant to clauses (ii) through (xviii) above.

            The Master Servicer shall pay to the Special Servicer (or to third party contractors at the direction of the Special Servicer) from the Certificate Account amounts permitted to be paid to it (or to such third party contractors) therefrom promptly upon receipt of a certificate of a Servicing Officer of the Special Servicer describing the item and amount to which the Special Servicer (or such third party contractors) is entitled. The Master Servicer may rely conclusively on any such certificate and shall have no duty to re-calculate the amounts stated therein. The Special Servicer shall keep and maintain separate accounting for each Specially Serviced Mortgage Loan and REO Property, on a loan-by-loan and property-by-property basis, for the purpose of justifying any request for withdrawal from the Certificate Account.

            (b) The Trustee may, from time to time, make withdrawals from the Distribution Account for any of the following purposes (the order set forth below not constituting an order of priority for such withdrawals):

               (i) as contemplated by Section 3.04(c), to deposit or be deemed to deposit into the REMIC II Distribution Account on or before the related Distribution Date the Available Distribution Amount and Prepayment Premiums to be distributed in respect of the REMIC I Regular Interests;

               (ii) to pay the Trustee accrued and unpaid Trustee Fees pursuant to Section 8.05(a), and to reimburse the Trustee for any other amounts to which it is entitled to be reimbursed from the Distribution Account pursuant to this Agreement;

               (iii) to pay the Trustee or any of its respective directors, officers, employees and agents, as the case may be, any amounts payable or reimbursable to any such Person pursuant to Section 8.05(b);

               (iv) as contemplated by Section 11.01(h), to pay for the reasonable costs of the Opinions of Counsel sought by the Trustee as contemplated by Section 11.01(a) or 11.01(d) in connection with any amendment to this Agreement requested by the Trustee which amendment is in furtherance of the rights and interests of Certificateholders;

               (v) to pay for the reasonable costs of the Opinions of Counsel sought by the Trustee as contemplated by Section 11.02(a);

               (vi) to (A) pay any and all federal, state and local taxes imposed on the Loan REMICs, REMIC I, REMIC II, REMIC IIU or REMIC III or on the assets or transactions of any such REMIC, together with all incidental costs and expenses, and any and all reasonable expenses relating to tax audits, if and to the extent that either (1) none of the Trustee, the Master Servicer, the Special Servicer or the REMIC Administrator is liable therefor pursuant to Section 10.01(d) and/or
      Section 10.01(h) or (2) any such Person that may be so liable has failed to timely make the required payment, and (B) reimburse the REMIC Administrator for reasonable expenses incurred by and reimbursable to it by the Trust pursuant to Section 10.01(d) and/or Section 10.01(h); and

               (vii) to transfer to the Interest Reserve Account an amount equal to the Withheld Amounts for the one month period preceding the Distribution Date in each February (and in any January of a year which is not a leap year) pursuant to Section 4.05; and

               (viii) to clear and terminate the Distribution Account at the termination of this Agreement pursuant to Section 9.01.

            Taxes imposed on the Loan REMICs, REMIC I, REMIC II, REMIC IIU or REMIC III shall be allocated to the related REMIC, and amounts withdrawn from the Distribution Account pursuant to clauses (ii) through (v) above shall be allocated by the REMIC Administrator among REMIC I and the Loan REMICs in proportion to the Stated Principal Balances of their related Mortgage Loans.

            (c) The Trustee (i) shall be deemed to make withdrawals from the REMIC II Distribution Account for any of the following purposes: (A) to deposit into the REMIC IIU Distribution Account on the related Distribution Date the portions of the Available Distribution Amount and Prepayment Premiums to be distributed with respect to the Class MA-1 and Class MA-2 Uncertificated Interests on each Distribution Date pursuant to Sections 4.01(a)(i) and 4.01(c)(iv) or Section 9.01, as applicable, and (B) to deposit into the REMIC III Distribution Account on the related Distribution Date the portions of the Available Distribution Amount and Prepayment Premiums to be distributed with respect to the Class MB, Class MC, Class MD, Class ME, Class MF, Class MG, Class MH, Class MJ and Class MX Uncertificated Interests on each Distribution Date pursuant to Sections 4.01(a)(i) and 4.01(c)(iv) or Section 9.01, as applicable; and (ii) shall make withdrawals from the REMIC II Distribution Account for any of the following purposes: (A) to make distributions to Holders of the Unaffected Certificates pursuant to Section 4.01(b) and Section 4.01(c)(i) or
Section 9.01, as applicable, (B) to make distributions to Holders of the Class R-II Certificates pursuant to Section 4.01(a)(iv) or Section 9.01, as applicable, and (C) to clear and terminate the REMIC II Distribution Account at the termination of this Agreement pursuant to Section 9.01.

            (d) The Trustee (i) shall be deemed to make withdrawals from the REMIC IIU Distribution Account for any of the following purposes: to deposit into the REMIC III Distribution Account the portion of the Available Distribution Amount and Prepayment Premiums to be distributed in respect of the REMIC IIU Regular Interests on each Distribution Date pursuant to Section 4.01(a)(ii) and Section 4.01(c)(iv) or Section 9.01, as applicable; and (ii) shall make withdrawals from the REMIC IIU Distribution Account for any of the following purposes: (A) to make distributions to Holders of the Class R-IIU Certificates pursuant to Section 4.01(a)(v) or Section 9.01, as applicable, and
(B) to clear and terminate the REMIC IIU Distribution Account at the termination of this Agreement pursuant to Section 9.01.

            (e) The Trustee (i) shall be deemed to make withdrawals from the REMIC III Distribution Account for any of the following purposes: to deposit into the Floating Rate Account the portion of the Available Distribution Amount and Prepayment Premiums to be distributed in respect of the Class A-2F Regular Interest on each Distribution Date pursuant to Section 4.01(b) and Section 4.01(c)(i) or Section 9.01, as applicable and (ii) shall make or be deemed to make withdrawals from the REMIC III Distribution Account for the following purposes: (A) to make distributions on the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class X Certificates on each Distribution Date pursuant to Sections 4.01(b), 4.01(c)(i) or Section 9.01, as applicable, and (B) to make distributions to Holders of the Class R-III Certificates pursuant to Section 4.01(b) or Section 9.01, as applicable; and (C) to clear and terminate the REMIC III Distribution Account at the termination of this Agreement pursuant to Section 9.01.

            SECTION 3.06 Investment of Funds in the Certificate Account, the Interest Reserve Account, the Excess Interest Distribution Account and the REO Account.

            (a) The Master Servicer may direct any depository institution maintaining the Certificate Account, and the Special Servicer may direct any depository institution maintaining the REO Account and the Trustee may direct any depository institution maintaining the Interest Reserve Account and the Excess Interest Distribution Account, to invest, or if it is such depository institution, may itself invest, the funds held therein (each such account, for purposes of this Section 3.06, an "Investment Account") only in one or more Permitted Investments bearing interest or sold at a discount, and maturing, unless payable on demand, no later than the Business Day immediately preceding the next succeeding date on which such funds are required to be withdrawn from such account pursuant to this Agreement. All such Permitted Investments shall be held to maturity, unless payable on demand, in which case such investments may be sold at any time. Any investment of funds in an Investment Account shall be made in the name of the Trustee for the benefit of the Certificateholders (in its capacity as such). The Master Servicer (with respect to Permitted Investments of amounts in the Certificate Account) and the Special Servicer (with respect to Permitted Investments of amounts in the REO Account), on behalf of the Trustee for the benefit of the Certificateholders, and the Trustee (with respect to the Interest Reserve Account and the Excess Interest Distribution Account), on behalf of the Certificateholders, shall (and the Trustee hereby designates the Master Servicer, the Special Servicer or itself, as applicable, as the Person that shall) (i) be the "entitlement holder" of any Permitted Investment that is a "security entitlement" and (ii) maintain "control" of any Permitted Investment that is either a "certificated security" or an "uncertificated security". For purposes of this Section 3.06(a), the terms "entitlement holder", "security entitlement", "control", "certificated security" and "uncertificated security" shall have the meanings given such terms in Revised Article 8 (1994 Revision) of the UCC, and "control" of any Permitted Investment by the Master Servicer or the Special Servicer shall constitute "control" by a Person designated by, and acting on behalf of, the Trustee for purposes of Revised Article 8 (1994 Revision) of the UCC. If amounts on deposit in an Investment Account are at any time invested in a Permitted Investment payable on demand, the Master Servicer (in the case of the Certificate Account and the Servicing Account) or the Special Servicer (in the case of the REO Account) and the Trustee (in the case of the Interest Reserve Account and the Excess Interest Distribution Account) shall:

               (i) consistent with any notice required to be given thereunder, demand that payment thereon be made on the last day such Permitted Investment may otherwise mature hereunder in an amount equal to the lesser of (1) all amounts then payable thereunder and (2) the amount required to be withdrawn on such date; and

               (ii) demand payment of all amounts due thereunder promptly upon determination by the Master Servicer or the Special Servicer as the case may be, that such Permitted Investment would not constitute a Permitted Investment in respect of funds thereafter on deposit in the Investment Account.

            (b) Whether or not the Master Servicer directs the investment of funds in the Certificate Account and the Servicing Account, interest and investment income realized on funds deposited therein, to the extent of the Net Investment Earnings, if any, for such Investment Account for each Collection Period, shall be for the sole and exclusive benefit of the Master Servicer and shall be subject to its withdrawal in accordance with Section 3.05(a). Whether or not the Special Servicer directs the investment of funds in the REO Account, interest and investment income realized on funds deposited therein, to the extent of the Net Investment Earnings, if any, for such Investment Account for each Collection Period, shall be for the sole and exclusive benefit of the Special Servicer and shall be subject to its withdrawal in accordance with
Section 3.16(b). Whether or not the Trustee directs the investment of funds in the Interest Reserve Account and the Excess Interest Distribution Account, interest and investment income realized on funds deposited therein, to the extent of Net Investment Earnings, if any, for such Investment Account for each Collection Period, shall be for the sole and exclusive benefit of the Trustee and shall be subject to withdrawal by the Trustee. If any loss shall be incurred in respect of any Permitted Investment on deposit in any Investment Account, the Master Servicer (in the case of the Certificate Account), the Special Servicer (in the case of the REO Account) and the Trustee (in the case of the Interest Reserve Account and the Excess Interest Distribution Account) shall promptly deposit therein from its own funds, without right of reimbursement, no later than the end of the Collection Period during which such loss was incurred, the amount of the Net Investment Loss, if any, for such Collection Period. The Trustee shall have no liability whatsoever with respect to any such losses, except in respect to losses incurred in respect of any Permitted Investment on deposit in the Interest Reserve Account and the Excess Interest Distribution Account and to the extent that it is the obligor on any such Permitted Investment.

            (c) Except as otherwise expressly provided in this Agreement, if any default occurs in the making of a payment due under any Permitted Investment, or if a default occurs in any other performance required under any Permitted Investment and the Master Servicer or the Special Servicer, as applicable, has not taken such action, the Trustee may and, subject to Section 8.02, upon the request of Holders of Certificates entitled to not less than 25% of the Voting Rights allocated to any Class, shall take such action as may be appropriate to enforce such payment or performance, including, without limitation, the institution and prosecution of appropriate proceedings.

            (d) Notwithstanding the investment of funds held in any Investment Account, for purposes of the calculations hereunder, including, without limitation, the calculation of the Available Distribution Amount and the Master Servicer Remittance Amount, the amounts so invested (but not any interest earned thereon) shall be deemed to remain on deposit in such Investment Account.

            SECTION 3.07 Maintenance of Insurance Policies; Errors and Omissions and Fidelity Coverage.

            (a) Each of the Master Servicer and the Special Servicer shall, as to those Mortgage Loans it is obligated to service hereunder, use its best efforts in accordance with the Servicing Standard to cause the related Mortgagor to maintain (and, if the related Mortgagor is required by the terms of the related Mortgage Loan and does not so maintain, the Master Servicer (even in the case of Specially Serviced Mortgage Loans) shall itself maintain (subject to the provisions of this Agreement regarding Nonrecoverable Advances, and further subject to Section 3.11(h) hereof)), to the extent the Trustee, as mortgagee on behalf of the Certificateholders, has an insurable interest and to the extent available at commercially reasonable rates) all insurance coverage as is required under the related Mortgage Loan (subject to applicable law), provided that if any Mortgage permits the holder thereof to dictate to the Mortgagor the insurance coverage to be maintained on such Mortgaged Property, the Master Servicer or the Special Servicer, as appropriate, shall impose such insurance requirements as are consistent with the Servicing Standard. The Special Servicer shall direct the Master Servicer to maintain for each REO Property or Specially Serviced Mortgage Loan, in each case with an insurer that possesses the Required Claims-Paying Ratings at the time such policy is purchased, no less insurance coverage than was previously required of the related Mortgagor under the related Mortgage and, if the related Mortgage did not so require, hazard insurance, public liability insurance and business interruption or rent loss insurance in such amounts as are consistent with the Servicing Standard, and the Master Servicer shall be reimbursed for the premium costs thereof and any deductible relating to such insurance as a Servicing Advance pursuant to and to the extent permitted under Section 3.05(a). All such insurance policies shall contain a "standard" mortgagee clause, with loss payable to the Master Servicer (in the case of insurance maintained in respect of the Mortgaged Properties) or the Special Servicer (in the case of insurance maintained in respect of REO Properties) on behalf of the Trustee, shall be issued by an insurer authorized under applicable law to issue such insurance, and, unless prohibited by the related Mortgage, may contain a deductible clause (not in excess of a customary amount). Any amounts collected by the Master Servicer or Special Servicer under any such policies (other than amounts to be applied to the restoration or repair of the related Mortgaged Property or REO Property or amounts to be released to the related Mortgagor, in each case in accordance with the Servicing Standard) shall be deposited in the Certificate Account, subject to withdrawal pursuant to
Section 3.05(a), in the case of amounts received in respect of a Mortgage Loan, or in the REO Account, subject to withdrawal pursuant to Section 3.16(c), in the case of amounts received in respect of an REO Property. Any cost incurred by the Master Servicer or the Special Servicer, as applicable, in maintaining any such insurance shall not, for purposes hereof, including, without limitation, calculating monthly distributions to Certificateholders, be added to the unpaid principal balance or Stated Principal Balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit.

               (i) If the Master Servicer or the Special Servicer shall obtain and maintain a blanket policy insuring against hazard losses on any or all of the Mortgaged Properties (in the case of the Master Servicer) or REO Properties (in the case of the Special Servicer), then, to the extent such policy (A) is obtained from a Qualified Insurer that possesses the Required Claims-Paying Ratings, and (B) provides protection equivalent to the individual policies otherwise required, the Master Servicer or the Special Servicer, as the case may be, shall conclusively be deemed to have satisfied its obligation to cause hazard insurance to be maintained on the Mortgaged Properties or REO Properties, as applicable, so covered, and the premium costs and any deductible thereof shall be, if and to the extent they are specifically attributable either to a specific Mortgaged Property during any period that the related Mortgagor has failed to maintain the hazard insurance required under the related Mortgage Loan in respect of such Mortgaged Property or to a specific REO Property, a Servicing Advance by the Master Servicer at the direction of the Special Servicer (in the case of a Specially Serviced Mortgage Loan) under Section 3.07(a) which is reimbursable to the Master Servicer pursuant to and to the extent permitted under Section 3.05(a); provided that, to the extent that such premium costs are attributable to properties other than Mortgaged Properties and/or REO Properties or are attributable to Mortgaged Properties as to which the hazard insurance required under the related Mortgage Loan is being maintained, they shall be borne by the Master Servicer or Special Servicer, as the case may be, without right of reimbursement. Such a blanket policy may contain a deductible clause (not in excess of a customary amount), in which case the Master Servicer or the Special Servicer, as appropriate, shall, if there shall not have been maintained on the related Mortgaged Property or REO Property, as applicable, a hazard insurance policy complying with the requirements of
      Section 3.07(a), and there shall have been one or more losses which would have been covered by such property specific policy (taking into account any deductible clause that would have been permitted therein), promptly deposit into the Certificate Account from its own funds (without right of reimbursement) the amount of such losses up to the difference between the amount of the deductible clause in such blanket policy and the amount of any deductible clause that would have been permitted under such property specific policy. The Master Servicer and the Special Servicer each agree to prepare and present, on behalf of itself, the Trustee and the Certificateholders, claims under any such blanket policy maintained by it in a timely fashion in accordance with the terms of such policy.

               (ii) If the Master Servicer shall cause any Mortgaged Property or the Special Servicer shall cause any REO Property to be covered by a force placed insurance policy naming the Master Servicer or the Special Servicer, as applicable, on behalf of the Trustee as the loss payee, then to the extent such policy (A) is obtained from a Qualified Insurer that possesses the Required Claims-Paying Ratings and (B) provides protection equivalent to the individual policies otherwise required, the Master Servicer or the Special Servicer, as applicable, shall conclusively be deemed to have satisfied its obligation to cause such insurance to be maintained on such Mortgaged Property (in the case of the Master Servicer) or REO Property (in the case of the Special Servicer). If the Master Servicer shall cause any Mortgaged Property as to which the related Mortgagor has failed to maintain the required insurance coverage, or the Master Servicer at the direction of the Special Servicer shall cause any REO Property, to be covered by such force placed insurance policy, then the incremental costs of such insurance applicable to such Mortgaged Property or REO Property (i.e., other than any minimum or standby premium payable for such policy whether or not any Mortgaged Property or REO Property is covered thereby) paid by the Master Servicer, shall constitute a Servicing Advance which is reimbursable to the Master Servicer pursuant to and to the extent permitted under Section 3.05(a). The Master Servicer shall, consistent with the Servicing Standard and the terms of the related Mortgage Loan documents, pursue the related Mortgagor for the amount of such incremental costs. All other costs associated with any such force placed insurance policy (including, without limitation, any minimum or standby premium payable for such policy) shall be borne by the Master Servicer or Special Servicer, as the case may be, without right of reimbursement. Such force placed insurance policy may contain a deductible clause (not in excess of a customary amount), in which case the Master Servicer or the Special Servicer, as applicable, shall, in the event that there shall not have been maintained on the related Mortgaged Property or REO Property, as the case may be, a policy otherwise complying with the provisions of Section 3.07(a), and there shall have been one or more losses which would have been covered by such property specific policy had it been maintained, promptly deposit into the Certificate Account from its own funds (without right of reimbursement) the amount not otherwise payable under the force placed policy because of such deductible clause, to the extent that any such deductible exceeds the deductible limitation that pertained to the related Mortgage Loan, or, in the absence of any such deductible limitation, the deductible limitation which is consistent with the Servicing Standard.

            (b) Each of the Master Servicer and the Special Servicer shall at all times during the term of this Agreement keep in force with Qualified Insurers that possess the Required Claims-Paying Ratings a fidelity bond in such form and amount as would permit it to be a qualified Fannie Mae or Freddie Mac seller-servicer of multifamily mortgage loans. Each of the Master Servicer and the Special Servicer shall be deemed to have complied with the foregoing provision if an Affiliate thereof has such fidelity bond coverage and, by the terms of such fidelity bond, the coverage afforded thereunder extends to the Master Servicer or the Special Servicer, as the case may be. Such fidelity bond shall provide that it may not be canceled without 30 days' prior written notice to the Trustee.

            In addition, each of the Master Servicer and the Special Servicer shall at all times during the term of this Agreement keep in force with Qualified Insurers that possess the Required Claims-Paying Ratings a policy or policies of insurance covering loss occasioned by the errors and omissions of its officers and employees in connection with its obligation to service the Mortgage Loans for which it is responsible hereunder, which policy or policies shall be in such form and amount as would permit it to be a qualified Fannie Mae or Freddie Mac seller-servicer of multifamily mortgage loans. Any such errors and omissions policy, if required, shall provide that it may not be canceled without 30 days' prior written notice to the Trustee.

            (c) All insurance coverage required to be maintained under this
Section 3.07 shall be obtained from Qualified Insurers or insurers that are backed or guaranteed by Qualified Insurers.

            SECTION 3.08 Enforcement of Due-On-Sale Clauses; Assumption Agreements; Subordinate Financing.

            (a) As to each Mortgage Loan which contains a provision in the nature of a "due-on-sale" clause, which by its terms:

               (i) provides that such Mortgage Loan shall (or may at the mortgagee's option) become due and payable upon the sale or other transfer of an interest in the related Mortgaged Property or of a controlling interest in the related Mortgagor; or

               (ii) provides that such Mortgage Loan may not be assumed without the consent of the mortgagee in connection with any such sale or other transfer, then, for so long as such Mortgage Loan is included in the Trust Fund, each of the Master Servicer and the Special Servicer shall, on behalf of the Trustee as the mortgagee of record, as to those Mortgage Loans it is obligated to service hereunder, exercise (or waive its right to exercise) any right it may have with respect to such Mortgage Loan (x) to accelerate the payments thereon, or (y) to withhold its consent to any such sale or other transfer, in a manner consistent with the Servicing Standard, but subject to Section 3.20(a)(iii); provided that, notwithstanding anything to the contrary contained herein, neither the Master Servicer nor the Special Servicer shall waive any right it has, or grant any consent it is otherwise entitled to withhold, under any related "due-on-sale" clause, other than, to the extent any such Mortgage Loans are recourse, in connection with transfers and assumptions under the Mortgage Loans in which the obligations of the original recourse parties (including any guarantors) of the Mortgage Loans are not changed, such as transfers to inter vivos trusts for tax or estate planning purposes, unless it first (1) shall have provided, at least five (5) Business Days prior to the granting of such waiver or consent, to the Directing Certificateholder and, in the case of the Master Servicer, to the Special Servicer, written notice of the matter, and a written explanation of the surrounding circumstances and a request for approval of the assumption by the Directing Certificateholder or Special Servicer, as the case may be,
      (2) upon request made within such five Business Day-period, shall have discussed the matter with the Directing Certificateholder and/or, in the case of the Master Servicer, with the Special Servicer, and (3) if the then-outstanding principal balance of the subject Mortgage Loan (together with the then-outstanding aggregate principal balance of all other Mortgage Loans to the same Mortgagor or to other Mortgagors that are, to the Master Servicer's or Special Servicer's, as applicable, actual knowledge, Affiliates of the Mortgagor under the subject Mortgage Loan) is $20,000,000 or more, or 2% or more of the then current principal balance of the Mortgage Pool shall have obtained written confirmation from each Rating Agency that such action shall not result in a qualification (if applicable), downgrade or withdrawal of the rating then assigned by such Rating Agency to any Class of Certificates; and provided, further, that, notwithstanding anything to the contrary contained herein, neither the Master Servicer nor the Special Servicer shall waive any right it has, or grant any consent it is otherwise entitled to withhold, under any related "due-on-sale" clause governing the transfer of any Mortgaged Property which secures, or controlling interests in any Mortgagor under, a Group of Cross-Collateralized Mortgage Loans unless all of the Mortgaged Properties securing, or a controlling interest in all the Mortgagors (if more than one) under, such Group of Cross-Collateralized Mortgage Loans are transferred simultaneously to the same transferee. In the event that the Master Servicer or Special Servicer intends or is required, in accordance with the preceding sentence, the Mortgage Loan documents or applicable law, to permit the transfer of any Mortgaged Property, the Master Servicer or the Special Servicer, as the case may be, may, if consistent with the Servicing Standard, enter into a substitution of liability agreement, pursuant to which the original Mortgagor and any original guarantors are released from liability, and the transferee and any new guarantors are substituted therefor and become liable under the Mortgage Note and any related guaranties and, in connection therewith, may require from the related Mortgagor a reasonable and customary fee for the additional services performed by it, together with reimbursement for any related costs and expenses incurred by it. In addition, the Master Servicer or the Special Servicer, as the case may be, if consistent with the Servicing Standard, may require as a condition of its approval that the related Mortgagor pay all costs associated with such transfer. The Master Servicer or the Special Servicer, as the case may be, shall promptly notify the Trustee in writing of any such agreement and forward the original thereof to the Trustee for inclusion in the related Mortgage File.

            (b) As to each Mortgage Loan which contains a provision in the nature of a "due-on-encumbrance" clause, which by its terms:

               (i) provides that such Mortgage Loan shall (or may at the mortgagee's option) become due and payable upon the creation of any additional lien or other encumbrance on the related Mortgaged Property; or

               (ii) requires the consent of the mortgagee to the creation of any such additional lien or other encumbrance on the related Mortgaged Property;

then, for so long as such Mortgage Loan is included in the Trust Fund, each of the Master Servicer and the Special Servicer shall on behalf of the Trustee as the mortgagee of record, as to those Mortgage Loans it is obligated to service hereunder, exercise (or waive its right to exercise) any right it may have with respect to such Mortgage Loan (x) to accelerate the payments thereon, or (y) to withhold its consent to the creation of any such additional lien or other encumbrance, in a manner consistent with the Servicing Standard, but subject to
Section 3.20(a)(iii); provided that, notwithstanding anything to the contrary contained herein, neither the Master Servicer nor the Special Servicer shall waive any right it has, or grant any consent it is otherwise entitled to withhold, under any related "due-on-encumbrance" clause unless it (1) shall have provided, at least ten (10) Business Days prior to the granting of such waiver or consent, to the Directing Certificateholder and, in the case of the Master Servicer, to the Special Servicer written notice of the matter and a written explanation of the surrounding circumstances and a request for approval of a waiver of the due-on-encumbrance or due-on-sale clause by the Directing Certificateholder or Special Servicer, as the case may be, and (2) upon request made within such ten (10) Business Day period, shall have discussed the matter with the Directing Certificateholder and/or, in the case of the Master Servicer, with the Special Servicer, and (3) in the case of the Master Servicer, shall have obtained the prior written approval of the Special Servicer of a waiver of the due-on-encumbrance or due-on-sale clause; and provided, further, that, notwithstanding anything to the contrary contained herein, neither the Master Servicer nor the Special Servicer shall waive any right it has, or grant any consent it is otherwise entitled to withhold, under any related "due-on-encumbrance" or due-on-sale clause, until it has received written confirmation from each Rating Agency that such action would not result in the downgrade, qualification (if applicable) or withdrawal of the rating then assigned by such Rating Agency to any Class of Certificates. The Master Servicer or the Special Servicer, as applicable may condition its consent or waiver upon the Mortgagor paying all related costs and expenses.

            (c) Nothing in this Section 3.08 shall constitute a waiver of the Trustee's right, as the mortgagee of record, to receive notice of any assumption of a Mortgage Loan, any sale or other transfer of the related Mortgaged Property or the creation of any additional lien or other encumbrance with respect to such Mortgaged Property.

            (d) With respect to a request to the Special Servicer from the Master Servicer for approval for the assumption or waiver of a due-on-encumbrance clause of a Mortgage Loan, the Special Servicer shall notify the Master Servicer of its decision within ten (10) Business Days of receiving notice (and all supporting documentation reasonably required by the Special Servicer for its analysis) from the Master Servicer of the Master Servicer's decision to approve the assumption.

            (e) If the Special Servicer has not responded to the Master Servicer's request within 10 Business Days. The Special Servicer will have been deemed to have granted its approval of such request.

            SECTION 3.09 Realization Upon Defaulted Mortgage Loans.

            (a) The Special Servicer, in accordance with the Servicing Standard and subject to subsections (b) through (d) of this Section 3.09 and Section 3.18, shall use its reasonable efforts to foreclose upon, repossess or otherwise comparably covert the ownership of Mortgaged Properties securing such of the Specially Serviced Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments of such Mortgage Loan, the sale of such Mortgage Loan in accordance with this Agreement or the modification of such Mortgage Loan in accordance with this Agreement. In connection with such foreclosure or other conversion of ownership, the Special Servicer shall follow the Servicing Standard. The foregoing is subject to the proviso that the Special Servicer shall not request that the Master Servicer make a Servicing Advance for Liquidation Expenses unless the Special Servicer shall determine, consistent with the Servicing Standard, (i) that such foreclosure will increase on a net present value basis the Liquidation Proceeds of the Specially Serviced Mortgage Loan to the Trust and (ii) that such Liquidation Expenses will be recoverable from Liquidation Proceeds, and any such Servicing Advance by the Master Servicer shall be subject to the determination of recoverability contemplated by Section 3.11(g). The Special Servicer shall direct the Master Servicer to advance, as contemplated by
Section 3.19(d), all costs and expenses to be incurred on behalf of the Trust in any such proceedings, subject to the Master Servicer being entitled to reimbursement for any such advance as a Servicing Advance as provided in Section 3.05(a), and further subject to the Special Servicer's being entitled to pay out of the related Liquidation Proceeds any Liquidation Expenses incurred in respect of any Mortgage Loan, which Liquidation Expenses were outstanding at the time such proceeds are received. In connection with the foregoing, in the event of a default under any Mortgage Loan or Group of Cross-Collateralized Mortgage Loans that are secured by real properties located in multiple states, and such states include the State of California or another state with a statute, rule or regulation comparable to the State of California's "one action" rule, then the Special Servicer shall consult with Independent counsel regarding the order and manner in which the Special Servicer should foreclose upon or comparably proceed against such properties (the cost of such consultation to be advanced by the Master Servicer as a Servicing Advance, at the direction of the Special Servicer as contemplated by Section 3.19(d), subject to the Master Servicer being entitled to reimbursement therefor as a Servicing Advance as provided in Section 3.05(a)). When applicable state law permits the Special Servicer to select between judicial and non-judicial foreclosure in respect of any Mortgaged Property, the Special Servicer shall make such selection in a manner consistent with the Servicing Standard. Nothing contained in this Section 3.09 shall be construed so as to require the Special Servicer, on behalf of the Trust, to make an offer on any Mortgaged Property at a foreclosure sale or similar proceeding that is in excess of the fair market value of such property, as determined by the Special Servicer in its reasonable and good faith judgment and the results of any Appraisal obtained pursuant to the following sentence or otherwise, all such offers to be made in a manner consistent with the Servicing Standard. If and when the Special Servicer or the Master Servicer deems it necessary and prudent for purposes of establishing the fair market value of any Mortgaged Property securing a defaulted Mortgage Loan, whether for purposes of making an offer at foreclosure or otherwise, the Special Servicer or the Master Servicer, as the case may be, is authorized to have an Appraisal completed with respect to such property (the cost of which Appraisal shall be advanced by the Master Servicer as a Servicing Advance, subject to its being entitled to reimbursement therefor as a Servicing Advance as provided in Section 3.05(a), such Advance to be made at the direction of the Special Servicer when the Appraisal is obtained by the Special Servicer).

            (b) The Special Servicer shall not acquire any personal property pursuant to this Section 3.09 (with the exception of cash or cash equivalents pledged as collateral for a Mortgage Loan) unless either:

               (i) such personal property is incident to real property (within the meaning of Section 856(e)(1) of the Code) so acquired by the Special Servicer; or

               (ii) the Special Servicer shall have obtained an Opinion of Counsel (the reasonable cost of which may be withdrawn from the Certificate Account pursuant to Section 3.05(a)) to the effect that the holding of such personal property by the Trust will not cause any of the Loan REMICs, REMIC I, REMIC II, REMIC IIU and REMIC III to fail to qualify as a REMIC at any time that any Certificate is outstanding or, subject to
      Section 3.17, cause the imposition of a tax on the Trust under the REMIC Provisions.

            (c) Notwithstanding the foregoing provisions of this Section 3.09, neither the Special Servicer nor the Master Servicer shall, on behalf of the Trustee, initiate foreclosure proceedings, obtain title to a Mortgaged Property in lieu of foreclosure or otherwise, have a receiver of rents appointed with respect to any Mortgaged Property, or take any other action with respect to any Mortgaged Property, if, as a result of any such action, the Trustee, on behalf of the Certificateholders, would be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or "operator" of such Mortgaged Property within the meaning of CERCLA or any comparable law, unless (as evidenced by an Officer's Certificate to such effect delivered to the Trustee) the Special Servicer has previously determined in accordance with the Servicing Standard, based on a Phase I Environmental Assessment (and any additional environmental testing that the Special Servicer deems necessary and prudent) of such Mortgaged Property performed by an Independent Person who regularly conducts Phase I Environmental Assessments and such additional environmental testing, that:

               (i) the Mortgaged Property is in compliance with applicable environmental laws and regulations or, if not, that taking such actions as are necessary to bring the Mortgaged Property in compliance therewith and proceeding against the Mortgaged Property is reasonably likely to produce a greater recovery to Certificateholders on a present value basis (the relevant discounting of anticipated collections that will be distributable to Certificateholders to be performed at the related Net Mortgage Rate (or, in the case of an ARD Loan after its Anticipated Repayment Date, at the related Net Mortgage Rate immediately prior to the Anticipated Repayment Date)), taking into consideration any associated liabilities, than not taking such actions and not proceeding against such Mortgaged Property; and

               (ii) there are no circumstances or conditions present at the Mortgaged Property relating to the use, management or disposal of Hazardous Materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and/or regulations or, if such circumstances or conditions are present for which any such action could be required, that taking such actions with respect to such Mortgaged Property and proceeding against the Mortgaged Property is reasonably likely to produce a greater recovery to Certificateholders on a present value basis (the relevant discounting of anticipated collections that will be distributable to Certificateholders to be performed at the related Net Mortgage Rate (or, in the case of an ARD Loan after its Anticipated Repayment Date, at the related Net Mortgage Rate immediately prior to the Anticipated Repayment Date)), taking into consideration any associated liabilities, than not taking such actions and not proceeding against such Mortgaged Property.

            The cost of such Phase I Environmental Assessment and any such additional environmental testing, as well as the cost of any remedial, corrective or other further action contemplated by clause (i) and/or clause (ii) of the preceding paragraph, shall be advanced by the Master Servicer at the direction of the Special Servicer given in accordance with the Servicing Standard; provided, however, that the Master Servicer shall not be obligated in connection therewith to advance any funds which, if so advanced, would constitute a Nonrecoverable Servicing Advance. Amounts so advanced shall be subject to reimbursement as Servicing Advances in accordance with Section 3.05(a).

            No Phase I Environmental Assessment shall be older than twelve (12) months; provided, however, that if the Phase I Environmental Assessment is between twelve (12) and eighteen (18) months old, then the Special Servicer shall furnish an updated data base search; provided further, that if the Phase I Environmental Assessment is older than eighteen (18) months, then the Special Servicer shall furnish an entirely new Phase I Environmental Assessment.

            (d) If the environmental testing contemplated by Section 3.09(c) above establishes that either of the conditions set forth in clauses (i) and
(ii) of the first sentence thereof has not been satisfied with respect to any Mortgaged Property securing a defaulted Mortgage Loan, the Special Servicer shall take such action as is in accordance with the Servicing Standard (other than proceeding against the Mortgaged Property, but including the sale of the affected Mortgage Loan) and, at such time as it deems appropriate, may, on behalf of the Trustee, release all or a portion of such Mortgaged Property from the lien of the related Mortgage; provided that prior to the release of all or a portion of the related Mortgaged Property from the lien of the related Mortgage,
(i) the Special Servicer shall have notified the Trustee in writing of its intention to so release all or a portion of such Mortgaged Property, (ii) the Trustee shall have notified the Certificateholders in writing of the Special Servicer's intention to so release all or a portion of such Mortgaged Property and (iii) the Holders of Certificates entitled to a majority of the Voting Rights shall not have objected to such release within 30 days of the Trustee's distributing such notice.

            (e) The Special Servicer shall provide written reports to the Trustee, the Master Servicer and the Rating Agencies, monthly regarding any actions taken by the Special Servicer with respect to any Mortgaged Property securing a defaulted Mortgage Loan as to which the environmental testing contemplated in subsection (c) above has revealed that either of the conditions set forth in clauses (i) and (ii) of the first sentence thereof has not been satisfied or that any remedial, corrective or other further action contemplated by either such clause is required, in each case until the earliest to occur of
(i) satisfaction of both such conditions and completion of all such remedial, corrective or other further action, (ii) repurchase of the related Mortgage Loan by the related Mortgage Loan Seller and (iii) release of the lien of the related Mortgage on such Mortgaged Property. The Trustee shall forward copies of all such reports to the Certificateholders upon written request promptly following its receipt thereof. In addition, the Master Servicer will deliver or cause to be delivered to any of the Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificateholders that shall request a copy of any such written reports and any Phase I Environmental Assessments within 15 days after receipt of such written reports and Phase I Environmental Assessments from the Special Servicer.

            (f) The Master Servicer, based solely upon data furnished to the Master Servicer by the Special Servicer within 15 days after calendar year end, within 45 days after calendar year end, shall file the information returns with respect to the receipt of any mortgage interest received in a trade or business, shall file the reports of foreclosures and abandonments and reports relating to any cancellation of indebtedness income with respect to any Mortgaged Property in the manner required by the Code and deliver to the Trustee an Officer's Certificate stating that such reports have been filed. Such reports shall be in form and substance sufficient to meet the reporting requirements imposed by the Code with respect to any Mortgaged Property which is abandoned or foreclosed. Notwithstanding the foregoing, Master Servicer shall have no liability (1) for the failure to file such reports when due, if the required information is not furnished by the Special Servicer to Master Servicer as stated above including without limitation penalties, or (2) for the accuracy, quality or completeness of any information contained in such reports or the failure to furnish any required information.

            (g) The Special Servicer shall have the right to determine, in accordance with the Servicing Standard, the advisability of the maintenance of an action to obtain a deficiency judgment if the state in which the Mortgaged Property is located and the terms of the Mortgage Loan permit such an action. The Master Servicer, at the direction of the Special Servicer, shall advance the costs incurred in any such deficiency action, subject to its being entitled to reimbursement therefor as a Servicing Advance as provided in Section 3.05(a).

            (h) The Special Servicer shall maintain accurate records, certified by a Servicing Officer, of each Final Recovery Determination in respect of any defaulted Mortgage Loan or REO Property and the basis thereof. Each Final Recovery Determination shall be evidenced by an Officer's Certificate delivered to the Trustee, the Master Servicer and the Rating Agencies no later than the tenth Business Day following such Final Recovery Determination.

            SECTION 3.10 Trustee to Cooperate; Release of Mortgage Files.

            (a) Upon the payment in full of any Mortgage Loan, or the receipt by the Master Servicer or Special Servicer of a notification that payment in full shall be escrowed in a manner customary for such purposes, the Master Servicer or Special Servicer, as the case may be, shall immediately notify the Trustee and request delivery of the related Mortgage File by delivering thereto a Request for Release in the form of Exhibit D attached hereto signed by a Servicing Officer of the Master Servicer or Special Servicer, as applicable. Any such Request for Release shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Certificate Account pursuant to Section 3.04(a) have been or will be so deposited. Upon receipt of such notice and request conforming in all material respects to the provisions hereof, the Trustee shall promptly release, or cause any related Custodian to release, the related Mortgage File to the Master Servicer or Special Servicer, as applicable. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Certificate Account.

            (b) If from time to time, and as appropriate for servicing or foreclosure of any Mortgage Loan, the Master Servicer or the Special Servicer shall otherwise require any Mortgage File (or any portion thereof), then, upon request of the Master Servicer or the Special Servicer and receipt therefrom of a Request for Release in the form of Exhibit D attached hereto signed by a Servicing Officer thereof, the Trustee shall release, or cause any related Custodian to release, such Mortgage File (or portion thereof) to the Master Servicer or the Special Servicer, as the case may be. Upon return of such Mortgage File (or portion thereof) to the Trustee or the related Custodian, or the delivery to the Trustee of a certificate of a Servicing Officer of the Special Servicer stating that such Mortgage Loan was liquidated and that all amounts received or to be received in connection with such liquidation which are required to be deposited into the Certificate Account pursuant to Section 3.04(a) have been or will be so deposited, or that such Mortgage Loan has become an REO Property, the Request for Release shall be released by the Trustee to the Master Servicer or the Special Servicer, as applicable.

            (c) The Trustee, if requested, shall promptly (but in no event later than four (4) Business Days following such request) execute and deliver to the Special Servicer any court pleadings, requests for trustee's sale or other documents furnished by the Special Servicer and certified by it as being necessary to the foreclosure or trustee's sale in respect of a Mortgaged Property or to any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Mortgage Note or Mortgage or otherwise available at law or in equity or for any other purpose necessary or advisable in the reasonable, good faith judgment of the Special Servicer; provided, however, that the Special Servicer shall be responsible for the preparation of all such documents and pleadings; and when submitted to the Trustee for signature, such documents or pleadings shall be accompanied by a certificate of a Servicing Officer requesting that such pleadings or documents be executed by the Trustee and certifying as to the reason such documents or pleadings are required and that the execution and delivery thereof by the Trustee will not invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure or trustee's sale.

            SECTION 3.11 Servicing Compensation; Interest on Servicing Advances; Payment of Certain Expenses; Obligations of the Trustee Regarding Back-up Servicing Advances.

            (a) As compensation for its activities hereunder, the Master Servicer shall be entitled to receive the Master Servicing Fee with respect to each Mortgage Loan (including, without limitation, each Specially Serviced Mortgage Loan) and REO Loan. As to each such Mortgage Loan and REO Loan, the Master Servicing Fee shall accrue at the applicable Master Servicing Fee Rate on the Stated Principal Balance as of the Due Date in the immediately preceding Collection Period and for the same number of days respecting which any related interest payment due on such Mortgage Loan or deemed to be due on such REO Loan is computed under the terms of the related Mortgage Note (as such terms may be changed or modified at any time following the Closing Date) and applicable law, and without giving effect to any Excess Interest that may accrue on any ARD Loan after its Anticipated Repayment Date. The Servicing Fees with respect to the Loan REMIC Loans shall be expenses of REMIC I in respect of the related Loan REMIC Regular Interests, payable at the same time and in the same manner as any other Servicing Fees. The Master Servicing Fee with respect to any Mortgage Loan or REO Loan shall cease to accrue if a Liquidation Event occurs in respect thereof. Earned but unpaid Master Servicing Fees shall be payable monthly, on a loan-by-loan basis, from payments of interest on each Mortgage Loan and REO Revenues allocable as interest on each REO Loan. The Master Servicer shall be entitled to recover unpaid Master Servicing Fees in respect of any Mortgage Loan or REO Loan out of Insurance Proceeds or Liquidation Proceeds, to the extent permitted by Section 3.05(a). The right to receive the Master Servicing Fee may not be transferred in whole or in part except in connection with the transfer of all of the Master Servicer's responsibilities and obligations under this Agreement or except as provided in Section 3.22(d). The Master Servicer shall, monthly out of its Master Servicing Fee, pay to any Sub-Servicer retained by the Master Servicer such Sub-Servicer's sub-servicing fee (including, without limitation, any Primary Servicing Fee, if applicable), to the extent such Sub-Servicer is entitled thereto under the applicable Sub-Servicing Agreement.

            (b) The Master Servicer shall be entitled to receive as additional servicing compensation:

               (i) assumption fees, modification fees, charges for beneficiary statements or demands and any similar fees (excluding Prepayment Premiums), in each case to the extent actually paid for the related Collection Period by a Mortgagor with respect to a Mortgage Loan that is not a Specially Serviced Mortgage Loan;

               (ii) amounts collected for checks returned for insufficient funds, to the extent actually paid by a Mortgagor with respect to any Mortgage Loan;

               (iii) any Prepayment Interest Excesses collected on the Mortgage Loans (subject, however, to Section 3.19(e) of this Agreement);

               (iv) interest or other income earned on deposits in the Certificate Account, in accordance with Section 3.06(b) (but only to the extent of the Net Investment Earnings, if any, with respect to the Certificate Account for each Collection Period); and

               (v) to the extent not required to be paid to any Mortgagor under applicable law or under the related Mortgage, any interest or other income earned on deposits in the Servicing Accounts maintained by the Master Servicer;

provided that with respect to the items of additional servicing compensation set forth in clauses (i), (ii) and (v) above, the Master Servicer shall, in turn, pay the amounts described therein to the related Sub-Servicer to the extent such Sub-Servicer is entitled thereto under the applicable Sub-Servicing Agreement.

            The Master Servicer shall be required to pay out of its own funds all expenses incurred by it in connection with its servicing activities hereunder (including, without limitation, payment of any amounts due and owing to any Sub-Servicer retained by it and the premiums for any master or blanket policy insuring against hazard losses pursuant to Section 3.07(b)), if and to the extent such expenses are not payable directly out of the Certificate Account, or Servicing Accounts or Reserve Accounts, as applicable, and the Master Servicer shall not be entitled to reimbursement therefor except as expressly provided in this Agreement.

            (c) As compensation for its activities hereunder, the Special Servicer shall be entitled to receive the Special Servicing Fee with respect to each Specially Serviced Mortgage Loan and each REO Loan. As to each Specially Serviced Mortgage Loan and REO Loan, the Special Servicing Fee shall accrue from time to time at the Special Servicing Fee Rate on the Stated Principal Balance as of the Due Date in the immediately preceding Collection Period and for the same number of days respecting which any related interest payment due on such Mortgage Loan or deemed to be due on such REO Loan is computed under the terms of the related Mortgage Note (as such terms may be modified at any time following the Closing Date) and applicable law, and without giving effect to any Excess Interest that may accrue on any ARD Loan after its Anticipated Repayment Date. The Special Servicing Fee with respect to any Specially Serviced Mortgage Loan or REO Loan shall cease to accrue as of the date a Liquidation Event occurs in respect thereof or it becomes a Corrected Mortgage Loan. Earned but unpaid Special Servicing Fees shall be payable monthly out of general collections on the Mortgage Loans and any REO Properties on deposit in the Certificate Account pursuant to Section 3.05(a).

            As further compensation for its activities hereunder, the Special Servicer shall be entitled to receive the Standby Fee with respect to each Mortgage Loan and each REO Loan. As to each Mortgage Loan and each REO Loan, the Standby Fee shall accrue in the same manner as the Master Servicing Fee from time to time at the Standby Fee Rate on the basis of the same principal amount and for the same number of days respecting which any related interest payment due on such Mortgage Loan or deemed to be due on such REO Loan is computed under the terms of the related Mortgage Note (as such terms may be modified at any time following the Closing Date) and applicable law, and without giving effect to any Excess Interest that may accrue on any ARD Loan after its Anticipated Repayment Date. Standby Fees shall be payable monthly by the Master Servicer on a loan-by-loan basis out of its Master Servicing Fees received or as advanced by the Master Servicer with respect to each Mortgage Loan and each REO Loan.

            As further compensation for its activities hereunder, the Special Servicer shall be entitled to receive the Workout Fee with respect to each Corrected Mortgage Loan, unless the basis on which such Mortgage Loan became a Corrected Mortgage Loan was the remediation of a circumstance or condition relating to the related Mortgage Loan Seller's obligation to repurchase such Mortgage Loan pursuant to Section 2.03, in which case, if such Mortgage Loan is repurchased within the 90-day period (or, if an additional 90-day extension is permitted under Section 2.03, 180-day period) described in Section 2.03(a), no Workout Fee will be payable from or based upon the receipt of, any Purchase Price paid by the related Mortgage Loan Seller in satisfaction of such repurchase obligation. Furthermore, no Workout Fees will be payable from or based upon the receipt of any Liquidation Proceeds paid by any Majority Certificateholder of the Controlling Class, or the Master Servicer in connection with the purchase of all the Mortgage Loans and any REO Properties in the Trust Fund pursuant to Section 9.01 hereof. As to each Corrected Mortgage Loan, subject to the exceptions provided for in the two preceding sentences, the Workout Fee shall be payable from, and shall be calculated by application of the Workout Fee Rate to, each collection of interest (other than Default Interest and, in the case of an ARD Loan after its Anticipated Repayment Date, Excess Interest) and principal received on such Mortgage Loan for so long as it remains a Corrected Mortgage Loan. The Workout Fee with respect to any Corrected Mortgage Loan will cease to be payable if a Servicing Transfer Event occurs with respect thereto or if the related Mortgaged Property becomes an REO Property; provided that a new Workout Fee will become payable if and when such Mortgage Loan again becomes a Corrected Mortgage Loan. If the Special Servicer is terminated other than for cause or resigns in accordance with clause (ii) of the first paragraph of Section 6.04, it shall retain the right to receive any and all Workout Fees payable in respect of Mortgage Loans that became Corrected Mortgage Loans during the period that it acted as Special Servicer and were still such at the time of such termination or resignation (and the successor Special Servicer shall not be entitled to any portion of such Workout Fees), in each case until the Workout Fee for any such Mortgage Loan ceases to be payable in accordance with the preceding sentence.

            As further compensation for its activities hereunder, the Special Servicer shall also be entitled to receive a Liquidation Fee with respect to each Specially Serviced Mortgage Loan or REO Property as to which it receives any partial or unscheduled payment, or full or discounted payoff from the related Mortgagor or any Liquidation Proceeds (other than in connection with the purchase of any such Specially Serviced Mortgage Loan or REO Property by the Special Servicer pursuant to Section 3.18, by the Master Servicer, the Special Servicer or the Majority Certificateholder of the Controlling Class pursuant to
Section 3.18 or Section 9.01, or by the related Mortgage Loan Seller pursuant to
Section 2.03 within 90 days (or, if an additional 90-day extension is permitted, 180 days) of its discovery or notice of the breach or Document Defect that gave rise to the repurchase obligation, and other than in connection with the condemnation or other governmental taking of a Mortgaged Property or REO Property). As to each such Specially Serviced Mortgage Loan or REO Property, the Liquidation Fee shall be payable from, and shall be calculated by application of the Liquidation Fee Rate to, such full or discounted payoff and/or Liquidation Proceeds, (excluding any portion of such payoff and/or proceeds that represents accrued but unpaid Excess Interest with respect to an ARD Loan after its Anticipated Repayment Date or accrued but unpaid Default Interest); provided that no Liquidation Fee will be payable with respect to any such Specially Serviced Mortgage Loan that becomes a Corrected Mortgage Loan; and provided, further, that (without limiting the Special Servicer's right to any Workout Fee that is properly payable therefrom), no Liquidation Fee will be payable from, or based upon the receipt of, Liquidation Proceeds collected as a result of any purchase of a Specially Serviced Mortgage Loan or REO Property described in the parenthetical to the first sentence of this paragraph or in connection with a condemnation or other governmental taking of a Mortgaged Property or REO Property.

            Notwithstanding anything to the contrary herein, a Liquidation Fee and a Workout Fee relating to the same Mortgage Loan shall not be paid from the same proceeds on or with respect to such Mortgage Loan.

            The Special Servicer's right to receive the Special Servicing Fee, the Standby Fee, the Workout Fee and/or the Liquidation Fee may not be transferred in whole or in part except in connection with the transfer of all of the Special Servicer's responsibilities and obligations under this Agreement.

            (d) The Special Servicer shall be entitled to receive as additional special servicing compensation:

               (i) (A) to the extent allocable to the period when any Mortgage Loan is a Specially Serviced Mortgage Loan or to the extent allocable to an REO Loan, any Net Default Charges and Net Default Interest actually collected on such Mortgage Loan or REO Loan for the related Collection Period, as the case may be; provided, however, that only those Net Default Charges which accrue on or after the Mortgage Loan becomes a Specially Serviced Mortgage Loan shall be payable hereunder, and (B) assumption fees, modification fees, charges for beneficiary statements or demands and any similar fees (excluding Prepayment Premiums) actually collected on or with respect to Specially Serviced Mortgage Loans or REO Loans; and

               (ii) interest or other income earned on deposits in the REO Account, if established, in accordance with Section 3.06(b) (but only to the extent of the Net Investment Earnings, if any, with respect to the REO Account for each Collection Period).

            To the extent the amounts described in clause (i)(B) of the preceding paragraph are collected by the Master Servicer, the Master Servicer shall promptly pay such amounts to the Special Servicer and shall not be required to deposit such amounts in the Certificate Account pursuant to Section 3.04(a). Additional servicing compensation to which the Master Servicer (or, if so provided by the applicable Sub-Servicing Agreement, any Sub-Servicer retained thereby) is entitled pursuant to Section 3.11(b) in the form of assumption fees, modification fees, charges for beneficiary statements or demands and any similar fees (excluding Prepayment Premiums) collected by the Special Servicer on Mortgage Loans that are not Specially Serviced Mortgage Loans or REO Loans, or in the form of amounts collected for checks returned for insufficient funds with respect to any Mortgage Loans (including, without limitation, Specially Serviced Mortgage Loans), shall be paid promptly to the Master Servicer by the Special Servicer.

            The Special Servicer shall be required to pay out of its own funds all overhead, general and administrative expenses incurred by it in connection with its servicing activities hereunder (including, without limitation, payment of any amounts due and owing to any Sub-Servicers retained by it and the premiums for any blanket policy obtained by it insuring against hazard losses pursuant to Section 3.07(b)), if and to the extent such expenses are not payable directly out of the Certificate Account or the REO Account and the Master Servicer is not required to advance such expenses at the direction of the Special Servicer, and the Special Servicer shall not be entitled to reimbursement except as expressly provided in this Agreement.

            (e) If the Master Servicer is required under this Agreement to make a Servicing Advance, but does not do so within 15 days after such Servicing Advance is required to be made, the Trustee shall, if it has actual knowledge of such failure on the part of the Master Servicer, give notice of such failure to the Master Servicer. If such Servicing Advance is not made by the Master Servicer within five (5) Business Days after such notice, then (subject to Section 3.11(g) below) the Trustee shall make such Servicing Advance. Any failure by the Master Servicer to make a Servicing Advance it is required to make hereunder shall constitute an Event of Default by the Master Servicer, subject to and as provided in Section 7.01(a).

            (f) As and to the extent permitted by Section 3.05(a), the Master Servicer and the Trustee shall each be entitled to receive interest at the Reimbursement Rate in effect from time to time, accrued on the amount of each Servicing Advance made thereby (out of its own funds) for so long as such Servicing Advance is outstanding, and such interest will be paid: first, out of any Default Interest collected on or in respect of the related Mortgage Loan during, and allocable to, the period, if any, that it was a Specially Serviced Mortgage Loan or an REO Loan); and second, at any time coinciding with or following the reimbursement of such Servicing Advance, out of general collections on the Mortgage Loans and any REO Properties on deposit in the Certificate Account. As and to the extent provided in Sections 3.03(a) and 3.05(a), the Master Servicer shall reimburse itself or the Trustee, as appropriate, for any Servicing Advance made thereby as soon as practicable after funds available for such purpose are deposited in the Certificate Account or a Servicing Account.

            (g) Notwithstanding anything to the contrary set forth herein, neither the Master Servicer (at the direction of the Special Servicer in the case of Specially Serviced Mortgage Loans) nor the Trustee shall be required to make any Servicing Advance (including, without limitation, an Emergency Advance) that it determines in its reasonable, good faith judgment would constitute a Nonrecoverable Servicing Advance. In addition, Nonrecoverable Servicing Advances shall be reimbursable pursuant to Section 3.05(a)(vii) out of general collections on the Mortgage Pool on deposit in the Certificate Account. The determination by the Master Servicer or, if applicable, the Trustee, that it has made a Nonrecoverable Servicing Advance or that any proposed Servicing Advance, if made, would constitute a Nonrecoverable Servicing Advance, shall be evidenced by an Officer's Certificate delivered promptly to the Trustee (or, if applicable, retained thereby), the Depositor, the Special Servicer and the Rating Agencies, setting forth the basis for such determination, together with (if such determination is prior to the liquidation of the related Mortgage Loan or REO Property) a copy of an Appraisal of the related Mortgaged Property or REO Property, as the case may be, which shall have been performed within the twelve months preceding such determination, and further accompanied by any other information, including, without limitation, engineers' reports, environmental surveys, inspection reports, rent rolls, income and expense statements or similar reports, that the Master Servicer or the Special Servicer may have obtained and that supports such determination. If such an Appraisal shall not have been required and performed pursuant to the terms of this Agreement, the Master Servicer (at the direction of the Special Servicer in the case of Specially Serviced Mortgage Loans) may, subject to its reasonable and good faith determination that such Appraisal will demonstrate the nonrecoverability of a Servicing Advance, obtain an Appraisal for such purpose at the expense of the Trust. The Trustee shall be entitled to rely on any determination of nonrecoverability that may have been made by the Master Servicer (at the direction of the Special Servicer in the case of Specially Serviced Mortgage Loans) with respect to a particular Servicing Advance, and the Master Servicer shall be entitled to rely on any determination of nonrecoverability that may have been made by the Special Servicer with respect to a particular Servicing Advance.

            (h) Notwithstanding anything to the contrary set forth herein, the Master Servicer shall (at the direction of the Special Servicer if a Specially Serviced Mortgage Loan or an REO Property is involved) pay directly out of the Certificate Account any servicing expense that, if paid by the Master Servicer or the Special Servicer, would constitute a Nonrecoverable Servicing Advance; provided that the Master Servicer (or the Special Servicer, if a Specially Serviced Mortgage Loan or an REO Property is involved) has determined in accordance with the Servicing Standard that making such payment is in the best interests of the Certificateholders (as a collective whole), as evidenced by an Officer's Certificate delivered promptly to the Trustee, the Depositor and the Rating Agencies, setting forth the basis for such determination and accompanied by any information that the Master Servicer or the Special Servicer may have obtained that supports such determination.

            SECTION 3.12 Inspections; Collection of Financial Statements.

            (a) Commencing in 2002, the Master Servicer or, in the case of any inspection required to be performed 60 days after delinquency, the Special Servicer, shall, at its own cost and expense, inspect or cause the inspection of each Mortgaged Property at least once every two years (or, if the related Mortgage Loan has a then current balance greater than $2,000,000, at least once every year) and 60 days after delinquency, provided that at least 50% of the Mortgaged Properties (by both number and aggregate Stated Principal Balances of the related Mortgage Loans) will be inspected each year by the Master Servicer (or an entity employed by the Master Servicer for such purpose) or, in accordance with the second succeeding sentence, by the Special Servicer. The Master Servicer shall be responsible for such inspections only in respect of (i) Mortgage Loans that are not Specially Serviced Mortgage Loans and (ii) Corrected Mortgage Loans. The Special Servicer, subject to statutory limitations or limitations set forth in the related Mortgage Loan documents, shall perform or cause to be performed a physical inspection of a Mortgaged Property as soon as practicable after the servicing of the related Mortgage Loan is transferred thereto pursuant to Section 3.21(a) and annually thereafter so long as it is a Specially Serviced Mortgage Loan. The Master Servicer and the Special Servicer shall each prepare or cause to be prepared as soon as reasonably possible a written report of each such inspection performed or caused to be performed thereby detailing the condition of the Mortgaged Property and specifying the existence of (i) any vacancy in the Mortgaged Property that is, in the reasonable judgment of the Master Servicer or Special Servicer (or their respective designees), as the case may be, material and is evident from such inspection, (ii) any abandonment of the Mortgaged Property, (iii) any change in the condition or value of the Mortgaged Property that is, in the reasonable judgment of the Master Servicer or Special Servicer (or their respective designees), as the case may be, material and is evident from such inspection, or
(iv) any waste on or deferred maintenance in respect of the Mortgaged Property that is evident from such inspection or (v) any capital improvements made that are evident from such inspection. The Master Servicer and Special Servicer each shall (i) within 30 days of the preparation thereof, deliver to the Directing Certificateholder, the Rating Agencies, each other and the Trustee, which shall then, as required by Section 8.12(b), upon written request of a Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificateholder, deliver to such Holder a copy of and (ii) upon request by any such Person, promptly discuss therewith the contents of each such written report prepared or caused to be prepared by or on behalf of it. Furthermore, the Master Servicer shall obtain (and shall deliver to the requesting party and the Trustee) such additional information with respect to the matters addressed in such written report as the Special Servicer, and/or the Directing Certificateholder, may reasonably request and shall cooperate with and reasonably assist the Special Servicer in making direct inquiries with any Mortgagor to the extent any such direct inquiry by the Special Servicer would not violate the terms of any applicable Sub-Servicing Agreement; provided that if the Special Servicer or any such Certificateholder shall desire such an inquiry to be made of a Mortgagor, and if the subject Mortgage Loan is then being primary serviced by a Sub-Servicer, then the Master Servicer shall in each instance (regardless of whether such Mortgage Loan was originated by such Sub-Servicer), unless otherwise agreed by such Sub-Servicer, first request that such Sub-Servicer make such inquiry (and the Master Servicer or the Special Servicer may contact such Mortgagor directly in such instance if such request has been so made to such Sub-Servicer and the requested information has not thereafter been obtained by such Sub-Servicer within a reasonable time). The Trustee shall make available to Certificateholders, Certificate Owners and prospective Certificateholders and Certificate Owners (which prospective Certificateholders and Certificate Owners have been certified to it as such by a Certificateholder or a Certificate Owner), in accordance with Section 8.12(b), copies of all the written reports delivered to it pursuant to this Section 3.12(a) and, if and to the extent delivered to it in a written or electronic format, the related additional information referred to in the preceding sentence. In the absence of actual knowledge that the Master Servicer or the Special Servicer is in default under this Section 3.12(a), the Trustee shall have no obligation to confirm that inspections of the Mortgaged Properties are being performed in accordance with this Section 3.12(a). The preceding sentence notwithstanding, in the event the Trustee has received, as of December 31 of any calendar year, inspection reports with respect to less than 50% of the Mortgaged Properties as set forth in the first sentence of this Section 3.12(a), the Trustee shall notify the Master Servicer of such fact in writing on or before January 31 of the immediately succeeding calendar year. The notice provided by the Trustee to the Master Servicer of the deficiency in the number of inspection reports provided to the Trustee, shall constitute notice "requiring the same to be remedied" within the meaning of Section 7.01(a)(vi) hereof and shall so state on its face. If the Master Servicer does not provide satisfactory evidence (which shall include the presentation of the required reports) of the performance of the number of inspections required pursuant to the first sentence of this Section 3.12(a) within 30 days of such notice, the Master Servicer shall be deemed to have failed duly to observe and perform in all material respects its covenants and agreements set forth in this Section 3.12(a).

            (b) The Special Servicer, in the case of the Specially Serviced Mortgage Loans and REO Properties, and the Master Servicer, in the case of all other Mortgage Loans, shall make reasonable efforts to collect or otherwise obtain promptly (from the related Mortgagor in the case of a Mortgage Loan) annual, quarterly or other periodic operating statements and rent rolls of the related Mortgaged Property or REO Property (and financial statements of the related Mortgagor in the case of a Mortgage Loan), whether or not delivery of such items is required pursuant to the terms of the related Mortgage. The Special Servicer, in the case of the Specially Serviced Mortgage Loans and REO Properties, and the Master Servicer, in the case of all other Mortgage Loans, shall promptly: (i) review all such items as may be collected; (ii) subject to
Section 4.02(b), prepare written reports based on such reviews identifying the revenues, expenses, Net Operating Income and Debt Service Coverage Ratios for the related Mortgage Loans, REO Loans and the related Mortgaged Properties and any extraordinary increases or decreases in expenses or revenues associated with the related Mortgaged Properties and REO Properties (or, in the case of Specially Serviced Mortgage Loans shall deliver such reports or related data fields as reasonably requested by the Master Servicer); and (iii) subject to
Section 4.02(b), deliver copies of the collected items supporting the reports, and deliver the written reports prepared in respect thereof, upon request, to the Directing Certificateholder, the Rating Agencies, each other and the Trustee, in each case within 30 days of the later of receipt of such collected items or request pursuant to Section 4.02(b), as applicable (it being understood and agreed that with respect to Mortgage Loans (including, without limitation, Specially Serviced Mortgage Loans) that are primary serviced by a Sub-Servicer, such collected items shall be deemed to have been received by the Master Servicer or the Special Servicer, as the case may be, at the same time they are received by the applicable Sub-Servicer); and (iv) promptly upon the request of any Person referred in the immediately preceding clause (iii), to discuss therewith the contents of the collected items and the written reports referred to in the immediately preceding clause (iii). Furthermore, the Master Servicer shall obtain (and shall deliver to the requesting party and the Trustee) such additional information with respect to the matters addressed in the collected items and written reports referred to above as the Special Servicer, and/or the Directing Certificateholder, and/or a Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificateholder, may reasonably request and shall cooperate with and reasonably assist the Special Servicer in making direct inquiries with any Mortgagor to the extent any such direct inquiry by the Special Servicer would not violate the terms of any applicable Sub-Servicing Agreement; provided that if the Special Servicer or any such Certificateholder shall desire such an inquiry to be made of a Mortgagor, and if the subject Mortgage Loan is then being primary serviced by a Sub-Servicer, then the Master Servicer shall in each instance (regardless of whether such Mortgage Loan was originated by such Sub-Servicer), unless otherwise agreed by such Sub-Servicer, first request that such Sub-Servicer make such inquiry (and the Master Servicer or the Special Servicer may contact such Mortgagor directly in such instance if such request has been so made to such Sub-Servicer and the requested information has not thereafter been obtained by such Sub-Servicer within a reasonable time). The Trustee shall make available to Certificateholders, Certificate Owners and prospective Certificateholders and Certificate Owners (which prospective Certificateholders and Certificate Owners have been certified to it as such by a Certificateholder or a Certificate Owner), in accordance with Section 8.12(b), copies of all the written reports delivered to it pursuant to this Section 3.12(b) and, if and to the extent delivered to it in written or electronic format, the related additional information referred to in the preceding sentence. In the absence of actual knowledge that the Master Servicer or the Special Servicer is in default under this Section 3.12(b), the Trustee shall have no obligation to confirm that the Master Servicer or the Special Servicer has or is attempting to collect any of the items described above in this Section 3.12(b).

            SECTION 3.13 Annual Statement as to Compliance.

            Each of the Master Servicer and the Special Servicer (with a copy to the Master Servicer in the case of Special Servicer's annual compliance statement) will deliver to the Rating Agencies, the Depositor and the Trustee, which shall, as required by Section 8.12(b), upon written request of a Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificateholder, deliver a copy to such Holder, with a copy to the Depositor, on or before April 30 of each year, beginning April 30, 2002, an Officer's Certificate stating that
(i) a review of the activities of the Master Servicer or the Special Servicer, as the case may be, during the preceding calendar year, and of its performance under this Agreement during such calendar year, has been made under the signing officer's supervision, (ii) to the best of such officer's knowledge, based on such review, the Master Servicer or the Special Servicer, as the case may be, has in all material respects fulfilled all of its obligations under this Agreement throughout such calendar year, or, if there has been a material default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof, and (iii) the Master Servicer or the Special Servicer, as the case may be, has received no notice regarding the qualification or status as a REMIC of, or otherwise asserting a tax (other than ad valorem real property taxes or other similar taxes on REO Property) on the income or assets of, any portion of the Trust Fund from the Internal Revenue Service or from any other governmental agency or body or, if it has received any such notice, specifying the details thereof. The signing officer shall have no personal liability with respect to the content of any such statement, and the Master Servicer or the Special Servicer, as the case may be, shall be deemed to have made such statement and shall assume any liability resulting therefrom.

            The Master Servicer and the Special Servicer, to the extent applicable, will reasonably cooperate with the Depositor in conforming any Officer's Certificate delivered pursuant to this Section 3.13 to requirements imposed by the Commission on the Depositor in connection with the Commission's issuance of a no-action letter relating to the Depositor's reporting requirements in respect of the Trust pursuant to the Exchange Act.

            SECTION 3.14 Reports by Independent Public Accountants.

            On or before April 30 of each year, beginning April 30, 2002 (or, as to any such year, such earlier date as is contemplated by the last sentence of this paragraph), each of the Master Servicer and the Special Servicer, at its expense, shall cause a firm of independent public accountants that is a member of the American Institute of Certified Public Accountants to furnish a statement to the Depositor, the Rating Agencies and the Trustee, which shall promptly deliver a copy to the Directing Certificateholder and, as required by Section 8.12(b), upon request of a Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificateholder, to such Holder, to the effect that such firm (i) has obtained a letter of representation regarding certain matters from the management of the Master Servicer and the Special Servicer, as the case may be, which includes an assertion that the Master Servicer and the Special Servicer, as the case may be, has complied with certain minimum mortgage loan servicing standards (to the extent applicable to commercial and multifamily mortgage loans), identified in the Uniform Single Attestation Program for Mortgage Bankers established by the Mortgage Bankers Association of America, with respect to the servicing of commercial and multifamily mortgage loans during the most recently completed calendar year and (ii) on the basis of an examination conducted by such firm in accordance with standards established by the American Institute of Certified Public Accountants, such representation is fairly stated in all materials respects, subject to such exceptions and other qualifications that may be appropriate. In rendering its report such firm may rely, as to matters relating to the direct servicing of commercial and multifamily mortgage loans by Sub-Servicers, upon comparable reports of firms of independent certified public accountants rendered on the basis of examinations conducted in accordance with the same standards (rendered within one year of such report) with respect to those sub-Servicers. If the Depositor notifies the Trustee, the Master Servicer and the Special Servicer on or before March 1 of any year that such statements are required to be filed with the Commission as part of the Form 10-K for the Trust covering the prior calendar year, each of the Master Servicer and the Special Servicer shall deliver such statement in respect of it by March 15 of such year.

            The Master Servicer and the Special Servicer, to the extent applicable, will reasonably cooperate with the Depositor in conforming any reports delivered pursuant to this Section 3.14 to requirements imposed by the Commission on the Depositor in connection with the Commission's issuance of a no-action letter relating to the Depositor's reporting requirements in respect of the Trust pursuant to the Exchange Act.

            SECTION 3.15 Access to Certain Information.

            Each of the Master Servicer and the Special Servicer shall provide or cause to be provided to the other such party, the Depositor, the Trustee and the Rating Agencies and to the OTS, the FDIC, and any other federal or state banking or insurance regulatory authority that may exercise authority over any Certificateholder, access to any documentation regarding the Mortgage Loans and the other assets of the Trust Fund that are within its control which may be required by this Agreement or by applicable law. Such access shall be afforded without charge but only upon reasonable prior written request and during normal business hours at the offices of the Master Servicer or the Special Servicer, as the case may be, designated by it.

            SECTION 3.16 Title to REO Property; REO Account.

            (a) In the event that title to any REO Property is acquired by the Trust in respect of any Specially Serviced Mortgage Loan, the deed or certificate of sale shall be issued to the Trust, the Trustee or to its nominees. The Special Servicer shall use its reasonable best efforts to sell any REO Property in accordance with the Servicing Standard, but prior to the end of the third calendar year following the end of the year of its acquisition unless
(i) the Trustee, has been granted an extension of time (an "REO Extension") (which extension shall be applied for at least 60 days prior to the expiration of the period specified above) by the Internal Revenue Service to sell such REO Property in which case the Special Servicer shall continue to attempt to sell the REO Property for its Net Present Value for such period longer than the period specified above as such REO Extension permits or (ii) the Special Servicer seeks and subsequently receives, at the expense of the Trust, a Opinion of Counsel, addressed to the Trustee and the Special Servicer, to the effect that the holding by the Trust of such REO Property subsequent to the period specified above after its acquisition will not result in the imposition of taxes on "prohibited transactions" of a REMIC, as defined in Section 860F(a)(2) of the Code, or cause any Loan REMIC or Trust REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding. If the Trustee has not received an REO Extension or such Opinion of Counsel and the Special Servicer is not able to sell such REO Property within the period specified above, or if an REO Extension has been granted and the Special Servicer is unable to sell such REO Property within the extended time period, the Special Servicer shall before the end of such period or extended period, as the case may be, auction the REO Property to the highest bidder (which may be the Special Servicer) in accordance with the Servicing Standard; provided, however, that no Interested Person shall be permitted to purchase the REO Property at a price less than the Purchase Price except as provided in Section 3.18; and provided, further that if the Special Servicer intends to bid on any REO Property, (i) the Special Servicer shall notify the Trustee of such intent, (ii) the Trustee shall promptly obtain, at the expense of the Trust an Appraisal of such REO Property and (iii) the Special Servicer shall not bid less than the fair market value set forth in such Appraisal.

            (b) The Special Servicer shall segregate and hold all funds collected and received in connection with any REO Property separate and apart from its own funds and general assets. If an REO Acquisition shall occur, the Special Servicer shall establish and maintain one or more accounts (collectively, the "REO Account"), to be held on behalf of the Trustee in trust for the benefit of the Certificateholders, for the retention of revenues and other proceeds derived from each REO Property. The REO Account shall be an Eligible Account and may consist of one account for all the REO Properties. The Special Servicer shall deposit, or cause to be deposited, in the REO Account, within two Business Days of receipt, all REO Revenues, Liquidation Proceeds (net of all Liquidation Expenses paid therefrom) and Insurance Proceeds received in respect of an REO Property. The Special Servicer is authorized to pay out of related Liquidation Proceeds any Liquidation Expenses incurred in respect of an REO Property and outstanding at the time such proceeds are received. Funds in the REO Account may be invested only in Permitted Investments in accordance with
Section 3.06. The Special Servicer shall be entitled to make withdrawals from the REO Account to pay itself, as additional servicing compensation in accordance with Section 3.11(d), interest and investment income earned in respect of amounts held in the REO Account as provided in Section 3.06(b) (but only to the extent of the Net Investment Earnings with respect to the REO Account for any Collection Period). The Special Servicer shall give notice to the other parties hereto of the location of the REO Account when first established and of the new location of the REO Account prior to any change thereof.

            (c) The Special Servicer shall withdraw from the REO Account funds necessary for the proper operation, management, maintenance and disposition of any REO Property, but only to the extent of amounts on deposit in the REO Account relating to such REO Property. Within one Business Day following the end of each calendar month, the Special Servicer shall withdraw from the REO Account and deposit into the Certificate Account or deliver to the Master Servicer (which shall deposit such amounts into the Certificate Account) the aggregate of all amounts received in respect of each REO Property during such Collection Period, net of any withdrawals made out of such amounts pursuant to the preceding sentence; provided that the Special Servicer may retain in the REO Account such portion of proceeds and collections as may be necessary to maintain a reserve of sufficient funds for the proper operation, management, maintenance and disposition of the related REO Property (including without limitation the creation of a reasonable reserve for repairs, replacements and necessary capital improvements and other related expenses), such reserve not to exceed an amount sufficient to cover such items to be incurred during the following twelve-month period.

            (d) The Special Servicer shall keep and maintain separate records, on a property-by-property basis, for the purpose of accounting for all deposits to, and withdrawals from, the REO Account pursuant to Section 3.16(b) or (c).

            (e) The REO Properties and the related REO Accounts with respect to the Loan REMIC Loans shall be treated as assets of the related Loan REMICs for all purposes of this Agreement.

            SECTION 3.17 Management of REO Property.

            (a) If title to any REO Property is acquired, the Special Servicer shall manage, conserve, protect, operate and lease such REO Property for the benefit of the Certificateholders solely for the purpose of its timely disposition and sale in a manner that does not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code or result in the receipt by the Trust Fund of any "income from non-permitted assets" within the meaning of Section 860F(a)(2)(B) of the Code. Subject to the foregoing, however, the Special Servicer shall have full power and authority to do any and all things in connection therewith as are in the best interests of and for the benefit of the Certificateholders (as determined by the Special Servicer in its good faith and reasonable judgment). Subject to this Section 3.17, the Special Servicer may earn "net income from foreclosure property" within the meaning of Code Section 860G(d) if it determines that earning such income is in the best interests of Certificateholders on a net after-tax basis as compared with net leasing such REO Property or operating such REO Property on a different basis. In connection therewith, the Special Servicer shall deposit or cause to be deposited on a daily basis (and in no event later than the second Business Day following receipt of such funds) in the applicable REO Account all revenues received by it with respect to each REO Property and the related REO Loan, and shall withdraw from the REO Account, to the extent of amounts on deposit therein with respect to such REO Property, funds necessary for the proper operation, management, leasing and maintenance of such REO Property, including, without limitation:

               (i) all insurance premiums due and payable in respect of such REO Property;

               (ii) all real estate taxes and assessments in respect of such REO Property that may result in the imposition of a lien thereon;

               (iii) any ground rents in respect of such REO Property, if applicable; and

               (iv) all costs and expenses necessary to maintain and lease such REO Property.

            To the extent that amounts on deposit in the REO Account in respect of any REO Property are insufficient for the purposes set forth in clauses (i) through (iv) above with respect to such REO Property, the Special Servicer shall, subject to Section 3.19(d), direct the Master Servicer to make (and the Master Servicer shall so make) Servicing Advances in such amounts as are necessary for such purposes unless (as evidenced in the manner contemplated by Section 3.11(g)) the Special Servicer or the Master Servicer determines, in its reasonable, good faith judgment, that such payment would be a Nonrecoverable Servicing Advance.

            (b) Without limiting the generality of the foregoing, the Special Servicer shall not:

               (i) permit the Trust Fund to enter into, renew or extend any New Lease with respect to any REO Property, if the New Lease by its terms will give rise to any income that does not constitute Rents from Real Property;

               (ii) permit any amount to be received or accrued under any New Lease other than amounts that will constitute Rents from Real Property;

               (iii) authorize or permit any construction on any REO Property, other than the completion of a building or other improvement thereon, and then only if more than 10% of the construction of such building or other improvement was completed before default on the related Mortgage Loan became imminent, all within the meaning of Section 856(e)(4)(B) of the Code; or

               (iv) Directly Operate, or allow any other Person, other than an Independent Contractor, to Directly Operate, any REO Property on any date more than 90 days after its acquisition date;

unless, in any such case, the Special Servicer has obtained an Opinion of Counsel (the cost of which shall be paid by the Master Servicer as a Servicing Advance) to the effect that such action will not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code at any time that it is held by the Trust Fund, in which case the Special Servicer may take such actions as are specified in such Opinion of Counsel.

            (c) The Special Servicer shall contract with any Independent Contractor for the operation and management of any REO Property within 90 days of the acquisition date thereof, provided that:

               (i) the terms and conditions of any such contract may not be inconsistent herewith and shall reflect an agreement reached at arm's length;

               (ii) the fees of such Independent Contractor (which shall be an expense of the Trust Fund) shall be reasonable and customary in light of the nature and locality of the REO Property;

               (iii) any such contract shall require, or shall be administered to require, that the Independent Contractor (A) pay all costs and expenses incurred in connection with the operation and management of such REO Property, including, without limitation, those listed in subsection (a) hereof, and (B) remit all related revenues collected (net of its fees and such costs and expenses) to the Special Servicer upon receipt;

               (iv) none of the provisions of this Section 3.17(c) relating to any such contract or to actions taken through any such Independent Contractor shall be deemed to relieve the Special Servicer of any of its duties and obligations hereunder with respect to the operation and management of any such REO Property; and

               (v) the Special Servicer shall be obligated with respect thereto to the same extent as if it alone were performing all duties and obligations in connection with the operation and management of such REO Property.

            The Special Servicer shall be entitled to enter into any agreement with any Independent Contractor performing services for it related to its duties and obligations hereunder for indemnification of the Special Servicer by such Independent Contractor, and nothing in this Agreement shall be deemed to limit or modify such indemnification.

            (d) When and as necessary, the Special Servicer shall send to the Trustee and the Master Servicer a statement prepared by the Special Servicer setting forth the amount of net income or net loss, as determined for federal income tax purposes, resulting from the operation and management of a trade or business on, the furnishing or rendering of a non-customary service to the tenants of, or the receipt of any other amount not constituting Rents from Real Property in respect of, any REO Property in accordance with Sections 3.17(a) and 3.17(b).

            SECTION 3.18 Sale of Defaulted Mortgage Loans and REO Properties.

            (a) None of the parties hereto is permitted to sell or purchase, or permit the sale or purchase of, a Defaulted Mortgage Loan unless the terms and conditions set forth in this Section 3.18 or those set forth in or contemplated by Section 2.03 and Section 9.01. The Mortgage Loan will be a "Defaulted Mortgage Loan" if it is a Specially Serviced Mortgage Loan which is in default under the terms of applicable Mortgage Loan documents and for which any applicable grace period has expired. In connection with such foreclosure or other conversion of ownership, the Special Servicer will follow the Servicing Standard.

            (b) If any Mortgage Loan becomes a Defaulted Mortgage Loan, the Special Servicer shall determine the Net Present Value (in accordance with the procedures set forth in the definition of such terms) of each of the following asset disposition methods (each, an "Asset Disposition Method") with respect to such Defaulted Mortgage Loan: (i) sell the Defaulted Mortgage Loan in accordance with and pursuant to the procedures described in subsection (c) below; (ii) pursue negotiations with the related Mortgagor designed to workout such Defaulted Mortgage Loan in a manner that results in the Defaulted Mortgage Loan
(A) becoming a Corrected Mortgage Loan with no modification of any financial term of such Corrected Mortgage Loan, (B) being modified as to one or more financial terms and becoming a Corrected Mortgage Loan, or (C) paid off due to the acceptance of a discounted payoff from the Mortgagor (in each case, a "Workout"); and (iii) foreclose upon or otherwise convert to ownership the related Mortgaged Property and sell the related REO Property pursuant to Section
3.16 (a "Foreclosure"). The Special Servicer shall follow the Asset Disposition Method that has the highest Net Present Value. To the extent consistent with the Servicing Standard, the Special Servicer is permitted to recalculate the Net Present Value of a Defaulted Mortgage Loan based upon changed circumstances or new information and utilize Asset Disposition Methods to the extent warranted by such recalculated Net Present Value. In connection with the consideration of the Asset Disposition Method described in clause (i) of this Section 3.18(b), the Majority Certificateholder of the Controlling Class, the Special Servicer and the Master Servicer in that order shall have the right, at its option, purchase such Defaulted Mortgage Loan from the Trust (to be exercised within 15 Business Days after receipt of notice that the Special Servicer has determined to sell the Defaulted Mortgage Loan) at a price equal to the Purchase Price and, in the event that a Defaulted Loan Purchaser notifies the Special Servicer that it intends to exercise such option, then a sale of the Defaulted Mortgage Loan to the Defaulted Loan Purchaser pursuant to such option shall be deemed to be the Asset Disposition Method that has the highest Net Present Value.

            (c) In the event that the Defaulted Loan Purchaser exercises its purchase option pursuant to paragraph (b) above with respect to a Defaulted Mortgage Loan, the Special Servicer shall cause the Trustee to sell such Defaulted Mortgage Loan to the Defaulted Loan Purchaser at the Purchase Price. Otherwise, if and when the Special Servicer determines that the Net Present Value of a sale of such Defaulted Mortgage Loan is higher than the Net Present Value of either a Work-out or a Foreclosure, it shall offer the Defaulted Mortgage Loan for sale for cash. Such offering shall be made in a commercially reasonable manner for a period of not less than 20 days. The Special Servicer shall give the Majority Certificateholder of the Controlling Class, the Master Servicer, and the Trustee not less than five days' prior written notice of its intention to sell such Defaulted Mortgage Loan. The Special Servicer shall accept the highest cash bid received from any Person for such Defaulted Mortgage Loan in an amount at least equal to the Purchase Price therefor; provide, however, that in the absence of any such bid, the Special Servicer shall accept the highest cash bid received from any Person that exceeds the greater of the Net Present Value of a Foreclosure or the Net Present Value of a Workout. In the absence of any such bid, the Special Servicer shall proceed to Foreclose or Workout such Defaulted Mortgage Loan, depending on which Asset Disposition Method has the higher Net Present Value.

            (d) If and when the Special Servicer determines that the Net Present Value of a Foreclosure is higher than the Net Present Value of either a Workout or a sale of the Defaulted Mortgage Loan, it shall proceed to foreclose on such Defaulted Mortgage Loan and sell the related REO Property pursuant to this
Section 3.18. The Special Servicer shall give the Majority Certificateholder of the Controlling Class, the Master Servicer and the Trustee not less than five days' prior written notice of its intention to sell any such REO Property, and in respect of such sale, the Special Servicer shall offer such REO Property in a commercially reasonable manner.

            (e) Subject to the REMIC Provisions, the Special Servicer shall act on behalf of the Trust in negotiating and taking any other action necessary or appropriate in connection with the sale of any Defaulted Mortgage Loan or REO Property, including the collection of all amounts payable in connection therewith. Notwithstanding anything to the contrary herein, neither the Trustee, in its individual capacity, nor any of its Affiliates may bid for or purchase any Defaulted Mortgage Loan or REO Property. Any sale of a Defaulted Mortgage Loan or REO Property shall be without recourse to, or representation or warranty by, the Trustee, the Depositor, the Special Servicer, the Master Servicer, or the Trust. Notwithstanding the foregoing, nothing herein shall limit the liability of the Master Servicer, the Special Servicer or the Trustee to the Trust and the Certificateholders for failure to perform its duties in accordance herewith. None of the Special Servicer, the Master Servicer, the Depositor, the Mortgage Loan Sellers, PSCC, or the Trustee shall have any liability to the Trust or any Certificateholder with respect to the price at which a Defaulted Mortgage Loan is sold if the sale is consummated in accordance with the terms of this Agreement.

            (f) The proceeds of any sale after deduction of the expenses of such sale incurred in connection therewith shall be deposited within one Business Day in the Certificate Account. The Trustee, upon receipt of an Officer's Certificate from the Master Servicer to the effect that such deposit has been made, shall release or cause to be released to the Certificateholder(s) effecting such purchase (or any designee thereof) the related Mortgage File, and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be provided to it and are reasonably necessary to vest in the Defaulted Loan Purchaser effecting such purchase (or any designee thereof) ownership of such Mortgage Loan. In connection with any such purchase, the Special Servicer shall deliver the related Servicing File to the Defaulted Loan Purchaser effecting such purchase (or any designee thereof).

            (g) Subject to Sections 3.18(a) through 3.18(f) above, the Special Servicer shall act on behalf of the Trustee in negotiating and taking any other action necessary or appropriate in connection with the sale of any Defaulted Mortgage Loan or REO Property, and the collection of all amounts payable in connection therewith. In connection therewith, the Special Servicer may charge prospective offerors, and may retain, fees that approximate the Special Servicer's actual costs in the preparation and delivery of information pertaining to such sales or evaluating offers without obligation to deposit such amounts into the Certificate Account. Any sale of a Defaulted Mortgage Loan or any REO Property shall be final and without recourse to the Trustee or the Trust, and if such sale is consummated in accordance with the terms of this Agreement, none of the Special Servicer, the Master Servicer or the Trustee shall have any liability to any Certificateholder with respect to the purchase price therefor accepted by the Special Servicer or the Trustee.

            SECTION 3.19 Additional Obligations of the Master Servicer and the Special Servicer.

            (a) The Master Servicer shall maintain at its Primary Servicing Office and shall, upon reasonable advance written notice, make available by electronic means for review by each Rating Agency and by any Certificateholder or Certificate Owner or any Person identified to the Master Servicer as a prospective transferee of a Certificate or an interest therein, copies of the Servicing Files; provided that, if the Master Servicer in its reasonable, good faith determination believes that any item of information contained in such Servicing Files is of a nature that it should be conveyed to all Certificateholders at the same time, it shall, as soon as reasonably possible following its receipt of any such item of information, disclose such item of information to the Trustee as part of the reports to be delivered to the Trustee by the Master Servicer pursuant to Section 4.02(b), and until the Trustee has either disclosed such information to all Certificateholders in a Distribution Date Statement or has properly filed such information with the Commission on behalf of the Trust under the Exchange Act, the Master Servicer shall be entitled to withhold such item of information from any Certificateholder or Certificate Owner or prospective transferee of a Certificate or an interest therein; and provided, further, that the Master Servicer shall not be required to make particular items of information contained in the Servicing File for any Mortgage Loan available to any Person if the disclosure of such particular items of information is expressly prohibited by applicable law or the provisions of any related Mortgage Loan documents. Except as set forth in the provisos to the preceding sentence, copies of all or any portion of any Servicing File are to be made available by the Master Servicer upon request; however, the Master Servicer shall be permitted to require payment of a sum sufficient to cover the reasonable out-of-pocket costs for making such copies (other than with respect to the Rating Agencies). The Special Servicer shall, as to each Specially Serviced Mortgage Loan and REO Property, promptly deliver to the Master Servicer a copy of each document or instrument added to the related Servicing File, and the Master Servicer shall in no way be in default under this Section 3.19(a) solely by reason of the Special Servicer's failure to do so.

            In connection with providing access to or copies of the items described in the preceding paragraph, the Master Servicer may require, unless the Depositor directs otherwise, (a) in the case of Certificate Owners, a written confirmation executed by the requesting Person, in form reasonably satisfactory to the Master Servicer, generally to the effect that such Person is a beneficial holder of Certificates and will otherwise keep such information confidential and (b) in the case of a prospective purchaser, confirmation executed by the requesting Person generally to the effect that such Person is a prospective purchaser of a Certificate or an interest therein, is requesting the information for use in evaluating a possible investment in Certificates and will otherwise keep such information confidential. All Certificateholders, by the acceptance of their Certificates, shall be deemed to have agreed to keep such information confidential, except to the extent that the Depositor grants written permission to the contrary. The Master Servicer shall not be liable for the dissemination of information in accordance with this Section 3.19(a).

            (b) Within 60 days or within such longer period as the Special Servicer is (as certified thereby to the Trustee in writing) diligently and in good faith proceeding to obtain the Appraisal referred to below) after the earliest of (i) the date on which any Mortgage Loan becomes a Modified Mortgage Loan, (ii) the 60th day following the occurrence of any uncured delinquency in Monthly Payments with respect to any Mortgage Loan, (iii) the date on which a receiver is appointed in respect of the Mortgaged Property securing any Mortgage Loan, (iv) the date on which the Mortgagor under any Mortgage Loan becomes the subject of bankruptcy or insolvency proceedings, and (v) the date on which the Mortgaged Property securing any Mortgage Loan becomes an REO Property (each such Mortgage Loan and any related REO Loan, until it ceases to be such in accordance with the following paragraph, a "Required Appraisal Loan"), the Special Servicer shall obtain an Appraisal of the related Mortgaged Property; unless an Appraisal thereof had previously been received within the prior twelve months. The cost of such Appraisal shall be advanced by the Master Servicer, subject to Section 3.19(d), such Advance to be made at the direction of the Special Servicer when the Appraisal is received by the Special Servicer. For purposes of this Section 3.19(b), an Appraisal may, in the case of any Mortgage Loan with an outstanding principal balance of less than $2,000,000 only, consist solely of an internal valuation performed by the Special Servicer.

            With respect to each Required Appraisal Loan (unless such loan has become a Corrected Mortgage Loan and has remained current for three (3) consecutive Monthly Payments, and no other Servicing Transfer Event has occurred with respect thereto during such three (3) months, in which case it will cease to be a Required Appraisal Loan), the Special Servicer shall, within 30 days of each anniversary of such loan's becoming a Required Appraisal Loan, order an update of the prior Appraisal (the cost of which shall be advanced by the Master Servicer as a Servicing Advance at the direction of the Special Servicer, subject to Section 3.19(d)). Based upon such Appraisal, the Special Servicer shall redetermine and report to the Trustee and the Master Servicer annually, the Appraisal Reduction Amount, if any, with respect to such loan.

            (c) The Master Servicer and the Special Servicer shall each deliver to the other and to the Trustee (for inclusion in the Mortgage File) copies of all Appraisals, environmental reports and engineering reports (or, in each case, updates thereof) obtained with respect to any Mortgaged Property or REO Property. Upon the request of any Rating Agency or any Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificateholder, pursuant to Section 8.12(b), the Trustee shall deliver copies of any of the items delivered pursuant to the preceding sentence to such requesting Person.

            (d) No more frequently than once per calendar month, the Special Servicer may require the Master Servicer, and the Master Servicer shall be obligated subject to the second following paragraph to reimburse the Special Servicer for any Servicing Advances which were made by the Special Servicer (notwithstanding the fact that it has no obligation to make such Servicing Advances), but not previously reimbursed (whether pursuant to this Section 3.19(d) or otherwise) to the Special Servicer, and to pay the Special Servicer interest thereon at the Reimbursement Rate from the date made to, but not including, the date of reimbursement. Such reimbursement and any accompanying payment of interest shall be made within ten (10) days of the request therefor by wire transfer of immediately available funds to an account designated by the Special Servicer. Upon the Master Servicer's reimbursement to the Special Servicer of any Servicing Advance and payment to the Special Servicer of interest thereon, all in accordance with this Section 3.19(d), the Master Servicer shall for all purposes of this Agreement be deemed to have made such Servicing Advance at the same time as the Special Servicer originally made such Advance, and accordingly, the Master Servicer shall be entitled to reimbursement for such Advance, together with Advance Interest thereon, at the same time, in the same manner and to the same extent as the Master Servicer would otherwise have been entitled if it had actually made such Servicing Advance.

            Notwithstanding anything to the contrary contained in this Agreement, if the Special Servicer (i) is required under any other provision of this Agreement to direct the Master Servicer to make a Servicing Advance or (ii) is otherwise aware a reasonable period in advance that it is reasonably likely that the Special Servicer will incur a cost or expense that will, when incurred, constitute a Servicing Advance, the Special Servicer shall (in the case of clause (i) preceding), and shall use reasonable efforts to (in the case of clause (ii) preceding), request that the Master Servicer make such Servicing Advance, such request to be made in writing and confirmed by both parties and in a timely manner that does not materially and adversely affect the interests of any Certificateholder, and accompanied by sufficient information for the Master Servicer to make recoverability determinations, and at least seven (7) Business Days prior to the date on which failure to make such Servicing Advance would (with notice from the Trustee regardless of whether such notice is actually received) constitute an Event of Default pursuant to Section 7.01(a)(v); provided, however, that the Special Servicer shall, with respect to Specially Serviced Mortgage Loans and REO Properties, make any Servicing Advance that it fails to timely request the Master Servicer to make. Subject to the following paragraph, the Master servicer shall have the obligation to make any such Servicing Advance that it is requested by the Special Servicer to make within five (5) Business Days of the Master Servicer's receipt of such request and such information and documents as are reasonably necessary for the Master Servicer to make such Servicing Advance and to determine recoverability. Subject to the foregoing, the Special Servicer shall be relieved of any obligations with respect to a Servicing Advance that it timely requests the Master Servicer to make (regardless of whether or not the Master Servicer shall make such Servicing Advance). The Master Servicer shall be entitled to reimbursement for any Servicing Advance made by it at the direction of the Special Servicer, together with Advance Interest thereon, at the same time, in the same manner and to the same extent as the Master Servicer is entitled with respect to any other Servicing Advance made thereby.

            Notwithstanding the foregoing provisions of this Section 3.19(d) or any other provision of this Agreement to the contrary, the Master Servicer shall not be required to reimburse the Special Servicer for, or make at the Special Servicer's direction, any Servicing Advance if the Master Servicer determines in its reasonable, good faith judgment that the Servicing Advance which the Special Servicer is directing the Master Servicer to reimburse it for or make hereunder, although not characterized by the Special Servicer as a Nonrecoverable Servicing Advance, is or would be, if made, a Nonrecoverable Servicing Advance. The Master Servicer shall notify the Special Servicer and the Trustee in writing of such determination. Such notice shall not obligate the Special Servicer to make such Servicing Advance.

            (e) The Master Servicer shall deliver to the Trustee for deposit in the Distribution Account on each Master Servicer Remittance Date, without any right of reimbursement therefor, an amount equal to the lesser of (i) the aggregate of all Prepayment Interest Shortfalls incurred in connection with Principal Prepayments received in respect of the Mortgage Pool during the most recently ended Collection Period, and (ii) that portion of its aggregate Master Servicing Fee for the related Collection Period that is, in the case of each and every Mortgage Loan and REO Loan, calculated at 0.02% per annum, together with the aggregate Prepayment Interest Excesses received during such Collection Period.

            (f) Except under the same circumstances that it would be permitted to waive a prepayment lockout provision in the subject Mortgage Loan pursuant to
Section 3.20(a), neither the Master Servicer nor the Special Servicer shall consent to any Mortgagor's prepaying its Mortgage Loan, partially or in its entirety, if the Mortgagor would be prohibited from doing so without such consent.

            (g) The Master Servicer shall not exercise any discretionary right it has with respect to any Mortgage Loan pursuant to the related Mortgage Note or Mortgage to apply any amounts maintained as an escrow or reserve to the principal balance of such Mortgage Loan except in the case of a default thereunder.

            SECTION 3.20 Modifications, Waivers, Amendments and Consents.

            (a) The Master Servicer (as to non-Specially Serviced Mortgage Loans) and the Special Servicer (as to Specially Serviced Mortgage Loans that are not Defaulted Mortgage Loans and, as to consents to actions of the Master Servicer) each may, consistent with the Servicing Standard, agree to any modification, waiver or amendment of any term of, forgive or defer the payment of interest (including, without limitation, Default Interest and Excess Interest) on and principal of, forgive late payment charges and Prepayment Premiums on, permit the release, addition or substitution of collateral securing, and/or permit the release of the Mortgagor on or any guarantor of any Mortgage Loan it is required to service and administer hereunder (except that any assumption or waiver of a due-on-encumbrance clause with respect to a Mortgage Loan serviced and administered by the Master Servicer must also be consented to by the Special Servicer, which consent shall not be unreasonably withheld), without the consent of the Trustee or any Certificateholder, subject, however, to each of the following limitations, conditions and restrictions:

               (i) other than as expressly provided in Section 3.02 (with respect to Default Charges), Section 3.08 (with respect to due-on-sale and due-on-encumbrance clauses), and Section 3.20(f) (with respect to Excess Interest), neither the Master Servicer nor the Special Servicer shall agree to any modification, waiver or amendment of any term of, or take any of the other acts referenced in this Section 3.20(a) with respect to, any Mortgage Loan it is required to service and administer hereunder that would affect the amount or timing of any related payment of principal, interest or other amount payable thereunder or, in the Master Servicer's or the Special Servicer's good faith and reasonable judgment, materially alter the security for such Mortgage Loan or reduce the likelihood of timely payment of amounts due thereon or, to the extent required by the REMIC Provisions, materially increase, substitute or otherwise alter the collateral for the Mortgage Loan (other than the alteration or construction of improvements thereon) or any guarantee or credit enhancement contract with respect thereto (other than the substitution of a similar commercially available credit enhancement contract); provided, however, the Special Servicer may agree to any modification, waiver or amendment of any term of, or take any of the other acts referenced in this
      Section 3.20(a) with respect to, a Specially Serviced Mortgage Loan that would have any such effect, but only if the Special Servicer's reasonable and good faith judgment, a default in respect of payment on such Mortgage Loan is reasonably foreseeable, and such modification, waiver, amendment or other action is reasonably likely to produce a greater recovery to Certificateholders (as a collective whole) on a present value basis (the relevant discounting of anticipated collections that will be distributable to Certificateholders to be performed at the related Net Mortgage Rate (or, in the case of an ARD Loan after its Anticipated Repayment Date, the related Net Mortgage Rate in effect immediately prior to such Anticipated Repayment Date)), than would liquidation;

               (ii) neither the Master Servicer nor the Special Servicer may, in connection with any particular extension, extend the maturity date of any Specially Serviced Mortgage Loan beyond (A) the date which is two years prior to the Rated Final Distribution Date, or (B) the date which is 20 years prior to the expiration date of any related Ground Lease or, in the case of any Mortgage Loan having as the Cut-Off Date a related Ground Lease that did not have a term extending 20 years or more beyond the maturity date of such Mortgage Loan, beyond a date which is 10 years or more beyond the maturity date of such Mortgage Loan;

               (iii) unless the proviso in Section 3.20(a)(i) above applies, neither the Master Servicer nor the Special Servicer, as applicable, shall make or permit or consent to, as applicable, any modification, waiver or amendment of any term of, referenced in this Section 3.20(a) or in Sections 3.08 or 3.20(f) with respect to, any Mortgage Loan not otherwise permitted by this Section 3.20(a) or in Section 3.08 that would constitute a "significant modification" of such Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b) (neither the Master Servicer nor the Special Servicer shall be liable for decisions made under this subsection which were made in good faith and, unless it would constitute bad faith or negligence to do so, each of the Master Servicer and the Special Servicer may rely on Opinions of Counsel in making such decisions);

               (iv) neither the Master Servicer nor the Special Servicer shall permit any Mortgagor to add or substitute any collateral for an outstanding Mortgage Loan, which additional or substitute collateral constitutes real property, unless (A) the Master Servicer or the Special Servicer, as applicable, shall have first determined in accordance with the Servicing Standard, based upon a Phase I Environmental Assessment (and such additional environmental testing as the Special Servicer deems necessary and appropriate) prepared by an Independent Person who regularly conducts Phase I Environmental Assessments (and such additional environmental testing), at the expense of the Mortgagor, that such additional or substitute collateral is in compliance with applicable environmental laws and regulations and that there are no circumstances or conditions present with respect to such additional or substitute collateral relating to the use, management or disposal of any Hazardous Materials for which investigation, testing, monitoring, containment, clean-up or remediation would be required under any then applicable environmental laws and/or regulations and (B) the Master Servicer or the Special Servicer, as the case may be, have obtained written confirmation from each Rating Agency that such substitution or addition will not result in the downgrade, qualification (if applicable) or withdrawal of any rating then assigned to any Class of Certificates;

               (v) neither the Master Servicer nor the Special Servicer shall release or substitute any collateral securing an outstanding Mortgage Loan (including, without limitation, as part of a substitution of collateral), except in connection with a payment in full or a defeasance pursuant to the terms of the related Mortgage Loan or, subject to the other provisions of this Section 3.20, a discounted payoff of such Mortgage Loan, or except as provided in Section 3.09(d), or except where Section 3.20(a)(iii) applies and the Rating Agencies have been notified in writing and (A) either (1) the use of the collateral to be released will not, in the Master Servicer's or Special Servicer's, as the case may be, good faith and reasonable judgment, materially and adversely affect the Net Operating Income being generated by or the use of the related Mortgaged Property, or
      (2) there is a corresponding principal paydown of such Mortgage Loan in an amount at least equal to, or a delivery of substitute collateral with an appraised value at least equal to, the appraised value of the collateral to be released, (B) the remaining Mortgaged Property and any substitute collateral is, in the Master Servicer's or Special Servicer's, as the case may be, good faith and reasonable judgment, adequate security for the remaining Mortgage Loan and (C) if the real property collateral that is being released has an Appraised Value in excess of $3,000,000, or if any substitution of real property collateral is to be made, the Rating Agencies have each confirmed in writing that such release and/or substitution would not result in the downgrade, qualification (if applicable) or withdrawal of the rating then assigned by Moody's and/or Fitch, as applicable, to any Class of Certificates; and

               (vi) Except to the extent the Special Servicer determines that a modification, waiver or amendment is required for the best interests of all Certificateholders in accordance with the Servicing Standard, the Special Servicer shall not agree to any modification, waiver or amendment of any term of, or take any of the other actions referenced in this
      Section 3.20(a), with respect to any Specially Serviced Mortgage Loan if such action would not be generally consistent with the Asset Status Report approved by the Directing Certificateholder or the Certificateholders, as applicable, in accordance with Section 3.21, unless it shall have proposed such action to the Directing Certificateholder in the same manner as the Asset Status Report as provided in the second paragraph of Section 3.21(d).

provided that (1) the limitations, conditions and restrictions set forth in clauses (i), (ii), (iv), (v) and (vi) above shall not apply to any of the acts referenced in this Section 3.20(a) in respect of any Mortgage Loan that either occurs automatically, or results from the exercise of a unilateral option by the related borrower within the meaning of Treasury Regulations Section 1.1001-3(c)(2)(iii), in any event under the terms of such Mortgage Loan in effect on the Closing Date, and (2) notwithstanding clauses (i) through (vi) above, neither the Master Servicer nor the Special Servicer shall be required to oppose the confirmation of a plan in any bankruptcy or similar proceeding involving a Mortgagor if in their reasonable and good faith judgment such opposition would not ultimately prevent the confirmation of such plan or one substantially similar. With respect to a request to the Special Servicer from the Master Servicer for approval for a modification, waiver or consent with respect to a Mortgage Loan that would not require Rating Agency review, the Special Servicer shall notify the Master Servicer of its decision within ten
(10) Business Days of receiving notice (and all supporting documentation reasonably required by the Special Servicer for its analysis) from the Master Servicer of the Master Servicer's decision to approve the modification, wavier or consent provided that if the Special Servicer has not responded to such request, the Special Servicer will have been deemed to have granted its approval to such request.

            (b) The Special Servicer shall have no liability to the Trust, the Certificateholders or any other Person if its analysis and determination that the modification, waiver, amendment or other action contemplated by Section 3.20(a) is reasonably likely to produce a greater recovery to Certificateholders on a present value basis than would liquidation, should prove to be wrong or incorrect, so long as the analysis and determination were made on a reasonable basis in good faith by the Special Servicer and the Special Servicer has complied with the Servicing Standard in ascertaining the pertinent facts. Each such determination shall be evidenced by an Officer's Certificate to such effect to be delivered by the Special Servicer to the Trustee. The Special Servicer shall include with any such Officer's Certificate the supporting documentation forming the basis for its conclusion.

            (c) Any payment of interest which is deferred pursuant to Section 3.20(a) shall not, for purposes hereof, including, without limitation, calculating monthly distributions to Certificateholders, be added to the unpaid principal balance or Stated Principal Balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit or that such interest may actually be capitalized.

            (d) The Master Servicer (as to non-Specially Serviced Mortgage Loans) and the Special Servicer (as to Specially Serviced Mortgage Loans, and, where applicable, as to consents of actions of the Master Servicer) each may, as a condition to its granting any request by a Mortgagor for consent, modification, waiver or indulgence or any other matter or thing, the granting of which is within the Master Servicer's or Special Servicer's, as the case may be, discretion pursuant to the terms of the instruments evidencing or securing the related Mortgage Loan and is permitted by the terms of this Agreement, require that such Mortgagor pay to it, as additional servicing compensation, a reasonable fee relating to such consent, modification, waiver or indulgence (not to exceed 1.0% of the unpaid principal balance of the related Mortgage Loan) for the additional services performed in connection with such request, together with any related costs and expenses incurred by it.

            (e) All modifications, waivers, amendments and other actions entered into or taken in respect of the Mortgage Loans pursuant to the preceding subsections of this Section 3.20 shall be in writing. Each of the Master Servicer and the Special Servicer shall notify the other such party and the Trustee, in writing, of any modification, waiver, amendment or other action entered into or taken in respect of any Mortgage Loan pursuant to this Section
3.20 and the date thereof, and shall deliver to the Trustee or the related Custodian for deposit in the related Mortgage File (with a copy to the other such party), an original counterpart of the agreement relating to such modification, waiver, amendment or other action, promptly (and in any event within 10 Business Days) following the execution thereof. In addition, following the execution of any modification, waiver or amendment agreed to by the Special Servicer pursuant to Section 3.20(a) above, the Special Servicer shall deliver to the Master Servicer and the Trustee an Officer's Certificate setting forth in reasonable detail the basis of the determination made by it pursuant to clause
(i) of Section 3.20(a).

            (f) With respect to any ARD Loan after its Anticipated Repayment Date, the Master Servicer (or, if the ARD Loan is a Specially Serviced Mortgage Loan, the Special Servicer) shall be permitted, in its discretion, to waive (such waiver to be in writing addressed to the related Mortgagor, with a copy to the Trustee) all or any accrued Excess Interest if, prior to the related maturity date, the related Mortgagor has requested the right to prepay the Mortgage Loan in full together with all payments required by the Mortgage Loan in connection with such prepayment except for all or a portion of accrued Excess Interest; provided, that the Master Servicer's (or, if the ARD Loan is a Specially Serviced Mortgaged Loan, the Special Servicer's) determination to waive the right to such accrued Excess Interest is reasonably likely to produce a greater payment to Certificateholders on a present value basis (the relevant discounting of anticipated collections that will be distributable to Certificateholders to be performed at the related Net Mortgage Rate in effect immediately prior to the related Anticipated Repayment Date) than a refusal to waive the right to such Excess Interest; provided further, that such waiver shall not be effective prior to the tender of such prepayment in full and such Excess Interest shall remain due if such tender does not occur. The Master Servicer (or, if the ARD Loan is a Specially Serviced Mortgage Loan, the Special Servicer) will have no liability to the Trust, the Certificateholders or any other person so long as such determination is based on such criteria.

            (g) The Master Servicer shall not be required to seek the consent of the Special Servicer or any Certificateholder or obtain any confirmation of the Certificate ratings from the Rating Agencies in order to approve the following modifications, waivers or amendments of the Mortgage Loans: (i) waivers of minor covenant defaults (other than financial covenants), including late financial statements; (ii) releases of non-material parcels of a Mortgaged Property (provided that releases as to which the related Mortgage Loan documents expressly require the mortgagee thereunder to make such releases upon the satisfaction of certain conditions shall be made as required by the Mortgage Loan documents); and (iii) grants of easements that do not materially affect the use or value of a Mortgaged Property or a borrower's ability to make any payments with respect to the related Mortgage Loan; provided that any such modification, waiver or amendment (w) would not in any way affect a payment term of the Certificates, (x) would not constitute a "significant modification" of such Mortgage Loan pursuant to Treasury Regulations Section 1.860G-2(b) and would not otherwise constitute an Adverse REMIC Event, (y) agreeing to such modification, waiver or amendment would be consistent with the Servicing Standard, and (z) agreeing to such modification, waiver or amendment shall not violate the terms, provisions or limitations of this Agreement or any other document contemplated hereby.

            SECTION 3.21 Transfer of Servicing Between Master Servicer and Special Servicer; Record Keeping; Asset Status Report.

            (a) Upon determining that a Servicing Transfer Event has occurred with respect to any Mortgage Loan, the Master Servicer shall promptly give notice thereof, and deliver the related Servicing File, to the Special Servicer and shall use its best efforts to provide the Special Servicer with all information, documents (or copies thereof) and records (including records stored electronically on computer tapes, magnetic discs and the like) relating to the Mortgage Loan and reasonably requested by the Special Servicer to enable it to assume its functions hereunder with respect thereto without acting through a Sub-Servicer. At its option, although its Sub-Servicing Agreement is terminated, the related Bank of America Sub-Servicer, without any compensation therefor, may retain Mortgage Loans on its computer systems while such Mortgage Loans are Specially Serviced Mortgage Loans, provided that no Bank of America Sub-Servicer shall take any action with respect thereto so long as such Mortgage Loan is a Specially Serviced Mortgage Loan, provided however, that the related Bank of America Sub-Servicer will be entitled to the fees to which it would otherwise have been entitled during the period that the Specially Serviced Mortgage remained boarded on such Bank of America Sub-Servicer's computer system, if the Bank of America Sub-Servicer was performing servicing functions at the request of the Special Servicer. The Master Servicer shall use its best efforts to comply with the second preceding sentence within five Business Days of the occurrence of each related Servicing Transfer Event. The Master Servicer shall deliver to each Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificateholders that shall have requested a copy of any such notice a copy of the notice of such Servicing Transfer Event provided by the Master Servicer to the Special Servicer pursuant to this Section. If the related Bank of America Sub-Servicer elects not to retain Specially Serviced Mortgage Loans on its computer systems, then such Sub-Servicer shall return all Mortgage Loan Files to the Master Servicer.

            Upon determining that a Specially Serviced Mortgage Loan has become a Corrected Mortgage Loan, the Special Servicer shall promptly give notice thereof, and return the related Servicing File, to the Master Servicer and upon giving such notice, and returning such Servicing File, to the Master Servicer, the Special Servicer's obligation to service such Mortgage Loan, and the Special Servicer's right to receive the Special Servicing Fee with respect to such Mortgage Loan, shall terminate, and the obligations of the Master Servicer to service and administer such Mortgage Loan shall resume.

            Notwithstanding other provisions in this Agreement to the contrary, the Master Servicer shall remain responsible for the accounting, data collection, reporting and other basic Master Servicer administrative functions with respect to Specially Serviced Mortgage Loans, provided that the Master Servicer shall establish reasonable procedures as to the application of Special Servicer receipts and tendered payments, and the Special Servicer shall have the exclusive responsibility for and authority over all contacts (including billing and collection, which information shall be provided by the Master Servicer) with and notices to Mortgagors and similar matters relating to each Specially Serviced Mortgage Loan and the related Mortgaged Property. Notwithstanding the foregoing sentence, at its option, the related Bank of America Sub-Servicer, without compensation therefor, may retain Specially Serviced Mortgage Loans on its computer systems, provided that such Bank of America Sub-Servicer shall take action with respect thereto solely at the Master Servicer's and the Special Servicer's direction provided however, that the related Bank of America Sub-Servicer will be entitled to the fees to which it would otherwise have been entitled during the period such Specially Serviced Mortgage Loan remains boarded on such Bank of America Sub-Servicer's computer system, if the Bank of America Sub-Servicer was performing servicing functions at the request of the Special Servicer during such period.

            Also notwithstanding anything herein to the contrary, in connection with the transfer to the Special Servicer of the servicing, subject to Section 2.03(d) of this Agreement, of a Cross-Collateralized Mortgage Loan as a result of a Servicing Transfer Event or the re-assumption of servicing responsibilities by the Master Servicer with respect to any such Mortgage Loan upon its becoming a Corrected Mortgage Loan, the Master Servicer and the Special Servicer shall each transfer to the other, as and when applicable, the servicing of all other Cross-Collateralized Mortgage Loans constituting part of the same Group; provided that no Cross-Collateralized Mortgage Loan may become a Corrected Mortgage Loan at any time that a continuing Servicing Transfer Event exists with respect to another Cross-Collateralized Mortgage Loan in the same Group.

            (b) In servicing any Specially Serviced Mortgage Loans, the Special Servicer shall provide to the Trustee the originals, and to the Master Servicer copies, of documents contemplated by the definition of "Mortgage File" and generated while such Mortgage Loan is a Specially Serviced Mortgage Loan, for inclusion in the related Mortgage File (with a copy of each such original to the Master Servicer), and copies of any additional related Mortgage Loan information, including correspondence with the related Mortgagor generated while such Mortgage Loan is a Specially Serviced Mortgage Loan.

            (c) Notwithstanding anything in this Agreement to the contrary, in the event that the Master Servicer and the Special Servicer are the same Person, all notices, certificates, information, consents and documents required to be given or delivered by the Master Servicer to the Special Servicer or vice versa shall be deemed to be given or delivered, as the case may be, without the necessity of any action on such Person's part.

            (d) No later than thirty (30) days after a Servicing Transfer Event for a Mortgage Loan, the Special Servicer shall deliver to each Rating Agency, the Master Servicer, the Trustee and the Directing Certificateholder a report (the "Asset Status Report") with respect to such Mortgage Loan and the related Mortgaged Property. Such Asset Status Report shall set forth the following information to the extent reasonably determinable:

               (i) summary of the status of such Specially Serviced Mortgage Loan and any negotiations with the related Mortgagor;

               (ii) a discussion of the legal and environmental considerations reasonably known to the Special Servicer (including without limitation by reason of any Phase I Environmental Assessment and any additional environmental testing contemplated by Section 3.09(c)), consistent with the Servicing Standard, that are applicable to the exercise of remedies as aforesaid and to the enforcement of any related guaranties or other collateral for the related Mortgage Loan and whether outside legal counsel has been retained;

               (iii) the most current rent roll and income or operating statement available for the related Mortgaged Property;

               (iv) the Special Servicer's recommendations on how such Specially Serviced Mortgage Loan might be returned to performing status and returned to the Master Servicer for regular servicing or otherwise realized upon;

               (v) the Appraised Value of the Mortgaged Property together with the assumptions used in the calculation thereof; and

               (vi) such other information as the Special Servicer deems relevant in light of the Servicing Standards.

            If within ten (10) Business Days of receiving an Asset Status Report, the Directing Certificateholder does not disapprove such Asset Status Report in writing, the Special Servicer shall implement the recommended action as outlined in such Asset Status Report; provided, however, that the Special Servicer may not take any action that is contrary to applicable law or the terms of the applicable Mortgage Loan documents. If the Directing Certificateholder disapproves such Asset Status Report, the Special Servicer will revise such Asset Status Report and deliver to the Directing Certificateholder, the Rating Agencies, the Trustee and the Master Servicer a new Asset Status Report as soon as practicable, but no later than thirty (30) days after such disapproval. The Special Servicer shall revise such Asset Status Report as described above in this Section 3.21(d) until the Directing Certificateholder shall fail to disapprove such revised Asset Status Report in writing within ten (10) Business Days of receiving such revised Asset Status Report or until the Special Servicer makes one of the determinations described below. The Special Servicer may, from time to time, modify any Asset Status Report it has previously delivered and implement such report, provided such report shall have been prepared, reviewed and not rejected pursuant to the terms of this Section. Notwithstanding the foregoing, the Special Servicer (i) shall, following the occurrence of an extraordinary event with respect to the related Mortgaged Property, take any action set forth in such Asset Status Report before the expiration of a ten (10) Business Day period if the Special Servicer has reasonably determined that failure to take such action would materially and adversely affect the interests of the Certificateholders and it has made a reasonable effort to contact the Directing Certificateholder and (ii) in any case, shall determine whether such disapproval is not in the best interest of all the Certificateholders pursuant to the Servicing Standard. Upon making such determination in clause (ii) of the immediately preceding sentence, the Special Servicer may request a vote by all Certificateholders, but shall in any event take the recommended action after making such determination. To accomplish such vote, the Special Servicer shall notify the Trustee of such request and deliver to the Trustee a proposed notice to Certificateholders which shall include a copy of the Asset Status Report, and the Trustee shall send such notice to all Certificateholders. If the majority of such Certificateholders, as determined by Voting Rights, fail, within five (5) days of the Trustee's sending such notice, to reject such Asset Status Report, the Special Servicer shall implement the same; provided, however, that the Special Servicer shall in any event take such action as it shall determine to be in the best interest of all the Certificateholders pursuant to the Servicing Standard. If the Asset Status Report is rejected by the Certificateholders, the Special Servicer shall revise such Asset Status Report as described in this
Section 3.21(d). The Trustee shall be entitled to reimbursement from the Trust Fund for the reasonable expenses of providing such notices.

            The Special Servicer shall have the authority to meet with the Mortgagor for any Specially Serviced Mortgage Loan and take such actions consistent with the Servicing Standards and the related Asset Status Report. The Special Servicer shall not take any action inconsistent with the related Asset Status Report, unless such action would be required in order to act in accordance with the Servicing Standards.

            No direction of the Directing Certificateholder shall (A) require or cause the Special Servicer to violate the terms of a Specially Serviced Mortgage Loan, applicable law or any provision of this Agreement, including the Special Servicer's obligation to act in accordance with the Servicing Standards and to maintain the REMIC status of each REMIC, or (B) result in the imposition of a "prohibited transaction" or "prohibited contribution" tax under the REMIC Provisions, or (C) expose the Master Servicer, the Special Servicer, the Depositor, the Mortgage Loan Seller, the Trust Fund, the Trustee or their officers, directors, employees or agents to any claim, suit or liability, or (D) materially expand the scope of the Special Servicer's or the Master Servicer's responsibilities under this Agreement.

            SECTION 3.22 Sub-Servicing Agreements.

            (a) The Master Servicer and the Special Servicer may each enter into Sub-Servicing Agreements to provide for the performance by third parties of any or all of its obligations hereunder, provided that, in each case, the Sub-Servicing Agreement: (i) is not inconsistent with this Agreement; (ii) expressly or effectively provides that if the Master Servicer or Special Servicer, as the case may be, shall for any reason no longer act in such capacity hereunder (including, without limitation, by reason of an Event of Default), any successor to the Master Servicer or the Special Servicer, as the case may be, hereunder (including the Trustee if the Trustee has become such successor pursuant to Section 7.02) may thereupon either assume all of the rights and, except to the extent they arose prior to the date of assumption, obligations of the Master Servicer or Special Servicer, as the case may be, under such agreement or, subject to the provisions of Section 3.22(d), terminate such rights and obligations, in either case without payment of any fee except as set forth in Section 3.22(d); (iii) in the case of a Sub-Servicing Agreement entered into by the Master Servicer, expressly or effectively provides that such agreement shall be suspended with respect to any Mortgage Loan serviced thereunder at the time such Mortgage Loan becomes a Specially Serviced Mortgage Loan (but only until such time as such Mortgage Loan becomes a Corrected Mortgage Loan); (iv) in the case of a Sub-Servicing Agreement entered into by the Special Servicer, relates only to Specially Serviced Mortgage Loans or REO Properties and expressly or effectively provides that such agreement shall terminate with respect to any such Mortgage Loan that becomes a Corrected Mortgage Loan; (v) in the case of a Sub-Servicing Agreement entered into by the Master Servicer, provides that the related Sub-Servicer shall comply with all reasonable requests for additional information made by the Master Servicer (provided, however, that the related Sub-Servicer shall not be required to furnish the same information to the Master Servicer more than once) and, further, provides that the failure of the related Sub-Servicer to furnish the Master Servicer on a timely basis with any required reports, statements or other information, including without limitation, the reports referred to in Section 3.12, either (A) shall permit the Master Servicer to make necessary inquiries of the related borrower directly or (B) shall (subject to a cure period not to exceed 60 days) constitute an event of default thereunder for which the Master Servicer may terminate such Bank of America Sub-Servicer without payment of any termination fee (it being understood that notwithstanding anything to the contrary in this clause (v), the obligations of a Sub-Servicer in respect of the second sentence of Section 3.12(b) hereof may be limited to the provision of reports as agreed between the Master Servicer and such Sub-Servicer and response to reasonable inquiries from the Master Servicer with respect thereto); (vi) subject to Section 3.08(a)(ii), does not authorize any Sub-Servicer to approve a modification or assumption of any Mortgage Loan without the approval of the Master Servicer, in the case of non-Specially Serviced Mortgage Loans or of the Special Servicer, in the case of Specially Serviced Mortgage Loans; (vii) imposes no liability whatsoever on the Trustee or the Certificateholders with respect to anything contained therein; and (viii) provides that the Master Servicer and the Special Servicer each shall pay the fees of any Sub-Servicer retained by it in accordance with the respective Subservicing Agreement and, in any event, from its own funds. References in this Agreement to actions taken or to be taken by the Master Servicer or the Special Servicer, as the case may be, include actions taken or to be taken by a Sub-Servicer on behalf of the Master Servicer or the Special Servicer, as the case may be; and, in connection therewith, all amounts advanced by any Sub-Servicer to satisfy the obligations of the Master Servicer hereunder to make Advances shall be deemed to have been advanced by the Master Servicer out of its own funds and, accordingly, such Advances shall be recoverable by such Sub-Servicer in the same manner and out of the same funds as if such Sub-Servicer were the Master Servicer, and, for so long as they are outstanding, such Advances shall accrue interest in accordance with Section 3.11(f) and/or Section 4.03(d), such interest to be allocable between the Master Servicer and such Sub-Servicer as they may agree. For purposes of this Agreement, the Master Servicer and the Special Servicer each shall be deemed to have received any payment when a Sub-Servicer retained by it receives such payment. The Master Servicer and the Special Servicer each shall notify the other such party, the Trustee and the Depositor in writing promptly of the appointment by it of any Sub-Servicer, and shall deliver to the Trustee copies of all Sub-Servicing Agreements, and any amendments thereto and modifications thereof, entered into by it promptly upon its execution and delivery of such documents.

            (b) Each Sub-Servicer (i) shall be authorized to transact business in the state or states in which the Mortgaged Properties for the Mortgage Loans it is to service are situated, if and to the extent required by applicable law, and (ii) to the extent subservicing multifamily loans, shall be an approved conventional seller/servicer of multifamily mortgage loans for Freddie Mac or Fannie Mae or a HUD-Approved Servicer.

            (c) The Master Servicer and the Special Servicer, for the benefit of the Trustee and the Certificateholders, shall (at no expense to the Trustee, the Certificateholders or the Trust) each monitor the performance and enforce the obligations of its Sub-Servicers under the related Sub-Servicing Agreements. Such enforcement, including, without limitation, the legal prosecution of claims, termination of Sub-Servicing Agreements in accordance with their respective terms and the terms of this Agreement, and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Master Servicer or the Special Servicer, as the case may be, in its good faith business judgment, would require were it the owner of the Mortgage Loans. Promptly upon becoming aware of a default under any Sub-Servicing Agreement to which it is a party, the Master Servicer or the Special Servicer, as the case may be, shall notify each of the other parties hereto and the Trustee, and then the Trustee shall provide a copy of such notice to the Directing Certificateholder and, in accordance with Section 8.12(b), shall, upon request, provide a copy of such notice to each Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificateholder of any such default.

            (d) With respect to the Sub-Servicing Agreements in effect as of the Original Closing Date that are listed on Schedule II, the initial Master Servicer hereby agrees that it shall not, in its capacity as Master Servicer, terminate any Sub-Servicer thereunder without cause. In the event of the resignation, removal or other termination of the initial Master Servicer (or any successor Master Servicer) hereunder for any reason, the successor to the initial Master Servicer (or to such successor Master Servicer) shall elect, with respect to any Sub-Servicing Agreement existing at the time of such termination
(i) to assume the rights and obligations of the predecessor Master Servicer under such Sub-Servicing Agreement and continue the sub-servicing arrangements thereunder on the same terms (including without limitation the obligation to pay the same sub-servicing fee), (ii) to enter into a new Sub-Servicing Agreement with such Sub-Servicer and on such terms as the new Master Servicer and such Sub-Servicer shall mutually agree (it being understood that such Sub-Servicer is under no obligation to accept any such new Sub-Servicing Agreement or to enter into or continue negotiations with the new Master Servicer) or (iii) to terminate such Sub-Servicing Agreement without cause, provided that no such Sub-Servicer may be terminated without cause unless it receives Sub-Servicer Termination Compensation. For purposes hereof, a Sub-Servicer shall receive "Sub-Servicer Termination Compensation" if any successor Master Servicer elects to terminate such Sub-Servicer without cause, in which case either of the following shall occur: (i) such successor Master Servicer shall pay to such Sub-Servicer a fee (a "Sub-Servicer Termination Fee") in an amount equal to the average of three termination fees quoted by three Persons in the business of primary-servicing commercial mortgage loans comparable to the Mortgage Loans (not including the Master Servicer or any Person that is then a Subservicer), which shall be selected by the Master Servicer in good faith and the names of which shall be identified by the Master Servicer to the Subservicer or (ii) such successor Master Servicer shall agree to pay such Sub-Servicer an interest-only strip (the "Termination Strip") out of its related Master Servicing Fees for each Mortgage Loan serviced by such Sub-Servicer at the time of such Sub-Servicer's termination (such strip to be calculated in the same manner as the related Master Servicing Fees, but at a per annum rate equal to the applicable Primary Servicing Fee Rate minus 0.04%). Any subsequent successor Master Servicer shall be obligated to pay any such Termination Strip agreed to by a predecessor Master Servicer. Nothing in the foregoing provisions of this
Section 3.22(d) shall limit the ability of the initial or a successor Master Servicer to terminate a Sub-Servicer at any time for cause; provided, however, that the parties hereto understand and agree that the refusal or failure of a Sub-Servicer to enter into or continue negotiations with a successor Master Servicer concerning a new Sub-Servicing Agreement shall not constitute cause for termination. It shall be the corporate obligation (not reimbursable by the Trust or any of the other parties to this Agreement) of the Person, who as successor Master Servicer, terminates any Sub-Servicer without cause, and of its successors and assigns in such capacity (to the extent contemplated by the second preceding sentence), to pay Sub-Servicer Termination Compensation to such terminated Sub-Servicer. References in this Section 3.22(d) to Master Servicer, successor Master Servicer or subsequent successor Master Servicer shall mean the Trustee, if it is then Master Servicer, successor Master Servicer or subsequent Master Servicer pursuant to the operation of Section 7.02. For the avoidance of doubt, the Sub-Servicers that service any Bridger Mortgage Loan or BOA-Bridger Mortgage Loan may not be terminated without cause by the initial Master Servicer.

            (e) In the event the Trustee or its designee assumes the rights and obligations of the Master Servicer or the Special Servicer under any Sub-Servicing Agreement, the Master Servicer or the Special Servicer, as the case may be, at its expense shall, upon request of the Trustee, deliver to the assuming party all documents and records relating to such Sub-Servicing Agreement and the Mortgage Loans then being serviced thereunder and an accounting of amounts collected and held on behalf of it thereunder, and otherwise use its best efforts to effect the orderly and efficient transfer of the Sub-Servicing Agreement to the assuming party.

            (f) Notwithstanding any Sub-Servicing Agreement, the Master Servicer and the Special Servicer shall each remain obligated and liable to the Trustee and the Certificateholders for the performance of its obligations and duties under this Agreement in accordance with the provisions hereof to the same extent and under the same terms and conditions as if it alone were servicing and administering the Mortgage Loans for which it is responsible.

            SECTION 3.23 Designation of Special Servicer by the Majority Certificateholder of the Controlling Class.

            The Majority Certificateholder of the Controlling Class may at any time and from time to time replace any existing Special Servicer or any Special Servicer that has resigned or otherwise ceased to serve as Special Servicer. Such Majority Certificateholder shall so designate a Person to so serve by the delivery to the Trustee of a written notice stating such designation, subject to the approval of the Trustee, which approval shall not be unreasonably withheld. The Trustee shall, promptly after receiving any such notice, so notify the Rating Agencies. If the Trustee approves the designated Person (based upon the servicing qualifications and financial condition of such designated Person) as a replacement Special Servicer, which approval shall not be unreasonably withheld, the designated Person shall become the Special Servicer as of the date the Trustee shall have received: (i) written confirmation from each Rating Agency stating that if the designated Person were to serve as Special Servicer hereunder, none of the then-current ratings assigned by such Rating Agency to the respective Classes of the Certificates would be downgraded, qualified (if applicable) or withdrawn as a result thereof; (ii) a written acceptance of all obligations of the Special Servicer under this Agreement, executed by the designated Person; and (iii) an Opinion of Counsel (at the expense of the Person designated to become the Special Servicer or at the expense of the Majority Certificateholder that made the designation) to the effect that the designation of such Person to serve as Special Servicer is in compliance with this Section 3.23, that upon the execution and delivery of the written acceptance referred to in the immediately preceding clause (ii), the designated Person shall be bound by the terms of this Agreement and that this Agreement shall be enforceable against the designated Person in accordance with its terms. The existing Special Servicer shall be deemed to have resigned simultaneously with such designated Person's becoming the Special Servicer hereunder; provided, however, that (i) the terminated or resigned, as applicable, Special Servicer shall continue to be entitled to receive all amounts accrued or owing to it under this Agreement on or prior to the effective date of such resignation, whether in respect of Servicing Advances or otherwise, (ii) if it was terminated without cause, it shall be entitled to a portion of certain Workout Fees thereafter received on the Corrected Mortgage Loans (but only if and to the extent permitted by Section 3.11(c)), and (iii) it and its directors, officers, employees and agents shall continue to be entitled to the benefits of Section 6.03, notwithstanding any such resignation. Such terminated Special Servicer shall cooperate with the Trustee and the replacement Special Servicer in effecting the termination of its responsibilities and rights hereunder, including, without limitation, the transfer within two Business Days to the replacement Special Servicer for administration by it of all cash amounts that shall at the time be or should have been credited by the terminated Special Servicer to the REO Account or delivered to the Master Servicer or that are thereafter received by the terminated Special Servicer with respect to Specially Serviced Mortgage Loans and REO Properties.

            SECTION 3.24 Confidentiality.

            The Master Servicer and the Special Servicer shall each keep confidential and shall not disclose to any Person other than each other, the Depositor, the Trustee and the Rating Agencies, any information which it obtains in its capacity as Master Servicer or Special Servicer with regard to the Sub-Servicer (other than the name of the Sub-Servicer) or the Mortgage Loans or any related Mortgagor including, without limitation, credit information with respect to any such Mortgagor (collectively, "Confidential Information"), except
(i) to the extent that it is appropriate for the Master Servicer to do so in working with legal counsel, auditors, taxing authorities or other governmental authorities, (ii) to the extent required by this Agreement or any Sub-Servicing Agreement, (iii) to the extent such information is otherwise publicly available,
(iv) to the extent such disclosure is required by law or court order or (v) to the extent such information is required to be delivered to third parties (including, without limitation, property inspectors, tax service companies, insurance carriers, and data systems vendors) in connection with the performance of the Master Servicer's or the Special Servicer's obligations hereunder. For purposes of this paragraph, the terms "Master Servicer" and "Special Servicer" shall mean the divisions or departments of such corporate entities involved in providing services hereunder and their respective officers, directors and employees, and shall not include any other divisions or departments, or any Affiliates, of the Master Servicer or Special Servicer (including without limitation any investor in any of the Certificates and any such division, department or Affiliate engaged in the origination of, or investment in, commercial or multifamily mortgage loans), all of which shall be regarded as Persons not entitled to Confidential Information. Notwithstanding anything in this Section 3.24 to the contrary, the Master Servicer, and any Sub-Servicer with the prior written permission of the Master Servicer, may disseminate general statistical information relating to the Mortgage Loan portfolio being serviced (as to any Sub-Servicer, limited to its own subserviced portfolio), so long as no Mortgagors are identified.

            SECTION 3.25 No Solicitation of Prepayments.

            Neither the Master Servicer nor the Special Servicer shall solicit or permit any Affiliate to solicit, either directly or indirectly, prepayments from any Mortgagors under the Mortgage Loans; provided however, that the foregoing restriction shall not be interpreted to prohibit such solicitation by a division or department of, or an Affiliate of, the Master Servicer or the Special Servicer if such solicitation occurs incidentally in the normal course of business and such solicitation is not conducted, in whole or in part, (i) by an individual engaged at any time in activities relating to the servicing of Mortgage Loans or (ii) based upon or otherwise with the benefit of information obtained by or through the Master Servicer or Special Servicer or from documentation relating to the Certificates, including without limitation any listing of the Mortgage Loans or related Mortgagors or Mortgaged Properties. Each Sub-Servicing Agreement shall contain a provision identical to the foregoing with respect to the related Sub-Servicer.

            SECTION 3.26 Certain Matters with Respect to Loans Permitting Defeasance, Franchise Loans and Certain Loans Permitting Additional Debt.

            (a) With respect to each Mortgage Loan as to which the Master Servicer shall have the discretion pursuant to the terms thereof to require the related Mortgagor to post defeasance collateral consisting of U.S. government securities within the meaning of Treasury Regulations Section 1.860G-2(a)(8)(i) in an amount sufficient to make all scheduled payments under the Mortgage Note when due in lieu of making a permitted prepayment, the Master Servicer shall so require defeasance, provided such defeasance complies with Treasury Regulations
Section 1.860G-2(a)(8).

            (b) The Master Servicer shall require, as a condition to the exercise by the Mortgagor of any defeasance rights, that the Mortgagor pay any costs and expenses associated with such exercise.

            (c) To the extent that the terms of a Mortgage permit defeasance, the Master Servicer shall require the related Mortgagor to deliver a certification from the Mortgagor's independent certified public accountants as to the sufficiency of the related U.S. government securities, and provide a copy of such certification to each Rating Agency.

            (d) The Master Servicer shall not approve the form and substance of any required legal documents in connection with such defeasance unless (i) Fitch and Moody's each shall have confirmed to it in writing that such defeasance will not result in the withdrawal, downgrade or qualification (if applicable) of the rating of any Class of Certificates, (ii) it shall have obtained an Opinion of Counsel that the defeasance complies with applicable REMIC Provisions; and,
(iii) it shall have obtained an accountant's certification that the defeasance collateral is sufficient to make payments under the related Mortgage Loan for the remainder of its term.

            (e) With respect to each Mortgage Loan that provides for defeasance, to the extent permitted by the terms of such Mortgage Loan, or if so requested by the Rating Agencies, the Master Servicer shall use its best efforts to have the related Mortgagor (i) designate a Single-Purpose Entity (if the borrower no longer complies) to assume the Mortgage Loan and own the collateral and (ii) provide an opinion from counsel that the Trustee has a perfected security interest in the new collateral.

            (f) To the extent that the terms of a Mortgage relating to a hotel or restaurant franchise permit the lender thereunder the right to consent to the change of the franchise association (or "flag") of the related hotel or restaurant, as the case may be, and subject to the Servicing Standard, the Master Servicer shall not so consent unless each Rating Agency shall have confirmed to it in writing that such change will not result in the downgrade, qualification (if applicable) or withdrawal of the rating of any Class of Certificates.

            (g) To the extent that the terms of Mortgage Loan documents permit the related Mortgagor, subsequent to the Closing Date, to incur additional debt secured by the Mortgaged Property and condition such incurrence of additional debt on lender's consent or the execution of a standstill agreement in form and substance satisfactory to the lender and subject to the Servicing Standard, the Master Servicer shall not consent or so approve the form and substance of such standstill agreement unless each Rating Agency shall have confirmed to it in writing that the form and substance of such standstill agreement is satisfactory to such Rating Agency and that the execution and delivery of such a standstill agreement with respect to such additional debt will not result in the downgrade, withdrawal or qualification (if applicable) of any Class of Certificates.

            (h) To the extent that (i) the outstanding principal balance of a Mortgage Loan is $20,000,000 or more, or constitutes 2% or more of the then current principal balance of the Mortgage Pool, and (ii) the terms of the related Mortgage Loan documents require the consent of the lender for the transfer of an Over 49% Interest in the related borrower or in any special purpose entity owning an equity interest in such borrower, or any Over 49% Interest in any entity owning an Over 49% Interest in any borrower or in any special purpose entity owning an equity interest in such borrower, the Master Servicer shall not so consent to such a transfer unless each Rating Agency shall have confirmed to it in writing that such transfer, if consummated, would not result in the downgrade, qualification (if applicable) or withdrawal of the rating of any Class of Certificates. For purposes of this clause (h), an "Over 49% Interest" in any entity refers to any interest representing over 49% of the equity ownership interests in such entity.

            (i) To the extent that (i) the outstanding principal balance of a Mortgage Loan is $20,000,000 or more, constitutes 2% or more of the then current principal balance of the Mortgage Pool, and (ii) the terms of the related Mortgage Loan documents require the consent of the lender in order for the related Mortgagor to change the manager of the related Mortgaged Property, the Master Servicer shall not so consent to such a change in management unless each Rating Agency shall have confirmed to it in writing that such a change in management, if effected, would not result in the withdrawal, downgrade or qualification (if applicable) of the rating of any Class of Certificate.

            SECTION 3.27 Maintenance of Mortgage Loan Environmental Policy.

            Each of the Master Servicer and the Special Servicer hereby agrees to act in accordance with the Servicing Standard to abide by the terms and conditions precedent to payment of claims under the Environmental Policy and to act in accordance with the Servicing Standard to take all such action as may be required to comply with the terms and provisions of such policy in order to maintain, in full force and effect, the Environmental Policy. In addition, each of the Master Servicer and the Special Servicer hereby agrees that it will act in accordance with the Servicing Standard to take any and all actions required under the Environmental Policy in connection with any claim.

            The Environmental Policy may be amended from time to time by the mutual agreement of the parties thereto, provided that such amendment shall not result in a downgrade, qualification or withdrawal, as applicable, of any rating then assigned to any Class of Certificates by any Rating Agency (as evidenced by written confirmation to such effect from each Rating Agency delivered to the Trustee).

            As to a Mortgage Loan which is covered by the Environmental Policy, upon (A) the occurrence of either a monetary or non-monetary default, which in the Master Servicer's reasonable judgment (subject to the Servicing Standard) materially and adversely affects such Mortgage Loan or Mortgaged Property, beyond any applicable grace or cure period, and (B) notice or discovery that a Mortgaged Property has suffered a "pollution condition" ("Pollution Condition") as described in the Environmental Policy, the Master Servicer shall obtain, or shall cause the related Subservicer to obtain, immediately following the Master Servicer's or Subservicer's discovery or notification of such a default and Pollution Condition, with a copy to the Special Servicer and to the Directing Certificateholder, the following information, as applicable: (i) the nature of any default and Pollution Condition, when each first occurred, when the Master Servicer or Subservicer became aware of each, and whether such default and Pollution Condition are continuing, and as for each default, provide each defaulted dollar payment amount (if any), and quote and name each affected document, section and paragraph containing or directly quoting the default language, and as for each Pollution Condition, provide an address sufficient to describe both the location of the affected Mortgaged Property and the location of the Pollution Condition; (ii) whether the Master Servicer has a good faith belief that the default will be cured and each Pollution Condition will be eradicated or cleaned-up within a certain time period, and if so: (x) detail the underlying facts and the nature of such belief; (y) indicate the likely cure/eradication/clean-up timeframe in days. The Master Servicer shall obtain, or shall cause the related Subservicer to obtain, copies of the following documents pertaining to the related Mortgaged Property: each Environmental Site Inspection, report and/or analysis; each appraisal narrative regarding the historical use; and each property inspection; which shall be given to the Directing Certificateholder upon request. In addition, the Master Servicer and Sub-Servicers shall review and comply with all terms and conditions of the Environmental Policy, including giving specific and timely notice thereunder.

            Any and all amounts collected by the Master Servicer or the Trustee or, except with respect to a Mortgage Loan which it has already repurchased hereunder, any amount collected under the Environmental Policy shall be immediately deposited in the Certificate Account. Costs and expenses (other than extraordinary enforcement expenses related to the enforcement of the Environmental Policy, including related judicial proceedings and "out-of-pocket" costs and expenses of outside legal counsel, for which the Master Servicer shall not be responsible and which shall be Trust expenses) incurred by the Master Servicer in connection with this Section 3.27 shall be reimbursable out of the Certificate Account. Neither the Master Servicer nor the Trustee shall be required to incur any cost or expense for premiums for such Environmental Policy; such costs shall be borne by the related Mortgage Loan Seller.

            SECTION 3.28 Swap Documents.

            (a) On the Sequel Closing Date, the Trustee, not in its individual capacity but solely in its capacity as Trustee on behalf of the Trust is hereby directed to enter into the Swap Contract, including, without limiting the generality of the foregoing, the Schedule to the related ISDA Master Agreement and the other Swap Documents with the Swap Counterparty.

            (b) On the second Business Day prior to each Distribution Date, based on the reports provided by the Master Servicer pursuant to Section 4.02(b) or on information that the Trustee obtains from the Swap Counterparty pursuant to Section 4.01(k) or the Swap Documents, and subject to the priorities set forth in Sections 4.01(a) and 4.01(b) hereof, the Trustee shall calculate the net payment, if any, due to the Swap Counterparty or payable to the Trustee by the Swap Counterparty under the Swap Documents, based upon the projected payment that will be payable on the Class A-2F Regular Interest pursuant to the priorities set forth in Section 4.01(b) and the Pass-Through Rate of the Class A-2F Regular Interest and the Class A-2F Certificates and the amount of any Prepayment Premium payable on the Class A-2F Regular Interest. By 5:00 p.m. (New York time) on each Master Servicer Remittance Date, the Trustee shall remit the Net Swap Payment, if any, to the Swap Counterparty from the Floating Rate Account to the Swap Counterparty. Such payment shall be deemed a distribution in respect of the Class A-2F Regular Interest pursuant to Section 4.01(b), and of corresponding amounts in respect of the Class UA-2F Uncertificated Interest, the Class MA-1 or Class MA-2 Uncertificated Interests as the case may be, and the Class LA-1 or Class LA-2 Uncertificated Interests as the case may be, pursuant to Section 4.01(a)(ii) for such Distribution Date.

            (c) The Trustee shall be deemed to deposit the amount distributed in respect of the Class A-2F Regular Interest pursuant to Section 4.01(b) and, promptly upon receipt of any payment or other receipt in respect of the Swap Documents, the Trustee shall deposit the same, into the Floating Rate Account.

            (d) The Trustee shall at all times enforce the Trust Fund's rights under the Swap Documents, including without limitation, if a Rating Agency Trigger Event occurs, the Trustee will enforce the Trust Fund's rights with respect to the Swap Counterparty's obligations under the Swap Documents pursuant to the terms of the Swap Documents to post collateral or find a replacement swap counterparty that would not cause a Rating Agency Trigger Event.

            The Trustee will have no obligation on behalf of the Trust Fund to pay to the Swap Counterparty any portion of the Fixed Interest Distribution unless and until the interest payment is deemed made on the Class A-2F Regular Interest in respect of amounts actually received by the Trustee in the Distribution Account from the Master Servicer on the Master Servicer Remittance Date or any other date. The Trustee may receive funds from the Swap Counterparty representing the net amount payable to the Trustee pursuant to the Swap Documents and the Trustee shall be required to pay to the Swap Counterparty the portion of interest and other amounts payable on the Class A-2F Regular Interest which is equal to the net mount payable to the Swap Counterparty pursuant to the Swap Documents (the "Net Swap Payment").


                                   ARTICLE IV

              PAYMENTS TO CERTIFICATEHOLDERS AND RELATED MATTERS

            SECTION 4.01 Distributions on the Certificates.

            (a) (i) On each Distribution Date, amounts held in the Distribution Account shall be deemed to be withdrawn (to the extent of the Available Distribution Amount, the "REMIC I Distribution Amount") in the case of all Classes of REMIC I Regular Interests and distributed or deemed to be distributed on the REMIC I Regular Interests as set forth in Section 4.01(a)(ii) and distributed on the Class R-I Certificates as set forth in Section 4.01(a)(iii). Thereafter, such amounts shall be considered to be held in the REMIC II Distribution Account and deemed to be distributed on the REMIC II Uncertificated Regular Interests as set forth in Section 4.01(a)(ii) and on the Unaffected Certificates and Class R-III Certificates as set forth in Section 4.01(b) (to the extent of the Available Distribution Amount, the "REMIC II Distribution Amount"). Such amounts deemed distributed on the Class MA-1 and Class MA-2 Uncertificated Interests shall be considered to be held in the REMIC IIU Distribution Account until deemed to be distributed to the Trustee for the benefit of the Class UA-1, UA-2 and Class UA-2F Uncertificated Interests as set forth in Section 4.01(a)(ii) and distributed to the Holders of the Class R-IIU Certificates as set forth in Section 4.01(a)(v) (to the extent such portion of the Available Distribution Amount, the "REMIC IIU Distribution Amount"). Such amounts deemed distributed on the Class UA-1, Class UA-2 and Class UA-2F Uncertificated Interests, together with the amounts distributed on the Class MB, Class MC, Class MD, Class ME, Class MF, Class MG, Class MH, Class MJ and Class MX Uncertificated Interests shall be considered to be held in the REMIC III Distribution Account until deemed to be distributed on the Class A-2F Regular Interest as set forth in Section 4.01(b) and distributed to the Holders of the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F, Class G and Class X Certificates and the Class R-III Certificates as set forth in Section 4.01(b) (to the extent of such portion of the Available Distribution Amount, the "REMIC III Distribution Amount"). Such amounts deemed distributed on the Class A-2F Regular Interest shall be considered to be held in the Floating Rate Account until distributed in accordance with the provisions of Section 4.01(k).

               (ii) The allocation and reimbursement of Realized Losses and Additional Trust Fund Expenses and timing and amount of principal and interest distributions (1) on each REMIC I Regular Interest will be identical to such principal and interest amounts, allocations, reimbursements and timing and amount of distributions on the Corresponding REMIC II Uncertificated Regular Interests (in the case of the Class LA-1, Class LA-2, Class LB, Class LC, Class LD, Class LE, Class LF, Class LG, Class LH and Class LJ Uncertificated Interests) or the Corresponding Certificates (in the case of the Class LK, Class LL, Class LM, Class LN, Class LO and Class LP Uncertificated Interest taken together with their related Components of the Class MX Uncertificated Interest) (2) on each of the Class MA-1 and Class MA-2 Uncertificated Interests will be identical to such principal and interest amounts, allocations, reimbursements and timing and amount of distribution in the aggregate on the Corresponding REMIC IIU Regular Interests, allocated between them as specified in the definition of "Uncertificated Principal Balance" and (3) on each of the Class UA-1, Class UA-2, Class UA-2F, Class MB, Class MC, Class MD, Class ME, Class MF, Class MG, Class MH and Class MJ will be identical to such principal amounts, allocations, reimbursements and timing and amount of distributions on the Class A-1 and Class A-2 Certificates, the Class A-2F Regular Interest and the Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class J Certificates, respectively taken together with their related Components of the Class X Certificates.

               (iii) Any amount that remains in the REMIC I Distribution Account on each Distribution Date after distribution of the REMIC I Distribution Amount and Prepayment Premiums allocable to the REMIC I Regular Interests pursuant to Sections 4.01(a)(i) and 4.01(c)(iv) shall be distributed to the Holders of the Class R-I Certificates (but only to the extent of the Available Distribution Amount for such Distribution Date remaining in the Distribution Account, if any).

               (iv) Any amount that remains in the REMIC II Distribution Account on each Distribution Date after distribution of the REMIC II Distribution Amount and Prepayment Premiums allocable to the REMIC II Uncertificated Regular Interests pursuant to Sections 4.01(a)(i) and
      Section 4.01(c)(iv) and distributions on the Unaffected Certificates pursuant to Section 4.01(b) and Sections 4.01(c)(i) shall be distributed to the Holders of the Class R-II Certificates (but only to the extent of the Available Distribution Amount for such Distribution Date remaining in the REMIC II Distribution Account, if any).

               (v) Any amount that remains in the REMIC IIU Distribution
      Account on each Distribution Date after distribution of the REMIC IIU Distribution Amount and Prepayment Premiums allocable to the REMIC IIU Interests pursuant to Section 4.01(a)(i) and Section 4.01(c)(iv) shall be distributed to the Holders of the Class R-IIU Certificates (but only to the extent of the Available Distribution Amount for such Distribution Date remaining in the REMIC IIU Distribution Account, if any).

            (b) each Distribution Date, to the extent of the Available Distribution Amount for such Distribution Date, the Trustee shall make distributions to the REMIC III Certificates, the Class A-2F Regular Interest and the Unaffected Certificates in the following priority (deemed, in the case of the REMIC III Certificates and the Class A-2F Regular Interest, to be made from the REMIC III Distribution Account, and in the case of the Unaffected Certificates, to be made from the REMIC II Distribution Account):

               (i) to distributions of interest to Holders of the Class A-1 Certificates, the Class A-2 Certificates and the Class X Certificates and the Class A-2F Regular Interest, pro rata, in accordance with the respective amounts of Distributable Certificate Interest payable in respect of such Classes described in this clause (i), in an amount equal to all Distributable Certificate Interest in respect of each such Class for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

               (ii) to distributions of principal sequentially, first to the Holders of the Class A-1 Certificates and second, pro rata, to the Holders of the Class A-2 Certificates and Class A-2F Regular Interest in each case, in an amount (not to exceed the Class Principal Balance of such Class of outstanding immediately prior to such Distribution Date) equal to the remaining Principal Distribution Amount for such Distribution Date;

               (iii) to reimburse the Holders of the Class A-1 Certificates, Class A-2 Certificates and Class A-2F Regular Interest, up to an amount equal to, and pro rata as among such Classes in accordance with, the respective amounts of Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class Principal Balance of such Classes and for which no reimbursement has previously been paid;

               (iv) to distributions of interest to the Holders of the Class B Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

               (v) if the Class Principal Balances of the Class A-1 Certificates, Class A-2 Certificates and Class A-2F Regular Interest have been reduced to zero, to distributions of principal to the Holders of the Class B Certificates, in an amount (not to exceed the Class Principal Balance of the Class B Certificates outstanding immediately prior to such Distribution Date) equal to the entire remaining Principal Distribution Amount for such Distribution Date;

               (vi) to distributions to the Holders of the Class B Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, that were previously allocated to the Class Principal Balance of the Class B Certificates and that remain unreimbursed immediately prior to such Distribution Date;

               (vii) to distributions of interest to the Holders of the Class C Certificates, in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

               (viii) if the Class Principal Balances of the Class A-1 Certificates, Class A-2 Certificates, Class A-2F Regular Interest and Class B Certificates have been reduced to zero, to distributions of principal to the Holders of the Class C Certificates, in an amount (not to exceed the Class Principal Balance of the Class C Certificates outstanding immediately prior to such Distribution Date) equal to the entire remaining Principal Distribution Amount for such Distribution Date;

               (ix) to distributions to the Holders of the Class C Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, that were previously allocated to the Class Principal Balance of the Class C Certificates and that remain unreimbursed immediately prior to such Distribution Date;

               (x) to distributions of interest to the Holders of the Class D Certificates, in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

               (xi) if the Class Principal Balances of the Class A-1 Certificates, Class A-2 Certificates, Class A-2F Regular Interest, Class B Certificates and Class C Certificates have been reduced to zero, to distributions of principal to the Holders of the Class D Certificates, in an amount (not to exceed the Class Principal Balance of the Class D Certificates outstanding immediately prior to such Distribution Date) equal to the entire remaining Principal Distribution Amount for such Distribution Date;

               (xii) to distributions to the Holders of the Class D Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, that were previously allocated to the Class Principal Balance of the Class D Certificates and that remain unreimbursed immediately prior to such Distribution Date;

               (xiii) to distributions of interest to the Holders of the Class E Certificates, in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

               (xiv) if the Class Principal Balances of the Class A-1 Certificates, Class A-2 Certificates, Class A-2F Regular Interest, Class B Certificates, Class C Certificates and Class D Certificates have been reduced to zero, to distributions of principal to the Holders of the Class E Certificates, in an amount (not to exceed the Class Principal Balance of the Class E Certificates outstanding immediately prior to such Distribution Date) equal to the entire remaining Principal Distribution Amount for such Distribution Date;

               (xv) to distributions to the Holders of the Class E Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, that were previously allocated to the Class Principal Balance of the Class E Certificates and that remain unreimbursed immediately prior to such Distribution Date;

               (xvi) to distributions of interest to the Holders of the Class F Certificates, in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

               (xvii) if the Class Principal Balances of the Class A-1 Certificates, Class A-2 Certificates, Class A-2F Regular Interest, Class B Certificates, Class C Certificates, Class D Certificates and Class E Certificates have been reduced to zero, to distributions of principal to the Holders of the Class F Certificates, in an amount (not to exceed the Class Principal Balance of the Class F Certificates outstanding immediately prior to such Distribution Date) equal to the entire remaining Principal Distribution Amount for such Distribution Date;

               (xviii) to distributions to the Holders of the Class F Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, that were previously allocated to the Class Principal Balance of the Class F Certificates and that remain unreimbursed immediately prior to such Distribution Date;

               (xix) to distributions of interest to the Holders of the Class G Certificates, in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

               (xx) if the Class Principal Balances of the Class A-1 Certificates, Class A-2 Certificates, Class A-2F Regular Interest, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates and Class F Certificates have been reduced to zero, to distributions of principal to the Holders of the Class G Certificates, in an amount (not to exceed the Class Principal Balance of the Class G Certificates outstanding immediately prior to such Distribution Date) equal to the entire remaining Principal Distribution Amount for such Distribution Date;

               (xxi) to distributions to the Holders of the Class G Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, that were previously allocated to the Class Principal Balance of the Class G Certificates and that remain unreimbursed immediately prior to such Distribution Date;

               (xxii) to distributions of interest to the Holders of the Class H Certificates, in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

               (xxiii) if the Class Principal Balances of the Class A-1 Certificates, Class A-2 Certificates, Class A-2F Regular Interest, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates and Class G Certificates have been reduced to zero, to distributions of principal to the Holders of the Class H Certificates, in an amount (not to exceed the Class Principal Balance of the Class H Certificates outstanding immediately prior to such Distribution Date) equal to the entire remaining Principal Distribution Amount for such Distribution Date;

               (xxiv) to distributions to the Holders of the Class H Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, that were previously allocated to the Class Principal Balance of the Class H Certificates and that remain unreimbursed immediately prior to such Distribution Date;

               (xxv) to distributions of interest to the Holders of the Class J Certificates, in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

               (xxvi) if the Class Principal Balances of the Class A-1 Certificates, Class A-2 Certificates, Class A-2F Regular Interest, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates and Class H Certificates have been reduced to zero, to distributions of principal to the Holders of the Class J Certificates, in an amount (not to exceed the Class Principal Balances of the Class J Certificates outstanding immediately prior to such Distribution Date) equal to the entire remaining Principal Distribution Amount for such Distribution Date;

               (xxvii) to distributions to the Holders of the Class J Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, that were previously allocated to the Class Principal Balances of the Class J Certificates and that remain unreimbursed immediately prior to such Distribution Date;

               (xxviii) to distributions of interest to the Holders of the Class K Certificates, in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

               (xxix) if the Class Principal Balances of the Class A-1 Certificates, Class A-2 Certificates, Class A-2F Regular Interest, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates and Class J Certificates have been reduced to zero, to distributions of principal to the Holders of the Class K Certificates, in an amount (not to exceed the Class Principal Balance of the Class K Certificates outstanding immediately prior to such Distribution Date) equal to the entire remaining Principal Distribution Amount for such Distribution Date;

               (xxx) to distributions to the Holders of the Class K Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, that were previously allocated to the Class Principal Balance of the Class K Certificates and that remain unreimbursed immediately prior to such Distribution Date;

               (xxxi) to distributions of interest to the Holders of the Class L Certificates, in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

               (xxxii) if the Class Principal Balances of the Class A-1 Certificates, Class A-2 Certificates, Class A-2F Regular Interest, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates and Class K Certificates have been reduced to zero, to distributions of principal to the Holders of the Class L Certificates, in an amount (not to exceed the Class Principal Balance of the Class L Certificates outstanding immediately prior to such Distribution Date) equal to the entire remaining Principal Distribution Amount for such Distribution Date;

               (xxxiii) to distributions to the Holders of the Class L Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, that were previously allocated to the Class Principal Balance of the Class L Certificates and that remain unreimbursed immediately prior to such Distribution Date;

               (xxxiv) to distributions of interest to the Holders of the Class M Certificates, in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

               (xxxv) if the Class Principal Balances of the Class A-1 Certificates, Class A-2 Certificates, Class A-2F Regular Interest, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates, Class K Certificates and Class L Certificates have been reduced to zero, to distributions of principal to the Holders of the Class M Certificates, in an amount (not to exceed the Class Principal Balance of the Class M Certificates outstanding immediately prior to such Distribution Date) equal to the entire remaining Principal Distribution Amount for such Distribution Date;

               (xxxvi) to distributions to the Holders of the Class M Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, that were previously allocated to the Class Principal Balance of the Class M Certificates and that remain unreimbursed immediately prior to such Distribution Date;

               (xxxvii) to distributions of interest to the Holders of the Class N Certificates, in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

               (xxxviii)if the Class Principal Balances of the Class A-1 Certificates, Class A-2 Certificates, Class A-2F Regular Interest, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates, Class K Certificates, Class L Certificates and Class M Certificates have been reduced to zero, to distributions of principal to the Holders of the Class N Certificates, in an amount (not to exceed the Class Principal Balance of the Class N Certificates outstanding immediately prior to such Distribution Date) equal to the entire remaining Principal Distribution Amount for such Distribution Date;

               (xxxix) to distributions to the Holders of the Class N Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, that were previously allocated to the Class Principal Balance of the Class N Certificates and that remain unreimbursed immediately prior to such Distribution Date;

               (xl) to distributions of interest to the Holders of the Class O Certificates, in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

               (xli) if the Class Principal Balances of the Class A-1 Certificates, Class A-2 Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates, Class K Certificates, Class L Certificates, Class M Certificates and Class N Certificates have been reduced to zero, to distributions of principal to the Holders of the Class O Certificates, in an amount (not to exceed the Class Principal Balance of the Class O Certificates outstanding immediately prior to such Distribution Date) equal to the entire remaining Principal Distribution Amount for such Distribution Date;

               (xlii) to distributions to the Holders of the Class O Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, that were previously allocated to the Class Principal Balance of the Class O Certificates and that remain unreimbursed immediately prior to such Distribution Date;

               (xliii) to distributions of interest to the Holders of the Class P Certificates, in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

               (xliv) if the Class Principal Balances of the Class A-1 Certificates, Class A-2 Certificates, Class A-2F Regular Interest, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates, Class K Certificates, Class L Certificates, Class M Certificates, Class N Certificates and Class O Certificates have been reduced to zero, to distributions of principal to the Holders of the Class P Certificates, in an amount (not to exceed the Class Principal Balance of the Class P Certificates outstanding immediately prior to such Distribution Date) equal to the entire remaining Principal Distribution Amount for such Distribution Date;

               (xlv) to distributions to the Holders of the Class P Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, that were previously allocated to the Class Principal Balance of the Class P Certificates and that remain unreimbursed immediately prior to such Distribution Date; and

               (xlvi) to distributions to the Holders of the Class R-III Certificates, in an amount equal to the balance, if any, of the Available Distribution Amount for such Distribution Date remaining after the distributions to be made on such Distribution Date pursuant to clauses (i) through (xxi) above;

provided that, on each Distribution Date coinciding with or following the Senior Principal Distribution Cross-Over Date, and in any event on the Final Distribution Date, the payments of principal to be made pursuant to clause (ii) above, will be so made to the Holders of the Class A-1 Certificates, Class A-2 Certificates and Class A-2F Regular Interest subject to available funds, up to an amount equal to, and pro rata as among such Classes in accordance with, the respective then outstanding Class Principal Balances of such Classes, and without regard to the Principal Distribution Amount for such date; and provided, further, that, on the Final Distribution Date, the payments of principal to be made pursuant to any of clauses (v), (viii), (xi), (xiv), (xvii), (xx), (xxiii),
(xxvi), (xxix), (xxxii), (xxxv), (xxxvii), (xli) and (xliv) above with respect to any Class of Sequential Pay Certificates, will be so made to the Holders thereof, subject to available funds, up to an amount equal to the entire then outstanding Class Principal Balance of such Class of Certificates, and without regard to the Principal Distribution Amount for such date. References to "remaining Principal Distribution Amount" in clause (ii) above, in connection with payments of principal to be made to the Holders of the Class A-1 Certificates, the Class A-2 Certificates and the Class A-2F Regular Interest shall be to the Principal Distribution Amount for such Distribution Date, net of any distributions of principal made in respect thereof to the Holders of each other Class of Class A Certificates, if any, that pursuant to clause (ii) above has an earlier right to payment with respect thereto. References to "remaining Principal Distribution Amount" in any of clauses (v), (viii), (xi), (xiv),
(xvii), (xx), (xxiii), (xxvi), (xxix), (xxxii), (xxxv), (xxxviii), (xli) and
(xliv) above, in connection with the payments of principal to be made to the Holders of any Class of Sequential Pay Certificates, shall be to the Principal Distribution Amount for such Distribution Date, net of any payments of principal made in respect thereof to the Holders of each other Class of Sequential Pay Certificates that has a higher Payment Priority.

            (c) (i) On each Distribution Date, Prepayment Premiums collected during the related Collection Period will be distributed by the Trustee to the following Classes: to the Class A-1 Certificates, Class A-2 Certificates, Class A-2F Regular Interest, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, and Class H Certificates, in an amount equal to the product of (a) a fraction whose numerator is the amount distributed as principal to such Class on such Distribution Date, and whose denominator is the total amount distributed as principal to the Class A-1 Certificates, Class A-2 Certificates, Class A-2F Regular Interest, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates, Class K Certificates, Class L Certificates, Class M Certificates, Class N Certificates, Class O Certificates and Class P Certificates on such Distribution Date, (b) the Base Interest Fraction for the related principal payment on such Class of Certificates, and
(c) the aggregate amount of Prepayment Premiums relating to the Mortgage Loans collected on such principal prepayments during the related Collection Period. Any Prepayment Premiums collected during the related Collection Period remaining after such distributions will be distributed to the holders of the Class X Certificates.

               (ii) The "Base Interest Fraction" with respect to any principal prepayment on any Mortgage Loan and with respect to any Class of Regular Certificates (other than the Class A-2F Certificates) and the Class A-2F Regular Interest is a fraction (a) whose numerator is the amount, if any, by which (i) the Pass-Through Rate on such Class of Certificates exceeds
      (ii) the discount rate used in accordance with the related Mortgage Loan documents in calculating the Prepayment Premium with respect to such Principal Prepayment and (b) whose denominator is the amount, if any, by which (i) the Mortgage Rate on such Mortgage Loan exceeds (ii) the discount rate used in accordance with the related Mortgage Loan documents in calculating the yield maintenance charge with respect to such principal prepayment. However, under no circumstances shall the Base Interest Fraction be greater than one. If such discount rate is greater than or equal to the lesser of (x) the Mortgage Rate on such Mortgage Loan and (y) the Pass-Through Rate described in the preceding sentence, then the Base Interest Fraction will equal zero.

               (iii) No Prepayment Premiums charges will be distributed to the holders of the Class J, Class K, Class L, Class M, Class N, Class O or Class P Certificates. After the Certificate Principal Balances of the Class A-1 Certificates, Class A-2 Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates and Class H Certificates and the Class A-2F Regular Interest have been reduced to zero, all Prepayment Premiums and yield maintenance charges with respect to the Mortgage Loans shall be distributed to the holders of the Class X Certificates.

               (iv) All distributions of Prepayment Premiums made in respect of the respective Classes of Regular Certificates on each Distribution Date pursuant to Section 4.01(c)(i) shall first be deemed to be distributed from REMIC I to REMIC II in respect of the REMIC I Regular Interests, pro rata based upon the amount of principal distributed in respect of each Class of REMIC I Regular Interest for such Distribution Date pursuant to
      Section 4.01(a)(i) above. The amount of Prepayment Premiums distributable
      (A) on the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates and the Class A-2F Regular Interest shall be distributed, (1) from REMIC II to REMIC IIU in respect of the Class MA-1 and Class MA-2 Uncertificated Interests, (2) from REMIC II to REMIC III in respect of the Class MB, Class MC, Class MD, Class ME, Class MF, Class MG, Class MH and Class MJ Uncertificated Interests, (3) from REMIC IIU to REMIC III in respect of the Class UA-1, Class UA-2 and Class UA-2F Uncertificated Interests, in each case based on the amount distributable on the Corresponding Certificates. The amount of Prepayment Premiums distributable on the Class X Certificates shall be deemed to be distributed from REMIC II to REMIC IIU in respect of the Class MA-1 and Class MA-2 Uncertificated Interests and from REMIC II to REMIC III in respect of the remaining REMIC II Uncertificated Regular Interests, pro rata, and the amounts so allocated in respect of the Class MA-1 and Class MA-2 Uncertificated Interests shall be deemed to be distributed from REMIC IIU to REMIC III in respect of the REMIC IIU Regular Interests, pro rata, in each such case based upon the amount of interest distributed thereon for such Distribution Date pursuant to Section 4.01(a)(ii), it being understood that the amount so allocated in respect of the Class X Certificates shall be equal to the amount of Prepayment Premiums remaining, after allocations to the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates and the Class A-2F Regular Interest in accordance with Section 4.01(c)(i) (which remaining amount shall be the entire amount so distributable after the Class Principal Balances of such Classes of Certificates and the Class A-2F Regular Interest have been reduced to zero).

               (v) For so long as the Swap Documents are in effect, the Prepayment Premiums allocated to the Class A-2F Regular Interest shall be payable to the Swap Counterparty pursuant to the terms of the Swap Documents. If the Swap Documents are no longer in effect, any Prepayment Premiums allocable to the Class A-2F Regular Interest shall be distributed to the Class A-2F Certificates.

            (d) All distributions made with respect to each Class on each Distribution Date shall be allocated pro rata among the outstanding Certificates in such Class based on their respective Percentage Interests. Except as otherwise provided below, all such distributions with respect to each Class of Certificates on each Distribution Date shall be made to the Certificateholders of the respective Class of record at the close of business on the related Record Date and shall be made by wire transfer of immediately available funds to the account of any such Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent Distribution Dates), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. The final distribution on each Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to such Certificate) will be made in like manner, but only upon presentation and surrender of such Certificate at the Corporate Trust Office or such other location specified in the notice to Certificateholders of such final distribution. Any distribution that is to be made with respect to a Certificate in reimbursement of a Realized Loss or Additional Trust Fund Expense previously allocated thereto, which reimbursement is to occur after the date on which such Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Certificateholder that surrendered such Certificate as such address last appeared in the Certificate Registrar or to any other address of which the Trustee was subsequently notified in writing.

            (e) Each distribution with respect to a Book-Entry Certificate shall be paid to the Depository, as Holder thereof, and the Depository shall be responsible for crediting the amount of such distribution to the accounts of its Depository Participants in accordance with its normal procedures. Each Depository Participant shall be responsible for disbursing such distribution to the Certificate Owners that it represents and to each indirect participating brokerage firm (a "brokerage firm" or "indirect participating firm") for which it acts as agent. Each brokerage firm shall be responsible for disbursing funds to the Certificate Owners that it represents. None of the Trustee, the Certificate Registrar, the Depositor, the Master Servicer, the Special Servicer or the REMIC Administrator shall have any responsibility therefor except as otherwise provided by this Agreement or applicable law.

            (f) The rights of the Certificateholders to receive distributions from the proceeds of the Trust Fund in respect of their Certificates, and all rights and interests of the Certificateholders in and to such distributions, shall be as set forth in this Agreement. Neither the Holders of any Class of Certificates nor any party hereto shall in any way be responsible or liable to the Holders of any other Class of Certificates in respect of amounts properly previously distributed on the Certificates. Distributions in reimbursement of Realized Losses and Additional Trust Fund Expenses previously allocated to a Class of Certificates shall not constitute distributions of principal and shall not result in a reduction of the related Class Principal Balance.

            (g) Except as otherwise provided in Section 9.01, whenever the Trustee expects that the final distribution with respect to any Class of Certificates (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to such Class of Certificates) will be made on the next Distribution Date, the Trustee shall, as soon as practicable in the month in which such Distribution Date occurs, mail to each Holder of such Class of Certificates as of the date of mailing a notice to the effect that:

               (i) the Trustee expects that the final distribution with respect to such Class of Certificates will be made on such Distribution Date but only upon presentation and surrender of such Certificates at the Corporate Trust Office or such other location therein specified, and

               (ii) no interest shall accrue on such Certificates from and after such Distribution Date.

Any funds not distributed to any Holder or Holders of Certificates of such Class on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held uninvested in trust and credited to the account or accounts of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to this Section 4.01(g) shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Trustee, directly or through an agent, shall take such steps to contact the remaining non-tendering Certificateholders concerning the surrender of their Certificates as it shall deem appropriate. The costs and expenses of holding such funds in trust and of contacting such Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust hereunder by the Trustee as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with this Section 4.01(g). If all of the Certificates shall not have been surrendered for cancellation by the second anniversary of the delivery of the second notice, the Trustee shall distribute to the Class R-III Certificateholders all unclaimed funds and other assets which remain subject hereto.

            (h) Notwithstanding any other provision of this Agreement, the Trustee shall comply with all federal withholding requirements respecting payments to Certificateholders of interest or original issue discount that the Trustee reasonably believes are applicable under the Code. The consent of Certificateholders shall not be required for such withholding. In the event the Trustee does withhold any amount from interest or original issue discount payments or advances thereof to any Certificateholder pursuant to federal withholding requirements, the Trustee shall indicate the amount withheld to such Certificateholders. Such amounts shall be deemed to have been distributed to such Certificateholders for all purposes of this Agreement.

            (i) On each Distribution Date, any Excess Interest received during the related Collection Period with respect to the Mortgage Loans shall be distributed to the holders of the Class V Certificates.

            (j) All payments made on the Loan REMIC Loans or any related subsequently acquired REO Property (other amounts distributable to the Loan REMIC Residual Interests in accordance with the Loan REMIC Declarations) shall be deemed to be paid to REMIC I before payments are made to the holder of the REMIC I Regular Interests, and shall be treated as principal, interest, or Prepayment Premiums, as the case may be, based on these characterizations with respect to the Loan REMIC Loans (or REO Property), except where expressly noted and, in addition, any payment of principal on or reduction in the Stated Principal Balance of the Loan REMIC Loans shall reduce the principal balance of the related Loan REMIC Regular Interest. Any payments on or with respect to the Loan REMIC Loans in excess of the principal, interest and Prepayment Premiums distributable on the Loan REMIC Regular Interests shall be distributable to the Class R-I Certificates in respect of amounts distributed on the Loan REMIC Residual Interests. Servicing Fees and Trustee Fees with respect to the Loan REMIC Loans shall be paid by REMIC I in respect of the related Loan REMIC Regular Interests, and all other servicing compensation with respect to the Loan REMIC Loans payable to the Master Servicer or the Special Servicer shall be payable by the Loan REMICs, except as provided in Section 3.05(a).

            (k) On each Master Servicer Remittance Date, the Trustee shall distribute from the Floating Rate Account to the Swap Counterparty the Net Swap Payment, pursuant to Section 3.28(b). On each Distribution Date, the Trustee shall distribute the Class A-2F Available Funds for such Distribution Date from the Floating Rate Account to the Holders of record of the Class A-2F Certificates as of the related Record Date in the following amounts: (i) the Class A-2F Interest Distribution Amount, and (ii) the Class A-2F Principal Distribution Amount. For so long as the Swap Documents are in effect, any Prepayment Premium paid on the Class A-2F Regular Interest shall be payable to the Swap Counterparty pursuant to the terms of the Swap Documents.

            For as long as a Swap Default has occurred and the Class A-2F Certificates are receiving the Fixed Interest Distribution, the Class A-2F Certificates shall accrue interest on the same basis and in the same manner as the Class A-2F Regular Interest.

            If in the connection with a Swap Default and the conversion of the Class A-2F Pass Through Rate to a fixed interest rate, there is insufficient time for the Depository to make such change in payment terms to the Class A-2F Certificates, a delay in making a distribution of interest to the holders of the Class A-2F Certificates may result. Under such circumstances, the Trustee shall not be liable or otherwise responsible for such delay.

            If at any time the Swap Documents become subject to early termination due to the occurrence of an event of default or a termination event thereunder, the Trustee shall promptly provide written notice to the Holders of the Class A-2F Certificates and shall take such actions (following the expiration of any applicable grace period), unless directed in writing by the Certificateholders evidencing, in the aggregate, not less than 25% of the Voting Rights of the Class A-2F Certificates, to enforce the rights of the Trust under the Swap Documents as may be permitted by the terms of the Swap Documents and consistent with the terms hereof, and shall apply the proceeds of any such actions (including, without limitation, the proceeds of the liquidation of any collateral pledged by the Swap Counterparty) to enter into a replacement interest rate swap agreement on substantially identical terms or on such other terms reasonably acceptable to the Trustee as each Rating Agency may confirm in writing that such action will not result in a qualification, downgrade or withdrawal of the then-current ratings of the Certificates. If the costs attributable to entering into a replacement interest rate swap agreement will exceed the sum of the net proceeds of the liquidation of the Swap Documents, a replacement interest rate swap agreement shall not be entered into. Prior to the application of any proceeds in accordance with the terms of this paragraph, such proceeds shall be deposited in a segregated trust account, which shall be an Eligible Account, established by the Trustee and identified as held in trust for the benefit of the Certificateholders of the Class A-2F Certificates. Any proceeds of the liquidation of the Swap Documents which exceed the costs, including the reasonable out-of-pocket expenses of the Trustee which shall be paid from such proceeds, attributable to entering into a replacement interest rate swap agreement (or if no replacement interest rate swap agreement is entered into) shall be deposited into the Floating Rate Account and shall be distributed, pro rata, to the holders of the Class A-2F Certificates. Any termination payments due to the Swap Counterparty under the Swap Contract shall be payable solely from a portion, if any, of the Fixed Interest Distribution remaining after all other amounts have been paid under the Class A-2F Regular Interest (including all principal amounts outstanding).

            The Trustee shall be entitled to conclusively rely on the report from the Swap Counterparty that specifies LIBOR for any Interest Accrual Period, provided that the Trustee shall calculate and confirm the calculation of LIBOR with respect to each Distribution Date.

            (l) In the event that the Swap Documents are terminated and there is no replacement, the Trustee shall provide notice of such termination to the Class A-2F Certificateholders as follows: "The Swap Documents with respect to the Class A-2F Certificates are terminated as of [date]. Certificateholders and Beneficial Owners that are Plans are advised that the Exemption will no longer apply to the Class A-2F Certificates, effective 60 days after the receipt of this notice. All capitalized terms used in this notice shall have the meaning assigned to them in the Pooling and Servicing Agreement."

            SECTION 4.02 Statements to Certificateholders; Certain Reports by the Master Servicer and the Special Servicer.

            (a) On each Distribution Date, the Trustee shall provide or make available, either in electronic format or by first-class mail to each Holder (and, if it shall have certified to the Trustee as to its Ownership Interest in a Class of Book-Entry Certificates, each Certificate Owner) of the Regular Certificates and to the Rating Agencies a statement (a "Distribution Date Statement"), substantially in the form contemplated on pages C-1 through C-17 of the Prospectus Supplement, as to the distributions made on such Distribution Date setting forth:

               (i) the amount of the distribution, if any, on such Distribution Date to the Holders of each Class of Regular Certificates in reduction of the Class Principal Balance thereof;

               (ii) the amount of the distribution, if any, on such Distribution Date to the Holders of each Class of Regular Certificates allocable to Distributable Certificate Interest and the amount of the distribution, if any, on such Distribution Date to the Holders of each Class of Regular Certificates allocable to Prepayment Premiums;

               (iii) the Available Distribution Amount for such Distribution
      Date;

               (iv) the aggregate amount of P&I Advances made in respect of the immediately preceding Determination Date;

               (v) the aggregate Stated Principal Balance of the Mortgage Pool outstanding immediately before and immediately after such Distribution Date;

               (vi) the number, aggregate principal balance, weighted average remaining term to maturity and weighted average Mortgage Rate of the Mortgage Pool as of the end of the Collection Period for the immediately preceding Determination Date;

               (vii) as of the Determination Date for the related Distribution Date, the number, aggregate unpaid principal balance and specific identification (by loan number) of Mortgage Loans (A) delinquent 30-59 days, (B) delinquent 60-89 days, (C) delinquent 90 or more days, and (D) current but specially serviced or in foreclosure but not a REO Property;

               (viii) with respect to any REO Property included in the Trust Fund as of the end of the Collection Period for such Distribution Date, the principal balance of the Mortgage Loan as of the date such Mortgage Loan became delinquent;

               (ix) the Accrued Certificate Interest and Distributable Certificate Interest in respect of each Class of Regular Certificates for such Distribution Date;

               (x) the aggregate amount of Distributable Certificate Interest payable in respect of each Class of Regular Certificates on such Distribution Date, including, without limitation, any Distributable Certificate Interest remaining unpaid from prior Distribution Dates and, following the occurrence of a Swap Default, notification that the amount of interest (the Class A-2F Regular Interest Distributable Certificate Interest) distributed on the Class A-2F Certificates is the respective Fixed Interest Distribution which is being paid as a result of a Swap Default;

               (xi) any unpaid Distributable Certificate Interest in respect of each Class of Regular Certificates after giving effect to the distributions made on such Distribution Date;

               (xii) the Pass-Through Rate for each Class of Regular Certificates for such Distribution Date;

               (xiii) the Principal Distribution Amount for such Distribution Date, separately identifying the respective components of such amount;

               (xiv) the aggregate of all Realized Losses incurred during the related Collection Period and all Additional Trust Fund Expenses incurred during the related Collection Period, and an itemization of all such Additional Trust Fund Expenses;

               (xv) the Certificate Principal Balance or Notional Amount, as the case may be, of each Class of Regular Certificates outstanding immediately before and immediately after such Distribution Date, separately identifying any reduction therein due to the allocation of Realized Losses and Additional Trust Fund Expenses on such Distribution Date;

               (xvi) the Certificate Factor for each Class of Regular Certificates immediately following such Distribution Date;

               (xvii) the aggregate amount of servicing fees paid to the Master Servicer and the Special Servicer, collectively and separately, during the related Collection Period; and

               (xviii) a brief description of any material, waiver, modification or amendment of any Mortgage Loan entered into by the Master Servicer or Special Servicer pursuant to Section 3.20 during the related Collection Period;

               (xix) current and cumulative outstanding Advances;

               (xx) current Prepayments;

               (xxi) the number and aggregate principal balance of Mortgage Loans as to which foreclosure proceedings have been commenced as to the related Mortgaged Property;

               (xxii) the ratings from all Rating Agencies for all classes of Certificates;

               (xxiii) LIBOR as calculated for the related Distribution Date;

               (xxiv) the amounts received and paid in respect of the Swap Documents;

               (xxv) identification of any Rating Agency Trigger Event or Swap Default of which the Trustee has received notice as having occurred as of or prior to the close of business on the last day of the immediately preceding calendar month with respect to the Swap Documents;

               (xxvi) following the occurrence of a Swap Default, the amount of any (A) payment to any successor interest rate swap counterparty to acquire a replacement interest rate swap agreement, and (B) collateral posted in connection with any Rating Agency Trigger Event; and

               (xxvii) the amount of and identification of any payments on the Class A-2F Certificates in addition to the amount of principal and interest due thereon, such as any payment received in connection with the Swap Documents or any payment of a Yield Maintenance Charge after the termination of the Swap Contract required to be distributed on the Class A-2F Certificates pursuant to the terms of this Agreement.

            Any item of information disclosed to the Trustee by the Master Servicer pursuant to Section 3.19(a) since the preceding Distribution Date (or, in the case of the initial Distribution Date, since the Closing Date) shall be made available with the Distribution Date Statement.

            In the case of information furnished pursuant to clauses (i) and
(ii) above, the amounts shall be expressed as a dollar amount in the aggregate for all Certificates of each applicable Class and per Single Certificate. Except with respect to the Certificate Factor (required to be reported by clause (xvi) above), financial information reported by the Trustee to the Certificateholders pursuant to this Section 4.02 shall be expressed as a dollar amount rounded to the nearest whole cent. Absent actual knowledge of an error therein, the Trustee shall have no obligation to recompute, recalculate or verify any information provided to it by the Master Servicer or Special Servicer. The calculations by the Trustee contemplated by this Section 4.02 shall, in the absence of manifest error, be presumptively deemed to be correct for all purposes hereunder.

            The Trustee shall be entitled to rely on but shall not be responsible for the content or accuracy of any information provided by third parties for purposes of preparing the Distribution Date Statement and may affix thereto any disclaimer it deems appropriate in its reasonable discretion (without suggesting liability on the part of any other party hereto).

            On each Distribution Date, the Trustee shall also provide or make available, either in electronic format or by first-class mail, to such Certificateholders and Certificate Owners and to the Rating Agencies, a report (based on information received from the Master Servicer and Special Servicer) containing, as and to the extent received from the Master Servicer and Special Servicer, information regarding the Mortgage Pool as of the close of business on the related Determination Date, which report shall contain substantially the categories of information regarding the Mortgage Loans set forth in Annex A to the Prospectus Supplement (calculated, where applicable, on the basis of the most recent relevant information provided by the Mortgagors to the Master Servicer or the Special Servicer and by the Master Servicer or the Special Servicer, as the case may be, to the Trustee) and such information shall be presented in a loan-by-loan and tabular format substantially similar to the formats utilized in Annex A to the Prospectus Supplement (provided that no information will be provided as to any repair and replacement or other cash reserve and the only financial information to be reported on an ongoing basis will be the actual expenses, actual revenues and actual Net Operating Income for the respective Mortgaged Properties and a Debt Service Coverage Ratio calculated on the basis thereof).

            In addition, the Trustee shall provide or make available, either in electronic format or by first-class mail, to such Certificateholders and Certificate Owners and to the Rating Agencies, at the same time that the Distribution Date Statement is delivered thereto, each (i) Delinquent Loan Status Report, (ii) REO Status Report, (iii) Historical Loan Modification Report, (iv) Historical Liquidation Report, (v) Comparative Financial Status Report, (vi) Servicer Watch List Report, (viii) CMSA Loan Periodic Update File,
(ix) CMSA Property File, and (x) CMSA Financial File (such six supplemental reports and four data files, the "Servicer Reports") that has been received by the Trustee since the prior Distribution Date. Additionally, the Trustee shall also be required to provide or make available, either in electronic format or by first-class mail, the Servicer Reports to any potential investor in the Certificates who requests such reports in writing. In addition, each Mortgage Loan seller shall prepare (or cause to be prepared on its behalf) a CMSA Loan Set-Up File.

            Within a reasonable period of time after the end of each calendar year, the Trustee shall furnish to each Person who at any time during the calendar year was a Holder of a Regular Certificate a statement containing the information as to the applicable Class set forth in clauses (i) and (ii) above of the description of Distribution Date Statement, aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder, together with such other information as the Trustee determines to be necessary to enable Certificateholders to prepare their tax returns for such calendar year. Such obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Trustee pursuant to any requirements of the Code as from time to time are in force.

            Upon filing with the IRS, the REMIC Administrator shall furnish to the Holders of the Class R-I, Class R-II, Class R-IIU and Class R-III Certificates the Form 1066 and shall furnish their respective Schedules Q thereto at the times required by the Code or the IRS, and shall provide from time to time such information and computations with respect to the entries on such forms as any Holder of the Class R-I, Class R-II, Class R-IIU and Class R-III Certificates may reasonably request.

            The Trustee will make available each month, to any interested party, the Distribution Date Statement (and any additional files containing the same information in an alternative format) via the Trustee's Website. In addition, the Trustee will make available to any interested party each month the Servicer Reports, the CMSA Loan Setup File and the CMSA Loan Periodic Update File on the Trustee's Website. The Distribution Date Statement will also be available on the Trustee's fax-on-demand service, which may be accessed by calling (301) 815-6610. In addition, the Trustee will make available, as a convenience for interested parties (and not in furtherance of the distribution of the Base Prospectus and the Prospectus Supplement under the securities laws), this Agreement, the Base Prospectus and the Prospectus Supplement via the Trustee's Website. For assistance with the above-referenced services, interested parties may call (301) 815-6600. The Trustee will make no representations or warranties as to the accuracy or completeness of such documents and will assume no responsibility therefor.

            In connection with providing access to the Trustee's Website, the Trustee may require registration and the acceptance of a disclaimer. The Trustee shall not be liable for the dissemination of the information in accordance herewith.

            (b) The Master Servicer shall deliver or cause to be delivered to the Trustee, the Directing Certificateholder, the Special Servicer and each Rating Agency (which delivery to the Special Servicer, the Directing Certificateholder and each Rating Agency may be accomplished by making such information available on the Master Servicer's Internet Website), on a computer-readable medium, in form reasonably acceptable to the Trustee, including, without limitation, on a loan-by-loan basis, (A) at or before 1:00 p.m. (New York City time) on the first Business Day prior to the related Distribution Date beginning in June, 2001, the Servicer Reports and the Special Servicer Loan Status Report delivered to the Master Servicer by the Special Servicer (excluding the CMSA Loan Periodic Update File) (it being understood that a separate Special Servicer Loan Status Report shall not be necessary if the equivalent information has been included in the foregoing or other reports delivered by the Master Servicer and as provided by the Special Servicer), and
(B) at or before 1:00 p.m. (New York City time) on the second Business Day prior to the related Distribution Date (the "Master Servicer Reporting Date"), beginning in June, 2001, the CMSA Loan Periodic Update File (the "CMSA Loan Periodic Update File").

            On the date on which the reports described above are delivered to the Trustee, the Master Servicer shall also deliver or cause to be delivered to the Trustee and the Rating Agencies a report, in writing and in a computer-readable medium, in form reasonably acceptable to the Trustee, containing the information with respect to the Mortgage Pool necessary for the Trustee to prepare with respect to the Mortgage Pool the additional schedules and tables required to be made available by the Trustee pursuant to Section 4.02(a) in substantially the same formats set forth in Annex C to the Prospectus Supplement, in each case reflecting the changes in the Mortgage Pool during the related Collection Period.

            Not later than the fifth day of the calendar month following each Master Servicer Remittance Date, the Master Servicer shall forward to the Trustee a statement, setting forth the status of the Certificate Account as of the close of business as to the calendar month prior to such Master Servicer Remittance Date, stating that all distributions required by this Agreement to be made by the Master Servicer have been made (or, in the case of any required distribution that has not been made by the Master Servicer, specifying the nature and status thereof) and showing, for such calendar month, the aggregate of deposits into and withdrawals from the Certificate Account for each category of deposit specified in Section 3.04(a) and each category of withdrawal specified in Section 3.05(a). The Master Servicer shall also deliver to the Trustee, upon reasonable request of the Trustee, any and all additional information relating to the Mortgage Loans (which information shall be based upon reports delivered to the Master Servicer by the Special Servicer with respect to Specially Serviced Mortgage Loans and REO Properties).

            Following the end of each calendar quarter, commencing with the calendar quarter ended March 31, 2002, but excluding each first calendar quarter thereafter, within 105 days (or 180 days, in the case of annual year end operating information, commencing with year end 2001) of receipt by the Master Servicer, as to non-Specially Serviced Mortgage Loans, or within 30 days after receipt by the Special Servicer, as to Specially Serviced Mortgage Loans, of any annual, quarterly or other periodic operating statements or rent rolls with respect to any Mortgaged Property or REO Property, the Master Servicer (or the Special Servicer, as applicable), shall, upon the request of the Trustee, deliver to the Trustee imaged copies of such operating statements and rent rolls. Based upon such operating statements or related rent rolls, the Master Servicer (based upon operating statements, rent rolls, written reports and data fields collected or prepared by the Special Servicer pursuant to Section 3.12(b) and furnished to the Master Servicer by the Special Servicer in the case of the Specially Serviced Mortgage Loans), shall prepare (or, if previously prepared, update, inclusive of year-to-date data) a written analysis of the operations of the Mortgaged Property or REO Property, by completing an Operating Statement Analysis Report, together with an NOI Adjustment Worksheet for annual year-end operating statements and related rent rolls. All Operating Statement Analysis Reports and NOI Adjustment Worksheets shall be maintained by the Master Servicer with respect to each Mortgaged Property and REO Property. The Master Servicer shall deliver imaged copies thereof, upon request, to the Trustee, the Rating Agencies, the Directing Certificateholder and any Certificateholder or, to the extent the Trustee or a Certificate Owner has confirmed its ownership interest in the Certificates held thereby, such Certificate Owner, together with the related operating statements or related rent rolls. Each Operating Statement Analysis Report shall be substantially in the form of Exhibit I attached hereto and each NOI Adjustment Worksheet shall be substantially in the form of Exhibit K attached hereto. Each Operating Statement Analysis Report and NOI Adjustment Worksheet shall be prepared using normalized year-to-date CMSA methodology as in effect from time to time.

            The Special Servicer, on the fourth (4th) Business Day (for delivery on such date) prior to each Distribution Date, shall forward to the Master Servicer all information, data or reports collected or delivered by the Special Servicer which the Master Servicer is required to include in its preparation of the Servicer Reports. Further, the Master Servicer shall cooperate with the Special Servicer and provide the Special Servicer with the information in the possession of the Master Servicer reasonably requested by the Special Servicer, in writing, to the extent required to allow the Special Servicer to perform its obligations under this Agreement with respect to those Mortgage Loans serviced by the Master Servicer.

            No later than 1:00 p.m., New York City time, on the Master Servicer Remittance Date, beginning in July, 2001, the Master Servicer shall prepare in electronic form and deliver to the Trustee, the Rating Agencies, and the Special Servicer a Watch List of all Mortgage Loans that the Master Servicer has determined are in jeopardy of becoming Specially Serviced Mortgage Loans (the "Servicer Watch List"), substantially in the form of Exhibit J attached hereto. For this purpose, Mortgage Loans that are in jeopardy of becoming Specially Serviced Mortgage Loans shall include, without limitation: (i) Mortgage Loans having a normalized Debt Service Coverage Ratio that is less than 1.05x, (ii) Mortgage Loans as to which any required inspection of the related Mortgaged Property conducted by the Master Servicer indicates a problem that the Master Servicer determines can reasonably be expected to materially and adversely affect the cash flow generated by such Mortgaged Property, (iii) Mortgage Loans which have come to the Master Servicer's attention without any expansion of its duties under this Agreement by reason hereof that (A) any tenant (or tenants collectively) occupying 25% or more of the space in the related Mortgaged Property has vacated (without being replaced by a comparable tenant and lease) or been the subject of bankruptcy or similar proceeding, or (B) relate to a Mortgagor or an affiliate that is the subject of a bankruptcy or similar proceeding, (iv) Mortgage Loans that are at least 60 days delinquent in payment,
(v) Mortgage Loans that are within 3 months of maturity, (vi) Mortgage Loans that have been delinquent in the payment of principal and/or interest three times in the immediately preceding 12 month period, (vii) Mortgage Loans as to which there is a delinquency in the payment of real estate taxes, ground rents (to the extent notification is received from the ground lessor), and assessments or similar items to the extent escrows have been established for such items and the escrows are monitored by the Master Servicer, and (viii) Mortgage Loans as to which insurance on the related Mortgaged Property has lapsed.

            The Master Servicer shall use its reasonable efforts to notify the Rating Agencies in a timely manner of any change in the identity of either the two largest tenants of any retail Mortgaged Property and any casualty at or condemnation proceeding with respect to any Mortgaged Property, subject to its becoming aware of such change or event.

            To the extent the statements, reports and information (or portions thereof) to be delivered by the Master Servicer under this Section 4.02(b) are derived from underlying information to be delivered to the Master Servicer by the Special Servicer, the Master Servicer shall not be liable for any failure to deliver such statement, report or information (or portion thereof) on the prescribed dates, to the extent such failure is caused by the Special Servicer's failure to deliver such underlying information in a timely manner. Absent actual knowledge to the contrary, the Master Servicer may conclusively rely on any such information forwarded to it by the Special Servicer and shall have no obligation to verify the same.

            (c) At or before 1:00 p.m. (New York City time) one (1) Business Day after the Determination Date prior to each Distribution Date, the Special Servicer shall forward to the Master Servicer (A) data fields required for the Master Servicer to produce the Servicer Reports and (B) all information the Master Servicer will be required to include in the other reports that the Master Servicer is obligated to deliver to the Trustee pursuant to Section 4.02(b), to the extent such information relates to any Specially Serviced Mortgage Loan or any REO Property. The Special Servicer shall also deliver to the Master Servicer and the Trustee, upon the reasonable written request of either of them, any and all additional information in the possession of the Special Servicer relating to the Specially Serviced Mortgage Loans and the REO Properties.

            The Special Servicer shall cooperate with the Master Servicer and provide the Master Servicer with the information in the possession of the Special Servicer reasonably requested by the Master Servicer, in writing, to the extent required to allow the Master Servicer to perform its obligations under this Agreement with respect to the Specially Serviced Mortgage Loans and REO Properties. Additional information regarding the Specially Serviced Mortgage Loans, including, without limitation, any financial or occupancy information (including lease summaries) provided to the Special Servicer by the Mortgagors or otherwise obtained, shall be delivered to the Master Servicer, within ten days of receipt.

            SECTION 4.03 P&I Advances.

            (a) On each Master Servicer Remittance Date, the Master Servicer shall either (i) deposit into the Distribution Account from its own funds an amount equal to the aggregate amount of P&I Advances, if any, to be made in respect of the related Distribution Date, (ii) apply amounts held in the Certificate Account for future distribution to Certificateholders in subsequent months in discharge of any such obligation to make P&I Advances, or (iii) make P&I Advances in the form of any combination of (i) and (ii) aggregating the total amount of P&I Advances to be made; provided that if Late Collections of any of the delinquent principal and/or interest in respect of which it is to make P&I Advances on any Master Servicer Remittance Date are then on deposit in the Certificate Account, the Master Servicer shall use such Late Collections (net of any Master Servicing Fees (but not the Special Servicer's Standby Fee), Liquidation Fees and Workout Fees payable therefrom) to make such P&I Advances. Any amounts held in the Certificate Account for future distribution and so used to make P&I Advances (other than the Late Collections of the delinquent principal and/or interest contemplated by the proviso to the preceding sentence) shall be appropriately reflected in the Master Servicer's records and replaced by the Master Servicer by deposit in the Certificate Account on or before the next succeeding Determination Date (to the extent not previously replaced through the deposit of Late Collections of the delinquent principal and/or interest in respect of which such P&I Advances were made). If, as of 1:00 p.m., New York City time, on any Master Servicer Remittance Date, the Master Servicer shall not have made any P&I Advance required to be made on such date pursuant to this Section 4.03(a) (and shall not have delivered to the Trustee the requisite Officer's Certificate and documentation related to a determination of nonrecoverability of a P&I Advance), then the Trustee shall provide notice of such failure to a Servicing Officer of the Master Servicer by facsimile transmission sent to telecopy no. (215) 328-3478 (or such alternative number provided by the Master Servicer to the Trustee in writing) and by telephone at telephone no. (215) 328-1258 (or such alternative number provided by the Master Servicer to the Trustee in writing) as soon as possible, but in any event before 3:00 p.m., New York City time, on such Master Servicer Remittance Date. If, after such notice, the Trustee does not receive the full amount of such P&I Advances by the close of business (New York City time) on such Master Servicer Remittance Date, then (i) unless the Trustee determines that such Advance would be a Nonrecoverable P&I Advance if made, the Trustee shall make, by 11:00 a.m. on the Distribution Date or in any event by such time as shall be required in order to make the required distribution on such Distribution Date, the portion of such P&I Advances that was required to be, but was not, made by the Master Servicer on such Master Servicer Remittance Date and (ii) such failure shall constitute an Event of Default on the part of the Master Servicer. Neither the Master Servicer nor the Trustee shall advance any amount due to be paid by the Swap Counterparty for distribution to the Class A-2F Certificates in the event that the Swap Counterparty fails to make a required payment.

            (b) The aggregate amount of P&I Advances to be made in respect of the Mortgage Loans (including, without limitation, Balloon Mortgage Loans delinquent as to their respective Balloon Payments) and any REO Loans for any Distribution Date shall equal, subject to subsection (c) below, the aggregate of all Monthly Payments (other than Balloon Payments) and any Assumed Monthly Payments, in each case net of related Master Servicing Fees (net of the Standby
Fee) and Workout Fees payable hereunder, that were due or deemed due, as the case may be, in respect thereof on their respective Due Dates during the related Collection Period and that were not paid by or on behalf of the related Mortgagors or otherwise collected as of the close of business on the Business Day before the Master Servicer Remittance Date; provided that, if an Appraisal Reduction Amount exists with respect to any Required Appraisal Loan, then, in the event of subsequent delinquencies thereon, the interest portion of the P&I Advance in respect of such Required Appraisal Loan for the related Distribution Date shall be reduced (it being herein acknowledged that there shall be no reduction in the principal portion of such P&I Advance) to equal the product of
(i) the amount of the interest portion of such P&I Advance for such Required Appraisal Loan for such Distribution Date without regard to this proviso, multiplied by (ii) a fraction, expressed as a percentage, the numerator of which is equal to the Stated Principal Balance of such Required Appraisal Loan immediately prior to such Distribution Date, net of the related Appraisal Reduction Amount, if any, and the denominator of which is equal to the Stated Principal Balance of such Required Appraisal Loan immediately prior to such Distribution Date; and provided, further, that the Master Servicer shall not be required to advance Excess Interest with respect to ARD Loans.

            (c) Notwithstanding anything herein to the contrary, no P&I Advance shall be required to be made hereunder if such P&I Advance would, if made, constitute a Nonrecoverable P&I Advance. In addition, Nonrecoverable P&I Advances shall be reimbursable pursuant to Section 3.05(a) out of general collections on the Mortgage Pool on deposit in the Certificate Account. The determination by the Master Servicer or, if applicable, the Trustee, that it has made a Nonrecoverable P&I Advance or that any proposed P&I Advance, if made, would constitute a Nonrecoverable P&I Advance, shall be evidenced by an Officer's Certificate delivered promptly (and, in any event, in the case of a proposed P&I Advance by the Master Servicer, no less than 5 Business Days prior to the related Master Servicer Remittance Date) to the Trustee (or, if applicable, retained thereby), the Depositor and the Rating Agencies, setting forth the basis for such determination, together with ( such determination is prior to the liquidation of the related Mortgage Loan or REO Property) a copy of an Appraisal of the related Mortgaged Property or REO Property, as the case may be, which shall have been performed within the twelve months preceding such determination, and further accompanied by any other information that the Master Servicer or the Special Servicer may have obtained and that supports such determination. The Trustee shall deliver such Officer's Certificate as soon as practicable after its determination that such P&I Advance would be nonrecoverable. If such an Appraisal shall not have been required and performed pursuant to the terms of this Agreement, the Master Servicer may, subject to its reasonable and good faith determination that such Appraisal will demonstrate the nonrecoverability of the related Advance, obtain an Appraisal for such purpose at the expense of the Trust out of general collections. The Trustee shall be entitled to rely on any determination of nonrecoverability that may have been made by the Master Servicer with respect to a particular P&I Advance, and the Master Servicer shall be entitled to rely on any determination of nonrecoverability that may have been made by the Special Servicer with respect to a particular P&I Advance in the case of Specially Serviced Mortgage Loans.

            (d) As and to the extent permitted by Section 3.05(a), the Master Servicer and the Trustee shall each be entitled to receive interest at the Reimbursement Rate in effect from time to time, accrued on the amount of each P&I Advance made thereby (out of its own funds), for so long as such P&I Advance is outstanding (or, in the case of Advance Interest payable to the Master Servicer, if earlier, until the Late Collection of the delinquent principal and/or interest in respect of which such P&I Advance was made has been received by the Master Servicer). Such interest will be paid: first, out of any Default Interest collected on or in respect of the related Mortgage Loan; and second, at any time coinciding with or following the reimbursement of such P&I Advance, out of general collections on the Mortgage Loans and any REO Properties on deposit in the Certificate Account. As and to the extent provided by Section 3.05(a), the Master Servicer shall reimburse itself or the Trustee, as appropriate, for any P&I Advance made thereby as soon as practicable after funds available for such purpose are deposited in the Certificate Account, and in no event shall interest accrue in accordance with this Section 4.03(d) on any P&I Advance as to which the corresponding Late Collection had been received as of the related date on which such P&I Advance was made.

            SECTION 4.04 Allocation of Realized Losses and Additional Trust Fund Expenses.

            (a) On each Distribution Date, following the distributions to be made to the Certificateholders on such date pursuant to Section 4.01(b), the Trustee shall determine the amount, if any, by which (i) the then aggregate Certificate Principal Balance of the Sequential Pay Certificates exceeds (ii) the aggregate Stated Principal Balance of the Mortgage Pool that will be outstanding immediately following such Distribution Date. If such excess does exist, then the Class Principal Balances of the Class P, Class O, Class N, Class M, Class L, Class K, Class J, Class H, Class G, Class F, Class E, Class D, Class C and Class B Certificates shall be reduced sequentially, in that order in each case, until such excess or the related Class Principal Balance is reduced to zero (whichever occurs first). If, after the foregoing reductions, the amount described in clause (i) of the second preceding sentence still exceeds the amount described in clause (ii) of the second preceding sentence, then the respective Class Principal Balances of the Class A-1 Certificates, Class A-2 Certificates and Class A-2F Regular Interest shall be reduced, pro rata in accordance with the relative sizes of the then outstanding Class Principal Balances of such Classes of Certificates, until such excess or each such Class Principal Balance is reduced to zero (whichever occurs first). Such reductions in the Class Principal Balances of the respective Classes of the Sequential Pay Certificates (other than the Class A-2F Certificates) and Class A-2F Regular Interest shall be deemed to be allocations of Realized Losses and Additional Trust Fund Expenses, to the extent not covered by reductions in distributions of interest pursuant to the allocations set forth in Section 4.01(b).

            (b) With respect to any Distribution Date, (i) any Realized Losses allocated to the Class A-1 and Class A-2 Certificates and Class A-2F Regular Interest pursuant to Section 4.04(a) with respect to such Distribution Date shall reduce the Uncertificated Principal Balances of the Class UA-1, Class UA-2 and Class UA-2F Uncertificated Interests as a write-off and shall be allocated pro rata among such REMIC IIU Regular Interests; (ii) any Realized Losses allocated to the Class UA-1, Class UA-2 and Class UA-2F Uncertificated Interests pursuant to clause (i) with respect to such Distribution Date shall reduce the Uncertificated Principal Balances of the Class MA-1 and Class MA-2 Uncertificated Interests as a write-off and shall be allocated pro rata between such REMIC II Uncertificated Regular Interests in accordance with their Uncertificated Principal Balances; (iii) any Realized Losses allocated to the Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class J Certificates pursuant to Section 4.04(a) with respect to such Distribution Date shall reduce the Uncertificated Principal Balances of the Class MB, Class MC, Class MD, Class ME, Class MF, Class MG, Class MH and Class MJ Uncertificated Interests, respectively, as a write-off; (iv) any Realized Losses or Additional Trust Fund Expenses allocated pursuant to Section 4.04(a) with respect to such Distribution Date shall reduce the Uncertificated Principal Balances of the REMIC I Regular Interests as a write-off and shall be allocated among the Class LA-1, Class LA-2, Class LB, Class LC, Class LD, Class LE, Class LF, Class LG, Class LH, Class LJ, Class LK, Class LL, Class LM, Class LN, Class LO and Class LP Uncertificated Interests in the same priority as its Class of Corresponding REMIC II Uncertificated Regular Interests pursuant to clauses (ii) and (iii) or Class of Corresponding Certificates pursuant to Section 4.04(a).

            SECTION 4.05 Interest Reserve Account.

            The Trustee shall establish and maintain the Interest Reserve Account in the Trustee's name for the benefit of the Certificateholders. The Interest Reserve Account shall be established and maintained as an Eligible Account, which the Trustee may (but shall not be obligated to) invest only in Permitted Investments in accordance with Section 3.06. On each Master Servicer Remittance Date occurring in February and each Master Servicer Remittance Date in January of any year which is not a leap year, the Trustee shall withdraw from the Distribution Account, in respect of each Mortgage Loan which accrues interest on an Actual/360 Basis, and, in the case of the Loan REMIC Loans, the Loan REMIC Regular Interests, and deposit into the Interest Reserve Account, an amount equal to one day's interest at the related Mortgage Rate on the Stated Principal Balance of each such Mortgage Loan as of the Due Date in the month preceding the month in which such Master Servicer Remittance Date occurs, to the extent a Monthly Payment or P&I Advance is made in respect thereof (all amounts so deposited in any consecutive January (if applicable) and February, "Withheld Amounts"). On the Master Servicer Remittance Date in March of each calendar year, the Trustee shall transfer to the Distribution Account the aggregate of all Withheld Amounts on deposit in the Interest Reserve Account.

            SECTION 4.06 Excess Interest Distribution Account.

            The Trustee for the benefit of the Certificateholders, shall establish and maintain the Excess Interest Distribution Account in trust for the benefit of the Certificateholders. The Excess Interest Distribution Account shall be established and maintained as an Eligible Account, which the Trustee may (but shall not be obligated to) invest only in Permitted Investments in accordance with Section 3.06. Prior to the applicable Distribution Date, the Master Servicer shall remit to the Trustee for deposit in the Excess Interest Distribution Account an amount equal to the Excess Interest received during the applicable Collection Period. Following the distribution of Excess Interest to Class V Certificateholders on the first Distribution Date after which there are no longer any Mortgage Loans outstanding which pursuant to their terms could pay Excess Interest, the Trustee shall terminate the Excess Interest Distribution Account.


                                    ARTICLE V

                                THE CERTIFICATES

            SECTION 5.01 The Certificates.

            (a) The Certificates will be substantially in the respective forms annexed hereto as Exhibits A-1 through and including A-23; provided that any of the Certificates may be issued with appropriate insertions, omissions, substitutions and variations, and may have imprinted or otherwise reproduced thereon such legend or legends, not inconsistent with the provisions of this Agreement, as may be required to comply with any law or with rules or regulations pursuant thereto, or with the rules of any securities market in which the Certificates are admitted to trading, or to conform to general usage. The Certificates will be issuable in registered form only; provided, however, that in accordance with Section 5.03 beneficial ownership interests in the Regular Certificates shall initially be held and transferred through the book-entry facilities of the Depository. The Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates will be issuable in denominations corresponding to initial Certificate Principal Balances or Certificate Notional Amounts, as the case may be, as of the Closing Date of not less than $100,000 (or, with respect to the Class A Certificates, $10,000 and, with respect to the Class X Certificates, $1,000,000) and any whole dollar denomination in excess thereof; provided, however, that a single Certificate of each Class thereof may be issued in a different denomination. The Class A-1, Class A-2, and Class A-2F Certificates will be issuable in denominations corresponding to initial Certificate Principal Balances (or initial Certificate Notional Amount as the case may) as of the Sequel Closing Date of not less than $10,000, the Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates will be issuable in denominations corresponding to initial Certificate Principal Balances (or Certificate Notional Amount), as the case may be, of not less than $100,000 and with respect to Class X Certificates $1,000,000 and whole dollar denomination in excess thereof; provided, however, that a single Certificate of each Class thereof may be issued in a different denomination. Each Class of Residual Certificates and Class V Certificates will be issuable only in a denomination representing the entire Class. With respect to any Certificate or any beneficial interest in a Certificate, the "Denomination" thereof shall be
(i) the amount (a) set forth on the face thereof or, (b) set forth on a schedule attached thereto or (c) in the case of any beneficial interest in a Book-Entry Certificate, the interest of the related Certificate Owner in the applicable Class of Certificates as reflected on the books and records of the Depository or related Participants, as applicable, (ii) expressed in terms of initial Certificate Principal Balance or initial Notional Amount, as applicable, and
(iii) be in an authorized denomination, as set forth above. The Book-Entry Certificates will be issued as one or more certificates registered in the name of a nominee designated by the Depository, and Certificate Owners will hold interests in the Book-Entry Certificates through the book-entry facilities of the Depository in the minimum Denominations and aggregate Denominations as set forth in the above. No Certificate Owner of a Book-Entry Certificate of any Class thereof will be entitled to receive a Definitive Certificate representing its interest in such Class, except as provided in Section 5.03 herein. Unless and until Definitive Certificates are issued in respect of a Class of Book-Entry Certificates, beneficial ownership interests in such Class of Certificates will be maintained and transferred on the book-entry records of the Depository and Depository Participants, and all references to actions by Holders of such Class of Certificates will refer to action taken by the Depository upon instructions received from the related registered Holders of Certificates through the Depository Participants in accordance with the Depository's procedures and, except as otherwise set forth herein, all references herein to payments, notices, reports and statements to Holders of such Class of Certificates will refer to payments, notices, reports and statements to the Depository or its nominee as the registered Holder thereof, for distribution to the related registered Holders of Certificates through the Depository Participants in accordance with the Depository's procedures.

            (b) The Certificates shall be executed by manual or facsimile signature on behalf of the Trustee in its capacity as trustee hereunder by an authorized officer. Certificates bearing the manual or facsimile signatures of individuals who were at any time the authorized officers of the Trustee shall be entitled to all benefits under this Agreement, subject to the following sentence, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificates. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, however, unless there appears on such Certificate a certificate of authentication substantially in the form provided for herein executed by the Certificate Registrar by manual signature, and such certificate of authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication; provided that the Certificates, issued as of the Original Closing Date or the Sequel Closing Date shall, in any event, be dated as of the Original Closing Date or the Sequel Closing Date.

            (c) Any Definitive Certificates shall be printed, typewritten, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner permitted by the rules of any securities exchange on which any of the Certificates may be listed, or as may, consistently herewith, be determined by the officers executing such Certificates, as evidenced by their execution thereof.

            SECTION 5.02 Registration of Transfer and Exchange of Certificates.

            (a) At all times during the term of this Agreement, there shall be maintained at the office of the Certificate Registrar a Certificate Register in which, subject to such reasonable regulations as the Certificate Registrar (located as of the Original Closing Date at Wells Fargo Center, Sixth and Marquette, MAC# N9303-121, Minneapolis, Minnesota 55479-0113) may prescribe, the Certificate Registrar shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Trustee is hereby initially appointed (and hereby agrees to act in accordance with the terms hereof) as Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided. The Trustee may appoint, by a written instrument delivered to the Depositor, the Master Servicer, the Special Servicer and the REMIC Administrator, any other bank or trust company to act as Certificate Registrar under such conditions as the predecessor Certificate Registrar may prescribe, provided that the Trustee shall not be relieved of any of its duties or responsibilities hereunder as Certificate Registrar by reason of such appointment. If the Trustee resigns or is removed in accordance with the terms hereof, the successor trustee shall immediately succeed to its predecessor's duties as Certificate Registrar. The Depositor, the Master Servicer, the Special Servicer and the REMIC Administrator shall have the right to inspect the Certificate Register or to obtain a copy thereof at all reasonable times, and to rely conclusively upon a certificate of the Certificate Registrar as to the information set forth in the Certificate Register. Upon request, the Trustee shall promptly inform, or cause the Certificate Registrar to inform, the Master Servicer or the Special Servicer, as applicable, of the identity of all Certificateholders of the Controlling Class.

            If Certificateholders representing more than 25% of any Class of Certificates (hereinafter referred to as "applicants") apply in writing to the Trustee, and such application states that the applicants desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates and is accompanied by a copy of the communication which such applicants propose to transmit, then the Trustee shall, within five Business Days after the receipt of such application, afford such applicants access during normal business hours to the most recent list of Certificateholders held by the Trustee. If the Trustee is no longer the Certificate Registrar and such a list is as of a date more than 90 days prior to the date of receipt of such applicants' request, the Trustee shall promptly request from the Certificate Registrar a current list as provided above, and shall afford such applicants access to such list promptly upon receipt.

            Every Certificateholder, by receiving and holding such list, agrees with the Certificate Registrar and the Trustee that neither the Certificate Registrar nor the Trustee shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Certificateholders hereunder, regardless of the source from which such information was derived.

            (b) No transfer of any Non-Registered Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction which does not require such registration or qualification. If a transfer (other than one by the Depositor to an Affiliate thereof) is to be made in reliance upon an exemption from the Securities Act, and under the applicable state securities laws, then either: (i) the Certificate Registrar shall require that the transferee deliver to the Certificate Registrar an investment representation letter (the "Investment Representation Letter") substantially in the form of Exhibit B attached hereto, which Investment Representation Letter shall certify, among other things, that the transferee is an institutional "accredited investor" as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act (an "Institutional Accredited Investor") or a "qualified institutional buyer" as defined in Rule 144A under the Securities Act (a "Qualified Institutional Buyer"), and the Certificate Registrar may also require that the transferee deliver to the Certificate Registrar an Opinion of Counsel if such transferee is not a Qualified Institutional Buyer or (ii) if the certifications described in the preceding clause (i) cannot be provided, (a) the Certificate Registrar shall require an Opinion of Counsel reasonably satisfactory to the Certificate Registrar and the Depositor that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from registration or qualification under the Securities Act, applicable state securities laws and other relevant laws, which Opinion of Counsel shall not be an expense of the Trust Fund, the Certificate Registrar, the Depositor or the Trustee and (b) the Certificate Registrar shall require the transferor to execute a certification in form and substance satisfactory to the Certificate Registrar setting forth the facts surrounding such transfer; provided, however, that a transfer of a Non-Registered Certificate of any such Class may be made to a trust if the transferor provides to the Certificate Registrar and to the Trustee a certification that interests in such trust may only be transferred subject to requirements substantially to the effect set forth in this Section
5.02. The Master Servicer will furnish, or cause to be furnished, upon the request of any Holder of Non-Registered Certificates, to a prospective purchaser of such Non-Registered Certificates who is a Qualified Institutional Buyer, such information relating to the Mortgage Loans that are in its possession and as is specified in paragraph (d)(4) of Rule 144A with respect to the Trust Fund, unless, at the time of such request, the entity with respect to which such information is to be provided is subject to the reporting requirements of
Section 15(d) of the Exchange Act. None of the Depositor, the Trustee, the Master Servicer or the Certificate Registrar is obligated to register or qualify any Class of Non-Registered Certificates under the Securities Act or any other securities law or to take any action not otherwise required under this Agreement to permit the transfer of any Non-Registered Certificate without registration or qualification. Any Holder of a Non-Registered Certificate desiring to effect such a transfer shall, and does hereby agree to, indemnify the Depositor, the Trustee, the Master Servicer and the Certificate Registrar against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws. Unless the Certificate Registrar determines otherwise in accordance with applicable law and the rules and procedures of, or applicable to, the Depository (the "Depository Rules"), transfers of a beneficial interest in a Book-Entry Certificate representing an interest in a Non-Registered Certificate that is not rated in one of the top four categories by a nationally recognized statistical rating organization to (i) an Institutional Accredited Investor will require delivery in the form of a Definitive Certificate and the Certificate Registrar shall register such transfer only upon compliance with the foregoing provisions of this Section 5.02(b) or (ii) a Qualified Institutional Buyer may only be effectuated by means of an "SRO Rule 144A System" approved for such purpose by the Commission.

            (c) With respect to the ERISA Restricted Certificates, Class V Certificates and Residual Certificates: no sale, transfer, pledge or other disposition by any Holder of any such Certificate shall be made unless the Certificate Registrar shall have received either (i) a representation letter from the proposed purchaser or transferee of such Certificate substantially in the form of Exhibit F attached hereto, to the effect that such proposed purchaser or transferee is not (a) an employee benefit plan subject to the fiduciary responsibility provisions of ERISA or Section 4975 of the Code, or a governmental plan (as defined in Section 3(32) of ERISA) subject to any federal, state or local law ("Similar Law") which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (each a "Plan") or (b) a person acting on behalf of or using the assets of any such Plan (including an entity whose underlying assets include Plan assets by reason of investment in the entity by such Plan and the application of Department of Labor Regulation ss. 2510.3-101), other than (except with respect to a Class V Certificate or a Residual Certificate) an insurance company using the assets of its general account under circumstances whereby the purchase and holding of such Certificates by such insurance company would be exempt from the prohibited transaction provisions of ERISA and the Code under Prohibited Transaction Class Exemption 95-60 or (ii) except for the Class V and Residual Certificates (which may not be transferred to a Holder who does not make the representation described in clause (i)(a)), if such Certificate is presented for registration in the name of a purchaser or transferee that is any of the foregoing, any Opinion of Counsel or other certification as the Certificate Registrar may reasonably require and in form and substance satisfactory to the Certificate Registrar and the Depositor to the effect that the acquisition and holding of such Certificate by such purchaser or transferee will not result in the assets of the Trust Fund being deemed to be "plan assets" and subject to the fiduciary responsibility provisions of ERISA, the prohibited transaction provisions of the Code or the provisions of any Similar Law, will not constitute or result in a "prohibited transaction" within the meaning of ERISA, Section 4975 of the Code or any Similar Law, and will not subject the Trustee, the Certificate Registrar, the Master Servicer, the Special Servicer, the Placement Agent, Underwriters or the Depositor to any obligation or liability (including obligations or liabilities under ERISA, Section 4975 of the Code or any such Similar Law) in addition to those set forth in the Agreement. The Certificate Registrar shall not register the sale, transfer, pledge or other disposition of any such Certificate unless the Certificate Registrar has received either the representation letter described in clause (i) above or, with respect to the ERISA Restricted Certificates, the Opinions of Counsel or other certification described in clause (ii) above. The costs of any of the foregoing representation letters, certifications or Opinions of Counsel shall not be borne by any of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Placement Agent, Underwriters, the Certificate Registrar or and the Trust Fund. To the extent the purchase or holding of a Certificate described in this Section 5.02(c) would be restricted by ERISA, the Code or Similar Law, each Certificate Owner of such Certificate shall be deemed to represent that it is not a Person specified in clauses (a) or (b) above. Any transfer, sale, pledge or other disposition of any such Certificates that would constitute or result in a prohibited transaction under ERISA, Section 4975 of the Code or any Similar Law, or would otherwise violate the provisions of this Section 5.02(c) shall be deemed absolutely null and void ab initio, to the extent permitted under applicable law.

            So long as any of the Class of Certificates remains outstanding, the Master Servicer will make available, or cause to be made available, upon request, to any Holder and any Person to whom any such Certificate of any such Class of Certificates may be offered or sold, transferred, pledged or otherwise disposed of by such Holder, information with respect to the Master Servicer, the Special Servicer or the Mortgage Loans reasonably necessary to the provision of an Opinion of Counsel described in this Section 5.02(c).

            (d) (i) Each Person who has or who acquires any Ownership Interest in a Residual Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably authorized the Trustee under clause (ii) below to deliver payments to a Person other than such Person. The rights of each Person acquiring any Ownership Interest in a Residual Certificate are expressly subject to the following provisions:

            (A) Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall be a Permitted Transferee and shall promptly notify the Trustee and the REMIC Administrator of any change or impending change in its status as a Permitted Transferee.

            (B) In connection with any proposed Transfer of any Ownership Interest in a Residual Certificate (other than in connection with the initial issuance thereof or the transfer thereof among the Depositor and its Affiliates), the Certificate Registrar shall require delivery to it, and shall not register the Transfer of any Residual Certificate until its receipt of, an affidavit and agreement substantially in the form attached hereto as Exhibit C-1 (a "Transfer Affidavit and Agreement") from the proposed Transferee, in form and substance satisfactory to the Certificate Registrar, representing and warranting, among other things, that such Transferee is a Permitted Transferee, that it is not acquiring its Ownership Interest in the Residual Certificate that is the subject of the proposed Transfer as a nominee, trustee or agent for any Person that is not a Permitted Transferee, that for so long as it retains its Ownership Interest in a Residual Certificate it will endeavor to remain a Permitted Transferee, and that it has reviewed the provisions of this Section 5.02(d) and agrees to be bound by them.

            (C) Notwithstanding the delivery of a Transfer Affidavit and Agreement by a proposed Transferee under clause (B) above, if the Certificate Registrar has actual knowledge that the proposed Transferee is not a Permitted Transferee, no Transfer of an Ownership Interest in a Residual Certificate to such proposed Transferee shall be effected.

            (D) Except in connection with the initial issuance of the Residual Certificates or any transfer thereof among the Depositor and its Affiliates, each Person holding or acquiring any Ownership Interest in a Residual Certificate shall agree (1) to require a Transfer Affidavit and Agreement from any prospective Transferee to whom such Person attempts to transfer its Ownership Interest in such Residual Certificate and (2) not to transfer its Ownership Interest in such Residual Certificate unless it provides to the Certificate Registrar a certificate substantially in the form attached hereto as Exhibit C-2 stating that, among other things, it has no actual knowledge that such prospective Transferee is not a Permitted Transferee.

               (ii) If any purported Transferee shall become a Holder of a Residual Certificate in violation of the provisions of this Section 5.02(d), then the last preceding Holder of such Residual Certificate that was in compliance with the provisions of this Section 5.02(d) shall be restored, to the extent permitted by law, to all rights as Holder thereof retroactive to the date of registration of such Transfer of such Residual Certificate. None of the Trustee, the Master Servicer, the Special Servicer, the REMIC Administrator or the Certificate Registrar shall be under any liability to any Person for any registration of Transfer of a Residual Certificate that is in fact not permitted by this Section 5.02(d) or for making any payments due on such Certificate to the Holder thereof or for taking any other action with respect to such Holder under the provisions of this Agreement.

               (iii) The REMIC Administrator shall make available to the Internal Revenue Service and those Persons specified by the REMIC Provisions all information necessary to compute any tax imposed as a result of the Transfer of an Ownership Interest in a Residual Certificate to any Person who is a Disqualified Organization or a nominee, agent or middleman thereof, including the information described in Treasury Regulations Sections 1.860D-1(b)(5) and 1.860E-2(a)(5) with respect to the "excess inclusions" of such Residual Certificate. The Person holding such Ownership Interest shall be responsible for the reasonable compensation of the REMIC Administrator for providing such information.

            (e) Subject to the restrictions on transfer and exchange set forth in this Section 5.02, the Holder of any Definitive Certificate may transfer or exchange the same in whole or in part (with a Denomination equal to any authorized denomination) by surrendering such Certificate at the Registrar Office or at the office of any successor Certificate Registrar or transfer agent appointed by the Certificate Registrar, together with an instrument of assignment or transfer (executed by the Holder or its duly authorized attorney), in the case of transfer, and a written request for exchange in the case of exchange. Subject to the restrictions on transfer set forth in this Section 5.02 and Depository Rules, any Certificate Owner owning a beneficial interest in a Non-Registered Certificate may cause the Certificate Registrar to request that the Depository exchange such Certificate Owner's beneficial interest in a Book-Entry Certificate for a Definitive Certificate or Certificates. Following a proper request for transfer or exchange, the Certificate Registrar shall, execute and deliver at such offices or at the office of such transfer agent, as the case may be, to the transferee (in the case of transfer) or Holder (in the case of exchange) or send by first class mail (at the risk of the transferee in the case of transfer or Holder in the case of exchange) to such address as the transferee or Holder, as applicable, may request, a Definitive Certificate or Certificates, as the case may require, for a like aggregate Denomination and in such Denomination or Denominations as may be requested.

            (f) In the event a Responsible Officer of the Certificate Registrar becomes aware that a Definitive Certificate or a beneficial interest in a Book-Entry Certificate representing a Non-Registered Certificate is being held by or for the benefit of a Person who is not an Eligible Investor, or that such holding is unlawful under the laws of a relevant jurisdiction, then the Certificate Registrar shall have the right to void such transfer, if permitted under applicable law, or to require the investor to sell such Definitive Certificate or beneficial interest in such Book-Entry Certificate to an Eligible Investor within 14 days after notice of such determination and each Certificateholder by its acceptance of a Certificate authorizes the Certificate Registrar to take such action.

            (g) Every Certificate presented or surrendered for transfer or exchange shall (if so required by the Certificate Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing.

            (h) No service charge shall be imposed for any transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates. In addition, in connection with any transfer to an Institutional Accredited Investor, the transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided herein) incurred by the Certificate Registrar in connection with such transfer.

            (i) Subsequent to the initial issuance of the Certificates, the Trustee shall be responsible for the preparation of physical Certificates in connection with any transfer or exchange; provided that the correct form of Certificate of each Class shall be provided by the Depositor to the Trustee on diskette on or about the Closing Date. All Certificates surrendered for transfer and exchange shall be physically canceled by the Certificate Registrar, and the Certificate Registrar shall hold or destroy such canceled Certificates in accordance with its standard procedures.

            (j) The Certificate Registrar shall be required to provide the Depositor and the REMIC Administrator with an updated copy of the Certificate Register on or about January 1 of each year, commencing January 1, 2002, and shall be required to provide the Depositor, the Master Servicer, the Special Servicer or the REMIC Administrator with an updated copy of the Certificate Register at other times promptly upon written request therefor.

            (k) If a Person is acquiring any Non-Registered Certificate or interest therein as a fiduciary or agent for one or more accounts, such Person shall be required to deliver to the Certificate Registrar (or, in the case of a Book-Entry Certificate, to the Certificate Owner that is transferring such interest) a certification to the effect that, and such other evidence as may be reasonably required by the Trustee (or such Certificate Owner) to confirm that, it has (i) sole investment discretion with respect to each such account and (ii) full power to make the acknowledgments, representations, warranties, certification and agreements with respect to each such account as set forth in subsections (b), (c) and (d), as applicable, of this Section 5.02.

            SECTION 5.03 Book-Entry Certificates.

            (a) The Class A-1, Class A-2, Class A-2F, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class X Certificates (as of the Sequel Closing Date), and the Class K, Class L, Class M and Class N, Class O and Class P Certificates (as of the Original Closing Date) shall initially be issued as one or more Certificates registered in the name of the Depository or its nominee and, except as provided in subsection (c) below, transfer of such Certificates may not be registered by the Certificate Registrar unless such transfer is to a successor Depository that agrees to hold such Certificates for the respective Certificate Owners with Ownership Interests therein. Such Certificate Owners shall hold and transfer their respective Ownership Interests in and to such Certificates through the book-entry facilities of the Depository and, except as provided in subsection (c) below, shall not be entitled to fully registered, physical Certificates ("Definitive Certificates") in respect of such Ownership Interests. All transfers by Certificate Owners of their respective Ownership Interests in the Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing each such Certificate Owner. Each Depository Participant shall only transfer the Ownership Interests in the Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures. Neither the Certificate Registrar nor the Trustee shall have any responsibility to monitor or restrict the transfer of Ownership Interests in Certificates through the book-entry facilities of the Depository.

            (b) The Depositor, the Mortgage Loan Seller, the Trustee, the Master Servicer, the Special Servicer, the REMIC Administrator and the Certificate Registrar may for all purposes, including the making of payments due on the Book-Entry Certificates, deal with the Depository as the authorized representative of the Certificate Owners with respect to such Certificates for the purposes of exercising the rights of Certificateholders hereunder. The rights of Certificate Owners with respect to the Book-Entry Certificates shall be limited to those established by law and agreements between such Certificate Owners and the Depository Participants and brokerage firms representing such Certificate Owners. Multiple requests and directions from, and votes of, the Depository as Holder of the Book-Entry Certificates with respect to any particular matter shall not be deemed inconsistent if they are made with respect to different Certificate Owners. The Trustee may establish a reasonable record date in connection with solicitations of consents from or voting by Certificateholders and shall give notice to the Depository of such record date. If any party hereto requests from the Depository a list of the Depository Participants in respect of any Class or Classes of the Book-Entry Certificates, the cost thereof shall be borne by the party on whose behalf such request is made (but in no event shall any such cost be borne by the Trustee).

            (c) If (i)(A) the Depositor advises the Trustee and the Certificate Registrar in writing that the Depository is no longer willing or able to properly discharge its responsibilities with respect to any Class of the Book-Entry Certificates, and (B) the Depositor is unable to locate a qualified successor, or (ii) the Depositor at its option advises the Trustee and the Certificate Registrar in writing that it elects to terminate the book-entry system through the Depository with respect to any Class of the Book-Entry Certificates, the Certificate Registrar shall notify all affected Certificate Owners, through the Depository, of the occurrence of any such event and of the availability of Definitive Certificates to such Certificate Owners requesting the same. Upon surrender to the Certificate Registrar of any Class of the Book-Entry Certificates by the Depository, accompanied by registration instructions for registration of transfer, the Trustee shall execute, and the Certificate Registrar shall authenticate and deliver, the appropriate Definitive Certificates to the Certificate Owners identified in such instructions. None of the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator or the Certificate Registrar shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions.

            (d) The Book-Entry Certificates (i) shall be delivered by the Certificate Registrar to the Depository, or pursuant to the Depository's instructions, and shall be registered in the name of Cede & Co. and (ii) shall bear a legend substantially to the following effect:

            Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Certificate Registrar for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of
            DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

            The Book-Entry Certificates may be deposited with such other Depository as the Certificate Registrar may from time to time designate, and shall bear such legend as may be appropriate.

            (e) Upon acceptance for exchange or transfer of a beneficial interest in a Book-Entry Certificate for a Definitive Certificate, as provided herein, the Certificate Registrar shall endorse on a schedule affixed to the related Book-Entry Certificate (or on a continuation of such schedule affixed to such Book-Entry Certificate and made a part thereof) an appropriate notation evidencing the date of such exchange or transfer and a decrease in the Denomination of such Book-Entry Certificate equal to the Denomination of such Definitive Certificate issued in exchange therefor or upon transfer thereof.

            (f) If a Holder of a Definitive Certificate wishes at any time to transfer such Certificate to a Person who wishes to take delivery thereof in the form of a beneficial interest in the Book-Entry Certificate, such transfer may be effected only in accordance with Depository Rules and this Section 5.03(f). Upon receipt by the Certificate Registrar at the Registrar Office of (i) the Definitive Certificate to be transferred with an assignment and transfer pursuant to this Section 5.03(f), (ii) written instructions given in accordance with Depository Rules directing the Certificate Registrar to credit or cause to be credited to another account a beneficial interest in the related Book-Entry Certificate, in an amount equal to the Denomination of the Definitive Certificate to be so transferred, (iii) a written order given in accordance with the Depository Rules containing information regarding the account to be credited with such beneficial interest and (iv) if the affected Certificate is a Non-Registered Certificate an Investment Representation Letter from the transferee to the effect that such transferee is a Qualified Institutional Buyer, the Certificate Registrar shall cancel such Definitive Certificate, execute and deliver a new Definitive Certificate for the Denomination of the Definitive Certificate not so transferred, registered in the name of the Holder or the Holder's transferee (as instructed by the Holder), and the Certificate Registrar shall instruct the Depository or the custodian holding such Book-Entry Certificate on behalf of the Depository to increase the Denomination of the related Book-Entry Certificate by the Denomination of the Definitive Certificate to be so transferred, and to credit or cause to be credited to the account of the Person specified in such instructions a corresponding Denomination of such Book-Entry Certificate.

            SECTION 5.04 Mutilated, Destroyed, Lost or Stolen Certificates.

            If (i) any mutilated Certificate is surrendered to the Certificate Registrar, or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (ii) there is delivered to the Trustee and the Certificate Registrar such security or indemnity as may reasonably be required by them to save each of them harmless, then, in the absence of actual notice to the Trustee or the Certificate Registrar that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute and the Certificate Registrar shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of the same Class and like Percentage Interest. Upon the issuance of any new Certificate under this Section, the Trustee and the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee and the Certificate Registrar) connected therewith. Any replacement Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the applicable REMIC created hereunder, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

            SECTION 5.05 Persons Deemed Owners.

            Prior to due presentment for registration of transfer, the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar and any agents of any of them may treat the person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 4.01 and for all other purposes whatsoever, and none of the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar or any agent of any of them shall be affected by notice to the contrary.

            SECTION 5.06 Certification by Certificate Owners.

            (a) Each Certificate Owner is hereby deemed by virtue of its acquisition of an Ownership Interest in the Book-Entry Certificates to agree to comply with the applicable transfer requirements of Sections 5.02(b) and 5.02(c).

            (b) To the extent that under the terms of this Agreement, it is necessary to determine whether any Person is a Certificate Owner, the Trustee shall make such determination based on a certificate of such Person which shall specify, in reasonable detail satisfactory to the Trustee, the Class and Certificate Principal Balance or Certificate Notional Amount, as the case may be, of the Book-Entry Certificate beneficially owned, the value of such Person's interest in such Certificate and any intermediaries through which such Person's Ownership Interest in such Book-Entry Certificate is held; provided, however, that the Trustee shall not knowingly recognize such Person as a Certificate Owner if such Person, to the knowledge of a Responsible Officer of the Trustee, acquired its Ownership Interest in a Book-Entry Certificate in violation of
Section 5.02(b) and/or Section 5.02(c), or if such Person's certification that it is a Certificate Owner is in direct conflict with information obtained by the Trustee from the Depository, Depository Participants, and/or indirect participating brokerage firms for which a Depository Participant acts as agent, with respect to the identity of a Certificate Owner. The Trustee shall exercise its reasonable discretion in making any determination under this Section 5.06(b) and shall afford any Person providing information with respect to its beneficial ownership of any Certificates an opportunity to resolve any discrepancies between the information provided and any other information available to the Trustee.

            SECTION 5.07 Regarding the Identification of Certain
Certificateholders.

            (a) For purposes of determining the identity of the holders of the Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates to whom certain reports and other information are required to be delivered hereunder, the Trustee and the Master Servicer may rely, with respect to any such Certificates outstanding in book-entry form, on a certification, given to the Trustee and provided to the Master Servicer, by any Person that such person is such a holder entitled to receive such reports or information hereunder. With respect to the Class A, Class X, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class R-I, Class R-II, Class R-IIU, and Class R-III Certificates, from time to time upon the request of the Master Servicer, the Trustee shall provide the Master Servicer with a list of the Certificateholders recorded in the Certificate Register.


                                   ARTICLE VI

       THE DEPOSITOR, THE MORTGAGE LOAN SELLERS, THE MASTER SERVICER, THE
                  SPECIAL SERVICER AND THE REMIC ADMINISTRATOR

            SECTION 6.01 Liability of the Depositor, the Mortgage Loan Sellers, the Master Servicer, the Special Servicer and the REMIC Administrator.

            The Depositor, the Mortgage Loan Sellers, the Master Servicer, the Special Servicer and the REMIC Administrator shall be liable in accordance herewith only to the extent of the respective obligations specifically imposed upon and undertaken by the Depositor, the Mortgage Loan Sellers, the Master Servicer, the Special Servicer and the REMIC Administrator herein.

            SECTION 6.02 Merger, Consolidation or Conversion of the Depositor, the Mortgage Loan Sellers, the Master Servicer, the Special Servicer or the REMIC Administrator.

            Subject to the following paragraph, the Depositor, the Mortgage Loan Sellers, the Master Servicer, the Special Servicer and the REMIC Administrator each will keep in full effect its existence, rights and franchises as a corporation or other business organization under the laws of the jurisdiction of its organization, and each will obtain and preserve its qualification to do business as a foreign corporation or otherwise in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans and to perform its respective duties under this Agreement.

            The Depositor, the Mortgage Loan Sellers, the Master Servicer, the Special Servicer and the REMIC Administrator each may be merged or consolidated with or into any Person, or transfer all or substantially all of its assets (which, as to the Master Servicer and the Special Servicer, may be limited to all or substantially all of its assets relating to the business of mortgage loan servicing) to any Person, in which case any Person resulting from any merger or consolidation to which the Depositor, the Mortgage Loan Sellers, the Master Servicer, the Special Servicer or the REMIC Administrator shall be a party, or any Person succeeding to the business of the Depositor, the Mortgage Loan Sellers, the Master Servicer, the Special Servicer or the REMIC Administrator, shall be the successor of the Depositor, the Mortgage Loan Sellers, the Master Servicer, the Special Servicer or the REMIC Administrator, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that no successor or surviving Person shall succeed to the rights of the Master Servicer, the Special Servicer or the Mortgage Loan Sellers, unless such succession will not result in any downgrade, qualification (if applicable) or withdrawal of the rating then assigned by any Rating Agency to any Class of Certificates (as confirmed in writing).

            SECTION 6.03 Limitation on Liability of the Depositor, the Master Servicer, the Special Servicer, the REMIC Administrator and Others.

            None of the Depositor, the Master Servicer, the Special Servicer, the REMIC Administrator or any director, officer, employee or agent of any of the foregoing shall be under any liability to the Trust or the Certificateholders for any action taken, or not taken, in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor, the Master Servicer, the Special Servicer, the REMIC Administrator or any such other Person against any breach of a representation or warranty made herein, or against any expense or liability specifically required to be borne thereby pursuant to the terms hereof, or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of obligations or duties hereunder, or by reason of reckless disregard of such obligations and duties. The Depositor, the Master Servicer, the Special Servicer, the REMIC Administrator and any director, manager, member, officer, employee or agent (including Sub-Servicers) of any of the foregoing may rely in good faith on any document of any kind which, prima facie, is properly executed and submitted by any Person respecting any matters arising hereunder. The Depositor, the Master Servicer, the Special Servicer, the REMIC Administrator and any director, manager, member, officer, employee or agent (including Sub-Servicers) of any of the foregoing shall be indemnified and held harmless by the Trust against any loss, liability or expense, including reasonable attorneys' fees, expenses of counsel and expenses of litigation, incurred in connection with any claims or legal action relating to this Agreement, the Certificates or any asset of the Trust, other than any loss, liability or expense: (i) specifically required to be borne by such Person pursuant to the terms hereof, including, without limitation, Section 10.01(h); or (ii) which was incurred in connection with claims against such party resulting from (A) any breach of a representation or warranty made herein by such party, (B) willful misfeasance, bad faith or recklessness in the performance of obligations or duties hereunder by such party, or from negligent disregard of such obligations or duties, or (C) any violation by such party of any state or federal securities law. None of the Depositor, the Master Servicer, the Special Servicer or the REMIC Administrator shall be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its respective duties under this Agreement and, except in the case of a legal action contemplated by Section 3.22, in its opinion does not involve it in any ultimate expense or liability; provided, however, that the Depositor, the Master Servicer, the Special Servicer or the REMIC Administrator may in its discretion undertake any such action which it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the legal expenses and costs of such action, and any liability resulting therefrom, shall be expenses, costs and liabilities of the Trust, and the Depositor, the Master Servicer, the Special Servicer and the REMIC Administrator each shall be entitled to the direct payment of such expenses or to be reimbursed therefor from the Certificate Account as provided in Section 3.05(a).

            SECTION 6.04 Master Servicer, Special Servicer and REMIC Administrator Not to Resign.

            None of the Master Servicer, the Special Servicer or the REMIC Administrator shall be permitted to resign from the obligations and duties hereby imposed on it, except (i) upon the appointment of, and the acceptance of such appointment by, a successor thereto which is reasonably acceptable to the Trustee and the receipt by the Trustee of written confirmation from each and every Rating Agency to the effect that such resignation and appointment will not result in the downgrade, qualification (if applicable) or withdrawal of any rating then assigned by such Rating Agency to any Class of Certificates, or (ii) upon determination that such obligations and duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it, the other activities of the Master Servicer, Special Servicer or REMIC Administrator, as the case may be, so causing such a conflict being of a type and nature carried on by the Master Servicer, Special Servicer or REMIC Administrator, as the case may be, at the date of this Agreement. Any such determination of the nature described in clause (ii) of the preceding sentence permitting the resignation of the Master Servicer, the Special Servicer or the REMIC Administrator, as the case may be, shall be evidenced by an Opinion of Counsel to such effect which shall be rendered by Independent counsel, be addressed and delivered to the Trustee and the Rating Agencies and be paid for by the resigning party. No such resignation for either reason shall become effective until the Trustee or other successor shall have assumed the responsibilities and obligations of the resigning party hereunder. All costs and expenses of the Trustee and the Trust (including, without limitation, any costs or expenses of any party hereto reimbursable out of the Trust Fund) in connection with any such resignation (including, without limitation, any requisite transfer of servicing) shall be paid for, as incurred, by the resigning party.

            Consistent with the foregoing, none of the Master Servicer, the Special Servicer or the REMIC Administrator shall be permitted, except as expressly provided herein, to assign or transfer any of its rights, benefits or privileges hereunder to any other Person, or delegate to or subcontract with, or authorize or appoint any other Person to perform any of the duties, covenants or obligations to be performed by it hereunder. If, pursuant to any provision hereof, the duties of the Master Servicer, the Special Servicer or the REMIC Administrator are transferred to a successor thereto, then, subject to Section 3.11(a) and Section 3.22, the entire amount of compensation payable to the Master Servicer, the Special Servicer or the REMIC Administrator, as the case may be, pursuant hereto shall thereafter be payable to such successor.

            SECTION 6.05 Rights of the Depositor and the Trustee in Respect of the Master Servicer, the Special Servicer and the REMIC Administrator.

            The Master Servicer, the Special Servicer and the REMIC Administrator each shall afford the Depositor and the Trustee, upon reasonable notice, during normal business hours access to all records maintained by the Master Servicer, the Special Servicer or the REMIC Administrator, as the case may be, in respect of its rights and obligations hereunder and access to such of its officers as are responsible for such obligations. Upon reasonable request, the Master Servicer, the Special Servicer and the REMIC Administrator each shall furnish the Depositor and the Trustee with its most recent financial statements, and such other information directly related to the servicing of the Mortgage Loans or to its ability to perform its obligations hereunder as it possesses, and which it is not prohibited by law or, to the extent applicable, binding obligations to third parties with respect to confidentiality from disclosing, regarding its business, affairs, property and condition, financial or otherwise. The Depositor may, but is not obligated to, enforce the obligations of the Master Servicer, the Special Servicer and the REMIC Administrator hereunder and may, but is not obligated to, perform, or cause a designee to perform, any defaulted obligation of the Master Servicer, the Special Servicer or the REMIC Administrator hereunder or, in connection with a default thereby, exercise the rights of the Master Servicer, the Special Servicer or the REMIC Administrator hereunder; provided, however, that none of the Master Servicer, the Special Servicer or the REMIC Administrator shall be relieved of any of its obligations hereunder by virtue of such performance by the Depositor or its designee. The Depositor shall not have any responsibility or liability for any action or failure to act by the Master Servicer, the Special Servicer or the REMIC Administrator and is not obligated to supervise the performance of the Master Servicer, the Special Servicer or the REMIC Administrator under this Agreement or otherwise.


                                   ARTICLE VII

                                     DEFAULT

            SECTION 7.01 Events of Default.

            (a) "Event of Default", wherever used herein, unless the context otherwise requires, means any one of the following events:

               (i) any failure by the Master Servicer (A) to deposit into the Certificate Account any amount required to be so deposited under this Agreement which continues unremedied for two (2) Business Days following the date on which such deposit was first required to be made, but in no event later than one (1) day before the related Distribution Date, or (B) to deposit into, or to remit to the Trustee for deposit into, the Distribution Account on any Master Servicer Remittance Date, the full amount of any Master Servicer Remittance Amount and Withheld Amounts, respectively, required to be so deposited or remitted under this Agreement on such date which remains uncured by 11:00 a.m. on the following Business Day provided however, that in connection with any failure of the Master Servicer to remit to the Trustee any amount for deposit into the Distribution Account when required pursuant to this Agreement (notwithstanding the previous clause (B)) the Master Servicer shall pay to the Trustee for the account of the Trustee interest on any amount not timely remitted at the Prime Rate from and including the day such remittance was required to be made to, but not including, the day on which such remittance was actually made; or

               (ii) any failure by the Special Servicer to deposit into, or to remit to the Master Servicer for deposit into, the Certificate Account or the REO Account any amount required to be so deposited or remitted under this Agreement which continues unremedied for two Business Days following the date on which such deposit or remittance was first required to be made; or

               (iii) any failure by the Master Servicer to remit to the Trustee for deposit into the Distribution Account, on any Master Servicer Remittance Date, the full amount of P&I Advances required to be made on such date which is not cured by 11:00 a.m. New York City time on the Distribution Date; or

               (iv) any failure by the Master Servicer to timely make any Servicing Advance required to be made by it pursuant to this Agreement, which failure continues unremedied for a period ending on the earlier of
      (A) 15 days following the date such Servicing Advance was first required to be made, and (B) either, if applicable, (1) in the case of a Servicing Advance relating to the payment of insurance premiums, the day on which such insurance coverage terminates if such premiums are not paid or (2) in the case of a Servicing Advance relating to the payment of real estate taxes, the date of the commencement of a foreclosure action with respect to the failure to make such payment; or

               (v) any failure by the Special Servicer to timely direct the Master Servicer to make any Servicing Advance (including any Emergency Advance) required to be made by the Master Servicer at its direction pursuant to this Agreement, which failure continues unremedied for a period of two (2) Business Days following the date on which notice has been given to the Special Servicer by the Trustee as provided in Section 3.11(e); or

               (vi) any failure on the part of the Master Servicer or the Special Servicer duly to observe or perform in any material respect any other of the covenants or agreements thereof contained in this Agreement, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer or the Special Servicer, as the case may be, by any other party hereto, or to the Master Servicer or the Special Servicer, as the case may be, with a copy to each other party hereto, by the Holders of Certificates entitled to at least 25% of the Voting Rights; provided, however, that if such covenant or agreement is capable of being cured and the Master Servicer or Special Servicer, as applicable, is diligently pursuing such cure, such 30 day period shall be extended for an additional 30 days; or

               (vii) any failure on the part of the REMIC Administrator duly to observe or perform in any material respect any of the covenants or agreements thereof contained in this Agreement, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the REMIC Administrator by any other party hereto, or to the REMIC Administrator, with a copy to each other party hereto, by the Holders of Certificates entitled to at least 25% of the Voting Rights; or

               (viii) any breach on the part of the Master Servicer, the Special Servicer or the REMIC Administrator of any representation or warranty thereof contained in this Agreement which materially and adversely affects the interests of any Class of Certificateholders and which continues unremedied for a period of 30 days after the date on which notice of such breach, requiring the same to be remedied, shall have been given to the Master Servicer, the Special Servicer or the REMIC Administrator, as the case may be, by any other party hereto, or to the Master Servicer, the Special Servicer or the REMIC Administrator, as the case may be, with a copy to each other party hereto, by the Holders of Certificates entitled to at least 25% of the Voting Rights; provided, however, that if such covenant or agreement is capable of being cured and the Master Servicer or Special Servicer, as applicable, is diligently pursuing such cure, such 30 day period shall be extended for an additional 30 days; or

               (ix) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer, the Special Servicer or the REMIC Administrator and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or

               (x) the Master Servicer, the Special Servicer or the REMIC Administrator shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to it or of or relating to all or substantially all of its property; or

               (xi) the Master Servicer, the Special Servicer or the REMIC Administrator shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations, or take any corporate action in furtherance of the foregoing; or

               (xii) the Master Servicer or the Special Servicer (as the case may be) receives actual knowledge that (i) Moody's has qualified, downgraded or withdrawn its rating or ratings on one or more Classes of Certificates, or (ii) that Moody's has placed one or more Classes of Certificates on "watch status" in contemplation of a rating downgrade or withdrawal (and such "watch status" placement shall not have been withdrawn by Moody's within 60 days of the date the Master Servicer or Special Servicer (as the case may be ) obtained such actual knowledge), in the case of either of clauses (i) or (ii), citing servicing concerns with the Master Servicer or the Special Servicer (as the case may be) as the sole or material factor in such action; or

               (xiii) the Trustee shall have received a written notice from Fitch (which the Trustee shall promptly forward to the Master Servicer or the Special Servicer, as applicable), that the continuation of the Master Servicer or the Special Servicer in such capacity would result in the downgrade, qualification or withdrawal of any rating the assigned by Fitch to any Class of Certificates.

Each Event of Default listed above as items (iv) through (xiii) shall constitute an Event of Default only with respect to the relevant party; provided that if a single entity acts or any two or more Affiliates act as Master Servicer, Special Servicer and REMIC Administrator, or in any two or more of the foregoing capacities, an Event of Default in one capacity (other than an event described in clauses (xii) or (xiii)) will constitute an Event of Default in each such capacity.

            (b) If any Event of Default with respect to the Master Servicer or the Special Servicer (in either case, for purposes of this Section 7.01(b), the "Defaulting Party") shall occur and be continuing, then, and in each and every such case, so long as the Event of Default shall not have been remedied, the Depositor or the Trustee may, and at the written direction of the Holders of Certificates entitled to at least 51% of the Voting Rights, or if the relevant Event of Default is the one described in clause (xi) of subsection (a) above, the Trustee shall, terminate, by notice in writing to the Defaulting Party (with a copy of such notice to each other party hereto), all of the rights and obligations (subject to Section 3.11, accruing from and after such notice) of the Defaulting Party under this Agreement and in and to the Mortgage Loans and the proceeds thereof. With respect to each of the Event of Defaults listed above as clauses (xii) and (xiii), the Trustee shall provide written notice of such Event of Default to each Certificateholder and request written direction of such Certificateholders whether they desire to terminate the Defaulting Party; if no such direction is received from at least 51% of the Voting Rights within 15 Business Days after delivery of such notice by the Trustee, and the Trustee has not elected pursuant to the preceding sentence to terminate the Defaulting Party, the Defaulting Party will not be terminated by reason of such Event of Default. From and after the receipt by the Defaulting Party of such written notice, all authority and power of the Defaulting Party under this Agreement, whether with respect to the Certificates (other than as a Holder of any Certificate) or the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee pursuant to and under this Section, and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of and at the expense of the Defaulting Party, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise. The Master Servicer and the Special Servicer each agree that, if it is terminated pursuant to this
Section 7.01(b), it shall promptly (and in any event no later than ten Business Days subsequent to its receipt of the notice of termination) provide the Trustee with all documents and records reasonably requested thereby to enable the Trustee to assume the Master Servicer's or Special Servicer's, as the case may be, functions hereunder, and shall cooperate with the Trustee in effecting the termination of the Master Servicer's or Special Servicer's, as the case may be, responsibilities and rights hereunder, including, without limitation, the transfer within two Business Days to the Trustee for administration by it of all cash amounts which shall at the time be or should have been credited by the Master Servicer to the Certificate Account, the Distribution Account, any Servicing Account or any Reserve Account (if it is the Defaulting Party) or by the Special Servicer to the REO Account, the Certificate Account, any Servicing Account or any Reserve Account (if it is the Defaulting Party) or thereafter be received with respect to the Mortgage Loans and any REO Properties (provided, however, that the Master Servicer and the Special Servicer each shall, if terminated pursuant to this Section 7.01(b) or Section 3.23, continue to be obligated for or entitled to receive all amounts accrued or owing by or to it under this Agreement on or prior to the date of such termination, whether in respect of Advances or otherwise, and it and its directors, officers, employees and agents shall continue to be entitled to the benefits of Section 6.03 notwithstanding any such termination). All costs and expenses of the Trustee and the Trust (including, without limitation, any costs and expenses of any party hereto reimbursable out of the Trust Fund) in connection with the termination of the Master Servicer or Special Servicer, as applicable, under this Section 7.01(b) (including, without limitation, the requisite transfer of servicing) shall be paid for, as incurred, by the Defaulting Party.

            (c) If any Event of Default with respect to the REMIC Administrator shall occur and be continuing, then, and in each and every such case, so long as the Event of Default shall not have been remedied, the Depositor or the Trustee may, and at the written direction of the Holders of Certificates entitled to at least 51% of the Voting Rights, the Trustee (or, if the Trustee is also the REMIC Administrator, the Master Servicer) shall, terminate, by notice in writing to the REMIC Administrator (with a copy to each of the other parties hereto), all of the rights and obligations of the REMIC Administrator under this Agreement. From and after the receipt by the REMIC Administrator of such written notice (or if the Trustee is also the REMIC Administrator, from and after such time as another successor appointed as contemplated by Section 7.02 accepts such appointment), all authority and power of the REMIC Administrator under this Agreement shall pass to and be vested in the Trustee (or such other successor) pursuant to and under this Section, and, without limitation, the Trustee (or such other successor) is hereby authorized and empowered to execute and deliver, on behalf of and at the expense of the REMIC Administrator, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination. The REMIC Administrator agrees promptly (and in any event no later than ten Business Days subsequent to its receipt of the notice of the termination) to provide the Trustee (or, if the Trustee is also the REMIC Administrator, such other successor appointed as contemplated by
Section 7.02) with all documents and records requested thereby to enable the Trustee (or such other successor) to assume the REMIC Administrator's functions hereunder, and to cooperate with the Trustee (or such other successor) in effecting the termination of the REMIC Administrator's responsibilities and rights hereunder (provided, however, that the REMIC Administrator shall continue to be obligated for or entitled to receive all amounts accrued or owing by or to it under this Agreement on or prior to the date of such termination, and it and its directors, officers, employees and agents shall continue to be entitled to the benefits of Section 6.03 notwithstanding any such termination).

            SECTION 7.02 Trustee to Act; Appointment of Successor.

            On and after the time the Master Servicer, the Special Servicer or the REMIC Administrator resigns pursuant to clause (ii) of the first sentence of
Section 6.04 or receives a notice of termination pursuant to Section 7.01, the Trustee shall be the successor in all respects to the Master Servicer, the Special Servicer or (unless it has also been acting as such) the REMIC Administrator, as the case may be, in its capacity as such under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto and arising thereafter placed on the Master Servicer, the Special Servicer or the REMIC Administrator, as the case may be, by the terms and provisions hereof, including, without limitation, if the Master Servicer is the resigning or terminated party, the Master Servicer's obligation to make P&I Advances; provided that any failure to perform such duties or responsibilities caused by the Master Servicer's, the Special Servicer's or the REMIC Administrator's, as the case may be, failure to cooperate or to provide information or monies required by Section 7.01 shall not be considered a default by the Trustee hereunder. Neither the Trustee nor any other successor shall be liable for any of the representations and warranties of the resigning or terminated party or for any losses incurred by the resigning or terminated party pursuant to Section
3.06 hereunder nor shall the Trustee nor any other successor be required to purchase any Mortgage Loan hereunder. As compensation therefor, the Trustee shall be entitled to all fees and other compensation, (subject to Section 3.11) which the resigning or terminated party would have been entitled to for future services rendered if the resigning or terminated party had continued to act hereunder. Notwithstanding the above, the Trustee may, if it shall be unwilling to so act, or shall, if it is unable to so act, or is not approved by each and every Rating Agency as an acceptable master servicer or special servicer, as the case may be, of commercial mortgage loans, or if the Holders of Certificates entitled to at least 51% of the Voting Rights so request in writing to the Trustee, or if the REMIC Administrator is the resigning or terminated party and the Trustee had been acting in such capacity, promptly appoint, or petition a court of competent jurisdiction to appoint, any established and qualified institution as the successor to the Master Servicer, the Special Servicer or the REMIC Administrator, as the case may be, hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer, the Special Servicer or the REMIC Administrator, as the case may be, hereunder; provided that such appointment does not result in the downgrading, qualification (if applicable) or withdrawal of any rating then assigned by any Rating Agency to any Class of Certificates (as evidenced by written confirmation thereof from each Rating Agency). No appointment of a successor to the Master Servicer, the Special Servicer or the REMIC Administrator hereunder shall be effective until the assumption of the successor to such party of all its responsibilities, duties and liabilities hereunder. Pending appointment of a successor to the Master Servicer, the Special Servicer or the REMIC Administrator hereunder, the Trustee shall act in such capacity as hereinabove provided. Subject to Section
3.11 and in connection with any such appointment and assumption described herein, the Trustee may make such arrangements for the compensation of such successor out of payments on or in respect of the Mortgage Loans or otherwise as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the resigning or terminated party hereunder. The Depositor, the Trustee, such successor and each other party hereto shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. Any costs and expenses associated with the transfer of the foregoing functions under this Agreement (other than the set-up costs of the successor) shall be borne by the predecessor Master Servicer, Special Servicer or REMIC Administrator, as applicable, and, if not paid by such predecessor Master Servicer, Special Servicer or REMIC Administrator within thirty days of its receipt of an invoice therefor, shall be an expense of the Trust; provided that such predecessor Master Servicer, Special Servicer or REMIC Administrator shall reimburse the Trust for any such expense so incurred by the Trust; and provided, further, that the Trustee shall decide whether and to what extent it is in the best interest of the Certificateholders to pursue any remedy against any party obligated to make such reimbursement.

            SECTION 7.03 Notification to Certificateholders.

            (a) Upon any resignation of the Master Servicer, the Special Servicer or the REMIC Administrator pursuant to Section 6.04, any termination of the Master Servicer, the Special Servicer or the REMIC Administrator pursuant to
Section 7.01 or any appointment of a successor to the Master Servicer, the Special Servicer or the REMIC Administrator pursuant to Section 6.04 or Section 7.02, the Trustee shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register.

            (b) Not later than the later of (i) 60 days after the occurrence of any event which constitutes or, with notice or lapse of time or both, would constitute an Event of Default and (ii) five days after the Trustee has actual knowledge, or would be deemed in accordance with Section 8.02(g) to have notice of the occurrence of such an event, the Trustee shall transmit by mail to the other non-defaulting parties hereto and all Certificateholders notice of such occurrence, unless such default shall have been cured.

            SECTION 7.04 Waiver of Events of Default.

            The Holders entitled to at least 66-2/3% of the Voting Rights allocated to each of the Classes of Certificates affected by any Event of Default hereunder may waive such Event of Default, except that prior to any waiver of an Event of Default arising from a failure to make P&I Advances, the Trustee shall be reimbursed all amounts which it has advanced. Upon any such waiver of an Event of Default, such Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose hereunder. No such waiver shall extend to any subsequent or other Event of Default or impair any right consequent thereon except to the extent expressly so waived. Notwithstanding any other provisions of this Agreement, for purposes of waiving any Event of Default pursuant to this Section 7.04, Certificates registered in the name of the Depositor or any Affiliate of the Depositor (provided that neither the Depositor nor any Affiliate thereof is the party in respect of which such Event of Default exists) shall be entitled to the same Voting Rights with respect to the matters described above as they would if any other Person held such Certificates.

            SECTION 7.05 Additional Remedies of Trustee Upon Event of Default.

            During the continuance of any Event of Default, so long as such Event of Default shall not have been remedied, the Trustee, in addition to the rights specified in Section 7.01, shall have the right, in its own name and as trustee of an express trust, to take all actions now or hereafter existing at law, in equity or by statute to enforce its rights and remedies and to protect the interests, and enforce the rights and remedies, of the Certificateholders (including the institution and prosecution of all judicial, administrative and other proceedings and the filings of proofs of claim and debt in connection therewith). Except as otherwise expressly provided in this Agreement, no remedy provided for by this Agreement shall be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to any other remedy, and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Event of Default.


                                  ARTICLE VIII

                             CONCERNING THE TRUSTEE

            SECTION 8.01 Duties of Trustee.

            (a) The Trustee, prior to the occurrence of an Event of Default hereunder and after the curing or waiver of all such Events of Default and defaults which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement; provided that it is herein acknowledged and agreed that the Trustee is at all times acting in a fiduciary capacity with respect to the Certificateholders. If an Event of Default hereunder occurs and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Agreement and applicable law, and use the same degree of care and skill in their exercise as a prudent man or the Trustee would exercise or use under the circumstances in the conduct of his or its own affairs (whichever standard would be higher). Any permissive right of the Trustee contained in this Agreement shall not be construed as a duty.

            (b) The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement (other than the Mortgage Files, the review of which is specifically governed by the terms of Article II), shall examine them to determine whether they conform in form to the requirements of this Agreement. If any such instrument is found not to so conform to the requirements of this Agreement in a material manner, the Trustee shall take such action as it deems appropriate to have the instrument corrected. The Trustee shall not be responsible for, but may assume and rely upon, the accuracy and content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Depositor, the Master Servicer, the Special Servicer or the REMIC Administrator and accepted by the Trustee in good faith, pursuant to this Agreement.

            (c) No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

               (i) The duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement;

               (ii) The Trustee shall not be personally liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

               (iii) The Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of Holders of Certificates entitled to at least 25% (or, as to any particular matter, any higher percentage as may be specifically provided for hereunder) of the Voting Rights relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement.

            SECTION 8.02 Certain Matters Affecting the Trustee.

            Except as otherwise provided in Section 8.01:

            (a) The Trustee may rely upon and shall be protected in acting or refraining from acting upon any resolution, Officer's Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

            (b) The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance therewith;

            (c) The Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Agreement or to make any investigation of matters arising hereunder or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; the Trustee shall not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it; nothing contained herein shall, however, relieve the Trustee of the obligation, upon the occurrence of an Event of Default hereunder which has not been cured, to exercise such of the rights and powers vested in it by this Agreement and to use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs;

            (d) The Trustee shall not be personally liable for any action reasonably taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

            (e) Prior to the occurrence of an Event of Default hereunder, and after the curing of all such Events of Default which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by Holders of Certificates entitled to at least 25% of the Voting Rights; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such expense or liability as a condition to taking any such action;

            (f) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys-in-fact, provided that the use of any such agent or attorney-in-fact shall not relieve the Trustee from any of its obligations hereunder, and the Trustee shall remain responsible for all acts and omissions of any such agent or attorney-in-fact;

            (g) For all purposes under this Agreement, the Trustee shall not be deemed to have notice of any Event of Default hereunder unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office, and such notice references the Certificates or this Agreement; and

            (h) The Trustee shall not be responsible for any act or omission of the Master Servicer, the Special Servicer or the REMIC Administrator (unless the Trustee is acting as Master Servicer, Special Servicer or REMIC Administrator, as the case may be) or for any act or omission of the Depositor or the Mortgage Loan Seller.

            SECTION 8.03 Trustee Not Liable for Validity or Sufficiency of Certificates or Mortgage Loans.

            The recitals contained herein and in the Certificates (other than the representations and warranties of, and the other statements attributed to, the Trustee in Article II and the certificate of authentication executed by the Trustee as Certificate Registrar set forth on each outstanding Certificate) shall be taken as the statements of the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer or the REMIC Administrator, as the case may be, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Agreement (other than as specifically set forth in Sections 2.08 and 2.09) or of any Certificate (other than as to the signature of the Trustee set forth thereon) or of any Mortgage Loan or related document. The Trustee shall not be accountable for the use or application by the Depositor of any of the Certificates issued to it or of the proceeds of such Certificates, or for the use or application of any funds paid to the Depositor or the Mortgage Loan Seller in respect of the assignment of the Mortgage Loans to the Trust, or any funds deposited in or withdrawn from the Certificate Account, the Interest Reserve Account or any other account by or on behalf of the Depositor, the Master Servicer, the Special Servicer or the REMIC Administrator. The Trustee shall not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Depositor, the Master Servicer, the Special Servicer or the REMIC Administrator and accepted by the Trustee, in good faith, pursuant to this Agreement.

            SECTION 8.04 Trustee May Own Certificates.

            The Trustee, in its individual or any other capacity, and any agent of the Trustee may become the owner or pledgee of Certificates with, except as otherwise provided in the definition of Certificateholder, the same rights it would have if it were not the Trustee or such agent, as the case may be.

            SECTION 8.05 Fees of Trustee; Indemnification of Trustee.

            (a) The Trustee shall pay to itself on each Distribution Date, pursuant to Section 3.05(b)(ii), from amounts on deposit in the Distribution Account, an amount equal to the Trustee Fee for such Distribution Date and, to the extent not previously received, for each prior Distribution Date.

            (b) The Trustee and any director, officer, employee or agent of the Trustee shall be entitled to be indemnified and held harmless by the Trust (to the extent of amounts on deposit in the Certificate Account and the Distribution Account from time to time) against any loss, liability or expense (including, without limitation, costs and expenses of litigation, and of investigation, counsel fees, damages, judgments and amounts paid in settlement) arising out of, or incurred in connection with, any legal actions relating to the exercise and performance of any of the powers and duties of the Trustee hereunder; provided that none of the Trustee or any of the other above specified Persons shall be entitled to indemnification pursuant to this Section 8.05(b) for (i) allocable overhead, (ii) expenses or disbursements incurred or made by or on behalf of the Trustee in the normal course of the Trustee's performing its routine duties in accordance with any of the provisions hereof, (iii) any expense or liability specifically required to be borne thereby pursuant to the terms hereof, or (iv) any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of the Trustee's obligations and duties hereunder, or by reason of negligent disregard of such obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the Trustee made herein. The provisions of this Section 8.05(b) shall (i) survive any resignation or removal of the Trustee and appointment of a successor trustee and (ii) extend to any other role which the Trustee may assume hereunder, including without limitation REMIC Administrator, Custodian and/or Certificate Registrar.

            SECTION 8.06 Eligibility Requirements for Trustee.

            The Trustee hereunder shall at all times be a corporation, a trust company, a bank or a banking association: (i) organized and doing business under the laws of the United States of America or any State thereof or the District of Columbia; (ii) authorized under such laws to exercise trust powers; (iii) having a combined capital and surplus of at least $50,000,000; (iv) subject to supervision or examination by federal or state authority; and (v) whose long-term senior unsecured debt is rated not less than "Aa3" by Moody's, and "AA" by Fitch (or, in the case of each Rating Agency, such lower ratings as would not, as confirmed in writing by such Rating Agency, result in a downgrade, qualification (if applicable) or withdrawal of any of the then-current ratings assigned by such Rating Agency to the Certificates). If such corporation, trust company, bank or banking association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then, for the purposes of this Section 8.06, the combined capital and surplus of such corporation, trust company, bank or banking association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. No Person shall become a successor trustee hereunder if the succession of such Person would result in a downgrade, qualification (if applicable) or withdrawal of any of the ratings then assigned by the Rating Agencies to the Certificates. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in Section 8.07. The corporation, trust company, bank or banking association serving as Trustee may have normal banking and trust relationships with the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the REMIC Administrator and their respective Affiliates.

            SECTION 8.07 Resignation and Removal of the Trustee.

            (a) The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Depositor, the Mortgage Loan Sellers, the Master Servicer, the Special Servicer, the Swap Counterparty, the REMIC Administrator and to all Certificateholders. Upon receiving such notice of resignation, the Depositor shall promptly appoint a successor trustee acceptable to the Master Servicer by written instrument, in duplicate, which instrument shall be delivered to the resigning Trustee and to the successor trustee. A copy of such instrument shall be delivered to the Mortgage Loan Sellers, the Master Servicer, the Special Servicer, the Swap Counterparty, the REMIC Administrator and the Certificateholders by the Depositor. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

            (b) If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 8.06 and shall fail to resign after written request therefor by the Depositor or the Master Servicer, or if at any time the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Depositor may remove the Trustee and appoint a successor trustee acceptable to the Master Servicer by written instrument, in duplicate, which instrument shall be delivered to the Trustee so removed and to the successor trustee. A copy of such instrument shall be delivered to the Mortgage Loan Sellers, the Master Servicer, the Special Servicer, the REMIC Administrator and the Certificateholders by the Depositor.

            (c) The Holders of Certificates entitled to at least 33 1/3% of the Voting Rights may at any time remove the Trustee and appoint a successor trustee by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Master Servicer, one complete set to the Trustee so removed and one complete set to the successor so appointed; provided that the Master Servicer, the Depositor and the remaining Certificateholders shall have been notified; and provided further that other Holders of the Certificates entitled to a greater percentage of the Voting Rights shall not have objected to such removal in writing to the Master Servicer and the Depositor within 30 days of their receipt of notice thereof. A copy of such instrument shall be delivered to the Depositor, the Mortgage Loan Sellers, the Special Servicer, the REMIC Administrator and the remaining Certificateholders by the Master Servicer.

            (d) Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 8.07 shall not become effective until acceptance of appointment by the successor trustee as provided in Section 8.08; and no such resignation or removal of the Trustee and/or appointment of a successor trustee shall be permitted, unless, as confirmed in writing by each Rating Agency, such resignation or removal and appointment would not result in the downgrade, qualification (if applicable) or withdrawal of the rating assigned by any Rating Agency to any Class of Certificates.

            SECTION 8.08 Successor Trustee.

            (a) Any successor trustee appointed as provided in Section 8.07 shall execute, acknowledge and deliver to the Depositor, the Mortgage Loan Sellers, the Master Servicer, the Special Servicer, the REMIC Administrator and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as trustee herein. The predecessor trustee shall deliver to the successor trustee all Mortgage Files and related documents and statements held by it hereunder (other than any Mortgage Files and related documents and statements at the time held on its behalf by a Custodian, which Custodian shall become the agent of the successor trustee), and the Depositor, the Mortgage Loan Sellers, the Master Servicer, the Special Servicer, the REMIC Administrator and the predecessor trustee shall execute and deliver such instruments and do such other things as may reasonably be required to more fully and certainly vest and confirm in the successor trustee all such rights, powers, duties and obligations, and to enable the successor trustee to perform its obligations hereunder. If such predecessor trustee was removed as Trustee under this Agreement without cause, the cost of any such execution, delivery or action shall be at the expense of the Trust.

            (b) No successor trustee shall accept appointment as provided in this Section 8.08 unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 8.06.

            (c) Upon acceptance of appointment by a successor trustee as provided in this Section 8.08, the successor trustee shall mail notice of the succession of such trustee hereunder to the Depositor and the Certificateholders.

            SECTION 8.09 Merger or Consolidation of Trustee.

            Any entity into which the Trustee may be merged or converted or with which it may be consolidated or any entity resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any entity succeeding to the corporate trust business of the Trustee, shall be the successor of the Trustee, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided that the Trustee shall continue to be eligible under the provisions of Section 8.06. The successor to the Trustee shall promptly notify in writing each of the other parties hereto, the Certificateholders and the Rating Agencies of any such merger, conversion, consolidation or succession to business.

            SECTION 8.10 Appointment of Co-Trustee or Separate Trustee.

            (a) Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing the same may at the time be located, the Master Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity, such title to the Trust Fund, or any part thereof, and, subject to the other provisions of this Section 8.10, such powers, duties, obligations, rights and trusts as the Master Servicer and the Trustee may consider necessary or desirable. If the Master Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request to do so, or in case an Event of Default in respect of the Master Servicer shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.06 hereunder and no notice to Holders of Certificates of the appointment of co-trustee(s) or separate trustee(s) shall be required under Section 8.08 hereof.

            (b) In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 8.10 all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Master Servicer, the Special Servicer or the REMIC Administrator hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee.

            (c) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

            (d) Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

            (e) The appointment of a co-trustee or separate trustee under this
Section 8.10 shall not relieve the Trustee of its duties, responsibilities or liabilities hereunder; provided the Trustee shall have no liability for the actions or inaction of a separate trustee or co-trustee which do not comply with the provisions of Section 8.10(b).

            SECTION 8.11 Appointment of Custodians.

            The Trustee may, with the consent of the Master Servicer, appoint one or more Custodians to hold all or a portion of the Mortgage Files as agent for the Trustee; provided that if the Custodian is an Affiliate of the Trustee such consent of the Master Servicer need not be obtained and the Trustee shall instead notify the Master Servicer of such appointment. Each Custodian shall be a depository institution subject to supervision by federal or state authority, shall have combined capital and surplus (or shall have its performance guaranteed by an Affiliate with a combined capital and surplus) of at least $10,000,000, shall be qualified to do business in the jurisdiction in which it holds any Mortgage File and shall not be the Depositor, the Mortgage Loan Sellers or any Affiliate of any of them. Each Custodian shall be subject to the same obligations and standard of care as would be imposed on the Trustee hereunder in connection with the retention of Mortgage Files directly by the Trustee. The appointment of one or more Custodians shall not relieve the Trustee from any of its duties, liabilities or obligations hereunder, and the Trustee shall remain responsible for all acts and omissions of any Custodian. Any such Custodian (other than the Trustee or an Affiliate of the Trustee) shall maintain the same errors and omissions insurance as required of the Master Servicer pursuant to Section 3.07(c).

            SECTION 8.12 Access to Certain Information.

            (a) The Trustee shall provide or cause to be provided to the Depositor, the Master Servicer, the Special Servicer and the Rating Agencies, and to the OTS, the FDIC, and any other federal or state banking or insurance regulatory authority that may exercise authority over any Certificateholder, access to the Mortgage Files and any other documentation regarding the Mortgage Loans and the Trust Fund, that is within its control which may be required by this Agreement or by applicable law. Such access shall be afforded without charge but only upon reasonable prior written request and during normal business hours at the offices of the Trustee designated by it.

            (b) Promptly following the first sale of any Non-Registered Certificate to an Independent third party, the Depositor shall provide to the Trustee 12 copies of any private placement memorandum or other disclosure document used by the Depositor or its Affiliate in connection with the offer and sale of the Class of Certificates to which such Non-Registered Certificate belongs. In addition, if any such private placement memorandum or disclosure document is revised, amended or supplemented at any time following the delivery thereof to the Trustee, the Depositor promptly shall inform the Trustee of such event and shall deliver to the Trustee 12 copies of the private placement memorandum or disclosure document, as revised, amended or supplemented. The Trustee shall maintain at its Corporate Trust Office and shall on behalf of the Depositor, upon reasonable advance written notice, make available during normal business hours for review by each Rating Agency and by any Certificateholder or any Certificate Owner or any Person identified to the Trustee by a Certificateholder or a Certificate Owner as a prospective transferee of a Certificate or interest therein, originals or copies of the following items: (i) in the case of a Holder or prospective transferee of a Non-Registered Certificate, any private placement memorandum or other disclosure document relating to the Class of Certificates to which such Non-Registered Certificate belongs, in the form most recently provided to the Trustee; and (ii) in all cases, (A) all Officer's Certificates delivered to the Trustee since the Closing Date pursuant to Section 3.13, (B) all accountants' reports delivered to the Trustee since the Closing Date pursuant to Section 3.14, (C) the most recent inspection report, together with any related additional written or electronic information, prepared or obtained by, or on behalf of, the Master Servicer or Special Servicer, as the case may be, and delivered to the Trustee in respect of each Mortgaged Property pursuant to Section 3.12(a), (D) all Mortgagor financial statements and Mortgaged Property operating statements and rent rolls, together with any related additional written or electronic information, delivered to the Trustee by the Master Servicer or the Special Servicer pursuant to Section 3.12(b), (E) any and all notices and reports delivered to the Trustee with respect to any Mortgaged Property securing a defaulted Mortgage Loan as to which the environmental testing contemplated by Section 3.09(c) revealed that either of the conditions set forth in clauses (i) and (ii) of the first sentence thereof was not satisfied or that any remedial, corrective or other further action contemplated in such clauses is required (but only for so long as such Mortgaged Property or the related Mortgage Loan is part of the Trust Fund), (F) all documents constituting the Mortgage Files, including, without limitation, any and all modifications, waivers and amendments of the terms of a Mortgage Loan entered into by the Master Servicer or the Special Servicer and delivered to the Trustee pursuant to Section 3.20 (but, in each case, only for so long as the related Mortgage Loan is part of the Trust Fund) and, (G) any Asset Status Report. Copies of any and all of the foregoing items are to be available from the Trustee upon request; however, the Trustee shall be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing such service.

            In connection with providing access to or copies of the items described in the immediately preceding paragraph of this Section 8.12(b), the Trustee may require, unless the Depositor directs otherwise, (i) in the case of Certificate Owners, a written confirmation executed by the requesting Person, in form reasonably satisfactory to the Trustee, generally to the effect that such Person is a beneficial holder of Certificates and will keep such information confidential and (ii) in the case of any prospective purchaser of a Certificate or, in the case of a Book-Entry Certificate, of a beneficial ownership interest therein, a written confirmation executed by the requesting Person, in form reasonably satisfactory to the Trustee, generally to the effect that such Person is a prospective purchaser of a Certificate or a beneficial ownership interest therein, is requesting the information for use in evaluating a possible investment in Certificates and will otherwise keep such information confidential. All Certificateholders, by acceptance of their Certificates, shall be deemed to have agreed to keep such information confidential, except to the extent that the Depositor grants written permission to the contrary. Notwithstanding the preceding sentences of this paragraph, the Trustee shall have no responsibility for the accuracy, completeness or sufficiency of any information so made available or furnished by it in the manner described in the immediately preceding paragraph.

            SECTION 8.13 Filings with the Securities and Exchange Commission.

            The provisions of this paragraph shall not apply until such time as any Class of Certificates is registered under the Securities Act of 1933. Thereupon, the Depositor shall prepare for filing, execute and properly file with the Commission, the initial 8-K. The Trustee shall, at the expense of the Depositor, prepare for filing, execute and properly file with the Commission (i) the Form 10-K, (ii) the Form 15 in January, 2002 and (iii) the Form 8-K with the following attachments: (a) the Distribution Date Statements, and (b) any additional items requested by the Depositor, and (c) any items specifically provided herein to be filed on behalf of the Trust under the Exchange Act; provided that any such items shall have been received by the Trustee (to the extent not generated by the Trustee) in the format required for electronic filing via the EDGAR system. The Depositor hereby grants to the Trustee a limited power of attorney to execute and file each such document (other than the initial 8-K) on behalf of the Depositor. Such power of attorney shall continue until either the earlier of (i) receipt by the Trustee from the Depositor of written termination of such power of attorney and (ii) the termination of the Trust Fund. The Depositor agrees to promptly furnish to the Trustee, from time to time upon request, such further information, reports, and financial statements within its control related to this Agreement and the Mortgage Loans as the Trustee reasonably deems appropriate to prepare and file all necessary reports with the Commission. The Trustee shall have no responsibility to file any such items that have not been received in such EDGAR compatible or convertible format nor shall it have any responsibility to convert any items to such format. The Depositor shall (i) promptly file, and exercise its reasonable best efforts to obtain a favorable response to, no-action requests to, or requests for other appropriate exemptive relief from, the Commission regarding the usual and customary exemption from certain reporting requirements granted to issuers of securities similar to the Certificates; and, (ii) promptly forward copies of any response from the Commission to the Trustee.

            SECTION 8.14 Maintenance of Mortgage File.

            Except for the release of items in the Mortgage File contemplated by this Agreement, including, without limitation, as necessary for the enforcement of the holder's rights and remedies under the related Mortgage Loan, the Trustee covenants and agrees that it shall maintain each Mortgage File in the State of Minnesota, and that it shall not move any Mortgage File outside the State of Minnesota, other than as specifically provided for in this Agreement, unless it shall first obtain and provide, at the expense of the Trustee, an Opinion of Counsel addressed to the Depositor and the Rating Agencies to the effect that the Trustee's first priority interest in the Mortgage Notes has been duly and fully perfected under the applicable laws and regulations of such other jurisdiction.


                                   ARTICLE IX

                                   TERMINATION

            SECTION 9.01 Termination Upon Repurchase or Liquidation of All Mortgage Loans.

            Subject to Section 9.02, the Trust and the respective obligations and responsibilities under this Agreement of the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee and the REMIC Administrator (other than the obligations of the Trustee to provide for and make payments to Certificateholders as hereafter set forth and the obligations of the REMIC Administrator to file the final Tax Returns for the Loan REMICs (unless previously terminated), REMIC I, REMIC II, REMIC IIU, and REMIC III and to maintain the books and records thereof for a commercially reasonable period) shall terminate upon payment (or provision for payment) to the Certificateholders of all amounts held by or on behalf of the Trustee and required hereunder to be so paid on the Distribution Date following the earlier to occur of (i) the purchase by the Master Servicer or by any Majority Certificateholder of the Controlling Class (other than the Depositor or the Mortgage Loan Seller) of all Mortgage Loans and each REO Property remaining in REMIC I or a Loan REMIC at a price (to be calculated by the Master Servicer and the Trustee as of the close of business on the third Business Day preceding the date upon which notice of any such purchase is furnished to Certificateholders pursuant to the third paragraph of this Section 9.01 and as if the purchase was to occur on such Business Day) equal to (A) the aggregate Purchase Price of all the Mortgage Loans included in REMIC I or a Loan REMIC, plus (B) the appraised value of each REO Property, if any, included in REMIC I or a Loan REMIC (such appraisal to be conducted by a Qualified Appraiser selected by the Master Servicer or the Special Servicer and approved by the Trustee), minus (C) if such purchase is being made by the Master Servicer, the aggregate amount of unreimbursed Advances made by the Master Servicer, together with any Advance Interest payable to the Master Servicer in respect of such Advances and any unpaid Master Servicing Fees remaining outstanding (which items shall be deemed to have been paid or reimbursed to the Master Servicer in connection with such purchase), and (ii) the final payment or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan or REO Property remaining in REMIC I or a Loan REMIC; provided, however, that in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof.

            The Majority Certificateholder of the Controlling Class (other than the Depositor or the Mortgage Loan Seller) has the right, and if the Majority Certificateholder of the Controlling Class fails to exercise such right, the Master Servicer has the right to purchase all of the Mortgage Loans and each REO Property remaining in REMIC I or a Loan REMIC as contemplated by clause (i) of the preceding paragraph by giving written notice to the other parties hereto no later than 60 days prior to the anticipated date of purchase; provided, however, that the Master Servicer and any Majority Certificateholder of the Controlling Class (other than the Depositor or the Mortgage Loan Seller) each may so elect to purchase all of the Mortgage Loans and each REO Property remaining in REMIC I or a Loan REMIC only if the aggregate Stated Principal Balance of the Mortgage Pool at the time of such election is less than 1.0% of the Initial Pool Balance. In the event that the Master Servicer or any Majority Certificateholder of the Class (other than the Depositor or the Mortgage Loan Seller) elects to purchase all of the Mortgage Loans and each REO Property remaining in REMIC I or a Loan REMIC in accordance with the preceding sentence, the Master Servicer or such Majority Certificateholder, as applicable, shall deposit in the Distribution Account not later than the Master Servicer Remittance Date relating to the Distribution Date on which the final distribution on the Certificates is to occur, an amount in immediately available funds equal to the above-described purchase price (exclusive of any portion thereof payable to any Person other than the Certificateholders pursuant to Section 3.05(a), which portion shall be deposited in the Certificate Account). In addition, the Master Servicer shall transfer all amounts required to be transferred to the Distribution Account on such Master Servicer Remittance Date from the Certificate Account pursuant to the first paragraph of Section 3.04(b). Upon confirmation that such final deposits have been made, the Trustee shall release or cause to be released to the purchaser or its designee, the Mortgage Files for the remaining Mortgage Loans and shall execute all assignments, endorsements and other instruments furnished to it by the purchaser, as shall be necessary to effectuate transfer of the Mortgage Loans and REO Properties remaining in REMIC I or a Loan REMIC.

            Notice of any termination shall be given promptly by the Trustee by letter to Certificateholders and, if not previously notified pursuant to the preceding paragraph, to the other parties hereto mailed (a) in the event such notice is given in connection with a purchase by the Master Servicer or any Majority Certificateholder of the Controlling Class (other than the Depositor or the Mortgage Loan Seller) of all of the Mortgage Loans and each REO Property remaining in REMIC I, not earlier than the 15th day and not later than the 25th day of the month next preceding the month of the final distribution on the Certificates or (b) otherwise during the month of such final distribution on or before the 5th day of such month, in each case specifying (i) the Distribution Date upon which the Trust will terminate and final payment on the Certificates will be made, (ii) the amount of any such final payment and (iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the offices of the Certificate Registrar or such other location therein designated.

            Upon presentation and surrender of the Certificates by the Certificateholders on the Final Distribution Date, the Trustee shall distribute to each Certificateholder so presenting and surrendering its Certificates such Certificateholder's Percentage Interest of that portion of the Available Distribution Amount and Prepayment Premiums for such date that is allocable to payments on the relevant Class in accordance with Section 4.01(b) and Section 4.01(c)(i). Final distributions on the Loan REMIC Regular Interests (unless previously terminated) and the REMIC I Regular Interests, the REMIC II Uncertificated Regular Interests, the REMIC IIU Regular Interests and the Class A-2F Regular Interest shall be made on such date as provided in Section 4.01(a)(i), Section 4.01(c)(iv) and (v), Section 4.01(j) and Section 4.01(k).

            Any funds not distributed to any Holder or Holders of Certificates of any Class on the Final Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held uninvested in trust and credited to the account or accounts of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to this Section 9.01 shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Trustee, directly or through an agent, shall take such reasonable steps to contact the remaining non-tendering Certificateholders concerning the surrender of their Certificates as it shall deem appropriate. The costs and expenses of holding such funds in trust and of contacting such Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any former Holder on any amount held in trust hereunder. If by the second anniversary of the delivery of such second notice, all of the Certificates shall not have been surrendered for cancellation, the Class R-III Certificateholders shall be entitled to all unclaimed funds and other assets which remain subject thereto.

            SECTION 9.02 Additional Termination Requirements.

            In the event the Master Servicer or a Majority Certificateholder of the Controlling Class (other than the Depositor or the Mortgage Loan Seller) purchases all of the Mortgage Loans and each REO Property remaining in REMIC I or the Loan REMICs as provided in Section 9.01, the Trust (and, accordingly, the Loan REMICs, REMIC I, REMIC II, REMIC IIU and REMIC III) shall be terminated in accordance with the following additional requirements, unless the Master Servicer or such Majority Certificateholder, as applicable, obtains at its own expense and delivers to the Trustee and the REMIC Administrator an Opinion of Counsel, addressed to the Trustee and the REMIC Administrator, to the effect that the failure of the Trust to comply with the requirements of this Section
9.02 will not result in the imposition of taxes on "prohibited transactions" of the Loan REMICs, REMIC I, REMIC II, REMIC IIU or REMIC III as defined in Section 860F of the Code or cause the Loan REMICs, REMIC I, REMIC II, REMIC IIU or REMIC III to fail to qualify as a REMIC at any time that any Certificates are outstanding:

               (i) the REMIC Administrator shall specify the first day in the 90-day liquidation period in a statement attached to the final Tax Return for each of the Loan REMICs, REMIC I, REMIC II, REMIC IIU and REMIC III pursuant to Treasury Regulations Section 1.860F-1;

               (ii) during such 90-day liquidation period and at or prior to the time of making of the final payment on the Certificates, the Trustee shall sell all of the assets of REMIC I to the Master Servicer or the Majority Certificateholder of the Controlling Class, as applicable, for cash; and

               (iii) prior to the end of such 90-day period and at the time of the making of the final payment on the Loan REMIC Regular Interests and the Certificates, the Trustee shall distribute or credit, or cause to be distributed or credited, to the Holders of the Class R-I Certificates (in the case of the Loan REMICs and REMIC I) and the Class R-II Certificates (in the case of REMIC II) all cash on hand (other than cash retained to meet claims), and each of the Loan REMICs, REMIC I, REMIC II, REMIC IIU and REMIC III shall terminate at that time.


                                    ARTICLE X

                ADDITIONAL REMIC AND GRANTOR TRUST PROVISIONS

            SECTION 10.01 REMIC Administration.

            (a) The REMIC Administrator shall elect to treat each of the Loan REMICs, REMIC I, REMIC II, REMIC IIU and REMIC III as a REMIC under the Code and, if necessary, under Applicable State Law. Each such election will be made on Form 1066 or other appropriate federal or state Tax Returns for the taxable year ending on the last day of the calendar year in which the Loan REMIC Interests and the Certificates are issued.

            (b) The REMIC I Regular Interests are hereby designated as the "regular interests" (within the meaning of Section 860G(a)(1) of the Code), and the Class R-I Certificates are hereby designated as the sole Class of "residual interests" (within the meaning of Section 860G(a)(2) of the Code), in REMIC I. The REMIC II Regular Interests are hereby designated as the "regular interests" (within the meaning of Section 860G(a)(1) of the Code), and the Class R-II Certificates are hereby designated as the sole Class of "residual interest" (within the meaning of Section 860G(a)(2) of the Code), in REMIC II. The REMIC IIU Regular Interests are hereby designated as the "regular interests" (within the meaning of Section 860G(a)(1) of the Code), and the Class R-IIU Certificates are hereby designated as the sole Class of "residual interests" (within the meaning of Section 860G(a)(2) of the Code), in REMIC IIU. The REMIC III Certificates (other than the Class R-III Certificates) and the Class A-2F Regular Interest are hereby designated as the "regular interests" (within the meaning of Section 860G(a)(1) of the Code), and the Class R-III Certificates are hereby designated as the sole Class of "residual interests" (within the meaning of Section 860G(a)(2) of the Code), in REMIC III. For the avoidance of doubt, the Class X Certificates represent "specified portions," within the meaning of Treasury Regulations Section 1.860G-1(a)(2), of the interest payments on the Class UA-1, Class UA-2, Class MB, Class MC, Class MD, Class ME, Class MF, Class MG, Class MH, Class MJ and Class MX Uncertificated Interests, and Class MX Uncertificated Interest represents such "specified portions" of the interest payments on the Class LK Uncertificated Interest, the Class LL Uncertificated Interest, the Class LM Uncertificated Interest, the Class LN Uncertificated Interest, the Class LO Uncertificated Interest and the Class LP Uncertificated Interest. The Loan REMIC Regular Interests (instead of the related Mortgage Loans) will be an asset of REMIC I and the Class R-I Certificates shall represent beneficial ownership of the Loan REMIC Residual Interests. None of the REMIC Administrator, the Master Servicer, the Special Servicer or the Trustee shall, to the extent it is within the control of such Person, create or permit the creation of any other "interests" in either the Loan REMICs, REMIC I, REMIC II, REMIC IIU or REMIC III (within the meaning of Treasury Regulations Section 1.860D-1(b)(1)).

            (c) The Original Closing Date is hereby designated as the "startup day" of each of REMIC I and REMIC II within the meaning of Section 860G(a)(9) of the Code. The Sequel Closing Date is hereby designated as the "startup day" of each of REMIC IIU and REMIC III within the meaning of Section 860G(a)(9) of the Code. The "latest possible maturity date", within the meaning of Treasury Regulations Section 1.860G-1(a)(4)(iii), of the REMIC I Regular Interest, the REMIC II Regular Interests, the REMIC IIU Regular Interests, the REMIC III Certificates (other than the Class R-III Certificates) and the Class A-2F Regular Interest and the Regular Certificates is May 15, 2028, the Distribution Date following the latest maturity date of any Mortgage Loan. The "startup day" of each Loan REMIC shall each be March 29, 2001.

            (d) The REMIC Administrator shall administer the Loan REMICs in accordance with the Loan REMIC Declarations and the REMIC Provisions and shall comply with and perform all federal and, if applicable, state and local income tax return and information reporting requirements with respect to such Loan REMICs, and shall otherwise administer the Loan REMICs in the same manner as specified for REMIC I, REMIC II, REMIC IIU and REMIC III in this Section 10.01. The Loan REMIC Loans shall be serviced and administered in accordance with the provisions of Article III hereof and the Loan REMIC Declarations. The REMIC Administrator shall maintain separate accounting with respect to the Loan REMICs sufficient (i) to comply with such return and information reporting requirements, including quarterly and annual reporting on Schedule Q to Form 1066 to the holders of the Class R-I Certificates with respect to the Loan REMIC Residual Interests, (ii) to account for the Loan REMIC Regular Interests as assets of REMIC I, (iii) to pay or cause to be paid any federal, state or local income tax attributable to the Loan REMICs from payments received on or with respect to the related Mortgage Loans, and (iv) to cause any payments on the related Mortgage Loans in excess amounts distributable in respect of the related Loan REMIC Regular Interests to be distributed in respect of the related Loan REMIC Residual Interests.

            (e) The REMIC Administrator is hereby designated as agent for the Tax Matters Person of each of the Loan REMICs, REMIC I, REMIC II, REMIC IIU and REMIC III and shall: act on behalf of the Trust in relation to any tax matter or controversy, represent the Trust in any administrative or judicial proceeding relating to an examination or audit by any governmental taxing authority, request an administrative adjustment as to any taxable year of the Loan REMICs, REMIC I, REMIC II, REMIC IIU or REMIC III, enter into settlement agreements with any governmental taxing agency, extend any statute of limitations relating to any tax item of the Loan REMICs, REMIC I, REMIC II, REMIC IIU and REMIC III, and otherwise act on behalf of each of the Loan REMICs, REMIC I, REMIC II, REMIC IIU and REMIC III, in relation to any tax matter or controversy involving such REMIC. By their acceptance thereof, the Holders of the Residual Certificates hereby agree to irrevocably appoint the REMIC Administrator as their agent to perform all of the duties of the Tax Matters Person for the Loan REMICs, REMIC I, REMIC II, REMIC IIU and REMIC III. Subject to Section 10.01(h), the legal expenses and costs of any action described in this subsection (d) and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust, and the REMIC Administrator shall be entitled to be reimbursed therefor out of any amounts on deposit in the Distribution Account as provided by Section 3.05(b).

            (f) The REMIC Administrator shall prepare and file or cause to be prepared and filed, and the Trustee shall sign, all of the Tax Returns in respect of each of the Loan REMICs, REMIC I, REMIC II, REMIC IIU and REMIC III. The expenses of preparing and filing such returns shall be borne by the REMIC Administrator without any right of reimbursement therefor.

            (g) The REMIC Administrator shall perform or cause to be performed on behalf of each of the Loan REMICs, REMIC I, REMIC II, REMIC IIU and REMIC III, all reporting and other tax compliance duties that are the responsibility of each such REMIC under the Code, the REMIC Provisions or other compliance guidance issued by the IRS or any other taxing authority under Applicable State Law. Included among such duties, the REMIC Administrator shall provide, or cause to be provided: (i) to any Transferor of a Residual Certificate and the IRS, such information as is necessary for the application of any tax relating to the transfer of a Residual Certificate to any Person who is a Disqualified Organization; (ii) to the Certificateholders, such information or reports as are required by the Code or the REMIC Provisions, including, without limitation, reports relating to interest, original issue discount and market discount or premium (using the Prepayment Assumption as required); and (iii) with respect to REMIC II, REMIC IIU, and REMIC III, Form 8811, or other applicable form, to the IRS, and the name, title, address and telephone number of the Person who will serve as the representative of REMIC II as to the Unaffected Certificates and REMIC III as to the REMIC III Certificates.

            (h) The REMIC Administrator shall perform its duties more specifically set forth hereunder in a manner consistent with maintaining the status of each of the Loan REMICs, REMIC I, REMIC II, REMIC IIU and REMIC III as a REMIC under the REMIC Provisions (and each of the other parties hereto shall assist it, to the extent reasonably requested by it). The REMIC Administrator shall not knowingly take (or cause either the Loan REMICs, REMIC I, REMIC II, REMIC IIU and REMIC III to take) any action or fail to take (or fail to cause to be taken) any action within the scope of its duties more specifically set forth hereunder that, under the REMIC Provisions, if taken or not taken, as the case may be, could result in an Adverse REMIC Event with respect to either such REMIC, unless the REMIC Administrator has received an Opinion of Counsel to the effect that the contemplated action will not result in an Adverse REMIC Event. None of the other parties hereto shall take any action (whether or not authorized hereunder) as to which the REMIC Administrator has advised it in writing that it has received an Opinion of Counsel to the effect that an Adverse REMIC Event could occur with respect to such action. In addition, prior to taking any action with respect to the Loan REMICs, REMIC I, REMIC II, REMIC IIU and REMIC III, or causing the Loan REMICs, REMIC I, REMIC II, REMIC IIU and REMIC III to take any action, that is not expressly permitted under the terms of this Agreement, each of the other parties hereto will consult with the REMIC Administrator, in writing, with respect to whether such action could cause an Adverse REMIC Event to occur. None of the parties hereto shall take any such action or cause the Loan REMICs, REMIC I, REMIC II, REMIC IIU and REMIC III to take any such action as to which the REMIC Administrator has advised it in writing that an Adverse REMIC Event could occur. The REMIC Administrator may consult with counsel to make such written advice, and the cost of same shall be borne: (i) if such action that is not expressly permitted by this Agreement would be of a material benefit to or otherwise in the best interests of the Certificateholders as a whole, by the Trust and shall be paid by the Trustee at the direction of the REMIC Administrator out of amounts on deposit in the Distribution Account; and (ii) otherwise by the party seeking to take the action not permitted by this Agreement.

            In the event that any tax is imposed on the Loan REMICs, REMIC I, REMIC II, REMIC IIU or REMIC III including, without limitation, "prohibited transactions" taxes as defined in Section 860F(a)(2) of the Code, any taxes on contributions to the Loan REMICs, REMIC I, REMIC II, REMIC IIU or REMIC III after the Startup Day pursuant to Section 860G(d) of the Code, and any other tax imposed by the Code or any applicable provisions of state or local tax laws (other than any tax permitted to be incurred by the Special Servicer pursuant to
Section 3.17(a)), such tax, together with all incidental costs and expenses (including, without limitation, penalties and reasonable attorneys' fees), shall be charged to and paid by: (i) the REMIC Administrator, if such tax arises out of or results from a breach by the REMIC Administrator of any of its obligations under this Article X; (ii) the Trustee, if such tax arises out of or results from a breach by the Trustee of any of its obligations under this Article X;
(iii) the Master Servicer, if such tax arises out of or results from a breach by the Master Servicer of any of its obligations under Article III or this Article X; (iv) the Special Servicer, if such tax arises out of or results from a breach by the Special Servicer of any of its obligations under Article III or this
Article X; or (v) the Trust in all other instances. Any tax permitted to be incurred by the Special Servicer pursuant to Section 3.17(a) shall be charged to and paid by the Trust. Any such amounts payable by the Trust in respect of taxes shall be paid by the Trustee at the direction of the REMIC Administrator out of amounts on deposit in the Distribution Account.

            (i) The REMIC Administrator and, to the extent that records are maintained thereby in the normal course of its business, each of the other parties hereto shall, for federal income tax purposes, maintain books and records with respect to each of the Loan REMICs, REMIC I, REMIC II, REMIC IIU and REMIC III on a calendar year and on an accrual basis. Such records with respect to REMIC I shall include, for each Distribution Date, the applicable Uncertificated Principal Balance, REMIC I Remittance Rate, and each category of distribution on or with respect to the REMIC I Regular Interests. Such records with respect to REMIC II shall include, for each Distribution Date, (i) the applicable Uncertificated Principal Balance, REMIC II Remittance Rate, Class MX Notional Amount, Class MX Pass-Through Rate, and each category of distribution on or with respect to the REMIC II Uncertificated Regular Interests and (ii) the Class Principal Balances, the Pass-Through Rates and each category of distribution on or with respect to the Unaffected Certificates. Such records with respect to REMIC IIU shall include, for each Distribution Date, the applicable Uncertificated Principal Balance, REMIC IIU Remittance Rate, and each category of distribution on or with respect to the REMIC IIU Regular Interests. Such records with respect to REMIC III shall include for each Distribution Date, each category of distribution on or with respect to the REMIC III Certificates and the Class A-2F Regular Interest, their applicable Class Principal Balances or Class X Notional Amount, Pass-Through Rates and each category of distribution on or with respect thereto.

            (j) Following the Startup Day therefor, the Trustee shall not accept any contributions of assets to the Loan REMICs, REMIC I, REMIC II, REMIC IIU and REMIC III unless it shall have received an Opinion of Counsel (at the expense of the party seeking to cause such contribution) to the effect that the inclusion of such assets in such REMIC will not cause: (i) such REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding; or (ii) the imposition of any tax on such REMIC under the REMIC Provisions or other applicable provisions of federal, state and local law or ordinances.

            (k) None of the REMIC Administrator, the Master Servicer, the Special Servicer or the Trustee shall consent to or, to the extent it is within the control of such Person, permit: (i) the sale or disposition of any of the Mortgage Loans (except in connection with (A) a breach of any representation or warranty of the Mortgage Loan Sellers regarding the Mortgage Loans or as otherwise provided for in Section 2.03, (B) the foreclosure, default or imminent default of a Mortgage Loan, including but not limited to, the sale or other disposition of a Mortgaged Property acquired by deed-in-lieu of foreclosure, (C) the bankruptcy of a Loan REMIC, REMIC I, REMIC II, REMIC IIU and REMIC III, or
(D) the termination of the Trust pursuant to Article IX of this Agreement); (ii) the sale or disposition of any investments in the Certificate Account or the REO Account for gain; or (iii) the acquisition of any assets for the Trust Fund (other than a Mortgaged Property acquired through foreclosure, deed-in-lieu of foreclosure or otherwise in respect of a defaulted Mortgage Loan and other than Permitted Investments acquired in connection with the investment of funds in the Certificate Account or the REO Account); in any event unless it has received an Opinion of Counsel (from and at the expense of the party seeking to cause such sale, disposition, or acquisition) to the effect that such sale, disposition, or acquisition will not cause: (x) the Loan REMICs, REMIC I, REMIC II, REMIC IIU and REMIC III to fail to qualify as a REMIC at any time that any Certificates are outstanding; or (y) the imposition of any tax on the Loan REMICs, REMIC I, REMIC II, REMIC IIU and REMIC III under the REMIC Provisions or other applicable provisions of federal, state and local law or ordinances.

            (l) Except as otherwise permitted by Section 3.17(a), none of the REMIC Administrator, the Master Servicer, the Special Servicer or the Trustee shall enter into any arrangement by which the Loan REMICs, REMIC I, REMIC II, REMIC IIU and REMIC III will receive a fee or other compensation for services or, to the extent it is within the control of such Person, permit the Loan REMICs, REMIC I, REMIC II, REMIC IIU and REMIC III to receive any income from assets other than "qualified mortgages" as defined in Section 860G(a)(3) of the Code or "permitted investments" as defined in Section 860G(a)(5) of the Code. At all times as may be required by the Code, the REMIC Administrator shall make reasonable efforts to ensure that substantially all of the assets of the Loan REMICs, REMIC I, REMIC II, REMIC IIU and REMIC III will consist of "qualified mortgages" as defined in Section 860G(a)(3) of the Code and "permitted investments" as defined in Section 860G(a)(5) of the Code.

            SECTION 10.02 Depositor, Master Servicer, Special Servicer and Trustee to Cooperate with REMIC Administrator.

            (a) The Depositor shall provide or cause to be provided to the REMIC Administrator, within ten (10) days after the Original Closing Date, all information or data that the REMIC Administrator reasonably determines to be relevant for tax purposes as to the valuations and issue prices of the Certificates, including, without limitation, the price, yield, prepayment assumption and projected cash flow of the Certificates.

            (b) The Master Servicer, the Special Servicer and the Trustee shall each furnish such reports, certifications and information, and access to such books and records maintained thereby, as may relate to the Certificates or the Trust Fund and as shall be reasonably requested by the REMIC Administrator in order to enable it to perform its duties hereunder.

            SECTION 10.03 Fees of the REMIC Administrator.

            In the event the Trustee and the REMIC Administrator are not the same Person, the Trustee covenants and agrees to pay to the REMIC Administrator from time to time, and the REMIC Administrator shall be entitled to, reasonable compensation (as set forth in a written agreement between the Trustee and the REMIC Administrator) for all services rendered by it in the exercise and performance of any of the obligations and duties of the REMIC Administrator hereunder.

            SECTION 10.04 Use of Agents.

            The REMIC Administrator may execute any of its obligations and duties hereunder either directly or by or through agents or attorneys-in-fact consented to by the Trustee, which consent shall not be unreasonably withheld; provided that the REMIC Administrator shall not be relieved of its liabilities, duties and obligations hereunder by reason of the use of any such agent or attorney-in-fact.

            SECTION 10.05 Grantor Trust Administration.

            The parties intend that the portions of the Trust Fund consisting of the Loan REMIC Residual Interests, Excess Interest and the Excess Interest Distribution Account, the Class A-2F Regular Interest, the Swap Documents and the Floating Rate Account shall be treated as a "grantor trust" under the Code, and the provisions thereof shall be interpreted consistently with this intention. In furtherance of such intention, the Trustee shall file or cause to be filed annually with the Internal Revenue Service together with Form 1041 or such other form as may be applicable and shall furnish or cause to be furnished
(i) annually to the Holders of the Class V Certificates, their allocable share of income with respect to Excess Interest as such amounts accrue or are received, as the case may be, after the related Anticipated Prepayment Date,
(ii) quarterly to the Holders of the Class R-I Certificates, such information relating to the Loan REMIC Residual Interests represented thereby as is required by the REMIC Provisions and (iii) annually to the Holders of the Class A-2F Certificates their allocable shares of income and expense with respect to the Class A-2F Regular Interest and the Swap Documents on the accrual method of accounting.


                                   ARTICLE XI
                            MISCELLANEOUS PROVISIONS

            SECTION 11.01 Amendment.

            (a) This Agreement may be amended from time to time by the mutual agreement of the parties hereto, without the consent of any of the Certificateholders, (i) to cure any ambiguity, (ii) to correct, modify or supplement any provision herein which may be defective or may be inconsistent with any other provision herein, (iii) to add any other provisions with respect to matters or questions arising hereunder which shall not be inconsistent with the provisions hereof, (iv) to relax or eliminate any requirement hereunder imposed by the REMIC Provisions if the REMIC Provisions are amended or clarified such that any such requirement may be relaxed or eliminated; (v) if such amendment, as evidenced by an Opinion of Counsel delivered to the Trustee and the REMIC Administrator, is reasonably necessary to comply with any requirements imposed by the Code or any successor or amendatory statute or any temporary or final regulation, revenue ruling, revenue procedure or other written official announcement or interpretation relating to federal income tax laws or any such proposed action which, if made effective, would apply retroactively to the Loan REMICs, REMIC I, REMIC II, REMIC IIU and REMIC III at least from the effective date of such amendment, or would be necessary to avoid the occurrence of a prohibited transaction or to reduce the incidence of any tax that would arise from any actions taken with respect to the operation of the Loan REMICs, REMIC I or REMIC II; (vi) to modify, add to or eliminate any provisions of Section 5.02(d)(i), (ii) and (iii); or (vii) for any other purpose; provided that such amendment (other than any amendment for the specific purposes described in clauses (v) and (vi) above) shall not, as evidenced by an Opinion of Counsel obtained by or delivered to the Trustee, adversely affect in any material respect the interests of any Certificateholder without such Certificateholder's written consent; and provided further that such amendment (other than any amendment for any of the specific purposes described in clauses (i) through (vi) above) shall not result in a downgrade, qualification (if applicable) or withdrawal of any rating then assigned to any Class of Certificates by any Rating Agency (as evidenced by written confirmation to such effect from each Rating Agency obtained by or delivered to the Trustee).

            (b) This Agreement may also be amended from time to time by the mutual agreement of the parties hereto, with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments received or advanced on the Mortgage Loans and any REO Properties which are required to be distributed on any Certificate without the written consent of the Holder of such Certificate, (ii) adversely affect in any material respect the interests of the Holders of any Class of Certificates in a manner other than as described in clause (b)(i) without the written consent of the Holders of all Certificates of such Class, or (iii) modify the provisions of this Section 11.01 without the written consent of the Holders of all Certificates then outstanding. Notwithstanding any other provision of this Agreement, for purposes of the giving or withholding of consents pursuant to this Section 11.01, Certificates registered in the name of the Depositor, the Mortgage Loan Sellers, the Master Servicer, the Special Servicer or any of their respective Affiliates shall be entitled to the same Voting Rights with respect to matters described above as they would if any other Person held such Certificates. For purposes of this Section 11.01(b), a Class of Certificates is an "affected Class" if and only if it would, as the result of any such amendment, experience any of the effects described in clauses (i), (ii) and
(iii) of this Section 11.01(b).

            (c) At the direction of the Holders of Certificates entitled to 100% of the Voting Rights allocated to the affected Classes, and with the agreement of all of the parties hereto (none of which shall withhold its agreement unless its obligations hereunder would be materially increased), the Agreement shall be amended for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates, including without limitation,
(i) to cause such Classes to be restructured, (ii) to create in connection with any restructuring one or more new classes of Certificates, which may include, without limitation, one or more classes of Certificates entitled to payments of principal on a priority basis from collections in respect of some or all of the Bank of America Mortgage Loans or Bridger Mortgage Loans, (iii) to make in connection with any such restructuring one or more additional REMIC elections with respect to the Trust Fund, (iv) to provide for the book-entry registration of any such existing or newly created classes of Certificates, and (v) to provide for any holders of any Classes of Non-Registered Certificates remaining as such after giving effect to such amendment to receive or have the right to request to receive any statements, reports or other information which the holders of the Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates are entitled to receive or request to receive under this Agreement. For purposes of this Section 11.01(c), a Class of Certificates is an "affected Class" if and only if it would, as the result of any such amendment, experience any of the effects described in clauses (i), (ii) and (iii) of Section 11.01(b). Any restructuring pursuant to this Section 11.01(c) shall require the prior written approval of each Rating Agency and confirmation of the ratings of each such Class of Certificates (taking into account such restructuring), including confirmation that such restructuring will not result in the downgrade, qualification (if applicable) or withdrawal of the ratings then assigned to the Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates.

            (d) Notwithstanding any contrary provision of this Agreement, neither the Trustee nor the REMIC Administrator shall consent to any amendment to this Agreement unless it shall first have obtained or been furnished with an Opinion of Counsel to the effect that such amendment or the exercise of any power granted to any party hereto in accordance with such amendment will not result in the imposition of a tax on the Grantor Trust, the Loan REMICs, REMIC I, REMIC II, REMIC IIU or REMIC III pursuant to the REMIC Provisions or cause the Grantor Trust or the Loan REMICs, REMIC I, REMIC II, REMIC IIU or REMIC III to fail to qualify as a Grantor Trust or a REMIC, as applicable, at any time that any Certificates are outstanding. Furthermore, notwithstanding any contrary provisions of this Agreement, this Agreement may not be amended in a manner that would adversely affect the distributions to the Swap Counterparty or the Class A-2F Certificates, or the rights of the Swap Counterparty under the Swap Documents or the rights of the holders of the Class A-2F Certificates without the consent of the Swap Counterparty (which shall not be unreasonably withheld).

            (e) Promptly after the execution of any such amendment, the Trustee shall furnish a copy of the amendment to each Certificateholder.

            (f) It shall not be necessary for the consent of Certificateholders under this Section 11.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe; provided that such consents shall be in writing.

            (g) The Trustee may but shall not be obligated to enter into any amendment pursuant to this Section that affects its rights, duties and immunities under this Agreement or otherwise.

            (h) The cost of any Opinion of Counsel to be delivered pursuant to
Section 11.01(a) or (d) shall be borne by the Person seeking the related amendment, except that if the Trustee requests any amendment of this Agreement in furtherance of the rights and interests of Certificateholders, the cost of any Opinion of Counsel required in connection therewith pursuant to Section 11.01(a) or (d) shall be payable out of the Distribution Account.

            SECTION 11.02 Recordation of Agreement; Counterparts.

            (a) To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Master Servicer at the expense of the Trust on direction by the Trustee, but only upon direction accompanied by an Opinion of Counsel (the reasonable cost of which may be paid out of the Distribution Account) to the effect that such recordation materially and beneficially affects the interests of the Certificateholders. It is acknowledged that the Trustee has no obligation to monitor whether such recordation in necessary under this section.

            (b) For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

            SECTION 11.03 Limitation on Rights of Certificateholders.

            (a) The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

            (b) No Certificateholder shall have any right to vote (except as expressly provided for herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third party by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

            (c) No Certificateholder shall have any right by virtue of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement or any Mortgage Loan, unless, with respect to any suit, action or proceeding upon or under or with respect to this Agreement, such Holder previously shall have given to the Trustee a written notice of default hereunder, and of the continuance thereof, as hereinbefore provided, and (except in the case of a default by the Trustee) the Holders of Certificates entitled to at least 25% of the Voting Rights shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding. It is understood and intended, and expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatsoever by virtue of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, which priority or preference is not otherwise provided for herein, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 11.03(c), each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

            SECTION 11.04 Governing Law.

            This Agreement and the Certificates shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

            SECTION 11.05 Notices.

            Any communications provided for or permitted hereunder shall be in writing and, unless otherwise expressly provided herein, shall be deemed to have been duly given when delivered to: (1) in the case of Banc of America Commercial Mortgage Inc., Bank of America Corporate Center, 100 North Tryon Street, Charlotte, North Carolina 28255 Attention: David A. Gertner, telecopy number:
(704) 386-1094 (with copies to Dean Roberson, Esq., Assistant General Counsel, Bank of America Corporation, Bank of America Corporate Center, 100 North Tryon Street (20th Floor), Charlotte, North Carolina 28255, telecopy number: (704) 387-0922; (2) in the case of Bank of America, N.A., Bank of America Corporate Center, NC1-007-07-01, 100 North Tryon Street, Charlotte, North Carolina 28255,
Attention: David Gertner, telecopy number: (704) 386-1904; (3) in the case of Bridger Commercial Realty Finance LLC, 100 Shoreline Highway, Suite 100, Mill Valley, California 94941, Attention: Robert Schonefeld, Chief Executive Officer, with a copy to Clayton Gantz, Esq., Steefel, Levitt & Weiss, One Embarcadero Center, 30th Floor, San Francisco, California 94111; (4) in the case of GMAC Commercial Mortgage Corporation, 200 Witmer Road, Horsham, PA 19044, Attention:
Managing Director of Commercial Servicing Operations, telecopy number (215) 328-3620; with copy to General Counsel, telecopy number (215) 328-3478; (5) in the case of Lennar Partners, Inc., 760 N.W. 107th Avenue, Suite 400, Miami, Florida 33172, Attention: Ronald Schrager, President, telecopy number (305) 226-3428; (6) in the case of the Trustee and REMIC Administrator, Wells Fargo Bank Minnesota, N. A., 11000 Broken Land Parkway, Columbia, Maryland 21044-3562,
Attention: Corporate Trust Services (CMBS), Banc of America Commercial Mortgage Inc., Series 2001-1, telecopy number (410) 884-2360; (7) in the case of the Rating Agencies, (A) Moody's Investors Service, Inc., 99 Church Street, New York, New York 10007, Attention: Commercial MBS Monitoring Department, telecopy number (212) 553-0300; (B) Fitch, Inc., One State Street Plaza, New York, New York 10041, Attention: Commercial Mortgage - Backed Securities, facsimile number
(212) 635-0295; and (8) in the case of the Swap Counterparty, Bank of America, N.A. Sears Tower, 233 South Wacker Drive, Suite 2800, Chicago, IL 60606,
Attention: Swap Operations; or as to each such Person such other address as may hereafter be furnished by such Person to the parties hereto in writing or as to each such Person such other address as may hereafter be furnished by such Person to the parties hereto in writing. Any communication required or permitted to be delivered to a Certificateholder shall be deemed to have been duly given when mailed first class, postage prepaid, to the address of such Holder as shown in the Certificate Register.

            SECTION 11.06 Severability of Provisions.

            If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

            SECTION 11.07 Successors and Assigns; Beneficiaries.

            The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto, and all such provisions shall inure to the benefit of the Certificateholders. Except as specifically contemplated by Sections 3.22, 3.24, 6.03 and 8.05, no other person, including, without limitation, any Mortgagor, shall be entitled to any benefit or equitable right, remedy or claim under this Agreement.

            SECTION 11.08 Article and Section Headings.

            The article and section headings herein are for convenience of reference only, and shall not limit or otherwise affect the meaning hereof.

            SECTION 11.09 Notices to and from Rating Agencies.

            (a) The Trustee shall promptly provide notice to each Rating Agency, the Swap Counterparty with respect to each of the following of which it has actual knowledge:

               (i) any material change or amendment to this Agreement;

               (ii) the occurrence of any Event of Default hereunder that has not been cured;

               (iii) the resignation or termination of the Master Servicer, the Special Servicer or the REMIC Administrator and the appointment of a successor;

               (iv) any change in the location of the Distribution Account;

               (v) the final payment to any Class of Certificateholders; and

               (vi) the repurchase of any Mortgage Loan by a Mortgage Loan Seller pursuant to Section 2.03.

            (b) The Master Servicer shall promptly provide notice to each Rating Agency with respect to each of the following of which it has actual knowledge:

               (i) the resignation or removal of the Trustee and the appointment of a successor;

            (c) Each of the Master Servicer and the Special Servicer, as the case may be, shall furnish to each Rating Agency such information with respect to the Mortgage Loans as the Rating Agency shall reasonably request and which the Master Servicer or the Special Servicer, as the case may be, can reasonably provide.

            (d) Each of the Master Servicer and the Special Servicer shall promptly furnish to each Rating Agency copies of the following:

               (i) each of its annual statements as to compliance  described in
      Section 3.13; and

               (ii) each of its annual independent public accountants' servicing reports described in Section 3.14, if any.

In addition, as and to the extent required by Section 3.12(b), each of the Master Servicer and the Special Servicer shall promptly furnish to each Rating Agency copies or summaries (in such format as will be acceptable to the Rating Agency) of any of the written reports (including, without limitation, reports regarding property inspections) prepared, and any of the quarterly and annual or other periodic operating statements and rent rolls collected, by it pursuant to
Section 3.12(b).

            (e) The Trustee shall promptly furnish each Rating Agency on a monthly basis, to the extent not made available on the Trustee's Website, copies of the statements to the Holders of the Regular Certificates required by the first paragraph of Section 4.02(a).

            (f) To the extent reasonably possible, all information and reports delivered or made available to the Rating Agencies, or a Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificateholder (if requested by such Holder), by any of the Trustee, the Master Servicer or the Special Servicer pursuant to this Section 11.09, shall be so delivered or otherwise made available through an electronic medium.

            (g) Each Rating Agency shall provide to the Trustee, upon its request, a listing of the then current rating on any Certificate then outstanding.

            (h) The Trustee, the Master Servicer and the Special Servicer, as applicable, shall furnish to each Rating Agency, with respect to each Mortgage Loan such information as the Rating Agency shall reasonably request and which the Trustee, the Master Servicer or the Special Servicer can reasonably provide in accordance with applicable law and without waiving any attorney-client privilege relating to such information. The Trustee, the Master Servicer and the Special Servicer, as applicable, may include any reasonable disclaimer they deem appropriate with respect to such information.

            SECTION 11.10 Requests for Information; Standing Requests.

            (a) Any Holder of a Class J, Class K, Class L, Class M, Class N, Class O or Class P Certificate, shall be entitled to, upon request to the Master Servicer, receive a copy from the Master Servicer, of any notice or report to be delivered hereunder to the Directing Certificateholder.

            (b) For the avoidance of doubt, it is noted that to the extent that any Rating Agency, or any Holder of a Class J, Class K, Class L, Class M, Class N, Class O or Class P Certificate, is stated herein to be entitled to obtain from the Master Servicer or the Special Servicer, upon request, any particular report or other item of information obtained or prepared with respect to the Mortgage Loans by the parties to this Agreement in the course of their performance hereof, such request by such Person may take the form of a standing request to the Master Servicer or the Special Servicer, as the case may be, to receive all such reports or items until further notice.

                  IN WITNESS WHEREOF, the parties hereto have caused their names to be signed hereto by their respective officers or representatives thereunto duly authorized, in each case as of the day and year first above written.


                                BANC OF AMERICA COMMERCIAL MORTGAGE INC.
                                    Depositor


                                By: /s/:   Bruce M. Ambler Jr.
                                    -------------------------------
                                    Name:  Bruce M. Ambler Jr.
                                    Title: Vice President


                                BANK OF AMERICA, N.A.,
                                    Mortgage Loan Seller


                                By: /s/:   Stephen L. Hogue
                                    -------------------------------
                                    Name:  Stephen L. Hogue
                                    Title: Vice President


                                BRIDGER COMMERCIAL REALTY FINANCE LLC
                                   Mortgage Loan Seller


                                By: /s/:   Robert S. Schonefeld
                                    -------------------------------
                                    Name:  Robert S. Schonefeld
                                    Title: C.E.O

                                GMAC COMMERCIAL MORTGAGE CORPORATION,
                                    Master Servicer


                                By: /s/:   Kathryn Marquardt
                                    -------------------------------
                                    Name:  Kathryn Marquardt
                                    Title: Senior Vice President



                                LENNAR PARTNERS, INC.
                                   Special Servicer


                                By: /s/:   Ronald E. Schrager
                                    -------------------------------
                                    Name:  Ronald E. Schrager
                                    Title: Vice President



                                WELLS FARGO BANK MINNESOTA, N.A.
                                   Trustee and REMIC Administrator


                                By: /s/:   Leslie A. Gaskill
                                    -------------------------------
                                    Name:  Leslie A. Gaskill
                                    Title: Vice President

ACKNOWLEDGED AND AGREED WITH RESPECT
TO SECTION 2.03 OF THIS AGREEMENT:

PRUDENTIAL SECURITIES CREDIT CORP., LLC

      By:  /s/    Anna Caston
           ----------------------------
           Name:  Anna Caston
           Title: Vice President

STATE OF NORTH CAROLINA )
                        )     ss.:
COUNTY OF MECKLENBURG   )


            On the 27th day of June, 2001, before me, a notary public in and for said State, personally appeared Bruce M. Ambler, Jr. known to me to be a Vice President of BANC OF AMERICA COMMERCIAL MORTGAGE INC. and Stephen L. Hogue known to me to be a Vice President of BANK OF AMERICA, N.A., two of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of such entities, and acknowledged to me that such person executed the within instrument.

            IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                       /s/:  Demetria C. Criston
                                       --------------------------------------
                                                    Notary Public


[Notarial Seal]


My commission expires:


January 19, 2003

STATE OF CALIFORNIA        )
                           )  ss.:
COUNTY OF MARIN            )


            On the 25th day of June , 2001, before me, a notary public in and for said State, personally appeared Robert S. Schonefeld known to me to be the C.E.O of BRIDGER COMMERCIAL REALTY FINANCE LLC, one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of such entities, and acknowledged to me that such person executed the within instrument.

            IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                       /s/:  Katherine F. Pokas
                                       --------------------------------------
                                                    Notary Public


[Notarial Seal]


My commission expires:


May 21, 2003

STATE OF PENNSYLVANIA      )
                           )     ss.:
COUNTY OF MONTGOMERY       )


            On the 25th day of June , 2001, before me, a notary public in and for said State, personally appeared Kathryn Marquardt, known to me to be a Senior Vice President of GMAC COMMERCIAL MORTGAGE CORPORATION, one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of such entity, and acknowledged to me that such person executed the within instrument.

            IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                       /s/:  Madeline O'Brien
                                       --------------------------------------
                                                    Notary Public


[Notarial Seal]


My commission expires:


December 13, 2003

STATE OF FLORIDA           )
                           )     ss.:
COUNTY OF MIAMI-DADE       )


            On the 25th day of June , 2001, before me, a notary public in and for said State, personally appeared Ronald Schrager, known to me to be a Vice President of LENNAR PARTNERS, INC., which executed the within instrument, and also known to me to be the person who executed it on behalf of such entity, and acknowledged to me that such person executed the within instrument.

            IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                       /s/:  Jeanine A. Manzano
                                       --------------------------------------
                                                    Notary Public


[Notarial Seal]


My commission expires:


March 2, 2003

STATE OF NORTH CAROLINA )
                        )     ss.:
COUNTY OF MECKLENBURG   )


            On the 27th day of June, 2001, before me, a notary public in and for said State, personally appeared Leslie A. Gaskill, known to me to be a Vice President of WELLS FARGO BANK MINNESOTA, N.A. which executed the within instrument, and also known to me to be the person who executed it on behalf of such entity, and acknowledged to me that such person executed the within instrument.

            IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                       /s/:  Demetria C. Criston
                                       --------------------------------------
                                                    Notary Public


[Notarial Seal]


My commission expires:


January 19, 2003

STATE OF NEW YORK             )
                              )     ss.:
COUNTY OF KINGS               )


            On the 25th day of June , 2001, before me, a notary public in and for said State, personally appeared Anna Caston, known to me to be a Officer of PRUDENTIAL SECURITIES CREDIT CORP., LLC which executed the within instrument, and also known to me to be the person who executed it on behalf of such entity, and acknowledged to me that such person executed the within instrument.

            IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                       /s/:  Elizabeth A. McDonough
                                       --------------------------------------
                                                    Notary Public


[Notarial Seal]


My commission expires:


April 28, 2003

                                   EXHIBIT A-1
                          FORM OF CLASS A-1 CERTIFICATE

                          CLASS A-1 COMMERCIAL MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                  SERIES 2001-1

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                    BANC OF AMERICA COMMERCIAL MORTGAGE INC.

Pass-Through Rate:                             Certificate  Principal Balance of
6.0860% per annum                              this  Certificate as of the Issue
                                               Date:
                                               $--------------
Date of Amended and Restated Pooling and
Servicing Agreement:                           Class Principal Balance of all
June 1, 2001                                   the Class A-1 Certificates as of
                                               the Issue Date: $161,603,149
Bond Balance Date:  June 1, 2001

Issue Date:  June 27, 2001                     Approximate Aggregate unpaid
                                               principal balance of the
First Distribution Date:                       Mortgage Pool as of the Delivery
July 16, 2001                                  Date, after deducting payments
                                               of principal due on or before
Master Servicer:                               such date (the "Delivery Date
GMAC Commercial Mortgage Corporation           Pool Balance"): $948,131,109

Special Servicer:                              Trustee and REMIC Administrator:
Lennar Partners, Inc.                          Wells Fargo Bank Minnesota, N.A.

Mortgage Loan Sellers:
Bank of America, N.A.
Bridger Commercial Realty Finance LLC

Certificate No. A-1-___                        CUSIP No. [_______________]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN BANC OF AMERICA COMMERCIAL MORTGAGE INC., BANK OF AMERICA, N.A., BRIDGER COMMERCIAL REALTY FINANCE LLC, WELLS FARGO BANK MINNESOTA, N.A., GMAC COMMERCIAL MORTGAGE CORPORATION, LENNAR PARTNERS, INC. OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, OR (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE TRUSTEE OF AN INVESTMENT REPRESENTATION LETTER.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

 THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

            This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal balance of this Certificate (its "Certificate Principal Balance") as of the Issue Date by the aggregate principal balance of all the Certificates of the same Class as this Certificate (their "Class Principal Balance") as of the Issue Date) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Certificates of the same Class as this Certificate. The Trust Fund was created and the Certificates were issued pursuant to a Amended and Restated Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Banc of America Commercial Mortgage Inc., as Depositor, and the Mortgage Loan Sellers, Master Servicer, Special Servicer, Trustee and REMIC Administrator identified above. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, distributions will be made on the 15th day of each month or, if such 15th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

            Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

            The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

            The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            For so long as this Certificate is registered in the name of Cede & Co., or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

            Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Mortgage Loan Sellers, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Mortgage Loan Sellers, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

            The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer or by any Majority Certificateholder of the Controlling Class (other than the Depositor or the Mortgage Loan Sellers) at a price determined as provided in the Agreement of all Mortgage Loans and any REO Properties remaining in the Trust Fund. The Agreement permits, but does not require, any such Majority Certificateholder or the Master Servicer to purchase from the Trust Fund all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the Initial Pool Balance specified on the face hereof.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Mortgage Loan Sellers, the Master Servicer, the Special Servicer, the Trustee and the REMIC Administrator thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Mortgage Loan Sellers, the Master Servicer, the Special Servicer, the Trustee and the REMIC Administrator with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of REMIC I, REMIC II, REMIC IIU or REMIC III as a REMIC, without the consent of the Holders of any of the Certificates.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

            This Certificate shall be construed in accordance with the internal laws of the State of New York that are applicable to agreements negotiated, made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                    Wells Fargo Bank Minnesota, N.A.,
                                    as Trustee


                                    By:_______________________________________
                                             Authorized Officer




                          CERTIFICATE OF AUTHENTICATION

            This is one of the Class A-1 Certificates referred to in the within-mentioned Agreement.

Dated:


                                    Wells Fargo Bank Minnesota, N.A.,
                                     as Certificate Registrar

                                    By:_______________________________________
                                             Authorized Officer

                                   ASSIGNMENT


FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _____________________________________________________________ please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

I (we) further direct the issuance of a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address: ____________________________________________________________
_______________________________________________________________________________.

Dated:

                                    ____________________________________________
                                    Signature by or on behalf of Assignor

                                    ____________________________________________
                                    Signature Guaranteed





                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _________for the account of
____________________.

            Distributions made by check (such check to be made payable to ____________) and all applicable statements and notices should be mailed to
___________________________.

            This information is provided by ____________________________, the assignee named above, or _______________________________________, as its agent.

                                   EXHIBIT A-2
                          FORM OF CLASS A-2 CERTIFICATE

                          CLASS A-2 COMMERCIAL MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                  SERIES 2001-1

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                    BANC OF AMERICA COMMERCIAL MORTGAGE INC.

Pass-Through Rate:                             Certificate  Principal Balance of
6.5030% per annum                              this  Certificate as of the Issue
                                               Date:
                                               $--------------
Date of Amended and Restated Pooling and
Servicing Agreement:                           Class Principal  Balance  of  all
June 1, 2001                                   the Class A-2  Certificates as of
                                               the Issue Date:  $527,811,659
Bond Balance Date:  June 1, 2001

Issue Date:  June 27, 2001                     Approximate Aggregate unpaid
                                               principal balance of the
First Distribution Date:                       Mortgage  Pool as of the Delivery
July 16, 2001                                  Date,  after  deducting  payments
                                               of  principal  due  on or  before
Master Servicer:                               such  date  (the  "Delivery  Date
GMAC Commercial Mortgage Corporation           Pool Balance"): $948,131,109

Special Servicer:                              Trustee and REMIC Administrator:
Lennar Partners, Inc.                          Wells Fargo Bank Minnesota, N.A.

Mortgage Loan Sellers:
Bank of America, N.A.
Bridger Commercial Realty Finance LLC

Certificate No. A-2-__                         CUSIP No. [_______________]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN BANC OF AMERICA COMMERCIAL MORTGAGE INC., BANK OF AMERICA, N.A., BRIDGER COMMERCIAL REALTY FINANCE LLC, WELLS FARGO BANK MINNESOTA, N.A., GMAC COMMERCIAL MORTGAGE CORPORATION, LENNAR PARTNERS, INC. OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, OR (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE TRUSTEE OF AN INVESTMENT REPRESENTATION LETTER.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

            This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal balance of this Certificate (its "Certificate Principal Balance") as of the Issue Date by the aggregate principal balance of all the Certificates of the same Class as this Certificate (their "Class Principal Balance") as of the Issue Date) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Certificates of the same Class as this Certificate. The Trust Fund was created and the Certificates were issued pursuant to a Amended and Restated Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Banc of America Commercial Mortgage Inc., as Depositor, and the Mortgage Loan Sellers, Master Servicer, Special Servicer, Trustee and REMIC Administrator identified above. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, distributions will be made on the 15th day of each month or, if such 15th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

            Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

            The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

            The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            For so long as this Certificate is registered in the name of Cede & Co., or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

            Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Mortgage Loan Sellers, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Mortgage Loan Sellers, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

            The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer or by any Majority Certificateholder of the Controlling Class (other than the Depositor or the Mortgage Loan Sellers) at a price determined as provided in the Agreement of all Mortgage Loans and any REO Properties remaining in the Trust Fund. The Agreement permits, but does not require, any such Majority Certificateholder or the Master Servicer to purchase from the Trust Fund all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the Initial Pool Balance specified on the face hereof.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Mortgage Loan Sellers, the Master Servicer, the Special Servicer, the Trustee and the REMIC Administrator thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Mortgage Loan Sellers, the Master Servicer, the Special Servicer, the Trustee and the REMIC Administrator with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of REMIC I, REMIC II, REMIC IIU or REMIC III as a REMIC, without the consent of the Holders of any of the Certificates.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

            This Certificate shall be construed in accordance with the internal laws of the State of New York that are applicable to agreements negotiated, made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                    Wells Fargo Bank Minnesota, N.A.,
                                    as Trustee


                                    By:_______________________________________
                                             Authorized Officer




                          CERTIFICATE OF AUTHENTICATION

            This is one of the Class A-2 Certificates referred to in the within-mentioned Agreement.

Dated:


                                    Wells Fargo Bank Minnesota, N.A.,
                                    as Certificate Registrar

                                    By:_______________________________________
                                             Authorized Officer

                                   ASSIGNMENT


FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _____________________________________________________________ please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

I (we) further direct the issuance of a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address: ____________________________________________________________
_______________________________________________________________________________.

Dated:

                                    ____________________________________________
                                    Signature by or on behalf of Assignor

                                    ____________________________________________
                                    Signature Guaranteed





                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _________for the account of
____________________.

            Distributions made by check (such check to be made payable to ____________) and all applicable statements and notices should be mailed to
___________________________.

            This information is provided by ____________________________, the assignee named above, or _______________________________________, as its agent.

                                   EXHIBIT A-3
                         FORM OF CLASS A-2F CERTIFICATE

                         CLASS A-2F COMMERCIAL MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                  SERIES 2001-1

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                    BANC OF AMERICA COMMERCIAL MORTGAGE INC.

Pass-Through Rate:                             Certificate  Principal Balance of
LIBOR + 0.36% per annum                        this  Certificate as of the Issue
                                               Date:
                                               $--------------
Date of Amended and Restated Pooling and
Servicing Agreement:                           Class Principal  Balance  of  all
June 1, 2001                                   the  Class A-2F  Certificates  as
                                               of the Issue Date:  $50,000,000
Bond Balance Date:  June 1, 2001

Issue Date:  June 27, 2001                     Approximate Aggregate unpaid
                                               principal balance of the Mortgage
First Distribution Date:                       Pool as of the Delivery Date,
July 16, 2001                                  after deducting payments of
                                               principal due on or before such
Master Servicer:                               date (the "Delivery Date Pool
GMAC Commercial Mortgage Corporation           Balance"): $948,131,109

Special Servicer:                              Trustee and REMIC Administrator:
Lennar Partners, Inc.                          Wells Fargo Bank Minnesota, N.A.

Mortgage Loan Sellers:
Bank of America, N.A.
Bridger Commercial Realty Finance LLC

Certificate No. A-2F-__                        CUSIP No. [_______________]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN BANC OF AMERICA COMMERCIAL MORTGAGE INC., BANK OF AMERICA, N.A., BRIDGER COMMERCIAL REALTY FINANCE LLC, WELLS FARGO BANK MINNESOTA, N.A., GMAC COMMERCIAL MORTGAGE CORPORATION, LENNAR PARTNERS, INC. OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, OR (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE TRUSTEE OF AN INVESTMENT REPRESENTATION LETTER.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

            This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal balance of this Certificate (its "Certificate Principal Balance") as of the Issue Date by the aggregate principal balance of all the Certificates of the same Class as this Certificate (their "Class Principal Balance") as of the Issue Date) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Certificates of the same Class as this Certificate. The Trust Fund was created and the Certificates were issued pursuant to a Amended and Restated Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Banc of America Commercial Mortgage Inc., as Depositor, and the Mortgage Loan Sellers, Master Servicer, Special Servicer, Trustee and REMIC Administrator identified above. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, distributions will be made on the 15th day of each month or, if such 15th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

            Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

            The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

            The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            For so long as this Certificate is registered in the name of Cede & Co., or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

            Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Mortgage Loan Sellers, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Mortgage Loan Sellers, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

            The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer or by any Majority Certificateholder of the Controlling Class (other than the Depositor or the Mortgage Loan Sellers) at a price determined as provided in the Agreement of all Mortgage Loans and any REO Properties remaining in the Trust Fund. The Agreement permits, but does not require, any such Majority Certificateholder or the Master Servicer to purchase from the Trust Fund all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the Initial Pool Balance specified on the face hereof.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Mortgage Loan Sellers, the Master Servicer, the Special Servicer, the Trustee and the REMIC Administrator thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Mortgage Loan Sellers, the Master Servicer, the Special Servicer, the Trustee and the REMIC Administrator with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of REMIC I, REMIC II, REMIC IIU or REMIC III as a REMIC, without the consent of the Holders of any of the Certificates.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

            This Certificate shall be construed in accordance with the internal laws of the State of New York that are applicable to agreements negotiated, made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                    Wells Fargo Bank Minnesota, N.A.,
                                    as Trustee


                                    By:_______________________________________
                                             Authorized Officer




                          CERTIFICATE OF AUTHENTICATION

            This is one of the Class A-2F Certificates referred to in the within-mentioned Agreement.

Dated:


                                    Wells Fargo Bank Minnesota, N.A.,
                                    as Certificate Registrar

                                    By:_______________________________________
                                             Authorized Officer

                                   ASSIGNMENT


FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _____________________________________________________________ please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

I (we) further direct the issuance of a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address: ____________________________________________________________
_______________________________________________________________________________.

Dated:

                                    ____________________________________________
                                    Signature by or on behalf of Assignor

                                    ____________________________________________
                                    Signature Guaranteed





                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _________for the account of
____________________.

            Distributions made by check (such check to be made payable to ____________) and all applicable statements and notices should be mailed to
___________________________.

            This information is provided by ____________________________, the assignee named above, or _______________________________________, as its agent.

                                   EXHIBIT A-4
                           FORM OF CLASS X CERTIFICATE

                           CLASS X COMMERCIAL MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                  SERIES 2001-1

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                    BANC OF AMERICA COMMERCIAL MORTGAGE INC.

Pass-Through Rate:                             Certificate  Notional  Amount  of
Variable                                       this  Certificate as of the Issue
                                               Date:
                                               $--------------
Date of Amended and Restated Pooling and
Servicing Agreement:                           Class Notional  Amount of all the
June 1, 2001                                   Class X  Certificates  as of  the
                                               Issue Date:  $948,131,109
Bond Balance Date:  June 1, 2001

Issue Date:  June 27, 2001                     Approximate    Aggregate   unpaid
                                               principal    balance    of    the
First Distribution Date:                       Mortgage  Pool as of the Delivery
July 16, 2001                                  Date,  after  deducting  payments
                                               of  principal  due  on or  before
Master Servicer:                               such  date  (the  "Delivery  Date
GMAC Commercial Mortgage Corporation           Pool Balance"):  $948,131,109

Special Servicer:                              Trustee and REMIC Administrator:
Lennar Partners, Inc.                          Wells Fargo Bank Minnesota, N.A.

Mortgage Loan Sellers:
Bank of America, N.A.
Bridger Commercial Realty Finance LLC

Certificate No. X-__                           CUSIP No. [_______________]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN BANC OF AMERICA COMMERCIAL MORTGAGE INC., BANK OF AMERICA, N.A., BRIDGER COMMERCIAL REALTY FINANCE LLC, WELLS FARGO BANK MINNESOTA, N.A., GMAC COMMERCIAL MORTGAGE CORPORATION ,LENNAR PARTNERS, INC. OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, OR (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE TRUSTEE OF AN INVESTMENT REPRESENTATION LETTER.

THIS CERTIFICATE DOES NOT HAVE A CERTIFICATE PRINCIPAL BALANCE AND DOES NOT ENTITLE THE HOLDER HEREOF TO ANY DISTRIBUTIONS OF PRINCIPAL. THE HOLDER HEREOF WILL BE ENTITLED TO DISTRIBUTIONS OF INTEREST ACCRUED AS PROVIDED IN THE AGREEMENT REFERRED TO HEREIN ON THE CERTIFICATE NOTIONAL AMOUNT OF THIS CERTIFICATE, WHICH AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

            This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the notional principal amount of this Certificate (its "Certificate Notional Amount") as of the Issue Date by the aggregate notional principal balance of all the Certificates of the same Class as this Certificate (their "Class Notional Amount") as of the Issue Date) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Certificates of the same Class as this Certificate. The Trust Fund was created and the Certificates were issued pursuant to a Amended and Restated Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Banc of America Commercial Mortgage Inc., as Depositor, and the Mortgage Loan Sellers, Master Servicer, Special Servicer, Trustee and REMIC Administrator identified above. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, distributions will be made on the 15th day of each month or, if such 15th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice.

            The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

            The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            For so long as this Certificate is registered in the name of Cede & Co., or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

            Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Mortgage Loan Sellers, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Mortgage Loan Sellers, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

            The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer or by any Majority Certificateholder of the Controlling Class (other than the Depositor or the Mortgage Loan Sellers) at a price determined as provided in the Agreement of all Mortgage Loans and any REO Properties remaining in the Trust Fund. The Agreement permits, but does not require, any such Majority Certificateholder or the Master Servicer to purchase from the Trust Fund all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the Initial Pool Balance specified on the face hereof.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Mortgage Loan Sellers, the Master Servicer, the Special Servicer, the Trustee, and the REMIC Administrator thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Mortgage Loan Sellers, the Master Servicer, the Special Servicer, the Trustee and the REMIC Administrator with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of REMIC I, REMIC II, REMIC IIU or REMIC III as a REMIC, without the consent of the Holders of any of the Certificates.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

            This Certificate shall be construed in accordance with the internal laws of the State of New York that are applicable to agreements negotiated, made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                    Wells Fargo Bank Minnesota, N.A.,
                                    as Trustee


                                    By:_______________________________________
                                                   Authorized Officer




                          CERTIFICATE OF AUTHENTICATION

            This is one of the Class X Certificates referred to in the within-mentioned Agreement.

Dated:


                                    Wells Fargo Bank Minnesota, N.A.,
                                    as Certificate Registrar

                                    By:_______________________________________
                                             Authorized Officer

                                   ASSIGNMENT


FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _____________________________________________________________ please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

I (we) further direct the issuance of a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address: ____________________________________________________________
_______________________________________________________________________________.

Dated:

                                    ____________________________________________
                                    Signature by or on behalf of Assignor

                                    ____________________________________________
                                    Signature Guaranteed





                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _________for the account of
____________________.

            Distributions made by check (such check to be made payable to ____________) and all applicable statements and notices should be mailed to
___________________________.

            This information is provided by ____________________________, the assignee named above, or _______________________________________, as its agent.

                                   EXHIBIT A-5
                           FORM OF CLASS B CERTIFICATE

                           CLASS B COMMERCIAL MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                  SERIES 2001-1

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                    BANC OF AMERICA COMMERCIAL MORTGAGE INC.

Pass-Through Rate:                             Certificate  Principal Balance of
6.6740% per annum                              this  Certificate as of the Issue
                                               Date:
                                               $--------------
Date of Amended and Restated Pooling and
Servicing Agreement:                           Class Principal  Balance  of  all
June 1, 2001                                   the  Class B  Certificates  as of
                                               the Issue Date:  $35,576,642
Bond Balance Date:  June 1, 2001

Issue Date: June 27, 2001                      Approximate    Aggregate   unpaid
                                               principal    balance    of    the
First Distribution Date:                       Mortgage  Pool as of the Delivery
July 16, 2001                                  Date,  after  deducting  payments
                                               of  principal  due  on or  before
Master Servicer:                               such  date  (the  "Delivery  Date
GMAC Commercial Mortgage Corporation           Pool Balance"):  $948,131,109

Special Servicer:                              Trustee and REMIC Administrator:
Lennar Partners, Inc.                          Wells Fargo Bank Minnesota, N.A.

Mortgage Loan Sellers:
Bank of America, N.A.
Bridger Commercial Realty Finance LLC

Certificate No. B-_                        CUSIP No. [_______________]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN BANC OF AMERICA COMMERCIAL MORTGAGE INC., BANK OF AMERICA, N.A., BRIDGER COMMERCIAL REALTY FINANCE LLC, WELLS FARGO BANK MINNESOTA, N.A., GMAC COMMERCIAL MORTGAGE CORPORATION, LENNAR PARTNERS, INC. OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THE CLASS OF CERTIFICATES TO WHICH THIS CERTIFICATE BELONGS IS SUBORDINATE TO ONE OR MORE OTHER CLASSES OF CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE AGREEMENT REFERRED TO HEREIN.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, OR (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE TRUSTEE OF AN INVESTMENT REPRESENTATION LETTER.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF OF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

            This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal balance of this Certificate (its "Certificate Principal Balance") as of the Issue Date by the aggregate principal balance of all the Certificates of the same Class as this Certificate (their "Class Principal Balance") as of the Issue Date) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Certificates of the same Class as this Certificate. The Trust Fund was created and the Certificates were issued pursuant to a Amended and Restated Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Banc of America Commercial Mortgage Inc., as Depositor, and the Mortgage Loan Sellers, Master Servicer, Special Servicer, Trustee and REMIC Administrator identified above. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, distributions will be made on the 15th day of each month or, if such 15th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

            Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

            The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

            The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            For so long as this Certificate is registered in the name of Cede & Co., or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

            Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Mortgage Loan Sellers, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Mortgage Loan Sellers, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

            The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer or by any Majority Certificateholder of the Controlling Class (other than the Depositor or the Mortgage Loan Sellers) at a price determined as provided in the Agreement of all Mortgage Loans and any REO Properties remaining in the Trust Fund. The Agreement permits, but does not require, any such Majority Certificateholder or the Master Servicer to purchase from the Trust Fund all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the Initial Pool Balance specified on the face hereof.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Mortgage Loan Sellers, the Master Servicer, the Special Servicer, the Trustee and the REMIC Administrator thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Mortgage Loan Sellers, the Master Servicer, the Special Servicer, the Trustee and the REMIC Administrator with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of REMIC I, REMIC II, REMIC IIU or REMIC III as a REMIC, without the consent of the Holders of any of the Certificates.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

            This Certificate shall be construed in accordance with the internal laws of the State of New York that are applicable to agreements negotiated, made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                    Wells Fargo Bank Minnesota, N.A.,
                                    as Trustee


                                    By:_______________________________________
                                             Authorized Officer




                          CERTIFICATE OF AUTHENTICATION

            This is one of the Class B Certificates referred to in the within-mentioned Agreement.

Dated:


                                    Wells Fargo Bank Minnesota, N.A.,
                                    as Certificate Registrar

                                    By:_______________________________________
                                             Authorized Officer

                                   ASSIGNMENT


FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _____________________________________________________________ please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

I (we) further direct the issuance of a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address: ____________________________________________________________
_______________________________________________________________________________.

Dated:

                                    ____________________________________________
                                    Signature by or on behalf of Assignor

                                    ____________________________________________
                                    Signature Guaranteed





                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _________for the account of
____________________.

            Distributions made by check (such check to be made payable to ____________) and all applicable statements and notices should be mailed to
___________________________.

            This information is provided by ____________________________, the assignee named above, or _______________________________________, as its agent.

                                   EXHIBIT A-6

                           FORM OF CLASS C CERTIFICATE
                           CLASS C COMMERCIAL MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                  SERIES 2001-1

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                    BANC OF AMERICA COMMERCIAL MORTGAGE INC.

Pass-Through Rate:                             Certificate  Principal Balance of
6.7720% per annum                              this  Certificate as of the Issue
                                               Date:
                                               $--------------
Date of Amended and Restated Pooling and
Servicing Agreement:                           Class Principal  Balance  of  all
June 1, 2001                                   the  Class C  Certificates  as of
                                               the Issue Date: $21,345,985
Bond Balance Date:  June 1, 2001

Issue Date:  June 27, 2001                     Approximate    Aggregate   unpaid
                                               principal    balance    of    the
First Distribution Date:                       Mortgage  Pool as of the Delivery
July 16, 2001                                  Date,  after  deducting  payments
                                               of  principal  due  on or  before
Master Servicer:                               such  date  (the  "Delivery  Date
GMAC Commercial Mortgage Corporation           Pool Balance"):  $948,131,109

Special Servicer:                              Trustee and REMIC Administrator:
Lennar Partners, Inc.                          Wells Fargo Bank Minnesota, N.A.

Mortgage Loan Sellers:
Bank of America, N.A.
Bridger Commercial Realty Finance LLC

Certificate No. C-__                           CUSIP No. [_______________]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN BANC OF AMERICA COMMERCIAL MORTGAGE INC., BANK OF AMERICA, N.A., BRIDGER COMMERCIAL REALTY FINANCE LLC, WELLS FARGO BANK MINNESOTA, N.A., GMAC COMMERCIAL MORTGAGE CORPORATION, LENNAR PARTNERS, INC. OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THE CLASS OF CERTIFICATES TO WHICH THIS CERTIFICATE BELONGS IS SUBORDINATE TO ONE OR MORE OTHER CLASSES OF CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE AGREEMENT REFERRED TO HEREIN.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, OR (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE TRUSTEE OF AN INVESTMENT REPRESENTATION LETTER.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF OF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

            This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal balance of this Certificate (its "Certificate Principal Balance") as of the Issue Date by the aggregate principal balance of all the Certificates of the same Class as this Certificate (their "Class Principal Balance") as of the Issue Date) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Certificates of the same Class as this Certificate. The Trust Fund was created and the Certificates were issued pursuant to a Amended and Restated Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Banc of America Commercial Mortgage Inc., as Depositor, and the Mortgage Loan Sellers, Master Servicer, Special Servicer, Trustee and REMIC Administrator identified above. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, distributions will be made on the 15th day of each month or, if such 15th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

            Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

            The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

            The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            For so long as this Certificate is registered in the name of Cede & Co., or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

            Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Mortgage Loan Sellers, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Mortgage Loan Sellers, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

            The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer or by any Majority Certificateholder of the Controlling Class (other than the Depositor or the Mortgage Loan Sellers) at a price determined as provided in the Agreement of all Mortgage Loans and any REO Properties remaining in the Trust Fund. The Agreement permits, but does not require, any such Majority Certificateholder or the Master Servicer to purchase from the Trust Fund all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the Initial Pool Balance specified on the face hereof.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Mortgage Loan Sellers, the Master Servicer, the Special Servicer, the Trustee and the REMIC Administrator thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Mortgage Loan Sellers, the Master Servicer, the Special Servicer, the Trustee and the REMIC Administrator with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of REMIC I, REMIC II, REMIC IIU or REMIC III as a REMIC, without the consent of the Holders of any of the Certificates.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

            This Certificate shall be construed in accordance with the internal laws of the State of New York that are applicable to agreements negotiated, made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                    Wells Fargo Bank Minnesota, N.A.,
                                    as Trustee


                                    By:_______________________________________
                                             Authorized Officer




                          CERTIFICATE OF AUTHENTICATION

            This is one of the Class C Certificates referred to in the within-mentioned Agreement.

Dated:


                                    Wells Fargo Bank Minnesota, N.A.,
                                    as Certificate Registrar

                                    By:_______________________________________
                                             Authorized Officer

                                   ASSIGNMENT


FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _____________________________________________________________ please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

I (we) further direct the issuance of a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address: ____________________________________________________________
_______________________________________________________________________________.

Dated:

                                    ____________________________________________
                                    Signature by or on behalf of Assignor

                                    ____________________________________________
                                    Signature Guaranteed





                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _________for the account of
____________________.

            Distributions made by check (such check to be made payable to ____________) and all applicable statements and notices should be mailed to
___________________________.

            This information is provided by ____________________________, the assignee named above, or _______________________________________, as its agent.

                                   EXHIBIT A-7
                           FORM OF CLASS D CERTIFICATE

                           CLASS D COMMERCIAL MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                  SERIES 2001-1

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                    BANC OF AMERICA COMMERCIAL MORTGAGE INC.

Pass-Through Rate:                             Certificate  Principal Balance of
6.8510% per annum                              this  Certificate as of the Issue
                                               Date:
                                               $--------------
Date of Amended and Restated Pooling and
Servicing Agreement:                           Class Principal  Balance  of  all
June 1, 2001                                   the  Class D  Certificates  as of
                                               the Issue Date:  $18,974,209
Bond Balance Date:  June 1, 2001

Issue Date:  June 27, 2001                     Approximate    Aggregate   unpaid
                                               principal    balance    of    the
First Distribution Date:                       Mortgage  Pool as of the Delivery
July 16, 2001                                  Date,  after  deducting  payments
                                               of  principal  due  on or  before
Master Servicer:                               such  date  (the  "Delivery  Date
GMAC Commercial Mortgage Corporation           Pool Balance"):  $948,131,109

Special Servicer:                              Trustee and REMIC Administrator:
Lennar Partners, Inc.                          Wells Fargo Bank Minnesota, N.A.

Mortgage Loan Sellers:
Bank of America, N.A.
Bridger Commercial Realty Finance LLC

Certificate No. D -                        CUSIP No. [_______________]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN BANC OF AMERICA COMMERCIAL MORTGAGE INC., BANK OF AMERICA, N.A., BRIDGER COMMERCIAL REALTY FINANCE LLC, WELLS FARGO BANK MINNESOTA, N.A., GMAC COMMERCIAL MORTGAGE CORPORATION, LENNAR PARTNERS, INC. OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THE CLASS OF CERTIFICATES TO WHICH THIS CERTIFICATE BELONGS IS SUBORDINATE TO ONE OR MORE OTHER CLASSES OF CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE AGREEMENT REFERRED TO HEREIN.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, OR (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE TRUSTEE OF AN INVESTMENT REPRESENTATION LETTER.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF OF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

            This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal balance of this Certificate (its "Certificate Principal Balance") as of the Issue Date by the aggregate principal balance of all the Certificates of the same Class as this Certificate (their "Class Principal Balance") as of the Issue Date) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Certificates of the same Class as this Certificate. The Trust Fund was created and the Certificates were issued pursuant to a Amended and Restated Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Banc of America Commercial Mortgage Inc., as Depositor, and the Mortgage Loan Sellers, Master Servicer, Special Servicer, Trustee and REMIC Administrator identified above. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, distributions will be made on the 15th day of each month or, if such 15th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

            Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

            The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

            The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            For so long as this Certificate is registered in the name of Cede & Co., or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

            Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Mortgage Loan Sellers, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Mortgage Loan Sellers, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

            The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer or by any Majority Certificateholder of the Controlling Class (other than the Depositor or the Mortgage Loan Sellers) at a price determined as provided in the Agreement of all Mortgage Loans and any REO Properties remaining in the Trust Fund. The Agreement permits, but does not require, any such Majority Certificateholder or the Master Servicer to purchase from the Trust Fund all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the Initial Pool Balance specified on the face hereof.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Mortgage Loan Sellers, the Master Servicer, the Special Servicer, the Trustee and the REMIC Administrator thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Mortgage Loan Sellers, the Master Servicer, the Special Servicer, the Trustee and the REMIC Administrator with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of REMIC I, REMIC II, REMIC IIU or REMIC III as a REMIC, without the consent of the Holders of any of the Certificates.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

            This Certificate shall be construed in accordance with the internal laws of the State of New York that are applicable to agreements negotiated, made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                    Wells Fargo Bank Minnesota, N.A.,
                                    as Trustee


                                    By:_______________________________________
                                             Authorized Officer




                          CERTIFICATE OF AUTHENTICATION

            This is one of the Class D Certificates referred to in the within-mentioned Agreement.

Dated:


                                    Wells Fargo Bank Minnesota, N.A.,
                                    as Certificate Registrar

                                    By:_______________________________________
                                             Authorized Officer

                                   ASSIGNMENT


FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _____________________________________________________________ please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

I (we) further direct the issuance of a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address: ____________________________________________________________
_______________________________________________________________________________.

Dated:

                                    ____________________________________________
                                    Signature by or on behalf of Assignor

                                    ____________________________________________
                                    Signature Guaranteed





                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _________for the account of
____________________.

            Distributions made by check (such check to be made payable to ____________) and all applicable statements and notices should be mailed to
___________________________.

            This information is provided by ____________________________, the assignee named above, or _______________________________________, as its agent.

                                   EXHIBIT A-8
                           FORM OF CLASS E CERTIFICATE

                           CLASS E COMMERCIAL MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                  SERIES 2001-1

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                    BANC OF AMERICA COMMERCIAL MORTGAGE INC.

Pass-Through Rate:                             Certificate  Principal Balance of
6.9680% per annum                              this  Certificate as of the Issue
                                               Date:
                                               $--------------
Date of Amended and Restated Pooling and
Servicing Agreement:                           Class Principal  Balance  of  all
June 1, 2001                                   the  Class E  Certificates  as of
                                               the Issue Date:  $9,487,105
Bond Balance Date:  June 1, 2001

Issue Date:  June 27, 2001                     Approximate    Aggregate   unpaid
                                               principal    balance    of    the
First Distribution Date:                       Mortgage  Pool as of the Delivery
July 16, 2001                                  Date,  after  deducting  payments
                                               of  principal  due  on or  before
Master Servicer:                               such  date  (the  "Delivery  Date
GMAC Commercial Mortgage Corporation           Pool Balance"):  $948,131,109

Special Servicer:                              Trustee and REMIC Administrator:
Lennar Partners, Inc.                          Wells Fargo Bank Minnesota, N.A.

Mortgage Loan Sellers:
Bank of America, N.A.
Bridger Commercial Realty Finance LLC

Certificate No. E-                         CUSIP No. [_______________]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN BANC OF AMERICA COMMERCIAL MORTGAGE INC., BANK OF AMERICA, N.A., BRIDGER COMMERCIAL REALTY FINANCE LLC, WELLS FARGO BANK MINNESOTA, N.A., GMAC COMMERCIAL MORTGAGE CORPORATION, LENNAR PARTNERS, INC. OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THE CLASS OF CERTIFICATES TO WHICH THIS CERTIFICATE BELONGS IS SUBORDINATE TO ONE OR MORE OTHER CLASSES OF CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE AGREEMENT REFERRED TO HEREIN.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, OR (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE TRUSTEE OF AN INVESTMENT REPRESENTATION LETTER.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF OF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

            This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal balance of this Certificate (its "Certificate Principal Balance") as of the Issue Date by the aggregate principal balance of all the Certificates of the same Class as this Certificate (their "Class Principal Balance") as of the Issue Date) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Certificates of the same Class as this Certificate. The Trust Fund was created and the Certificates were issued pursuant to a Amended and Restated Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Banc of America Commercial Mortgage Inc., as Depositor, and the Mortgage Loan Sellers, Master Servicer, Special Servicer, Trustee and REMIC Administrator identified above. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, distributions will be made on the 15th day of each month or, if such 15th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

            Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

            The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

            The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            For so long as this Certificate is registered in the name of Cede & Co., or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

            Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Mortgage Loan Sellers, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Mortgage Loan Sellers, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

            The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer or by any Majority Certificateholder of the Controlling Class (other than the Depositor or the Mortgage Loan Sellers) at a price determined as provided in the Agreement of all Mortgage Loans and any REO Properties remaining in the Trust Fund. The Agreement permits, but does not require, any such Majority Certificateholder or the Master Servicer to purchase from the Trust Fund all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the Initial Pool Balance specified on the face hereof.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Mortgage Loan Sellers, the Master Servicer, the Special Servicer, the Trustee and the REMIC Administrator thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Mortgage Loan Sellers, the Master Servicer, the Special Servicer, the Trustee and the REMIC Administrator with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of REMIC I, REMIC II, REMIC IIU or REMIC III as a REMIC, without the consent of the Holders of any of the Certificates.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

            This Certificate shall be construed in accordance with the internal laws of the State of New York that are applicable to agreements negotiated, made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                    Wells Fargo Bank Minnesota, N.A.,
                                    as Trustee


                                    By:_______________________________________
                                             Authorized Officer




                          CERTIFICATE OF AUTHENTICATION

            This is one of the Class E Certificates referred to in the within-mentioned Agreement.

Dated:


                                    Wells Fargo Bank Minnesota, N.A.,
                                    as Certificate Registrar

                                    By:_______________________________________
                                             Authorized Officer

                                   ASSIGNMENT


FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _____________________________________________________________ please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

I (we) further direct the issuance of a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address: ____________________________________________________________
_______________________________________________________________________________.

Dated:

                                    ____________________________________________
                                    Signature by or on behalf of Assignor

                                    ____________________________________________
                                    Signature Guaranteed





                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _________for the account of
____________________.

            Distributions made by check (such check to be made payable to ____________) and all applicable statements and notices should be mailed to
___________________________.

            This information is provided by ____________________________, the assignee named above, or _______________________________________, as its agent.

                                   EXHIBIT A-9
                           FORM OF CLASS F CERTIFICATE

                           CLASS F COMMERCIAL MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                  SERIES 2001-1

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                    BANC OF AMERICA COMMERCIAL MORTGAGE INC.

Pass-Through Rate:                             Certificate  Principal Balance of
7.2240% per annum                              this  Certificate as of the Issue
                                               Date:
                                               $--------------

Date of Amended and Restated Pooling and       Class Principal  Balance  of  all
Servicing Agreement:                           the  Class F  Certificates  as of
June 1, 2001                                   the Issue Date: $9,487,105

Bond Balance Date:  June 1, 2001

Issue Date:  June 27, 2001                     Approximate    Aggregate   unpaid
                                               principal    balance    of    the
First Distribution Date:                       Mortgage  Pool as of the Delivery
July 16, 2001                                  Date,  after  deducting  payments
                                               of  principal  due  on or  before
Master Servicer:                               such  date  (the  "Delivery  Date
GMAC Commercial Mortgage Corporation           Pool Balance"):  $948,131,109

Special Servicer:                              Trustee and REMIC Administrator:
Lennar Partners, Inc.                          Wells Fargo Bank Minnesota, N.A.

Mortgage Loan Sellers:
Bank of America, N.A.
Bridger Commercial Realty Finance LLC

Certificate No. F-__                           CUSIP No. [_______________]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN BANC OF AMERICA COMMERCIAL MORTGAGE INC., BANK OF AMERICA, N.A., BRIDGER COMMERCIAL REALTY FINANCE LLC, WELLS FARGO BANK MINNESOTA, N.A., GMAC COMMERCIAL MORTGAGE CORPORATION, LENNAR PARTNERS, INC. OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THE CLASS OF CERTIFICATES TO WHICH THIS CERTIFICATE BELONGS IS SUBORDINATE TO ONE OR MORE OTHER CLASSES OF CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE AGREEMENT REFERRED TO HEREIN.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, OR (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE TRUSTEE OF AN INVESTMENT REPRESENTATION LETTER.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF OF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

            This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal balance of this Certificate (its "Certificate Principal Balance") as of the Issue Date by the aggregate principal balance of all the Certificates of the same Class as this Certificate (their "Class Principal Balance") as of the Issue Date) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Certificates of the same Class as this Certificate. The Trust Fund was created and the Certificates were issued pursuant to a Amended and Restated Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Banc of America Commercial Mortgage Inc., as Depositor, and the Mortgage Loan Sellers, Master Servicer, Special Servicer, Trustee and REMIC Administrator identified above. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, distributions will be made on the 15th day of each month or, if such 15th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

            Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

            The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

            The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            For so long as this Certificate is registered in the name of Cede & Co., or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

            Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Mortgage Loan Sellers, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Mortgage Loan Sellers, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

            The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer or by any Majority Certificateholder of the Controlling Class (other than the Depositor or the Mortgage Loan Sellers) at a price determined as provided in the Agreement of all Mortgage Loans and any REO Properties remaining in the Trust Fund. The Agreement permits, but does not require, any such Majority Certificateholder or the Master Servicer to purchase from the Trust Fund all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the Initial Pool Balance specified on the face hereof.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Mortgage Loan Sellers, the Master Servicer, the Special Servicer, the Trustee and the REMIC Administrator thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Mortgage Loan Sellers, the Master Servicer, the Special Servicer, the Trustee and the REMIC Administrator with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of REMIC I, REMIC II, REMIC IIU or REMIC III as a REMIC, without the consent of the Holders of any of the Certificates.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

            This Certificate shall be construed in accordance with the internal laws of the State of New York that are applicable to agreements negotiated, made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                    Wells Fargo Bank Minnesota, N.A.,
                                    as Trustee


                                    By:_______________________________________
                                             Authorized Officer




                          CERTIFICATE OF AUTHENTICATION

            This is one of the Class F Certificates referred to in the within-mentioned Agreement.

Dated:


                                    Wells Fargo Bank Minnesota, N.A.,
                                    as Certificate Registrar

                                    By:_______________________________________
                                             Authorized Officer

                                   ASSIGNMENT


FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _____________________________________________________________ please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

I (we) further direct the issuance of a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address: ____________________________________________________________
_______________________________________________________________________________.

Dated:

                                    ____________________________________________
                                    Signature by or on behalf of Assignor

                                    ____________________________________________
                                    Signature Guaranteed





                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _________for the account of
____________________.

            Distributions made by check (such check to be made payable to ____________) and all applicable statements and notices should be mailed to
___________________________.

            This information is provided by ____________________________, the assignee named above, or _______________________________________, as its agent.

                                  EXHIBIT A-10
                           FORM OF CLASS G CERTIFICATE

                           CLASS G COMMERCIAL MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                  SERIES 2001-1

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                    BANC OF AMERICA COMMERCIAL MORTGAGE INC.

Pass-Through Rate:                             Certificate  Principal Balance of
7.3240% per annum                              this  Certificate as of the Issue
                                               Date:
                                               $--------------
Date of Amended and Restated Pooling and
Servicing                                      Class Principal  Balance  of  all
Agreement:  June 1, 2001                       the  Class G  Certificates  as of
                                               the Issue Date:  $18,974,209
Bond Balance Date:  June 1, 2001

Issue Date:  June 27, 2001                     Approximate    Aggregate   unpaid
                                               principal    balance    of    the
First Distribution Date:                       Mortgage  Pool as of the Delivery
July 16, 2001                                  Date,  after  deducting  payments
                                               of  principal  due  on or  before
Master Servicer:                               such  date  (the  "Delivery  Date
GMAC Commercial Mortgage Corporation           Pool Balance"):  $948,131,109

Special Servicer:                              Trustee and REMIC Administrator:
Lennar Partners, Inc.                          Wells Fargo Bank Minnesota, N.A.

Mortgage Loan Sellers:
Bank of America, N.A.
Bridger Commercial Realty Finance LLC

Certificate No. G-__                           CUSIP No. [_______________]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN BANC OF AMERICA COMMERCIAL MORTGAGE INC., BANK OF AMERICA, N.A., BRIDGER COMMERCIAL REALTY FINANCE LLC, WELLS FARGO BANK MINNESOTA, N.A., GMAC COMMERCIAL MORTGAGE CORPORATION, LENNAR PARTNERS, INC. OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THE CLASS OF CERTIFICATES TO WHICH THIS CERTIFICATE BELONGS IS SUBORDINATE TO ONE OR MORE OTHER CLASSES OF CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE AGREEMENT REFERRED TO HEREIN.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, OR (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE TRUSTEE OF AN INVESTMENT REPRESENTATION LETTER.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF OF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

            This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal balance of this Certificate (its "Certificate Principal Balance") as of the Issue Date by the aggregate principal balance of all the Certificates of the same Class as this Certificate (their "Class Principal Balance") as of the Issue Date) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Certificates of the same Class as this Certificate. The Trust Fund was created and the Certificates were issued pursuant to a Amended and Restated Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Banc of America Commercial Mortgage Inc., as Depositor, and the Mortgage Loan Sellers, Master Servicer, Special Servicer, Trustee and REMIC Administrator identified above. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, distributions will be made on the 15th day of each month or, if such 15th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

            Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

            The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

            The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            For so long as this Certificate is registered in the name of Cede & Co., or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

            Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Mortgage Loan Sellers, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Mortgage Loan Sellers, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

            The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer or by any Majority Certificateholder of the Controlling Class (other than the Depositor or the Mortgage Loan Sellers) at a price determined as provided in the Agreement of all Mortgage Loans and any REO Properties remaining in the Trust Fund. The Agreement permits, but does not require, any such Majority Certificateholder or the Master Servicer to purchase from the Trust Fund all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the Initial Pool Balance specified on the face hereof.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Mortgage Loan Sellers, the Master Servicer, the Special Servicer, the Trustee and the REMIC Administrator thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Mortgage Loan Sellers, the Master Servicer, the Special Servicer, the Trustee and the REMIC Administrator with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of REMIC I, REMIC II, REMIC IIU or REMIC III as a REMIC, without the consent of the Holders of any of the Certificates.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

            This Certificate shall be construed in accordance with the internal laws of the State of New York that are applicable to agreements negotiated, made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                    Wells Fargo Bank Minnesota, N.A.,
                                    as Trustee


                                    By:_______________________________________
                                             Authorized Officer




                          CERTIFICATE OF AUTHENTICATION

            This is one of the Class G Certificates referred to in the within-mentioned Agreement.

Dated:


                                    Wells Fargo Bank Minnesota, N.A.,
                                    as Certificate Registrar

                                    By:_______________________________________
                                             Authorized Officer

                                   ASSIGNMENT


FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _____________________________________________________________ please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

I (we) further direct the issuance of a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address: ____________________________________________________________
_______________________________________________________________________________.

Dated:

                                    ____________________________________________
                                    Signature by or on behalf of Assignor

                                    ____________________________________________
                                    Signature Guaranteed





                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _________for the account of
____________________.

            Distributions made by check (such check to be made payable to ____________) and all applicable statements and notices should be mailed to
_________for the account of___________________________.

            This information is provided by ____________________________, the assignee named above, or _______________________________________, as its agent.

                                  EXHIBIT A-11
                           FORM OF CLASS H CERTIFICATE

                           CLASS H COMMERCIAL MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                  SERIES 2001-1

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                    BANC OF AMERICA COMMERCIAL MORTGAGE INC.

Pass-Through Rate:                             Certificate  Principal Balance of
7.5070% per annum                              this   Certificate   as  of   the
                                               Issue Date:
                                               $--------------
Date of Amended and Restated Pooling and
Servicing                                      Class Principal  Balance  of  all
Agreement:  June 1, 2001                       the  Class H  Certificates  as of
                                               the Issue Date:  $14,230,657
Bond Balance Date:  June 1, 2001

Issue Date:  June 27, 2001                     Approximate    Aggregate   unpaid
                                               principal    balance    of    the
First Distribution Date:                       Mortgage  Pool as of the Delivery
July 16, 2001                                  Date,  after  deducting  payments
                                               of  principal  due  on or  before
Master Servicer:                               such  date  (the  "Delivery  Date
GMAC Commercial Mortgage Corporation           Pool Balance"):  $948,131,109

Special Servicer:                              Trustee and REMIC Administrator:
Lennar Partners, Inc.                          Wells Fargo Bank Minnesota, N.A.

Mortgage Loan Sellers:
Bank of America, N.A.
Bridger Commercial Realty Finance LLC

Certificate No. H-                         CUSIP No. [_______________]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN BANC OF AMERICA COMMERCIAL MORTGAGE INC., BANK OF AMERICA, N.A., BRIDGER COMMERCIAL REALTY FINANCE LLC, WELLS FARGO BANK MINNESOTA, N.A., GMAC COMMERCIAL MORTGAGE CORPORATION, LENNAR PARTNERS, INC. OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THE CLASS OF CERTIFICATES TO WHICH THIS CERTIFICATE BELONGS IS SUBORDINATE TO ONE OR MORE OTHER CLASSES OF CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE AGREEMENT REFERRED TO HEREIN.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, OR (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE TRUSTEE OF AN INVESTMENT REPRESENTATION LETTER.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF OF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

            This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal balance of this Certificate (its "Certificate Principal Balance") as of the Issue Date by the aggregate principal balance of all the Certificates of the same Class as this Certificate (their "Class Principal Balance") as of the Issue Date) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Certificates of the same Class as this Certificate. The Trust Fund was created and the Certificates were issued pursuant to a Amended and Restated Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Banc of America Commercial Mortgage Inc., as Depositor, and the Mortgage Loan Sellers, Master Servicer, Special Servicer, Trustee and REMIC Administrator identified above. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, distributions will be made on the 15th day of each month or, if such 15th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

            Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

            The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

            The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            For so long as this Certificate is registered in the name of Cede & Co., or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

            Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Mortgage Loan Sellers, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Mortgage Loan Sellers, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

            The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer or by any Majority Certificateholder of the Controlling Class (other than the Depositor or the Mortgage Loan Sellers) at a price determined as provided in the Agreement of all Mortgage Loans and any REO Properties remaining in the Trust Fund. The Agreement permits, but does not require, any such Majority Certificateholder or the Master Servicer to purchase from the Trust Fund all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the Initial Pool Balance specified on the face hereof.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Mortgage Loan Sellers, the Master Servicer, the Special Servicer, the Trustee and the REMIC Administrator thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Mortgage Loan Sellers, the Master Servicer, the Special Servicer, the Trustee and the REMIC Administrator with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of REMIC I, REMIC II, REMIC IIU or REMIC III as a REMIC, without the consent of the Holders of any of the Certificates.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

            This Certificate shall be construed in accordance with the internal laws of the State of New York that are applicable to agreements negotiated, made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                    Wells Fargo Bank Minnesota, N.A.,
                                    as Trustee


                                    By:_______________________________________
                                             Authorized Officer




                          CERTIFICATE OF AUTHENTICATION

            This is one of the Class H Certificates referred to in the within-mentioned Agreement.

Dated:


                                    Wells Fargo Bank Minnesota, N.A.,
                                    as Certificate Registrar

                                    By:_______________________________________
                                             Authorized Officer

                                   ASSIGNMENT


FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _____________________________________________________________ please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

I (we) further direct the issuance of a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address: ____________________________________________________________
_______________________________________________________________________________.

Dated:

                                    ____________________________________________
                                    Signature by or on behalf of Assignor

                                    ____________________________________________
                                    Signature Guaranteed





                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _________for the account of
____________________.

            Distributions made by check (such check to be made payable to ____________) and all applicable statements and notices should be mailed to
_________for the account of___________________________.

            This information is provided by ____________________________, the assignee named above, or _______________________________________, as its agent.

                                  EXHIBIT A-12
                           FORM OF CLASS J CERTIFICATE

                           CLASS J COMMERCIAL MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                  SERIES 2001-1

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                    BANC OF AMERICA COMMERCIAL MORTGAGE INC.

Pass-Through Rate:                             Certificate  Principal Balance of
6.1250% per annum                              this  Certificate as of the Issue
                                               Date:
                                               $--------------
Date of Amended and Restated Pooling and
Servicing                                      Class Principal  Balance  of  all
Agreement:  June 1, 2001                       the  Class J  Certificates  as of
                                               the Issue Date:
Bond Balance Date:  June 1, 2001               $13,281,946

Issue Date:  June 27, 2001                     Approximate    Aggregate   unpaid
                                               principal    balance    of    the
First Distribution Date:                       Mortgage  Pool as of the Delivery
July 16, 2001                                  Date,  after  deducting  payments
                                               of  principal  due  on or  before
Master Servicer:                               such  date  (the  "Delivery  Date
GMAC Commercial Mortgage Corporation           Pool Balance"):  $948,131,109

Special Servicer:                              Trustee and REMIC Administrator:
Lennar Partners, Inc.                          Wells Fargo Bank Minnesota, N.A.

Mortgage Loan Sellers:
Bank of America, N.A.
Bridger Commercial Realty Finance LLC

Certificate No. J-__                           CUSIP No. [_______________]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN BANC OF AMERICA COMMERCIAL MORTGAGE INC., BANK OF AMERICA, N.A., BRIDGER COMMERCIAL REALTY FINANCE LLC, WELLS FARGO BANK MINNESOTA, N.A., GMAC COMMERCIAL MORTGAGE CORPORATION, LENNAR PARTNERS, INC. OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THE CLASS OF CERTIFICATES TO WHICH THIS CERTIFICATE BELONGS IS SUBORDINATE TO ONE OR MORE OTHER CLASSES OF CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE MAY NOT BE PURCHASED OR TRANSFERRED UNLESS THE CERTIFICATE REGISTRAR SHALL HAVE RECEIVED EITHER (A) AN INVESTMENT REPRESENTATION LETTER FROM THE PROPOSED PURCHASER OR TRANSFEREE OF SUCH CERTIFICATE, IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR, TO THE EFFECT THAT SUCH PROPOSED PURCHASER OR TRANSFEREE IS NOT (I) AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH A "PLAN") OR (II) A PERSON ACTING ON BEHALF OF OR USING THE ASSETS OF ANY SUCH PLAN (INCLUDING AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF INVESTMENT IN THE ENTITY ___ BY SUCH PLAN AND THE _APPLICATION _OF _DEPARTMENT
_OF LABOR REGULATION SS. 2510.3-101), OTHER THAN AN INSURANCE COMPANY
USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY THE PURCHASE AND HOLDING OF SUBORDINATE CERTIFICATES BY SUCH INSURANCE COMPANY WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE UNDER PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 OR (B) IF SUCH CERTIFICATE IS PRESENTED FOR REGISTRATION IN THE NAME OF A PERSON DESCRIBED IN CLAUSES (I) OR
(II) ABOVE, AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR TO THE EFFECT THAT SUCH ACQUISITION AND HOLDING OF SUCH CERTIFICATE BY SUCH PROPOSED PURCHASER OR TRANSFEREE WILL NOT RESULT IN THE ASSETS OF THE TRUST FUND BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA, THE PROHIBITED TRANSACTION PROVISIONS OF THE CODE OR THE PROVISIONS OF ANY SIMILAR LAW, WILL NOT CONSTITUTE OR RESULT IN A "PROHIBITED TRANSACTION" WITHIN THE MEANING OF ERISA, SECTION 4975 OF THE CODE OR ANY SIMILAR LAW, AND WILL NOT SUBJECT THE TRUSTEE, THE CERTIFICATE REGISTRAR, THE MASTER SERVICER, THE SPECIAL SERVICER, THE PLACEMENT AGENT OR THE DEPOSITOR TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA, SECTION 4975 OF THE CODE OR ANY SUCH SIMILAR LAW) IN ADDITION TO THOSE SET FORTH IN THE AGREEMENT. THE TRANSFEREE OF A BENEFICIAL INTEREST IN A CERTIFICATE THAT IS A BOOK-ENTRY CERTIFICATE SHALL BE DEEMED TO REPRESENT THAT IT IS NOT A PERSON DESCRIBED IN CLAUSES (I) OR (II) ABOVE.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT REFERRED TO HEREIN.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, OR (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE TRUSTEE OF AN INVESTMENT REPRESENTATION LETTER.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF OF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

            This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal balance of this Certificate (its "Certificate Principal Balance") as of the Issue Date by the aggregate principal balance of all the Certificates of the same Class as this Certificate (their "Class Principal Balance") as of the Issue Date) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Certificates of the same Class as this Certificate. The Trust Fund was created and the Certificates were issued pursuant to a Amended and Restated Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Banc of America Commercial Mortgage Inc., as Depositor, and the Mortgage Loan Sellers, Master Servicer, Special Servicer, Trustee and REMIC Administrator identified above. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, distributions will be made on the 15th day of each month or, if such 15th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

            Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

            The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

            The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            For so long as this Certificate is registered in the name of Cede & Co., or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

            Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Mortgage Loan Sellers, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Mortgage Loan Sellers, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

            The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer or by any Majority Certificateholder of the Controlling Class (other than the Depositor or the Mortgage Loan Sellers) at a price determined as provided in the Agreement of all Mortgage Loans and any REO Properties remaining in the Trust Fund. The Agreement permits, but does not require, any such Majority Certificateholder or the Master Servicer to purchase from the Trust Fund all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the Initial Pool Balance specified on the face hereof.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Mortgage Loan Sellers, the Master Servicer, the Special Servicer, the Trustee and the REMIC Administrator thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Mortgage Loan Sellers, the Master Servicer, the Special Servicer, the Trustee and the REMIC Administrator with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of REMIC I, REMIC II, REMIC IIU or REMIC III as a REMIC, without the consent of the Holders of any of the Certificates.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

            This Certificate shall be construed in accordance with the internal laws of the State of New York that are applicable to agreements negotiated, made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                    Wells Fargo Bank Minnesota, N.A.,
                                    as Trustee


                                    By:_______________________________________
                                             Authorized Officer




                          CERTIFICATE OF AUTHENTICATION

            This is one of the Class J Certificates referred to in the within-mentioned Agreement.

Dated:


                                    Wells Fargo Bank Minnesota, N.A.,
                                    as Certificate Registrar

                                    By:_______________________________________
                                             Authorized Officer

                                             SCHEDULE A


                   CERTIFICATE BALANCE OF
                   DEFINITIVE CERTIFICATES
                   EXCHANGED OR TRANSFERRED FOR,
                   OR ISSUED IN EXCHANGE FOR OR
                   UPON TRANSFER OF, AN INTEREST           REMAINING PRINCIPAL                   NOTATION
    DATE           IN THIS BOOK-ENTRY CERTIFICATE          AMOUNT OF BOOK-ENTRY CERTIFIATE        MADE BY
----------------   -------------------------------         -------------------------------      ---------------
----------------   -------------------------------         -------------------------------      ---------------
----------------   -------------------------------         -------------------------------      ---------------
----------------   -------------------------------         -------------------------------      ---------------
----------------   -------------------------------         -------------------------------      ---------------
----------------   -------------------------------         -------------------------------      ---------------
----------------   -------------------------------         -------------------------------      ---------------
----------------   -------------------------------         -------------------------------      ---------------
----------------   -------------------------------         -------------------------------      ---------------
----------------   -------------------------------         -------------------------------      ---------------
----------------   -------------------------------         -------------------------------      ---------------
----------------   -------------------------------         -------------------------------      ---------------
----------------   -------------------------------         -------------------------------      ---------------
----------------   -------------------------------         -------------------------------      ---------------
----------------   -------------------------------         -------------------------------      ---------------
----------------   -------------------------------         -------------------------------      ---------------
----------------   -------------------------------         -------------------------------      ---------------



                                   ASSIGNMENT


FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _____________________________________________________________ please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

I (we) further direct the issuance of a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address: ____________________________________________________________
_______________________________________________________________________________.

Dated:

                                    ____________________________________________
                                    Signature by or on behalf of Assignor

                                    ____________________________________________
                                    Signature Guaranteed





                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _________for the account of
____________________.

            Distributions made by check (such check to be made payable to ____________) and all applicable statements and notices should be mailed to
___________________________.

            This information is provided by ____________________________, the assignee named above, or _______________________________________, as its agent.

                                  EXHIBIT A-13
                           FORM OF CLASS K CERTIFICATE

                           CLASS K COMMERCIAL MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                  SERIES 2001-1

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                    BANC OF AMERICA COMMERCIAL MORTGAGE INC.

Pass-Through Rate:                             Certificate  Principal Balance of
6.1250% per annum                              this  Certificate as of the Issue
                                               Date:
                                               $--------------
Date of Pooling and Servicing
Agreement:  May 1, 2001                        Class Principal  Balance  of  all
                                               the  Class K  Certificates  as of
Bond Balance Date:  May 1, 2001                the Issue Date:  $23,480,584

Issue Date:  May 30, 2001                      Approximate    Aggregate   unpaid
                                               principal    balance    of    the
First Distribution Date:                       Mortgage  Pool as of the Delivery
June 15, 2001                                  Date,  after  deducting  payments
                                               of  principal  due  on or  before
Master Servicer:                               such  date  (the  "Delivery  Date
GMAC Commercial Mortgage Corporation           Pool Balance"):  $948,710,454

Special Servicer:                              Trustee and REMIC Administrator:
Lennar Partners, Inc.                          Wells Fargo Bank Minnesota, N.A.

Mortgage Loan Sellers:
Bank of America, N.A.
Bridger Commercial Realty Finance LLC

Certificate No. K-                         CUSIP No. [_______________]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN BANC OF AMERICA COMMERCIAL MORTGAGE INC., BANK OF AMERICA, N.A., BRIDGER COMMERCIAL REALTY FINANCE LLC, WELLS FARGO BANK MINNESOTA, N.A., GMAC COMMERCIAL MORTGAGE CORPORATION, LENNAR PARTNERS, INC. OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THE CLASS OF CERTIFICATES TO WHICH THIS CERTIFICATE BELONGS IS SUBORDINATE TO ONE OR MORE OTHER CLASSES OF CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE MAY NOT BE PURCHASED OR TRANSFERRED UNLESS THE CERTIFICATE REGISTRAR SHALL HAVE RECEIVED EITHER (A) AN INVESTMENT REPRESENTATION LETTER FROM THE PROPOSED PURCHASER OR TRANSFEREE OF SUCH CERTIFICATE, IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR, TO THE EFFECT THAT SUCH PROPOSED PURCHASER OR TRANSFEREE IS NOT (I) AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH A "PLAN") OR (II) A PERSON ACTING ON BEHALF OF OR USING THE ASSETS OF ANY SUCH PLAN (INCLUDING AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF INVESTMENT IN THE ENTITY ___ BY SUCH PLAN AND THE _APPLICATION _OF _DEPARTMENT
_OF LABOR REGULATION SS. 2510.3-101), OTHER THAN AN INSURANCE COMPANY
USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY THE PURCHASE AND HOLDING OF SUBORDINATE CERTIFICATES BY SUCH INSURANCE COMPANY WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE UNDER PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 OR (B) IF SUCH CERTIFICATE IS PRESENTED FOR REGISTRATION IN THE NAME OF A PERSON DESCRIBED IN CLAUSES (I) OR
(II) ABOVE, AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR TO THE EFFECT THAT SUCH ACQUISITION AND HOLDING OF SUCH CERTIFICATE BY SUCH PROPOSED PURCHASER OR TRANSFEREE WILL NOT RESULT IN THE ASSETS OF THE TRUST FUND BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA, THE PROHIBITED TRANSACTION PROVISIONS OF THE CODE OR THE PROVISIONS OF ANY SIMILAR LAW, WILL NOT CONSTITUTE OR RESULT IN A "PROHIBITED TRANSACTION" WITHIN THE MEANING OF ERISA, SECTION 4975 OF THE CODE OR ANY SIMILAR LAW, AND WILL NOT SUBJECT THE TRUSTEE, THE CERTIFICATE REGISTRAR, THE MASTER SERVICER, THE SPECIAL SERVICER, THE PLACEMENT AGENT OR THE DEPOSITOR TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA, SECTION 4975 OF THE CODE OR ANY SUCH SIMILAR LAW) IN ADDITION TO THOSE SET FORTH IN THE AGREEMENT. THE TRANSFEREE OF A BENEFICIAL INTEREST IN A CERTIFICATE THAT IS A BOOK-ENTRY CERTIFICATE SHALL BE DEEMED TO REPRESENT THAT IT IS NOT A PERSON DESCRIBED IN CLAUSES (I) OR (II) ABOVE.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT REFERRED TO HEREIN.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, OR (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE TRUSTEE OF AN INVESTMENT REPRESENTATION LETTER.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF OF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

            This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal balance of this Certificate (its "Certificate Principal Balance") as of the Issue Date by the aggregate principal balance of all the Certificates of the same Class as this Certificate (their "Class Principal Balance") as of the Issue Date) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Certificates of the same Class as this Certificate. The Trust Fund was created and the Certificates were issued pursuant to a Amended and Restated Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Banc of America Commercial Mortgage Inc., as Depositor, and the Mortgage Loan Sellers, Master Servicer, Special Servicer, Trustee and REMIC Administrator identified above. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, distributions will be made on the 15th day of each month or, if such 15th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

            Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

            The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

            The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            For so long as this Certificate is registered in the name of Cede & Co., or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

            No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Mortgage Loan Sellers, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Mortgage Loan Sellers, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

            The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer or by any Majority Certificateholder of the Controlling Class (other than the Depositor or the Mortgage Loan Sellers) at a price determined as provided in the Agreement of all Mortgage Loans and any REO Properties remaining in the Trust Fund. The Agreement permits, but does not require, any such Majority Certificateholder or the Master Servicer to purchase from the Trust Fund all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the Initial Pool Balance specified on the face hereof.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Mortgage Loan Sellers, the Master Servicer, the Special Servicer, the Trustee and the REMIC Administrator thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Mortgage Loan Sellers, the Master Servicer, the Special Servicer, the Trustee and the REMIC Administrator with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of REMIC I or REMIC II as a REMIC, without the consent of the Holders of any of the Certificates.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

            This Certificate shall be construed in accordance with the internal laws of the State of New York that are applicable to agreements negotiated, made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                    Wells Fargo Bank Minnesota, N.A.,
                                    as Trustee


                                    By:_______________________________________
                                             Authorized Officer




                          CERTIFICATE OF AUTHENTICATION

            This is one of the Class K Certificates referred to in the within-mentioned Agreement.

Dated:


                                    Wells Fargo Bank Minnesota, N.A.,
                                    as Certificate Registrar

                                    By:_______________________________________
                                             Authorized Officer



                                             SCHEDULE A


                   CERTIFICATE BALANCE OF
                   DEFINITIVE CERTIFICATES
                   EXCHANGED OR TRANSFERRED FOR,
                   OR ISSUED IN EXCHANGE FOR OR
                   UPON TRANSFER OF, AN INTEREST           REMAINING PRINCIPAL                   NOTATION
    DATE           IN THIS BOOK-ENTRY CERTIFICATE          AMOUNT OF BOOK-ENTRY CERTIFIATE        MADE BY
----------------   -------------------------------         -------------------------------      ---------------
----------------   -------------------------------         -------------------------------      ---------------
----------------   -------------------------------         -------------------------------      ---------------
----------------   -------------------------------         -------------------------------      ---------------
----------------   -------------------------------         -------------------------------      ---------------
----------------   -------------------------------         -------------------------------      ---------------
----------------   -------------------------------         -------------------------------      ---------------
----------------   -------------------------------         -------------------------------      ---------------
----------------   -------------------------------         -------------------------------      ---------------
----------------   -------------------------------         -------------------------------      ---------------
----------------   -------------------------------         -------------------------------      ---------------
----------------   -------------------------------         -------------------------------      ---------------
----------------   -------------------------------         -------------------------------      ---------------
----------------   -------------------------------         -------------------------------      ---------------
----------------   -------------------------------         -------------------------------      ---------------
----------------   -------------------------------         -------------------------------      ---------------
----------------   -------------------------------         -------------------------------      ---------------



                                   ASSIGNMENT


FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _____________________________________________________________ please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

I (we) further direct the issuance of a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address: ____________________________________________________________
_______________________________________________________________________________.

Dated:

                                    ____________________________________________
                                    Signature by or on behalf of Assignor

                                    ____________________________________________
                                    Signature Guaranteed





                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _________for the account of
____________________.

            Distributions made by check (such check to be made payable to ____________) and all applicable statements and notices should be mailed to
___________________________.

            This information is provided by ____________________________, the assignee named above, or _______________________________________, as its agent.

                                  EXHIBIT A-14
                           FORM OF CLASS L CERTIFICATE

                           CLASS L COMMERCIAL MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                  SERIES 2001-1

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                    BANC OF AMERICA COMMERCIAL MORTGAGE INC.

Pass-Through Rate:                             Certificate  Principal Balance of
6.1250% per annum                              this  Certificate as of the Issue
                                               Date:
                                               $--------------
Date of Pooling and Servicing
Agreement:  May 1, 2001                        Class Principal  Balance  of  all
                                               the  Class L  Certificates  as of
Bond Balance Date:  May 1, 2001                the Issue Date:  $2,134,598

Issue Date:  May 30, 2001                      Approximate Aggregate unpaid
                                               principal balance of the Mortgage
First Distribution Date:                       Pool as of the Delivery Date,
June 15, 2001                                  after deducting payments of
                                               principal due on or before such
Master Servicer:                               date (the "Delivery Date Pool
GMAC Commercial Mortgage Corporation           Balance"): $948,710,454

Special Servicer:                              Trustee and REMIC Administrator:
Lennar Partners, Inc.                          Wells Fargo Bank Minnesota, N.A.

Mortgage Loan Sellers:
Bank of America, N.A.
Bridger Commercial Realty Finance LLC

Certificate No. L-                         CUSIP No. [_______________]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN BANC OF AMERICA COMMERCIAL MORTGAGE INC., BANK OF AMERICA, N.A., BRIDGER COMMERCIAL REALTY FINANCE LLC, WELLS FARGO BANK MINNESOTA, N.A., GMAC COMMERCIAL MORTGAGE CORPORATION, LENNAR PARTNERS, INC. OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THE CLASS OF CERTIFICATES TO WHICH THIS CERTIFICATE BELONGS IS SUBORDINATE TO THE ONE OR MORE CLASSES OF CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT REFERRED TO HEREIN.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, OR (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE TRUSTEE OF AN INVESTMENT REPRESENTATION LETTER.

THIS CERTIFICATE MAY NOT BE PURCHASED OR TRANSFERRED UNLESS THE CERTIFICATE REGISTRAR SHALL HAVE RECEIVED EITHER (A) AN INVESTMENT REPRESENTATION LETTER FROM THE PROPOSED PURCHASER OR TRANSFEREE OF SUCH CERTIFICATE, IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR, TO THE EFFECT THAT SUCH PROPOSED PURCHASER OR TRANSFEREE IS NOT (I) AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH A "PLAN") OR (II) A PERSON ACTING ON BEHALF OF OR USING THE ASSETS OF ANY SUCH PLAN (INCLUDING AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF INVESTMENT IN THE ENTITY BY SUCH PLAN AND THE APPLICATION OF DEPARTMENT OF LABOR REGULATION SS.
2510.3-101), OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY THE PURCHASE AND HOLDING OF SUBORDINATE CERTIFICATES BY SUCH INSURANCE COMPANY WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE UNDER PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 OR (B) IF SUCH CERTIFICATE IS PRESENTED FOR REGISTRATION IN THE NAME OF A PERSON DESCRIBED IN CLAUSES (I) OR (II) ABOVE, AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR TO THE EFFECT THAT SUCH ACQUISITION AND HOLDING OF SUCH CERTIFICATE BY SUCH PROPOSED PURCHASER OR TRANSFEREE WILL NOT RESULT IN THE ASSETS OF THE TRUST FUND BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA, THE PROHIBITED TRANSACTION PROVISIONS OF THE CODE OR THE PROVISIONS OF ANY SIMILAR LAW, WILL NOT CONSTITUTE OR RESULT IN A "PROHIBITED TRANSACTION" WITHIN THE MEANING OF ERISA, SECTION 4975 OF THE CODE OR ANY SIMILAR LAW, AND WILL NOT SUBJECT THE TRUSTEE, THE CERTIFICATE REGISTRAR, THE MASTER SERVICER, THE SPECIAL SERVICER, THE PLACEMENT AGENT OR THE DEPOSITOR TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA, SECTION 4975 OF THE CODE OR ANY SUCH SIMILAR LAW) IN ADDITION TO THOSE SET FORTH IN THE AGREEMENT. THE TRANSFEREE OF A BENEFICIAL INTEREST IN A CERTIFICATE THAT IS A BOOK-ENTRY CERTIFICATE SHALL BE DEEMED TO REPRESENT THAT IT IS NOT A PERSON DESCRIBED IN CLAUSES (I) OR (II) ABOVE.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

            This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal balance of this Certificate (its "Certificate Principal Balance") as of the Issue Date by the aggregate principal balance of all the Certificates of the same Class as this Certificate (their "Class Principal Balance") as of the Issue Date) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Certificates of the same Class as this Certificate. The Trust Fund was created and the Certificates were issued pursuant to a Amended and Restated Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Banc of America Commercial Mortgage Inc., as Depositor, and the Mortgage Loan Sellers, Master Servicer, Special Servicer, Trustee and REMIC Administrator identified above. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, distributions will be made on the 15th day of each month or, if such 15th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

            Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

            The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

            The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            For so long as this Certificate is registered in the name of Cede & Co., or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

            Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Mortgage Loan Sellers, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Mortgage Loan Sellers, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

            The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer or by any Majority Certificateholder of the Controlling Class (other than the Depositor or the Mortgage Loan Sellers) at a price determined as provided in the Agreement of all Mortgage Loans and any REO Properties remaining in the Trust Fund. The Agreement permits, but does not require, any such Majority Certificateholder or the Master Servicer to purchase from the Trust Fund all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the Initial Pool Balance specified on the face hereof.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Mortgage Loan Sellers, the Master Servicer, the Special Servicer, the Trustee and the REMIC Administrator thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Mortgage Loan Sellers, the Master Servicer, the Special Servicer, the Trustee and the REMIC Administrator with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of REMIC I or REMIC II as a REMIC, without the consent of the Holders of any of the Certificates.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

            This Certificate shall be construed in accordance with the internal laws of the State of New York that are applicable to agreements negotiated, made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                    Wells Fargo Bank Minnesota, N.A.,
                                    as Trustee


                                    By:_______________________________________
                                             Authorized Officer




                          CERTIFICATE OF AUTHENTICATION

            This is one of the Class L Certificates referred to in the within-mentioned Agreement.

Dated:


                                    Wells Fargo Bank Minnesota, N.A.,
                                    as Certificate Registrar

                                    By:_______________________________________
                                             Authorized Officer





                                             SCHEDULE A


                   CERTIFICATE BALANCE OF
                   DEFINITIVE CERTIFICATES
                   EXCHANGED OR TRANSFERRED FOR,
                   OR ISSUED IN EXCHANGE FOR OR
                   UPON TRANSFER OF, AN INTEREST           REMAINING PRINCIPAL                   NOTATION
    DATE           IN THIS BOOK-ENTRY CERTIFICATE          AMOUNT OF BOOK-ENTRY CERTIFIATE        MADE BY
----------------   -------------------------------         -------------------------------      ---------------
----------------   -------------------------------         -------------------------------      ---------------
----------------   -------------------------------         -------------------------------      ---------------
----------------   -------------------------------         -------------------------------      ---------------
----------------   -------------------------------         -------------------------------      ---------------
----------------   -------------------------------         -------------------------------      ---------------
----------------   -------------------------------         -------------------------------      ---------------
----------------   -------------------------------         -------------------------------      ---------------
----------------   -------------------------------         -------------------------------      ---------------
----------------   -------------------------------         -------------------------------      ---------------
----------------   -------------------------------         -------------------------------      ---------------
----------------   -------------------------------         -------------------------------      ---------------
----------------   -------------------------------         -------------------------------      ---------------
----------------   -------------------------------         -------------------------------      ---------------
----------------   -------------------------------         -------------------------------      ---------------
----------------   -------------------------------         -------------------------------      ---------------
----------------   -------------------------------         -------------------------------      ---------------



                                   ASSIGNMENT


FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _____________________________________________________________ please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

I (we) further direct the issuance of a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address: ____________________________________________________________
_______________________________________________________________________________.

Dated:

                                    ____________________________________________
                                    Signature by or on behalf of Assignor

                                    ____________________________________________
                                    Signature Guaranteed





                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _________for the account of
____________________.

            Distributions made by check (such check to be made payable to ____________) and all applicable statements and notices should be mailed to
___________________________.

            This information is provided by ____________________________, the assignee named above, or _______________________________________, as its agent.

                                  EXHIBIT A-15
                           FORM OF CLASS M CERTIFICATE

                           CLASS M COMMERCIAL MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                  SERIES 2001-1

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                    BANC OF AMERICA COMMERCIAL MORTGAGE INC.

Pass-Through Rate:                             Certificate  Principal Balance of
6.1250% per annum                              this  Certificate as of the Issue
                                               Date:
                                               $--------------
Date of Pooling and Servicing
Agreement:  May 1, 2001                        Class Principal  Balance  of  all
                                               the  Class M  Certificates  as of
Bond Balance Date:  May 1, 2001                the Issue Date:  $5,538,842

Issue Date:  May 30, 2001                      Approximate Aggregate unpaid
                                               principal balance of the
First Distribution Date:                       Mortgage Pool as of the Delivery
June 15, 2001                                  Date, after deducting payments
                                               of principal due on or before
Master Servicer:                               such date (the "Delivery Date
GMAC Commercial Mortgage Corporation           Pool Balance"): $948,710,454

Special Servicer:                              Trustee and REMIC Administrator:
Lennar Partners, Inc.                          Wells Fargo Bank Minnesota, N.A.

Mortgage Loan Sellers:
Bank of America, N.A.
Bridger Commercial Realty Finance LLC

Certificate No. M-                         CUSIP No. [_______________]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN BANC OF AMERICA COMMERCIAL MORTGAGE INC., BANK OF AMERICA, N.A., BRIDGER COMMERCIAL REALTY FINANCE LLC, WELLS FARGO BANK MINNESOTA, N.A., GMAC COMMERCIAL MORTGAGE CORPORATION, LENNAR PARTNERS, INC. OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THE CLASS OF CERTIFICATES TO WHICH THIS CERTIFICATE BELONGS IS SUBORDINATE TO THE ONE OR MORE CLASSES OF CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT REFERRED TO HEREIN.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, OR (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE TRUSTEE OF AN INVESTMENT REPRESENTATION LETTER.

THIS CERTIFICATE MAY NOT BE PURCHASED OR TRANSFERRED UNLESS THE CERTIFICATE REGISTRAR SHALL HAVE RECEIVED EITHER (A) AN INVESTMENT REPRESENTATION LETTER FROM THE PROPOSED PURCHASER OR TRANSFEREE OF SUCH CERTIFICATE, IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR, TO THE EFFECT THAT SUCH PROPOSED PURCHASER OR TRANSFEREE IS NOT (I) AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH A "PLAN") OR (II) A PERSON ACTING ON BEHALF OF OR USING THE ASSETS OF ANY SUCH PLAN (INCLUDING AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF INVESTMENT IN THE ENTITY BY SUCH PLAN AND THE APPLICATION OF DEPARTMENT OF LABOR REGULATION SS.
2510.3-101), OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY THE PURCHASE AND HOLDING OF SUBORDINATE CERTIFICATES BY SUCH INSURANCE COMPANY WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE UNDER PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 OR (B) IF SUCH CERTIFICATE IS PRESENTED FOR REGISTRATION IN THE NAME OF A PERSON DESCRIBED IN CLAUSES (I) OR (II) ABOVE, AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR TO THE EFFECT THAT SUCH ACQUISITION AND HOLDING OF SUCH CERTIFICATE BY SUCH PROPOSED PURCHASER OR TRANSFEREE WILL NOT RESULT IN THE ASSETS OF THE TRUST FUND BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA, THE PROHIBITED TRANSACTION PROVISIONS OF THE CODE OR THE PROVISIONS OF ANY SIMILAR LAW, WILL NOT CONSTITUTE OR RESULT IN A "PROHIBITED TRANSACTION" WITHIN THE MEANING OF ERISA, SECTION 4975 OF THE CODE OR ANY SIMILAR LAW, AND WILL NOT SUBJECT THE TRUSTEE, THE CERTIFICATE REGISTRAR, THE MASTER SERVICER, THE SPECIAL SERVICER, THE PLACEMENT AGENT OR THE DEPOSITOR TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA, SECTION 4975 OF THE CODE OR ANY SUCH SIMILAR LAW) IN ADDITION TO THOSE SET FORTH IN THE AGREEMENT. THE TRANSFEREE OF A BENEFICIAL INTEREST IN A CERTIFICATE THAT IS A BOOK-ENTRY CERTIFICATE SHALL BE DEEMED TO REPRESENT THAT IT IS NOT A PERSON DESCRIBED IN CLAUSES (I) OR (II) ABOVE.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

            This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal balance of this Certificate (its "Certificate Principal Balance") as of the Issue Date by the aggregate principal balance of all the Certificates of the same Class as this Certificate (their "Class Principal Balance") as of the Issue Date) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Certificates of the same Class as this Certificate. The Trust Fund was created and the Certificates were issued pursuant to a Amended and Restated Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Banc of America Commercial Mortgage Inc., as Depositor, and the Mortgage Loan Sellers, Master Servicer, Special Servicer, Trustee and REMIC Administrator identified above. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, distributions will be made on the 15th day of each month or, if such 15th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

            Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

            The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

            The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            For so long as this Certificate is registered in the name of Cede & Co., or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

            Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Mortgage Loan Sellers, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Mortgage Loan Sellers, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

            The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer or by any Majority Certificateholder of the Controlling Class (other than the Depositor or the Mortgage Loan Sellers) at a price determined as provided in the Agreement of all Mortgage Loans and any REO Properties remaining in the Trust Fund. The Agreement permits, but does not require, any such Majority Certificateholder or the Master Servicer to purchase from the Trust Fund all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the Initial Pool Balance specified on the face hereof.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Mortgage Loan Sellers, the Master Servicer, the Special Servicer, the Trustee and the REMIC Administrator thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Mortgage Loan Sellers, the Master Servicer, the Special Servicer, the Trustee and the REMIC Administrator with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of REMIC I or REMIC II as a REMIC, without the consent of the Holders of any of the Certificates.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

            This Certificate shall be construed in accordance with the internal laws of the State of New York that are applicable to agreements negotiated, made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                    Wells Fargo Bank Minnesota, N.A.,
                                    as Trustee


                                    By:_______________________________________
                                             Authorized Officer




                          CERTIFICATE OF AUTHENTICATION

            This is one of the Class M Certificates referred to in the within-mentioned Agreement.

Dated:


                                    Wells Fargo Bank Minnesota, N.A.,
                                    as Certificate Registrar

                                    By:_______________________________________
                                             Authorized Officer


                                                SCHEDULE A



                   CERTIFICATE BALANCE OF
                   DEFINITIVE CERTIFICATES
                   EXCHANGED OR TRANSFERRED FOR,
                   OR ISSUED IN EXCHANGE FOR OR
                   UPON TRANSFER OF, AN INTEREST           REMAINING PRINCIPAL                   NOTATION
    DATE           IN THIS BOOK-ENTRY CERTIFICATE          AMOUNT OF BOOK-ENTRY CERTIFIATE       MADE BY
----------------   -------------------------------         -------------------------------      ---------------
----------------   -------------------------------         -------------------------------      ---------------
----------------   -------------------------------         -------------------------------      ---------------
----------------   -------------------------------         -------------------------------      ---------------
----------------   -------------------------------         -------------------------------      ---------------
----------------   -------------------------------         -------------------------------      ---------------
----------------   -------------------------------         -------------------------------      ---------------
----------------   -------------------------------         -------------------------------      ---------------
----------------   -------------------------------         -------------------------------      ---------------
----------------   -------------------------------         -------------------------------      ---------------
----------------   -------------------------------         -------------------------------      ---------------
----------------   -------------------------------         -------------------------------      ---------------
----------------   -------------------------------         -------------------------------      ---------------
----------------   -------------------------------         -------------------------------      ---------------
----------------   -------------------------------         -------------------------------      ---------------
----------------   -------------------------------         -------------------------------      ---------------
----------------   -------------------------------         -------------------------------      ---------------

                                   ASSIGNMENT


FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _____________________________________________________________ please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

I (we) further direct the issuance of a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address: ____________________________________________________________
_______________________________________________________________________________.

Dated:

                                    ____________________________________________
                                    Signature by or on behalf of Assignor

                                    ____________________________________________
                                    Signature Guaranteed





                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _________for the account of
____________________.

            Distributions made by check (such check to be made payable to ____________) and all applicable statements and notices should be mailed to
___________________________.

            This information is provided by ____________________________, the assignee named above, or _______________________________________, as its agent.

                                  EXHIBIT A-16
                           FORM OF CLASS N CERTIFICATE

                           CLASS N COMMERCIAL MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                  SERIES 2001-1

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                    BANC OF AMERICA COMMERCIAL MORTGAGE INC.

Pass-Through Rate:                             Certificate  Principal Balance of
6.1250% per annum                              this  Certificate as of the Issue
                                               Date:
                                               $--------------
Date of Pooling and Servicing
Agreement:  May 1, 2001                        Class Principal  Balance  of  all
                                               the  Class N  Certificates  as of
Bond Balance Date:  May 1, 2001                the Issue Date:  $6,788,329

Issue Date:  May 30, 2001                      Approximate Aggregate unpaid
                                               principal balance of the
First Distribution Date:                       Mortgage Pool as of the Delivery
June 15, 2001                                  Date, after deducting payments
                                               of principal due on or before
Master Servicer:                               such date (the "Delivery Date
GMAC Commercial Mortgage Corporation           Pool Balance"): $948,710,454

Special Servicer:                              Trustee and REMIC Administrator:
Lennar Partners, Inc.                          Wells Fargo Bank Minnesota, N.A.

Mortgage Loan Sellers:
Bank of America, N.A.
Bridger Commercial Realty Finance LLC

Certificate No. N-                         CUSIP No. [_______________]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN BANC OF AMERICA COMMERCIAL MORTGAGE INC., BANK OF AMERICA, N.A., BRIDGER COMMERCIAL REALTY FINANCE LLC, WELLS FARGO BANK MINNESOTA, N.A., GMAC COMMERCIAL MORTGAGE CORPORATION, LENNAR PARTNERS, INC. OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THE CLASS OF CERTIFICATES TO WHICH THIS CERTIFICATE BELONGS IS SUBORDINATE TO THE ONE OR MORE CLASSES OF CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT REFERRED TO HEREIN.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, OR (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE TRUSTEE OF AN INVESTMENT REPRESENTATION LETTER.

THIS CERTIFICATE MAY NOT BE PURCHASED OR TRANSFERRED UNLESS THE CERTIFICATE REGISTRAR SHALL HAVE RECEIVED EITHER (A) AN INVESTMENT REPRESENTATION LETTER FROM THE PROPOSED PURCHASER OR TRANSFEREE OF SUCH CERTIFICATE, IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR, TO THE EFFECT THAT SUCH PROPOSED PURCHASER OR TRANSFEREE IS NOT (I) AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH A "PLAN") OR (II) A PERSON ACTING ON BEHALF OF OR USING THE ASSETS OF ANY SUCH PLAN (INCLUDING AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF INVESTMENT IN THE ENTITY BY SUCH PLAN AND THE APPLICATION OF DEPARTMENT OF LABOR REGULATION SS.
2510.3-101), OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY THE PURCHASE AND HOLDING OF SUBORDINATE CERTIFICATES BY SUCH INSURANCE COMPANY WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE UNDER PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 OR (B) IF SUCH CERTIFICATE IS PRESENTED FOR REGISTRATION IN THE NAME OF A PERSON DESCRIBED IN CLAUSES (I) OR (II) ABOVE, AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR TO THE EFFECT THAT SUCH ACQUISITION AND HOLDING OF SUCH CERTIFICATE BY SUCH PROPOSED PURCHASER OR TRANSFEREE WILL NOT RESULT IN THE ASSETS OF THE TRUST FUND BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA, THE PROHIBITED TRANSACTION PROVISIONS OF THE CODE OR THE PROVISIONS OF ANY SIMILAR LAW, WILL NOT CONSTITUTE OR RESULT IN A "PROHIBITED TRANSACTION" WITHIN THE MEANING OF ERISA, SECTION 4975 OF THE CODE OR ANY SIMILAR LAW, AND WILL NOT SUBJECT THE TRUSTEE, THE CERTIFICATE REGISTRAR, THE MASTER SERVICER, THE SPECIAL SERVICER, THE PLACEMENT AGENT OR THE DEPOSITOR TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA, SECTION 4975 OF THE CODE OR ANY SUCH SIMILAR LAW) IN ADDITION TO THOSE SET FORTH IN THE AGREEMENT. THE TRANSFEREE OF A BENEFICIAL INTEREST IN A CERTIFICATE THAT IS A BOOK-ENTRY CERTIFICATE SHALL BE DEEMED TO REPRESENT THAT IT IS NOT A PERSON DESCRIBED IN CLAUSES (I) OR (II) ABOVE.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

            This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal balance of this Certificate (its "Certificate Principal Balance") as of the Issue Date by the aggregate principal balance of all the Certificates of the same Class as this Certificate (their "Class Principal Balance") as of the Issue Date) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Certificates of the same Class as this Certificate. The Trust Fund was created and the Certificates were issued pursuant to a Amended and Restated Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Banc of America Commercial Mortgage Inc., as Depositor, and the Mortgage Loan Sellers, Master Servicer, Special Servicer, Trustee and REMIC Administrator identified above. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, distributions will be made on the 15th day of each month or, if such 15th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

            Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

            The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

            The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            For so long as this Certificate is registered in the name of Cede & Co., or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

            Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Mortgage Loan Sellers, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Mortgage Loan Sellers, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

            The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer or by any Majority Certificateholder of the Controlling Class (other than the Depositor or the Mortgage Loan Sellers) at a price determined as provided in the Agreement of all Mortgage Loans and any REO Properties remaining in the Trust Fund. The Agreement permits, but does not require, any such Majority Certificateholder or the Master Servicer to purchase from the Trust Fund all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the Initial Pool Balance specified on the face hereof.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Mortgage Loan Sellers, the Master Servicer, the Special Servicer, the Trustee and the REMIC Administrator thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Mortgage Loan Sellers, the Master Servicer, the Special Servicer, the Trustee and the REMIC Administrator with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of REMIC I or REMIC II as a REMIC, without the consent of the Holders of any of the Certificates.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

            This Certificate shall be construed in accordance with the internal laws of the State of New York that are applicable to agreements negotiated, made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                    Wells Fargo Bank Minnesota, N.A.,
                                    as Trustee


                                    By:_______________________________________
                                             Authorized Officer





                          CERTIFICATE OF AUTHENTICATION

            This is one of the Class N Certificates referred to in the within-mentioned Agreement.

Dated:


                                    Wells Fargo Bank Minnesota, N.A.,
                                    as Certificate Registrar

                                    By:_______________________________________
                                             Authorized Officer


                                                 SCHEDULE A



                   CERTIFICATE BALANCE OF
                   DEFINITIVE CERTIFICATES
                   EXCHANGED OR TRANSFERRED FOR,
                   OR ISSUED IN EXCHANGE FOR OR
                   UPON TRANSFER OF, AN INTEREST           REMAINING PRINCIPAL                   NOTATION
    DATE           IN THIS BOOK-ENTRY CERTIFICATE          AMOUNT OF BOOK-ENTRY CERTIFIATE       MADE BY
----------------   -------------------------------         -------------------------------      ---------------
----------------   -------------------------------         -------------------------------      ---------------
----------------   -------------------------------         -------------------------------      ---------------
----------------   -------------------------------         -------------------------------      ---------------
----------------   -------------------------------         -------------------------------      ---------------
----------------   -------------------------------         -------------------------------      ---------------
----------------   -------------------------------         -------------------------------      ---------------
----------------   -------------------------------         -------------------------------      ---------------
----------------   -------------------------------         -------------------------------      ---------------
----------------   -------------------------------         -------------------------------      ---------------
----------------   -------------------------------         -------------------------------      ---------------
----------------   -------------------------------         -------------------------------      ---------------
----------------   -------------------------------         -------------------------------      ---------------
----------------   -------------------------------         -------------------------------      ---------------
----------------   -------------------------------         -------------------------------      ---------------
----------------   -------------------------------         -------------------------------      ---------------
----------------   -------------------------------         -------------------------------      ---------------

                                   ASSIGNMENT


FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _____________________________________________________________ please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

I (we) further direct the issuance of a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address: ____________________________________________________________
_______________________________________________________________________________.

Dated:

                                    ____________________________________________
                                    Signature by or on behalf of Assignor

                                    ____________________________________________
                                    Signature Guaranteed





                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _________for the account of
____________________.

            Distributions made by check (such check to be made payable to ____________) and all applicable statements and notices should be mailed to
___________________________.

            This information is provided by ____________________________, the assignee named above, or _______________________________________, as its agent.

                                  EXHIBIT A-17
                           FORM OF CLASS O CERTIFICATE

                           CLASS O COMMERCIAL MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                  SERIES 2001-1

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                    BANC OF AMERICA COMMERCIAL MORTGAGE INC.

Pass-Through Rate:                             Certificate  Principal Balance of
6.1250% per annum                              this  Certificate as of the Issue
                                               Date:
                                               $--------------
Date of Pooling and Servicing
Agreement:  May 1, 2001                        Class Principal Balance of all
                                               the Class O Certificates as of
Bond Balance Date:  May 1, 2001                the Issue Date:  $5,883,218

Issue Date:  May 30, 2001                      Approximate Aggregate unpaid
                                               principal balance of the
First Distribution Date:                       Mortgage Pool as of the Delivery
June 15, 2001                                  Date, after deducting payments
                                               of principal due on or  before
Master Servicer:                               such date (the "Delivery Date
GMAC Commercial Mortgage Corporation           Pool Balance"):  $948,710,454


Special Servicer:                              Trustee and REMIC Administrator:
Lennar Partners, Inc.                          Wells Fargo Bank Minnesota, N.A.

Mortgage Loan Sellers:
Bank of America, N.A.
Bridger Commercial Realty Finance LLC

Certificate No. O-                         CUSIP No. [_______________]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN BANC OF AMERICA COMMERCIAL MORTGAGE INC., BANK OF AMERICA, N.A., BRIDGER COMMERCIAL REALTY FINANCE LLC, WELLS FARGO BANK MINNESOTA, N.A., GMAC COMMERCIAL MORTGAGE CORPORATION, LENNAR PARTNERS, INC. OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THE CLASS OF CERTIFICATES TO WHICH THIS CERTIFICATE BELONGS IS SUBORDINATE TO THE ONE OR MORE CLASSES OF CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT REFERRED TO HEREIN.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, OR (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE TRUSTEE OF AN INVESTMENT REPRESENTATION LETTER.

THIS CERTIFICATE MAY NOT BE PURCHASED OR TRANSFERRED UNLESS THE CERTIFICATE REGISTRAR SHALL HAVE RECEIVED EITHER (A) AN INVESTMENT REPRESENTATION LETTER FROM THE PROPOSED PURCHASER OR TRANSFEREE OF SUCH CERTIFICATE, IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR, TO THE EFFECT THAT SUCH PROPOSED PURCHASER OR TRANSFEREE IS NOT (I) AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH A "PLAN") OR (II) A PERSON ACTING ON BEHALF OF OR USING THE ASSETS OF ANY SUCH PLAN (INCLUDING AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF INVESTMENT IN THE ENTITY BY SUCH PLAN AND THE APPLICATION OF DEPARTMENT OF LABOR REGULATION SS.
2510.3-101), OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY THE PURCHASE AND HOLDING OF SUBORDINATE CERTIFICATES BY SUCH INSURANCE COMPANY WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE UNDER PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 OR (B) IF SUCH CERTIFICATE IS PRESENTED FOR REGISTRATION IN THE NAME OF A PERSON DESCRIBED IN CLAUSES (I) OR (II) ABOVE, AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR TO THE EFFECT THAT SUCH ACQUISITION AND HOLDING OF SUCH CERTIFICATE BY SUCH PROPOSED PURCHASER OR TRANSFEREE WILL NOT RESULT IN THE ASSETS OF THE TRUST FUND BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA, THE PROHIBITED TRANSACTION PROVISIONS OF THE CODE OR THE PROVISIONS OF ANY SIMILAR LAW, WILL NOT CONSTITUTE OR RESULT IN A "PROHIBITED TRANSACTION" WITHIN THE MEANING OF ERISA, SECTION 4975 OF THE CODE OR ANY SIMILAR LAW, AND WILL NOT SUBJECT THE TRUSTEE, THE CERTIFICATE REGISTRAR, THE MASTER SERVICER, THE SPECIAL SERVICER, THE PLACEMENT AGENT OR THE DEPOSITOR TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA, SECTION 4975 OF THE CODE OR ANY SUCH SIMILAR LAW) IN ADDITION TO THOSE SET FORTH IN THE AGREEMENT. THE TRANSFEREE OF A BENEFICIAL INTEREST IN A CERTIFICATE THAT IS A BOOK-ENTRY CERTIFICATE SHALL BE DEEMED TO REPRESENT THAT IT IS NOT A PERSON DESCRIBED IN CLAUSES (I) OR (II) ABOVE.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

            This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal balance of this Certificate (its "Certificate Principal Balance") as of the Issue Date by the aggregate principal balance of all the Certificates of the same Class as this Certificate (their "Class Principal Balance") as of the Issue Date) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Certificates of the same Class as this Certificate. The Trust Fund was created and the Certificates were issued pursuant to a Amended and Restated Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Banc of America Commercial Mortgage Inc., as Depositor, and the Mortgage Loan Sellers, Master Servicer, Special Servicer, Trustee and REMIC Administrator identified above. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, distributions will be made on the 15th day of each month or, if such 15th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

            Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

            The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

            The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            For so long as this Certificate is registered in the name of Cede & Co., or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

            Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Mortgage Loan Sellers, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Mortgage Loan Sellers, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

            The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer or by any Majority Certificateholder of the Controlling Class (other than the Depositor or the Mortgage Loan Sellers) at a price determined as provided in the Agreement of all Mortgage Loans and any REO Properties remaining in the Trust Fund. The Agreement permits, but does not require, any such Majority Certificateholder or the Master Servicer to purchase from the Trust Fund all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the Initial Pool Balance specified on the face hereof.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Mortgage Loan Sellers, the Master Servicer, the Special Servicer, the Trustee and the REMIC Administrator thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Mortgage Loan Sellers, the Master Servicer, the Special Servicer, the Trustee and the REMIC Administrator with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of REMIC I or REMIC II as a REMIC, without the consent of the Holders of any of the Certificates.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

            This Certificate shall be construed in accordance with the internal laws of the State of New York that are applicable to agreements negotiated, made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                    Wells Fargo Bank Minnesota, N.A.,
                                    as Trustee


                                    By:_______________________________________
                                             Authorized Officer




                          CERTIFICATE OF AUTHENTICATION

            This is one of the Class O Certificates referred to in the within-mentioned Agreement.

Dated:


                                    Wells Fargo Bank Minnesota, N.A.,
                                    as Certificate Registrar

                                    By:_______________________________________
                                             Authorized Officer


                                                SCHEDULE A



                   CERTIFICATE BALANCE OF
                   DEFINITIVE CERTIFICATES
                   EXCHANGED OR TRANSFERRED FOR,
                   OR ISSUED IN EXCHANGE FOR OR
                   UPON TRANSFER OF, AN INTEREST           REMAINING PRINCIPAL                   NOTATION
    DATE           IN THIS BOOK-ENTRY CERTIFICATE          AMOUNT OF BOOK-ENTRY CERTIFIATE       MADE BY
----------------   -------------------------------         -------------------------------      ---------------
----------------   -------------------------------         -------------------------------      ---------------
----------------   -------------------------------         -------------------------------      ---------------
----------------   -------------------------------         -------------------------------      ---------------
----------------   -------------------------------         -------------------------------      ---------------
----------------   -------------------------------         -------------------------------      ---------------
----------------   -------------------------------         -------------------------------      ---------------
----------------   -------------------------------         -------------------------------      ---------------
----------------   -------------------------------         -------------------------------      ---------------
----------------   -------------------------------         -------------------------------      ---------------
----------------   -------------------------------         -------------------------------      ---------------
----------------   -------------------------------         -------------------------------      ---------------
----------------   -------------------------------         -------------------------------      ---------------
----------------   -------------------------------         -------------------------------      ---------------
----------------   -------------------------------         -------------------------------      ---------------
----------------   -------------------------------         -------------------------------      ---------------
----------------   -------------------------------         -------------------------------      ---------------

                                   ASSIGNMENT


FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _____________________________________________________________ please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

I (we) further direct the issuance of a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address: ____________________________________________________________
_______________________________________________________________________________.

Dated:

                                    ____________________________________________
                                    Signature by or on behalf of Assignor

                                    ____________________________________________
                                    Signature Guaranteed





                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _________for the account of
____________________.

            Distributions made by check (such check to be made payable to ____________) and all applicable statements and notices should be mailed to
___________________________.

            This information is provided by ____________________________, the assignee named above, or _______________________________________, as its agent.

                                  EXHIBIT A-18
                           FORM OF CLASS P CERTIFICATE

                           CLASS P COMMERCIAL MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                  SERIES 2001-1

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                    BANC OF AMERICA COMMERCIAL MORTGAGE INC.

Pass-Through Rate:                             Certificate  Principal Balance of
6.1250% per annum                              this  Certificate as of the Issue
                                               Date:
                                               $--------------
Date of Pooling and Servicing
Agreement:  May 1, 2001                        Class Principal Balance of all
                                               the Class P Certificates as of
Bond Balance Date:  May 1, 2001                the Issue Date:  $23,532,872

Issue Date:  May 30, 2001                      Approximate Aggregate unpaid
                                               principal balance of the
First Distribution Date:                       Mortgage Pool as of the Delivery
June 15, 2001                                  Date, after deducting payments
                                               of principal due on or before
Master Servicer:                               such date (the "Delivery Date
GMAC Commercial Mortgage Corporation           Pool Balance"):  $948,710,454

Special Servicer:                              Trustee and REMIC Administrator:
Lennar Partners, Inc.                          Wells Fargo Bank Minnesota, N.A.

Mortgage Loan Sellers:
Bank of America, N.A.
Bridger Commercial Realty Finance LLC

Certificate No. P-                         CUSIP No. [_______________]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN BANC OF AMERICA COMMERCIAL MORTGAGE INC., BANK OF AMERICA, N.A., BRIDGER COMMERCIAL REALTY FINANCE LLC, WELLS FARGO BANK MINNESOTA, N.A., GMAC COMMERCIAL MORTGAGE CORPORATION, LENNAR PARTNERS, INC. OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THE CLASS OF CERTIFICATES TO WHICH THIS CERTIFICATE BELONGS IS SUBORDINATE TO THE ONE OR MORE CLASSES OF CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT REFERRED TO HEREIN.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, OR (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE TRUSTEE OF AN INVESTMENT REPRESENTATION LETTER.

THIS CERTIFICATE MAY NOT BE PURCHASED OR TRANSFERRED UNLESS THE CERTIFICATE REGISTRAR SHALL HAVE RECEIVED EITHER (A) AN INVESTMENT REPRESENTATION LETTER FROM THE PROPOSED PURCHASER OR TRANSFEREE OF SUCH CERTIFICATE, IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR, TO THE EFFECT THAT SUCH PROPOSED PURCHASER OR TRANSFEREE IS NOT (I) AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH A "PLAN") OR (II) A PERSON ACTING ON BEHALF OF OR USING THE ASSETS OF ANY SUCH PLAN (INCLUDING AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF INVESTMENT IN THE ENTITY BY SUCH PLAN AND THE APPLICATION OF DEPARTMENT OF LABOR REGULATION SS.
2510.3-101), OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY THE PURCHASE AND HOLDING OF SUBORDINATE CERTIFICATES BY SUCH INSURANCE COMPANY WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE UNDER PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 OR (B) IF SUCH CERTIFICATE IS PRESENTED FOR REGISTRATION IN THE NAME OF A PERSON DESCRIBED IN CLAUSES (I) OR (II) ABOVE, AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR TO THE EFFECT THAT SUCH ACQUISITION AND HOLDING OF SUCH CERTIFICATE BY SUCH PROPOSED PURCHASER OR TRANSFEREE WILL NOT RESULT IN THE ASSETS OF THE TRUST FUND BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA, THE PROHIBITED TRANSACTION PROVISIONS OF THE CODE OR THE PROVISIONS OF ANY SIMILAR LAW, WILL NOT CONSTITUTE OR RESULT IN A "PROHIBITED TRANSACTION" WITHIN THE MEANING OF ERISA, SECTION 4975 OF THE CODE OR ANY SIMILAR LAW, AND WILL NOT SUBJECT THE TRUSTEE, THE CERTIFICATE REGISTRAR, THE MASTER SERVICER, THE SPECIAL SERVICER, THE PLACEMENT AGENT OR THE DEPOSITOR TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA, SECTION 4975 OF THE CODE OR ANY SUCH SIMILAR LAW) IN ADDITION TO THOSE SET FORTH IN THE AGREEMENT. THE TRANSFEREE OF A BENEFICIAL INTEREST IN A CERTIFICATE THAT IS A BOOK-ENTRY CERTIFICATE SHALL BE DEEMED TO REPRESENT THAT IT IS NOT A PERSON DESCRIBED IN CLAUSES (I) OR (II) ABOVE.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

            This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal balance of this Certificate (its "Certificate Principal Balance") as of the Issue Date by the aggregate principal balance of all the Certificates of the same Class as this Certificate (their "Class Principal Balance") as of the Issue Date) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Certificates of the same Class as this Certificate. The Trust Fund was created and the Certificates were issued pursuant to a Amended and Restated Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Banc of America Commercial Mortgage Inc., as Depositor, and the Mortgage Loan Sellers, Master Servicer, Special Servicer, Trustee and REMIC Administrator identified above. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, distributions will be made on the 15th day of each month or, if such 15th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

            Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

            The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

            The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            For so long as this Certificate is registered in the name of Cede & Co., or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

            Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Mortgage Loan Sellers, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Mortgage Loan Sellers, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

            The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer or by any Majority Certificateholder of the Controlling Class (other than the Depositor or the Mortgage Loan Sellers) at a price determined as provided in the Agreement of all Mortgage Loans and any REO Properties remaining in the Trust Fund. The Agreement permits, but does not require, any such Majority Certificateholder or the Master Servicer to purchase from the Trust Fund all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the Initial Pool Balance specified on the face hereof.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Mortgage Loan Sellers, the Master Servicer, the Special Servicer, the Trustee and the REMIC Administrator thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Mortgage Loan Sellers, the Master Servicer, the Special Servicer, the Trustee and the REMIC Administrator with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of REMIC I or REMIC II as a REMIC, without the consent of the Holders of any of the Certificates.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

            This Certificate shall be construed in accordance with the internal laws of the State of New York that are applicable to agreements negotiated, made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                    Wells Fargo Bank Minnesota, N.A.,
                                    as Trustee


                                    By:_______________________________________
                                             Authorized Officer




                          CERTIFICATE OF AUTHENTICATION

            This is one of the Class P Certificates referred to in the within-mentioned Agreement.

Dated:


                                    Wells Fargo Bank Minnesota, N.A.,
                                    as Certificate Registrar

                                    By:_______________________________________
                                             Authorized Officer


                                                SCHEDULE A



                   CERTIFICATE BALANCE OF
                   DEFINITIVE CERTIFICATES
                   EXCHANGED OR TRANSFERRED FOR,
                   OR ISSUED IN EXCHANGE FOR OR
                   UPON TRANSFER OF, AN INTEREST           REMAINING PRINCIPAL                   NOTATION
    DATE           IN THIS BOOK-ENTRY CERTIFICATE          AMOUNT OF BOOK-ENTRY CERTIFIATE       MADE BY
----------------   -------------------------------         -------------------------------      ---------------
----------------   -------------------------------         -------------------------------      ---------------
----------------   -------------------------------         -------------------------------      ---------------
----------------   -------------------------------         -------------------------------      ---------------
----------------   -------------------------------         -------------------------------      ---------------
----------------   -------------------------------         -------------------------------      ---------------
----------------   -------------------------------         -------------------------------      ---------------
----------------   -------------------------------         -------------------------------      ---------------
----------------   -------------------------------         -------------------------------      ---------------
----------------   -------------------------------         -------------------------------      ---------------
----------------   -------------------------------         -------------------------------      ---------------
----------------   -------------------------------         -------------------------------      ---------------
----------------   -------------------------------         -------------------------------      ---------------
----------------   -------------------------------         -------------------------------      ---------------
----------------   -------------------------------         -------------------------------      ---------------
----------------   -------------------------------         -------------------------------      ---------------
----------------   -------------------------------         -------------------------------      ---------------

                                   ASSIGNMENT


FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _____________________________________________________________ please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

I (we) further direct the issuance of a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address: ____________________________________________________________
_______________________________________________________________________________.

Dated:

                                    ____________________________________________
                                    Signature by or on behalf of Assignor

                                    ____________________________________________
                                    Signature Guaranteed





                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _________for the account of
____________________.

            Distributions made by check (such check to be made payable to ____________) and all applicable statements and notices should be mailed to
___________________________.

            This information is provided by ____________________________, the assignee named above, or _______________________________________, as its agent.

                                  EXHIBIT A-19
                          FORM OF CLASS R-I CERTIFICATE

                          CLASS R-I COMMERCIAL MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                  SERIES 2001-1

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                    BANC OF AMERICA COMMERCIAL MORTGAGE INC.

Date of Pooling and Servicing                  Certificate No. R-I-___
Agreement:  May 1, 2001
                                               Percentage  Interest evidenced by
Bond Balance Date:  May 1, 2001                this  Certificate  in the related
                                               Class:  100%
Issue Date:  May 30, 2001
                                               Approximate Aggregate unpaid
First Distribution Date:                       principal balance of  the
June 15, 2001                                  Mortgage Pool as of the Delivery
                                               Date, after deducting payments
Master Servicer:                               of principal due on or before
GMAC Commercial Mortgage Corporation           such date (the "Delivery Date
                                               Pool Balance"):  $948,710,454

Special Servicer:                              Trustee and REMIC Administrator:
Lennar Partners, Inc.                          Wells Fargo Bank Minnesota, N.A.

Mortgage Loan Sellers:
Bank of America, N.A.
Bridger Commercial Realty Finance LLC

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN BANC OF AMERICA COMMERCIAL MORTGAGE INC., BANK OF AMERICA, N.A., BRIDGER COMMERCIAL REALTY FINANCE LLC, WELLS FARGO BANK MINNESOTA, N.A., GMAC COMMERCIAL MORTGAGE CORPORATION, LENNAR PARTNERS, INC. OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THE CLASS OF CERTIFICATES TO WHICH THIS CERTIFICATE BELONGS, IS SUBORDINATE TO ONE OR MORE OTHER CLASSES OF CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT REFERRED TO HEREIN.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, OR (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE TRUSTEE OF AN INVESTMENT REPRESENTATION LETTER.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON WHICH IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974. AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") OR ANY GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA SUBJECT TO ANY FEDERAL, STATE OR , LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH A "PLAN"), OR ANY PERSON ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE. CONSEQUENTLY, THE TRANSFER OF THIS CERTIFICATE IS ALSO SUBJECT TO THE ADDITIONAL TAX RELATED TRANSFER RESTRICTIONS AS SET FORTH IN SECTION 5.02 OF THE AGREEMENT. EACH TRANSFEREE OF THIS CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE ACCEPTED THIS CERTIFICATE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFERABILITY
IF ANY PERSON BECOMES THE REGISTERED HOLDER OF THIS CERTIFICATE IN VIOLATION OF SUCH TRANSFER RESTRICTIONS, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER OR UNDER THE AGREEMENT REFERRED TO HEREIN, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE.

            This certifies that [___________] is the registered owner of the Percentage Interest evidenced by this Certificate (as specified above) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Certificates of the same Class as this Certificate. The Trust Fund was created and the Certificates were issued pursuant to a Amended and Restated Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Banc of America Commercial Mortgage Inc., as Depositor, and the Mortgage Loan Sellers, Master Servicer, Special Servicer, Trustee and REMIC Administrator identified above. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, distributions will be made on the 15th day of each month or, if such 15th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing upon the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of the Person entitled thereto, as such name and address appear in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice.

            The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

            The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            Each Person who has or who acquires any Ownership Interest in this Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the provisions of Section 5.02(d) of the Agreement and, if any purported Transferee shall become a Holder of this Certificate in violation of the provisions of such Section 5.02(d), to have irrevocably authorized the Trustee under clause (ii)(A) of such Section 5.02(d) to deliver payments to a Person other than such Person and to have irrevocably authorized the Trustee under clause (ii)(B) of such Section 5.02(d) to negotiate the terms of any mandatory disposition and to execute all instruments of transfer and to do all other things necessary in connection with any such disposition. Each Person holding or acquiring any Ownership Interest in this Certificate must be a Permitted Transferee and shall promptly notify the Master Servicer, the Trustee and the REMIC Administrator of any change or impending change in its status as a Permitted Transferee. In connection with any proposed transfer of any Ownership Interest in this Certificate, the Certificate Registrar shall require delivery to it, and shall not register the transfer of this Certificate until its receipt of, an affidavit and agreement substantially in the form attached as Exhibit C-1 to the Agreement (a "Transfer Affidavit and Agreement") from the proposed Transferee, in form and substance satisfactory to the Certificate Registrar, representing and warranting, among other things, that such Transferee is a Permitted Transferee, that it is not acquiring its Ownership Interest in this Certificate as a nominee, trustee or agent for any Person that is not a Permitted Transferee, that for so long as it retains its Ownership Interest in this Certificate, it will endeavor to remain a Permitted Transferee, and that it has reviewed the provisions of Section 5.02(d) of the Agreement and agrees to be bound by them. Notwithstanding the delivery of a Transfer Affidavit and Agreement by a proposed Transferee, if the Certificate Registrar has actual knowledge that the proposed Transferee is not a Permitted Transferee, the Certificate Registrar shall not register the Transfer of an Ownership Interest in this Certificate to such proposed Transferee.

            Each Person holding or acquiring any Ownership Interest in this Certificate shall agree (x) to require a Transfer Affidavit and Agreement from any other Person to whom such Person attempts to transfer its Ownership Interest herein and (y) not to transfer its Ownership Interest herein unless it provides to the Certificate Registrar a certificate substantially in the form attached as Exhibit C-2 to the Agreement stating that, among other things, it has no actual knowledge that such other Person is not a Permitted Transferee.

            A "Permitted Transferee" is any Transferee that is not a Disqualified Organization or a Non-United States Person.

            A "Disqualified Organization" is (i) the United States, any State or political subdivision thereof, any possession of the United States, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for the Federal Home Loan Mortgage Corporation, a majority of whose board of directors is not selected by such governmental unit), (ii) a foreign government, any international organization, or any agency or instrumentality of any of the foregoing, (iii) any organization (other than certain farmers' cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code (unless such organization is subject to the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381 of the Code and
(v) any other Person so designated by the REMIC Administrator based upon an opinion of counsel that the holding of an Ownership Interest in a Residual Certificate by such Person may cause the Trust Fund or any Person having an Ownership Interest in any Class of Certificates (other than such Person) to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Residual Certificate to such Person. The terms "United States", "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

            A "Non-United States Person" is any Person other than a United States Person. A "United States Person" is a citizen or resident of the United States, a corporation or partnership (except to the extent provided in applicable Treasury regulations) created or organized in, or under the laws of, the United States, any state or the District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust, all within the meaning of Section 7701(a)(30) of the Code.

            No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Mortgage Loan Sellers, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Mortgage Loan Sellers, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

            The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer or by any Majority Certificateholder of the Controlling Class (other than the Depositor or the Mortgage Loan Sellers) at a price determined as provided in the Agreement of all Mortgage Loans and any REO Properties remaining in the Trust Fund. The Agreement permits, but does not require, any such Majority Certificateholder or the Master Servicer to purchase from the Trust Fund all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the Initial Pool Balance specified on the face hereof.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Mortgage Loan Sellers, the Master Servicer, the Special Servicer, the Trustee and the REMIC Administrator thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Mortgage Loan Sellers, the Master Servicer, the Special Servicer, the Trustee and the REMIC Administrator with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of REMIC I or REMIC II as a REMIC, without the consent of the Holders of any of the Certificates.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

            This Certificate shall be construed in accordance with the internal laws of the State of New York that are applicable to agreements negotiated, made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                    Wells Fargo Bank Minnesota, N.A.,
                                    as Trustee


                                    By:_______________________________________
                                             Authorized Officer




                          CERTIFICATE OF AUTHENTICATION

            This is one of the Class R-I Certificates referred to in the within-mentioned Agreement.

Dated:


                                    Wells Fargo Bank Minnesota, N.A.,
                                    as Certificate Registrar

                                    By:_______________________________________
                                             Authorized Officer


                                                SCHEDULE A



                   CERTIFICATE BALANCE OF
                   DEFINITIVE CERTIFICATES
                   EXCHANGED OR TRANSFERRED FOR,
                   OR ISSUED IN EXCHANGE FOR OR
                   UPON TRANSFER OF, AN INTEREST           REMAINING PRINCIPAL                   NOTATION
    DATE           IN THIS BOOK-ENTRY CERTIFICATE          AMOUNT OF BOOK-ENTRY CERTIFIATE       MADE BY
----------------   -------------------------------         -------------------------------      ---------------
----------------   -------------------------------         -------------------------------      ---------------
----------------   -------------------------------         -------------------------------      ---------------
----------------   -------------------------------         -------------------------------      ---------------
----------------   -------------------------------         -------------------------------      ---------------
----------------   -------------------------------         -------------------------------      ---------------
----------------   -------------------------------         -------------------------------      ---------------
----------------   -------------------------------         -------------------------------      ---------------
----------------   -------------------------------         -------------------------------      ---------------
----------------   -------------------------------         -------------------------------      ---------------
----------------   -------------------------------         -------------------------------      ---------------
----------------   -------------------------------         -------------------------------      ---------------
----------------   -------------------------------         -------------------------------      ---------------
----------------   -------------------------------         -------------------------------      ---------------
----------------   -------------------------------         -------------------------------      ---------------
----------------   -------------------------------         -------------------------------      ---------------
----------------   -------------------------------         -------------------------------      ---------------

                                   ASSIGNMENT


FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _____________________________________________________________ please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

I (we) further direct the issuance of a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address: ____________________________________________________________
_______________________________________________________________________________.

Dated:

                                    ____________________________________________
                                    Signature by or on behalf of Assignor

                                    ____________________________________________
                                    Signature Guaranteed





                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _________for the account of
____________________.

            Distributions made by check (such check to be made payable to ____________) and all applicable statements and notices should be mailed to
___________________________.

            This information is provided by ____________________________, the assignee named above, or _______________________________________, as its agent.

                                  EXHIBIT A-20
                         FORM OF CLASS R-II CERTIFICATE

                         CLASS R-II COMMERCIAL MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                  SERIES 2001-1

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                    BANC OF AMERICA COMMERCIAL MORTGAGE INC.

Date of Pooling and Servicing                 Certificate No. R-II - __
Agreement:  May 1, 2001

Bond Balance Date:  May 1, 2001               Percentage  Interest evidenced by
                                              this Certificate in the related
Issue Date:  May 30, 2001                     Class:  100%

First Distribution Date:                      Approximate Aggregate unpaid
June 15, 2001                                 principal balance of the
                                              Mortgage Pool as of the Delivery
Master Servicer:                              Date, after deducting payments
GMAC Commercial Mortgage Corporation          of principal due on or before
                                              such date (the "Delivery Date
                                              Pool Balance"):  $948,710,454

Special Servicer:                             Trustee and REMIC Administrator:
Lennar Partners, Inc.                         Wells Fargo Bank Minnesota, N.A.

Mortgage Loan Sellers
Bank of America, N.A.
Bridger Commercial Realty Finance LLC

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN BANC OF AMERICA COMMERCIAL MORTGAGE INC., BANK OF AMERICA, N.A., BRIDGER COMMERCIAL REALTY FINANCE LLC, WELLS FARGO BANK MINNESOTA, N.A., GMAC COMMERCIAL MORTGAGE CORPORATION, LENNAR PARTNERS, INC. OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THE CLASS OF CERTIFICATES TO WHICH THIS CERTIFICATE BELONGS, IS SUBORDINATE TO ONE OR MORE OTHER CLASSES OF CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT REFERRED TO HEREIN.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, OR (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE TRUSTEE OF AN INVESTMENT REPRESENTATION LETTER.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON WHICH IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974. AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") OR ANY GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA SUBJECT TO ANY FEDERAL, STATE OR , LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH A "PLAN"), OR ANY PERSON ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE. CONSEQUENTLY, THE TRANSFER OF THIS CERTIFICATE IS ALSO SUBJECT TO THE ADDITIONAL TAX RELATED TRANSFER RESTRICTIONS AS SET FORTH IN SECTION 5.02 OF THE AGREEMENT. EACH TRANSFEREE OF THIS CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE ACCEPTED THIS CERTIFICATE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFERABILITY.
IF ANY PERSON BECOMES THE REGISTERED HOLDER OF THIS CERTIFICATE IN VIOLATION OF SUCH TRANSFER RESTRICTIONS, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER OR UNDER THE AGREEMENT REFERRED TO HEREIN, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE.

            This certifies that [_________] is the registered owner of the Percentage Interest evidenced by this Certificate (as specified above) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Certificates of the same Class as this Certificate. The Trust Fund was created and the Certificates were issued pursuant to a Amended and Restated Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Banc of America Commercial Mortgage Inc., as Depositor, and the Mortgage Loan Sellers, Master Servicer, Special Servicer, Trustee and REMIC Administrator identified above. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, distributions will be made on the 15th day of each month or, if such 15th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing upon the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of the Person entitled thereto, as such name and address appear in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice.

            The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

            The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            Each Person who has or who acquires any Ownership Interest in this Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the provisions of Section 5.02(d) of the Agreement and, if any purported Transferee shall become a Holder of this Certificate in violation of the provisions of such Section 5.02(d), to have irrevocably authorized the Trustee under clause (ii)(A) of such Section 5.02(d) to deliver payments to a Person other than such Person and to have irrevocably authorized the Trustee under clause (ii)(B) of such Section 5.02(d) to negotiate the terms of any mandatory disposition and to execute all instruments of transfer and to do all other things necessary in connection with any such disposition. Each Person holding or acquiring any Ownership Interest in this Certificate must be a Permitted Transferee and shall promptly notify the Master Servicer, the Trustee and the REMIC Administrator of any change or impending change in its status as a Permitted Transferee. In connection with any proposed transfer of any Ownership Interest in this Certificate, the Certificate Registrar shall require delivery to it, and shall not register the transfer of this Certificate until its receipt of, an affidavit and agreement substantially in the form attached as Exhibit C-1 to the Agreement (a "Transfer Affidavit and Agreement") from the proposed Transferee, in form and substance satisfactory to the Certificate Registrar, representing and warranting, among other things, that such Transferee is a Permitted Transferee, that it is not acquiring its Ownership Interest in this Certificate as a nominee, trustee or agent for any Person that is not a Permitted Transferee, that for so long as it retains its Ownership Interest in this Certificate, it will endeavor to remain a Permitted Transferee, and that it has reviewed the provisions of Section 5.02(d) of the Agreement and agrees to be bound by them. Notwithstanding the delivery of a Transfer Affidavit and Agreement by a proposed Transferee, if the Certificate Registrar has actual knowledge that the proposed Transferee is not a Permitted Transferee, the Certificate Registrar shall not register the Transfer of an Ownership Interest in this Certificate to such proposed Transferee.

            Each Person holding or acquiring any Ownership Interest in this Certificate shall agree (x) to require a Transfer Affidavit and Agreement from any other Person to whom such Person attempts to transfer its Ownership Interest herein and (y) not to transfer its Ownership Interest herein unless it provides to the Certificate Registrar a certificate substantially in the form attached as Exhibit C-2 to the Agreement stating that, among other things, it has no actual knowledge that such other Person is not a Permitted Transferee.

            A "Permitted Transferee" is any Transferee that is not a Disqualified Organization or a Non-United States Person.

            A "Disqualified Organization" is (i) the United States, any State or political subdivision thereof, any possession of the United States, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for the Federal Home Loan Mortgage Corporation, a majority of whose board of directors is not selected by such governmental unit), (ii) a foreign government, any international organization, or any agency or instrumentality of any of the foregoing, (iii) any organization (other than certain farmers' cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code (unless such organization is subject to the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381 of the Code and
(v) any other Person so designated by the REMIC Administrator based upon an opinion of counsel that the holding of an Ownership Interest in a Residual Certificate by such Person may cause the Trust Fund or any Person having an Ownership Interest in any Class of Certificates (other than such Person) to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Residual Certificate to such Person. The terms "United States", "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

            A "Non-United States Person" is any Person other than a United States Person. A "United States Person" is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, or an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust, all within the meaning of Section 7701(a)(30) of the Code.

            No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Mortgage Loan Sellers, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Mortgage Loan Sellers, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

            The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer or by any Majority Certificateholder of the Controlling Class (other than the Depositor or the Mortgage Loan Sellers) at a price determined as provided in the Agreement of all Mortgage Loans and any REO Properties remaining in the Trust Fund. The Agreement permits, but does not require, any such Majority Certificateholder or the Master Servicer to purchase from the Trust Fund all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the Initial Pool Balance specified on the face hereof.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Mortgage Loan Sellers, the Master Servicer, the Special Servicer, the Trustee and the REMIC Administrator thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Mortgage Loan Sellers, the Master Servicer, the Special Servicer, the Trustee and the REMIC Administrator with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of REMIC I or REMIC II as a REMIC, without the consent of the Holders of any of the Certificates.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

            This Certificate shall be construed in accordance with the internal laws of the State of New York that are applicable to agreements negotiated, made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                    Wells Fargo Bank Minnesota, N.A.,
                                    as Trustee


                                    By:_______________________________________
                                             Authorized Officer




                          CERTIFICATE OF AUTHENTICATION

            This is one of the Class R-II Certificates referred to in the within-mentioned Agreement.

Dated:


                                    Wells Fargo Bank Minnesota, N.A.,
                                    as Certificate Registrar

                                    By:_______________________________________
                                             Authorized Officer


                                                SCHEDULE A



                   CERTIFICATE BALANCE OF
                   DEFINITIVE CERTIFICATES
                   EXCHANGED OR TRANSFERRED FOR,
                   OR ISSUED IN EXCHANGE FOR OR
                   UPON TRANSFER OF, AN INTEREST           REMAINING PRINCIPAL                   NOTATION
    DATE           IN THIS BOOK-ENTRY CERTIFICATE          AMOUNT OF BOOK-ENTRY CERTIFIATE       MADE BY
----------------   -------------------------------         -------------------------------      ---------------
----------------   -------------------------------         -------------------------------      ---------------
----------------   -------------------------------         -------------------------------      ---------------
----------------   -------------------------------         -------------------------------      ---------------
----------------   -------------------------------         -------------------------------      ---------------
----------------   -------------------------------         -------------------------------      ---------------
----------------   -------------------------------         -------------------------------      ---------------
----------------   -------------------------------         -------------------------------      ---------------
----------------   -------------------------------         -------------------------------      ---------------
----------------   -------------------------------         -------------------------------      ---------------
----------------   -------------------------------         -------------------------------      ---------------
----------------   -------------------------------         -------------------------------      ---------------
----------------   -------------------------------         -------------------------------      ---------------
----------------   -------------------------------         -------------------------------      ---------------
----------------   -------------------------------         -------------------------------      ---------------
----------------   -------------------------------         -------------------------------      ---------------
----------------   -------------------------------         -------------------------------      ---------------

                                   ASSIGNMENT


FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _____________________________________________________________ please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

I (we) further direct the issuance of a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address: ____________________________________________________________
_______________________________________________________________________________.

Dated:

                                    ____________________________________________
                                    Signature by or on behalf of Assignor

                                    ____________________________________________
                                    Signature Guaranteed





                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _________for the account of
____________________.

            Distributions made by check (such check to be made payable to ____________) and all applicable statements and notices should be mailed to
___________________________.

            This information is provided by ____________________________, the assignee named above, or _______________________________________, as its agent.

                                  EXHIBIT A-21
                         FORM OF CLASS R-IIU CERTIFICATE

                         CLASS R-IIU COMMERCIAL MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                  SERIES 2001-1

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                    BANC OF AMERICA COMMERCIAL MORTGAGE INC.

Date of Amended and Restated Pooling and       Certificate No. R-IIU-___
Servicing Agreement:  June 1, 2001
                                               Percentage Interest evidenced by
Bond Balance Date:  June 1, 2001               this Certificate in the related
                                               Class:  100%
Issue Date:  June 27, 2001
                                               Approximate Aggregate unpaid
First Distribution Date:                       principal balance of the
July 16, 2001                                  Mortgage Pool as of the Delivery
                                               Date, after deducting payments
Master Servicer:                               of principal due on or before
GMAC Commercial Mortgage Corporation           such date (the "Delivery  Date
                                               Pool Balance"):  $948,131,109

Special Servicer:                              Trustee and REMIC Administrator:
Lennar Partners, Inc.                          Wells Fargo Bank Minnesota, N.A.

Mortgage Loan Sellers:
Bank of America, N.A.
Bridger Commercial Realty Finance LLC

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN BANC OF AMERICA COMMERCIAL MORTGAGE INC., BANK OF AMERICA, N.A., BRIDGER COMMERCIAL REALTY FINANCE LLC, WELLS FARGO BANK MINNESOTA, N.A., GMAC COMMERCIAL MORTGAGE CORPORATION, LENNAR PARTNERS, INC. OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THE CLASS OF CERTIFICATES TO WHICH THIS CERTIFICATE BELONGS, IS SUBORDINATE TO ONE OR MORE OTHER CLASSES OF CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT REFERRED TO HEREIN.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, OR (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE TRUSTEE OF AN INVESTMENT REPRESENTATION LETTER.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON WHICH IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974. AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") OR ANY GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA SUBJECT TO ANY FEDERAL, STATE OR , LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH A "PLAN"), OR ANY PERSON ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE. CONSEQUENTLY, THE TRANSFER OF THIS CERTIFICATE IS ALSO SUBJECT TO THE ADDITIONAL TAX RELATED TRANSFER RESTRICTIONS AS SET FORTH IN SECTION 5.02 OF THE AGREEMENT. EACH TRANSFEREE OF THIS CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE ACCEPTED THIS CERTIFICATE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFERABILITY
IF ANY PERSON BECOMES THE REGISTERED HOLDER OF THIS CERTIFICATE IN VIOLATION OF SUCH TRANSFER RESTRICTIONS, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER OR UNDER THE AGREEMENT REFERRED TO HEREIN, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE.

            This certifies that [___________] is the registered owner of the Percentage Interest evidenced by this Certificate (as specified above) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Certificates of the same Class as this Certificate. The Trust Fund was created and the Certificates were issued pursuant to a Amended and Restated Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Banc of America Commercial Mortgage Inc., as Depositor, and the Mortgage Loan Sellers, Master Servicer, Special Servicer, Trustee and REMIC Administrator identified above. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, distributions will be made on the 15th day of each month or, if such 15th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing upon the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of the Person entitled thereto, as such name and address appear in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice.

            The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

            The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            Each Person who has or who acquires any Ownership Interest in this Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the provisions of Section 5.02(d) of the Agreement and, if any purported Transferee shall become a Holder of this Certificate in violation of the provisions of such Section 5.02(d), to have irrevocably authorized the Trustee under clause (ii)(A) of such Section 5.02(d) to deliver payments to a Person other than such Person and to have irrevocably authorized the Trustee under clause (ii)(B) of such Section 5.02(d) to negotiate the terms of any mandatory disposition and to execute all instruments of transfer and to do all other things necessary in connection with any such disposition. Each Person holding or acquiring any Ownership Interest in this Certificate must be a Permitted Transferee and shall promptly notify the Master Servicer, the Trustee and the REMIC Administrator of any change or impending change in its status as a Permitted Transferee. In connection with any proposed transfer of any Ownership Interest in this Certificate, the Certificate Registrar shall require delivery to it, and shall not register the transfer of this Certificate until its receipt of, an affidavit and agreement substantially in the form attached as Exhibit C-1 to the Agreement (a "Transfer Affidavit and Agreement") from the proposed Transferee, in form and substance satisfactory to the Certificate Registrar, representing and warranting, among other things, that such Transferee is a Permitted Transferee, that it is not acquiring its Ownership Interest in this Certificate as a nominee, trustee or agent for any Person that is not a Permitted Transferee, that for so long as it retains its Ownership Interest in this Certificate, it will endeavor to remain a Permitted Transferee, and that it has reviewed the provisions of Section 5.02(d) of the Agreement and agrees to be bound by them. Notwithstanding the delivery of a Transfer Affidavit and Agreement by a proposed Transferee, if the Certificate Registrar has actual knowledge that the proposed Transferee is not a Permitted Transferee, the Certificate Registrar shall not register the Transfer of an Ownership Interest in this Certificate to such proposed Transferee.

            Each Person holding or acquiring any Ownership Interest in this Certificate shall agree (x) to require a Transfer Affidavit and Agreement from any other Person to whom such Person attempts to transfer its Ownership Interest herein and (y) not to transfer its Ownership Interest herein unless it provides to the Certificate Registrar a certificate substantially in the form attached as Exhibit C-2 to the Agreement stating that, among other things, it has no actual knowledge that such other Person is not a Permitted Transferee.

            A "Permitted Transferee" is any Transferee that is not a Disqualified Organization or a Non-United States Person.

            A "Disqualified Organization" is (i) the United States, any State or political subdivision thereof, any possession of the United States, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for the Federal Home Loan Mortgage Corporation, a majority of whose board of directors is not selected by such governmental unit), (ii) a foreign government, any international organization, or any agency or instrumentality of any of the foregoing, (iii) any organization (other than certain farmers' cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code (unless such organization is subject to the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381 of the Code and
(v) any other Person so designated by the REMIC Administrator based upon an opinion of counsel that the holding of an Ownership Interest in a Residual Certificate by such Person may cause the Trust Fund or any Person having an Ownership Interest in any Class of Certificates (other than such Person) to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Residual Certificate to such Person. The terms "United States", "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

            A "Non-United States Person" is any Person other than a United States Person. A "United States Person" is a citizen or resident of the United States, a corporation or partnership (except to the extent provided in applicable Treasury regulations) created or organized in, or under the laws of, the United States, any state or the District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust, all within the meaning of Section 7701(a)(30) of the Code.

            No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Mortgage Loan Sellers, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Mortgage Loan Sellers, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

            The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer or by any Majority Certificateholder of the Controlling Class (other than the Depositor or the Mortgage Loan Sellers) at a price determined as provided in the Agreement of all Mortgage Loans and any REO Properties remaining in the Trust Fund. The Agreement permits, but does not require, any such Majority Certificateholder or the Master Servicer to purchase from the Trust Fund all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the Initial Pool Balance specified on the face hereof.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Mortgage Loan Sellers, the Master Servicer, the Special Servicer, the Trustee and the REMIC Administrator thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Mortgage Loan Sellers, the Master Servicer, the Special Servicer, the Trustee and the REMIC Administrator with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of REMIC I, REMIC II, REMIC IIU or REMIC III as a REMIC, without the consent of the Holders of any of the Certificates.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

            This Certificate shall be construed in accordance with the internal laws of the State of New York that are applicable to agreements negotiated, made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                    Wells Fargo Bank Minnesota, N.A.,
                                    as Trustee


                                    By:_______________________________________
                                             Authorized Officer




                          CERTIFICATE OF AUTHENTICATION

            This is one of the Class R-IIU Certificates referred to in the within-mentioned Agreement.

Dated:


                                    Wells Fargo Bank Minnesota, N.A.,
                                    as Certificate Registrar

                                    By:_______________________________________
                                             Authorized Officer


                                                SCHEDULE A



                   CERTIFICATE BALANCE OF
                   DEFINITIVE CERTIFICATES
                   EXCHANGED OR TRANSFERRED FOR,
                   OR ISSUED IN EXCHANGE FOR OR
                   UPON TRANSFER OF, AN INTEREST           REMAINING PRINCIPAL                   NOTATION
    DATE           IN THIS BOOK-ENTRY CERTIFICATE          AMOUNT OF BOOK-ENTRY CERTIFIATE       MADE BY
----------------   -------------------------------         -------------------------------      ---------------
----------------   -------------------------------         -------------------------------      ---------------
----------------   -------------------------------         -------------------------------      ---------------
----------------   -------------------------------         -------------------------------      ---------------
----------------   -------------------------------         -------------------------------      ---------------
----------------   -------------------------------         -------------------------------      ---------------
----------------   -------------------------------         -------------------------------      ---------------
----------------   -------------------------------         -------------------------------      ---------------
----------------   -------------------------------         -------------------------------      ---------------
----------------   -------------------------------         -------------------------------      ---------------
----------------   -------------------------------         -------------------------------      ---------------
----------------   -------------------------------         -------------------------------      ---------------
----------------   -------------------------------         -------------------------------      ---------------
----------------   -------------------------------         -------------------------------      ---------------
----------------   -------------------------------         -------------------------------      ---------------
----------------   -------------------------------         -------------------------------      ---------------
----------------   -------------------------------         -------------------------------      ---------------

                                   ASSIGNMENT


FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _____________________________________________________________ please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

I (we) further direct the issuance of a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address: ____________________________________________________________
_______________________________________________________________________________.

Dated:

                                    ____________________________________________
                                    Signature by or on behalf of Assignor

                                    ____________________________________________
                                    Signature Guaranteed





                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _________for the account of
____________________.

            Distributions made by check (such check to be made payable to ____________) and all applicable statements and notices should be mailed to
___________________________.

            This information is provided by ____________________________, the assignee named above, or _______________________________________, as its agent.

                                  EXHIBIT A-22
                         FORM OF CLASS R-III CERTIFICATE

                         CLASS R-III COMMERCIAL MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                  SERIES 2001-1

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                    BANC OF AMERICA COMMERCIAL MORTGAGE INC.

Date of Amended and Restated Pooling and       Certificate No. R-III-___
Servicing Agreement:  June 1, 2001
                                               Percentage  Interest evidenced by
Bond Balance Date:  June 1, 2001               this  Certificate  in the related
                                               Class:  100%
Issue Date:  June 27, 2001
                                               Approximate Aggregate unpaid
First Distribution Date:                       principal balance of the
July 16, 2001                                  Mortgage Pool as of the Delivery
                                               Date, after deducting payments
Master Servicer:                               of principal due on or before
GMAC Commercial Mortgage Corporation           such date (the "Delivery Date
                                               Pool Balance"):  $948,131,109

Special Servicer:                              Trustee and REMIC Administrator:
Lennar Partners, Inc.                          Wells Fargo Bank Minnesota, N.A.

Mortgage Loan Sellers:
Bank of America, N.A.
Bridger Commercial Realty Finance LLC

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN BANC OF AMERICA COMMERCIAL MORTGAGE INC., BANK OF AMERICA, N.A., BRIDGER COMMERCIAL REALTY FINANCE LLC, WELLS FARGO BANK MINNESOTA, N.A., GMAC COMMERCIAL MORTGAGE CORPORATION, LENNAR PARTNERS, INC. OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THE CLASS OF CERTIFICATES TO WHICH THIS CERTIFICATE BELONGS, IS SUBORDINATE TO ONE OR MORE OTHER CLASSES OF CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT REFERRED TO HEREIN.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, OR (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE TRUSTEE OF AN INVESTMENT REPRESENTATION LETTER.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON WHICH IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974. AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") OR ANY GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA SUBJECT TO ANY FEDERAL, STATE OR , LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH A "PLAN"), OR ANY PERSON ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE. CONSEQUENTLY, THE TRANSFER OF THIS CERTIFICATE IS ALSO SUBJECT TO THE ADDITIONAL TAX RELATED TRANSFER RESTRICTIONS AS SET FORTH IN SECTION 5.02 OF THE AGREEMENT. EACH TRANSFEREE OF THIS CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE ACCEPTED THIS CERTIFICATE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFERABILITY
IF ANY PERSON BECOMES THE REGISTERED HOLDER OF THIS CERTIFICATE IN VIOLATION OF SUCH TRANSFER RESTRICTIONS, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER OR UNDER THE AGREEMENT REFERRED TO HEREIN, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE.

            This certifies that [___________] is the registered owner of the Percentage Interest evidenced by this Certificate (as specified above) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Certificates of the same Class as this Certificate. The Trust Fund was created and the Certificates were issued pursuant to a Amended and Restated Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Banc of America Commercial Mortgage Inc., as Depositor, and the Mortgage Loan Sellers, Master Servicer, Special Servicer, Trustee and REMIC Administrator identified above. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, distributions will be made on the 15th day of each month or, if such 15th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing upon the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of the Person entitled thereto, as such name and address appear in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice.

            The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

            The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            Each Person who has or who acquires any Ownership Interest in this Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the provisions of Section 5.02(d) of the Agreement and, if any purported Transferee shall become a Holder of this Certificate in violation of the provisions of such Section 5.02(d), to have irrevocably authorized the Trustee under clause (ii)(A) of such Section 5.02(d) to deliver payments to a Person other than such Person and to have irrevocably authorized the Trustee under clause (ii)(B) of such Section 5.02(d) to negotiate the terms of any mandatory disposition and to execute all instruments of transfer and to do all other things necessary in connection with any such disposition. Each Person holding or acquiring any Ownership Interest in this Certificate must be a Permitted Transferee and shall promptly notify the Master Servicer, the Trustee and the REMIC Administrator of any change or impending change in its status as a Permitted Transferee. In connection with any proposed transfer of any Ownership Interest in this Certificate, the Certificate Registrar shall require delivery to it, and shall not register the transfer of this Certificate until its receipt of, an affidavit and agreement substantially in the form attached as Exhibit C-1 to the Agreement (a "Transfer Affidavit and Agreement") from the proposed Transferee, in form and substance satisfactory to the Certificate Registrar, representing and warranting, among other things, that such Transferee is a Permitted Transferee, that it is not acquiring its Ownership Interest in this Certificate as a nominee, trustee or agent for any Person that is not a Permitted Transferee, that for so long as it retains its Ownership Interest in this Certificate, it will endeavor to remain a Permitted Transferee, and that it has reviewed the provisions of Section 5.02(d) of the Agreement and agrees to be bound by them. Notwithstanding the delivery of a Transfer Affidavit and Agreement by a proposed Transferee, if the Certificate Registrar has actual knowledge that the proposed Transferee is not a Permitted Transferee, the Certificate Registrar shall not register the Transfer of an Ownership Interest in this Certificate to such proposed Transferee.

            Each Person holding or acquiring any Ownership Interest in this Certificate shall agree (x) to require a Transfer Affidavit and Agreement from any other Person to whom such Person attempts to transfer its Ownership Interest herein and (y) not to transfer its Ownership Interest herein unless it provides to the Certificate Registrar a certificate substantially in the form attached as Exhibit C-2 to the Agreement stating that, among other things, it has no actual knowledge that such other Person is not a Permitted Transferee.

            A "Permitted Transferee" is any Transferee that is not a Disqualified Organization or a Non-United States Person.

            A "Disqualified Organization" is (i) the United States, any State or political subdivision thereof, any possession of the United States, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for the Federal Home Loan Mortgage Corporation, a majority of whose board of directors is not selected by such governmental unit), (ii) a foreign government, any international organization, or any agency or instrumentality of any of the foregoing, (iii) any organization (other than certain farmers' cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code (unless such organization is subject to the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381 of the Code and
(v) any other Person so designated by the REMIC Administrator based upon an opinion of counsel that the holding of an Ownership Interest in a Residual Certificate by such Person may cause the Trust Fund or any Person having an Ownership Interest in any Class of Certificates (other than such Person) to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Residual Certificate to such Person. The terms "United States", "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

            A "Non-United States Person" is any Person other than a United States Person. A "United States Person" is a citizen or resident of the United States, a corporation or partnership (except to the extent provided in applicable Treasury regulations) created or organized in, or under the laws of, the United States, any state or the District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust, all within the meaning of Section 7701(a)(30) of the Code.

            No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Mortgage Loan Sellers, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Mortgage Loan Sellers, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

            The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer or by any Majority Certificateholder of the Controlling Class (other than the Depositor or the Mortgage Loan Sellers) at a price determined as provided in the Agreement of all Mortgage Loans and any REO Properties remaining in the Trust Fund. The Agreement permits, but does not require, any such Majority Certificateholder or the Master Servicer to purchase from the Trust Fund all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the Initial Pool Balance specified on the face hereof.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Mortgage Loan Sellers, the Master Servicer, the Special Servicer, the Trustee and the REMIC Administrator thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Mortgage Loan Sellers, the Master Servicer, the Special Servicer, the Trustee and the REMIC Administrator with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of REMIC I, REMIC II, REMIC IIU or REMIC III as a REMIC, without the consent of the Holders of any of the Certificates.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

            This Certificate shall be construed in accordance with the internal laws of the State of New York that are applicable to agreements negotiated, made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                    Wells Fargo Bank Minnesota, N.A.,
                                    as Trustee


                                    By:_______________________________________
                                             Authorized Officer




                          CERTIFICATE OF AUTHENTICATION

            This is one of the Class R-III Certificates referred to in the within-mentioned Agreement.

Dated:


                                    Wells Fargo Bank Minnesota, N.A.,
                                    as Certificate Registrar

                                    By:_______________________________________
                                             Authorized Officer


                                                SCHEDULE A



                   CERTIFICATE BALANCE OF
                   DEFINITIVE CERTIFICATES
                   EXCHANGED OR TRANSFERRED FOR,
                   OR ISSUED IN EXCHANGE FOR OR
                   UPON TRANSFER OF, AN INTEREST           REMAINING PRINCIPAL                   NOTATION
    DATE           IN THIS BOOK-ENTRY CERTIFICATE          AMOUNT OF BOOK-ENTRY CERTIFIATE       MADE BY
----------------   -------------------------------         -------------------------------      ---------------
----------------   -------------------------------         -------------------------------      ---------------
----------------   -------------------------------         -------------------------------      ---------------
----------------   -------------------------------         -------------------------------      ---------------
----------------   -------------------------------         -------------------------------      ---------------
----------------   -------------------------------         -------------------------------      ---------------
----------------   -------------------------------         -------------------------------      ---------------
----------------   -------------------------------         -------------------------------      ---------------
----------------   -------------------------------         -------------------------------      ---------------
----------------   -------------------------------         -------------------------------      ---------------
----------------   -------------------------------         -------------------------------      ---------------
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----------------   -------------------------------         -------------------------------      ---------------
----------------   -------------------------------         -------------------------------      ---------------
----------------   -------------------------------         -------------------------------      ---------------
----------------   -------------------------------         -------------------------------      ---------------
----------------   -------------------------------         -------------------------------      ---------------

                                   ASSIGNMENT


FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _____________________________________________________________ please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

I (we) further direct the issuance of a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address: ____________________________________________________________
_______________________________________________________________________________.

Dated:

                                    ____________________________________________
                                    Signature by or on behalf of Assignor

                                    ____________________________________________
                                    Signature Guaranteed





                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _________for the account of
____________________.

            Distributions made by check (such check to be made payable to ____________) and all applicable statements and notices should be mailed to
___________________________.

            This information is provided by ____________________________, the assignee named above, or _______________________________________, as its agent.

                                  EXHIBIT A-23
                           FORM OF CLASS V CERTIFICATE

                           CLASS V COMMERCIAL MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                  SERIES 2001-1

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                    BANC OF AMERICA COMMERCIAL MORTGAGE INC.

Date of Pooling and Servicing            Percentage Interest evidenced by this
Agreement:  May 1, 2001                  Certificate in the related Class:  100%

Bond Balance Date:  May 1, 2001          Approximate Aggregate unpaid principal
                                         balance of the Mortgage  Pool as of the
Issue Date:  May 30, 2001                Delivery Date, after deducting
                                         payments of principal due on or before
First Distribution Date:                 such date (the  "Delivery  Date  Pool
June 15, 2001                            Balance"):  $948,710,454

Master Servicer:                         Trustee and REMIC Administrator:
GMAC Commercial Mortgage Corporation     Wells Fargo Bank Minnesota, N.A.

Special Servicer:
Lennar Partners, Inc.                    Mortgage Loan Sellers:
                                         Bank of America, N.A.
Certificate No. V-__                     Bridger Commercial Realty Finance LLC

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN BANC OF AMERICA COMMERCIAL MORTGAGE INC., BANK OF AMERICA, N.A., BRIDGER COMMERCIAL REALTY FINANCE LLC, WELLS FARGO BANK MINNESOTA, N.A., GMAC COMMERCIAL MORTGAGE CORPORATION, LENNAR PARTNERS, INC. OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THE CLASS OF CERTIFICATES TO WHICH THIS CERTIFICATE BELONGS IS SUBORDINATE TO ONE OR MORE OTHER CLASSES OF CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE MAY NOT BE PURCHASED OR TRANSFERRED UNLESS THE CERTIFICATE REGISTRAR SHALL HAVE RECEIVED EITHER (A) AN INVESTMENT REPRESENTATION LETTER FROM THE PROPOSED PURCHASER OR TRANSFEREE OF SUCH CERTIFICATE, IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR, TO THE EFFECT THAT SUCH PROPOSED PURCHASER OR TRANSFEREE IS NOT (I) AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH A "PLAN") OR (II) A PERSON ACTING ON BEHALF OF OR USING THE ASSETS OF ANY SUCH PLAN (INCLUDING AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF INVESTMENT IN THE ENTITY ___ BY SUCH PLAN AND THE _APPLICATION _OF _DEPARTMENT
_OF LABOR REGULATION SS. 2510.3-101), OTHER THAN AN INSURANCE COMPANY
USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY THE PURCHASE AND HOLDING OF SUBORDINATE CERTIFICATES BY SUCH INSURANCE COMPANY WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE UNDER PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 OR (B) IF SUCH CERTIFICATE IS PRESENTED FOR REGISTRATION IN THE NAME OF A PERSON DESCRIBED IN CLAUSES (I) OR
(II) ABOVE, AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR TO THE EFFECT THAT SUCH ACQUISITION AND HOLDING OF SUCH CERTIFICATE BY SUCH PROPOSED PURCHASER OR TRANSFEREE WILL NOT RESULT IN THE ASSETS OF THE TRUST FUND BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA, THE PROHIBITED TRANSACTION PROVISIONS OF THE CODE OR THE PROVISIONS OF ANY SIMILAR LAW, WILL NOT CONSTITUTE OR RESULT IN A "PROHIBITED TRANSACTION" WITHIN THE MEANING OF ERISA, SECTION 4975 OF THE CODE OR ANY SIMILAR LAW, AND WILL NOT SUBJECT THE TRUSTEE, THE CERTIFICATE REGISTRAR, THE MASTER SERVICER, THE SPECIAL SERVICER, THE PLACEMENT AGENT OR THE DEPOSITOR TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA, SECTION 4975 OF THE CODE OR ANY SUCH SIMILAR LAW) IN ADDITION TO THOSE SET FORTH IN THE AGREEMENT. THE TRANSFEREE OF A BENEFICIAL INTEREST IN A CERTIFICATE THAT IS A BOOK-ENTRY CERTIFICATE SHALL BE DEEMED TO REPRESENT THAT IT IS NOT A PERSON DESCRIBED IN CLAUSES (I) OR (II) ABOVE.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT REFERRED TO HEREIN.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, OR (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE TRUSTEE OF AN INVESTMENT REPRESENTATION LETTER.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON WHICH IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974. AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") OR ANY GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA SUBJECT TO ANY FEDERAL, STATE OR , LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH A "PLAN"), OR ANY PERSON ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN.

THIS CERTIFICATE DOES NOT HAVE A CERTIFICATE PRINCIPAL BALANCE AND DOES NOT ENTITLE THE HOLDER HEREOF TO ANY DISTRIBUTIONS OF PRINCIPAL. THE HOLDER HEREOF WILL BE ENTITLED TO DISTRIBUTIONS OF PREPAYMENT PREMIUMS RECEIVED ON THE MORTGAGE POOL AS PROVIDED IN THE AGREEMENT.

            This certifies that [_________] is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal balance of this Certificate (its "Certificate Principal Balance") as of the Issue Date by the aggregate principal balance of all the Certificates of the same Class as this Certificate (their "Class Principal Balance") as of the Issue Date) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Certificates of the same Class as this Certificate. The Trust Fund was created and the Certificates were issued pursuant to a Amended and Restated Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Banc of America Commercial Mortgage Inc., as Depositor, and the Mortgage Loan Sellers, Master Servicer, Special Servicer, Trustee and REMIC Administrator identified above. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, distributions will be made on the 15th day of each month or, if such 15th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

            The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

            The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Mortgage Loan Sellers, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Mortgage Loan Sellers, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

            The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer or by any Majority Certificateholder of the Controlling Class (other than the Depositor or the Mortgage Loan Sellers) at a price determined as provided in the Agreement of all Mortgage Loans and any REO Properties remaining in the Trust Fund. The Agreement permits, but does not require, any such Majority Certificateholder or the Master Servicer to purchase from the Trust Fund all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the Initial Pool Balance specified on the face hereof.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Mortgage Loan Sellers, the Master Servicer, the Special Servicer, the Trustee and the REMIC Administrator thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Mortgage Loan Sellers, the Master Servicer, the Special Servicer, the Trustee and the REMIC Administrator with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of REMIC I or REMIC II as a REMIC, without the consent of the Holders of any of the Certificates.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

            This Certificate shall be construed in accordance with the internal laws of the State of New York that are applicable to agreements negotiated, made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                      Wells Fargo Bank Minnesota, N.A.,
                                      as Trustee


                                      By: ______________________________________
                                             Authorized Officer




                          CERTIFICATE OF AUTHENTICATION

            This is one of the Class V Certificates referred to in the within-mentioned Agreement.

Dated:

                                      Wells Fargo Bank Minnesota, N.A.,
                                      as Certificate Registrar


                                      By:_______________________________________
                                             Authorized Officer


                                                SCHEDULE A



                   CERTIFICATE BALANCE OF
                   DEFINITIVE CERTIFICATES
                   EXCHANGED OR TRANSFERRED FOR,
                   OR ISSUED IN EXCHANGE FOR OR
                   UPON TRANSFER OF, AN INTEREST           REMAINING PRINCIPAL                   NOTATION
    DATE           IN THIS BOOK-ENTRY CERTIFICATE          AMOUNT OF BOOK-ENTRY CERTIFIATE       MADE BY
----------------   -------------------------------         -------------------------------      ---------------
----------------   -------------------------------         -------------------------------      ---------------
----------------   -------------------------------         -------------------------------      ---------------
----------------   -------------------------------         -------------------------------      ---------------
----------------   -------------------------------         -------------------------------      ---------------
----------------   -------------------------------         -------------------------------      ---------------
----------------   -------------------------------         -------------------------------      ---------------
----------------   -------------------------------         -------------------------------      ---------------
----------------   -------------------------------         -------------------------------      ---------------
----------------   -------------------------------         -------------------------------      ---------------
----------------   -------------------------------         -------------------------------      ---------------
----------------   -------------------------------         -------------------------------      ---------------
----------------   -------------------------------         -------------------------------      ---------------
----------------   -------------------------------         -------------------------------      ---------------
----------------   -------------------------------         -------------------------------      ---------------
----------------   -------------------------------         -------------------------------      ---------------
----------------   -------------------------------         -------------------------------      ---------------

                                   ASSIGNMENT


FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _____________________________________________________________ please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

I (we) further direct the issuance of a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address: ____________________________________________________________
_______________________________________________________________________________.

Dated:

                                    ____________________________________________
                                    Signature by or on behalf of Assignor

                                    ____________________________________________
                                    Signature Guaranteed





                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _________for the account of
____________________.

            Distributions made by check (such check to be made payable to ____________) and all applicable statements and notices should be mailed to
___________________________.

            This information is provided by ____________________________, the assignee named above, or _______________________________________, as its agent.

                                    EXHIBIT B

                    FORM OF INVESTMENT REPRESENTATION LETTER

Wells Fargo Bank Minnesota, N.A.,
Wells Fargo Center
Sixth & Marquette
Minneapolis, MN 55497
Attn: Corporate Trust Services (CMBS) -Banc of America Commercial Mortgage Inc. 2001-1-MAC# N9303-121


Banc of America Commercial Mortgage Inc.
Bank of America Corporate Center
100 North Tryon Street
Charlotte, North Carolina  28255


Re: Transfer of Banc of America Commercial Mortgage Inc., Commercial Mortgage Pass-Through Certificates, Series 2001-1
      --------------------------------------------------------------------------

Ladies and Gentlemen:

            This letter is delivered pursuant to Section 5.02 of the Amended and Restated Pooling and Servicing Agreement dated as of June 1, 2001 (the "Amended and Restated Pooling and Servicing Agreement"), by and among Banc of America Commercial Mortgage Inc., as Depositor, Bank of America, N.A. and Bridger Commercial Realty Finance LLC, as Mortgage Loan Sellers, GMAC Commercial Mortgage Corporation, as Master Servicer, Lennar Partners, Inc., as Special Servicer, and Wells Fargo Bank Minnesota, N.A., as Trustee on behalf of the holders of Banc of America Commercial Mortgage Inc., Commercial Mortgage Pass-Through Certificates, Series 2001-1 (the "Certificates"), in connection with the transfer by ______________(the "Seller") to the undersigned (the "Purchaser") of $____________aggregate Certificate Balance of Class ___ Certificates (the "Certificate"). Capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to such terms in the Amended and Restated Pooling and Servicing Agreement.

            In connection with such transfer, the Purchaser hereby represents and warrants to you and the addressees hereof as follows:

            1.    Check one of the following:*

---------------
*   Purchaser must include one of the following two certifications.


            |_|  The Purchaser is an institutional "accredited investor" (an entity meeting the requirements of Rule 501(a)(1), ___
                  (2), (3) or (7) of Regulation D under the Securities Act of 1933, as amended (the "1933 Act")) and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment in the Certificates, and the Purchaser and any accounts for which it is acting are each able to bear the economic risk of the Purchaser's or such account's investment. The Purchaser is acquiring the Certificates purchased by it for its own account or for one or more accounts (each of which is an "institutional accredited investor") as to each of which the Purchaser exercises sole investment discretion. The Purchaser hereby undertakes to reimburse the Trust Fund for any costs incurred by it in connection with this transfer.

            |_| The Purchaser is a "qualified institutional buyer" within the meaning of Rule 144A ("Rule 144A") promulgated under the Securities Act of 1933, as amended (the "1933 Act") The Purchaser is aware that the transfer is being made in reliance on Rule 144A, and the Purchaser has had the opportunity to obtain the information required to be provided pursuant to paragraph (d)(4)(i) of Rule 144A.

            2. The Purchaser's intention is to acquire the Certificate (a) for investment for the Purchaser's own account or (b) for resale to (i) "qualified institutional buyers" in transactions under Rule 144A, and not in any event with the view to, or for resale in connection with, any distribution thereof or (ii) to institutional "accredited investors" meeting the requirements of Rule 501(a)(1), (2), (3) or (7) of Regulation D promulgated under the 1933 Act, pursuant to any other exemption from the registration requirements of the 1933 Act, subject in the case of this clause (ii) to (w) the receipt by the Certificate Registrar of a letter substantially in the form hereof, (x) the receipt by the Certificate Registrar of an opinion of counsel acceptable to the Certificate Registrar that such reoffer, resale, pledge or transfer is in compliance with the 1933 Act, (y) the receipt by the Certificate Registrar of such other evidence acceptable to the Certificate Registrar that such reoffer, resale, pledge or transfer is in compliance with the 1933 Act and other applicable laws and (z) a written undertaking to reimburse the Trust for any costs incurred by it in connection with the proposed transfer. The Purchaser understands that the Certificate (and any subsequent Certificate) has not been registered under the 1933 Act, by reason of a specified exemption from the registration provisions of the 1933 Act which depends upon, among other things, the bona fide nature of the Purchaser's investment intent (or intent to resell to only certain investors in certain exempted transactions) as expressed herein.

            3. The Purchaser has reviewed the Private Placement Memorandum relating to the Certificates (the "Private Placement Memorandum") and the agreements and other materials referred to therein and has had the opportunity to ask questions and receive answers concerning the terms and conditions of the transactions contemplated by the Private Placement Memorandum.

            4. The Purchaser acknowledges that the Certificate (and any Certificate issued on transfer or exchange thereof) has not been registered or qualified under the 1933 Act or the securities laws of any State or any other jurisdiction, and that the Certificate cannot be resold unless it is registered or qualified thereunder or unless an exemption from such registration or qualification is available.

            5. The Purchaser hereby undertakes to be bound by the terms and conditions of the Amended and Restated Pooling and Servicing Agreement in its capacity as an owner of a Certificate or Certificates, as the case may be (each, a "Certificateholder"), in all respects as if it were a signatory thereto. This undertaking is made for the benefit of the Trust, the Certificate Registrar and all Certificateholders present and future.

            6. The Purchaser will not sell or otherwise transfer any portion of the Certificate or Certificates, except in compliance with Section 5.02 of the Amended and Restated Pooling and Servicing Agreement.

            7.  Check one of the following:*

--------------------
*   Each Purchaser must include one of the two alternative certifications.


            |_| The Purchaser is a U.S. Person (as defined below) and it has attached hereto an Internal Revenue Service ("IRS") Form W-9 (or successor form).

            |_| The Purchaser is not a "U.S. Tax Person" and under applicable law in effect on the date hereof, no taxes will be required to be withheld by the Bond Registrar (or its agent) with respect to distributions to be made on the Bond(s). The Purchaser has attached hereto either (i) a duly executed IRS Form W-8BEN (or successor form), which identifies such Purchaser as the beneficial owner of the Bond(s) and states that such Purchaser is not a U.S. Tax Person or (ii) two duly executed copies of IRS Form W-8ECI (or successor form), which identify such Purchaser as the beneficial owner of the Bond(s) and state that interest on the Bond is, or is expected to be, effectively connected with a U.S. trade or business. The Purchaser agrees to provide to the Bond Registrar updated IRS Forms W-8BEN or IRS Forms W-8ECI, as the case may be, any applicable successor IRS forms, or such other certificates as the Bond Registrar may reasonably request, on or before the date that any such IRS form or certification expires or becomes obsolete, or promptly after the occurrence of any event requiring a change in the most recent IRS form of certification furnished by it to the Bond Registrar.

For this purpose, "U.S. Person" means a citizen or resident of the United States for U.S. federal income tax purposes, a corporation or partnership (except to the extent provided in applicable Treasury regulations) created or organized in or under the laws of the United States, any state or the District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, an estate the income of which is subject to U.S. federal income taxation regardless of its source or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more United States fiduciaries have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which were eligible to elect to be treated as U.S. persons).

8.    Please make all payments due on the Certificates:**

--------------------
**   Only to be filled out by Purchasers of Definitive Certificates. Please select (a) or (b). For holders of Definitive Certificates, wire transfers are only available if such holder's Definitive Certificates have an aggregate Certificate Balance or Notional Amount, as applicable, of at least U.S. $5,000,000.

                  (a) by wire transfer to the following account at a bank or entity in New York, New York, having appropriate facilities therefor:

                        Bank:      _____________________________________
                        ABA#:      _____________________________________
                        Account #: _____________________________________
                        Attention: _____________________________________

                  (b)   by mailing a check or draft to the following address:

                        ________________________________________________
                        ________________________________________________
                        ________________________________________________




                                       Very truly yours,


                                       ______________________________________
                                                    [The Purchaser]


                                       By:  _________________________________
                                            Name:
                                            Title:

Dated:

                                   EXHIBIT C-1

                    FORM OF TRANSFER AFFIDAVIT AND AGREEMENT
                        PURSUANT TO SECTION 5.02(D)(I)(B)


STATE OF                )
                        )  participation.:

COUNTY OF               )


            [NAME OF OFFICER], being first duly sworn, deposes and says that:

            1. He/She is the [Title of Officer] of [Name of Prospective Transferee] (the prospective transferee (the "Transferee") of a Banc of America Commercial Mortgage Inc. Class, R-[I] [II] [IIU] [III] Commercial Mortgage Pass-Through Certificate, Series 2001-1, evidencing a ____% Percentage Interest in the Class to which it belongs (the "Residual Certificate")), a _______________________________duly organized and validly existing under the laws of [the State of ____] [the United States], on behalf of which he/she makes this affidavit. Capitalized terms used but not defined herein have the respective meanings assigned thereto in the Amended and Restated Pooling and Servicing Agreement pursuant to which the Residual Certificate was issued (the "Amended and Restated Pooling and Servicing Agreement").

            2. The Transferee (i) is [and, as of [date of transfer], will be] a "Permitted Transferee" and will endeavor to remain a "Permitted Transferee" for so long as it holds the Residual Certificate, and (ii) is acquiring the Residual Certificate for its own account or for the account of another prospective transferee from which it has received an affidavit in substantially the same form as this affidavit. A "Permitted Transferee" is any person other than a "disqualified organization" or a "non-United States person". (For this purpose:
(i) a "disqualified organization" means the United States or a possession thereof, any state or political subdivision thereof, any agency or instrumentality of any of the foregoing (other than an instrumentality, all of the activities of which are subject to tax and, except for the Federal Home Loan Mortgage Corporation, a majority of whose board of directors is not selected by any such governmental entity) or any foreign government, international organization or any agency or instrumentality of such foreign government or organization, any rural electric or telephone cooperative, or any organization (other than certain farmers' cooperatives) that is generally exempt from federal income tax (unless such organization is subject to the tax on unrelated business taxable income); and (ii) a "non-United States person" is any person other than a "United States person". A "United States person" is a citizen or resident of the United States, a corporation or partnership created or organized in, or under the laws of, the United States, any state or the District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, or an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust, all within the meaning of Section 7701(a)(30) of the Code.)

            3. The Transferee is aware (i) of the tax that would be imposed on transfers of the Residual Certificate to "disqualified organizations" under the Internal Revenue Code of 1986, as amended; (ii) that such tax would be imposed on the transferor, or, if such transfer is through an agent (which person includes a broker, nominee or middleman) for a "disqualified organization", on the agent; (iii) that the person otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnishes to such person an affidavit that the transferee is not a "disqualified organization" and, at the time of transfer, such person does not have actual knowledge that the affidavit is false; and (iv) that the Residual Certificate may be a "non-economic residual interest" within the meaning of Treasury Regulation ss.1.860E-1(c) and that the transferor of a "non-economic residual interest" will remain liable for any taxes due with respect to the income on such residual interest, unless no significant purpose of the transfer is to enable the transferor to impede the assessment or collection of tax.

            4. The Transferee is aware of the tax imposed on a "pass-through entity" holding the Residual Certificate if at any time during the taxable year of the pass-through entity a "disqualified organization" is the record holder of an interest in such entity. (For this purpose, a "pass- through entity" includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives.)

            5. The Transferee is aware that the Certificate Registrar will not register any transfer of the Residual Certificate by the Transferee unless the Transferee's transferee, or such transferee's agent, delivers to the Certificate Registrar, among other things, an affidavit and agreement in substantially the same form as this affidavit and agreement. The Transferee expressly agrees that it will not consummate any such transfer if it knows or believes that any representation contained in such affidavit and agreement is false.

            6. The Transferee consents to any additional restrictions or arrangements that shall be deemed necessary upon advice of counsel to constitute a reasonable arrangement to ensure that the Residual Certificate will only be owned, directly or indirectly, by a Permitted Transferee.

            7.  The Transferee's taxpayer identification number is ____________.

            8. The Transferee has reviewed the provisions of Section 5.02(d) of the Amended and Restated Pooling and Servicing Agreement, a description of which provisions is set forth in the Residual Certificate (in particular, clause (ii) of Section 5.02(d) which authorizes the Trustee to deliver payments on the Residual Certificate to a person other than the Transferee, in the event that the Transferee holds such Residual Certificate in violation of Section 5.02(d)), and the Transferee expressly agrees to be bound by and to comply with such provisions.

            9. No purpose of the Transferee relating to its purchase or any sale of the Residual Certificate is or will be to impede the assessment or collection of any tax.

            10. The Transferee hereby represents to and for the benefit of the transferor that the Transferee intends to pay any taxes associated with holding the Residual Certificate as they become due, fully understanding that it may incur tax liabilities in excess of any cash flows generated by the Residual Certificate.

            11. The Transferee will, in connection with any transfer that it makes of the Residual Certificate, deliver to the Certificate Registrar a representation letter substantially in the form of Exhibit C-2 to the Amended and Restated Pooling and Servicing Agreement in which it will represent and warrant, among other things, that it is not transferring the Residual Certificate to impede the assessment or collection of any tax and that it has at the time of such transfer conducted a reasonable investigation of the financial condition of the proposed transferee as contemplated by Treasury Regulations
Section 1.860E-1(c)(4)(i) and has satisfied the requirements of such provision.

            12. *[The Transferee has computed any consideration paid to it to acquire the Class R-[I] [II] [IIU] [III] Certificate in accordance with proposed U.S. Treasury Regulations Sections 1.860E-1(a)(4)(iii) and 1.860E-1(c)(5) (or, after they have been finalized, the final regulations) by computing present values using a discount rate equal to the applicable Federal rate prescribed by
Section 1274(d) of the Code, compounded semi-annually.]

---------------------
* Insert appropriate paragraph, if applicable.

            [The Transferee has computed any consideration paid to it to acquire the Class R-[I] [II] [IIU] [III] Certificate in accordance with proposed U.S. Treasury Regulations Sections 1.860E-1(a)(4)(iii) and 1.860E-1(c)(5) (or, after they have been finalized, the final regulations) by computing present values using a discount rate at least equal to the rate at which the Transferee regularly borrows, in the ordinary course of its trade or business, substantial funds from unrelated third parties. The Transferee has provided all information necessary to demonstrate to the transferor that it regularly borrows at such rate.]

            [The transfer of the Class R-[I] [II] [IIU] [III] Certificate complies with Section 6 of Revenue Procedure 2001-12 (the "Revenue Procedure"), 2001-3 I.R.B. (January 16, 2001) (or comparable provisions of final U.S. Treasury Regulations) and, accordingly,

            (i)   the Transferee is an "eligible corporation," as defined in
                  Section 860L(a)(2) of the Code, as to which income from Class R-[I] [II] [IIU] [III] Certificate will only be taxed in the United States;

            (ii) at the time of the transfer, and at the close of the Transferee's two fiscal years preceding the year of the transfer, the Transferee had gross assets for financial reporting purposes (excluding any obligation of a person related to the Investor within the meaning of Section 860L(g) of the Code) in excess of $100 million and net assets in excess of $10 million;

            (iii) the Transferee will transfer the Class R-[I] [II] [IIU] [III]
                  Certificate only to another "eligible corporation," as defined in Section 860(a)(2) of the Code, in a transaction that satisfies the requirements of Section 4 of the Revenue Procedure; and

            (iv) the Transferee determined the consideration paid to it to acquire the Class R-[I] [II] [IIU] [III] Certificate based on reasonable market assumptions (including, but not limited to, borrowing and investment rates, prepayment and loss assumptions, expense and reinvestment assumptions, tax rates and other factors specific to the Transferee) that it has determined in good faith.]

      [Reserved]

            IN WITNESS WHEREOF, the Transferee has caused this instrument to be executed on its behalf, pursuant to the authority of its Board of Directors, by its [Title of Officer] and its corporate seal to be hereunto attached, attested by its [Assistant] Secretary, this day of __________, 200_.

                                          [NAME OF TRANSFEREE]


                                          By:___________________________________
                                             [Name of Officer]
                                             [Title of Officer]

[Corporate Seal]


ATTEST:



______________________________
[Assistant] Secretary



            Personally appeared before me the above-named [Name of Officer], known or proved to me to be the same person who executed the foregoing instrument and to be the [Title of Officer] of the Transferee, and acknowledged to me that he/she executed the same as his/her free act and deed and the free act and deed of the Transferee

            Subscribed and sworn before me this day of ______________, 200_.



                                        ________________________________________
                                        NOTARY PUBLIC

COUNTY OF ___________
STATE OF _____________
My Commission expires the ______day of _____________, 200_.

                                   EXHIBIT C-2

                         FORM OF TRANSFEROR CERTIFICATE
                        PURSUANT TO SECTION 5.02(D)(I)(D)


                                                __________________, 20___



Wells Fargo Bank Minnesota, N.A.
Wells Fargo Center
Sixth & Marquette
Minneapolis, MN 55497
Attn: Corporate Trust Services (CMBS) - Banc of America Commercial Mortgage Inc.
      2001-1-MAC # N9303-121

            Re: Banc of America Commercial Mortgage Inc., Commercial Mortgage Pass-Through Certificates, Series 2001-1, Class R-[I] [II] [IIU] [III], evidencing a __% percentage interest in the Class to which it belongs
                  --------------------------------------------------------------


Dear Sirs:

            This letter is delivered to you in connection with the transfer by __________(the "Transferor") to ____________________
(the "Transferee") of the captioned Class R-[I] [II] [IIU] [III] Certificate (the "Residual Certificate"), pursuant to Section 5.02 of the Amended and Restated Pooling and Servicing Agreement (the "Amended and Restated Pooling and Servicing Agreement"), dated as of June 1, 2001, among Banc of America Commercial Mortgage Inc., as Depositor, Bank of America, N.A. and Bridger Commercial Realty Finance LLC, as Mortgage Loan Sellers, GMAC Commercial Mortgage Corporation, as Master Servicer, Lennar Partners, Inc., as Special Servicer, and Wells Fargo Bank Minnesota, N.A., as Trustee and REMIC Administrator. All terms used herein and not otherwise defined shall have the respective meanings set forth in the Amended and Restated Pooling and Servicing Agreement. The Transferor hereby represents and warrants to you, as Certificate Registrar, that:

            1. No purpose of the Transferor relating to the transfer of the Residual Certificate by the Transferor to the Transferee is or will be to impede the assessment or collection of any tax.

            2. The Transferor understands that the Transferee has delivered to you a Transfer Affidavit and Agreement in the form attached to the Amended and Restated Pooling and Servicing Agreement as Exhibit C-1. The Transferor does not know or believe that any representation contained therein is false.

            3. The Transferor has at the time of this transfer conducted a reasonable investigation of the financial condition of the Transferee as contemplated by Treasury Regulations Section 1.860E-1(c)(4)(i) and, as a result of that investigation, the Transferor has determined that the Transferee has historically paid its debts as they became due and has found no significant evidence to indicate that the Transferee will not continue to pay its debts as they become due in the future. The Transferor understands that the transfer of the Residual Certificate may not be respected for United States federal income tax purposes (and the Transferor may continue to be liable for United States federal income taxes associated therewith) unless the Transferor has conducted such an investigation.

                                         Very truly yours,


                                         _____________________________________
                                         (Transferor)

                                          By: ________________________________
                                              Name:___________________________
                                              Title:__________________________

                                    EXHIBIT D

                               REQUEST FOR RELEASE


                                                ____________________, 20___


Wells Fargo Bank Minnesota, N.A.
1015 10th Ave. S.E.
Minneapolis, MN 55414
Attn:  Corporate Trust Services (CMBS) -Banc of America Commercial
       Mortgage Inc. Commercial Mortgage Pass-Through Certificates Series 2001-1

            In connection with the administration of the Mortgage Files held by or on behalf of you as Trustee under that certain Amended and Restated Pooling and Servicing Agreement dated as of June 1, 2001 (the "Amended and Restated Pooling and Servicing Agreement"), by and among Banc of America Commercial Mortgage Inc., as Depositor, Bank of America, N.A. and Bridger Commercial Realty Finance LLC, as Mortgage Loan Sellers, GMAC Commercial Mortgage Corporation, as Master Servicer, Lennar Partners, Inc., as Special Servicer, and you, as Trustee and REMIC Administrator, the undersigned hereby requests a release of the Mortgage File (or the portion thereof specified below) held by or on behalf of you as Trustee with respect to the following described Mortgage Loan for the reason indicated below.

            Property Name: _____________________________________________

            Address: ___________________________________________________

            Prospectus No.: ____________________________________________


If only particular documents in the Mortgage File are requested, please specify which: _________________________________________________________________________


Reason for requesting file (or portion thereof):

      ___ 1. Mortgage Loan paid in full. The undersigned hereby certifies that all amounts received in connection with the Mortgage Loan that are required to be credited to the Certificate Account pursuant to the Amended and Restated Pooling and Servicing Agreement, have been or will be so credited.

      ___           2.  The Mortgage Loan is being foreclosed.

      ___           3.  Other.  (Describe)

            The undersigned acknowledges that the above Mortgage File (or requested portion thereof) will be held by the undersigned in accordance with the provisions of the Amended and Restated Pooling and Servicing Agreement and will be returned to you or your designee within ten (10) days of our receipt thereof, unless the Mortgage Loan has been paid in full, in which case the Mortgage File (or such portion thereof) will be retained by us permanently, or unless the Mortgage Loan is being foreclosed, in which case the Mortgage File (or such portion thereof) will be returned when no longer required by us for such purpose.

            Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Amended and Restated Pooling and Servicing Agreement.

                              [GMAC COMMERCIAL MORTGAGE CORPORATION]


                              By:  ___________________________________________
                                   Name: _____________________________________
                                   Title: ____________________________________
                                   Phone: ____________________________________



                              [LENNAR PARTNERS, INC.]


                              By:  ___________________________________________
                                   Name: _____________________________________
                                   Title: ____________________________________
                                   Phone: ____________________________________


Please deliver the Mortgage File as follows:
____________________________________________
____________________________________________
____________________________________________
Attention: _________________________________
Phone: _____________________________________

                                    EXHIBIT E

                            FORM OF REO STATUS REPORT



------------------------------------------------------------------------------------------------------------------------------------
   Operating Information Reflected As NOI___or  NCF________
------------------------------------------------------------------------------------------------------------------------------------
P4              P7              P13          P9        P10      P16 OR P17    L8      P21           L37             L39

------------------------------------------------------------------------------------------------------------------------------------
                                                                                      (a)           (b)             (c)

------------------------------------------------------------------------------------------------------------------------------------
                SHORT NAME                                                    PAID    ALLOCATED      TOTAL P&I      OTHER EXPENSE
                   WHEN         PROPERTY                        SQ FT OR      THRU      LOAN          ADVANCE          ADVANCE
PROPERTY ID     APPROPRIATE)      TYPE       CITY      STATE     UNITS        DATE     AMOUNT       OUTSTANDING     OUTSTANDING
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
REO' s data reflected at the property level for relationships with more than one (1) property should use the Allocated Loan Amount, and prorate all advances and expenses or other loan level data as appropriate.
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
(1) Use the following codes; App. - Appraisal, BPO - Brokers Opinion, Int - Internal Value.
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------


TABLE (CONTINUED)

------------------------------------------------------------------------------------------------------------------------------------
   Operating Information Reflected As NOI___or  NCF________
------------------------------------------------------------------------------------------------------------------------------------
P4            L38                            L25           L11        P53 OR P74   P58 OR      P24                      P25
                                                                                   P72/P79
                                                                                   OR P83
------------------------------------------------------------------------------------------------------------------------------------
             (d)             (e)=a+b+c+d                                          (f)                                  (g)
------------------------------------------------------------------------------------------------------------------------------------
PROPERTY     TOTAL T & I     TOTAL          CURRENT       MATURITY   LTM          LTM DSCR    VALUATION  APPRAISAL     APPRAISAL
ID           ADVANCE         EXPOSURE       MONTHLY P&I   DATE       NOI/NCF      (NOI/NCF)   DATE       BPO OR        BPO OR
             OUTSTANDING                                             DATE                                INTERNAL      INTERNAL
                                                                                                         VALUE         VALUE
                                                                                                         SOURCE
                                                                                                         (1)
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

REO' s data reflected at the property level for relationships with more than one (1) property should use the Allocated Loan Amount, and prorate all advances and expenses or other loan level data as appropriate.
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
(1) Use the following codes; App. - Appraisal, BPO - Brokers Opinion, Int - Internal Value.
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------



TABLE (CONTINUED)

--------------------------------------------------------------------------------------------------------
   Operating Information Reflected As NOI___or  NCF________
--------------------------------------------------------------------------------------------------------
P4                                  L35           L77          P28            P26
--------------------------------------------------------------------------------------------------------
                 (h)=(.90*g) -
                 e
--------------------------------------------------------------------------------------------------------
PROPERTY ID      LOSS USING         TOTAL         TRANSFER     REO            DATE ASSET     COMMENTS
                 90% APPR. OR       APPRAISAL     DATE         ACQUISITION    EXPECTED TO
                 BPO (F)            REDUCTION                  DATE           BE RESOLVED
                                    REALIZED
--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------

REO' s data reflected at the property level for relationships with more than one (1) property should use the Allocated Loan Amount, and prorate all advances and expenses or other loan level data as appropriate.
--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------
(1) Use the following codes; App. - Appraisal, BPO - Brokers Opinion, Int - Internal Value.
--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------

                                REO STATUS REPORT




------------------------------------------------------------------------------------------------------------------------------------
Prospectus   Property   Property  City    Value             Appraisal/BPO   Loss Using    Estimated     Total       Special
ID           Name       Type              using NOI         or Internal     92%           Recovery %    Appraisal   Servicing
                                          & Cap Rate        Value           Appraisal                   Reduction   Transfer
                                                                            or BPO                      Realized    Date
------------------------------------------------------------------------------------------------------------------------------------


TABLE (C0NTINUED)

--------------------------------------------------------------------------

Prospectus      REO                 Pending          Comments
ID              Acquisition         Resolution
                Date                Date
--------------------------------------------------------------------------

                                REO STATUS REPORT





------------------------------------------------------------------------------------------------------------------------------------
Prospectus   Property   Property  City  State   Sq Ft or    Paid     Ending      Total P&I   Total      Other            Total
ID           Name       Type                    Units       Thru     Scheduled   Advancese   Expenses   Advances         Exposure
                                                            Date     Balance     to Date     to Date    (Taxes &
                                                                                                        Insurance)
------------------------------------------------------------------------------------------------------------------------------------


TABLE (C0NTINUED)


-----------------------------------------------------------------------------------------------------------------------
Prospectus      Current Monthly      Maturity     LTM NOI     LTM NOI     LTM DSCR       Cap Rate          Valuation/
ID              P&I                  Date         Date                                   Assigned ***      Appraisal
                                                                                                           Date
-----------------------------------------------------------------------------------------------------------------------

                                    EXHIBIT F

                       FORM OF ERISA REPRESENTATION LETTER



Wells Fargo Bank Minnesota, N.A.
Wells Fargo Center
Sixth & Marquette
Minneapolis, MN 55479
Attn: Corporate Trust Services (CMBS) - Banc of America Commercial Mortgage Inc. 2001-1-MAC # N9303-121

Banc of America Commercial Mortgage Inc.
100 North Tryon Street
Charlotte, North Carolina  28255
Attention:


            Re: Transfer of Banc of America Commercial Mortgage Inc., Commercial Mortgage Pass-Through Certificates, Series 2001-1
                  ------------------------------------------------------------

Ladies and Gentlemen:

            The undersigned (the "Purchaser") proposes to purchase $____________ initial Certificate Balance of Banc of America Commercial Mortgage Inc., Commercial Mortgage Pass-Through Certificates, Series 2001-1, Class __ (the "Certificate") issued pursuant to that Amended and Restated Pooling and Servicing Agreement, dated as of June 1, 2001 (the "Amended and Restated Pooling and Servicing Agreement"), by and among Banc of America Commercial Mortgage Inc., as depositor (the "Depositor"), Bank of America, N.A. and Bridger Commercial Realty Finance LLC, as Mortgage Loan Sellers, GMAC Commercial Mortgage Corporation, as master servicer (the "Master Servicer"), Lennar Partners, Inc., as special servicer (the "Special Servicer") and Wells Fargo Bank Minnesota, N.A., as trustee (the "Trustee"). Capitalized terms used and not otherwise defined herein have the respective meanings ascribed to such terms in the Amended and Restated Pooling and Servicing Agreement.

            In connection with such transfer, the undersigned hereby represents and warrants to you as follows:

            1. The Purchaser is not (a) an employee benefit plan subject to the fiduciary responsibility provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), or a governmental plan (as defined in Section 3(32) of ERISA) subject to any federal, state or local law ("Similar Law") which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (each a "Plan") or (b) a person acting on behalf of or using the assets of any such Plan (including an entity whose underlying assets include Plan assets by reason of investment in the entity by any such Plan and the application of Department of Labor Regulation ss. 2510.3-101), other than an insurance company using the assets of its general account under circumstances whereby the purchase and holding of Offered Private Certificates by such insurance company would be exempt from the prohibited transaction provisions of ERISA and the Code under Prohibited Transaction Class Exemption 95-60.

            2. The Purchaser understands that if the Purchaser is a Person referred to in 1(a) or (b) above, such Purchaser is required to provide to the Certificate Registrar an opinion of counsel in form and substance satisfactory to the Certificate Registrar and the Depositor to the effect that the acquisition and holding of such Certificate by such purchaser or transferee will not result in the assets of the Trust Fund being deemed to be "plan assets" and subject to the fiduciary responsibility provisions of ERISA, the prohibited transaction provisions of the Code or the provisions of any Similar Law (without regard to the identity or nature of the other Holders of Certificates of any Class), will not constitute or result in a "prohibited transaction" within the meaning of ERISA, Section 4975 of the Code or any Similar Law, and will not subject the Trustee, the Certificate Registrar, the Master Servicer, the Special Servicer, the Placement Agents or the Depositor to any obligation or liability (including obligations or liabilities under ERISA, Section 4975 of the Code or any such Similar Law) in addition to those set forth in the Amended and Restated Pooling and Servicing Agreement, which Opinion of Counsel shall not be at the expense of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Placement Agent, the Certificate Registrar or the Trust Fund.

            IN WITNESS WHEREOF, the Purchaser hereby executes this ERISA Representation Letter on the ___th day of _____, ____.

                                       Very truly yours,

                                       _______________________________________
                                                    [The Purchaser]


                                       By:  __________________________________
                                            Name:
                                            Title:

                                    EXHIBIT G

                     FORM OF INTERIM CUSTODIAL CERTIFICATION

[Date]

Banc of America Commercial Mortgage Inc.,
  as Depositor
Bank of America Corporate Center
100 North Tryon Street
Charlotte, North Carolina 28255
Attention:  David A. Gertner

Bank of America, N.A.,
  as Mortgage Loan Seller
Bank of America Corporate Center
100 North Tryon Street
Charlotte, North Carolina 28255
Attention:  David A. Gertner

Bridger Commercial Realty Finance LLC,
  as Mortgage Loan Seller
100 Shoreline Highway
Suite 100
Mill Valley, CA 94941
Attention: Robert Schonefeld

GMAC Commercial Mortgage Corporation,
  as Master Servicer
650 Dresher Road
P.O. Box 1015
Horsham, PA 19044-8015
Attention : Managing Director of Commercial Servicing Operations

            Re: Amended and Restated Pooling and Servicing Agreement dated as of June 1, 2001 (the "Agreement") among Banc of America Commercial Mortgage Inc., as Depositor, Bank of America, N.A. and Bridger Commercial Realty Finance LLC, as Mortgage Loan Sellers, GMAC Commercial Mortgage Corporation, as Master Servicer, Lennar Partners, Inc., as Special Servicer, and Wells Fargo Bank Minnesota, N.A., as Trustee and REMIC Administrator for the Certificateholders of Commercial Mortgage Pass Through Certificates, Series 2001-1

Ladies and Gentlemen:

            Pursuant to Section 2.02 of the above referenced Agreement, the Trustee hereby certifies as to each Mortgage Loan listed on the Mortgage Loan Schedule (other than any Mortgage Loan paid in full), and except as specifically identified in the exception report annexed hereto, (i) all documents specified in clauses (i) through (iii), (ix) and, if the Mortgage Loan Schedule specifies that the related Mortgagor has a leasehold interest in the related Mortgaged Property, (xiii) of the definition of "Mortgage File" are in its possession or the possession of a Custodian on its behalf, or the Mortgage Loan Sellers have otherwise satisfied the delivery requirements in respect of such documents in accordance with Section 2.01(c), (ii) all documents received by it or any Custodian in respect of such Mortgage Loan have been reviewed by it or by a Custodian on its behalf and appear regular on their face and relate to such Mortgage Loan, and (iii) based on such examination and only as to the foregoing documents, the information set forth in the Mortgage Loan Schedule with respect to the items specified in clauses (iv) and (vi)(B) of the definition of "Mortgage Loan Schedule" is correct and the Mortgage Rate set forth in clause
(iii)(a) of the definition of "Mortgage Loan Schedule" matches the Mortgage Rate in effect on the date of origination or of the most recent written amendment to such Mortgage Rate which is contained in the Mortgage File.

            Neither the Trustee or Custodian is under any duty or (i) to determine whether any of the documents specified in clauses (iv) through (viii),
(x) through (xii) and (xiv) through (xx) of the definition of "Mortgage File" exist or are required to be delivered by the Mortgage Loan Sellers in respect of any Mortgage Loan or (ii) to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the Mortgage Loans delivered to it to determine that the same are genuine, enforceable, in recordable form or appropriate for the represented purpose, or that they are other than what they purport to be on their face.

            Any terms used herein and not defined shall have the respective meaning assigned to them in the related Agreement.

                                    Respectfully,


                                    [Name]
                                    [Title]

cc:   Robert W. Long, Esq., Assistant General Counsel, Bank of America
      Corporation

                                    EXHIBIT H

                      FORM OF FINAL CUSTODIAL CERTIFICATION

[Date]

Banc of America Commercial Mortgage Inc.,
   as Depositor
Bank of America Corporate Center
100 North Tryon Street
Charlotte, North Carolina 28255
Attention:  David A. Gertner

Bank of America, N.A.,
  as Mortgage Loan Sellers
Bank of America Corporate Center
100 North Tryon Street
Charlotte, North Carolina 28255
Attention:  David A. Gertner

Bridger Commercial Realty Finance LLC,
  as Mortgage Loan Seller
100 Shoreline Highway
Suite 100
Mill Valley, CA 94941
Attention: Robert Schonefeld

GMAC Commercial Mortgage Corporation,
  as Master Servicer
650 Dresher Road
P.O. Box 1015
Horsham, PA 19044-8015
Attention : Managing Director of Commercial Servicing Operations

            Re: Amended and Restated Pooling and Servicing Agreement dated as of June 1, 2001 (the "Agreement") among Banc of America Commercial Mortgage Inc., as Depositor, Bank of America, N.A. and Bridger Commercial Realty Finance LLC, as Mortgage Loan Sellers, GMAC Commercial Mortgage Corporation, as Master Servicer, Lennar Partners, Inc., as Special Servicer, and Wells Fargo Bank Minnesota, N.A., as Trustee and REMIC Administrator for the Certificateholders of Commercial Mortgage Pass Through Certificates, Series 2001-1

Ladies and Gentlemen:

            Pursuant to Section 2.02 of the above referenced Agreement, the Trustee hereby certifies as to each Mortgage Loan listed on the Mortgage Loan Schedule (other than any Mortgage Loan paid in full), and except as specifically identified in the exception report annexed hereto, (i) all documents specified in clauses (i), (ii), (ix) and, if the Mortgage Loan Schedule specifies that the related Mortgagor has a leasehold interest in the related Mortgaged Property,
(xiii) of the definition of "Mortgage File" are in its possession or the possession of a Custodian on its behalf, or the Mortgage Loan Sellers have otherwise satisfied the delivery requirements in respect of such documents in accordance with Section 2.01(c), (ii) it or a Custodian on its behalf has received either the original or copy of each of the assignments specified in clauses (iii) and (v) of the definition of "Mortgage File" that were delivered by the Mortgage Loan Sellers with evidence of recording thereon, (iii) all documents received by it or any Custodian in respect of such Mortgage Loan have been reviewed by it or by such Custodian on its behalf and appear regular on their face and relate to such Mortgage Loan, and (iv) based on the examinations referred to in Section 2.02 (b) and Section 2.02(c) and only as to the foregoing documents, the information set forth in the Mortgage Loan Schedule with respect to the items specified in clauses (iv) and (vi)(B) of the definition of "Mortgage Loan Schedule" is correct, and the Mortgage Rate set forth in clause
(iii)(a) of the definition of "Mortgage Loan Schedule" matches the Mortgage Rate in effect on the date of origination or of the most recent written amendment to such Mortgage Rate which is contained in the Mortgage File.

            Neither the Trustee or Custodian is under any duty or (i) to determine whether any of the documents specified in clauses (iv) through (viii),
(x) through (xii) and (xiv) through (xx) of the definition of "Mortgage File" exist or are required to be delivered by the Mortgage Loan Sellers in respect of any Mortgage Loan or (ii) to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the Mortgage Loans delivered to it to determine that the same are genuine, enforceable, in recordable form or appropriate for the represented purpose, or that they are other than what they purport to be on their face.

            Any terms used herein and not defined shall have the respective meaning assigned to them in the related Agreement.

                                    Respectfully,


                                    [Name]
                                    [Title]


cc:   Robert W. Long, Esq., Assistant General Counsel, Bank of America
      Corporation

                                    EXHIBIT I

                 COMMERCIAL OPERATING STATEMENT ANALYSIS REPORT
                      (inclds. Retail/Office/Whs/Mixed use)
                                 as of MM/DD/YY

====================================================================================================================================
 PROPERTY OVERVIEW

   PROSPECTUS ID
   Current Scheduled Loan Balance
     /Paid to Date                                                              Current Allocated Loan Amount %
   Property Name
   Property Type
   Property Address, City, State
   Net Rentable SF/Units/Pads,Beds                                 Use second box to specify sq ft.,units...
   Year Built/Year Renovated
   Cap Ex Reserve (annually)/per                                   specify annual/per unit...
     Unit.etc. (1)
                                        ----------------------------------------------------------------
   Year of Operations                   UNDERWRITING    MM/DD/YY   MM/DD/YY     MM/DD/YY    MM/DD/YY
                                        ----------------------------------------------------------------
   Occupancy Rate (physical)
   Occupancy Date
   Average Rental Rate

                                        (1) Total $ amount of Capital Reserves required annually by loan documents.
====================================================================================================================================
  INCOME:
                                        --------------------------------------------------------------------------------------------
                                                                                                         (prcdng yr   (prcdng yr to
   Number of Mos. Covered                                                                                  to base)    2nd prcdng)
                                        --------------------------------------------------------------------------------------------
                                                          3RD          2ND      PRECEDING
   Period Ended                         UNDERWRITING    PRECEDING   PRECEDING      YEAR     TTM/YTD (2)    YYYY-U/W     YYYY-YYYY
                                        --------------------------------------------------------------------------------------------
   Statement Classification(yr)          BASE LINE                              (fm NOI      AS OF /  /    VARIANCE      VARIANCE
                                                                                 Adj Sheet)
   Gross Potential Rent (3)
     Less: Vacancy/collection loss
                OR
   Base Rent (3)
   Laundry/Vending Income
   Parking Income
   Other Income

*EFFECTIVE GROSS INCOME

                                        (2) Servicer will not be expected to "Normalize" these YTD/TTM numbers.
                                        (3) Use either Gross Potential (with Vacancy/Collection Loss) or Base Rents;
                                            use negative $ amt for Vacancy/Collection Loss

OPERATING EXPENSES:
   Real Estate Taxes
   Property Insurance
   Utilities
   Repairs and Maintenance
   Management Fees
   Payroll & Benefits
   Advertising & Marketing
   Professional Fees
   General and Administrative
   Other Expenses
   Ground Rent

*TOTAL OPERATING EXPENSES

 OPERATING EXPENSE RATIO

*NET OPERATING INCOME

   Capital Expenditures
   Extraordinary Capital Expenditures

 TOTAL CAPITAL ITEMS

*NET CASH FLOW

 DEBT SERVICE (PER SERVICER)

*NET CASH FLOW AFTER DEBT SERVICE

*DSCR: (NOI/DEBT SERVICE)

*DSCR: (NCF/DEBT SERVICE)

 SOURCE OF FINANCIAL DATA:

      (i.e. operating statements, financial statements, tax return, other)
--------------------------------------------------------------------------------
NOTES AND ASSUMPTIONS: Years above will roll, always showing a 3yr sequential history. Comments from the most recent NOI Adjustment Worksheet should be carried forward to Operating Statement Analysis Report. Year-over-year variances (either higher or lower) must be explained and noted for the following: 10% DSCR CHANGE, 15% EGI/TOTAL OPERATING EXPENSES OR TOTAL CAPITAL ITEMS.
--------------------------------------------------------------------------------

INCOME COMMENTS:

EXPENSE COMMENTS:

CAPITAL ITEMS COMMENTS:

--------------------------------------------------------------------------------
* Used in the CMSA Comparative Financial Status Report/CMSA Property File/CMSA Loan Periodic Loan File. Note that information for multiple property loans must be consolidated (if available) for reporting to the CMSA Loan Periodic file.
--------------------------------------------------------------------------------

                 MULTIFAMILY OPERATING STATEMENT ANALYSIS REPORT
                           (inclds. Mobile Home Parks)

                                 as of MM/DD/YY

====================================================================================================================================
 PROPERTY OVERVIEW

   PROSPECTUS ID
   Current Scheduled Loan Balance
     /Paid to Date                                                              Current Allocated Loan Amount %
   Property Name
   Property Type
   Property Address, City, State
   Net Rentable SF/Units/Pads,Beds                                 Use second box to specify sq ft.,units...
   Year Built/Year Renovated
   Cap Ex Reserve (annually)/per                                   specify annual/per unit...
     Unit.etc. (1)
                                        ----------------------------------------------------------------
   Year of Operations                   UNDERWRITING    MM/DD/YY   MM/DD/YY     MM/DD/YY    MM/DD/YY
                                        ----------------------------------------------------------------
   Occupancy Rate (physical)
   Occupancy Date
   Average Rental Rate

                                        (1) Total $ amount of Capital Reserves required annually by loan documents.
====================================================================================================================================
  INCOME:
                                        --------------------------------------------------------------------------------------------
                                                                                                         (prcdng yr   (prcdng yr to
   Number of Mos. Covered                                                                                  to base)    2nd prcdng)
                                        --------------------------------------------------------------------------------------------
                                                          3RD          2ND      PRECEDING
   Period Ended                         UNDERWRITING    PRECEDING   PRECEDING      YEAR     TTM/YTD (2)    YYYY-U/W     YYYY-YYYY
                                        --------------------------------------------------------------------------------------------
   Statement Classification(yr)          BASE LINE                              (fm NOI      AS OF /  /    VARIANCE      VARIANCE
                                                                                 Adj Sheet)
   Gross Potential Rent (3)
     Less: Vacancy/collection loss
                OR
   Base Rent (3)
   Laundry/Vending Income
   Parking Income
   Other Income

*EFFECTIVE GROSS INCOME

                                        (2) Servicer will not be expected to "Normalize" these YTD/TTM numbers.
                                        (3) Use either Gross Potential (with Vacancy/Collection Loss) or Base Rents;
                                            use negative $ amt for Vacancy/Collection Loss

OPERATING EXPENSES:
   Real Estate Taxes
   Property Insurance
   Utilities
   Repairs and Maintenance
   Management Fees
   Payroll & Benefits
   Advertising & Marketing
   Professional Fees
   General and Administrative
   Other Expenses
   Ground Rent

*TOTAL OPERATING EXPENSES

 OPERATING EXPENSE RATIO

*NET OPERATING INCOME

   Capital Expenditures
   Extraordinary Capital Expenditures

 TOTAL CAPITAL ITEMS

*NET CASH FLOW

 DEBT SERVICE (PER SERVICER)

*NET CASH FLOW AFTER DEBT SERVICE

*DSCR: (NOI/DEBT SERVICE)

*DSCR: (NCF/DEBT SERVICE)

 SOURCE OF FINANCIAL DATA:

      (i.e. operating statements, financial statements, tax return, other)
--------------------------------------------------------------------------------
NOTES AND ASSUMPTIONS: Years above will roll, always showing a 3yr sequential history. Comments from the most recent NOI Adjustment Worksheet should be carried forward to Operating Statement Analysis Report. Year-over-year variances (either higher or lower) must be explained and noted for the following: 10% DSCR CHANGE, 15% EGI/TOTAL OPERATING EXPENSES OR TOTAL CAPITAL ITEMS.
--------------------------------------------------------------------------------

INCOME COMMENTS:

EXPENSE COMMENTS:

CAPITAL ITEMS COMMENTS:

--------------------------------------------------------------------------------
* Used in the CMSA Comparative Financial Status Report/CMSA Property File/CMSA Loan Periodic Loan File. Note that information for multiple property loans must be consolidated (if available) for reporting to the CMSA Loan Periodic file.
--------------------------------------------------------------------------------

                                    EXHIBIT J

                        CMSA Standard Information Package
                               SERVICER WATCH LIST
                                as of ___________
                               (Loan Level Report)


------------------------------------------------------------------------------------------------------------------------------------
Operating Information Reflected As NOI___or NCF________

    S4            S55         S61      S57     S58         L7         L8      L11      L56/L93    L70/L97
------------------------------------------------------------------------------------------------------------------------------------
                                                                                      PRECEDING     MOST
              SHORT NAME                                             PAID             FISCAL YR    RECENT
PROSPECTUS      (WHEN       PROPERTY                    SCHEDULED    THRU   MATURITY    DSCR        DSCR      COMMENT/
 LOAN ID     APPROPRIATE)     TYPE     CITY   STATE   LOAN BALANCE   DATE     DATE     NOI/NCF     NOI/NCF    ACTION TO BE TAKEN
------------------------------------------------------------------------------------------------------------------------------------

List all loans on watch list in descending balance order.
Comment section should include reason and other pertinent information.
Should not include loans that are specially serviced.





Total:                                                $

------------------------------------------------------------------------------------------------------------------------------------

                                    EXHIBIT K

                       COMMERCIAL NOI ADJUSTMENT WORKSHEET
             (inclds. Retail/Office/Ind/Whs/Mixed use/Self Storage)

                                 as of MM/DD/YY

====================================================================================================================================
PROPERTY OVERVIEW

  PROSPECTUS ID
  Current Scheduled Loan Balance/Paid to Date                                                      Current Allocated Loan Amount %
  Property Name
  Property Type
  Property Address, City, State
  Net Rentable SF/Units/Pads,Beds                                               Use second box to specify sqft.,units...
  Year Built/Year Renovated
  Cap Ex Reserve (annually)/per Unit.etc. (1)                                   specify annual/per unit...
  Year of Operations
  Occupancy Rate (physical)
  Occupancy Date
  Average Rental Rate

                                                 (1) Total $ amount of Capital Reserves required annually by loan documents, excl. Leasing Commission and TI's
====================================================================================================================================
INCOME:                                            YYYY                                            NOTES
                                                 --------         ----------        ----------
                                                 BORROWER         ADJUSTMENT        NORMALIZED
  Statement Classification                        ACTUAL
                                                 --------         ----------        ----------
  Gross Potential Rent (2)
    Less: Vacancy/collection loss
              OR
  Base Rent (2)
  Expense Reimbursement
  Percentage Rent
  Other Income/Parking Income

EFFECTIVE GROSS INCOME
                                                 (2) Use either gross potential (with Vacancy/Collection Loss) or Base Rents;
                                                     use negative $amt for Vacancy/Collection Loss

OPERATING EXPENSES:
  Real Estate Taxes
  Property Insurance
  Utilities
  Repairs and Maintenance
  Janitorial
  Management Fees
  Payroll & Benefits Expense
  Advertising & Marketing
  Professional Fees
  General and Administrative
  Other Expenses                                                                                   For self-storage include
                                                                                                   franchise fees
  Ground Rent
TOTAL OPERATING EXPENSES

OPERATING EXPENSE RATIO

NET OPERATING INCOME

  Leasing Commissions (3)
  Tenant Improvements (3)
  Capital Expenditures
  Extraordinary Capital Expenditures
TOTAL CAPITAL ITEMS
                                                 (3) Actual current yr, but normalize for annual if possible via contractual,
                                                     U/W or other data

NET CASH FLOW

DEBT SERVICE (PER SERVICER)
NET CASH FLOW AFTER DEBT SERVICE

DSCR: (NOI/DEBT SERVICE)

DSCR: (NCF/DEBT SERVICE)

SOURCE OF FINANCIAL DATA:

      (i.e.. operating statements, financial statements, tax return, other)

================================================================================
NOTES AND ASSUMPTIONS: This report should be completed annually for "Normalization" of Borrower's numbers. Methodology used is per MBA/CMSA Standard Methodology unless otherwise noted. The "Normalized" column and corresponding comments should roll through to the Operating statement Analysis Report
================================================================================

INCOME COMMENTS:

EXPENSE COMMENTS:

CAPITAL ITEMS COMMENTS:

                      MULTIFAMILY NOI ADJUSTMENT WORKSHEET
                           (inclds. Mobile Home Parks)
                                 AS OF MM/DD/YY

====================================================================================================================================
PROPERTY OVERVIEW

  PROSPECTUS ID
  Current Scheduled Loan Balance/Paid to Date                                                      Current Allocated Loan Amount %
  Property Name
  Property Type
  Property Address, City, State
  Net Rentable SF/Units/Pads,Beds                                               Use second box to specify sqft.,units...
  Year Built/Year Renovated
  Cap Ex Reserve (annually)/per Unit.etc. (1)                                   specify annual/per unit...
  Year of Operations
  Occupancy Rate (physical)
  Occupancy Date
  Average Rental Rate

                                                 (1) Total $ amount of Capital Reserves required annually by loan documents.
====================================================================================================================================
INCOME:                                            YYYY                                            NOTES
                                                 --------         ----------        ----------
                                                 BORROWER         ADJUSTMENT        NORMALIZED
  Statement Classification                        ACTUAL
                                                 --------         ----------        ----------
  Gross Potential Rent (2)
    Less: Vacancy/collection loss
              OR
  Base Rent (2)
  Expense Reimbursement
  Laundry/Vending Income
  Parking Income
  Other Income

EFFECTIVE GROSS INCOME
                                                 (2) Use either gross potential (with Vacancy/Collection Loss) or Base Rents;
                                                     use negative $amt for Vacancy/Collection Loss

OPERATING EXPENSES:
  Real Estate Taxes
  Property Insurance
  Utilities
  Repairs and Maintenance
  Management Fees
  Payroll & Benefits Expense
  Advertising & Marketing
  Professional Fees
  General and Administrative
  Other Expenses
  Ground Rent
TOTAL OPERATING EXPENSES

OPERATING EXPENSE RATIO

NET OPERATING INCOME

  Capital Expenditures
  Extraordinary Capital Expenditures
TOTAL CAPITAL ITEMS

NET CASH FLOW

DEBT SERVICE (PER SERVICER)
NET CASH FLOW AFTER DEBT SERVICE

DSCR: (NOI/DEBT SERVICE)

DSCR: (NCF/DEBT SERVICE)

SOURCE OF FINANCIAL DATA:

      (i.e.. operating statements, financial statements, tax return, other)

================================================================================
NOTES AND ASSUMPTIONS: This report should be completed annually for "Normalization" of Borrower's numbers. Methodology used is per MBA/CMSA Standard Methodology unless otherwise noted. The "Normalized" column and corresponding comments should roll through to the Operating statement Analysis Report
================================================================================

INCOME COMMENTS:

EXPENSE COMMENTS:

CAPITAL ITEMS COMMENTS:

                                      EXHIBIT L

                                ENVIRONMENTAL POLICY

                                ENDORSEMENT NO. 1

THIS ENDORSEMENT, EFFECTIVE 12:01 A.M.: 5/29/01

FORMS A PART OF POLICY NO.: 195 03 54

ISSUED TO: Bank of America

BY: American International Specialty Lines Insurance Company

                     CHANGE TO DECLARATIONS - NAMED INSURED
                     --------------------------------------

         THIS ENDORSEMENT CHANGES THE POLICY. PLEASE READ IT CAREFULLY.

It is hereby agreed that Declarations Form 75793 (2/00), Item 1, Named Insured,
Item 2, Policy Period, Item 3, Limits of Liability, & Item 4, Deductible are amended as follows:

ITEM 1:    NAMED INSURED

           Wells Fargo Bank of Minnesota, N.A. as trustee for the holders of Banc of America Commercial Mortgage Inc., Commercial Mortgage Pass-Through Certificates, Series 2001-1
           100 North Tryon Street, 11th Floor
           Charlotte, NC 28255

           GMAC Commercial Mortgage Corporation, as Master Servicer for Wells Fargo Bank of Minnesota, N.A, as Trustee for the registered certificate holders of Commercial Mortgage Pass-Through Certificates, Series 2001-1

           Lennar Partners, Inc. as Special Servicer for GMAC Commercial Mortgage Corporation, as Master Servicer for Wells Fargo Bank of Minnesota, N.A. as Trustee for the registered certificate holders of Commercial Mortgage Pass-Through Certificates, Series 2001-1

ITEM 2:    POLICY PERIOD:         7/20/00 to 7/20/17

ITEM 3:    LIMITS OF LIABILITY:   Each Loss         $8,750,000
                                  Total all Losses  $8,750,000

ITEM 4:    DEDUCTIBLE:            Each Loss         $0

All other terms, conditions and exclusions remain the same.



                                                  /s/ Armand Pepin
                                     -------------------------------------------
                                              AUTHORIZED REPRESENTATIVE
                                     or countersignature (where required by law)

                                ENDORSEMENT NO. 3

THIS ENDORSEMENT, EFFECTIVE 12:01 A.M.: 5/29/01

FORMS A PART OF POLICY NO.: 341 74 52

ISSUED TO: Bank of America

BY: American International Specialty Lines Insurance Company

                     CHANGE TO DECLARATIONS - NAMED INSURED
                     --------------------------------------

         THIS ENDORSEMENT CHANGES THE POLICY. PLEASE READ IT CAREFULLY.

It is hereby agreed that Declarations Form 75793 (2/00), Item 1, Named insured, & Item 4, Deductible are amended as follows:

ITEM 1:    NAMED INSURED:

           Wells Fargo Bank of Minnesota, N.A. as trustee for the holders of Banc of America Commercial Mortgage Inc., Commercial Mortgage Pass-Through Certificates, Series 2001-1 100 North Tryon Street, 11th Floor Charlotte, NC 28255

           GMAC Commercial Mortgage Corporation, as Master Servicer for Wells Fargo Bank of Minnesota, NA. as Trustee for the registered certificate holders of Commercial Mortgage Pass-Through Certificates, Series 2001-1

           Lennar Partners, Inc. as Special Servicer for GMAC Commercial Mortgage Corporation, as Master Servicer for Wells Fargo Bank of Minnesota, N.A. as Trustee for the registered certificate holders of Commercial Mortgage Pass-Through Certificates, Series 2001-1

ITEM 4:    DEDUCTIBLE:            Each Loss         $0

All other terms, conditions and exclusions remain the same.



                                                  /s/ Armand Pepin
                                    -------------------------------------------
                                             AUTHORIZED REPRESENTATIVE
                                    or countersignature (where required by law)

                             AMERICAN INTERNATIONAL
                        SPECIALTY LINES INSURANCE COMPANY
                        A Capital Stock Insurance Company
                         175 Water Street, Twelfth Floor
                            New York, New York 10038

[AISL LOGO]
A Member Company of
American International
Group, Inc.

NAMED INSURED:      Wells Fargo Bank of Minnesota, N.A. as trustee for the
                    holders of Banc of America Commercial Mortgage Inc.,
                    Commercial Mortgage Pass-Through Certificates, Series 2001-1
AND                 100 North Tryon Street, 11th Floor
POST OFFICE:        Charlotte, NC 28255

              NOTICE: COVERAGE B PROVIDES CLAIMS-MADE-AND-REPORTED
                        COVERAGE. PLEASE READ CAREFULLY.

                    SECURED CREDITOR IMPAIRED PROPERTY POLICY
                                   (PORTFOLIO)

                                  DECLARATIONS

POLICY NUMBER: 341 76 84

ITEM 1:    NAMED INSURED       Wells Fargo Bank of Minnesota, N.A. as trustee
                               for the holders of Banc of America Commercial
                               Mortgage Inc., Commercial Mortgage Pass-Through
                               Certificates, Series 2001-1

           ADDRESS             100 North Tryon Street, 11th Floor
                               Charlotte, NC 28255

ITEM 2: POLICY PERIOD: FROM 5/29/01 TO   equal to each specific property's
                                         remaining loan Term (as listed on
                                         Schedule A) plus 7 years
                            12:01 A.M.   Standard time at the address of the
                                         Named Insured shown above.

ITEM 3: LIMITS OF LIABILITY Each Loss         $32,000,000

                            Total all Losses  $264,000,000

ITEM 4: DEDUCTIBLE:         Each Loss         $0

ITEM 5: INSURED PROPERTY(IES): See Schedule of Insured Property Endorsements


               Copyright, American International Group, Inc., 2000
         NOTICE: THIS INSURANCE IS NOT LICENSED BY THE STATE OF NEW YORK

ITEM 6: POLICY PREMIUM                        $340,000

Broker: Environmental Insurance Brokerage Services
        226 Lowell Street, B-4A
        Wilmington, MA 01887

ENDORSEMENTS: See Forms Schedule



                                                   /s/ Armand Pepin
                                         ------------------------------------
                                              AUTHORIZED REPRESENTATIVE
                                         or countersignature (in states where
                                                     applicable)












               Copyright, American International Group, Inc., 1999

                                 FORMS SCHEDULE

NAMED INSURED: Wells Fargo Bank of Minnesota, N.A. as trustee for the holders of
               Banc of America Commercial Mortgage Inc., Commercial Mortgage Pass-Through Certificates, Series 2001-1

POLICY NO: 341 76 84

EFFECTIVE 12:01AM: 5/29/01


FORM NAME                                                         FORM NUMBER
--------------------------------------------------------------------------------

AISLIC Secured Creditor Impaired Property Policy                  75795 (2/00)
Declarations Page
Schedule of Insured Properties
Minimum Earned Premium
Secured Creditor Impaired Property Endorsement
Additional Named Insured Endorsement
Schedule A Endorsement

                                ENDORSEMENT NO. 1

FORMS A PART OF POLICY NO.: 341 76 84

ISSUED TO: Wells Fargo Bank of Minnesota, N.A. as trustee for the holders of
           Banc of America Commercial Mortgage Inc., Commercial Mortgage Pass-Through Certificates, Series 2001-1

BY: American International Specialty Lines Insurance Company

                         SCHEDULE OF INSURED PROPERTIES
                         ------------------------------

         THIS ENDORSEMENT CHANGES THE POLICY. PLEASE READ IT CAREFULLY.

In consideration of the premium paid, it is hereby agreed that the following properties are scheduled as INSURED PROPERTIES effective 12:01 a.m. 5/29/01 and expires 12:01 a.m. equal to EACH SPECIFIC PROPERTY'S REMAINING LOAN TERM (AS LISTED ON SCHEDULE A) PLUS 7 YEARS:

BORROWER                       ADDRESS                        CITY               ZIP
--------                       -------                        ----               ---
Country Homes Village MHP      FM 741/Towns Road              Weir               TX
Sam's Club - Yuma AZ           1800 East Palo Verde Street    Yuma               AZ
2815 Camino Del Rio Building   2815 Camino Del Rio South      San Diego          CA
Renaissance Plaza              1644-1684 SW Willamette Falls  West Linn          OR
Courtright Lane Apartments     2269 Courtright Road           Columbus           OH
Freeway VIII Center            20007 44th Avenue West         Lynwood            WA
Southtown Blvd. Commercial     1881 Southtown Blvd.           Moraine (Dayton)   OH
Building
Park Plaza Shopping Center     789 Hebron Road                Heath              OH
The Fur Plaza                  4830-4848 Sunrise Highway      Sayville           NY
Broadway Shoppette             5553-5555 S. Broadway          Littleton          CO
Mountain View Mobile Home Park 3109 East Mulberry Street      Fort Collins       CO
Lantern Arms Apartments        848 Riverview Terrace          Dayton             OH
Windmill Courts Apartments     Clark Street                   Cazenovia          NY
Aiea Shopping Center           99-115 Aiea Heights Road       Aiea               HI
Capitol Mini-Storage #2        410 58th Street                Charlestown        WV
Desertbrook Apartments         3703 West Kennewick Avenue     Kennewick          WA
Elmtree Park Apartments        11023 Elmtree Park Dr          Indianapolis       IN
Real Property Services Office  818 W. Brooks Avenue           North Las Vegas    NV
Building
Sherbrook Apartments           8026 McFarland Court           Indianapolis       IN
Cherry Glen Apartments I & II  2752 Cherry Glen Way           Indianapolis       IN
Elmwood Apartments II          5111 Elmburst Road #3          West Palm Beach    FL
King's Colony Apartments       1425 King George Blvd.         Savannah           GA
Clearlake Pines Apartments II  2600 Clearlake Road #15A       Cocoa              FL
Brandywyne Apartments East     418 19th Street, SE            Winter Haven       FL

Woodlands Apartments of        5354 Deerbrook Lane            Columbus           OH
Columbus II
Sky Pines Apartments           4990 North Lane #902           Orlando            FL
Pine Knolls Apartments of      7393 Tara Road                 Jonesboro          GA
Clayton County
Woodland Apartments I & II     2909 Burroughs Drive #7        Orlando            FL
Cedarwood Apartments I & II    1306 Cedarbrook Drive          Goshen             IN
Harvest Grove Apartments       5239 Harvestwood Lane          Gahanna            OH
Sunnyside Apartments           909 West 20th Street           Tifton             GA
Deerwood Apartments            611 Mt. Homer Road             Eustis             FL
ImageMax Warehouse             1040 Wabash Avenue             Chesterton         IN
Laurel Court Apartments        125 St. Paul Drive             Fremont            OH
Fashion Bug/Wonder Bread       2605 East Main Street          Plainfield         IN
Morris Manor Apts.             5721-45 Morris Street          Philadelphia       PA
Lakemont Office Bldg.          11901 W. 48th Ave.             Wheat Ridge        CO
Prime Commercial               645 North Overland Avenue      Burley             ID
Partners-Burley
Honk's 99 Cent Retail Store
Parkside Manor Apartments      800-820 Montie Road            Lincoln Park       MI
Chelten Arms Apartments        500-502 West Chelten Avenue    Philadelphia       PA
Seattle Mini Storage           1100 Poplar Place South        Seattle            WA
Premier Plaza Shopping Center  1301-1321 W. Government Road   Brandon            MS
President & Bel Air Apts.      523-529 West Chelten Avenue    Philadelphia       PA
Marriott Courtyard-Embassy Row 1600 Rhode Island Avenue, NW   Washington         DC
Ballantyne Commons East        15007 John J. Delaney Dr.      Charlotte          NC
EDS Customer Relationship      300 10th Street                Clarion            IA
Management Inc. Building
Sunrise MHP                    3900 Lenore Drive              Wichita Falls      TX
Saddleback Technology Park #2  26631 Cabot Road               Mission Viejo      CA
Keystone MHP                   303 Gordy Road                 Bacliff            TX
Cedarwood Apartments           2411 Cedarwood Avenue          Lawrence           KS
Saddleback Technology Park #1  26621 Cabot Road               Mission Viejo      CA
Electric Machinery Enterprises 2515 East Hanna Avenue         Tampa              FL
Vanguard Self Storage          325 Trousdale Drive            Chula Vista        CA
Rite Aid, Highland Falls       188 Main Street                Highland Falls     NY
Freeport Office Center IV      3660 Regent Boulevard          Irving             TX
38-40 Colorado Blvd.           38-40 East Colorado Blvd.      Pasadena           CA
Pyramid Plaza                  7434 Louis Pasteur Drive       San Antonio        TX
Pico Boulevard                 8771 W. Pico Boulevard         Los Angeles        CA
US Storage Centers, Newport    1652 Newport Blvd.             Costa Mesa         CA
Dickinson Square               1500 S. Christopher Columbus   Philadelphia       PA
                               Boulevard
Premier Distribution           4013 Premier Avenue            Memphis            TN
Southpoint Shopping Center     7900 Florin Road               Sacramento         CA
Country Hills Mobile Estates   11901 W McDowell Road          Avondale           AZ

Suburban Acres-Rapid Estates   6763 Minnick Road, 6773        Lockport           NY
                               Rapids Road
Mangrove Square                1722 Mangrove Avenue           Chico              CA
800 California Street          800 California Street          Mountain View      CA
Westside Center                33301-33309 1st Avenue South   Federal Way        WA
Lake Meridian Apartments       14901 S E 272nd Street         Kent               WA
Center Pointe Business Park    1280, 1300, 1400 North         El Cajon           CA
                               Johnson Avenue
McNulty Road                   12285 McNulty Road             Philadelphia       PA
North Broadway Office          2333 North Broadway            Santa Ana          CA
Snug Harbor MHP                560 30th Avenue                Santa Cruz         CA
Airport Commerce Center        11840, 11860, 11904-11954 La   Del Aire           CA
                               Cienega Blvd.
The Sierras                    7158 Winton Way                Winton             CA
Grissom Lane Office Warehouse  11038 Grissom Lane             Dallas             TX
Building
0ee Street Office Warehouse    13777 Bee Street               Farmers            TX
Building
Hollywood MHP                  7230 4th Street North          St. Petersburg     FL
API Facility                   6620 Lakeside Road             West Palm Beach    FL
Glendale Office                815-819 E. Colorado Street     Glendale           CA
Shady Grove Shopping Center    2200 West Shady Grove Road     Irving             TX
Diamond Bar Plaza              1195 South Diamond Bar         Diamond Bar        CA
                               Boulevard
Colonial Pines                 550 Bilper Avenue              Lindenwold         NJ
Apartments/Kushner
Colonial Pines                 836 Cooper Landing Road        Cherry Hill        NJ
Apartments/Kushner                                            Township
Patrick Professional Plaza     3950-3960 East Patrick Lane    Las Vegas          NV
Cedar Gardens                  3701 North Rolling Road        Baltimore          MD
Apartments/Kushner
Cedar Towers                   3701 Twin Lakes Court          Baltimore          MD
Apartments/Kushner
Eastampton Gardens             A1 Bentley Road                Eastampton         NJ
Apartments/Kushner
Stealth II                     501 Technology Drive           Cecil Township     PA
Country Village                453 Country Drive              Dover              DE
Apartments/Kushner
Morally Wholesale Design       456 East Mission Road          San Marcos         CA
Center
Hershey Apartments             1104 Hershey Street            Bloomington        IL
Willedrob Apartments           2 Willedrob                    Bloomington        IL
Autumn Wood Apartments         3015B Autumn Wood Drive        Huntsville         AL
Vernon Stables                 305-327 East Vernon Drive      Normal             IL
High Street Office             849 High Street                Palo Alto          CA
Westbay Apartments             2000 Parson Street             Costa Mesa         CA
Acacia Court                   20250 Acacia Street            Newport Beach      CA

Tech Center Plaza              2910, 2911, 2921, 2931 North   Las Vegas          NV
                               Tenya Way
Minyard's Property             11445 Garden Road              Dallas             TX
Comfort Suites-BWI Airport     815 Elkridge Landing Road      Linthicum          MD
Baycrest Apartments            2707-2709 Wildwood Circle &    Caldwell           ID
                               2714-2718 Arlington Avenue
Prospect Office Building       857 Tenacity Drive             Longmont           CO
Alum Rock Self Storage         2487 Rock Avenue               San Jose           CA
Prudential Office Building     8 Lafayette Place              Hilton Head Island SC
Carswell Office Building       1 Park Lane                    Hilton Head Island SC
Stoneworks Showroom            28 Hunter Road                 Hilton Head Island SC
Enterprise Court               41715, 41743 and 41769         Temecula           CA
                               Enterprise Circle
ABI Distribution Center        4701 West Pointe Boulevard     Oklahoma City      OK
Bascom Square Apartments       222 North Muller Street        Anaheim            CA
Westwood Heights Apartments    445 SW 27th Avenue             Ft. Lauderdale     FL
Spring Park Shopping Center    19770 North Freeway            Spring             TX
Industrial Park South          1160 and 1234 Palmour Drive    Gainesville        GA
Waretech Industrial Park       3085 Reid Road                 Grand Blanc        MI
Torrance Self Storage          2515 Maricopa Street           Torrance           CA
Whipple Creek Apartments       2019 NE 179th Street           Ridgefield         WA
Westwood Apartments            4834 East Gettysburg Avenue    Fresno             CA
Keystone Industrial Park       2558 Pearl Buck road           Bristol            PA
Balboa Boulevard Building      9944 Balboa Avenue             San Diego          CA
Mountain View Villa MHC        21621 Sandia Avenue            Apple Valley       CA
PCS Holdings Corp Office       9501 E. Shea Boulevard         Scottsdale         AZ
Building
Magna Post Office              8470 West 2700 South           Magna              UT
Nation's Capital Archives      14811 Farm Creek Drive         Woodbridge         VA
Canoga Avenue Industrial       9667 Canoga Avenue             Chatsworth         CA
Holiday Rancho MHP             34184 County Line Road         Yucaipa            CA
Caledon Woods Professional     3 & 11 Caledon Court           Greenville         SC
Park Bldgs 3 & 11
Quality Distribution Center    130 West Jones Road            Fostoria           OH
Hackensack Industrial          100 Commerce Way               Hackensack         NJ
Buchanan Visual Communications 12400 Ford Road                Farmers Branch     TX
Carson Crest Apartments        1401 Carson Road               Birmingham         AL
CVS - Trenton, TN              2058 US Highway 45 Bypass      Trenton            TN
                               South
Lake Jasmine Apartments        1182 Redman Street             Orlando            FL
Vogue Apartments               3585-3595 Central Avenue       Fort Myers         FL
French Quarter                 6400 North Armenia Avenue      Tampa              FL
Marlboro Courts MHP            4261 Hillary Circle            West Palm Beach    FL
Columbia Apartment Portfolio   Summary Page                   Columbia           MO
Columbia Apartment             301 Tiger Lane                 Columbia           MO
Portfolio-Tiger Village Apts.

Columbia Apartment             109 N. Stadium Boulevard       Columbia           MO
Portfolio-Holiday House Apts.
Westport Commons Apartments    1545 Spruce Terrace            Tampa              FL
Parkside I & II                951 SW 11th Street and 1020    Gainesville        FL
                               SW Depot Avenue
Historic Mission Inn           3649 Mission Inn Avenue        Riverside          CA
Colony Apartments              2206 Whitegate Drive           Columbia           MO
Vintage Plaza                  3424 & 3416 Dale Road, and     Modesto            CA
                               2936 Veneman Avenue
A-1 Self Storage               2900 Monterey Road             San Jose           CA
Flinn Springs MHP              14595 Olde Highway 80          Flinn Springs      CA
Merchants Row Mall             2061-2071 Washington Street    Hanover            MA
                               (Route 53)
Quality Stores Inc. - Battle   6360 B Drive North             Battle Creek       MI
Creek, MI
Talley Plaza                   2702, 2800, 2828 North 44th    Phoenix            AZ
                               Street
South Charleston Mini-Storage  4126-4200 Kanawha Turnpike     South Charleston   WV
Forest Park Apartments         580 Dewdrop Circle             Forest Park        OH
Crowfield Plaza Shopping       971 Crowfield Blvd.            Goose Creek        SC
Center
La Quinta Springs Apartments   46896 Jefferson Street         Indio              CA
One Lake Park Office Building  2140 Lake Park Boulevard       Richardson         TX
Calverton Office Building #5   11785 Beltsville Drive         Beltsville         MD
Elliot & Price Mini Storage    2880 W. Elliot Road            Chandler           AZ
Indian Creek MHC               643 Indian Creek Road          Locust Grove       GA
Soaring Gulls Office Building  3200 Soaring Gulls Drive       Las Vegas          NV
Gough & Fell Apartments        300 Gough Street and 280 Fell  San Francisco      CA
                               Street
Kingston Pike                  7212 Kingston Pike             Knoxville          TN
Willows Corporate Center       11261 Willows Road             Redmond            WA
Holland Boone Shopping Center  15030 North Tatum Blvd.        Phoenix            AZ
Mariposa Manor MHC             945 W. Manor Drive             Nogales            AZ
Sandalwood Apartments          5070 E. Ashlan Ave.            Fresno             CA
Goose Creek Apartments         2 Goose Creek Drive            Bloomington        IL
Lake Park Tower Apartments     13855 Superior Road            East Cleveland     OH
Fountain Court Apartments      15415 35th Ave. West           Lynnwood           WA
Northwest-Spalding Building    319 SW Washington Street       Portland           OR
RCA - Royal Phoenician         16900 Northcase Drive          Houston            TX
Apartments
Northwest-Beaverton Center     14155-14255 SW Brigadoon Court Beaverton          OR
Ball Plastics Warehouse        2900 McLane Drive              Lysander           NY
Motts Warehouse                200 Dunn Road                  Lyons              NY
Sav-On Drug Store No. 96BT     702-704 North Azusa Avenue     West Covina        CA
Eagle One Distribution         105 Eagle Vista Parkway        Atlanta            GA
Warehouse
Northwest-Vancouver Business   3315 NE 112th Avenue           Vancouver          WA
Park

Eagle Two Distribution         100 Eagle Vista Parkway        Atlanta            GA
Warehouse
Arabi Shopping Center - Winn   7400 West Judge Perez Drive    Arabi              LA
Dixie #1434
Severn Place Office Building   2450 Severn Avenue             Metairie           LA
Keswick Village Apartments     2811 Keswick Village Court     Conyers            GA
Marlboro Village Center        Old Marlboro Pike and Brown    Upper Marlboro     MD
                               Station Road
RCA - Lexington Apartments     2620 LeJuene Drive             Biloxi             MS
RCA - Regency Arms             6363 San Felipe Road           Houston            TX
RCA - Royal St. Moritz         2050 Grayson Drive             Grapevine          TX
Apartments
Northwest-Plaza West           9600 SW Oak Street             Tigard             OR
Northwest-Cascade Building     520 SW Sixth Avenue            Portland           OR
Northwest-Hidden Valley        1750 112th Avenue, NE          Bellevue           WA
Arda Jean Apartments           2860 & 2862 South, 200 East    South Salt Lake    UT
                               Street
Kimberly Gardens MHP           24922 Muirlands Blvd.          Lake Forest        CA
Intermountain Self Storage     3960 2nd Avenue                Pocatello          ID
Downtown Mini Storage          1050 West Washington Blvd.     Los Angeles        CA

    All other terms, conditions and exclusions remain the same.



                                                  /s/ Armand Pepin
                                     -------------------------------------------
                                              AUTHORIZED REPRESENTATIVE
                                     or countersignature (where required by law)

                                ENDORSEMENT NO. 2

THIS ENDORSEMENT, EFFECTIVE 12:01 A.M.: 5/29/01

FORMS A PART OF POLICY NUMBER: 341 76 84

ISSUED TO: Wells Fargo Bank of Minnesota, N.A. as trustee for the holders of Banc of America Commercial Mortgage Inc., Commercial Mortgage Pass-Through Certificates, Series 2001-1

BY: American International Specialty Lines Insurance Company

                       MINIMUM EARNED PREMIUM ENDORSEMENT
                       ----------------------------------

         THIS ENDORSEMENT CHANGES THE POLICY. PLEASE READ IT CAREFULLY.

It is hereby agreed that the following minimum earned premium will apply:

         Binding Coverage    Minimum Premium Earned    100%

The premium will be 100% earned at inception of the Policy.

All other terms, conditions and exclusions shall remain the same.



                                                  /s/ Armand Pepin
                                     -------------------------------------------
                                              AUTHORIZED REPRESENTATIVE
                                     or countersignature (where required by law)

                                ENDORSEMENT NO. 3

THIS ENDORSEMENT, EFFECTIVE 12:01 AM, 5/29/01

FORMS A PART OF POLICY NO.: 341 76 84

ISSUED TO: Wells Fargo Bank of Minnesota, N.A. as trustee for the holders of Banc of America Commercial Mortgage Inc., Commercial Mortgage Pass-Through Certificates, Series 2001-1

BY: American International Specialty Lines Insurance Company

                 SECURED CREDITOR IMPAIRED PROPERTY ENDORSEMENT
                 ----------------------------------------------

         THIS ENDORSEMENT CHANGES THE POLICY. PLEASE READ IT CAREFULLY.

It is hereby agreed that the Policy is amended as follows:

1. Section II. NOTICE REQUIREMENTS AND CLAIM PROVISIONS, paragraph A, is deleted in its entirety and replaced with the following:

          A. The INSURED shall give written notice to the Company, as soon as possible but not later than forty-five (45) days after the INSURED first learns of the DEFAULT and POLLUTION CONDITIONS with respect to Coverage A, a CLAIM with respect to Coverage B, or POLLUTION CONDITIONS with respect to Coverage C to:

                   Manager, Pollution Insurance Products Unit
                   AIG Technical Services. Inc.
                   Environmental Claims Department
                   80 Pine Street, Sixth Floor
                   New York, New York 10005

                         and

                   Division Attorney - Pollution Legal Liability
                   Commerce and Industry Insurance Company
                   175 Water Street
                   New York, New York 10038

     or other address(es) as substituted by the Company in writing.

2. Section III. DUTIES OF THE INSURED IN THE EVENT OF LOSS, paragraph A is deleted in its entirety and replaced with the following:

          A. The INSURED shall furnish the following to the Company as soon as available and practicable after the INSURED first learns of the DEFAULT and POLLUTION CONDITIONS with respect to Coverage A, a CLAIM with respect to Coverage B, or POLLUTION CONDITIONS with respect to Coverage C:

               1.   all correspondence between the INSURED and any claimant;

               2. all demands, summons, notices or other processes or papers filed with a court of law, administrative agency or investigative body;

               3. all technical reports, laboratory data, field notes or any other documents generated by persons hired by the INSURED to investigate or remediate POLLUTION CONDITIONS;

               4. all expert reports, investigations and data collected by experts retained by the INSURED, whether or not the INSURED intends to use the material for any purpose;

               5. all other information developed or discovered by the INSURED concerning the DEFAULT and POLLUTION CONDITIONS, or LOSS.

3.   Section IV. EXCLUSIONS, paragraph G is deleted in its entirety.

4. Section VI. DEFINITIONS, paragraph D. CLEAN-UP COSTS, F. DEFAULT, and R. POLLUTION CONDITIONS are deleted in their entirety and replaced with the following, respectively:

          D. CLEAN-UP COSTS means expenses, including reasonable and necessary legal expenses incurred with the Company's written consent which consent shall not be unreasonably withheld or delayed, incurred in the investigation (including remedial studies and design), removal, remediation (including the associated monitoring), or disposal of soil, surfacewater, groundwater or other contamination:

               (1) to the extent required by ENVIRONMENTAL LAWS, or by court order or directive, the government or any political subdivision of the United States of America or any state thereof, or Canada; or

               (2) which have been actually incurred by the government or any political subdivision of the United States of America or any state thereof, or Canada or any province thereof, or by third-parties.

          F. DEFAULT means the failure of a BORROWER to make any part of a scheduled, periodic or final payment by the due date under the COMMERCIAL REAL ESTATE LOAN or the BORROWER'S failure to comply with items designated as the causes or events of default as provided by the terms of the COMMERCIAL REAL ESTATE LOAN. The DEFAULT shall be deemed to occur on the day after such due date under the COMMERCIAL REAL ESTATE LOAN provided that the DEFAULT was not cured within the applicable grace period as provided by the terms of the COMMERCIAL REAL ESTATE LOAN.

                  R. POLLUTION CONDITIONS means:

                  (1) with respect to Coverages A and C, the discharge, dispersal, release or escape of any solid, liquid, gaseous or thermal irritant or contaminant, including smoke, vapors, soot, fumes, acids, alkalis, toxic chemicals, hazardous substances, and waste materials into or upon land, or any structure on land, the atmosphere or any watercourse or body of water, including groundwater, resulting in concentrations or amounts exceeding maximum levels allowed by applicable ENVIRONMENTAL LAWS, or by governmental or court order or directive, acting under the authority granted by ENVIRONMENTAL LAWS, provided such conditions are not naturally present in the environment in the concentration or amounts discovered. POLLUTION CONDITIONS also includes the discharge, dispersal, release or escape of radon into any structure or on land.

                   (2) with respect to Coverage B, the discharge, dispersal, release, or escape of any solid, liquid, gaseous or thermal irritant or contaminant, including smoke, vapors, soot, fumes, acids, alkalis, toxic chemicals, and waste materials into or upon land, or any structure on land, the atmosphere or any watercourse or body of water, including groundwater, provided such conditions are not naturally present in the environment in the concentration or amounts discovered. POLLUTION CONDITIONS also includes the discharge, dispersal, release or escape of radon into any structure or on land.

5. Section VIII. CONDITIONS, paragraph A. ASSIGNMENT is deleted in its entirety and replaced with the following:

          A. ASSIGNMENT - This Policy may not be assigned without the prior written consent of the Company which consent shall not be unreasonably withheld. Assignment of interest under this Policy shall not bind the Company until its consent is endorsed thereon. However, this Policy may be assigned by the NAMED INSURED, without the Company's prior written consent to a SERVICER or TRUSTEE, or another entity which has, directly or indirectly, invested in or loaned money in connection with an INSURED PROPERTY. The NAMED INSURED must provide the Company written notice of such assignment within forty-five (45) days of the effective date of the assignment.

All other terms, conditions and exclusions shall remain the same.



                                                  /s/ Armand Pepin
                                     -------------------------------------------
                                              AUTHORIZED REPRESENTATIVE
                                     or countersignature (where required by law)

                                ENDORSEMENT NO. 4

THIS ENDORSEMENT, EFFECTIVE 12:01 A.M.: 5/29/01

FORMS A PART OF POLICY NUMBER: 341 76 84

ISSUED TO: Wells Fargo Bank of Minnesota, N.A. as trustee for the holders of Banc of America Commercial Mortgage Inc., Commercial Mortgage Pass-Through Certificates, Series 2001-1

BY: American International Specialty Lines Insurance Company

                        ADDITIONAL INSURED(S) ENDORSEMENT
                        ---------------------------------

         THIS ENDORSEMENT CHANGES THE POLICY. PLEASE READ IT CAREFULLY.

It is hereby agreed that the following entity(ies) is (are) included as an additional INSURED(S). Coverage for such additional INSURED(S) applies under this Endorsement:

1. Solely to the additional INSURED'S liability arising out of the NAMED INSURED'S ownership, security interest in, operation, maintenance or use of the INSURED PROPERTY(IES) and

2. Only if the additional INSURED is named in a suit as a co-defendant with the NAMED INSURED, alleging the additional insured is liable on the basis described in paragraph 1 above,

                              ADDITIONAL INSURED(S)
                              ---------------------

 GMAC Commercial Mortgage Corporation, as Master Servicer for Wells Fargo Bank
     of Minnesota, N.A as Trustee for the registered certificate holders of Commercial Mortgage Pass-Through Certificates, Series 2001-1

     Lennar Partners, Inc. as Special Servicer for GMAC Commercial Mortgage Corporation, as Master Servicer for Wells Fargo Bank of Minnesota, N.A. as
 Trustee for the registered certificate holders of Commercial Mortgage
                    Pass-Through Certificates, Series 2001-1

All other terms and conditions remain unchanged.



                                                  /s/ Armand Pepin
                                     -------------------------------------------
                                              AUTHORIZED REPRESENTATIVE
                                     or countersignature (where required by law)

SCHEDULE A

---------------------------------------------------------------------------------------------------------------
    No.       Loan Number                     Property Name                                    Property Type
---------------------------------------------------------------------------------------------------------------
    1            51020             Premier Plaza Shopping Center                                 Retail
    2            51084             Ballantyne Commons East                                       Retail
    3            51225             2815 Camino Del Rio Building                                  Office
    4            51674             Shady Grove Shopping Center                                   Retail
    5            51872             Comfort Suites-BWI Airport                                    Hotel
    6            51833             Courtright Lane Apartments                                    Multifamily
    7            51835             Park Plaza Shopping Center                                    Retail
    8            51837             Capital Mini-Stroage #2                                       Mini Storage
    9            61838             South Charleston Mini-Storage                                 Mini Storage
   10            51941             Real Property Services Office Building                        Office
   11            51942             Clearlake Pines Apartments II                                 Multifamily
   12            51943             Elmwood Apartments II                                         Multifamily
   13            51944             Woodland Apartments I & II                                    Multifamily
   14            51945             Sky Pines Apartments                                          Multifamily
   15            51948             Deerwood Apartments                                           Multifamily
   16            51947             Brandywine Apartments East                                    Multifamily
   17            51948             Pine Knoll Apartments of Clayton County                       Multifamily
   18            51849             Sunnyside Apartments                                          Multifamily
   19            51950             King's Colony Apartments                                      Multifamily
   20            51951             Laurel Court Apartments                                       Multifamily
   21            51952             Woodlands Apartments of Columbia II                           Multifamily
   22            51953             Harvest Grove Apartments                                      Multifamily
   23            51954             Cedarwood Apartments I & II                                   Multifamily
   24            51955             Cherry Glen Apartments I & II                                 Multifamily
   25            51956             Sherbrook Apartments                                          Multifamily
   26            51957             Elmtree Park Apartments                                       Multifamily
   27            51958             Fashion Bug Wonder Bread                                      Retail
   28            51973             Desertbrook Apartments                                        Multifamily
   29            51974             Seattle Mini Storage                                          Mini Storage
   30            51977             Aida Jean Apartments                                          Multifamily
   31            51978             Renaissance Plaza                                             Office
   32            51979             Broadway Shoppette                                            Retail
   33            51980             Southtown Blvd. Commercial Building                           Industrial
   34            51981             The Fur Plaza                                                 Retail
   35            51982             Lantam Arms Apartments                                        Multifamily
   36            51983             Image Wax Warehouse                                           Industrial
   37            51984             Freeway VIII Central                                          Retail
   38            51985             Mountain View Mobile Home Park                                Mobile Home
   39            51986             Windmill Courts Apartments                                    Multifamily
   40            51987             Prime Commercial Parners-Burley Honk's 99 Cent  Retail        Retail
   41            51989             Parkside Manor Apartments                                     Multifamily
   42            51990             Lakamont Office Bldg.                                         Office
   43            52141             Tech Center Plaza                                             Office
   44            52336             Downtown Mini Storage                                         Mini Storage
   45            52387             Magna Post Office                                             Office
   46            52536             Manyard's Property                                            Retail
   47            52533             Marriott Courtyard - Embassy Row                              Hotel
   48            52587             Marlboro Village Center                                       Hotel
   49            53079             Colony Apartments                                             Multifamily
   50            53127             Elliot & Price Mini Storage                                   Mini Storage
   51            53169             Columbia Apartment Portfolio                                  Multifamily
   52            53169             Columbia Apartment Portfolio - Tiger Village Apts             Multifamily
   53            53169             Columbia Apartment Portfolio - Holiday House Apts.            Multifamily
   54            53169             Columbia Apartment Portfolio - Gatehouse Apts.                Multifamily
   55            53247             Fountain Court Apartments                                     Multifamily
   56            53343             Aiea Shopping Center                                          Retail
   57            53408             Cedar Gardens Apartments/Kushner                              Multifamily
   58            53407             Cedar Towers Apartments/Kushner                               Multifamily
   59            53410             Colonial Apartments/Kushner                                   Multifamily
   60            53411             Colonial Pines Apartments/Kushner                             Multifamily
   61            53412             Country Village Apartments Kushner                            Multifamily
   62            53414             Eastampton Gardens Apartments Kushner                         Multifamily
   63            53509             Goose Creek Apartments                                        Multifamily
   64            53529             Hackensack Industrial                                         Industrial
   65            53531             One Lake Park Office Building                                 Office
   66            53552             A-1 Self Storage                                              Mini Storage
   67            53570             CVS - Trenton, TN                                             Retail
   68            63630             Westwood Heights Apartments                                   Multifamily
   69            53878             Nation's Capital Archives                                     Industrial
   70            53749             Caledon Woods Professional Park Bldgs 3 & 11                  Office
   71            53806             Ball Plastics/Motts Warehouse - Summary                       Industrial
   72            53808             Motts Warehouse                                               Industrial
   73            63808             Ball Plastics Warehouse                                       Industrial
   74            53879             Talley Plaza                                                  Office
   75            53894             Merchants Row Mall                                            Retail
   76            53985             Spring Park Shopping Center                                   Retail
   77            53967             PCS Holdings Corp. Office Building                            Office
   78            54028             Westwood Apartments                                           Multifamily
   79            54055             Keystone Industrial Park                                      Industrial
   80            54058             315 Park Avenue                                               Office
   81            54109             Sandalwood Apartments                                         Multifamily
   82            64134             Holland Boone Shopping Center                                 Retail
   83            64141             Sav-On Drug Store No. 5687                                    Retail
   84            54221             Eagle One Distribution Warehouse                              Industrial
   85            34221             Eagle Two Distribution Warehouse                              Industrial
   86            54228             Westport Commons Apartments                                   Multifamily
   87            54297             Sam's Club - Yuma AZ                                          Retail
   88            54321             Parkside I & II                                               Multifamily
   89            54322             Vintage Plaza                                                 Retail
   90            64948             Vogue Apartments                                              Multifamily
   91            54449             French Quarter                                                Multifamily
   92            54473             Crowfield Plaza Shopping Center                               Retail
   93            54503             Gough & Fall Apartments                                       Multifamily
   94            54538             Arahl Shopping Center - Winn Dixie # 1434                     Retail
   95            54608             Severn Place Office Building                                  Office
   96            64625             Lake Park Tower Apartments                                    Multifamily
   97            54658             701 Gateway Office Building                                   Office
   98            64864             Freeport Office Center IV                                     Office
   99            64874             Historic Mission, Inc.                                        Hotel
  100            64700             EDS Customer Relationship Management Inc. Building            Industrial
  101            34739             Northwest-Beaverton Center                                    Office
  102            51740             Northwest-Vancouver Business Park                             Industrial
  103            54742             Northwest-Plaza West                                          Office
  104            54745             Northwest-Cascade Building                                    Office
  105            54748             Northwest-Spalding Building                                   Office
  106            54748             Northwest -Hidden Valley                                      Office
  107            54781             Keswick Village Apartments                                    Multifamily
  108            54812             RCA- Lexington Apartments                                     Multifamily
  109            64813             RCA - Regency Arms                                            Multifamily
  110            64814             RCA - Royal Phoenician Apartments                             Multifamily
  111            51816             RCA-Royal St. Moritz Apartments                               Multifamily
  112            600012            38-40 Colorado Blvd.                                          Retail
  113            600055            Prospect Office Building                                      Office
  114          245990123           Cedarwood Apartments                                          Multifamily
  115          400003143           Keystone, MHP                                                 Mobile Home Park
  116          416000149           Saddleback Technology Park #2                                 Industrial
  117          415990127           Saddleback Technology Park #1                                 Industrial
  118          415990105           Vanguard Self Storage                                         Self-Storage
  119          276000145           Rite Aid Highland Falls                                       Retail
  120          302000148           Lake Meridian Apartments                                      Multifamily
  121          430990121           Electric Machinery Enterprises                                Industrial
  122          410690031           Morris Manor Apts.                                            Multifamily
  123          410990003           Chadlan Arms Apartments                                       Multifamily
  124          410890032           President & Bel Air Apts.                                     Multifamily
  125          430890126           Grissom-Bee Street Warehouses (Roll-up)                       Industrial
  126          430590128A          Grissom Lane Office Warehouse Building                        Industrial
  127          430990128B          Bee Street Office Warehouses Building                         Industrial
  128          295000135           US Storage Centers, Newport                                   Self-Storage
  129          330000???           Southpoint Shopping Center                                    Retail
  130          400000154           Country Hills Mobile Estates                                  Mobile Home Park
  131          302000148           Pico Boulevard                                                Retail
  132          400000162           Surburban Acres-Realty Estates                                Mobile Home Park
  133          400000141           Premier Distribution                                          Industrial
  134          302000163           The Sierras                                                   Multifamily
  135          280990122           Pyramid Plaza                                                 Office
  136          400000183           Snug Harbor MHP                                               Mobile Home Park
  137          308000170           Mangrove Square                                               Retail
  138          400990118           Sunrise MHP                                                   Mobile Home Park
  139          415000152           Center Pointe Business Park                                   Industrial
  140          800000173           Westside Center                                               Office
  141          304000155           800 California Street                                         Office
  142          300980018            Kimberly Gardens, MHP                                        Mobile Home Park
  143          275000160           McNulty Road                                                  Industrial
  144          400000169           Airport Commerce Center                                       Industrial
  145          415000195           Westbay Apartments                                            Multifamily
  146          615000171           API Facility                                                  Office
  147           24000220           Acacia Court                                                  Office
  148          400000181           Hollywood MHP                                                 Mobile Home Park
  149          400000188           Country Homes Village MHP                                     Mobile Home Park
  150          240000167           North Broadway Office                                         Office
  151          415000183           Glendale Office                                               Office
  152          400000201           Autumn Wood Apartments                                        Multifamily
  153          8200001B0           Weistech Industrial Park                                      Industrial
  154          275850124           Morally Wholesale Design Center                               Industrial
  155          275950124           Dickinson Square                                              Office
  156          415000207           Diamond Bar Plaza                                             Retail
  157          820000198           Vernon Stables                                                Multifamily
  158          309090203           Patrick Professional Plaza                                    Office
  159          820000210           Hershey & Wiledrob Apts. Roll Up                              Multifamily
  160          820000210A          Hershey Apartments                                            Multifamily
  161          8200002108          Wiledrob Apartments                                           Multifamily
  162          312000210           Stealth II                                                    Office
  163          410000198           Baycrest Apartments                                           Multifamily
  164          100000215           Prudential, Stoneworks & Carewell Buildings                   Various
  165          100000215A          Prudential Office Building                                    Office
  166          1000002158          Carewell Office Building                                      Office
  167          1000002150          Stoneworks Showroom                                           Industrial
  168          310000302           High Street Office                                            Office
  169          302000168           Alum Rock Self Storage                                        Self-Storage
  170          440000208           Intermountain Self Storage                                    Self-Storage
  171          311000205           Enterprise Court                                              Office
  172          600000218           Whipple Creek Apartments                                      Multifamily
  173          302000206           Torrance Self Storage                                         Self-Storage
  174          240000204           ABI Distribution Center                                       Industrial
  175          100000225           Industrial Park South                                         Industrial
  176          415000222           Bassom Square Apartments                                      Multifamily
  177          314000202           Canoga Avenue Industrial                                      Industrial
  178          300000248           Quality Distribution Center                                   Industrial
  179          400000228           Carson Crest Apartments                                       Multifamily
  180          400000262           Lake Jasmine Apartments                                       Multifamily
  181           15000221           Mountain View ??? MHC                                         Mobile Home Park
  182          31100021P           Buchanan Visual Communications                                Industrial
  183          400000231           Holiday Rancho MHP                                            Mobile Home Park
  184          400000203           Flinn Springs MHP                                             Mobile Home Park
  185          415000242           La Qulpta Springs Apartments                                  Multifamily
  186          250009223           Calverton Office Building #5                                  Office
  187          100000268           Forest Park Apartments                                        Multifamily
  188          800000214           Willows Corporate Center                                      Office
  189          400000275           Soaring Gulls Office Building                                 Office
  190          400000287           Mariposa Manor MHO                                            Mobile Home Park
  191          400000229           Marlboro Courts MHP                                           Mobile Home Park
  192          430000217           Balboa Boulevard Building                                     Industrial
  193          308000248           Quality Stones Inc. -- BattleCreek, MI                        Retail
  194          400000255           Indan Creek MHO                                               Mobile Home Park
  195          318000261           Kingston Pike                                                 Retail

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                      Original
  No.             Property Address                       Property City                State         Zip Code       Prin. Balance
------------------------------------------------------------------------------------------------------------------------------------
   1      1301-1321 W. Government Rd                       Brandon                     MS            39042           5,544,000
   2      13007 John J. Delaney Dr.                        Charlotte                   NC            28277          14,750,000
   3      2815 Camino Del Rio South                        San Diego                   CA            92108           3,850,000
   4      2200 West Shady Grove Road                       Irving                      TX            75080           5,200,000
   5      815 Elkridge Landing Road                        Linthicum                   MD            21090           6,580,000
   6      2269 Courtright Road                             Columbia                    OH            43233           1,140,000
   7      789 Hebron Road                                  Heath                       OH            43056           2,800,000
   8      410 56th Street                                  Charleston                  WV            28004           2,173,000
   9      4128-4200 Kanawha Turnpike                       South Charleston            WV            25009           1,221,000
  10      816 W. Brooks Avenue                             North Las Vegas             NV            88030           2,582,000
  11      2600 Clearlake Road #18A                         Cocoa                       FL            38222            800,000
  12      5111 Elmhurst Road #3                            West Palm Beach             FL            33417           1,350,000
  13      2909 Burroughs Drive #7                          Orlando                     FL            32816           3,625,000
  14      4990 North Lane #902                             Orlando                     FL            32803           2,325,000
  15      611 Mt. Homer Road                               Eusis                       FL            32728            681,250
  16      416 19th Street, SE                              Winter Haven                FL            33684           6,000,000
  17      7393 Tara Road                                   Jonesboro                   GA            30236           1,230,000
  18      809 West 29th Street                             Tilton                      GA            31784           1,342,000
  19      1425 King George Blvd.                           Savannah                    GA            31419           2,100,000
  20      125 St. Paul Drive                               Fremont                     OH            43420           1,125,000
  21      6054 Deerbrook Lane                              Columbus                    OH            43213           1,575,000
  22      5239 Harvestwood Lane                            Gahanna                     OH            43230           1,850,000
  23      1306 Cedarbrook Drive                            Goshen                      IN            46526           1,850,000
  24      2752 Cherry Glen Way                             Indianapolis                IN            46227           3,200,000
  25      8026 McFarland Court                             Indianapolis                IN            48227           1,888,250
  26      11023 Elmtree Park Dr.                           Indianapolis                IN            48229           1,500,000
  27      2605 East Main Street                            Plainfield                  IN            46183           1,025,000
  28      3703 West Kannawick Avenue                       Kennawick                   WA            99306           3,187,000
  29      1100 Poplar Place South                          Seattle                     WA            98144           1,873,000
  30      2860 & 2882 South 200 East Street                South Salt Lake             UT            84115           1,949,000
  31      1644-1684 SW Willemette Falls                    West Linn                   CA            97068            750,000
  32      5550-5555 S. Broadway                            Littleton                   CO            80121            430,000
  33      1851 Southtown Blvd.                             Morraina (Dayton)           OH            45409           1,087,500
  34      4830-4846 Sunrise Highway                        Sayville                    NY            11782            750,000
  35      648 Riverview Terrace                            Dayton                      OH            45407            600,000
  36      1040 Wabash Avenue                               Chesterton                  IN            48304            600,000
  37      20007 44th Avenue West                           Lynnwood                    WA            98038            700,000
  38      3109 East  Mulberry Street                       Fort Collins                CO            60624            815,000
  39      Clark Street                                     Cazenovia                   NV            13035            500,000
  40      645 North Overland Avenue                        Burley                      ID            60318            320,000
  41      600-620 Month Road                               Lincoln Park                MI            45145            750,000
  42      11501 W. 48th Avenue                             Wheat Ridge                 CO            80103            730,000
  43      2901, 2911, 2821 & 2501 North Tampa Way          Las Vegas                   NV            89128           7,000,000
  44      1050 West Washington Blvd.                       Los Angeles                 CA            80315           3,340,000
  45      8470 West 2700 South                             Magna                       UT            84014           2,450,000
  46      11445 Garland Road                               Dallas                      TX            75218           2,610,000
  47      1600 Rhode Island Avenue, NW                     Washington                  DC            20038          13,800,000
  48      Old Marlboro Pike and Brown Station Road         Upper Marlboro              MD            20772          10,400,000
  49      2208 Whitegate Drive                             Columbia                    MD            56203           5,650,000
  50      2360 W. Elliot Road                              Chandler                    AZ            56224           1,600,000
  51      Summary Page                                     Multiple                    MO          Multiple         11,000,000
  52      301 Tiger Lane                                   Columbia                    MO            65203
  53      100 N. Stadium Boulevard                         Columbia                    MO            65203
  54      2401 West Broadway                               Columbia                    MO            65203
  55      15445 35th Ave. West                             Lynnwood                    WA            98307           7,600,000
  56      99-115 Aiea Heights Road                         Aiea                        HI            96701           6,065,065
  57      2701 North Rolling Road                          Baltimore                   MD            21244           6,304,857
  58      3701 Twin Lakes Court                            Baltimore                   MD            21244           5,335,171
  59      638 Cooper Landing Road                          Cherry Hill Township        NJ            08002           7,907,885
  60      560 Bilper Avenue                                Lindenwold                  NJ            08021          11,059,835
  61      450 Country Drive                                Dover                       DE            18801           7,356,340
  62      A1 Bentley Road                                  Eastampton                  NJ            08060           6,977,812
  63      2 Goose Creek Drive                              Bloomington                 IL            61701           3,880,000
  64      100 Commerce Way                                 Hackensack                  NJ            07601           1,800,000
  65      2140 Lake Park Boulevard                         Richardson                  TX            76085          25,800,000
  66      280 Monterey Road                                San Jose                    CA            83111           5,100,000
  67      2056 US Highway 45 Bypass South                  Trenton                     TN            35382           1,072,000
  68      445 SW 27th Avenue                               Ft. Lauderdale              FL            33312            600,000
  69      14811 Farm Creek Drive                           Woodbridge                  VA            22181           2,400,000
  70      3 & 11 Caledon Court                             Greenville                  SC            29815           2,822,060
  71      Summary Page                                     Multiple                    NY          Multiple          6,000,000
  72      200 Dunn Road                                    Lyons                       NY            14489
  73      2803 McLane Drive                                Lysander                    NY            13027
  74      2702, 2600, 2828 North 44th Street               Phoenix                     AZ            85004          16,000,000
  75      2061-2071 N. Washington Street/Route 531         Hanover                     MA            02039           4,150,000
  76      19770 North Freeway                              Spring                      TX            77373           2,300,000
  77      9501 E. Shea Boulevard                           Scotsdale                   AZ            85260          24,700,000
  78      4834 East Gettysburg Avenue                      Fresno                      CA            83726           2,683,000
  79      2558 Pearl Buck Road                             Bristol                     PA            19077           4,118,635
  80      315 Park Avenue South                            New York                    NY            10010          87,200,000
  81      5070 E. Ashlan Avenue                            Fresno                      CA            93727           2,300,000
  82      15000 North Taluro Boulevard                     Phoenix                     AZ            85002           1,725,000
  83      702-704 North Azusa Avenue                       West Covina                 CA            91791           3,600,000
  84      105 Eagle Vista Parkway                          Atlanta                     GA            30338          17,681,500
  85      100 Eagle Vista Parkway                          Atlanta                     GA            30336          11,225,000
  86      1545 Spruce Terrace                              Tampa                       FL            33637           4,000,000
  87      1800 East Palo Verde Street                      Yuma                        AZ            85365           1,850,000
  88      951 SW 11th Street and 1020 SW Depot Avenue      Gainesville                 FL            32801           1,250,000
  89      3424 & 3416 Dale Road, and 2906 Venaman Avenue   Modesto                     CA            95356           1,500,000
  90      3685-3595 Central Avenue                         Fort Myers                  FL            33901           2,175,000
  91      6400 North Armenta Avenue                        Tampa                       FL            33804           1,850,000
  92      871 Crowfield Blvd                               Goose Creek                 SC            29202           3,160,000
  93      330 Gough Street and 280 Fall Street             San Francisco               CA            94102          10,000,000
  94      7400 West Judge Perez Drive                      Arabi                       LA            70002           5,560,000
  95      2450 Savarn Avenue                               Valeria                     LA            70001           8,500,000
  96      13855 Superior Road                              East Cleveland              OH            44118           4,060,000
  97      701 Gateway Boulevard                            South San Francisco         CA            84050          34,000,000
  98      3860 Flagard Boulevard                           Irving                      TX            76053          14,900,000
  99      3848 Mission Inn Avenue                          Riverdale                   CA            92501          18,000,000
 100      300 10th Street                                  Clarion                     IA            80525           2,600,000
 101      14158-14255 SW Brigadoon Court                   Beaverton                   OR            97005           3,300,000
 102      3315 NE 112th Avenue                             Vancouver                   WA            96882           4,600,000
 103      9600 SW Oak Street                               Tigard                      OR            97220           7,370,000
 104      520 SW Sixth Avenue                              Portland                    OR            97204           8,900,000
 105      318 SW Washington Street                         Portland                    OR            97204           5,780,000
 106      1750 112th Avenue, NE                            Bellevue                    WA            95004          16,500,000
 107      2811 Keswick Village Court                       Conyers                     GA            30012          16,900,000
 108      2520 LaJuana Drive                               Biloxi                      MS            36531           9,520,000
 109      6360 San Felipe Road                             Houston                     TX            77057          11,060,000
 110      18500 Northchase Drive                           Houston                     TX            77080           9,163,050
 111      2050 Grayson Drive                               Grapevine                   TX            76061          20,600,000
 112      38-40 East Colorado Blvd.                        Pasadena                    CA            91105           1,120,000
 113      857 Tenacity Drive                               Longmont                    CO            80504            882,605
 114      8411 Cedarwood Avenue                            Lawrence                    KS            86046           1,600,000
 115      303 Goody Road                                   Bacliff                     TX            77518            650,000
 116      28831 Cabot Road                                 Mission Viejo               CA            92603            765,000
 117      28821 Cabot Road                                 Mission Viejo               CA            92659            745,000
 118      326 Truesdale Drive                              Chula Vista                 CA            92138           4,060,000
 119      188 Main Street                                  Highland Falls              NY            10928           1,225,000
 120      14901 S. E. 272 Street                           Kent                        WA            98042           8,500,000
 121      2816 East Hanna Avenue                           Tampa                       FL            33610           3,030,000
 122      5721-45 Morris Street                            Philadelphia                PA            19144           1,100,000
 123      500-502 West Chelton Avenue                      Philadelphia                PA            19144            856,000
 124      523-529 West Chelton Avenue                      Philadelphia                PA            19144           1,240,812
 125      Various                                          Various                   VARIOUS        various          1,420,000
 126      11006 Grissom Lane                               Dallas                      TX            75225
 127      13777 Bee Street                                 Farmers Branch              TX            75234
 128      1632 Newport Blvd.                               Costa Mesa                  CA            92627            881,000
 129      7900 Florin Road                                 Sacramento                  CA            93826           2,250,000
 130      11901 W. McDonald Road                           Avondale                    AZ            95323           1,400,000
 131      8771 W. Pico Boulevard                           Los Angeles                 CA            9?035           1,307,000
 132      6760 Minnick Road, 6773 Rapids Road              Lockport                    NY            14094           6,430,000
 133      4013 Premier Avenue                              Memphis                     TN            35118           2,100,000
 134      7156 Winton Way                                  Winton                      CA            95088           1,850,000
 135      7434 Louis Pasteur Drive                         San Antonio                 TX            78228           2,900,000
 136      360 30th Avenue                                  Santa Cruz                  CA            95062           2,300,000
 137      1722 Mangrove Avenue                             Chico                       CA            95826           1,500,000
 138      3600 Lendie Drive                                Wichita Falls               TX            76306           1,550,000
 139      1280, 1300, 1200 North Johnson Avenue            El Cajon                    CA            92020           6,685,000
 140      33301 -33309 1st Avenue South                    Federal Way                 WA            98003           3,600,000
 141      800 California Street                            Mountain View               CA            94040           5,000,000
 142      24922 Mulranda Blvd.                             Lake Forest                 CA            92800           2,400,000
 143      12285 McNulty Blvd.                              Philadelphia                PA            98118           2,150,000
 144      11640, 11880, 11904, 11954 LaCinega Blvd.        Del Alta                    CA            90250           5,400,000
 145      2000 Parson Street                               Costa Mesa                  CA            92627           3,500,000
 146      6820 Lakeside Road                               West Palm Beach             FL            33411           1,255,000
 147      20250 Acacia Street                              Newport Beach               CA            92640           3,000,000
 148      7230 4th Street North                            St. Petersburg              FL            33702           3,500,000
 149      FM 741Towns Road                                 Waco                        TX            78827           1,950,000
 150      2333 North Broadway                              Santa Ana                   CA            92708           2,800,000
 151      815 - 819 E. Colorado Street                     Glendale                    CA            91205           2,235,000
 152      30158 Autumn Wood Drive                          Huntsville                  AL            35816           2,600,000
 153      3085 Raid Road                                   Grand Blanc                 NJ            48438          15,700,000
 154      456 East Mission Road                            San Marcos                  CA            92078           1,500,000
 155      1500 S. Christopher Columbus Boulevard           Philadelphia                PA            19147           2,843,500
 156      1195 South Diamond Bar Boulevard                 Diamond Bar                 CA            91765           1,050,000
 157      305-327 East Vernon Drive                        Normal                      IL            81761           7,400,000
 158      3850-3960 East Patrick Lane                      Las Vegas                   NV            89120           1,800,000
 159      Various                                          Various                   Various        Various          1,190,000
 160      1104 Hershey Street                              Bloomington                 IL            61704
 161      2 Wiledrob                                       Bloomington                 IL            61704
 162      601 Technology Drive                             Cecil Township              PA            15317          40,900,000
 163      2707-2709 Wildwood Circle & 2714-2718
          Arlington Avenue                                 Caldwell                    ID            83605           1,110,877
 164      Various                                          Various                   Various        Various          2,925,000
 165      8 Lafayette Place                                Hilton Head Island          SC            25926
 166      1 Park Lane                                      Hilton Head Island          SC            25926
 167      28 Hunter Road                                   Hilton Head Island          SC            25926
 168      849 High Street                                  Palo Alto                   CA            94301           3,100,000
 169      2487 Alum Rock Avenue                            San Jose                    CA            95118           4,800,000
 170      3860 2nd Avenue                                  Pocatello                   ID            63204           1,100,000
 171      41716,41743 and 41789 Enterprise Circle          Tamecula                    CA            92540           2,600,000
 172      2019 NE 179th Street                             Ridgefield                  WA            88642           8,950,000
 173      2315 Maricopa Street                             Torrance                    CA            80500           2,525,000
 174      4701 West Pointe Boulevard                       Oklahoma City               OK            73278           5,600,000
 175      1180 and 1234 Palmetto Drive                     Gainesville                 GA            30500           8,000,000
 176      222 North Muller Street                          Anaheim                     CA            92801           6,750,000
 177      9587 Canoga Avenue                               Chatsworth                  CA            91311           3,520,000
 178      100 West Jones Road                              Fostoria                    OH            44830           6,250,000
 179      1403 Carson Road                                 Birmingham                  AL            35215           2,425,000
 180      1182 Redman Street                               Orlando                     FL            32639          11,000,000
 181      21621 Sandia Avenue                              Apple Valley                CA            92307           1,000,000
 182      12400 Ford Road                                  Farmers Branch              TX            75234           4,275,000
 183      34184 County Line Road                           Yucaipa                     CA            92399           1,500,000
 184      14596 Olde Highway Bd.                           Flinn Springs               CA            92021           1,350,000
 185      46898 Jefferson Street                           Indlo                       CA            92301           3,820,000
 186      11785 Beltsville Drive                           Beltsville                  MD            20705          16,000,000
 187      580 Dewdrop Circle                               Forest Park                 OH            45240          12,500,000
 188      11281 Willows Road                               Redmond                     WA            88062          10,500,000
 189      3100 Soaring Gulls Drive                         Las Vegas                   NV            69128           2,315,000
 190      945 W. Manor Drive                               Nogales                     AZ            85621           2,850,000
 191      4261 Hilary Circle                               West Palm Beach             FL            33408           2,760,000
 192      8944 Balboa Avenue                               San Diego                   CA            92123           2,700,000
 193      8350 S. Drive North                              Battle Creek                MI            49014           1,650,000
 194      843 Indian Creek Road                            Locust Grove                GA            30248           4,000,000
 195      7212 Kingston Pike                               Knoxville                   TN            37819           2,000,000

---------------------------------------------------------------------------------------------------------------------------------
                                    Amortization         Loan Term                   LTV Cut-off       Lien          Loan
  No.         Cut-off Balance           Type              (months)    Year Built        Value        Position       Purpose
---------------------------------------------------------------------------------------------------------------------------------
   1             6,462,232            Balloon               120          1999           75.6%          First       Refinance
   2            11,552,472            Balloon               120          1998           52.7%          First       Refinance
   3             3,848,012            Balloon               120          1978           70.0%          First       Cash Out
   4             6,173,055            Balloon               120          1970           73.8%          First       Purchase
   5             6,496,406            Balloon               120          1997           88.0%          First       Cash Out
   6             1,104,762            Balloon               120          1973           77.5%          First       Refinance
   7             2,813,890            Balloon               120          1985           72.2%          First       Cash Out
   8             2,120,255            Balloon               120          1978           73.2%          First       Refinance
   9             1,191,968            Balloon               120          1976           72.5%          First       Refinance
  10             2,495,404            Balloon               120          1999           63.4%          First       Cash Out
  11               674,151            Balloon               120          1985           72.6%          First       Refinance
  12             1,311,241            Balloon               120          1984           71.6%          First       Refinance
  13             3,423,607            Balloon               120          1984           72.8%          First       Cash Out
  14             2,258,256            Balloon               120          1986           72.8%          First       Refinance
  15               855,952            Balloon               120          1982           72.8%          First       Cash Out
  16               562,778            Balloon               120          1981           72.8%          First       Cash Out
  17             1,194,690            Balloon               120          1985           72.8%          First       Cash Out
  18             1,300,561            Balloon               120          1984           72.8%          First       Cash Out
  19             2,009,716            Balloon               120          1987           72.8%          First       Refinance
  20             1,052,706            Balloon               120          1978           76.4%          First       Purchase
  21             1,529,788            Balloon               120          1984           72.6%          First       Refinance
  22             1,502,633            Balloon               120          1988           72.8%          First       Refinance
  23             1,854,021            Balloon               120          1983           72.8%          First       Cash Out
  24             3,105,137            Balloon               120          1986           70.6%          First       Refinance
  25             1,637,843            Balloon               120          1983           83.2%          First       Refinance
  26             1,455,838            Balloon               120          1983           83.3%          First       Cash Out
  27             1,002,617            Balloon               120          1983           68.1%          First       Refinance
  28             3,602,267            Balloon               120          1985           60.1%          First       Refinance
  29             1,840,554            Balloon               120          1955           62.4%          First       Cash Out
  30             1,904,602            Balloon               144          1975           71.2%          First       Cash Out
  31               724,481            Balloon               120          1992           58.6%          First       Refinance
  32               419,811            Balloon               120          1988           50.0%          First       Refinance
  33             1,067,777            Balloon               120          1980           73.0%          First       Cash Out
  34               732,060            Balloon               120          1984           38.6%          First       Cash Out
  35               584,062            Balloon               120          1956           68.7%          First       Refinance
  36               831,019            Balloon               120          1979           73.1%          First       Refinance
  37               691,112            Balloon               120          1981           81.6%          First       Refinance
  38               597,238            Balloon               120          1970           56.9%          First       Purchase
  39               458,518            Balloon               120          1963           61.1%          First       Refinance
  40               313,897            Balloon               120          1996           63.5%          First       Purchase
  41               735,422            Balloon               120          1958           73.6%          First       Purchase
  42               719,020            Balloon               120          1996           54.3%          First       Cash Out
  43             6,965,176            Balloon               120          1997           65.4%          First       Cash Out
  44             3,299,672            Fully AM              120          1978           45.5%          First       Cash Out
  45             2,429,391            Balloon               120          1998           84.6%          First       Cash Out
  46             2,692,608            Balloon               120          1970           66.6%          First       Refinance
  47            13,024,268            Balloon               119          1958           80.6%          First       Refinance
  48            10,385,641            Balloon               120          1999           78.8%          First       Refinance
  49             5,630,612            Balloon               120          1985           82.1%          First       Refinance
  50             1,595,770            Balloon               120          1988           57.0%          First       Refinance
  51            11,051,025            Balloon               120        Various          78.6%          First       Cash Out
  52                     0                                  120          1962           0.0%
  53                     0                                  120          1985           0.0%
  54                     0                                  120          1985           0.0%
  55             7,586,617            Balloon               120          1988           79.8%          First       Refinance
  56             6,977,522            Fully AM               88          1985           63.3%          First       Refinance
  57             6,304,857            Hyper AM              120          1972           63.5%          First       Purchase
  58             5,335,171            Hyper AM              120          1971           63.7%          First       Purchase
  59             7,907,885            Hyper AM              120          1963           67.2%          First       Purchase
  60            11,059,835            Hyper AM              120          1972           84.4%          First       Purchase
  61             7,385,340            Hyper AM              120          1985           71.2%          First       Purchase
  62             8,977,812            Hyper AM              120          1987           89.0%          First       Purchase
  63             3,951,887            Balloon               120          1980           79.6%          First       Refinance
  64             1,791,137            Balloon               120          1983           74.6%          First       Purchase
  65            25,823,693            Balloon               120          1999           79.6%          First       Refinance
  66             5,077,691            Balloon               120          1998           83.6%          First       Refinance
  67             1,088,088            Balloon               120          1998           78.3%          First       Purchase
  68               597,940            Balloon               120          1998           73.5%          First       Refinance
  69             2,387,788            Balloon               120          1988           67.3%          First       Cash Out
  70             2,913,188            Balloon               120          1987           72.8%          First       Refinance
  71             6,870,012            Balloon               120        Various          71.8%          First       Refinance
  72                     0            Balloon               120          1938           0.0%           First
  73                     0            Balloon               120          1958           0.0%           First       Purchase
  74            17,945,951            Balloon               120          1972           74.8%          First       Refinance
  75             4,180,415            Balloon               120          1998           68.8%          First       Cash Out
  76             2,231,377            Balloon               120          1976           70.8%          First       Purchase
  77            24,673,859            Balloon               120          1972           64.9%          First       Purchase
  78             2,683,738            Balloon               120          1977           78.8%          First       Purchase
  79             4,133,304            Balloon               120          1911           79.5%          First       Refinance
  80            87,200,000            Balloon               120          1979           86.1%          First       Refinance
  81             2,285,982            Balloon               120          2000           78.2%          First       Refinance
  82             1,722,185            Balloon               120          1999           74.9%          First       Purchase
  83             3,595,505            Balloon               120          1999           78.5%          First       Refinance
  84            12,681,152            Balloon               120          1999           78.5%          First       Refinance
  85            11,202,104            Balloon               120          1984           77.3%          First       Cash Out
  86             3,878,855            Balloon                81          1990           79.6%          First       Purchase
  87             1,834,892            Balloon               120          1984           50.2%          First       Cash Out
  88             1,275,488            Balloon               120          1978           79.7%          First       Cash Out
  89             1,469,445            Balloon               120          1974           45.5%          First       Cash Out
  90             2,167,279            Balloon               120          1965           76.9%          First       Cash Out
  91             1,843,483            Balloon               120          1991           79.1%          First       Purchase
  92             3,150,512            Balloon               120          2000           79.0%          First       Refinance
  93             8,879,713            Balloon               120          1999           70.1%          First       Refinance
  94             6,538,242            Balloon               120          1982           78.1%          First       Refinance
  95             8,491,526            Balloon               120          1963           78.3%          First       Refinance
  96             4,071,982            Balloon               120          1998           78.8%          First       Purchase
  97            33,852,059            Balloon               120          2000           57.5%          First       Refinance
  98            14,854,242            Balloon               120          1978           71.8%          First       Refinance
  99            17,812,607            Balloon               108          1997           62.9%          First       Purchase
 100             2,577,382            Balloon               120          1952           79.3%          First       Purchase
 101             3,295,628            Balloon               120          1991           71.6%          First       Purchase
 102             4,593,859            Balloon               120          1985           75.6%          First       Purchase
 103             7,360,076            Balloon               120          1925           80.4%          First       Purchase
 104             8,891,149            Balloon               120          1910           80.6%          First       Purchase
 105             5,772,331            Balloon               120          1939           87.9%          First       Purchase
 106            16,483,787            Balloon               120          1996           78.7%          First       Purchase
 107            18,900,000            Balloon               120          1995           79.9%          First       Purchase
 108             9,520,000            Balloon               120          1970           80.0%          First       Refinance
 109            11,080,000            Balloon               120          1979           80.0%          First       Refinance
 110             9,163,050            Balloon               120          1997           70.5%          First       Refinance
 111            20,800,000            Balloon               120          1993           80.0%          First       Refinance
 112             1,082,733            Balloon               120          2000           37.3%          First       Refinance
 113               658,990            Balloon               120          1984           71.4%          First       Refinance
 114             1,788,888            Balloon               120          1975           79.4%          First       Refinance
 115               542,802            Balloon               120          1939           78.7%          First       Refinance
 116               749,007            Balloon               120          1939           85.1%          First       Refinance
 117               739,274            Balloon               120          1999           62.1%          First       Refinance
 118             3,938,275            Balloon               120          1999           66.5%          First       Refinance
 119             1,216,585            Balloon               120          1999           70.5%          First       Purchase
 120             6,781,942            Balloon               120          1985           71.2%          First       Refinance
 121             3,046,659            Balloon               120          1958           63.8%          First       Refinance
 122             1,034,247            Balloon               120          1930           78.1%          First       Refinance
 123               843,983            Balloon               120          1930           78.9%          First       Refinance
 124             1,224,812            Balloon               120          1920           78.0%          First       Refinance
 125             1,408,080                                             various          74.3%                      Refinance
 126                                                                     1971
 127                                  Balloon               120          1982                          First
 128               973,073            Balloon               120          1970           64.9%          First       Refinance
 129             2,225,659            Balloon               120          1988           69.5%          First       Purchase
 130             1,385,782            Balloon               120          1978           72.4%          First       Purchase
 131             1,300,973            Balloon               120          1937           54.0%          First       Refinance
 132             3,096,757            Balloon               120          1999           76.5%          First       Refinance
 133             2,075,348            Balloon               120          1964           69.2%          First       Refinance
 134             1,640,209            Balloon               120          1985           70.6%          First       Refinance
 135             2,648,768            Balloon               120          1985           53.2%          First       Refinance
 136             2,387,654            Balloon               120          1932           70.4%          First       Purchase
 137             1,492,603            Balloon               120          1958           58.3%          First       Purchase
 138             1,830,488            Balloon               120          1971           71.2%          First       Purchase
 139             6,627,050            Balloon               120          1993           72.8%          First       Refinance
 140             3,579,573            Balloon               120          1980           67.5%          First       Purchase
 141             4,838,778            Balloon               120          2000           62.5%          First       Const. Takeout
 142             1,978,725       Fully Amortizing           120          1972           30.0%          First       Refinance
 143             2,238,795            Balloon               120          1986           74.6%          First       Purchase
 144             6,370,297            Balloon               120          2000           71.7%          First       Refinance
 145             3,450,711            Balloon               120          1968           62.2%          First       Refinance
 146             1,278,859            Balloon               120          1988           63.9%          First       Refinance
 147             2,885,443            Balloon               120          1990           65.0%          First       Purchase
 148             3,450,821            Balloon               120          1949           75.7%          First       Refinance
 149             1,839,711            Balloon                84          1999           79.2%          First       Purchase
 150             2,784,019            Balloon               120          1967           63.0%          First       Refinance
 151             2,223,743            Balloon               120          1885           73.8%          First       Refinance
 152             2,388,168            Balloon               120          1884           78.4%          First       Refinance
 153            15,842,813            Balloon               120          1855           74.5%          First       Refinance
 154             1,459,428            Balloon               120          1922           73.7%          First       Refinance
 155             2,827,838            Balloon               119          1922           89.0%          First       Refinance
 156             1,045,100            Balloon               120          1986           33.2%          First       Purchase
 157             7,351,510            Balloon               120          2000           78.4%          First       Refinance
 158             1,490,976            Balloon               120          1996           67.8%          First       Const. Takeout
 159             1,184,449            Balloon               120        Various          76.8%          First       Refinance
 160                                                                     1988                          First
 161                                                                     1978                          First
 162            10,817,504            Balloon               120          2000           70.0%          First       Const. Takeout
 163             1,108,488            Balloon               120          1995           7.4%           First       Refinance
 164             2,913,677            Balloon               120        Various          73.3%          First       Purchase
 165                                                                     1997
 166                                                                     1985
 167                                                                     1998
 168             3,007,409            Balloon               120          1924           55.4%          First       Refinance
 169             4,688,358            Balloon               120          2000           71.5%          First       Const. Takeout
 170             1,089,144            Balloon               180          1984           88.1%          First       Refinance
 171             2,791,285            Balloon               120          1990           80.7%          First       Refinance
 172             8,824,885            Balloon               120          1998           76.8%          First       Const. Takeout
 173             2,909,079            Balloon               120          1976           74.8%          First       Refinance
 174             5,579,602            Balloon               120          2000           88.5%          First       Purchase
 175             7,870,079            Balloon               120          1991           74.5%          First       Purchase
 176             5,729,682            Balloon               120          1971           73.5%          First       Refinance
 177             3,609,426            Balloon               120          1977           70.2%          First       Purchase
 178             8,172,130            Balloon               120          1884           74.3%          First       Purchase
 179             2,417,206            Balloon               120          1974           75.2%          First       Refinance
 180            10,959,222            Balloon               120          1974           78.8%          First       Refinance
 181               998,522            Balloon               120          1989           52.3%          First       Refinance
 182             4,264,098            Balloon               120          1998           74.8%          First       Const. Takeout
 183             1,495,494            Balloon               120          1957           72.2%          First       Refinance
 184             1,348,511            Balloon               120          1980           85.0%          First       Refinance
 185             3,008,101            Balloon               120          1987           79.8%          First       Purchase
 186            15,972,832            Balloon               120          1989           51.5%          First       Refinance
 187            12,461,491            Balloon               120          1965           78.6%          First       Refinance
 188            10,461,491            Balloon               120          1965           74.4%          First       Refinance
 189             2,311,246            Balloon               120          1997           66.5%          First       Purchase
 190             2,545,756            Balloon               120          1971           75.1%          First       Refinance
 191             2,739,220            Balloon               120          1856           78.4%          First       Refinance
 192             2,686,211            Balloon               120          1957           45.5%          First       Refinance
 193             1,635,848            Balloon               120          2000           89.9%          First       Purchase
 194             3,882,202            Balloon               120          1970           67.7%          First       Purchase
 195             1,994,488            Balloon               120          1957           72.5%          First       Purchase

            AMERICAN INTERNATIONAL SPECIALTY LINES INSURANCE COMPANY
                    SECURED CREDITOR IMPAIRED PROPERTY POLICY

THIS POLICY HAS CERTAIN PROVISIONS AND REQUIREMENTS UNIQUE TO IT AND MAY BE DIFFERENT FROM OTHER POLICIES THE INSURED MAY HAVE PURCHASED. PLEASE READ THE ENTIRE POLICY CAREFULLY TO DETERMINE THE INSURED'S RIGHTS AND DUTIES, AND WHAT IS AND IS NOT COVERED. VARIOUS PROVISIONS THROUGHOUT THIS POLICY RESTRICT OR EXCLUDE COVERAGE.

COVERAGE IS AFFORDED ONLY FOR THOSE INSURED PROPERTIES SCHEDULED ON THE POLICY.

DEFINED TERMS APPEAR IN BOLDFACE TYPE.

In consideration of the payment of the premium, in reliance upon the statements in the Declarations and Secured Creditor Impaired Property Application incorporated by reference and made a part hereof, and pursuant to all of the terms of this Policy, the Company agrees with the INSURED as follows:

I.   INSURING AGREEMENT

     A. COVERAGE A - DEFAULT AND POLLUTION CONDITIONS

        The Company will indemnify the INSURED for LOSS, if during the POLICY PERIOD and prior to FORECLOSURE, there is a DEFAULT by a BORROWER on a COMMERCIAL REAL ESTATE LOAN secured by an INSURED PROPERTY, LEASEHOLD or FIXED ASSETS, and there are POLLUTION CONDITIONS on) under or emanating from the same INSURED PROPERTY prior to or while the COMMERCIAL REAL ESTATE LOAN is in DEFAULT.

     B. COVERAGE B - THIRD-PARTY CLAIMS

        The Company agrees to pay LOSS on behalf of the INSURED that the INSURED becomes legally obligated to pay as a result of CLAIMS first made against the INSURED and reported to the Company, in writing, during the POLICY PERIOD, for BODILY INJURY, PROPERTY DAMAGE or CLEAN-UP COSTS resulting from POLLUTION CONDITIONS on, under or emanating from an INSURED PROPERTY.

     C. COVERAGE C - CLEAN-UP OF POLLUTION CONDITIONS

        The Company agrees to pay LOSS on behalf of the INSURED, after FORECLOSURE, if CLEAN-UP COSTS are sustained because there are POLLUTION CONDITIONS on, under or emanating from the INSURED PROPERTY during the POLICY PERIOD provided that where required, such POLLUTION CONDITIONS have been reported by the INSURED to the appropriate governmental agency in compliance with applicable ENVIRONMENTAL LAWS, in effect as of the date of discovery.


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                                       1

     D. LEGAL EXPENSE AND DEFENSE - COVERAGE B

        The Company shall have the right and duty to investigate and defend any CLAIM described in Coverage B. The Company's duty to defend or continue defending any such Claim, and to pay any LOSS, shall cease once the applicable limit of coverage, as described in Section V. LIMITS OF COVERAGE; DEDUCTIBLE has been exhausted. Investigation and defense costs, charges and expenses are included in LOSS, reduce the applicable limit of liability, and are included within the Deductible amount shown in item 4 of the Declarations.

     E. INDEPENDENT COUNSEL - COVERAGE B

        If the INSURED is entitled by law to select independent counsel to defend the INSURED at the Company's expense, the attorney fees and all other litigation expenses the Company must pay to that counsel are limited to the rates the Company actually pays to counsel the Company retains in the ordinary course of business in the defense of similar CLAIMS in the community where the CLAIM arose or is being defended.

        Additionally, the Company may exercise the right to require that such counsel have certain minimum qualifications with respect to their competency, including experience in defending CLAIMS or suits similar to the one pending against the INSURED and to require such counsel to have errors and omissions insurance coverage. As respects to such counsel, the INSURED agrees that counsel will timely respond to the Company's request for information regarding the CLAIM.

        Furthermore, the INSURED may at any time, by its signed consent, freely and fully waive its rights to select independent counsel.

II.  NOTICE REQUIREMENTS AND CLAIM PROVISIONS

     It is a condition precedent to any rights afforded under this Policy that the INSURED provide the Company with notice of DEFAULT and POLLUTION CONDITIONS, or LOSS as follows:

     A. The INSURED shall give written notice to the Company, as soon as possible but not later than forty-five (45) days after the INSURED first learns of the DEFAULT and POLLUTION CONDITIONS, or LOSS to:

                   Manager, Pollution Insurance Products Unit
                   AIG Technical Services, Inc.
                   Environmental Claims Department
                   80 Pine Street, Sixth Floor
                   New York, New York 10005

                              and

                   Division Attorney - Pollution Legal Liability
                   American International Specialty Lines Insurance Company 175 Water Street, Twelfth Floor
                   New York, New York 10038


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                                       2
or other address(es) as substituted by the Company in writing.

     B. The notice shall include, at a minimum, information sufficient to identify the INSURED, the INSURED PROPERTY, the names of the persons with knowledge regarding the time, place, cause, nature of and other circumstances of the DEFAULT and POLLUTION CONDITIONS, or LOSS.

     C. The notice may be provided only by the INSURED and may not be delegated to third parties. It is not a defense to this condition precedent that the Company learned of the DEFAULT and POLLUTION CONDITIONS, or LOSS through any independent means.

III. DUTIES OF THE INSURED IN THE EVENT OF LOSS

     A. The INSURED shall furnish the following to the Company as soon as available and practicable after the INSURED first learns of the DEFAULT and POLLUTION CONDITIONS, or LOSS:

          1.   all correspondence between the INSURED and any claimant;

          2. all demands, summons, notices or other processes or papers filed with a court of law, administrative agency or investigative body;

          3. all technical reports, laboratory data, field notes or any other documents generated by persons hired by the INSURED to investigate or remediate POLLUTION CONDITIONS;

          4. all expert reports, investigations and data collected by experts retained by the INSURED, whether or not the INSURED intends to use the material for any purpose;

          5. all other information developed or discovered by the INSURED concerning the DEFAULT and POLLUTION CONDITIONS, or LOSS.

     B. No INSURED shall voluntarily enter into any settlement, make any payment, assume any obligation, or incur any costs, charges or expenses in the defense or investigation of a CLAIM without the Company's consent, which shall not be unreasonably withheld or delayed, except at the INSURED'S own cost, or in response to an emergency or pursuant to ENVIRONMENTAL LAWS which require immediate remediation of POLLUTION CONDITIONS.

     C. If the INSURED refuses to consent to any settlement within the limits of coverage of this Policy recommended by the Company and acceptable to the claimant, the Company's duty to defend the INSURED shall then cease and the INSURED shall thereafter negotiate or defend such CLAIM independently of the Company and the Company's liability shall not exceed the amount, less the Deductible or any outstanding Deductible balance, for which the CLAIM could have been settled if such recommendation was consented to.

     D. The INSURED must cooperate with the Company and offer all reasonable assistance in the investigation and defense of CLAIMS. The Company may require that the INSURED submit to examination under oath, and attend hearings, depositions and trials. In the



              Copyright, American International Group, Inc., 2000 course of investigation or defense, the Company may require written statements or the INSURED'S attendance at meetings with the Company. The INSURED must reasonably assist the Company in effecting settlement, securing and providing evidence and obtaining the attendance of witnesses, all without charge to the Company.

IV.  EXCLUSIONS

     This Policy does not apply to LOSS:

     A. due to or for any punitive, exemplary or multiplied portion of multiple damages or any civil or administrative lines, penalties or assessments, except where such damages, fines, penalties or assessments are insurable by applicable law; or any criminal fines, penalties or assessments.

     B. arising as a result of liability of others assumed by the INSURED under any contract or agreement, unless the liability of the INSURED would have attached in the absence of such contract or agreement.

     C. arising out of any obligation of the INSURED under any workers compensation, unemployment compensation or disability benefits law or similar law.

     D. arising from BODILY INJURY to an employee of the INSURED or its parent, subsidiary or affiliate arising out of and in the course of employment by the INSURED or its parent, subsidiary or affiliate. This exclusion applies (1) whether the INSURED may be liable as an employer or in any other capacity; and
(2) to any obligation to share damages with or repay third parties that must pay damages because of this injury.

     E. arising from POLLUTION CONDITIONS resulting from or attributable to the INSURED'S intentional, knowing, willful or deliberate noncompliance with any statute, regulation, ordinance, administrative complaint, notice of violation, notice letter, executive order, or instruction of any governmental agency or body.

     F. arising from POLLUTION CONDITIONS resulting from an intentionally illegal act or omission of the INSURED, if the INSURED knew that the POLLUTION CONDITIONS would result.

     G. arising from POLLUTION CONDITIONS existing prior to the effective date of coverage for an INSURED PROPERTY, and not otherwise specifically excluded by endorsement to this Policy, if as of such date the INSURED knew that such POLLUTION CONDITIONS could give rise to a LOSS under this Policy and failed to disclose such POLLUTION CONDITIONS to the Company, or the Company did not otherwise learn of such POLLUTION CONDITIONS from engineering reports, environmental spreadsheets, the Secured Creditor Impaired Property Questionnaire, or from other technical reports the Company obtained independently.

     H. by one INSURED against any other person or entity who is also an INSURED under this Policy.

     I. for costs, charges or expenses incurred by the INSURED for goods supplied or services performed by the staff or salaried employees of the INSURED, or its parent, subsidiary or



              Copyright, American International Group, Inc., 2000 affiliate, unless such costs, charges or expenses are incurred with the prior written approval of the Company in its sole discretion.

     J. arising from the presence of asbestos or any asbestos-containing materials installed in or on any building or other structure.

     K. arising from the presence of lead-based paint applied to any real or personal property on or under an INSURED PROPERTY.

V.   LIMITS OF COVERAGE; DEDUCTIBLE

     Regardless of the number of POLLUTION CONDITIONS, INSUREDS, CLAIMS, LOSSES or claimants under this Policy, the following limits of coverage apply:

     A. POLICY AGGREGATE LIMIT

        The Company's total liability for all LOSS covered under this Policy shall not exceed the "Total all Losses" stated in Item 23 of the Declarations. The purchase of an EXTENDED REPORTING PERIOD pursuant to Section VII. of this Policy shall not serve to reinstate or increase the "Total all Losses".

     B. EACH LOSS LIMIT

        Subject to and included in the limit of liability described in Paragraph
A. above. the most the Company will pay in excess of the deductible amount shown in Item 4 of the Declarations for each LOSS under Coverage A and B, and for all CLEAN-UP COSTS arising from the same, continuous or related POLLUTION CONDITIONS under Coverage C, is the "Each Loss" limit of liability shown in Item 3 of the Declarations.

     C. RELATED POLLUTION CONDITIONS

        1. Solely with respect to Coverage B, if a Claim for BODILY INJURY, PROPERTY DAMAGE or CLEAN-UP COSTS is first made against the INSURED and reported to the Company during this POLICY PERIOD, all CLAIMS for BODILY INJURY, PROPERTY DAMAGE or CLEAN-UP COSTS arising from the same, continuous or related POLLUTION CONDITIONS, which are made against the INSURED and reported under a subsequent Secured Creditor Impaired Property Policy issued by the Company or its affiliate, shall be deemed to have been first made and reported under this Policy and shall be subject to the Limits of Liability under this Policy.

        Coverage under this Policy for such CLAIMS made against the INSURED and reported under a subsequent Secured Creditor Impaired Property Policy as described in Paragraph 1 above, shall not apply unless at the time such CLAIMS are first made and reported the INSURED has maintained with the Company or its affiliate Secured Creditor Impaired Property coverage substantially the same as this coverage on a successive, uninterrupted basis since the first such CLAIM was made against the INSURED and reported to the Company.

        2. All LOSS arising from the same, continuous, or related POLLUTION CONDITIONS shall be subject to one "Each Loss" limit of liability. In the event coverage is



              Copyright, American International Group, Inc., 2000 provided under more than one of Coverages A, B and C, only one "Each Loss" limit stated in Item 3 of the Declarations shall apply.

     D. DEDUCTIBLE

        Subject to Section V. LIMITS OF COVERAGE; DEDUCTIBLE, Paragraphs A,. and B, above, this Policy is to pay all LOSS in excess of the "Each Loss" Deductible amount stated in Item 4 of the Declarations. The Deductible amount includes investigation and defense costs, charges and expenses, and applies to all LOSS arising from the same, related or continuous POLLUTION CONDITIONS.

        The INSURED shall promptly reimburse the Company for advancing any payment of LOSS falling within the Deductible.

VI.  DEFINITIONS

     A. BODILY INJURY means physical injury, sickness, disease, mental anguish or emotional distress sustained by any person, including death resulting therefrom.

     B. BORROWER means any obligor on a COMMERCIAL REAL ESTATE LOAN, including without limitation, any guarantor therefor, the holder of any ownership interest in an INSURED PROPERTY and any other person, entity or organization controlled by or under common control of the obligor.

     C. CLAIM means a written demand received by the insured seeking a remedy and alleging liability or responsibility on the part of the INSURED for LOSS under Coverage B.

     D. CLEAN-UP COSTS means expenses, including reasonable and necessary legal expenses, incurred with the Company's written consent, incurred in the investigation (including remedial studies and design), removal, remediation (including the associated monitoring), or disposal of soil, surfacewater, groundwater or other contamination:

          (1) to the extent required by ENVIRONMENTAL LAWS, or specifically mandated by court order, the government or any political subdivision of the United States of America or any state thereof, or Canada; or

          (2) which have been actually incurred by the government or any political subdivision of the United States of America or any state thereof, or Canada or any province thereof, or by third-parties.

     E. COMMERCIAL REAL ESTATE LOAN means an obligation evidenced by loan documents which is secured by the INSURED PROPERTY. LEASEHOLD or FIXED ASSETS as scheduled in Item 5 of the Declarations, and in which loan documents the INSURED relies upon such INSURED PROPERTY, LEASEHOLD or FIXED ASSETS as security for the loan and obtains a perfected mortgage or other security interest.

     F. DEFAULT means the failure of a BORROWER to make any part of a scheduled, periodic or final payment by the due date under the COMMERCIAL REAL ESTATE LOAN or the



              Copyright, American International Group, Inc., 2000

BORROWER'S failure to comply with items designated as the causes or events of default as provided by the terms of the COMMERCIAL REAL ESTATE LOAN. The DEFAULT shall be deemed to occur on the day after such due date under the COMMERCIAL REAL ESTATE LOAN provided that the DEFAULT was not cured within the applicable grace period as provided by the terms of the COMMERCIAL REAL ESTATE LOAN. For purposes of this Policy, the mere presence of a POLLUTION CONDITION shall not be deemed a cause or event of default.

     G. ENVIRONMENTAL LAWS means any federal, state or local laws (including but not limited to statutes, regulations, rules, ordinances, guidance documents, and governmental or administrative orders and directives) which are applicable to POLLUTION CONDITIONS.

     H. FIXED ASSETS means fixtures, plant and equipment at or on an INSURED PROPERTY owned by the BORROWER, which are depreciated over their useful life.

     I. FORECLOSURE means taking title to an interest in the INSURED PROPERTY, Leasehold or FIXED ASSETS through the enforcement of a lien, mortgage, deed of trust or other secured interest under a COMMERCIAL REAL ESTATE LOAN, whether through legal proceedings or otherwise.

     J. INSURED means the NAMED INSURED, TRUSTEE or SERVICER, and any director, officer, partner or employee thereof while acting within the scope of his or her duties as such, and any such additional INSURED added by endorsement to this Policy.

     K. INSURED PROPERTY means the real property, including any FIXED ASSETS or LEASEHOLD, scheduled in Item 5, of the Declarations on the date of the LOSS.

     L. LEASEHOLD means the BORROWER'S right to possession of leased INSURED PROPERTY pursuant to a written lease agreement.

     M. LOSS means:

          1. With respect to Coverage A, the OUTSTANDING BALANCE on the date of Default, including principal and accrued interest from the dale of Default until the date that the OUTSTANDING BALANCE is paid, plus interest on any advances of scheduled monthly payments made by the Insured from the date of DEFAULT, plus advances and interest on advances for PROPERTY PROTECTION actually paid by the INSURED pursuant to the COMMERCIAL REAL ESTATE LOAN or, if applicable, a POOLING AND SERVICING AGREEMENT, Such advances and interest on advances made for PROPERTY PROTECTION are limited to ten (10) percent of the OUTSTANDING BALANCE on the date of DEFAULT.

          2. With respect to Coverage B, (a) monetary awards or settlements of compensatory damages for BODILY INJURY, PROPERTY DAMAGE or CLEAN-UP Costs; (b) CLEAN-UP COSTS; and (c) costs, charges and expenses incurred in the defense, investigation and adjustment of CLAIMS.

          3.   With respect to Coverage C, CLEAN-UP COSTS.



              Copyright, American International Group, Inc., 2000

     N. NAMED INSURED means the party, person or entity named in Item 1 of the Declarations.

     O. NATURAL RESOURCE DAMAGE means physical injury to or destruction of, including the resulting loss of value of, land, fish, wildlife, biota, air, water, groundwater, drinking water supplies, and other such resources belonging to, managed by, held in trust by, appertaining to, or otherwise controlled by the United States (including the resources of the fishery conservation zone established by the Magnuson-Stevens Fishery Conservation and Management Act (16 U.S.C. 1801 et seq.)), any state or local government, any foreign government, any Indian tribe, or, if such resources are subject to a trust restriction on alienation, any member of an Indian tribe.

     P. OUTSTANDING BALANCE means the principal amount of outstanding indebtedness owed to the INSURED as of the date of DEFAULT calculated pursuant to the terms and conditions of the COMMERCIAL REAL ESTATE LOAN plus interest as described in the definition of LOSS. OUTSTANDING BALANCE shall nor include penalties or other fees arising out of a DEFAULT.

     Q. POLICY PERIOD means the period set forth in Item 2 of the Declarations or any shorter period arising as a result of:

          1.   cancellation of this Policy; or

          2. the deletion by the Company of a particular INSURED PROPERTY at the NAMED INSURED'S written request, but solely with respect to that INSURED PROPERTY.

     R. POLLUTION CONDITIONS means:

        1. with respect to Coverages A and C, the discharge, dispersal, release or escape of any solid, liquid, gaseous or thermal irritant or contaminant, including smoke, vapors, soot, fumes, acids, alkalis, toxic chemicals, and waste materials into or upon land, or any structure on land, the atmosphere or any watercourse or body of water, including groundwater, in concentrations or amounts exceeding maximum levels allowed by applicable ENVIRONMENTAL LAWS, or by governmental or court order or directive, acting under the authority granted by ENVIRONMENTAL LAWS, provided such conditions are not naturally present in the environment in the concentration or amounts discovered.

        2. with respect to Coverage B, the discharge, dispersal, release, or escape of any solid, liquid, gaseous or thermal irritant or contaminant, including smoke, vapors, soot, fumes, acids, alkalis, toxic chemicals, and waste materials into or upon land, or any structure on land, the atmosphere or any watercourse or body of water, including groundwater, provided such conditions are not naturally present in the environment in the concentration or amounts discovered.

     S. POOLING AND SERVICING AGREEMENT means the agreement governing the servicing of the COMMERCIAL REAL ESTATE LOAN(S).



              Copyright, American International Group, Inc., 2000

     T. PROPERTY DAMAGE means:

          1. Physical injury to or destruction of tangible property of parties other than the INSURED, including the resulting loss of use or diminution in value thereof;

          2. Loss of use, but not diminution in value, of tangible property of parties other than the INSURED, which has not been physically injured or destroyed:

          3.   NATURAL RESOURCE DAMAGE.

     U. PROPERTY PROTECTION means reasonable expenses necessary to protect the INSURED PROPERTY.

     V. SERVICER means the party(ies) to the POOLING AND SERVICING AGREEMENT responsible for servicing the COMMERCIAL REAL ESTATE LOAN(S).

     W. TRUSTEE means the trustee under the POOLING AND SERVICING AGREEMENT.

VII. EXTENDED REPORTING PERIOD - COVERAGE B

     Solely with respect to Coverage B, the INSURED shall be entitled to an Automatic Extended Reporting Period, and (with certain exceptions as described in paragraph B of this Section) entitled to purchase an Optional Extended Reporting Period Endorsement upon termination of coverage as defined in Paragraph 8.3. of this Section. Neither the Automatic nor the Optional Extended Reporting Period shall reinstate or increase the Policy Aggregate Limit of this Policy.

     A. AUTOMATIC EXTENDED REPORTING PERIOD

        Provided the INSURED has not purchased any other insurance to replace Coverage B which applies to a CLAIM otherwise covered under Coverage B, the NAMED INSURED shall have a period of forty-five (45) days following the effective date of termination of coverage in which to provide written notice to the Company of CLAIMS first made and reported within the Automatic Extended Reporting Period. A CLAIM first made and reported within the Automatic Extended Reporting Period will be deemed made on the last day of the POLICY PERIOD, provided the CLAIM arises from POLLUTION CONDITIONS that commenced before the end of the POLICY PERIOD and is otherwise covered by this Policy. The Automatic Extended Reporting Period shall not apply if the Optional Extended Reporting Period becomes effective.

     B. OPTIONAL EXTENDED REPORTING PERIOD

        The NAMED INSURED shall be entitled to purchase an Optional Extended Reporting Period upon termination of coverage, as defined in Paragraph 3 below, except in the event of nonpayment of premium.



              Copyright, American International Group, Inc., 2000

          1. A CLAIM first made and reported within the Optional Extended Reporting Period, it purchased in accordance with the provisions contained in Paragraph 2 below, will be deemed to have been made on the last day of the POLICY PERIOD, provided that the CLAIM arises from POLLUTION CONDITIONS that commenced before the end of the POLICY PERIOD and is otherwise covered by this Policy.

          2. The Company shall issue an endorsement providing an Optional Extended Reporting Period of up to thirty-six (36) months from termination of coverage under this Policy for any INSURED PROPERTY provided that the NAMED INSURED:

               a. makes a written request for such endorsement which the Company receives within forty-five (45) days after termination of coverage as defined herein; and

               b. pays the additional premium when due. If that additional premium is paid when due, the Optional Extended Reporting Period may not be canceled, provided that all other terms and conditions of the Policy are met.

          3.   Termination of coverage occurs at the time of:

               a. cancellation or nonrenewal of this Policy by the NAMED INSURED or by the Company;

               b. the Company's deletion from Item 5 of the Declarations of this Policy of a location which was an INSURED PROPERTY, at the INSURED'S written request, but solely with respect to that INSURED PROPERTY.

          4. The Optional Extended Reporting Period is available to the NAMED INSURED for not more than 200% of the premium the Company has charged for the INSURED PROPERTY for which the Extended Reporting Period is purchased.

VIII. CONDITIONS

     A. ASSIGNMENT - This Policy may not be assigned without the prior written consent of the Company which consent shall not be unreasonably withheld. Assignment of interest under this Policy shall not bind the Company until its consent is endorsed thereon. However, this Policy may be assigned by the NAMED INSURED, without the Company's prior written consent to the SERVICER or TRUSTEE, or another entity which has, directly or indirectly, invested in or loaned money in connection with an INSURED PROPERTY. The NAMED INSURED must provide the Company written notice of such assignment within forty-five (45) days of the effective date of the assignment.



              Copyright, American International Group, Inc., 2000

     B. SUBROGATION

        1. To the extent of any payment under this Policy, the Company shall be subrogated to all the INSURED'S rights of recovery therefor against any person or organization, with the exception of the BORROWER, provided that if the Company indemnities the INSURED for the OUTSTANDING BALANCE under Coverage A, the Company reserves its right of FORECLOSURE against the BORROWER.

        2. The INSURED shall execute and deliver instruments and papers and do whatever else is reasonably necessary to secure such rights including without limitation, assignment of the INSURED'S rights against any person or organization, with the exception of the BORROWER, who caused POLLUTION CONDITIONS on account of which the Company made any payment under this Policy.

        3. Any recovery as a result of subrogation proceedings shall accrue first to the INSURED to the extent of any LOSS in excess of the limit of coverage, then to the Company to the extent of its payment under the policy, and then to the INSURED to the extent of its Deductible. Expenses incurred in such subrogation proceedings shall be apportioned among the interested parties in the recovery in the proportion that each interested party's share in the recovery bears to the total recovery. Any recoveries received by the Company via subrogation net of expenses incurred in making such recovery shall serve to reinstate the "Total all Losses" limit of liability stated in Item 3 of the Declarations, but only to the extent of such net recovery.

        4. The INSURED shall do nothing to prejudice the Company's rights of Subrogation.

     C. CHANGES - Notice to any agent or knowledge possessed by any agent or by any other person shall not effect a waiver or a change in any part of this Policy or estop the Company from asserting any right under the terms of this Policy; nor shall the terms of this Policy be waived or changed, except by endorsement issued to form a part of this Policy.

     D. SOLE AGENT - The NAMED INSURED first listed in Item 1 of the Declarations shall act on behalf of all other INSUREDS, if any, for the payment or return of premium, receipt and acceptance of any endorsement issued to form a part of this Policy, and giving and receiving notice of cancellation or nonrenewal and the exercise of the rights provided in the EXTENDED REPORTING PERIOD clause.

     E. CANCELLATION - This Policy may be canceled by the INSURED by surrender thereof to the Company or any of its authorized agents or by mailing to the Company written notice stating when thereafter the cancellation shall be effective.

        This Policy may be canceled by the Company only for nonpayment of premium by mailing to the NAMED INSURED at the address shown in the Policy, written notice stating when not less than ten (10) days thereafter cancellation shall be effective. Proof of mailing of notice described in this Condition E, shall be sufficient proof of notice.

        The time of surrender or the effective date and hour of cancellation stated in the notice shall become the end of the POLICY PERIOD. Delivery of such written notice either by the



              Copyright, American International Group, Inc., 2000

NAMED INSURED or by the Company shall be equivalent to mailing. If the NAMED INSURED cancels, earned premium shall be computed in accordance with the customary short rate table. If the Company cancels, earned premium shall be computed pro rata. Premium adjustment may be either at the time cancellation is effected or as soon as practicable after cancellation becomes effective, but payment or tender of unearned premium is not a condition of cancellation.

     F. TERMINATION OF COVERAGE - In the event of the INSURED'S sale of a COMMERCIAL REAL ESTATE LOAN, coverage under Coverages A and C will automatically terminate as of the effective date of such sale for any INSURED PROPERTY included in such sale. Coverage B, however, will continue for such INSURED PROPERTY for the remainder of the POLICY PERIOD and EXTENDED REPORTING PERIOD, if applicable.

     G. CONCEALMENT OR FRAUD - This entire Policy shall be void it, whether before or after LOSS is incurred or a CLAIM is first made, the INSURED has willfully concealed or misrepresented any tact or circumstance in the Secured Creditor Impaired Property Application material to the granting of coverage under this Policy. In addition, coverage for any individual INSURED PROPERTY shall be void if, whether before or after LOSS is incurred or a CLAIM is first made, the INSURED has willfully concealed or misrepresented any fact or circumstance material to the granting of coverage for the INSURED PROPERTY under this Policy.

     H. OTHER INSURANCE

          1.   Coverage A.

               This insurance is primary. Our obligations are not affected by any other insurance that may be primary.

          2.   Coverages B and C.

               (a) This insurance is primary. Our obligations are not affected unless any other insurance applicable to LOSS covered by this Policy is also primary. Then, we will share with all other insurance by the method described in paragraphs (b) and (c) below.

               (b) It other primary insurance permits contribution by equal shares, we will follow this method also. Under this approach each insurer contributes equal amounts until it has paid its applicable limit of insurance or none of the loss remains, whichever comes first.

               (c) If any other insurance does not permit contribution by equal shares, we will contribute by limits. Under this method, each insurer's share is based on the ratio of its applicable limit of insurance to the total applicable limits of insurance of all primary insurers.

     I. RIGHT OF ACCESS AND INSPECTION - Any of the Company's authorized representatives shall have the right and opportunity but not the obligation when the Company so desires to interview persons employed by the INSURED and to inspect at any reasonable time, during the POLICY PERIOD or thereafter, an



              Copyright, American International Group, Inc., 2000

INSURED PROPERTY for which the INSURED holds title, and applicable records for COMMERCIAL REAL ESTATE LOANS. Neither the Company nor its representatives shall assume any responsibility or duty to the INSURED or to any other party, person or entity, by reason of such right of inspection. Neither the Company's right to make inspections, sample and monitor nor the actual undertaking thereof nor any report thereon shall constitute an undertaking on behalf of the INSURED or others, to determine or warrant that property or operations are safe, healthful or conform to acceptable engineering practices or are in compliance with any law, rule or regulation. The insured agrees to provide appropriate personnel to assist the Company's representatives during any Inspection.

     J. REPRESENTATIONS - By acceptance of this Policy, the first NAMED INSURED agrees that the statements in the Declarations and Secured Creditor Impaired Property Application are its agreements and representations, that this Policy is issued in reliance upon the truth of such representations and that this Policy embodies all agreements existing between any INSURED and the Company or any of its agents relating to this Insurance.

     K. ACTION AGAINST COMPANY - No person or organization has a right under this Policy:

          1. to join the Company as a party or otherwise bring the Company into a suit asking for damages from an INSURED; or

          2. to sue the Company on this Policy unless all of its terms have been fully complied with.

        A person or organization may sue the Company to recover on an agreed settlement or on a final judgment against an INSURED obtained after an actual trial; but the Company will not be liable for damages that are not payable under the terms of this Policy or that are in excess of the applicable limit of liability. An agreed settlement means a settlement and release of liability signed by the Company, the INSURED and the claimant or the claimant's legal representative.

     L. BANKRUPTCY - Bankruptcy or insolvency of the INSURED or of the INSURED'S estate shall not relieve the Company of any of its obligations hereunder.

     M. ARBITRATION - It is hereby understood and agreed that all disputes or differences which may arise under or in connection with this Policy, whether arising before or after termination of this Policy, including any determination of the amount of LOSS, shall be submitted to the American Arbitration Association under and in accordance with its then prevailing commercial arbitration rules. The arbitrators shall be chosen in the manner and within the time frames provided by such rules. If permitted under such rules, the arbitrators shall be three disinterested individuals having knowledge of the legal, corporate management, or insurance issues relevant to the matters in dispute.

        Any party may commence such arbitration proceeding and the arbitration shall be conducted in New York, New York. The arbitrators shall give due consideration to the general principles of New York law in the construction and interpretation of the provisions of this Policy; provided, however, that the terms, conditions, provisions and exclusions of this Policy are to be construed


              Copyright, American International Group, Inc., 2000 in an evenhanded fashion as between the parties. Where the language of this Policy is alleged to be ambiguous or otherwise unclear, the issue shall be resolved in the manner most consistent with the relevant terms, conditions, provisions or exclusions of the Policy (without regard to the authorship of the language, the doctrine of reasonable expectation of the parties and without any presumption or arbitrary interpretation or construction in favor of either party or parties, and in accordance with the intent of the parties.)

        The written decision of the arbitrators shall set forth its reasoning, shall be provided simultaneously to both parties and shall be binding on them. The arbitrators' award shall not include attorney fees or other costs. Judgment on the award may be entered in any court of competent jurisdiction, each party shall bear equally the expenses of the arbitration.

     N. SERVICE OF SUIT - Subject to Paragraph M, above, it is agreed that in the event of failure of the Company to pay any amount claimed to be due hereunder, the Company, at the request of the INSURED, will submit to the jurisdiction of a court of competent jurisdiction within the United States Nothing in this condition constitutes or should be understood to constitute a waiver of the Company's rights to commence an action in any court of competent jurisdiction in the United States, to remove an action to a United Stated District Court, or to seek a transfer of a case to another court as permitted by the laws of the United States or of any state in the United States, it is further agreed that service of process in such suit may be made upon General Counsel, Legal Department, American International Specialty Lines Insurance Company, 70 Pine Street, New York, New York 10270, or his or her representative, and that in any Suit instituted against the Company upon this contract, the Company will abide by the final decision of such court or of any appellate court in the event of any appeal.

        Further, pursuant to any statute of any state, territory, or district of the United States which makes provision therefore, the Company hereby designates the Superintendent, Commissioner, Director of Insurance, or other officer specified for that purpose in the statute, or his or her successor or successors in office as its true and lawful attorney upon whom may be served any lawful process in any action, suit or proceeding instituted by or on behalf of the INSURED or any beneficiary hereunder arising out of this contract of insurance, and hereby designates the above named General Counsel as the person to whom the said officer authorized to mail such process or a true copy thereof.

     O. SOLD LOANS - In the event a COMMERCIAL REAL ESTATE LOAN(S) is sold by the INSURED, the Company agrees to otter coverage to the new owner of the COMMERCIAL REAL ESTATE LOAN(S) identical to coverage provided the INSURED under this Policy. The per INSURED PROPERTY premium to be charged to the new owner of the COMMERCIAL REAL ESTATE LOAN(S) will be equal to the pro rata premium applying to an INSURED PROPERTY as of the date of sale plus not more than $100 per INSURED PROPERTY. Additional premium may be charged to the new owner of the COMMERCIAL REAL ESTATE LOAN for negotiated differences in terms and conditions, including but not limited to, POLICY PERIOD, limits of liability and deductible.

     P. LENDER LIABILITY - The existence of any legal protection for the INSURED against liability of any kind whatsoever in connection with POLLUTION CONDITIONS, including but not limited to the secured creditor exemption in
Section 9601(2) of the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Sec. 9601 et seq., shall in no way affect the rights of the INSURED under this Policy. Any failure of the INSURED to qualify for such protection shall not in and of itself trigger Exclusion IV.E or in any other way affect the rights of the INSURED under this Policy.



              Copyright, American International Group, Inc., 2000

IN WITNESS WHEREOF, the Company has caused this Policy to be signed by its president and secretary and signed on the Declarations page by its duly authorized representative or countersigned in states where applicable.



     ------------------------------          --------------------------------
               SECRETARY                                PRESIDENT

                             AMERICAN INTERNATIONAL
                        SPECIALTY LINES INSURANCE COMPANY
         (A Capital Stock Insurance Company, herein called the Company)
                         175 Water Street, Twelfth Floor
                            New York, New York 10038

[AISL LOGO]
A Member Company of
American International
Group, Inc.

NAMED INSURED:      Wells Fargo Bank of Minnesota, N.A. as trustee for the
                    holders of Banc of America Commercial Mortgage Inc.,
                    Commercial Mortgage Pass-Through Certificates, Series
                    2001-1
AND                 100 North Tryon Street, 11th Floor
POST OFFICE:        Charlotte, NC 28255

              NOTICE: COVERAGE B PROVIDES CLAIMS-MADE-AND-REPORTED
                        COVERAGE. PLEASE READ CAREFULLY.

                    SECURED CREDITOR IMPAIRED PROPERTY POLICY
                                   (PORTFOLIO)

                                  DECLARATIONS

POLICY NUMBER: 341 76 85

ITEM 1: NAMED INSURED    Wells Fargo Bank of Minnesota, N.A. as trustee for the
                         holders of Banc of America Commercial Mortgage Inc.,
                         Commercial Mortgage Pass-Through Certificates, Series
                         2001-1

        ADDRESS          100 North Tryon Street, 11th Floor
                         Charlotte, NC 28255

ITEM 2: POLICY PERIOD:   FROM 5/29/01 TO   equal to each specific property's
                                           remaining loan Term (as listed on
                                           Schedule A) plus 7 years
                              12:01 A.M.   Standard time at the address of the
                                           Named Insured shown above.

ITEM 3: LIMITS OF LIABILITY        Each Loss         $20,000,000

                                   Total all Losses  $20,000,000

ITEM 4: DEDUCTIBLE:                Each Loss         $0



               Copyright, American International Group, Inc., 2000

         NOTICE: THIS INSURANCE IS NOT LICENSED BY THE STATE OF NEW YORK

ITEM 5: INSURED PROPERTY:   315 Park Avenue
                            315 Park Avenue South
                            New York, NY

ITEM 6: POLICY PREMIUM:                              $     9,999

Broker: Environmental Insurance Brokerage Services
        226 Lowell Street, B-4A
        Wilmington, MA 01887

ENDORSEMENTS: See Forms Schedule



                                                   /s/ Armand Pepin
                                     -----------------------------------------
                                              AUTHORIZED REPRESENTATIVE
                                     or countersignature (where required by law)



               Copyright, American International Group, Inc., 2000

         NOTICE: THIS INSURANCE IS NOT LICENSED BY THE STATE OF NEW YORK

                                 FORMS SCHEDULE
                                 --------------

NAMED INSURED: Wells Fargo Bank of Minnesota, N.A. as trustee for the holders of Banc of America Commercial Mortgage Inc, Commercial Mortgage Pass-Through Certificates, Series 2001-1

POLICY NO: 341 76 85

EFFECTIVE 12:01AM: 5/29/01




FORM NAME                                                         FORM NUMBER
--------------------------------------------------------------------------------

AISLIC Secured Creditor Impaired Property Policy                  75795 (2/00)
Declarations Page                                                 75793 (2/00)
Schedule of Insured Properties
Minimum Earned Premium
Secured Creditor Impaired Property Endorsement                    75016 (5/00)
Additional Named Insured Endorsement
Schedule A Endorsement

                                ENDORSEMENT NO. 1

THIS ENDORSEMENT, EFFECTIVE 12:01 A.M.: 5/29/01

FORMS A PART OF POLICY NUMBER: 341 76 85

ISSUED TO: Wells Fargo Bank of Minnesota, N.A. as trustee for the holders of
           Banc of America Commercial Mortgage Inc. Commercial Mortgage Pass-Through Certificates, Series 2001-1

BY: American International Specialty Lines Insurance Company

                       MINIMUM EARNED PREMIUM ENDORSEMENT
                       ----------------------------------

         THIS ENDORSEMENT CHANGES THE POLICY. PLEASE READ IT CAREFULLY.

It is hereby agreed that the following minimum earned premium will apply:

                Binding Coverage      Minimum Premium Earned 100%

The premium will be 100% earned at inception of the Policy.

All other terms, conditions and exclusions shall remain the same.



                                                   /s/ Armand Pepin
                                     -----------------------------------------
                                              AUTHORIZED REPRESENTATIVE
                                     or countersignature (where required by law)

                                ENDORSEMENT NO. 2

THIS ENDORSEMENT, EFFECTIVE 12:01 AM, 5/29/01

FORMS A PART OF POLICY NO.: 341 76 85

ISSUED TO: Wells Fargo Bank of Minnesota, N.A. as trustee for the holders of Banc of America Commercial Mortgage Inc., Commercial Mortgage Pass-Through Certificates, Series 2001-1

BY: American International Specialty Lines Insurance Company

                 SECURED CREDITOR IMPAIRED PROPERTY ENDORSEMENT
                 ----------------------------------------------

         THIS ENDORSEMENT CHANGES THE POLICY. PLEASE READ IT CAREFULLY.

It is hereby agreed that the Policy is amended as follows:

1. Section II. NOTICE REQUIREMENTS AND CLAIM PROVISIONS, paragraph A. is deleted in its entirety and replaced with the following:

          A. The INSURED shall give written notice to the Company, as soon as possible but not later than forty-five (45) days after the INSURED first learns of the DEFAULT and POLLUTION CONDITIONS with respect to Coverage A, a CLAIM with respect to Coverage B, or POLLUTION CONDITIONS with respect to Coverage C to:

                   Manager, Pollution Insurance Products Unit
                   AIG Technical Services, Inc.
                   Environmental Claims Department
                   80 Pine Street, Sixth Floor
                   New York, New York 10005

                              and

                   Division Attorney - Pollution Legal Liability
                   Commerce and Industry Insurance Company
                   175 Water Street
                   New York, New York 10038

     or other address(es) as substituted by the Company in writing.

2. Section III. DUTIES OF THE INSURED IN THE EVENT OF LOSS, paragraph A is deleted in its entirety and replaced with the following:

          A. The INSURED shall furnish the following to the Company as soon as available and practicable after the INSURED first learns of the DEFAULT and POLLUTION CONDITIONS with respect to Coverage A, a CLAIM with respect to Coverage B, or POLLUTION CONDITIONS with respect to Coverage C:

               1.   all correspondence between the INSURED and any claimant:

               2. all demands, summons, notices or other processes or papers filed with a court of law, administrative agency or investigative body;

               3. all technical reports, laboratory data, field notes or any other documents generated by persons hired by the INSURED to investigate or remediate POLLUTION CONDITIONS;

               4. all expert reports, investigations and data collected by experts retained by the INSURED, whether or not the INSURED intends to use the material for any purpose;

               5. all other information developed or discovered by the INSURED concerning the DEFAULT and POLLUTION CONDITIONS, or LOSS.

3.   Section IV. EXCLUSIONS, paragraph G is deleted in its entirety.

4. Section VI. DEFINITIONS, paragraph D, CLEAN-UP COSTS, F. DEFAULT, and R. POLLUTION CONDITIONS are deleted in their entirety and replaced with the following, respectively:

          D. CLEAN-UP COSTS means expenses, including reasonable and necessary legal expenses incurred with the Company's written consent which consent shall not be unreasonably withheld or delayed, incurred in the investigation (including remedial studies and design), removal, remediation (including the associated monitoring), or disposal of soil, surfacewater, groundwater or other contamination:

               (1) to the extent required by ENVIRONMENTAL LAWS, or by court order or directive, the government or any political subdivision of the United States of America or any state thereof, or Canada; or

               (2) which have been actually incurred by the government or any political subdivision of the United States of America or any state thereof, or Canada or any province thereof, or by third-parties.

          F. DEFAULT means the failure of a BORROWER to make any part of a scheduled, periodic or final payment by the due date under the COMMERCIAL REAL ESTATE LOAN or the BORROWER'S failure to comply with items designated as the causes or events of default as provided by the terms of the COMMERCIAL REAL ESTATE LOAN. The DEFAULT shall be deemed to occur on the day after such due date under the COMMERCIAL REAL ESTATE LOAN provided that the DEFAULT was not cured within the applicable grace period as provided by the terms of the COMMERCIAL REAL ESTATE LOAN.

          R. POLLUTION CONDITIONS MEANS:

                  (1) with respect to Coverages A and C, the discharge, dispersal, release or escape of any solid, liquid, gaseous or thermal irritant or contaminant, including smoke, vapors, soot, fumes, acids, alkalis, toxic chemicals, hazardous substances, and waste materials into or upon land, or any structure on land, the atmosphere or any watercourse or body of water, including groundwater, resulting in concentrations or amounts exceeding maximum levels allowed by applicable ENVIRONMENTAL LAWS, or by governmental or court order or directive, acting under the authority granted by ENVIRONMENTAL LAWS, provided such conditions are not naturally present in the environment in the concentration or amounts discovered. POLLUTION CONDITIONS also includes the discharge, dispersal, release or escape of radon into any structure or on land.

                  (2) with respect to Coverage B, the discharge, dispersal, release, or escape of any solid, liquid, gaseous or thermal irritant or contaminant, including smoke, vapors, soot, fumes, acids, alkalis, toxic chemicals, and waste materials into or upon land, or any structure on land, the atmosphere or any watercourse or body of water, including groundwater, provided such conditions are not naturally present in the environment in the concentration or amounts discovered. POLLUTION CONDITIONS also includes the discharge, dispersal, release or escape of radon into any structure or on land.

5. Section VIII. CONDITIONS, paragraph A, ASSIGNMENT is deleted in its entirety and replaced with the following:

          A. ASSIGNMENT - This Policy may not be assigned without the prior written consent of the Company which consent shall not be unreasonably withheld. Assignment of interest under this Policy shall not bind the Company until its consent is endorsed thereon. However, this Policy may be assigned by the NAMED INSURED, without the Company's prior written consent to a SERVICER or TRUSTEE, or another entity which has, directly or indirectly, invested in or loaned money in connection with an INSURED PROPERTY. The NAMED INSURED must provide the Company written notice of such assignment within forty-five (45) days of the effective date of the assignment.

All other terms, conditions and exclusions shall remain the same.



                                                 /s/ Armand Pepin
                                ------------------------------------------------
                                            AUTHORIZED REPRESENTATIVE
                                or countersignature (in states where applicable)

                                ENDORSEMENT NO. 3

THIS ENDORSEMENT, EFFECTIVE 12:01 A.M.: 5/29/01

FORMS A PART OF POLICY NUMBER: 341 76 85

ISSUED TO: Wells Fargo Bank of Minnesota, N.A. as trustee for the holders of
           Banc of America Commercial Mortgage Inc., Commercial Mortgage Pass-Through Certificates, Series 2001-1

BY: American International Specialty Lines Insurance Company

           LESSER OF CLEAN-UP COSTS OR OUTSTANDING BALANCE ENDORSEMENT
           -----------------------------------------------------------

         THIS ENDORSEMENT CHANGES THE POLICY. PLEASE READ IT CAREFULLY.

It is hereby agreed that Section VI, DEFINITIONS, paragraph M. LOSS is deleted in its entirety and replaced with the following:

M.   LOSS means:

     1 With respect to Coverage A, a DEFAULT and POLLUTION CONDITIONS with the amount of loss calculated as the lesser of:

     (a) the OUTSTANDING BALANCE on the date of DEFAULT, including principal1 and accrued interest from the date of DEFAULT until the date that the OUTSTANDING BALANCE is paid, plus interest on any advances of scheduled monthly payments made by the INSURED from the date of DEFAULT, plus advances and interest on advances: for PROPERTY PROTECTION actually paid by the INSURED pursuant to the COMMERCIAL REAL ESTATE LOAN, or, if applicable, a POOLING AND SERVICING AGREEMENT. Such advances and interest on advances made for PROPERTY PROTECTION are limited to ten (10) percent of the OUTSTANDING BALANCE on the date of DEFAULT; or

     (b) CLEAN-UP COSTS, provided, however, that if CLEAN-UP COSTS are less than the OUTSTANDING BALANCE, the INSURED must foreclose on the INSURED PROPERTY prior to the Company's payment of LOSS.

     2. With respect to Coverage B, (a) monetary awards or settlements of compensatory damages for BODILY INJURY, PROPERTY DAMAGE or CLEAN-UP COSTS, (b) CLEAN-UP COSTS: and (c) costs, charges and expenses incurred in the defense, investigation and adjustment of CLAIMS.

     3.   With respect to Coverage C, CLEAN-UP COSTS.

All other terms, conditions and exclusions shall remain the same.



                                                 /s/ Armand Pepin
                                ------------------------------------------------
                                            AUTHORIZED REPRESENTATIVE
                                or countersignature (in states where applicable)

                                ENDORSEMENT NO. 4

THIS ENDORSEMENT, EFFECTIVE 12:01 A.M.: 5/29/01

FORMS A PART OF POLICY NUMBER: 341 76 85

ISSUED TO: Wells Fargo  Bank of Minnesota, N.A. as trustee for the holders of
           Banc of America Commercial Mortgage Inc., Commercial Mortgage Pass-Through Certificates, Series 2001-1

BY: American International Specialty Lines Insurance Company

                        ADDITIONAL INSURED(S) ENDORSEMENT
                        ---------------------------------

         THIS ENDORSEMENT CHANGES THE POLICY. PLEASE READ IT CAREFULLY.

It is hereby agreed that the following entity(ies) is (are) included as an additional INSURED(S). Coverage for such additional INSURED(S) applies under this Endorsement:

1. Solely to the additional INSURED'S liability arising out of the NAMED INSURED'S ownership, security interest in, operation, maintenance or use of the INSURED PROPERTY(IES) and

2. Only if the additional INSURED is named in a suit as a co-defendant with the NAMED INSURED, alleging the additional insured is liable on the basis described in paragraph 1 above.

                              ADDITIONAL INSURED(S)
                              ---------------------

  GMAC Commercial Mortgage Corporation, as Master Servicer for Wells Fargo Bank
     of Minnesota, N.A. as Trustee for the registered certificate holders of Commercial Mortgage Pass-Through Certificates, Series 2001-1

     Lennar Partners, Inc. as Special Servicer for GMAC Commercial Mortgage Corporation, as Master Servicer for Wells Fargo Bank of Minnesota, NA. as
      Trustee for the registered certificate holders of Commercial Mortgage
                    Pass-Through Certificates, Series 2001-1

All other terms and conditions remain unchanged.



                                                  /s/ Armand Pepin
                                    -----------------------------------------
                                             AUTHORIZED REPRESENTATIVE
                                    or countersignature (where required by law)

SCHEDULE A

---------------------------------------------------------------------------------------------------------------
    No.       Loan Number                     Property Name                                    Property Type
---------------------------------------------------------------------------------------------------------------
    1            51020             Premier Plaza Shopping Center                                 Retail
    2            51084             Ballantyne Commons East                                       Retail
    3            51225             2815 Camino Del Rio Building                                  Office
    4            51674             Shady Grove Shopping Center                                   Retail
    5            51872             Comfort Suites-BWI Airport                                    Hotel
    6            51833             Courtright Lane Apartments                                    Multifamily
    7            51835             Park Plaza Shopping Center                                    Retail
    8            51837             Capital Mini-Stroage #2                                       Mini Storage
    9            61838             South Charleston Mini-Storage                                 Mini Storage
   10            51941             Real Property Services Office Building                        Office
   11            51942             Clearlake Pines Apartments II                                 Multifamily
   12            51943             Elmwood Apartments II                                         Multifamily
   13            51944             Woodland Apartments I & II                                    Multifamily
   14            51945             Sky Pines Apartments                                          Multifamily
   15            51948             Deerwood Apartments                                           Multifamily
   16            51947             Brandywine Apartments East                                    Multifamily
   17            51948             Pine Knoll Apartments of Clayton County                       Multifamily
   18            51849             Sunnyside Apartments                                          Multifamily
   19            51950             King's Colony Apartments                                      Multifamily
   20            51951             Laurel Court Apartments                                       Multifamily
   21            51952             Woodlands Apartments of Columbia II                           Multifamily
   22            51953             Harvest Grove Apartments                                      Multifamily
   23            51954             Cedarwood Apartments I & II                                   Multifamily
   24            51955             Cherry Glen Apartments I & II                                 Multifamily
   25            51956             Sherbrook Apartments                                          Multifamily
   26            51957             Elmtree Park Apartments                                       Multifamily
   27            51958             Fashion Bug Wonder Bread                                      Retail
   28            51973             Desertbrook Apartments                                        Multifamily
   29            51974             Seattle Mini Storage                                          Mini Storage
   30            51977             Aida Jean Apartments                                          Multifamily
   31            51978             Renaissance Plaza                                             Office
   32            51979             Broadway Shoppette                                            Retail
   33            51980             Southtown Blvd. Commercial Building                           Industrial
   34            51981             The Fur Plaza                                                 Retail
   35            51982             Lantam Arms Apartments                                        Multifamily
   36            51983             Image Wax Warehouse                                           Industrial
   37            51984             Freeway VIII Central                                          Retail
   38            51985             Mountain View Mobile Home Park                                Mobile Home
   39            51986             Windmill Courts Apartments                                    Multifamily
   40            51987             Prime Commercial Parners-Burley Honk's 99 Cent  Retail        Retail
   41            51989             Parkside Manor Apartments                                     Multifamily
   42            51990             Lakamont Office Bldg.                                         Office
   43            52141             Tech Center Plaza                                             Office
   44            52336             Downtown Mini Storage                                         Mini Storage
   45            52387             Magna Post Office                                             Office
   46            52536             Manyard's Property                                            Retail
   47            52533             Marriott Courtyard - Embassy Row                              Hotel
   48            52587             Marlboro Village Center                                       Hotel
   49            53079             Colony Apartments                                             Multifamily
   50            53127             Elliot & Price Mini Storage                                   Mini Storage
   51            53169             Columbia Apartment Portfolio                                  Multifamily
   52            53169             Columbia Apartment Portfolio - Tiger Village Apts             Multifamily
   53            53169             Columbia Apartment Portfolio - Holiday House Apts.            Multifamily
   54            53169             Columbia Apartment Portfolio - Gatehouse Apts.                Multifamily
   55            53247             Fountain Court Apartments                                     Multifamily
   56            53343             Aiea Shopping Center                                          Retail
   57            53408             Cedar Gardens Apartments/Kushner                              Multifamily
   58            53407             Cedar Towers Apartments/Kushner                               Multifamily
   59            53410             Colonial Apartments/Kushner                                   Multifamily
   60            53411             Colonial Pines Apartments/Kushner                             Multifamily
   61            53412             Country Village Apartments Kushner                            Multifamily
   62            53414             Eastampton Gardens Apartments Kushner                         Multifamily
   63            53509             Goose Creek Apartments                                        Multifamily
   64            53529             Hackensack Industrial                                         Industrial
   65            53531             One Lake Park Office Building                                 Office
   66            53552             A-1 Self Storage                                              Mini Storage
   67            53570             CVS - Trenton, TN                                             Retail
   68            63630             Westwood Heights Apartments                                   Multifamily
   69            53878             Nation's Capital Archives                                     Industrial
   70            53749             Caledon Woods Professional Park Bldgs 3 & 11                  Office
   71            53806             Ball Plastics/Motts Warehouse - Summary                       Industrial
   72            53808             Motts Warehouse                                               Industrial
   73            63808             Ball Plastics Warehouse                                       Industrial
   74            53879             Talley Plaza                                                  Office
   75            53894             Merchants Row Mall                                            Retail
   76            53985             Spring Park Shopping Center                                   Retail
   77            53967             PCS Holdings Corp. Office Building                            Office
   78            54028             Westwood Apartments                                           Multifamily
   79            54055             Keystone Industrial Park                                      Industrial
   80            54058             315 Park Avenue                                               Office
   81            54109             Sandalwood Apartments                                         Multifamily
   82            64134             Holland Boone Shopping Center                                 Retail
   83            64141             Sav-On Drug Store No. 5687                                    Retail
   84            54221             Eagle One Distribution Warehouse                              Industrial
   85            34221             Eagle Two Distribution Warehouse                              Industrial
   86            54228             Westport Commons Apartments                                   Multifamily
   87            54297             Sam's Club - Yuma AZ                                          Retail
   88            54321             Parkside I & II                                               Multifamily
   89            54322             Vintage Plaza                                                 Retail
   90            64948             Vogue Apartments                                              Multifamily
   91            54449             French Quarter                                                Multifamily
   92            54473             Crowfield Plaza Shopping Center                               Retail
   93            54503             Gough & Fall Apartments                                       Multifamily
   94            54538             Arahl Shopping Center - Winn Dixie # 1434                     Retail
   95            54608             Severn Place Office Building                                  Office
   96            64625             Lake Park Tower Apartments                                    Multifamily
   97            54658             701 Gateway Office Building                                   Office
   98            64864             Freeport Office Center IV                                     Office
   99            64874             Historic Mission, Inc.                                        Hotel
  100            64700             EDS Customer Relationship Management Inc. Building            Industrial
  101            34739             Northwest-Beaverton Center                                    Office
  102            51740             Northwest-Vancouver Business Park                             Industrial
  103            54742             Northwest-Plaza West                                          Office
  104            54745             Northwest-Cascade Building                                    Office
  105            54748             Northwest-Spalding Building                                   Office
  106            54748             Northwest -Hidden Valley                                      Office
  107            54781             Keswick Village Apartments                                    Multifamily
  108            54812             RCA- Lexington Apartments                                     Multifamily
  109            64813             RCA - Regency Arms                                            Multifamily
  110            64814             RCA - Royal Phoenician Apartments                             Multifamily
  111            51816             RCA-Royal St. Moritz Apartments                               Multifamily
  112            600012            38-40 Colorado Blvd.                                          Retail
  113            600055            Prospect Office Building                                      Office
  114          245990123           Cedarwood Apartments                                          Multifamily
  115          400003143           Keystone, MHP                                                 Mobile Home Park
  116          416000149           Saddleback Technology Park #2                                 Industrial
  117          415990127           Saddleback Technology Park #1                                 Industrial
  118          415990105           Vanguard Self Storage                                         Self-Storage
  119          276000145           Rite Aid Highland Falls                                       Retail
  120          302000148           Lake Meridian Apartments                                      Multifamily
  121          430990121           Electric Machinery Enterprises                                Industrial
  122          410690031           Morris Manor Apts.                                            Multifamily
  123          410990003           Chadlan Arms Apartments                                       Multifamily
  124          410890032           President & Bel Air Apts.                                     Multifamily
  125          430890126           Grissom-Bee Street Warehouses (Roll-up)                       Industrial
  126          430590128A          Grissom Lane Office Warehouse Building                        Industrial
  127          430990128B          Bee Street Office Warehouses Building                         Industrial
  128          295000135           US Storage Centers, Newport                                   Self-Storage
  129          330000???           Southpoint Shopping Center                                    Retail
  130          400000154           Country Hills Mobile Estates                                  Mobile Home Park
  131          302000148           Pico Boulevard                                                Retail
  132          400000162           Surburban Acres-Realty Estates                                Mobile Home Park
  133          400000141           Premier Distribution                                          Industrial
  134          302000163           The Sierras                                                   Multifamily
  135          280990122           Pyramid Plaza                                                 Office
  136          400000183           Snug Harbor MHP                                               Mobile Home Park
  137          308000170           Mangrove Square                                               Retail
  138          400990118           Sunrise MHP                                                   Mobile Home Park
  139          415000152           Center Pointe Business Park                                   Industrial
  140          800000173           Westside Center                                               Office
  141          304000155           800 California Street                                         Office
  142          300980018            Kimberly Gardens, MHP                                        Mobile Home Park
  143          275000160           McNulty Road                                                  Industrial
  144          400000169           Airport Commerce Center                                       Industrial
  145          415000195           Westbay Apartments                                            Multifamily
  146          615000171           API Facility                                                  Office
  147           24000220           Acacia Court                                                  Office
  148          400000181           Hollywood MHP                                                 Mobile Home Park
  149          400000188           Country Homes Village MHP                                     Mobile Home Park
  150          240000167           North Broadway Office                                         Office
  151          415000183           Glendale Office                                               Office
  152          400000201           Autumn Wood Apartments                                        Multifamily
  153          8200001B0           Weistech Industrial Park                                      Industrial
  154          275850124           Morally Wholesale Design Center                               Industrial
  155          275950124           Dickinson Square                                              Office
  156          415000207           Diamond Bar Plaza                                             Retail
  157          820000198           Vernon Stables                                                Multifamily
  158          309090203           Patrick Professional Plaza                                    Office
  159          820000210           Hershey & Wiledrob Apts. Roll Up                              Multifamily
  160          820000210A          Hershey Apartments                                            Multifamily
  161          8200002108          Wiledrob Apartments                                           Multifamily
  162          312000210           Stealth II                                                    Office
  163          410000198           Baycrest Apartments                                           Multifamily
  164          100000215           Prudential, Stoneworks & Carewell Buildings                   Various
  165          100000215A          Prudential Office Building                                    Office
  166          1000002158          Carewell Office Building                                      Office
  167          1000002150          Stoneworks Showroom                                           Industrial
  168          310000302           High Street Office                                            Office
  169          302000168           Alum Rock Self Storage                                        Self-Storage
  170          440000208           Intermountain Self Storage                                    Self-Storage
  171          311000205           Enterprise Court                                              Office
  172          600000218           Whipple Creek Apartments                                      Multifamily
  173          302000206           Torrance Self Storage                                         Self-Storage
  174          240000204           ABI Distribution Center                                       Industrial
  175          100000225           Industrial Park South                                         Industrial
  176          415000222           Bassom Square Apartments                                      Multifamily
  177          314000202           Canoga Avenue Industrial                                      Industrial
  178          300000248           Quality Distribution Center                                   Industrial
  179          400000228           Carson Crest Apartments                                       Multifamily
  180          400000262           Lake Jasmine Apartments                                       Multifamily
  181           15000221           Mountain View ??? MHC                                         Mobile Home Park
  182          31100021P           Buchanan Visual Communications                                Industrial
  183          400000231           Holiday Rancho MHP                                            Mobile Home Park
  184          400000203           Flinn Springs MHP                                             Mobile Home Park
  185          415000242           La Qulpta Springs Apartments                                  Multifamily
  186          250009223           Calverton Office Building #5                                  Office
  187          100000268           Forest Park Apartments                                        Multifamily
  188          800000214           Willows Corporate Center                                      Office
  189          400000275           Soaring Gulls Office Building                                 Office
  190          400000287           Mariposa Manor MHO                                            Mobile Home Park
  191          400000229           Marlboro Courts MHP                                           Mobile Home Park
  192          430000217           Balboa Boulevard Building                                     Industrial
  193          308000248           Quality Stones Inc. -- BattleCreek, MI                        Retail
  194          400000255           Indan Creek MHO                                               Mobile Home Park
  195          318000261           Kingston Pike                                                 Retail

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                                                                                                                      Original
  No.             Property Address                       Property City                State         Zip Code       Prin. Balance
------------------------------------------------------------------------------------------------------------------------------------
   1      1301-1321 W. Government Rd                       Brandon                     MS            39042           5,544,000
   2      13007 John J. Delaney Dr.                        Charlotte                   NC            28277          14,750,000
   3      2815 Camino Del Rio South                        San Diego                   CA            92108           3,850,000
   4      2200 West Shady Grove Road                       Irving                      TX            75080           5,200,000
   5      815 Elkridge Landing Road                        Linthicum                   MD            21090           6,580,000
   6      2269 Courtright Road                             Columbia                    OH            43233           1,140,000
   7      789 Hebron Road                                  Heath                       OH            43056           2,800,000
   8      410 56th Street                                  Charleston                  WV            28004           2,173,000
   9      4128-4200 Kanawha Turnpike                       South Charleston            WV            25009           1,221,000
  10      816 W. Brooks Avenue                             North Las Vegas             NV            88030           2,582,000
  11      2600 Clearlake Road #18A                         Cocoa                       FL            38222            800,000
  12      5111 Elmhurst Road #3                            West Palm Beach             FL            33417           1,350,000
  13      2909 Burroughs Drive #7                          Orlando                     FL            32816           3,625,000
  14      4990 North Lane #902                             Orlando                     FL            32803           2,325,000
  15      611 Mt. Homer Road                               Eusis                       FL            32728            681,250
  16      416 19th Street, SE                              Winter Haven                FL            33684           6,000,000
  17      7393 Tara Road                                   Jonesboro                   GA            30236           1,230,000
  18      809 West 29th Street                             Tilton                      GA            31784           1,342,000
  19      1425 King George Blvd.                           Savannah                    GA            31419           2,100,000
  20      125 St. Paul Drive                               Fremont                     OH            43420           1,125,000
  21      6054 Deerbrook Lane                              Columbus                    OH            43213           1,575,000
  22      5239 Harvestwood Lane                            Gahanna                     OH            43230           1,850,000
  23      1306 Cedarbrook Drive                            Goshen                      IN            46526           1,850,000
  24      2752 Cherry Glen Way                             Indianapolis                IN            46227           3,200,000
  25      8026 McFarland Court                             Indianapolis                IN            48227           1,888,250
  26      11023 Elmtree Park Dr.                           Indianapolis                IN            48229           1,500,000
  27      2605 East Main Street                            Plainfield                  IN            46183           1,025,000
  28      3703 West Kannawick Avenue                       Kennawick                   WA            99306           3,187,000
  29      1100 Poplar Place South                          Seattle                     WA            98144           1,873,000
  30      2860 & 2882 South 200 East Street                South Salt Lake             UT            84115           1,949,000
  31      1644-1684 SW Willemette Falls                    West Linn                   CA            97068            750,000
  32      5550-5555 S. Broadway                            Littleton                   CO            80121            430,000
  33      1851 Southtown Blvd.                             Morraina (Dayton)           OH            45409           1,087,500
  34      4830-4846 Sunrise Highway                        Sayville                    NY            11782            750,000
  35      648 Riverview Terrace                            Dayton                      OH            45407            600,000
  36      1040 Wabash Avenue                               Chesterton                  IN            48304            600,000
  37      20007 44th Avenue West                           Lynnwood                    WA            98038            700,000
  38      3109 East  Mulberry Street                       Fort Collins                CO            60624            815,000
  39      Clark Street                                     Cazenovia                   NV            13035            500,000
  40      645 North Overland Avenue                        Burley                      ID            60318            320,000
  41      600-620 Month Road                               Lincoln Park                MI            45145            750,000
  42      11501 W. 48th Avenue                             Wheat Ridge                 CO            80103            730,000
  43      2901, 2911, 2821 & 2501 North Tampa Way          Las Vegas                   NV            89128           7,000,000
  44      1050 West Washington Blvd.                       Los Angeles                 CA            80315           3,340,000
  45      8470 West 2700 South                             Magna                       UT            84014           2,450,000
  46      11445 Garland Road                               Dallas                      TX            75218           2,610,000
  47      1600 Rhode Island Avenue, NW                     Washington                  DC            20038          13,800,000
  48      Old Marlboro Pike and Brown Station Road         Upper Marlboro              MD            20772          10,400,000
  49      2208 Whitegate Drive                             Columbia                    MD            56203           5,650,000
  50      2360 W. Elliot Road                              Chandler                    AZ            56224           1,600,000
  51      Summary Page                                     Multiple                    MO          Multiple         11,000,000
  52      301 Tiger Lane                                   Columbia                    MO            65203
  53      100 N. Stadium Boulevard                         Columbia                    MO            65203
  54      2401 West Broadway                               Columbia                    MO            65203
  55      15445 35th Ave. West                             Lynnwood                    WA            98307           7,600,000
  56      99-115 Aiea Heights Road                         Aiea                        HI            96701           6,065,065
  57      2701 North Rolling Road                          Baltimore                   MD            21244           6,304,857
  58      3701 Twin Lakes Court                            Baltimore                   MD            21244           5,335,171
  59      638 Cooper Landing Road                          Cherry Hill Township        NJ            08002           7,907,885
  60      560 Bilper Avenue                                Lindenwold                  NJ            08021          11,059,835
  61      450 Country Drive                                Dover                       DE            18801           7,356,340
  62      A1 Bentley Road                                  Eastampton                  NJ            08060           6,977,812
  63      2 Goose Creek Drive                              Bloomington                 IL            61701           3,880,000
  64      100 Commerce Way                                 Hackensack                  NJ            07601           1,800,000
  65      2140 Lake Park Boulevard                         Richardson                  TX            76085          25,800,000
  66      280 Monterey Road                                San Jose                    CA            83111           5,100,000
  67      2056 US Highway 45 Bypass South                  Trenton                     TN            35382           1,072,000
  68      445 SW 27th Avenue                               Ft. Lauderdale              FL            33312            600,000
  69      14811 Farm Creek Drive                           Woodbridge                  VA            22181           2,400,000
  70      3 & 11 Caledon Court                             Greenville                  SC            29815           2,822,060
  71      Summary Page                                     Multiple                    NY          Multiple          6,000,000
  72      200 Dunn Road                                    Lyons                       NY            14489
  73      2803 McLane Drive                                Lysander                    NY            13027
  74      2702, 2600, 2828 North 44th Street               Phoenix                     AZ            85004          16,000,000
  75      2061-2071 N. Washington Street/Route 531         Hanover                     MA            02039           4,150,000
  76      19770 North Freeway                              Spring                      TX            77373           2,300,000
  77      9501 E. Shea Boulevard                           Scotsdale                   AZ            85260          24,700,000
  78      4834 East Gettysburg Avenue                      Fresno                      CA            83726           2,683,000
  79      2558 Pearl Buck Road                             Bristol                     PA            19077           4,118,635
  80      315 Park Avenue South                            New York                    NY            10010          87,200,000
  81      5070 E. Ashlan Avenue                            Fresno                      CA            93727           2,300,000
  82      15000 North Taluro Boulevard                     Phoenix                     AZ            85002           1,725,000
  83      702-704 North Azusa Avenue                       West Covina                 CA            91791           3,600,000
  84      105 Eagle Vista Parkway                          Atlanta                     GA            30338          17,681,500
  85      100 Eagle Vista Parkway                          Atlanta                     GA            30336          11,225,000
  86      1545 Spruce Terrace                              Tampa                       FL            33637           4,000,000
  87      1800 East Palo Verde Street                      Yuma                        AZ            85365           1,850,000
  88      951 SW 11th Street and 1020 SW Depot Avenue      Gainesville                 FL            32801           1,250,000
  89      3424 & 3416 Dale Road, and 2906 Venaman Avenue   Modesto                     CA            95356           1,500,000
  90      3685-3595 Central Avenue                         Fort Myers                  FL            33901           2,175,000
  91      6400 North Armenta Avenue                        Tampa                       FL            33804           1,850,000
  92      871 Crowfield Blvd                               Goose Creek                 SC            29202           3,160,000
  93      330 Gough Street and 280 Fall Street             San Francisco               CA            94102          10,000,000
  94      7400 West Judge Perez Drive                      Arabi                       LA            70002           5,560,000
  95      2450 Savarn Avenue                               Valeria                     LA            70001           8,500,000
  96      13855 Superior Road                              East Cleveland              OH            44118           4,060,000
  97      701 Gateway Boulevard                            South San Francisco         CA            84050          34,000,000
  98      3860 Flagard Boulevard                           Irving                      TX            76053          14,900,000
  99      3848 Mission Inn Avenue                          Riverdale                   CA            92501          18,000,000
 100      300 10th Street                                  Clarion                     IA            80525           2,600,000
 101      14158-14255 SW Brigadoon Court                   Beaverton                   OR            97005           3,300,000
 102      3315 NE 112th Avenue                             Vancouver                   WA            96882           4,600,000
 103      9600 SW Oak Street                               Tigard                      OR            97220           7,370,000
 104      520 SW Sixth Avenue                              Portland                    OR            97204           8,900,000
 105      318 SW Washington Street                         Portland                    OR            97204           5,780,000
 106      1750 112th Avenue, NE                            Bellevue                    WA            95004          16,500,000
 107      2811 Keswick Village Court                       Conyers                     GA            30012          16,900,000
 108      2520 LaJuana Drive                               Biloxi                      MS            36531           9,520,000
 109      6360 San Felipe Road                             Houston                     TX            77057          11,060,000
 110      18500 Northchase Drive                           Houston                     TX            77080           9,163,050
 111      2050 Grayson Drive                               Grapevine                   TX            76061          20,600,000
 112      38-40 East Colorado Blvd.                        Pasadena                    CA            91105           1,120,000
 113      857 Tenacity Drive                               Longmont                    CO            80504            882,605
 114      8411 Cedarwood Avenue                            Lawrence                    KS            86046           1,600,000
 115      303 Goody Road                                   Bacliff                     TX            77518            650,000
 116      28831 Cabot Road                                 Mission Viejo               CA            92603            765,000
 117      28821 Cabot Road                                 Mission Viejo               CA            92659            745,000
 118      326 Truesdale Drive                              Chula Vista                 CA            92138           4,060,000
 119      188 Main Street                                  Highland Falls              NY            10928           1,225,000
 120      14901 S. E. 272 Street                           Kent                        WA            98042           8,500,000
 121      2816 East Hanna Avenue                           Tampa                       FL            33610           3,030,000
 122      5721-45 Morris Street                            Philadelphia                PA            19144           1,100,000
 123      500-502 West Chelton Avenue                      Philadelphia                PA            19144            856,000
 124      523-529 West Chelton Avenue                      Philadelphia                PA            19144           1,240,812
 125      Various                                          Various                   VARIOUS        various          1,420,000
 126      11006 Grissom Lane                               Dallas                      TX            75225
 127      13777 Bee Street                                 Farmers Branch              TX            75234
 128      1632 Newport Blvd.                               Costa Mesa                  CA            92627            881,000
 129      7900 Florin Road                                 Sacramento                  CA            93826           2,250,000
 130      11901 W. McDonald Road                           Avondale                    AZ            95323           1,400,000
 131      8771 W. Pico Boulevard                           Los Angeles                 CA            9?035           1,307,000
 132      6760 Minnick Road, 6773 Rapids Road              Lockport                    NY            14094           6,430,000
 133      4013 Premier Avenue                              Memphis                     TN            35118           2,100,000
 134      7156 Winton Way                                  Winton                      CA            95088           1,850,000
 135      7434 Louis Pasteur Drive                         San Antonio                 TX            78228           2,900,000
 136      360 30th Avenue                                  Santa Cruz                  CA            95062           2,300,000
 137      1722 Mangrove Avenue                             Chico                       CA            95826           1,500,000
 138      3600 Lendie Drive                                Wichita Falls               TX            76306           1,550,000
 139      1280, 1300, 1200 North Johnson Avenue            El Cajon                    CA            92020           6,685,000
 140      33301 -33309 1st Avenue South                    Federal Way                 WA            98003           3,600,000
 141      800 California Street                            Mountain View               CA            94040           5,000,000
 142      24922 Mulranda Blvd.                             Lake Forest                 CA            92800           2,400,000
 143      12285 McNulty Blvd.                              Philadelphia                PA            98118           2,150,000
 144      11640, 11880, 11904, 11954 LaCinega Blvd.        Del Alta                    CA            90250           5,400,000
 145      2000 Parson Street                               Costa Mesa                  CA            92627           3,500,000
 146      6820 Lakeside Road                               West Palm Beach             FL            33411           1,255,000
 147      20250 Acacia Street                              Newport Beach               CA            92640           3,000,000
 148      7230 4th Street North                            St. Petersburg              FL            33702           3,500,000
 149      FM 741Towns Road                                 Waco                        TX            78827           1,950,000
 150      2333 North Broadway                              Santa Ana                   CA            92708           2,800,000
 151      815 - 819 E. Colorado Street                     Glendale                    CA            91205           2,235,000
 152      30158 Autumn Wood Drive                          Huntsville                  AL            35816           2,600,000
 153      3085 Raid Road                                   Grand Blanc                 NJ            48438          15,700,000
 154      456 East Mission Road                            San Marcos                  CA            92078           1,500,000
 155      1500 S. Christopher Columbus Boulevard           Philadelphia                PA            19147           2,843,500
 156      1195 South Diamond Bar Boulevard                 Diamond Bar                 CA            91765           1,050,000
 157      305-327 East Vernon Drive                        Normal                      IL            81761           7,400,000
 158      3850-3960 East Patrick Lane                      Las Vegas                   NV            89120           1,800,000
 159      Various                                          Various                   Various        Various          1,190,000
 160      1104 Hershey Street                              Bloomington                 IL            61704
 161      2 Wiledrob                                       Bloomington                 IL            61704
 162      601 Technology Drive                             Cecil Township              PA            15317          40,900,000
 163      2707-2709 Wildwood Circle & 2714-2718
          Arlington Avenue                                 Caldwell                    ID            83605           1,110,877
 164      Various                                          Various                   Various        Various          2,925,000
 165      8 Lafayette Place                                Hilton Head Island          SC            25926
 166      1 Park Lane                                      Hilton Head Island          SC            25926
 167      28 Hunter Road                                   Hilton Head Island          SC            25926
 168      849 High Street                                  Palo Alto                   CA            94301           3,100,000
 169      2487 Alum Rock Avenue                            San Jose                    CA            95118           4,800,000
 170      3860 2nd Avenue                                  Pocatello                   ID            63204           1,100,000
 171      41716,41743 and 41789 Enterprise Circle          Tamecula                    CA            92540           2,600,000
 172      2019 NE 179th Street                             Ridgefield                  WA            88642           8,950,000
 173      2315 Maricopa Street                             Torrance                    CA            80500           2,525,000
 174      4701 West Pointe Boulevard                       Oklahoma City               OK            73278           5,600,000
 175      1180 and 1234 Palmetto Drive                     Gainesville                 GA            30500           8,000,000
 176      222 North Muller Street                          Anaheim                     CA            92801           6,750,000
 177      9587 Canoga Avenue                               Chatsworth                  CA            91311           3,520,000
 178      100 West Jones Road                              Fostoria                    OH            44830           6,250,000
 179      1403 Carson Road                                 Birmingham                  AL            35215           2,425,000
 180      1182 Redman Street                               Orlando                     FL            32639          11,000,000
 181      21621 Sandia Avenue                              Apple Valley                CA            92307           1,000,000
 182      12400 Ford Road                                  Farmers Branch              TX            75234           4,275,000
 183      34184 County Line Road                           Yucaipa                     CA            92399           1,500,000
 184      14596 Olde Highway Bd.                           Flinn Springs               CA            92021           1,350,000
 185      46898 Jefferson Street                           Indlo                       CA            92301           3,820,000
 186      11785 Beltsville Drive                           Beltsville                  MD            20705          16,000,000
 187      580 Dewdrop Circle                               Forest Park                 OH            45240          12,500,000
 188      11281 Willows Road                               Redmond                     WA            88062          10,500,000
 189      3100 Soaring Gulls Drive                         Las Vegas                   NV            69128           2,315,000
 190      945 W. Manor Drive                               Nogales                     AZ            85621           2,850,000
 191      4261 Hilary Circle                               West Palm Beach             FL            33408           2,760,000
 192      8944 Balboa Avenue                               San Diego                   CA            92123           2,700,000
 193      8350 S. Drive North                              Battle Creek                MI            49014           1,650,000
 194      843 Indian Creek Road                            Locust Grove                GA            30248           4,000,000
 195      7212 Kingston Pike                               Knoxville                   TN            37819           2,000,000

---------------------------------------------------------------------------------------------------------------------------------
                                    Amortization         Loan Term                   LTV Cut-off       Lien          Loan
  No.         Cut-off Balance           Type              (months)    Year Built        Value        Position       Purpose
---------------------------------------------------------------------------------------------------------------------------------
   1             6,462,232            Balloon               120          1999           75.6%          First       Refinance
   2            11,552,472            Balloon               120          1998           52.7%          First       Refinance
   3             3,848,012            Balloon               120          1978           70.0%          First       Cash Out
   4             6,173,055            Balloon               120          1970           73.8%          First       Purchase
   5             6,496,406            Balloon               120          1997           88.0%          First       Cash Out
   6             1,104,762            Balloon               120          1973           77.5%          First       Refinance
   7             2,813,890            Balloon               120          1985           72.2%          First       Cash Out
   8             2,120,255            Balloon               120          1978           73.2%          First       Refinance
   9             1,191,968            Balloon               120          1976           72.5%          First       Refinance
  10             2,495,404            Balloon               120          1999           63.4%          First       Cash Out
  11               674,151            Balloon               120          1985           72.6%          First       Refinance
  12             1,311,241            Balloon               120          1984           71.6%          First       Refinance
  13             3,423,607            Balloon               120          1984           72.8%          First       Cash Out
  14             2,258,256            Balloon               120          1986           72.8%          First       Refinance
  15               855,952            Balloon               120          1982           72.8%          First       Cash Out
  16               562,778            Balloon               120          1981           72.8%          First       Cash Out
  17             1,194,690            Balloon               120          1985           72.8%          First       Cash Out
  18             1,300,561            Balloon               120          1984           72.8%          First       Cash Out
  19             2,009,716            Balloon               120          1987           72.8%          First       Refinance
  20             1,052,706            Balloon               120          1978           76.4%          First       Purchase
  21             1,529,788            Balloon               120          1984           72.6%          First       Refinance
  22             1,502,633            Balloon               120          1988           72.8%          First       Refinance
  23             1,854,021            Balloon               120          1983           72.8%          First       Cash Out
  24             3,105,137            Balloon               120          1986           70.6%          First       Refinance
  25             1,637,843            Balloon               120          1983           83.2%          First       Refinance
  26             1,455,838            Balloon               120          1983           83.3%          First       Cash Out
  27             1,002,617            Balloon               120          1983           68.1%          First       Refinance
  28             3,602,267            Balloon               120          1985           60.1%          First       Refinance
  29             1,840,554            Balloon               120          1955           62.4%          First       Cash Out
  30             1,904,602            Balloon               144          1975           71.2%          First       Cash Out
  31               724,481            Balloon               120          1992           58.6%          First       Refinance
  32               419,811            Balloon               120          1988           50.0%          First       Refinance
  33             1,067,777            Balloon               120          1980           73.0%          First       Cash Out
  34               732,060            Balloon               120          1984           38.6%          First       Cash Out
  35               584,062            Balloon               120          1956           68.7%          First       Refinance
  36               831,019            Balloon               120          1979           73.1%          First       Refinance
  37               691,112            Balloon               120          1981           81.6%          First       Refinance
  38               597,238            Balloon               120          1970           56.9%          First       Purchase
  39               458,518            Balloon               120          1963           61.1%          First       Refinance
  40               313,897            Balloon               120          1996           63.5%          First       Purchase
  41               735,422            Balloon               120          1958           73.6%          First       Purchase
  42               719,020            Balloon               120          1996           54.3%          First       Cash Out
  43             6,965,176            Balloon               120          1997           65.4%          First       Cash Out
  44             3,299,672            Fully AM              120          1978           45.5%          First       Cash Out
  45             2,429,391            Balloon               120          1998           84.6%          First       Cash Out
  46             2,692,608            Balloon               120          1970           66.6%          First       Refinance
  47            13,024,268            Balloon               119          1958           80.6%          First       Refinance
  48            10,385,641            Balloon               120          1999           78.8%          First       Refinance
  49             5,630,612            Balloon               120          1985           82.1%          First       Refinance
  50             1,595,770            Balloon               120          1988           57.0%          First       Refinance
  51            11,051,025            Balloon               120        Various          78.6%          First       Cash Out
  52                     0                                  120          1962           0.0%
  53                     0                                  120          1985           0.0%
  54                     0                                  120          1985           0.0%
  55             7,586,617            Balloon               120          1988           79.8%          First       Refinance
  56             6,977,522            Fully AM               88          1985           63.3%          First       Refinance
  57             6,304,857            Hyper AM              120          1972           63.5%          First       Purchase
  58             5,335,171            Hyper AM              120          1971           63.7%          First       Purchase
  59             7,907,885            Hyper AM              120          1963           67.2%          First       Purchase
  60            11,059,835            Hyper AM              120          1972           84.4%          First       Purchase
  61             7,385,340            Hyper AM              120          1985           71.2%          First       Purchase
  62             8,977,812            Hyper AM              120          1987           89.0%          First       Purchase
  63             3,951,887            Balloon               120          1980           79.6%          First       Refinance
  64             1,791,137            Balloon               120          1983           74.6%          First       Purchase
  65            25,823,693            Balloon               120          1999           79.6%          First       Refinance
  66             5,077,691            Balloon               120          1998           83.6%          First       Refinance
  67             1,088,088            Balloon               120          1998           78.3%          First       Purchase
  68               597,940            Balloon               120          1998           73.5%          First       Refinance
  69             2,387,788            Balloon               120          1988           67.3%          First       Cash Out
  70             2,913,188            Balloon               120          1987           72.8%          First       Refinance
  71             6,870,012            Balloon               120        Various          71.8%          First       Refinance
  72                     0            Balloon               120          1938           0.0%           First
  73                     0            Balloon               120          1958           0.0%           First       Purchase
  74            17,945,951            Balloon               120          1972           74.8%          First       Refinance
  75             4,180,415            Balloon               120          1998           68.8%          First       Cash Out
  76             2,231,377            Balloon               120          1976           70.8%          First       Purchase
  77            24,673,859            Balloon               120          1972           64.9%          First       Purchase
  78             2,683,738            Balloon               120          1977           78.8%          First       Purchase
  79             4,133,304            Balloon               120          1911           79.5%          First       Refinance
  80            87,200,000            Balloon               120          1979           86.1%          First       Refinance
  81             2,285,982            Balloon               120          2000           78.2%          First       Refinance
  82             1,722,185            Balloon               120          1999           74.9%          First       Purchase
  83             3,595,505            Balloon               120          1999           78.5%          First       Refinance
  84            12,681,152            Balloon               120          1999           78.5%          First       Refinance
  85            11,202,104            Balloon               120          1984           77.3%          First       Cash Out
  86             3,878,855            Balloon                81          1990           79.6%          First       Purchase
  87             1,834,892            Balloon               120          1984           50.2%          First       Cash Out
  88             1,275,488            Balloon               120          1978           79.7%          First       Cash Out
  89             1,469,445            Balloon               120          1974           45.5%          First       Cash Out
  90             2,167,279            Balloon               120          1965           76.9%          First       Cash Out
  91             1,843,483            Balloon               120          1991           79.1%          First       Purchase
  92             3,150,512            Balloon               120          2000           79.0%          First       Refinance
  93             8,879,713            Balloon               120          1999           70.1%          First       Refinance
  94             6,538,242            Balloon               120          1982           78.1%          First       Refinance
  95             8,491,526            Balloon               120          1963           78.3%          First       Refinance
  96             4,071,982            Balloon               120          1998           78.8%          First       Purchase
  97            33,852,059            Balloon               120          2000           57.5%          First       Refinance
  98            14,854,242            Balloon               120          1978           71.8%          First       Refinance
  99            17,812,607            Balloon               108          1997           62.9%          First       Purchase
 100             2,577,382            Balloon               120          1952           79.3%          First       Purchase
 101             3,295,628            Balloon               120          1991           71.6%          First       Purchase
 102             4,593,859            Balloon               120          1985           75.6%          First       Purchase
 103             7,360,076            Balloon               120          1925           80.4%          First       Purchase
 104             8,891,149            Balloon               120          1910           80.6%          First       Purchase
 105             5,772,331            Balloon               120          1939           87.9%          First       Purchase
 106            16,483,787            Balloon               120          1996           78.7%          First       Purchase
 107            18,900,000            Balloon               120          1995           79.9%          First       Purchase
 108             9,520,000            Balloon               120          1970           80.0%          First       Refinance
 109            11,080,000            Balloon               120          1979           80.0%          First       Refinance
 110             9,163,050            Balloon               120          1997           70.5%          First       Refinance
 111            20,800,000            Balloon               120          1993           80.0%          First       Refinance
 112             1,082,733            Balloon               120          2000           37.3%          First       Refinance
 113               658,990            Balloon               120          1984           71.4%          First       Refinance
 114             1,788,888            Balloon               120          1975           79.4%          First       Refinance
 115               542,802            Balloon               120          1939           78.7%          First       Refinance
 116               749,007            Balloon               120          1939           85.1%          First       Refinance
 117               739,274            Balloon               120          1999           62.1%          First       Refinance
 118             3,938,275            Balloon               120          1999           66.5%          First       Refinance
 119             1,216,585            Balloon               120          1999           70.5%          First       Purchase
 120             6,781,942            Balloon               120          1985           71.2%          First       Refinance
 121             3,046,659            Balloon               120          1958           63.8%          First       Refinance
 122             1,034,247            Balloon               120          1930           78.1%          First       Refinance
 123               843,983            Balloon               120          1930           78.9%          First       Refinance
 124             1,224,812            Balloon               120          1920           78.0%          First       Refinance
 125             1,408,080                                             various          74.3%                      Refinance
 126                                                                     1971
 127                                  Balloon               120          1982                          First
 128               973,073            Balloon               120          1970           64.9%          First       Refinance
 129             2,225,659            Balloon               120          1988           69.5%          First       Purchase
 130             1,385,782            Balloon               120          1978           72.4%          First       Purchase
 131             1,300,973            Balloon               120          1937           54.0%          First       Refinance
 132             3,096,757            Balloon               120          1999           76.5%          First       Refinance
 133             2,075,348            Balloon               120          1964           69.2%          First       Refinance
 134             1,640,209            Balloon               120          1985           70.6%          First       Refinance
 135             2,648,768            Balloon               120          1985           53.2%          First       Refinance
 136             2,387,654            Balloon               120          1932           70.4%          First       Purchase
 137             1,492,603            Balloon               120          1958           58.3%          First       Purchase
 138             1,830,488            Balloon               120          1971           71.2%          First       Purchase
 139             6,627,050            Balloon               120          1993           72.8%          First       Refinance
 140             3,579,573            Balloon               120          1980           67.5%          First       Purchase
 141             4,838,778            Balloon               120          2000           62.5%          First       Const. Takeout
 142             1,978,725       Fully Amortizing           120          1972           30.0%          First       Refinance
 143             2,238,795            Balloon               120          1986           74.6%          First       Purchase
 144             6,370,297            Balloon               120          2000           71.7%          First       Refinance
 145             3,450,711            Balloon               120          1968           62.2%          First       Refinance
 146             1,278,859            Balloon               120          1988           63.9%          First       Refinance
 147             2,885,443            Balloon               120          1990           65.0%          First       Purchase
 148             3,450,821            Balloon               120          1949           75.7%          First       Refinance
 149             1,839,711            Balloon                84          1999           79.2%          First       Purchase
 150             2,784,019            Balloon               120          1967           63.0%          First       Refinance
 151             2,223,743            Balloon               120          1885           73.8%          First       Refinance
 152             2,388,168            Balloon               120          1884           78.4%          First       Refinance
 153            15,842,813            Balloon               120          1855           74.5%          First       Refinance
 154             1,459,428            Balloon               120          1922           73.7%          First       Refinance
 155             2,827,838            Balloon               119          1922           89.0%          First       Refinance
 156             1,045,100            Balloon               120          1986           33.2%          First       Purchase
 157             7,351,510            Balloon               120          2000           78.4%          First       Refinance
 158             1,490,976            Balloon               120          1996           67.8%          First       Const. Takeout
 159             1,184,449            Balloon               120        Various          76.8%          First       Refinance
 160                                                                     1988                          First
 161                                                                     1978                          First
 162            10,817,504            Balloon               120          2000           70.0%          First       Const. Takeout
 163             1,108,488            Balloon               120          1995           7.4%           First       Refinance
 164             2,913,677            Balloon               120        Various          73.3%          First       Purchase
 165                                                                     1997
 166                                                                     1985
 167                                                                     1998
 168             3,007,409            Balloon               120          1924           55.4%          First       Refinance
 169             4,688,358            Balloon               120          2000           71.5%          First       Const. Takeout
 170             1,089,144            Balloon               180          1984           88.1%          First       Refinance
 171             2,791,285            Balloon               120          1990           80.7%          First       Refinance
 172             8,824,885            Balloon               120          1998           76.8%          First       Const. Takeout
 173             2,909,079            Balloon               120          1976           74.8%          First       Refinance
 174             5,579,602            Balloon               120          2000           88.5%          First       Purchase
 175             7,870,079            Balloon               120          1991           74.5%          First       Purchase
 176             5,729,682            Balloon               120          1971           73.5%          First       Refinance
 177             3,609,426            Balloon               120          1977           70.2%          First       Purchase
 178             8,172,130            Balloon               120          1884           74.3%          First       Purchase
 179             2,417,206            Balloon               120          1974           75.2%          First       Refinance
 180            10,959,222            Balloon               120          1974           78.8%          First       Refinance
 181               998,522            Balloon               120          1989           52.3%          First       Refinance
 182             4,264,098            Balloon               120          1998           74.8%          First       Const. Takeout
 183             1,495,494            Balloon               120          1957           72.2%          First       Refinance
 184             1,348,511            Balloon               120          1980           85.0%          First       Refinance
 185             3,008,101            Balloon               120          1987           79.8%          First       Purchase
 186            15,972,832            Balloon               120          1989           51.5%          First       Refinance
 187            12,461,491            Balloon               120          1965           78.6%          First       Refinance
 188            10,461,491            Balloon               120          1965           74.4%          First       Refinance
 189             2,311,246            Balloon               120          1997           66.5%          First       Purchase
 190             2,545,756            Balloon               120          1971           75.1%          First       Refinance
 191             2,739,220            Balloon               120          1856           78.4%          First       Refinance
 192             2,686,211            Balloon               120          1957           45.5%          First       Refinance
 193             1,635,848            Balloon               120          2000           89.9%          First       Purchase
 194             3,882,202            Balloon               120          1970           67.7%          First       Purchase
 195             1,994,488            Balloon               120          1957           72.5%          First       Purchase

            AMERICAN INTERNATIONAL SPECIALTY LINES INSURANCE COMPANY

                    SECURED CREDITOR IMPAIRED PROPERTY POLICY

THIS POLICY HAS CERTAIN PROVISIONS AND REQUIREMENTS UNIQUE TO IT AND MAY BE DIFFERENT FROM OTHER POLICIES THE INSURED MAY HAVE PURCHASED. PLEASE READ THE ENTIRE POLICY CAREFULLY TO DETERMINE THE INSURED'S RIGHTS AND DUTIES, AND WHAT IS AND IS NOT COVERED. VARIOUS PROVISIONS THROUGHOUT THIS POLICY RESTRICT OR EXCLUDE COVERAGE.

COVERAGE IS AFFORDED ONLY FOR THOSE INSURED PROPERTIES SCHEDULED ON THE POLICY.

DEFINED TERMS APPEAR IN BOLDFACE TYPE.

In consideration of the payment of the premium, in reliance upon the statements in the Declarations and Secured Creditor Impaired Property Application incorporated by reference and made a part hereof, and pursuant to all of the terms of this Policy, the Company agrees with the INSURED as follows:

I.   INSURING AGREEMENT

     A. COVERAGE A - DEFAULT AND POLLUTION CONDITIONS

        The Company will indemnify the INSURED for LOSS, if during the POLICY PERIOD and prior to FORECLOSURE, there is a DEFAULT by a BORROWER on a COMMERCIAL REAL ESTATE LOAN secured by an INSURED PROPERTY, LEASEHOLD or FIXED ASSETS, and there are POLLUTION CONDITIONS on, under or emanating from the same INSURED PROPERTY prior to or while the COMMERCIAL REAL ESTATE LOAN is in DEFAULT.

     B. COVERAGE B - THIRD-PARTY CLAIMS

        The Company agrees to pay LOSS on behalf of the INSURED that the INSURED becomes legally obligated to pay as a result of CLAIMS first made against the INSURED and reported to the Company, in writing, during the POLICY PERIOD, for BODILY INJURY, PROPERTY DAMAGE or CLEAN-UP COSTS resulting from POLLUTION CONDITIONS on, under or emanating from an INSURED PROPERTY.

     C. COVERAGE C - CLEAN-UP OF POLLUTION CONDITIONS

        The Company agrees to pay LOSS on behalf of the INSURED, after FORECLOSURE, if CLEAN-UP COSTS are sustained because there are POLLUTION CONDITIONS on, under or emanating from the INSURED PROPERTY during the POLICY PERIOD provided that where required, such POLLUTION CONDITIONS have been reported by the INSURED to the appropriate governmental agency in compliance with applicable ENVIRONMENTAL LAWS, in effect as of the date of discovery.



               Copyright, American International Group, Inc., 2000

     D. LEGAL EXPENSE AND DEFENSE - COVERAGE B

        The Company shall have the right and duty to investigate and defend any CLAIM described in Coverage B. The Company's duty to defend or continue defending any such CLAIM, and to pay any LOSS, shall cease once the applicable limit of coverage, as described in Section V. LIMITS OF COVERAGE; DEDUCTIBLE has been exhausted. Investigation and defense costs, charges and expenses are included in LOSS, reduce the applicable limit of liability, and are included within the Deductible amount shown in item 4 of the Declarations.

     E. INDEPENDENT COUNSEL - COVERAGE B

        If the INSURED is entitled by law to select independent counsel to defend the INSURED at the Company's expense, the attorney fees and all other litigation expenses the Company must pay to that counsel are limited to the rates the Company actually pays to counsel the Company retains in the ordinary course of business in the defense of similar CLAIMS in the community where the CLAIM arose or is being defended.

        Additionally, the Company may exercise the right to require that such counsel have certain minimum qualifications with respect to their competency, including experience in defending CLAIMS or suits similar to the one pending against the INSURED and to require such counsel to have errors and omissions insurance coverage. As respects to such counsel, the INSURED agrees that counsel will timely respond to the Company's request for information regarding the CLAIM.

        Furthermore, the INSURED may at any time, by its signed consent, freely and fully waive its rights to select independent counsel.

II.  NOTICE REQUIREMENTS AND CLAIM PROVISIONS

     It is a condition precedent to any rights afforded under this Policy that the INSURED provide the Company with notice of DEFAULT and POLLUTION CONDITIONS, or LOSS as follows:

     A. The INSURED shall give written notice to the Company, as soon as possible but not later than forty-five (45) days after the INSURED first learns of the DEFAULT and POLLUTION CONDITIONS, or LOSS to:

                   Manager, Pollution Insurance Products Unit
                   AIG Technical Services, Inc.
                   Environmental Claims Department
                   80 Pine Street, Sixth Floor
                   New York, New York 10005

                              and

                   Division Attorney - Pollution Legal Liability
                   American International Specialty Lines Insurance Company 175 Water Street, Twelfth Floor
                   New York, New York 10038



               Copyright, American International Group, Inc., 2000 or other address(es) as substituted by the Company in writing.

     B. The notice shall include, at a minimum, information sufficient to identify the INSURED, the INSURED PROPERTY, the names of the persons with knowledge regarding the time, place, cause, nature of and other circumstances of the DEFAULT and POLLUTION CONDITIONS, or LOSS.

     C. The notice may be provided only by the INSURED and may not be delegated to third parties. It is not a defense to this condition precedent that the Company learned of the DEFAULT and POLLUTION CONDITIONS, or LOSS through any independent means.

III. DUTIES OF THE INSURED IN THE EVENT OF LOSS

     A. The INSURED shall furnish the following to the Company as soon as available and practicable after the INSURED first learns of the DEFAULT and POLLUTION CONDITIONS, or LOSS:

          1.   all correspondence between the INSURED and any claimant;

          2. all demands, summons, notices or other processes or papers filed with a court of law, administrative agency or investigative body;

          3. all technical reports, laboratory data, field notes or any other documents generated by persons hired by the INSURED to investigate or remediate POLLUTION CONDITIONS;

          4. all expert reports, investigations and data collected by experts retained by the INSURED, whether or not the INSURED intends to use the material for any purpose;

          5. all other information developed or discovered by the INSURED concerning the DEFAULT and POLLUTION CONDITIONS, or LOSS.

      B. No INSURED shall voluntarily enter into any settlement, make any payment, assume any obligation, or incur any costs, charges or expenses in the defense or investigation of a CLAIM without the Company's consent, which shall not be unreasonably withheld or delayed, except at the INSURED'S own cost, or in response to an emergency or pursuant to ENVIRONMENTAL LAWS which require immediate remediation of POLLUTION CONDITIONS.

      C. If the INSURED refuses to consent to any settlement within the limits of coverage of this Policy recommended by the Company and acceptable to the claimant, the Company's duty to defend the INSURED shall then cease and the INSURED shall thereafter negotiate or defend such CLAIM independently of the Company and the Company's liability shall not exceed the amount, less the Deductible or any outstanding Deductible balance, for which the CLAIM could have been settled if such recommendation was consented to.

      D. The INSURED must cooperate with the Company and offer all reasonable assistance in the investigation and defense of CLAIMS, The Company may require that the INSURED submit to examination under oath, and attend hearings, depositions and trials. In the



               Copyright, American International Group, Inc., 2000 course of investigation or defense, the Company may require written statements or the INSURED'S attendance at meetings with the Company. The INSURED must reasonably assist the Company in effecting settlement, securing and providing evidence and obtaining the attendance of witnesses, all without charge to the Company.

IV.  EXCLUSIONS

     This Policy does not apply to LOSS:

     A. due to or for any punitive, exemplary or multiplied portion of multiple damages or any civil or administrative lines, penalties or assessments, except where such damages, fines, penalties or assessments are insurable by applicable law; or any criminal fines, penalties or assessments.

     B. arising as a result of liability of others assumed by the INSURED under any contract or agreement, unless the liability of the INSURED would have attached in the absence of such contract or agreement.

     C. arising out of any obligation of the INSURED under any workers compensation, unemployment compensation or disability benefits law or similar law.

     D. arising from BODILY INJURY to an employee of the INSURED or its parent, subsidiary or affiliate arising out of and in the course of employment by the INSURED or its parent, subsidiary or affiliate. This exclusion applies (1) whether the INSURED may be liable as an employer or in any other capacity; and
(2) to any obligation to share damages with or repay third parties that must pay damages because of this injury.

     E. arising from POLLUTION CONDITIONS resulting from or attributable to the INSURED'S intentional, knowing, willful or deliberate noncompliance with any statute, regulation, ordinance, administrative complaint, notice of violation, notice letter, executive order, or instruction of any governmental agency or body.

     F. arising from POLLUTION CONDITIONS resulting from an intentionally illegal act or omission of the INSURED, if the INSURED knew that the POLLUTION CONDITIONS would result.

     G. arising from POLLUTION CONDITIONS existing prior to the effective date of coverage for an INSURED PROPERTY, and not otherwise specifically excluded by endorsement to this Policy, if as of such date the INSURED knew that such POLLUTION CONDITIONS could give rise to a LOSS under this Policy and failed to disclose such POLLUTION CONDITIONS to the Company, or the Company did not otherwise learn of such POLLUTION CONDITIONS from engineering reports, environmental spreadsheets, the Secured Creditor Impaired Property Questionnaire, or from other technical reports the Company obtained independently.

     H. by one INSURED against any other person or entity who is also an INSURED under this Policy.

     I. for costs, charges or expenses incurred by the INSURED for goods supplied or services performed by the staff or salaried employees of the INSURED, or its parent, subsidiary or affiliate, unless such costs, charges or



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



expenses are incurred with the prior written approval of the Company in its sole discretion.

     J. arising from the presence of asbestos or any asbestos-containing materials installed in or on any building or other structure.

     K. arising from the presence of lead-based paint applied to any real or personal property on or under an INSURED PROPERTY.

V.   LIMITS OF COVERAGE; DEDUCTIBLE

     Regardless of the number of POLLUTION CONDITIONS, INSUREDS, CLAIMS, LOSSES or claimants under this Policy, the following limits of coverage apply:

     A. POLICY AGGREGATE LIMIT

        The Company's total liability for all LOSS covered under this Policy shall not exceed the "Total all Losses" stated in Item 23 of the Declarations. The purchase of an EXTENDED REPORTING PERIOD pursuant to Section VII of this Policy shall not serve to reinstate or increase the "Total all Losses".

     B. EACH LOSS LIMIT

        Subject to and included in the limit of liability described in Paragraph A above, the most the Company will pay in excess of the deductible amount shown in Item 4 of the Declarations for each LOSS under Coverage A and B, and for all CLEAN-UP COSTS arising from the same, continuous or related POLLUTION CONDITIONS under Coverage C, is the "Each Loss" limit of liability shown in Item 3 of the Declarations.

     C. RELATED POLLUTION CONDITIONS

        1. Solely with respect to Coverage B, if a Claim for BODILY INJURY, PROPERTY DAMAGE or CLEAN-UP COSTS is first made against the INSURED and reported to the Company during this POLICY PERIOD, all CLAIMS for BODILY INJURY, PROPERTY DAMAGE or CLEAN-UP COSTS arising from the same, continuous or related POLLUTION CONDITIONS, which are made against the INSURED and reported under a subsequent Secured Creditor Impaired Property Policy issued by the Company or its affiliate, shall be deemed to have been first made and reported under this Policy and shall be subject to the Limits of Liability under this Policy.

        Coverage under this Policy for such CLAIMS made against the INSURED and reported under a subsequent Secured Creditor Impaired Property Policy as described in Paragraph 1, above, shall not apply unless at the time such CLAIMS are first made and reported the INSURED has maintained with the Company or its affiliate Secured Creditor Impaired Property coverage substantially the same as this coverage on a successive, uninterrupted basis since the first such Claim was made against the INSURED and reported to the Company.

        2. All LOSS arising from the same, continuous, or related POLLUTION CONDITIONS shall be subject to one "Each Loss" limit of liability. In the event coverage is provided under more than one of Coverages A, B and C, only one "Each Loss" limit stated in Item 3 of the Declarations shall apply.



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                                       5

     D. DEDUCTIBLE

        Subject to Section V. LIMITS OF COVERAGE; DEDUCTIBLE, Paragraphs A and B, above, this Policy is to pay all LOSS in excess of the "Each Loss" Deductible amount stated in Item 4 of the Declarations. The Deductible amount includes investigation and defense costs, charges and expenses, and applies to all LOSS arising from the same, related or continuous POLLUTION CONDITIONS.

        The INSURED shall promptly reimburse the Company for advancing any payment of LOSS falling within the Deductible.

VI.  DEFINITIONS

     A. BODILY INJURY means physical injury, sickness, disease, mental anguish or emotional distress sustained by any person, including death resulting therefrom.

     B. BORROWER means any obligor on a COMMERCIAL REAL ESTATE LOAN, including without limitation, any guarantor therefor, the holder of any ownership interest in an INSURED PROPERTY and any other person, entity or organization controlled by or under common control of the obligor.

     C. CLAIM means a written demand received by the insured seeking a remedy and alleging liability or responsibility on the part of the INSURED for LOSS under Coverage B.

     D. CLEAN-UP COSTS means expenses, including reasonable and necessary legal expenses, incurred with the Company's written consent, incurred in the investigation (including remedial studies and design), removal, remediation (including the associated monitoring), or disposal of soil, surfacewater, groundwater or other contamination:

          (1) to the extent required by ENVIRONMENTAL LAWS, or specifically mandated by court order, the government or any political subdivision of the United States of America or any state thereof, or Canada; or

          (2) which have been actually incurred by the government or any political subdivision of the United States of America or any state thereof, or Canada or any province thereof, or by third-parties.

     E. COMMERCIAL REAL ESTATE LOAN means an obligation evidenced by loan documents which is secured by the INSURED PROPERTY, LEASEHOLD or FIXED ASSETS as scheduled in Item 5 of the Declarations, and in which loan documents the INSURED relies upon such INSURED PROPERTY, LEASEHOLD or FIXED ASSETS as security for the loan and obtains a perfected mortgage or other security interest.

     F. DEFAULT means the failure of a BORROWER to make any part of a scheduled, periodic or final payment by the due date under the COMMERCIAL REAL ESTATE LOAN or the BORROWER'S failure to comply with items designated as the



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causes or events of default as provided by the terms of the COMMERCIAL REAL
ESTATE LOAN. The DEFAULT shall be deemed to occur on the day after such due date under the COMMERCIAL REAL ESTATE LOAN provided that the DEFAULT was not cured within the applicable grace period as provided by the terms of the COMMERCIAL REAL ESTATE LOAN. For purposes of this Policy, the mere presence of a POLLUTION CONDITION shall not be deemed a cause or event of default.

     G. ENVIRONMENTAL LAWS means any federal, state or local laws (including but not limited to statutes, regulations, rules, ordinances, guidance documents, and governmental or administrative orders and directives) which are applicable to POLLUTION CONDITIONS.

     H. FIXED ASSETS means fixtures, plant and equipment at or on an INSURED PROPERTY owned by the BORROWER, which are depreciated over their useful life.

     I. FORECLOSURE means taking title to an interest in the INSURED PROPERTY, Leasehold or FIXED ASSETS through the enforcement of a lien, mortgage, deed of trust or other secured interest under a COMMERCIAL REAL ESTATE LOAN, whether through legal proceedings or otherwise.

     J. INSURED means the NAMED INSURED, TRUSTEE or SERVICER, and any director, officer, partner or employee thereof while acting within the scope of his or her duties as such, and any such additional INSURED added by endorsement to this Policy.

     K. INSURED PROPERTY means the real property, including any FIXED ASSETS or LEASEHOLD, scheduled in Item 5 of the Declarations on the date of the LOSS.

     L. LEASEHOLD means the BORROWER'S right to possession of leased INSURED PROPERTY pursuant to a written lease agreement.

     M. LOSS means:

          1. With respect to Coverage A, the OUTSTANDING BALANCE on the date of Default, including principal and accrued interest from the date of DEFAULT until the date that the OUTSTANDING BALANCE is paid, plus interest on any advances of scheduled monthly payments made by the Insured from the date of DEFAULT, plus advances and interest on advances for PROPERTY PROTECTION actually paid by the INSURED pursuant to the COMMERCIAL REAL ESTATE LOAN or, if applicable, a POOLING AND SERVICING AGREEMENT. Such advances and interest on advances made for PROPERTY PROTECTION are limited to ten (10) percent of the OUTSTANDING BALANCE on the date of DEFAULT.

          2. With respect to Coverage B, (a) monetary awards or settlements of compensatory damages for BODILY INJURY, PROPERTY DAMAGE or CLEAN-UP COSTS; (b) CLEAN-UP COSTS; and (c) costs, charges and expenses incurred in the defense, investigation and adjustment of CLAIMS.

          3.   With respect to Coverage C, CLEAN-UP COSTS.



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     N. NAMED INSURED means the party, person or entity named in Item 1 of the
Declarations.

     O. NATURAL RESOURCE DAMAGE means physical injury to or destruction of, including the resulting loss of value of, land, fish, wildlife, biota, air, water, groundwater, drinking water supplies, and other such resources belonging to, managed by, held in trust by, appertaining to, or otherwise controlled by the United States (including the resources of the fishery conservation zone established by the Magnuson-Stevens Fishery Conservation and Management Act (16 U.S.C. 1801 et seq.)), any state or local government, any foreign government, any Indian tribe, or, if such resources are subject to a trust restriction on alienation, any member of an Indian tribe.

     P. OUTSTANDING BALANCE means the principal amount of outstanding indebtedness owed to the INSURED as of the date of DEFAULT calculated pursuant to the terms and conditions of the COMMERCIAL REAL ESTATE LOAN plus interest as described in the definition of LOSS. OUTSTANDING BALANCE shall nor include penalties or other fees arising out of a DEFAULT.

     Q. POLICY PERIOD means the period set forth in Item 2 of the Declarations or any shorter period arising as a result of:

          1.   cancellation of this Policy; or

          2. the deletion by the Company of a particular INSURED PROPERTY at the NAMED INSURED'S written request, but solely with respect to that INSURED PROPERTY.

     R. POLLUTION CONDITIONS means:

        1. with respect to Coverages A and C, the discharge, dispersal, release or escape of any solid, liquid, gaseous or thermal irritant or contaminant, including smoke, vapors, soot, fumes, acids, alkalis, toxic chemicals, and waste materials into or upon land, or any structure on land, the atmosphere or any watercourse or body of water, including groundwater, in concentrations or amounts exceeding maximum levels allowed by applicable ENVIRONMENTAL LAWS, or by governmental or court order or directive, acting under the authority granted by ENVIRONMENTAL LAWS, provided such conditions are not naturally present in the environment in the concentration or amounts discovered.

        2. with respect to Coverage B, the discharge, dispersal, release, or escape of any solid, liquid, gaseous or thermal irritant or contaminant, including smoke, vapors, soot, fumes, acids, alkalis, toxic chemicals, and waste materials into or upon land, or any structure on land, the atmosphere or any watercourse or body of water, including groundwater, provided such conditions are not naturally present in the environment in the concentration or amounts discovered.

     S. POOLING AND SERVICING AGREEMENT means the agreement governing the servicing of the COMMERCIAL REAL ESTATE LOAN(S).



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                                       8
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     T. PROPERTY DAMAGE means:

          1. Physical injury to or destruction of tangible property of parties other than the INSURED, including the resulting loss of use or diminution in value thereof;

          2. Loss of use, but not diminution in value, of tangible property of parties other than the INSURED, which has not been physically injured or destroyed;

          3.   NATURAL RESOURCE DAMAGE.

     U. PROPERTY PROTECTION means reasonable expenses necessary to protect the INSURED PROPERTY.

     V. SERVICER means the party(ies) to the POOLING AND SERVICING AGREEMENT responsible for servicing the COMMERCIAL REAL ESTATE LOAN(S).

     W. TRUSTEE means the trustee under the POOLING AND SERVICING AGREEMENT.

VII. EXTENDED REPORTING PERIOD- COVERAGE B

     Solely with respect to Coverage B, the INSURED shall be entitled to an Automatic Extended Reporting Period, and (with certain exceptions as described in paragraph B of this Section) entitled to purchase an Optional Extended Reporting Period Endorsement upon termination of coverage as defined in Paragraph B.3. of this Section. Neither the Automatic nor the Optional Extended Reporting Period shall reinstate or increase the Policy Aggregate Limit of this Policy.

     A. AUTOMATIC EXTENDED REPORTING PERIOD

        Provided the INSURED has not purchased any other insurance to replace Coverage B which applies to a Claim otherwise covered under Coverage B, the NAMED INSURED shall have a period of forty-five (45) days following the effective date of termination of coverage in which to provide written notice to the Company of CLAIMS first made and reported within the Automatic Extended Reporting Period. A CLAIM first made and reported within the Automatic Extended Reporting Period will be deemed made on the last day of the POLICY PERIOD, provided the Claim arises from POLLUTION CONDITIONS that commenced before the end of the POLICY PERIOD and is otherwise covered by this Policy. The Automatic Extended Reporting Period shall not apply if the Optional Extended Reporting Period becomes effective.

     B. OPTIONAL EXTENDED REPORTING PERIOD

        The NAMED INSURED shall be entitled to purchase an Optional Extended Reporting Period upon termination of coverage, as defined in Paragraph 3, below, except in the event of nonpayment of premium.



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                                       9

          1. A CLAIM first made and reported within the Optional Extended Reporting Period, if purchased in accordance with the provisions contained in Paragraph 2 below, will be deemed to have been made on the last day of the POLICY PERIOD, provided that the CLAIM arises from POLLUTION CONDITIONS that commenced before the end of the POLICY PERIOD and is otherwise covered by this Policy.

          2. The Company shall issue an endorsement providing an Optional Extended Reporting Period of up to thirty-six (36) months from termination of coverage under this Policy for any INSURED PROPERTY provided that the NAMED INSURED:

               a. makes a written request for such endorsement which the Company receives within forty-five (45) days after termination of coverage as defined herein; and

               b. pays the additional premium when due. If that additional premium is paid when due, the Optional Extended Reporting Period may not be canceled, provided that all other terms and conditions of the Policy are met.

          3.   Termination of coverage occurs at the time of:

               a. cancellation or nonrenewal of this Policy by the NAMED INSURED or by the Company;

               b. the Company's deletion from Item 5 of the Declarations of this Policy of a location which was an INSURED PROPERTY, at the INSURED'S written request, but solely with respect to that INSURED PROPERTY.

          4. The Optional Extended Reporting Period is available to the NAMED INSURED for not more than 200% of the premium the Company has charged for the INSURED PROPERTY for which the Extended Reporting Period is purchased.

VIII. CONDITIONS

     A. ASSIGNMENT - This Policy may not be assigned without the prior written consent of the Company which consent shall not be unreasonably withheld. Assignment of interest under this Policy shall not bind the Company until its consent is endorsed thereon. However, this Policy may be assigned by the NAMED INSURED, without the Company's prior written consent to the Servicer or Trustee, or another entity which has, directly or indirectly, invested in or loaned money in connection with an INSURED PROPERTY. The NAMED INSURED must provide the Company written notice of such assignment within forty-five (45) days of the effective date of the assignment.



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                                       10

     B. SUBROGATION

        1. To the extent of any payment under this Policy, the Company shall be subrogated to all the INSURED'S rights of recovery therefor against any person or organization, with the exception of the BORROWER; provided that if the Company indemnifies the INSURED for the OUTSTANDING BALANCE under Coverage A, the Company reserves its right of FORECLOSURE against the BORROWER.

        2. The INSURED shall execute and deliver instruments and papers and do whatever else is reasonably necessary to secure such rights including without limitation, assignment of the INSURED'S rights against any person or organization, with the exception of the BORROWER, who caused POLLUTION CONDITIONS on account of which the Company made any payment under this Policy.

        3. Any recovery as a result of subrogation proceedings shall accrue first to the INSURED to the extent of any LOSS in excess of the limit of coverage, then to the Company to the extent of its payment under the policy, and then to the INSURED to the extent of its Deductible Expenses incurred in such subrogation proceedings shall be apportioned among the interested parties in the recovery in the proportion that each interested party's share in the recovery bears to the total recovery. Any recoveries received by the Company via subrogation net of expenses incurred in making such recovery shall serve to reinstate the "Total all Losses" limit of liability stated in Item 3 of the Declarations, but only to the extent of such net recovery.

        4. The INSURED shall do nothing to prejudice the Company's rights of Subrogation.

     C. CHANGES - Notice to any agent or knowledge possessed by any agent or by any other person shall not effect a waiver or a change in any part of this Policy or estop the Company from asserting any right under the terms of this Policy; nor shall the terms of this Policy be waived or changed, except by endorsement issued to form a part of this Policy.

     D. SOLE AGENT - The NAMED INSURED first listed in Item 1 of the Declarations shall act on behalf of all other INSUREDS, if any, for the payment or return of premium, receipt and acceptance of any endorsement issued to form a part of this Policy, and giving and receiving notice of cancellation or nonrenewal and the exercise of the rights provided in the EXTENDED REPORTING PERIOD clause.

      E. CANCELLATION - This Policy may be canceled by the INSURED by surrender thereof to the Company or any of its authorized agents or by mailing to the Company written notice stating when thereafter the cancellation shall be effective.

        This Policy may be canceled by the Company only for nonpayment of premium by mailing to the NAMED INSURED at the address shown in the Policy, written notice stating when not less than ten (10) days thereafter cancellation shall be effective. Proof of mailing of notice described in this Condition E shall be sufficient proof of notice.

        The time of surrender or the effective date and hour of cancellation stated in the notice shall become the end of the POLICY PERIOD. Delivery of such written notice either by the NAMED INSURED or by the Company shall be equivalent



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


to mailing. If the NAMED INSURED cancels, earned premium shall be computed in accordance with the customary short rate table. If the Company cancels, earned premium shall be computed pro rata. Premium adjustment may be either at the time cancellation is effected or as soon as practicable after cancellation becomes effective, but payment or tender of unearned premium is not a condition of cancellation.

     F. TERMINATION OF COVERAGE - In the event of the INSURED'S sale of a COMMERCIAL REAL ESTATE LOAN, coverage under Coverages A and C will automatically terminate as of the effective date of such sale for any INSURED PROPERTY included in such sale. Coverage B, however, will continue for such INSURED PROPERTY for the remainder of the POLICY PERIOD and EXTENDED REPORTING PERIOD, if applicable.

     G. CONCEALMENT OR FRAUD - This entire Policy shall be void if, whether before or after LOSS is incurred or a CLAIM is first made, the INSURED has willfully concealed or misrepresented any tact or circumstance in the Secured Creditor Impaired Property Application material to the granting of coverage under this Policy. In addition, coverage for any individual INSURED PROPERTY shall be void if, whether before or after LOSS is incurred or a CLAIM is first made, the INSURED has willfully concealed or misrepresented any fact or circumstance material to the granting of coverage for the INSURED PROPERTY under this Policy.

     H. OTHER INSURANCE

          1.   Coverage A.

               This insurance is primary. Our obligations are not affected by any other insurance that may be primary.

          2.   Coverages B and C.

               (a) This insurance is primary. Our obligations are not affected unless any other insurance applicable to LOSS covered by this Policy is also primary. Then, we will share with all other insurance by the method described in paragraphs (b) and (c) below.

               (b) If other primary insurance permits contribution by equal shares, we will follow this method also. Under this approach each insurer contributes equal amounts until it has paid its applicable limit of insurance or none of the loss remains, whichever comes first.

               (c) If any other insurance does not permit contribution by equal shares, we will contribute by limits. Under this method, each insurer's share is based on the ratio of its applicable limit of insurance to the total applicable limits of insurance of all primary insurers.

     I. RIGHT OF ACCESS AND INSPECTION - Any of the Company's authorized representatives shall have the right and opportunity but not the obligation when the Company so desires to interview persons employed by the INSURED and to inspect at any reasonable time, during the POLICY PERIOD or thereafter, an



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                                       12

INSURED PROPERTY for which the INSURED holds title, and applicable records for COMMERCIAL REAL ESTATE LOANS. Neither the Company nor its representatives shall assume any responsibility or duty to the INSURED or to any other party, person or entity, by reason of such right of inspection. Neither the Company's right to make inspections, sample and monitor nor the actual undertaking thereof nor any report thereon shall constitute an undertaking on behalf of the INSURED or others, to determine or warrant that property or operations are safe, healthful or conform to acceptable engineering practices or are in compliance with any law, rule or regulation. The insured agrees to provide appropriate personnel to assist the Company's representatives during any Inspection.

     J. REPRESENTATIONS - By acceptance of this Policy, the first NAMED INSURED agrees that the statements in the Declarations and Secured Creditor Impaired Property Application are its agreements and representations, that this Policy is issued in reliance upon the truth of such representations and that this Policy embodies all agreements existing between any insured and the Company or any of its agents relating to this Insurance.

     K. ACTION AGAINST COMPANY - No person or organization has a right under this Policy:

          1. to join the Company as a party or otherwise bring the Company into a suit asking for damages from an INSURED; or

          2. to sue the Company on this Policy unless all of its terms have been fully complied with.

        A person or organization may sue the Company to recover on an agreed settlement or on a final judgment against an INSURED obtained after an actual trial; but the Company will not be liable for damages that are not payable under the terms of this Policy or that are in excess of the applicable limit of liability. An agreed settlement means a settlement and release of liability signed by the Company, the INSURED and the claimant or the claimant's legal representative.

     L. BANKRUPTCY - Bankruptcy or insolvency of the INSURED or of the INSURED'S estate shall not relieve the Company of any of its obligations hereunder.

     M. ARBITRATION - It is hereby understood and agreed that all disputes or differences which may arise under or in connection with this Policy, whether arising before or after termination of this Policy, including any determination of the amount of LOSS, shall be submitted to the American Arbitration Association under and in accordance with its then prevailing commercial arbitration rules. The arbitrators shall be chosen in the manner and within the time frames provided by such rules. If permitted under such rules, the arbitrators shall be three disinterested individuals having knowledge of the legal, corporate management, or insurance issues relevant to the matters in dispute.

        Any party may commence such arbitration proceeding and the arbitration shall be conducted in New York, New York. The arbitrators shall give due consideration to the general principles of New York law in the construction and interpretation of the provisions of this Policy; provided, however, that the terms, conditions, provisions and exclusions of this Policy are to be construed



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                                       13
in an evenhanded fashion as between the parties. Where the language of this Policy is alleged to be ambiguous or otherwise unclear, the issue shall be resolved in the manner most consistent with the relevant terms, conditions, provisions or exclusions of the Policy (without regard to the authorship of the language, the doctrine of reasonable expectation of the parties and without any presumption or arbitrary interpretation or construction in favor of either party or parties, and in accordance with the intent of the parties.)

        The written decision of the arbitrators shall set forth its reasoning, shall be provided simultaneously to both parties and shall be binding on them. The arbitrators' award shall not include attorney fees or other costs. Judgment on the award may be entered in any court of competent jurisdiction, each party shall bear equally the expenses of the arbitration.

     N. SERVICE OF SUIT - Subject to Paragraph M above, it is agreed that in the event of failure of the Company to pay any amount claimed to be due hereunder, the Company, at the request of the INSURED, will submit to the jurisdiction of a court of competent jurisdiction within the United States. Nothing in this condition constitutes or should be understood to constitute a waiver of the Company's rights to commence an action in any court of competent jurisdiction in the United States, to remove an action to a United Stated District Court, or to seek a transfer of a case to another court as permitted by the laws of the United States or of any state in the United States. It is further agreed that service of process in such suit may be made upon General Counsel, Legal Department, American International Specialty Lines Insurance Company, 70 Pine Street, New York, New York 10270, or his or her representative, and that in any Suit instituted against the Company upon this contract, the Company will abide by the final decision of such court or of any appellate court in the event of any appeal.

        Further, pursuant to any statute of any state, territory, or district of the United States which makes provision therefore, the Company hereby designates the Superintendent, Commissioner, Director of Insurance, or other officer specified for that purpose in the statute, or his or her successor or successors in office as its true and lawful attorney upon whom may be served any lawful process in any action, suit or proceeding instituted by or on behalf of the INSURED or any beneficiary hereunder arising out of this contract of insurance, and hereby designates the above named General Counsel as the person to whom the said officer authorized to mail such process or a true copy thereof.

     O. SOLD LOANS - In the event a COMMERCIAL REAL ESTATE LOAN(S) is sold by the INSURED, the Company agrees to offer coverage to the new owner of the COMMERCIAL REAL ESTATE LOAN(S) identical to coverage provided the INSURED under this Policy. The per INSURED PROPERTY premium to be charged to the new owner of the COMMERCIAL REAL ESTATE LOAN(S) will be equal to the pro rata premium applying to an INSURED PROPERTY as of the date of sale plus not more than $100 per INSURED PROPERTY. Additional premium may be charged to the new owner of the COMMERCIAL REAL ESTATE LOAN for negotiated differences in terms and conditions, including but not limited to, POLICY PERIOD, limits of liability and deductible.

     P. LENDER LIABILITY - The existence of any legal protection for the INSURED against liability of any kind whatsoever in connection with POLLUTION CONDITIONS, including but not limited to the secured creditor exemption in
Section 9601(2) of the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Sec. 9601 et seq., shall in no way affect the rights of



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                                       14
the INSURED under this Policy. Any failure of the INSURED to qualify for such protection shall not in and of itself trigger Exclusion IV.E or in any other way affect the rights of the INSURED under this Policy.




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                                       15

IN WITNESS WHEREOF, the Company has caused this Policy to be signed by its president and secretary and signed on the Declarations page by its duly authorized representative or countersigned in states where applicable.



     ------------------------------          --------------------------------
               SECRETARY                                PRESIDENT

                             AMERICAN INTERNATIONAL
                        SPECIALTY LINES INSURANCE COMPANY
         (A CAPITAL STOCK INSURANCE COMPANY, HEREIN CALLED THE COMPANY)
                         175 WATER STREET, TWELFTH FLOOR
                            NEW YORK, NEW YORK 10038

[AISL LOGO]

A Member
Company
of American
International
Group, Inc.

NAMED INSURED: Wells Fargo Bank of Minnesota, N.A. as trustee for the holders of
               Banc of America Commercial Mortgage Inc., Commercial Mortgage Pass-Through Certificates, Series 2001-1

AND            100 North Tryon Street, 11th Floor
POST OFFICE    Charlotte, NC 28255

NOTICE: COVERAGE B PROVIDES CLAIMS-MADE-AND-REPORTED COVERAGE. PLEASE READ
        CAREFULLY.

                    SECURED CREDITOR IMPAIRED PROPERTY POLICY
                                (INDIVIDUAL SITE)

                                  DECLARATIONS

POLICY NUMBER: 341 76 86

ITEM 1: NAMED INSURED   Wells Fargo Bank of Minnesota, NA. as trustee for the
                        holders of Banc of America Commercial Mortgage Inc.,
                        Commercial Mortgage Pass-Through Certificates, Series
                        2001-1

              ADDRESS   100 North Tryon Street, 11th Floor
                        Charlotte, NC 28255

ITEM 2: POLICY PERIOD:  FROM 5/29/01 TO   equal to each specific property's
                                          remaining loan Term (as listed on
                                          Schedule A) plus 7 years
                              12:01 A.M.  Standard time at the address of the
                                          Named Insured shown above.

ITEM 3: LIMITS OF LIABILITY  Each Loss        $42,500,000

                             Total all Losses $42,500,000

ITEM 4: DEDUCTIBLE:          Each Loss        $0

ITEM 5: INSURED PROPERTY:    701 Gateway Office Building
                             701 Gateway Boulevard
                             South San Francisco, CA

ITEM 6: POLICY PREMIUM                         $   50,000

BROKER: Environmental Insurance Brokerage Services
        226 Lowell Street, B-4A
        Wilmington, MA 01887

ENDORSEMENTS: See Forms Schedule



                                                   /s/ Armand Pepin
                                     -----------------------------------------
                                              AUTHORIZED REPRESENTATIVE
                                     or countersignature (where required by law)


               Copyright, American International Group, Inc., 2000

                                 FORMS SCHEDULE
                                 --------------

NAMED INSURED: Wells Fargo Bank of Minnesota, N.A. as trustee for the holders of
               Banc of America Commercial Mortgage Inc., Commercial Mortgage Pass-Through Certificates, Series 2001-1

POLICY NO: 341 76 86

EFFECTIVE 12:01AM: 5/29/01


Form Name                                                    Form Number
--------------------------------------------------------------------------------

AISLIC Secured Creditor Impaired Property Policy             75795 (2/00)
Declarations Page                                            75793 (2/00)
Minimum Earned Premium
Secured Creditor Impaired Property Endorsement
Additional Named Insured Endorsement
Schedule A Endorsement

                                ENDORSEMENT NO. 1

THIS ENDORSEMENT, EFFECTIVE 12:01 AM.: 5/29/01

FORMS A PART OF POLICY NUMBER: 341 76 86

ISSUED TO:  Wells Fargo Bank of Minnesota, N.A. as trustee for the holders of
            Banc of America Commercial Mortgage Inc., Commercial Mortgage Pass-Through Certificates, Series 2001-1

BY:         American International Specialty Lines Insurance Company

                       MINIMUM EARNED PREMIUM ENDORSEMENT
                       ----------------------------------

         THIS ENDORSEMENT CHANGES THE POLICY. PLEASE READ IT CAREFULLY.

It is hereby agreed that the following minimum earned premium will apply:


            Binding Coverage            Minimum Premium Earned 100%


The premium will be 100% earned at inception of the Policy.

All other terms, conditions and exclusions shall remain the same.



                                                   /s/ Armand Pepin
                                        --------------------------------------
                                              AUTHORIZED REPRESENTATIVE
                                        or countersignature (where required by
                                                         law)

                                ENDORSEMENT NO. 2

THIS ENDORSEMENT, EFFECTIVE 12:01 AM: 5/29/01

FORMS A PART OF POLICY NO.: 341 76 86

ISSUED TO:     Wells Fargo Bank of Minnesota, N.A. as trustee for the holders of
               Banc of America Commercial Mortgage Inc., Commercial Mortgage
               Pass-Through Certificates, Series 2001-1

BY:            American International Specialty Lines Insurance Company

                 SECURED CREDITOR IMPAIRED PROPERTY ENDORSEMENT
                 ----------------------------------------------

         THIS ENDORSEMENT CHANGES THE POLICY. PLEASE READ IT CAREFULLY.

It is hereby agreed that the Policy is amended as follows:

1. Section II. NOTICE REQUIREMENTS AND CLAIM PROVISIONS, paragraph A is deleted in its entirety and replaced with the following:

          A. The INSURED shall give written notice to the Company, as soon as possible but not later than forty-five (45) days after the INSURED first learns of the DEFAULT and POLLUTION CONDITIONS with respect to Coverage A, a CLAIM with respect to Coverage B. or POLLUTION CONDITIONS with respect to Coverage C to:

                  Manager, Pollution Insurance Products Unit
                  AIG Technical Services, Inc.
                  Environmental Claims Department
                  80 Pine Street, Sixth Floor
                  New York, New York 10005

                        And

                  Division Attorney - Pollution Legal Liability
                  Commerce and Industry Insurance Company
                  175 Water Street
                  New York, New York 10038

     or other address(es) as substituted by the Company in writing.

2. Section III. DUTIES OF THE INSURED IN THE EVENT OF LOSS, paragraph A is deleted in its entirety and replaced with the following:

          A. The INSURED shall furnish the following to the Company as soon as available and practicable after the INSURED first learns of the DEFAULT and POLLUTION CONDITIONS with respect to Coverage A, a CLAIM with respect to Coverage B, or POLLUTION CONDITIONS with respect to Coverage C:

               1.   all correspondence between the INSURED and any claimant;

               2. all demands, summons, notices or other processes or papers filed with a court of law, administrative agency or investigative body;

               3. all technical reports, laboratory data, field notes or any other documents generated by persons hired by the INSURED to investigate or remediate POLLUTION CONDITIONS;

               4. all expert reports, investigations and data collected by experts retained by the INSURED, whether or not the INSURED intends to use the material for any purpose;

               5. all other information developed or discovered by the INSURED concerning the DEFAULT and POLLUTION CONDITIONS, or LOSS.

3.   Section IV. EXCLUSIONS, paragraph C is deleted in its entirety.

4. Section VI. DEFINITIONS, paragraph D. CLEAN-UP COSTS, F. DEFAULT, and R. POLLUTION CONDITIONS are deleted in their entirety and replaced with the following, respectively:

          D. CLEAN-UP COSTS means expenses, including reasonable and necessary legal expenses incurred with the Company's written consent which consent shall not be unreasonably withheld or delayed, incurred in the investigation (including remedial studies and design), removal, remediation (including the associated monitoring), or disposal of soil, surfacewater, groundwater or other contamination:

               (1) to the extent required by ENVIRONMENTAL LAWS, or by court order or directive, the government or any political subdivision of the United States of America or any state thereof, or Canada; or

               (2) which have been actually incurred by the government or any political subdivision of the United States of America or any state therefor Canada or any province thereof, or by third-parties.

          F. DEFAULT means the failure of a BORROWER to make any part of a scheduled, periodic or final payment by the due date under the COMMERCIAL REAL ESTATE LOAN or the BORROWER'S failure to comply with items designated as the causes or events lot default as provided by the terms of the COMMERCIAL REAL ESTATE LOAN. The DEFAULT shall be deemed to occur on the day after such due date under the COMMERCIAL REAL ESTATE LOAN provided that the DEFAULT was not cured within the applicable grace period as provided by the terms of the COMMERCIAL REAL ESTATE LOAN.

          R. POLLUTION CONDITIONS means:

                  (1) with respect to Coverages A and C, the discharge, dispersal, release or escape of any solid, liquid, gaseous or thermal irritant or contaminant, including smoke, vapors, soot, fumes, acids, alkalis, toxic chemicals, hazardous substances, and waste materials into or upon land, or any structure on land, the atmosphere or any watercourse or body of water, including groundwater, resulting in concentrations or amounts exceeding maximum levels allowed by applicable ENVIRONMENTAL LAWS, or by governmental or court order or directive, acting under the authority granted by ENVIRONMENTAL LAWS, provided such conditions are not naturally present in the environment in the concentration or amounts discovered. POLLUTION CONDITIONS also includes the discharge, dispersal, release or escape of radon into any structure or on land.

                  (2) with respect to Coverage B, the discharge, dispersal, release, or escape of any solid, liquid, gaseous or thermal irritant or contaminant, including smoke, vapors, soot, fumes, acids, alkalis, toxic chemicals, and waste materials into or upon land, or any structure on land, the atmosphere or any watercourse or body of water, including groundwater, provided such conditions are not naturally present in the environment in the concentration or amounts discovered POLLUTION CONDITIONS also includes the discharge, dispersal, release or escape of radon into any structure or on land.

5. Section VIII. CONDITIONS, paragraph A. ASSIGNMENT is deleted in its entirety and replaced with the following:

          A. ASSIGNMENT - This Policy may not be assigned without the prior written consent of the Company which consent shall not be unreasonably withheld. Assignment of interest under this Policy shall not bind the Company until its consent is endorsed thereon. However, this Policy may be assigned by the NAMED INSURED, without the Company's prior written consent to a SERVICER or TRUSTEE, or another entity which has, directly or indirectly, invested in or loaned money in connection with an INSURED PROPERTY. The NAMED INSURED must provide the Company written notice of such assignment within forty-five (45) days of the effective date of the assignment.

All other terms, conditions and exclusions shall remain the same.



                                                   /s/ Armand Pepin
                                        --------------------------------------
                                              AUTHORIZED REPRESENTATIVE
                                        or countersignature (where required by
                                                         law)

                                ENDORSEMENT NO. 3

THIS ENDORSEMENT, EFFECTIVE 12:01 A.M.: 5/29/01

FORMS A PART OF POLICY NUMBER: 341 76 86

ISSUED TO: Wells Fargo Bank of Minnesota, N.A. as trustee for the holders of
           Banc of America Commercial Mortgage Inc., Commercial Mortgage Pass-Through Certificates, Series 2001-1

BY:        American International Specialty Lines Insurance Company

                        ADDITIONAL INSURED(S) ENDORSEMENT

         THIS ENDORSEMENT CHANGES THE POLICY. PLEASE READ IT CAREFULLY.

It is hereby agreed that the following entity(ies) is (are) included as an additional INSURED(S). Coverage for such additional INSURED(S) applies under this Endorsement:

1. Solely to the additional INSURED'S liability arising out of the NAMED INSURED'S ownership, security interest in, operation, maintenance or use of the INSURED PROPERTY(IES) and

2. Only if the additional INSURED is named in a suit as a co-defendant with the NAMED INSURED, alleging the additional insured is liable on the basis described in paragraph 1 above.

                              ADDITIONAL INSURED(S)
                              ---------------------

          GMAC Commercial Mortgage Corporation, as Master Servicer for
             Wells Fargo Bank of Minnesota, N.A. as Trustee for the
       registered certificate holders of Commercial Mortgage Pass-Through
                           Certificates, Series 2001-1

     Lennar Partners, Inc. as Special Servicer for GMAC Commercial Mortgage Corporation, as Master Servicer for Wells Fargo Bank of Minnesota, N.A., as Trustee for the registered certificate holders of Commercial Mortgage
                    Pass-Through Certificates, Series 2001-1

All other terms and conditions remain unchanged.



                                                   /s/ Armand Pepin
                                        --------------------------------------
                                              AUTHORIZED REPRESENTATIVE
                                        or countersignature (where required by
                                                         law)

SCHEDULE A

---------------------------------------------------------------------------------------------------------------
    No.       Loan Number                     Property Name                                    Property Type
---------------------------------------------------------------------------------------------------------------
    1            51020             Premier Plaza Shopping Center                                 Retail
    2            51084             Ballantyne Commons East                                       Retail
    3            51225             2815 Camino Del Rio Building                                  Office
    4            51674             Shady Grove Shopping Center                                   Retail
    5            51872             Comfort Suites-BWI Airport                                    Hotel
    6            51833             Courtright Lane Apartments                                    Multifamily
    7            51835             Park Plaza Shopping Center                                    Retail
    8            51837             Capital Mini-Stroage #2                                       Mini Storage
    9            61838             South Charleston Mini-Storage                                 Mini Storage
   10            51941             Real Property Services Office Building                        Office
   11            51942             Clearlake Pines Apartments II                                 Multifamily
   12            51943             Elmwood Apartments II                                         Multifamily
   13            51944             Woodland Apartments I & II                                    Multifamily
   14            51945             Sky Pines Apartments                                          Multifamily
   15            51948             Deerwood Apartments                                           Multifamily
   16            51947             Brandywine Apartments East                                    Multifamily
   17            51948             Pine Knoll Apartments of Clayton County                       Multifamily
   18            51849             Sunnyside Apartments                                          Multifamily
   19            51950             King's Colony Apartments                                      Multifamily
   20            51951             Laurel Court Apartments                                       Multifamily
   21            51952             Woodlands Apartments of Columbia II                           Multifamily
   22            51953             Harvest Grove Apartments                                      Multifamily
   23            51954             Cedarwood Apartments I & II                                   Multifamily
   24            51955             Cherry Glen Apartments I & II                                 Multifamily
   25            51956             Sherbrook Apartments                                          Multifamily
   26            51957             Elmtree Park Apartments                                       Multifamily
   27            51958             Fashion Bug Wonder Bread                                      Retail
   28            51973             Desertbrook Apartments                                        Multifamily
   29            51974             Seattle Mini Storage                                          Mini Storage
   30            51977             Aida Jean Apartments                                          Multifamily
   31            51978             Renaissance Plaza                                             Office
   32            51979             Broadway Shoppette                                            Retail
   33            51980             Southtown Blvd. Commercial Building                           Industrial
   34            51981             The Fur Plaza                                                 Retail
   35            51982             Lantam Arms Apartments                                        Multifamily
   36            51983             Image Wax Warehouse                                           Industrial
   37            51984             Freeway VIII Central                                          Retail
   38            51985             Mountain View Mobile Home Park                                Mobile Home
   39            51986             Windmill Courts Apartments                                    Multifamily
   40            51987             Prime Commercial Parners-Burley Honk's 99 Cent  Retail        Retail
   41            51989             Parkside Manor Apartments                                     Multifamily
   42            51990             Lakamont Office Bldg.                                         Office
   43            52141             Tech Center Plaza                                             Office
   44            52336             Downtown Mini Storage                                         Mini Storage
   45            52387             Magna Post Office                                             Office
   46            52536             Manyard's Property                                            Retail
   47            52533             Marriott Courtyard - Embassy Row                              Hotel
   48            52587             Marlboro Village Center                                       Hotel
   49            53079             Colony Apartments                                             Multifamily
   50            53127             Elliot & Price Mini Storage                                   Mini Storage
   51            53169             Columbia Apartment Portfolio                                  Multifamily
   52            53169             Columbia Apartment Portfolio - Tiger Village Apts             Multifamily
   53            53169             Columbia Apartment Portfolio - Holiday House Apts.            Multifamily
   54            53169             Columbia Apartment Portfolio - Gatehouse Apts.                Multifamily
   55            53247             Fountain Court Apartments                                     Multifamily
   56            53343             Aiea Shopping Center                                          Retail
   57            53408             Cedar Gardens Apartments/Kushner                              Multifamily
   58            53407             Cedar Towers Apartments/Kushner                               Multifamily
   59            53410             Colonial Apartments/Kushner                                   Multifamily
   60            53411             Colonial Pines Apartments/Kushner                             Multifamily
   61            53412             Country Village Apartments Kushner                            Multifamily
   62            53414             Eastampton Gardens Apartments Kushner                         Multifamily
   63            53509             Goose Creek Apartments                                        Multifamily
   64            53529             Hackensack Industrial                                         Industrial
   65            53531             One Lake Park Office Building                                 Office
   66            53552             A-1 Self Storage                                              Mini Storage
   67            53570             CVS - Trenton, TN                                             Retail
   68            63630             Westwood Heights Apartments                                   Multifamily
   69            53878             Nation's Capital Archives                                     Industrial
   70            53749             Caledon Woods Professional Park Bldgs 3 & 11                  Office
   71            53806             Ball Plastics/Motts Warehouse - Summary                       Industrial
   72            53808             Motts Warehouse                                               Industrial
   73            63808             Ball Plastics Warehouse                                       Industrial
   74            53879             Talley Plaza                                                  Office
   75            53894             Merchants Row Mall                                            Retail
   76            53985             Spring Park Shopping Center                                   Retail
   77            53967             PCS Holdings Corp. Office Building                            Office
   78            54028             Westwood Apartments                                           Multifamily
   79            54055             Keystone Industrial Park                                      Industrial
   80            54058             315 Park Avenue                                               Office
   81            54109             Sandalwood Apartments                                         Multifamily
   82            64134             Holland Boone Shopping Center                                 Retail
   83            64141             Sav-On Drug Store No. 5687                                    Retail
   84            54221             Eagle One Distribution Warehouse                              Industrial
   85            34221             Eagle Two Distribution Warehouse                              Industrial
   86            54228             Westport Commons Apartments                                   Multifamily
   87            54297             Sam's Club - Yuma AZ                                          Retail
   88            54321             Parkside I & II                                               Multifamily
   89            54322             Vintage Plaza                                                 Retail
   90            64948             Vogue Apartments                                              Multifamily
   91            54449             French Quarter                                                Multifamily
   92            54473             Crowfield Plaza Shopping Center                               Retail
   93            54503             Gough & Fall Apartments                                       Multifamily
   94            54538             Arahl Shopping Center - Winn Dixie # 1434                     Retail
   95            54608             Severn Place Office Building                                  Office
   96            64625             Lake Park Tower Apartments                                    Multifamily
   97            54658             701 Gateway Office Building                                   Office
   98            64864             Freeport Office Center IV                                     Office
   99            64874             Historic Mission, Inc.                                        Hotel
  100            64700             EDS Customer Relationship Management Inc. Building            Industrial
  101            34739             Northwest-Beaverton Center                                    Office
  102            51740             Northwest-Vancouver Business Park                             Industrial
  103            54742             Northwest-Plaza West                                          Office
  104            54745             Northwest-Cascade Building                                    Office
  105            54748             Northwest-Spalding Building                                   Office
  106            54748             Northwest -Hidden Valley                                      Office
  107            54781             Keswick Village Apartments                                    Multifamily
  108            54812             RCA- Lexington Apartments                                     Multifamily
  109            64813             RCA - Regency Arms                                            Multifamily
  110            64814             RCA - Royal Phoenician Apartments                             Multifamily
  111            51816             RCA-Royal St. Moritz Apartments                               Multifamily
  112            600012            38-40 Colorado Blvd.                                          Retail
  113            600055            Prospect Office Building                                      Office
  114          245990123           Cedarwood Apartments                                          Multifamily
  115          400003143           Keystone, MHP                                                 Mobile Home Park
  116          416000149           Saddleback Technology Park #2                                 Industrial
  117          415990127           Saddleback Technology Park #1                                 Industrial
  118          415990105           Vanguard Self Storage                                         Self-Storage
  119          276000145           Rite Aid Highland Falls                                       Retail
  120          302000148           Lake Meridian Apartments                                      Multifamily
  121          430990121           Electric Machinery Enterprises                                Industrial
  122          410690031           Morris Manor Apts.                                            Multifamily
  123          410990003           Chadlan Arms Apartments                                       Multifamily
  124          410890032           President & Bel Air Apts.                                     Multifamily
  125          430890126           Grissom-Bee Street Warehouses (Roll-up)                       Industrial
  126          430590128A          Grissom Lane Office Warehouse Building                        Industrial
  127          430990128B          Bee Street Office Warehouses Building                         Industrial
  128          295000135           US Storage Centers, Newport                                   Self-Storage
  129          330000???           Southpoint Shopping Center                                    Retail
  130          400000154           Country Hills Mobile Estates                                  Mobile Home Park
  131          302000148           Pico Boulevard                                                Retail
  132          400000162           Surburban Acres-Realty Estates                                Mobile Home Park
  133          400000141           Premier Distribution                                          Industrial
  134          302000163           The Sierras                                                   Multifamily
  135          280990122           Pyramid Plaza                                                 Office
  136          400000183           Snug Harbor MHP                                               Mobile Home Park
  137          308000170           Mangrove Square                                               Retail
  138          400990118           Sunrise MHP                                                   Mobile Home Park
  139          415000152           Center Pointe Business Park                                   Industrial
  140          800000173           Westside Center                                               Office
  141          304000155           800 California Street                                         Office
  142          300980018            Kimberly Gardens, MHP                                        Mobile Home Park
  143          275000160           McNulty Road                                                  Industrial
  144          400000169           Airport Commerce Center                                       Industrial
  145          415000195           Westbay Apartments                                            Multifamily
  146          615000171           API Facility                                                  Office
  147           24000220           Acacia Court                                                  Office
  148          400000181           Hollywood MHP                                                 Mobile Home Park
  149          400000188           Country Homes Village MHP                                     Mobile Home Park
  150          240000167           North Broadway Office                                         Office
  151          415000183           Glendale Office                                               Office
  152          400000201           Autumn Wood Apartments                                        Multifamily
  153          8200001B0           Weistech Industrial Park                                      Industrial
  154          275850124           Morally Wholesale Design Center                               Industrial
  155          275950124           Dickinson Square                                              Office
  156          415000207           Diamond Bar Plaza                                             Retail
  157          820000198           Vernon Stables                                                Multifamily
  158          309090203           Patrick Professional Plaza                                    Office
  159          820000210           Hershey & Wiledrob Apts. Roll Up                              Multifamily
  160          820000210A          Hershey Apartments                                            Multifamily
  161          8200002108          Wiledrob Apartments                                           Multifamily
  162          312000210           Stealth II                                                    Office
  163          410000198           Baycrest Apartments                                           Multifamily
  164          100000215           Prudential, Stoneworks & Carewell Buildings                   Various
  165          100000215A          Prudential Office Building                                    Office
  166          1000002158          Carewell Office Building                                      Office
  167          1000002150          Stoneworks Showroom                                           Industrial
  168          310000302           High Street Office                                            Office
  169          302000168           Alum Rock Self Storage                                        Self-Storage
  170          440000208           Intermountain Self Storage                                    Self-Storage
  171          311000205           Enterprise Court                                              Office
  172          600000218           Whipple Creek Apartments                                      Multifamily
  173          302000206           Torrance Self Storage                                         Self-Storage
  174          240000204           ABI Distribution Center                                       Industrial
  175          100000225           Industrial Park South                                         Industrial
  176          415000222           Bassom Square Apartments                                      Multifamily
  177          314000202           Canoga Avenue Industrial                                      Industrial
  178          300000248           Quality Distribution Center                                   Industrial
  179          400000228           Carson Crest Apartments                                       Multifamily
  180          400000262           Lake Jasmine Apartments                                       Multifamily
  181           15000221           Mountain View ??? MHC                                         Mobile Home Park
  182          31100021P           Buchanan Visual Communications                                Industrial
  183          400000231           Holiday Rancho MHP                                            Mobile Home Park
  184          400000203           Flinn Springs MHP                                             Mobile Home Park
  185          415000242           La Qulpta Springs Apartments                                  Multifamily
  186          250009223           Calverton Office Building #5                                  Office
  187          100000268           Forest Park Apartments                                        Multifamily
  188          800000214           Willows Corporate Center                                      Office
  189          400000275           Soaring Gulls Office Building                                 Office
  190          400000287           Mariposa Manor MHO                                            Mobile Home Park
  191          400000229           Marlboro Courts MHP                                           Mobile Home Park
  192          430000217           Balboa Boulevard Building                                     Industrial
  193          308000248           Quality Stones Inc. -- BattleCreek, MI                        Retail
  194          400000255           Indan Creek MHO                                               Mobile Home Park
  195          318000261           Kingston Pike                                                 Retail

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                      Original
  No.             Property Address                       Property City                State         Zip Code       Prin. Balance
------------------------------------------------------------------------------------------------------------------------------------
   1      1301-1321 W. Government Rd                       Brandon                     MS            39042           5,544,000
   2      13007 John J. Delaney Dr.                        Charlotte                   NC            28277          14,750,000
   3      2815 Camino Del Rio South                        San Diego                   CA            92108           3,850,000
   4      2200 West Shady Grove Road                       Irving                      TX            75080           5,200,000
   5      815 Elkridge Landing Road                        Linthicum                   MD            21090           6,580,000
   6      2269 Courtright Road                             Columbia                    OH            43233           1,140,000
   7      789 Hebron Road                                  Heath                       OH            43056           2,800,000
   8      410 56th Street                                  Charleston                  WV            28004           2,173,000
   9      4128-4200 Kanawha Turnpike                       South Charleston            WV            25009           1,221,000
  10      816 W. Brooks Avenue                             North Las Vegas             NV            88030           2,582,000
  11      2600 Clearlake Road #18A                         Cocoa                       FL            38222            800,000
  12      5111 Elmhurst Road #3                            West Palm Beach             FL            33417           1,350,000
  13      2909 Burroughs Drive #7                          Orlando                     FL            32816           3,625,000
  14      4990 North Lane #902                             Orlando                     FL            32803           2,325,000
  15      611 Mt. Homer Road                               Eusis                       FL            32728            681,250
  16      416 19th Street, SE                              Winter Haven                FL            33684           6,000,000
  17      7393 Tara Road                                   Jonesboro                   GA            30236           1,230,000
  18      809 West 29th Street                             Tilton                      GA            31784           1,342,000
  19      1425 King George Blvd.                           Savannah                    GA            31419           2,100,000
  20      125 St. Paul Drive                               Fremont                     OH            43420           1,125,000
  21      6054 Deerbrook Lane                              Columbus                    OH            43213           1,575,000
  22      5239 Harvestwood Lane                            Gahanna                     OH            43230           1,850,000
  23      1306 Cedarbrook Drive                            Goshen                      IN            46526           1,850,000
  24      2752 Cherry Glen Way                             Indianapolis                IN            46227           3,200,000
  25      8026 McFarland Court                             Indianapolis                IN            48227           1,888,250
  26      11023 Elmtree Park Dr.                           Indianapolis                IN            48229           1,500,000
  27      2605 East Main Street                            Plainfield                  IN            46183           1,025,000
  28      3703 West Kannawick Avenue                       Kennawick                   WA            99306           3,187,000
  29      1100 Poplar Place South                          Seattle                     WA            98144           1,873,000
  30      2860 & 2882 South 200 East Street                South Salt Lake             UT            84115           1,949,000
  31      1644-1684 SW Willemette Falls                    West Linn                   CA            97068            750,000
  32      5550-5555 S. Broadway                            Littleton                   CO            80121            430,000
  33      1851 Southtown Blvd.                             Morraina (Dayton)           OH            45409           1,087,500
  34      4830-4846 Sunrise Highway                        Sayville                    NY            11782            750,000
  35      648 Riverview Terrace                            Dayton                      OH            45407            600,000
  36      1040 Wabash Avenue                               Chesterton                  IN            48304            600,000
  37      20007 44th Avenue West                           Lynnwood                    WA            98038            700,000
  38      3109 East  Mulberry Street                       Fort Collins                CO            60624            815,000
  39      Clark Street                                     Cazenovia                   NV            13035            500,000
  40      645 North Overland Avenue                        Burley                      ID            60318            320,000
  41      600-620 Month Road                               Lincoln Park                MI            45145            750,000
  42      11501 W. 48th Avenue                             Wheat Ridge                 CO            80103            730,000
  43      2901, 2911, 2821 & 2501 North Tampa Way          Las Vegas                   NV            89128           7,000,000
  44      1050 West Washington Blvd.                       Los Angeles                 CA            80315           3,340,000
  45      8470 West 2700 South                             Magna                       UT            84014           2,450,000
  46      11445 Garland Road                               Dallas                      TX            75218           2,610,000
  47      1600 Rhode Island Avenue, NW                     Washington                  DC            20038          13,800,000
  48      Old Marlboro Pike and Brown Station Road         Upper Marlboro              MD            20772          10,400,000
  49      2208 Whitegate Drive                             Columbia                    MD            56203           5,650,000
  50      2360 W. Elliot Road                              Chandler                    AZ            56224           1,600,000
  51      Summary Page                                     Multiple                    MO          Multiple         11,000,000
  52      301 Tiger Lane                                   Columbia                    MO            65203
  53      100 N. Stadium Boulevard                         Columbia                    MO            65203
  54      2401 West Broadway                               Columbia                    MO            65203
  55      15445 35th Ave. West                             Lynnwood                    WA            98307           7,600,000
  56      99-115 Aiea Heights Road                         Aiea                        HI            96701           6,065,065
  57      2701 North Rolling Road                          Baltimore                   MD            21244           6,304,857
  58      3701 Twin Lakes Court                            Baltimore                   MD            21244           5,335,171
  59      638 Cooper Landing Road                          Cherry Hill Township        NJ            08002           7,907,885
  60      560 Bilper Avenue                                Lindenwold                  NJ            08021          11,059,835
  61      450 Country Drive                                Dover                       DE            18801           7,356,340
  62      A1 Bentley Road                                  Eastampton                  NJ            08060           6,977,812
  63      2 Goose Creek Drive                              Bloomington                 IL            61701           3,880,000
  64      100 Commerce Way                                 Hackensack                  NJ            07601           1,800,000
  65      2140 Lake Park Boulevard                         Richardson                  TX            76085          25,800,000
  66      280 Monterey Road                                San Jose                    CA            83111           5,100,000
  67      2056 US Highway 45 Bypass South                  Trenton                     TN            35382           1,072,000
  68      445 SW 27th Avenue                               Ft. Lauderdale              FL            33312            600,000
  69      14811 Farm Creek Drive                           Woodbridge                  VA            22181           2,400,000
  70      3 & 11 Caledon Court                             Greenville                  SC            29815           2,822,060
  71      Summary Page                                     Multiple                    NY          Multiple          6,000,000
  72      200 Dunn Road                                    Lyons                       NY            14489
  73      2803 McLane Drive                                Lysander                    NY            13027
  74      2702, 2600, 2828 North 44th Street               Phoenix                     AZ            85004          16,000,000
  75      2061-2071 N. Washington Street/Route 531         Hanover                     MA            02039           4,150,000
  76      19770 North Freeway                              Spring                      TX            77373           2,300,000
  77      9501 E. Shea Boulevard                           Scotsdale                   AZ            85260          24,700,000
  78      4834 East Gettysburg Avenue                      Fresno                      CA            83726           2,683,000
  79      2558 Pearl Buck Road                             Bristol                     PA            19077           4,118,635
  80      315 Park Avenue South                            New York                    NY            10010          87,200,000
  81      5070 E. Ashlan Avenue                            Fresno                      CA            93727           2,300,000
  82      15000 North Taluro Boulevard                     Phoenix                     AZ            85002           1,725,000
  83      702-704 North Azusa Avenue                       West Covina                 CA            91791           3,600,000
  84      105 Eagle Vista Parkway                          Atlanta                     GA            30338          17,681,500
  85      100 Eagle Vista Parkway                          Atlanta                     GA            30336          11,225,000
  86      1545 Spruce Terrace                              Tampa                       FL            33637           4,000,000
  87      1800 East Palo Verde Street                      Yuma                        AZ            85365           1,850,000
  88      951 SW 11th Street and 1020 SW Depot Avenue      Gainesville                 FL            32801           1,250,000
  89      3424 & 3416 Dale Road, and 2906 Venaman Avenue   Modesto                     CA            95356           1,500,000
  90      3685-3595 Central Avenue                         Fort Myers                  FL            33901           2,175,000
  91      6400 North Armenta Avenue                        Tampa                       FL            33804           1,850,000
  92      871 Crowfield Blvd                               Goose Creek                 SC            29202           3,160,000
  93      330 Gough Street and 280 Fall Street             San Francisco               CA            94102          10,000,000
  94      7400 West Judge Perez Drive                      Arabi                       LA            70002           5,560,000
  95      2450 Savarn Avenue                               Valeria                     LA            70001           8,500,000
  96      13855 Superior Road                              East Cleveland              OH            44118           4,060,000
  97      701 Gateway Boulevard                            South San Francisco         CA            84050          34,000,000
  98      3860 Flagard Boulevard                           Irving                      TX            76053          14,900,000
  99      3848 Mission Inn Avenue                          Riverdale                   CA            92501          18,000,000
 100      300 10th Street                                  Clarion                     IA            80525           2,600,000
 101      14158-14255 SW Brigadoon Court                   Beaverton                   OR            97005           3,300,000
 102      3315 NE 112th Avenue                             Vancouver                   WA            96882           4,600,000
 103      9600 SW Oak Street                               Tigard                      OR            97220           7,370,000
 104      520 SW Sixth Avenue                              Portland                    OR            97204           8,900,000
 105      318 SW Washington Street                         Portland                    OR            97204           5,780,000
 106      1750 112th Avenue, NE                            Bellevue                    WA            95004          16,500,000
 107      2811 Keswick Village Court                       Conyers                     GA            30012          16,900,000
 108      2520 LaJuana Drive                               Biloxi                      MS            36531           9,520,000
 109      6360 San Felipe Road                             Houston                     TX            77057          11,060,000
 110      18500 Northchase Drive                           Houston                     TX            77080           9,163,050
 111      2050 Grayson Drive                               Grapevine                   TX            76061          20,600,000
 112      38-40 East Colorado Blvd.                        Pasadena                    CA            91105           1,120,000
 113      857 Tenacity Drive                               Longmont                    CO            80504            882,605
 114      8411 Cedarwood Avenue                            Lawrence                    KS            86046           1,600,000
 115      303 Goody Road                                   Bacliff                     TX            77518            650,000
 116      28831 Cabot Road                                 Mission Viejo               CA            92603            765,000
 117      28821 Cabot Road                                 Mission Viejo               CA            92659            745,000
 118      326 Truesdale Drive                              Chula Vista                 CA            92138           4,060,000
 119      188 Main Street                                  Highland Falls              NY            10928           1,225,000
 120      14901 S. E. 272 Street                           Kent                        WA            98042           8,500,000
 121      2816 East Hanna Avenue                           Tampa                       FL            33610           3,030,000
 122      5721-45 Morris Street                            Philadelphia                PA            19144           1,100,000
 123      500-502 West Chelton Avenue                      Philadelphia                PA            19144            856,000
 124      523-529 West Chelton Avenue                      Philadelphia                PA            19144           1,240,812
 125      Various                                          Various                   VARIOUS        various          1,420,000
 126      11006 Grissom Lane                               Dallas                      TX            75225
 127      13777 Bee Street                                 Farmers Branch              TX            75234
 128      1632 Newport Blvd.                               Costa Mesa                  CA            92627            881,000
 129      7900 Florin Road                                 Sacramento                  CA            93826           2,250,000
 130      11901 W. McDonald Road                           Avondale                    AZ            95323           1,400,000
 131      8771 W. Pico Boulevard                           Los Angeles                 CA            9?035           1,307,000
 132      6760 Minnick Road, 6773 Rapids Road              Lockport                    NY            14094           6,430,000
 133      4013 Premier Avenue                              Memphis                     TN            35118           2,100,000
 134      7156 Winton Way                                  Winton                      CA            95088           1,850,000
 135      7434 Louis Pasteur Drive                         San Antonio                 TX            78228           2,900,000
 136      360 30th Avenue                                  Santa Cruz                  CA            95062           2,300,000
 137      1722 Mangrove Avenue                             Chico                       CA            95826           1,500,000
 138      3600 Lendie Drive                                Wichita Falls               TX            76306           1,550,000
 139      1280, 1300, 1200 North Johnson Avenue            El Cajon                    CA            92020           6,685,000
 140      33301 -33309 1st Avenue South                    Federal Way                 WA            98003           3,600,000
 141      800 California Street                            Mountain View               CA            94040           5,000,000
 142      24922 Mulranda Blvd.                             Lake Forest                 CA            92800           2,400,000
 143      12285 McNulty Blvd.                              Philadelphia                PA            98118           2,150,000
 144      11640, 11880, 11904, 11954 LaCinega Blvd.        Del Alta                    CA            90250           5,400,000
 145      2000 Parson Street                               Costa Mesa                  CA            92627           3,500,000
 146      6820 Lakeside Road                               West Palm Beach             FL            33411           1,255,000
 147      20250 Acacia Street                              Newport Beach               CA            92640           3,000,000
 148      7230 4th Street North                            St. Petersburg              FL            33702           3,500,000
 149      FM 741Towns Road                                 Waco                        TX            78827           1,950,000
 150      2333 North Broadway                              Santa Ana                   CA            92708           2,800,000
 151      815 - 819 E. Colorado Street                     Glendale                    CA            91205           2,235,000
 152      30158 Autumn Wood Drive                          Huntsville                  AL            35816           2,600,000
 153      3085 Raid Road                                   Grand Blanc                 NJ            48438          15,700,000
 154      456 East Mission Road                            San Marcos                  CA            92078           1,500,000
 155      1500 S. Christopher Columbus Boulevard           Philadelphia                PA            19147           2,843,500
 156      1195 South Diamond Bar Boulevard                 Diamond Bar                 CA            91765           1,050,000
 157      305-327 East Vernon Drive                        Normal                      IL            81761           7,400,000
 158      3850-3960 East Patrick Lane                      Las Vegas                   NV            89120           1,800,000
 159      Various                                          Various                   Various        Various          1,190,000
 160      1104 Hershey Street                              Bloomington                 IL            61704
 161      2 Wiledrob                                       Bloomington                 IL            61704
 162      601 Technology Drive                             Cecil Township              PA            15317          40,900,000
 163      2707-2709 Wildwood Circle & 2714-2718
          Arlington Avenue                                 Caldwell                    ID            83605           1,110,877
 164      Various                                          Various                   Various        Various          2,925,000
 165      8 Lafayette Place                                Hilton Head Island          SC            25926
 166      1 Park Lane                                      Hilton Head Island          SC            25926
 167      28 Hunter Road                                   Hilton Head Island          SC            25926
 168      849 High Street                                  Palo Alto                   CA            94301           3,100,000
 169      2487 Alum Rock Avenue                            San Jose                    CA            95118           4,800,000
 170      3860 2nd Avenue                                  Pocatello                   ID            63204           1,100,000
 171      41716,41743 and 41789 Enterprise Circle          Tamecula                    CA            92540           2,600,000
 172      2019 NE 179th Street                             Ridgefield                  WA            88642           8,950,000
 173      2315 Maricopa Street                             Torrance                    CA            80500           2,525,000
 174      4701 West Pointe Boulevard                       Oklahoma City               OK            73278           5,600,000
 175      1180 and 1234 Palmetto Drive                     Gainesville                 GA            30500           8,000,000
 176      222 North Muller Street                          Anaheim                     CA            92801           6,750,000
 177      9587 Canoga Avenue                               Chatsworth                  CA            91311           3,520,000
 178      100 West Jones Road                              Fostoria                    OH            44830           6,250,000
 179      1403 Carson Road                                 Birmingham                  AL            35215           2,425,000
 180      1182 Redman Street                               Orlando                     FL            32639          11,000,000
 181      21621 Sandia Avenue                              Apple Valley                CA            92307           1,000,000
 182      12400 Ford Road                                  Farmers Branch              TX            75234           4,275,000
 183      34184 County Line Road                           Yucaipa                     CA            92399           1,500,000
 184      14596 Olde Highway Bd.                           Flinn Springs               CA            92021           1,350,000
 185      46898 Jefferson Street                           Indlo                       CA            92301           3,820,000
 186      11785 Beltsville Drive                           Beltsville                  MD            20705          16,000,000
 187      580 Dewdrop Circle                               Forest Park                 OH            45240          12,500,000
 188      11281 Willows Road                               Redmond                     WA            88062          10,500,000
 189      3100 Soaring Gulls Drive                         Las Vegas                   NV            69128           2,315,000
 190      945 W. Manor Drive                               Nogales                     AZ            85621           2,850,000
 191      4261 Hilary Circle                               West Palm Beach             FL            33408           2,760,000
 192      8944 Balboa Avenue                               San Diego                   CA            92123           2,700,000
 193      8350 S. Drive North                              Battle Creek                MI            49014           1,650,000
 194      843 Indian Creek Road                            Locust Grove                GA            30248           4,000,000
 195      7212 Kingston Pike                               Knoxville                   TN            37819           2,000,000

---------------------------------------------------------------------------------------------------------------------------------
                                    Amortization         Loan Term                   LTV Cut-off       Lien          Loan
  No.         Cut-off Balance           Type              (months)    Year Built        Value        Position       Purpose
---------------------------------------------------------------------------------------------------------------------------------
   1             6,462,232            Balloon               120          1999           75.6%          First       Refinance
   2            11,552,472            Balloon               120          1998           52.7%          First       Refinance
   3             3,848,012            Balloon               120          1978           70.0%          First       Cash Out
   4             6,173,055            Balloon               120          1970           73.8%          First       Purchase
   5             6,496,406            Balloon               120          1997           88.0%          First       Cash Out
   6             1,104,762            Balloon               120          1973           77.5%          First       Refinance
   7             2,813,890            Balloon               120          1985           72.2%          First       Cash Out
   8             2,120,255            Balloon               120          1978           73.2%          First       Refinance
   9             1,191,968            Balloon               120          1976           72.5%          First       Refinance
  10             2,495,404            Balloon               120          1999           63.4%          First       Cash Out
  11               674,151            Balloon               120          1985           72.6%          First       Refinance
  12             1,311,241            Balloon               120          1984           71.6%          First       Refinance
  13             3,423,607            Balloon               120          1984           72.8%          First       Cash Out
  14             2,258,256            Balloon               120          1986           72.8%          First       Refinance
  15               855,952            Balloon               120          1982           72.8%          First       Cash Out
  16               562,778            Balloon               120          1981           72.8%          First       Cash Out
  17             1,194,690            Balloon               120          1985           72.8%          First       Cash Out
  18             1,300,561            Balloon               120          1984           72.8%          First       Cash Out
  19             2,009,716            Balloon               120          1987           72.8%          First       Refinance
  20             1,052,706            Balloon               120          1978           76.4%          First       Purchase
  21             1,529,788            Balloon               120          1984           72.6%          First       Refinance
  22             1,502,633            Balloon               120          1988           72.8%          First       Refinance
  23             1,854,021            Balloon               120          1983           72.8%          First       Cash Out
  24             3,105,137            Balloon               120          1986           70.6%          First       Refinance
  25             1,637,843            Balloon               120          1983           83.2%          First       Refinance
  26             1,455,838            Balloon               120          1983           83.3%          First       Cash Out
  27             1,002,617            Balloon               120          1983           68.1%          First       Refinance
  28             3,602,267            Balloon               120          1985           60.1%          First       Refinance
  29             1,840,554            Balloon               120          1955           62.4%          First       Cash Out
  30             1,904,602            Balloon               144          1975           71.2%          First       Cash Out
  31               724,481            Balloon               120          1992           58.6%          First       Refinance
  32               419,811            Balloon               120          1988           50.0%          First       Refinance
  33             1,067,777            Balloon               120          1980           73.0%          First       Cash Out
  34               732,060            Balloon               120          1984           38.6%          First       Cash Out
  35               584,062            Balloon               120          1956           68.7%          First       Refinance
  36               831,019            Balloon               120          1979           73.1%          First       Refinance
  37               691,112            Balloon               120          1981           81.6%          First       Refinance
  38               597,238            Balloon               120          1970           56.9%          First       Purchase
  39               458,518            Balloon               120          1963           61.1%          First       Refinance
  40               313,897            Balloon               120          1996           63.5%          First       Purchase
  41               735,422            Balloon               120          1958           73.6%          First       Purchase
  42               719,020            Balloon               120          1996           54.3%          First       Cash Out
  43             6,965,176            Balloon               120          1997           65.4%          First       Cash Out
  44             3,299,672            Fully AM              120          1978           45.5%          First       Cash Out
  45             2,429,391            Balloon               120          1998           84.6%          First       Cash Out
  46             2,692,608            Balloon               120          1970           66.6%          First       Refinance
  47            13,024,268            Balloon               119          1958           80.6%          First       Refinance
  48            10,385,641            Balloon               120          1999           78.8%          First       Refinance
  49             5,630,612            Balloon               120          1985           82.1%          First       Refinance
  50             1,595,770            Balloon               120          1988           57.0%          First       Refinance
  51            11,051,025            Balloon               120        Various          78.6%          First       Cash Out
  52                     0                                  120          1962           0.0%
  53                     0                                  120          1985           0.0%
  54                     0                                  120          1985           0.0%
  55             7,586,617            Balloon               120          1988           79.8%          First       Refinance
  56             6,977,522            Fully AM               88          1985           63.3%          First       Refinance
  57             6,304,857            Hyper AM              120          1972           63.5%          First       Purchase
  58             5,335,171            Hyper AM              120          1971           63.7%          First       Purchase
  59             7,907,885            Hyper AM              120          1963           67.2%          First       Purchase
  60            11,059,835            Hyper AM              120          1972           84.4%          First       Purchase
  61             7,385,340            Hyper AM              120          1985           71.2%          First       Purchase
  62             8,977,812            Hyper AM              120          1987           89.0%          First       Purchase
  63             3,951,887            Balloon               120          1980           79.6%          First       Refinance
  64             1,791,137            Balloon               120          1983           74.6%          First       Purchase
  65            25,823,693            Balloon               120          1999           79.6%          First       Refinance
  66             5,077,691            Balloon               120          1998           83.6%          First       Refinance
  67             1,088,088            Balloon               120          1998           78.3%          First       Purchase
  68               597,940            Balloon               120          1998           73.5%          First       Refinance
  69             2,387,788            Balloon               120          1988           67.3%          First       Cash Out
  70             2,913,188            Balloon               120          1987           72.8%          First       Refinance
  71             6,870,012            Balloon               120        Various          71.8%          First       Refinance
  72                     0            Balloon               120          1938           0.0%           First
  73                     0            Balloon               120          1958           0.0%           First       Purchase
  74            17,945,951            Balloon               120          1972           74.8%          First       Refinance
  75             4,180,415            Balloon               120          1998           68.8%          First       Cash Out
  76             2,231,377            Balloon               120          1976           70.8%          First       Purchase
  77            24,673,859            Balloon               120          1972           64.9%          First       Purchase
  78             2,683,738            Balloon               120          1977           78.8%          First       Purchase
  79             4,133,304            Balloon               120          1911           79.5%          First       Refinance
  80            87,200,000            Balloon               120          1979           86.1%          First       Refinance
  81             2,285,982            Balloon               120          2000           78.2%          First       Refinance
  82             1,722,185            Balloon               120          1999           74.9%          First       Purchase
  83             3,595,505            Balloon               120          1999           78.5%          First       Refinance
  84            12,681,152            Balloon               120          1999           78.5%          First       Refinance
  85            11,202,104            Balloon               120          1984           77.3%          First       Cash Out
  86             3,878,855            Balloon                81          1990           79.6%          First       Purchase
  87             1,834,892            Balloon               120          1984           50.2%          First       Cash Out
  88             1,275,488            Balloon               120          1978           79.7%          First       Cash Out
  89             1,469,445            Balloon               120          1974           45.5%          First       Cash Out
  90             2,167,279            Balloon               120          1965           76.9%          First       Cash Out
  91             1,843,483            Balloon               120          1991           79.1%          First       Purchase
  92             3,150,512            Balloon               120          2000           79.0%          First       Refinance
  93             8,879,713            Balloon               120          1999           70.1%          First       Refinance
  94             6,538,242            Balloon               120          1982           78.1%          First       Refinance
  95             8,491,526            Balloon               120          1963           78.3%          First       Refinance
  96             4,071,982            Balloon               120          1998           78.8%          First       Purchase
  97            33,852,059            Balloon               120          2000           57.5%          First       Refinance
  98            14,854,242            Balloon               120          1978           71.8%          First       Refinance
  99            17,812,607            Balloon               108          1997           62.9%          First       Purchase
 100             2,577,382            Balloon               120          1952           79.3%          First       Purchase
 101             3,295,628            Balloon               120          1991           71.6%          First       Purchase
 102             4,593,859            Balloon               120          1985           75.6%          First       Purchase
 103             7,360,076            Balloon               120          1925           80.4%          First       Purchase
 104             8,891,149            Balloon               120          1910           80.6%          First       Purchase
 105             5,772,331            Balloon               120          1939           87.9%          First       Purchase
 106            16,483,787            Balloon               120          1996           78.7%          First       Purchase
 107            18,900,000            Balloon               120          1995           79.9%          First       Purchase
 108             9,520,000            Balloon               120          1970           80.0%          First       Refinance
 109            11,080,000            Balloon               120          1979           80.0%          First       Refinance
 110             9,163,050            Balloon               120          1997           70.5%          First       Refinance
 111            20,800,000            Balloon               120          1993           80.0%          First       Refinance
 112             1,082,733            Balloon               120          2000           37.3%          First       Refinance
 113               658,990            Balloon               120          1984           71.4%          First       Refinance
 114             1,788,888            Balloon               120          1975           79.4%          First       Refinance
 115               542,802            Balloon               120          1939           78.7%          First       Refinance
 116               749,007            Balloon               120          1939           85.1%          First       Refinance
 117               739,274            Balloon               120          1999           62.1%          First       Refinance
 118             3,938,275            Balloon               120          1999           66.5%          First       Refinance
 119             1,216,585            Balloon               120          1999           70.5%          First       Purchase
 120             6,781,942            Balloon               120          1985           71.2%          First       Refinance
 121             3,046,659            Balloon               120          1958           63.8%          First       Refinance
 122             1,034,247            Balloon               120          1930           78.1%          First       Refinance
 123               843,983            Balloon               120          1930           78.9%          First       Refinance
 124             1,224,812            Balloon               120          1920           78.0%          First       Refinance
 125             1,408,080                                             various          74.3%                      Refinance
 126                                                                     1971
 127                                  Balloon               120          1982                          First
 128               973,073            Balloon               120          1970           64.9%          First       Refinance
 129             2,225,659            Balloon               120          1988           69.5%          First       Purchase
 130             1,385,782            Balloon               120          1978           72.4%          First       Purchase
 131             1,300,973            Balloon               120          1937           54.0%          First       Refinance
 132             3,096,757            Balloon               120          1999           76.5%          First       Refinance
 133             2,075,348            Balloon               120          1964           69.2%          First       Refinance
 134             1,640,209            Balloon               120          1985           70.6%          First       Refinance
 135             2,648,768            Balloon               120          1985           53.2%          First       Refinance
 136             2,387,654            Balloon               120          1932           70.4%          First       Purchase
 137             1,492,603            Balloon               120          1958           58.3%          First       Purchase
 138             1,830,488            Balloon               120          1971           71.2%          First       Purchase
 139             6,627,050            Balloon               120          1993           72.8%          First       Refinance
 140             3,579,573            Balloon               120          1980           67.5%          First       Purchase
 141             4,838,778            Balloon               120          2000           62.5%          First       Const. Takeout
 142             1,978,725       Fully Amortizing           120          1972           30.0%          First       Refinance
 143             2,238,795            Balloon               120          1986           74.6%          First       Purchase
 144             6,370,297            Balloon               120          2000           71.7%          First       Refinance
 145             3,450,711            Balloon               120          1968           62.2%          First       Refinance
 146             1,278,859            Balloon               120          1988           63.9%          First       Refinance
 147             2,885,443            Balloon               120          1990           65.0%          First       Purchase
 148             3,450,821            Balloon               120          1949           75.7%          First       Refinance
 149             1,839,711            Balloon                84          1999           79.2%          First       Purchase
 150             2,784,019            Balloon               120          1967           63.0%          First       Refinance
 151             2,223,743            Balloon               120          1885           73.8%          First       Refinance
 152             2,388,168            Balloon               120          1884           78.4%          First       Refinance
 153            15,842,813            Balloon               120          1855           74.5%          First       Refinance
 154             1,459,428            Balloon               120          1922           73.7%          First       Refinance
 155             2,827,838            Balloon               119          1922           89.0%          First       Refinance
 156             1,045,100            Balloon               120          1986           33.2%          First       Purchase
 157             7,351,510            Balloon               120          2000           78.4%          First       Refinance
 158             1,490,976            Balloon               120          1996           67.8%          First       Const. Takeout
 159             1,184,449            Balloon               120        Various          76.8%          First       Refinance
 160                                                                     1988                          First
 161                                                                     1978                          First
 162            10,817,504            Balloon               120          2000           70.0%          First       Const. Takeout
 163             1,108,488            Balloon               120          1995           7.4%           First       Refinance
 164             2,913,677            Balloon               120        Various          73.3%          First       Purchase
 165                                                                     1997
 166                                                                     1985
 167                                                                     1998
 168             3,007,409            Balloon               120          1924           55.4%          First       Refinance
 169             4,688,358            Balloon               120          2000           71.5%          First       Const. Takeout
 170             1,089,144            Balloon               180          1984           88.1%          First       Refinance
 171             2,791,285            Balloon               120          1990           80.7%          First       Refinance
 172             8,824,885            Balloon               120          1998           76.8%          First       Const. Takeout
 173             2,909,079            Balloon               120          1976           74.8%          First       Refinance
 174             5,579,602            Balloon               120          2000           88.5%          First       Purchase
 175             7,870,079            Balloon               120          1991           74.5%          First       Purchase
 176             5,729,682            Balloon               120          1971           73.5%          First       Refinance
 177             3,609,426            Balloon               120          1977           70.2%          First       Purchase
 178             8,172,130            Balloon               120          1884           74.3%          First       Purchase
 179             2,417,206            Balloon               120          1974           75.2%          First       Refinance
 180            10,959,222            Balloon               120          1974           78.8%          First       Refinance
 181               998,522            Balloon               120          1989           52.3%          First       Refinance
 182             4,264,098            Balloon               120          1998           74.8%          First       Const. Takeout
 183             1,495,494            Balloon               120          1957           72.2%          First       Refinance
 184             1,348,511            Balloon               120          1980           85.0%          First       Refinance
 185             3,008,101            Balloon               120          1987           79.8%          First       Purchase
 186            15,972,832            Balloon               120          1989           51.5%          First       Refinance
 187            12,461,491            Balloon               120          1965           78.6%          First       Refinance
 188            10,461,491            Balloon               120          1965           74.4%          First       Refinance
 189             2,311,246            Balloon               120          1997           66.5%          First       Purchase
 190             2,545,756            Balloon               120          1971           75.1%          First       Refinance
 191             2,739,220            Balloon               120          1856           78.4%          First       Refinance
 192             2,686,211            Balloon               120          1957           45.5%          First       Refinance
 193             1,635,848            Balloon               120          2000           89.9%          First       Purchase
 194             3,882,202            Balloon               120          1970           67.7%          First       Purchase
 195             1,994,488            Balloon               120          1957           72.5%          First       Purchase

            AMERICAN INTERNATIONAL SPECIALTY LINES INSURANCE COMPANY

                    SECURED CREDITOR IMPAIRED PROPERTY POLICY

THIS POLICY HAS CERTAIN PROVISIONS AND REQUIREMENTS UNIQUE TO IT AND MAY BE DIFFERENT FROM OTHER POLICIES THE INSURED MAY HAVE PURCHASED. PLEASE READ THE ENTIRE POLICY CAREFULLY TO DETERMINE THE INSURED'S RIGHTS AND DUTIES, AND WHAT IS AND IS NOT COVERED. VARIOUS PROVISIONS THROUGHOUT THIS POLICY RESTRICT OR EXCLUDE COVERAGE.

COVERAGE IS AFFORDED ONLY FOR THOSE INSURED PROPERTIES SCHEDULED ON THE POLICY.

DEFINED TERMS APPEAR IN BOLDFACE TYPE.

In consideration of the payment of the premium, in reliance upon the statements in the Declarations and Secured Creditor Impaired Property Application incorporated by reference and made a part hereof, and pursuant to all of the terms of this Policy, the Company agrees with the INSURED as follows:

I.   INSURING AGREEMENT

     A. COVERAGE A - DEFAULT AND POLLUTION CONDITIONS

        The Company will indemnify the INSURED for LOSS, if during the POLICY PERIOD and prior to FORECLOSURE, there is a DEFAULT by a BORROWER on a COMMERCIAL REAL ESTATE LOAN secured by an INSURED PROPERTY, LEASEHOLD or FIXED ASSETS, and there are POLLUTION CONDITIONS on, under or emanating from the same INSURED PROPERTY prior to or while the COMMERCIAL REAL ESTATE LOAN is in DEFAULT.

     B. COVERAGE B - THIRD-PARTY CLAIMS

        The Company agrees to pay LOSS on behalf of the INSURED that the INSURED becomes legally obligated to pay as a result of CLAIMS first made against the INSURED and reported to the Company, in writing, during the POLICY PERIOD, for BODILY INJURY, PROPERTY DAMAGE or CLEAN-UP COSTS resulting from POLLUTION CONDITIONS on, under or emanating from an INSURED PROPERTY.

     C. COVERAGE C - CLEAN-UP OF POLLUTION CONDITIONS

        The Company agrees to pay LOSS on behalf of the INSURED, after FORECLOSURE, if CLEAN-UP COSTS are sustained because there are POLLUTION CONDITIONS on, under or emanating from the INSURED PROPERTY during the POLICY PERIOD provided that where required, such POLLUTION CONDITIONS have been reported by the INSURED to the appropriate governmental agency in compliance with applicable ENVIRONMENTAL LAWS, in effect as of the date of discovery.

     D. LEGAL EXPENSE AND DEFENSE - COVERAGE B

        The Company shall have the right and duty to investigate and defend any CLAIM described in Coverage B. The Company's duty to defend or continue defending any such Claim, and to pay any LOSS, shall cease once the applicable limit of coverage, as described in Section V. LIMITS OF COVERAGE; DEDUCTIBLE has been exhausted. Investigation and defense costs, charges and expenses are included in LOSS, reduce the applicable limit of liability, and are included within the Deductible amount shown in Item 4 of the Declarations.

     E. INDEPENDENT COUNSEL - COVERAGE B

        If the INSURED is entitled by law to select independent counsel to defend the INSURED at the Company's expense, the attorney fees and all other litigation expenses the Company must pay to that counsel are limited to the rates the Company actually pays to counsel the Company retains in the ordinary course of business in the defense of similar CLAIMS in the community where the CLAIM arose or is being defended.

            Additionally, the Company may exercise the right to require that such counsel have certain minimum qualifications with respect to their competency, including experience in defending CLAIMS or suits similar to the one pending against the INSURED and to require such counsel to have errors and omissions insurance coverage. As respects to such counsel, the INSURED agrees that counsel will timely respond to the Company's request for information regarding the CLAIM.

        Furthermore, the INSURED may at any time, by its signed consent, freely and fully waive its rights to select independent counsel.

II.  NOTICE REQUIREMENTS AND CLAIM PROVISIONS

     It is a condition precedent to any rights afforded under this Policy that the INSURED provide the Company with notice of DEFAULT and POLLUTION CONDITIONS, or LOSS as follows:

     A. The INSURED shall give written notice to the Company, as soon as possible but not later than forty-five (45) days after the INSURED first learns of the DEFAULT and POLLUTION CONDITIONS, or LOSS to:

                  Manager, Pollution Insurance Products Unit
                  MG Technical Services, Inc.
                  Environmental Claims Department
                  80 Pine Street, Sixth Floor
                  New York, New York 10005

                        And

                  Division Attorney - Pollution Legal Liability
                  American International Specialty Lines Insurance Company 175 Water Street, Twelfth Floor
                  New York, New York 10038

or other address(es) as substituted by the Company in writing.

     B. The notice shall include, at a minimum, information sufficient to identify the INSURED, the INSURED PROPERTY, the names of the persons with knowledge regarding the time, place, cause, nature of and other circumstances of the DEFAULT and POLLUTION CONDITIONS, or LOSS.

     C. The notice may be provided only by the INSURED and may not be delegated to third parties. It is not a defense to this condition precedent that the Company learned of the DEFAULT and POLLUTION CONDITIONS, or LOSS through any independent means.

III. DUTIES OF THE INSURED IN THE EVENT OF LOSS

     A. The INSURED shall furnish the following to the Company as soon as available and practicable after the INSURED first learns of the DEFAULT and POLLUTION CONDITIONS, or LOSS:

        1. all correspondence between the INSURED and any claimant;

        2. all demands, summons, notices or other processes or papers filed with a court of law, administrative agency or investigative body;

        3. all technical reports, laboratory data, field notes or any other documents generated by persons hired by the INSURED to investigate or remediate POLLUTION CONDITIONS:

        4. all expert reports, investigations and data collected by experts retained by the INSURED, whether or not the INSURED intends to use the material for any purpose;

        5. all other information developed or discovered by the INSURED concerning the DEFAULT and POLLUTION CONDITIONS, or LOSS.

     B. No INSURED shall voluntarily enter into any settlement, make any payment, assume any obligation, or incur any costs, charges or expenses in the defense or investigation of a CLAIM without the Company's consent, which shall not be unreasonably withheld or delayed, except at the INSURED'S own cost, or in response to an emergency or pursuant to ENVIRONMENTAL LAWS which require immediate remediation of POLLUTION CONDITIONS.

     C. If the INSURED refuses to consent to any settlement within the limits of coverage of this Policy recommended by the Company and acceptable to the claimant, the Company's duty to defend the INSURED shall then cease and the INSURED shall thereafter negotiate or defend such CLAIM independently of the Company and the Company's liability shall not exceed the amount, less the Deductible or any outstanding Deductible balance, for which the CLAIM could have been settled if such recommendation was consented to.

     D. The INSURED must cooperate with the Company and offer all reasonable assistance in the investigation and defense of CLAIMS. The Company may require that the INSURED submit to examination under oath, and attend hearings, depositions and trials. In the course of investigation or defense, the Company may require written statements or the INSURED'S attendance at meetings with the Company. The INSURED must reasonably assist the Company in effecting settlement, securing and providing evidence and obtaining the attendance of witnesses, all without charge to the Company.

IV.  EXCLUSIONS

     This Policy does not apply to LOSS:

     A. due to or for any punitive, exemplary or multiplied portion of multiple damages or any civil or administrative fines, penalties or assessments, except where such damages, fines, penalties or assessments are insurable by applicable law; or any criminal fines, penalties or assessments.

     B. arising as a result of liability of others assumed by the INSURED under any contract or agreement, unless the liability of the INSURED would have attached in the absence of such contract or agreement.

     C. arising out of any obligation of the INSURED under any worker's compensation, unemployment compensation or disability benefits law or similar law.

     D. arising from BODILY INJURY to an employee of the INSURED or its parent, subsidiary or affiliate arising out of and in the course of employment by the INSURED or its parent, subsidiary or affiliate. This exclusion applies (1) whether the INSURED may be liable as an employer or in any other capacity; and
(2) to any obligation to share damages with or repay third parties that must pay damages because of this injury.

     E. arising from POLLUTION CONDITIONS resulting from or attributable to the INSURED'S intentional, knowing, willful or deliberate noncompliance with any statute, regulation, ordinance, administrative complaint, notice of violation, notice letter, executive order, or instruction of any governmental agency or body.

     F. arising from POLLUTION CONDITIONS resulting from an intentionally illegal act or omission of the INSURED, if the INSURED knew that the POLLUTION CONDITIONS would result.

     G. arising from POLLUTION CONDITIONS existing prior to the effective date of coverage for an INSURED PROPERTY, and not otherwise specifically excluded by endorsement to this Policy, if as of such date the INSURED knew that such POLLUTION CONDITIONS could give rise to a LOSS under this Policy and failed to disclose such POLLUTION CONDITIONS to the Company, or the Company did not otherwise learn of such POLLUTION CONDITIONS from engineering reports, environmental spreadsheets, the Secured Creditor Impaired Property Questionnaire, or from other technical reports the Company obtained independently.

     H. by one INSURED against any other person or entity who is also an INSURED under this Policy.

     I. for costs, charges or expenses incurred by the INSURED for goods supplied or services performed by the staff or salaried employees of the INSURED, or its parent, subsidiary or affiliate, unless such costs, charges or expenses are incurred with the prior written approval of the Company in its sole discretion.

     J. arising from the presence of asbestos or any asbestos-containing materials installed in or on any building or other structure.

     K. arising from the presence of lead-based paint applied to any real or personal property on or under an INSURED PROPERTY.

V.   LIM1TS OF COVERAGE; DEDUCTIBLE

     Regardless of the number of POLLUTION CONDITIONS, INSUREDS, CLAIMS, LOSSES or claimants under this Policy, the following limits of coverage apply:

     A. POLICY AGGREGATE LIMIT

     The Company's total liability for all LOSS covered under this Policy shall not exceed the "Total all Losses" stated in Item 3 of the Declarations. The purchase of an EXTENDED REPORTING PERIOD pursuant to Section VII. of this Policy shall not serve to reinstate or increase the "Total all Losses".

     B. EACH LOSS LIMIT

     Subject to and included in the limit of liability described in Paragraph A above, the most the Company will pay in excess of the deductible amount shown in
Item 4 of the Declarations for each LOSS under Coverage A and B and for all CLEAN-UP COSTS arising from the same, continuous or related POLLUTION CONDITIONS under Coverage C, is the "EACH LOSS" limit of liability shown in Item 3 of the Declarations.

     C. RELATED POLLUTION CONDITIONS

        1. Solely with respect to Coverage B, if a CLAIM for BODILY INJURY, PROPERTY DAMAGE or CLEAN-UP COSTS is first made against the INSURED and reported to the Company during this POLICY PERIOD, all CLAIMS for BODILY INJURY, PROPERTY DAMAGE or CLEAN-UP COSTS arising from the same, continuous or related POLLUTION CONDITIONS, which are made against the INSURED and reported under a subsequent Secured Creditor Impaired Property Policy issued by the Company or its affiliate, shall be deemed to have been first made and reported under this Policy and shall be subject to the Limits of Liability under this Policy.

        Coverage under this Policy for such CLAIMS made against the INSURED and reported under a subsequent Secured Creditor Impaired Property Policy as described in Paragraph 1 above, shall not apply unless at the time such CLAIMS are first made and reported the INSURED has maintained with the Company or its affiliate Secured Creditor Impaired Property coverage substantially the same as this coverage on a successive, uninterrupted basis since the first such CLAIM was made against the INSURED and reported to the Company.

        2. All LOSS arising from the same, continuous, or related POLLUTION CONDITIONS shall be subject to one "Each Loss" limit of liability. In the event coverage is provided under more than one of Coverages A, B and C, only one "Each Loss" limit stated in Item 3 of the Declarations shall apply.

     D. DEDUCTIBLE

        Subject to Section V. LIMITS OF COVERAGE; DEDUCTIBLE, Paragraphs A. and B above, this Policy is to pay all LOSS in excess of the "Each Loss" Deductible amount stated in Item 4 of the Declarations. The Deductible amount includes investigation and defense costs, charges and expenses, and applies to all LOSS arising from the same, related or continuous POLLUTION CONDITIONS.

        The INSURED shall promptly reimburse the Company for advancing any payment of LOSS falling within the Deductible.

VI.  DEFINITIONS

     A. BODILY INJURY means physical injury, sickness, disease, mental anguish or emotional distress sustained by any person, including death resulting therefrom.

     B. BORROWER means any obligor on a COMMERCIAL REAL ESTATE LOAN, including without limitation, any guarantor therefor, the holder of any ownership interest in an INSURED PROPERTY and any other person, entity or organization controlled by or under common control of the obligor.

     C. CLAIM means a written demand received by the INSURED seeking a remedy and alleging liability or responsibility on the part of the INSURED for LOSS under Coverage B.

     D. CLEAN-UP COSTS means expenses, including reasonable and necessary legal expenses, incurred with the Company's written consent, incurred in the investigation (including remedial studies and design), removal, remediation (including the associated monitoring), or disposal of soil, surfacewater, groundwater or other contamination:

          (1) to the extent required by ENVIRONMENTAL LAWS, or specifically mandated by court order, the government or any political subdivision of the United States of America or any state thereof, or Canada; or

          (2) which have been actually incurred by the government or any political subdivision of the United States of America or any state thereof, or Canada or any province thereof, or by third-parties.

     E. COMMERCIAL REAL ESTATE LOAN means an obligation evidenced by loan documents which is secured by the INSURED PROPERTY, LEASEHOLD or FIXED ASSETS as scheduled in Item 5 of the Declarations, and in which loan documents the INSURED relies upon such INSURED PROPERTY, LEASEHOLD or FIXED ASSETS as security for the loan and obtains a perfected mortgage or other security interest.

     F. DEFAULT means the failure of a BORROWER to make any part of a scheduled; periodic or final payment by the due date under the COMMERCIAL REAL ESTATE LOAN or the BORROWER'S failure to comply with items designated as the causes or events of default as provided by the terms of the COMMERCIAL REAL ESTATE LOAN. The DEFAULT shall be deemed to occur on the day after such due date under the COMMERCIAL REAL ESTATE LOAN provided that the DEFAULT was not cured within the applicable grace period as provided by the terms of the COMMERCIAL REAL ESTATE LOAN. For purposes of this Policy, the mere presence of a POLLUTION CONDITION shall not be deemed a cause or event of default.

     G. ENVIRONMENTAL LAWS means any federal, state or local laws (including but not limited to statutes, regulations, rules, ordinances, guidance documents, and governmental or administrative orders and directives) which are applicable to POLLUTION CONDITIONS.

     H. FIXED ASSETS means fixtures, plant and equipment at or on an INSURED PROPERTY owned by the BORROWER, which are depreciated over their useful life.

     I. Foreclosure means taking title to an interest in the INSURED PROPERTY, Leasehold or FIXED ASSETS through the enforcement of a lien, mortgage, deed of trust or other secured interest under a COMMERCIAL REAL ESTATE LOAN, whether through legal proceedings or otherwise.

     J. INSURED means the NAMED INSURED, TRUSTEE or SERVICER, and any director, officer, partner or employee thereof while acting within the scope of his or her duties as such, and any such additional INSURED added by endorsement to this Policy.

     K. INSURED PROPERTY means the real property, including any FIXED ASSETS or LEASEHOLD, scheduled in Item 5 of the Declarations on the date of the LOSS.

     L. LEASEHOLD means the BORROWER'S right to possession of leased INSURED PROPERTY pursuant to a written lease agreement.

     M. LOSS means:

          1. With respect to Coverage A, the OUTSTANDING BALANCE on the date of Default, including principal and accrued interest from the date of Default until the date that the OUTSTANDING BALANCE is paid, plus interest on any advances of scheduled monthly payments made by the Insured from the date of DEFAULT, plus advances and interest on advances for PROPERTY PROTECTION actually paid by the INSURED pursuant to the COMMERCIAL REAL ESTATE LOAN or, if applicable, a POOLING AND SERVICING AGREEMENT. Such advances and interest on advances made for PROPERTY PROTECTION are limited to ten (10) percent of the OUTSTANDING BALANCE on the date of DEFAULT.

          2. With respect to Coverage B, (a) monetary awards or settlements of compensatory damages for BODILY INJURY, PROPERTY DAMAGE or CLEAN-UP Costs; (b) CLEAN-UP COSTS; and (c) costs, charges and expenses incurred in the defense, investigation and adjustment of CLAIMS.

          3.   With respect to Coverage C, CLEAN-UP COSTS,

     N. NAMED INSURED means the party, person or entity named in Item 1 of the Declarations.

     O. NATURAL RESOURCE DAMAGE means physical injury to or destruction of, including the resulting loss of value of, land, fish, wildlife, biota, air, water, groundwater, drinking water supplies, and other such resources belonging to, managed by, held in trust by, appertaining to, or otherwise controlled by the United States (including the resources of the fishery conservation zone established by the Magnuson-Stevens Fishery Conservation and Management Act (16 U.S.C. 1801 et seq.)), any state or local government, any foreign government, any Indian tribe, or, if such resources are subject to a trust restriction on alienation, any member of an Indian tribe.

     P. OUTSTANDING BALANCE means the principal amount of outstanding indebtedness owed to the INSURED as of the date of DEFAULT calculated pursuant to the terms and conditions of the COMMERCIAL REAL ESTATE LOAN plus interest as described in the definition of LOSS. OUTSTANDING BALANCE shall not include penalties or other fees arising out of a DEFAULT.

     Q. POLICY PERIOD means the period set forth in Item 2 of the Declarations or any shorter period arising as a result of:

          1.   cancellation of this Policy; or

          2. the deletion by the Company of a particular INSURED PROPERTY at the NAMED INSURED'S written request, but solely with respect to that INSURED PROPERTY.

     R. POLLUTION CONDITIONS means:

        1. with respect to Coverages A and C, the discharge, dispersal, release or escape of any solid, liquid, gaseous or thermal irritant or contaminant, including smoke, vapors, soot, fumes, acids, alkalis, toxic chemicals, and waste materials into or upon land, or any structure on land, the atmosphere or any watercourse or body of water, including groundwater, in concentrations or amounts exceeding maximum levels allowed by applicable ENVIRONMENTAL LAWS, or by governmental or court order or directive, acting under the authority granted by ENVIRONMENTAL LAWS, provided such conditions are not naturally present in the environment in the concentration or amounts discovered.

        2. with respect to Coverage B, the discharge, dispersal, release, or escape of any solid, liquid, gaseous or thermal irritant or contaminant, including smoke, vapors, soot, fumes, acids, alkalis, toxic chemicals, and waste materials into or upon land, or any structure on land, the atmosphere or any watercourse or body of water, including groundwater, provided such conditions are not naturally present in the environment in the concentration or amounts discovered.

     S. POOLING AND SERVICING AGREEMENT means the agreement governing the servicing of the COMMERCIAL REAL ESTATE LOAN(S).

     T. PROPERTY DAMAGE means:

          1. Physical injury to or destruction of tangible property of parties other than the INSURED, including the resulting loss of use or diminution in value thereof;

          2. Loss of use, but not diminution in value, of tangible property of parties other than the INSURED, which has not been physically injured or destroyed:

          3.   NATURAL RESOURCE DAMAGE.

     U. PROPERTY PROTECTION means reasonable expenses necessary to protect the INSURED PROPERTY.

     V. SERVICER means the party(ies) to the POOLING AND SERVICING AGREEMENT responsible for servicing the COMMERCIAL REAL ESTATE LOAN(S).

     W. TRUSTEE means the trustee under the POOLING AND SERVICING AGREEMENT.

VII. EXTENDED REPORTING PERIOD - COVERAGE B

     Solely with respect to Coverage B, the INSURED shall be entitled to an Automatic Extended Reporting Period, and (with certain exceptions as described in paragraph B of this Section) entitled to purchase an Optional Extended Reporting Period Endorsement upon termination of coverage as defined in Paragraph B.3. of this Section. Neither the Automatic nor the Optional Extended Reporting Period shall reinstate or increase the Policy Aggregate Limit of this Policy.

     A. AUTOMATIC EXTENDED REPORTING PERIOD

        Provided the INSURED has not purchased any other insurance to replace Coverage B which applies to a CLAIM otherwise covered under Coverage B, the NAMED INSURED shall have a period of forty-five (45) days following the effective date of termination of coverage in which to provide written notice to the Company of CLAIMS first made and reported within the Automatic Extended Reporting Period. A CLAIM first made and reported within the Automatic Extended Reporting Period will be deemed made on the last day of the POLICY PERIOD, provided the CLAIM arises from POLLUTION CONDITIONS that commenced before the end of the POLICY PERIOD and is otherwise covered by this Policy. The Automatic Extended Reporting Period shall not apply if the Optional Extended Reporting Period becomes effective.

     B. OPTIONAL EXTENDED REPORTING PERIOD

        The NAMED INSURED shall be entitled to purchase an Optional Extended Reporting Period upon termination of coverage, as defined in Paragraph 3 below, except in the event of nonpayment of premium.

        1. A CLAIM first made and reported within the Optional Extended Reporting Period, if purchased in accordance with the provisions contained in Paragraph 2 below, will be deemed to have been made on the last day of the POLICY PERIOD, provided that the CLAIM arises from POLLUTION CONDITIONS that commenced before the end of the POLICY PERIOD and is otherwise covered by this Policy.

        2. The Company shall issue an endorsement providing an Optional Extended Reporting Period of up to thirty-six (36) months from termination of coverage under this Policy for any INSURED PROPERTY provided that the NAMED INSURED:

               a. makes a written request for such endorsement which the Company receives within forty-five (45) days after termination of coverage as defined herein; and

               b. pays the additional premium when due. If that additional premium is paid when due, the Optional Extended Reporting Period may not be canceled, provided that all other terms and conditions of the Policy are met.

        3. Termination of coverage occurs at the time of:

               a. cancellation or nonrenewal of this Policy by the NAMED INSURED or by the Company;

               b. the Company's deletion from Item 5 of the Declarations of this Policy of a location which was an INSURED PROPERTY, at the Insured's written request, but solely with respect to that INSURED PROPERTY.

        4. The Optional Extended Reporting Period is available to the NAMED INSURED for not more than 200% of the premium the Company has charged for the INSURED PROPERTY for which the Extended Reporting Period is purchased.

VIII. CONDITIONS

     A. ASSIGNMENT - This Policy may not be assigned without the prior written consent of the Company which consent shall not be unreasonably withheld. Assignment of interest under this Policy shall not bind the Company until its consent is endorsed thereon. However, this Policy may be assigned by the NAMED INSURED, without the Company's prior written consent to the SERVICER or TRUSTEE, or another entity which has, directly or indirectly, invested in or loaned money in connection with an INSURED PROPERTY. The NAMED INSURED must provide the Company written notice of such assignment within forty-five (45) days of the effective date of the assignment.

     B. SUBROGATION

        1. To the extent of any payment under this Policy, the Company shall be subrogated to all the INSURED'S rights of recovery therefor against any person or organization, with the exception of the BORROWER; provided that if the Company indemnifies the INSURED for the OUTSTANDING BALANCE under Coverage A, the Company reserves its right of FORECLOSURE against the BORROWER.

        2. The INSURED shall execute and deliver instruments and papers and do whatever else is reasonably necessary to secure such rights including without limitation, assignment of the INSURED'S rights against any person or organization, with the exception of the BORROWER, who caused POLLUTION CONDITIONS on account of which the Company made any payment under this Policy.

        3. Any recovery as a result of subrogation proceedings shall accrues first to the INSURED to the extent of any LOSS in excess of the limit of coverage, then to the Company to the extent of its payment under the policy, and then to the INSURED to the extent of its Deductible. Expenses incurred in such subrogation proceedings shall be apportioned among the interested parties in the recovery in the proportion that each interested party's share in the recovery bears to the total recovery. Any recoveries received by the Company via subrogation net of expenses incurred in making such recovery shall serve to reinstate the "Total all Losses" limit of liability stated in Item 3 of the Declarations, but only to the extent of such net recovery.

        4. The INSURED shall do nothing to prejudice the Company's rights of Subrogation.

     C. CHANGES - Notice to any agent or knowledge possessed by any agent or by any other person shall not effect a waiver or a change in any part of this Policy or estop the Company from asserting any right under the terms of this Policy; nor shall the terms of this Policy be waived or changed, except by endorsement issued to form a part of this Policy.

     D. SOLE AGENT - The NAMED INSURED first listed in Item 1 of the Declarations shall act on behalf of all other INSUREDS, if any, for the payment or return of premium, receipt and acceptance of any endorsement issued to form a part of this Policy, and giving and receiving notice of cancellation or nonrenewal and the exercise of the rights provided in the EXTENDED REPORTING PERIOD clause.

     E. CANCELLATION - This Policy may be canceled by the INSURED by surrender thereof to the Company or any of its authorized agents or by mailing to the Company written notice stating when thereafter the cancellation shall be effective.

        This Policy may be canceled by the Company only for nonpayment of premium by mailing to the NAMED INSURED at the address shown in the Policy, written notice stating when not less than ten (10) days thereafter cancellation shall be effective. Proof of mailing of notice described in this Condition E shall be sufficient proof of notice.

        The time of surrender or the effective date and hour of cancellation stated in the notice shall become the end of the POLICY PERIOD. Delivery of such written notice either by the NAMED INSURED or by the Company shall be equivalent to mailing. It the NAMED INSURED cancels, earned premium shall be computed in accordance with the customary short rate table. If the Company cancels, earned premium shall be computed pro rata. Premium adjustment may be either at the time cancellation is effected or as soon as practicable after cancellation becomes effective, but payment or tender of unearned premium is not a condition of cancellation.

     F. TERMINATION OF COVERAGE - In the event of the INSURED'S sale of a COMMERCIAL REAL ESTATE LOAN, coverage under Coverages A and C will automatically terminate as of the effective date of such sale for any INSURED PROPERTY included in such sale. Coverage B, however, will continue for such INSURED PROPERTY for the remainder of the POLICY PERIOD and EXTENDED REPORTING PERIOD, if applicable.

     G. CONCEALMENT OR FRAUD - This entire Policy shall be void if, whether before or after LOSS is incurred or a CLAIM is first made, the INSURED has willfully concealed or misrepresented any fact or circumstance in the Secured Creditor Impaired Property Application material to the granting of coverage under this Policy. In addition, coverage for any individual INSURED PROPERTY shall be void if, whether before or after LOSS is incurred or a CLAIM is first made, the INSURED has willfully concealed or misrepresented any fact or circumstance material to the granting of coverage for the INSURED PROPERTY under this Policy.

     H. OTHER INSURANCE

          1.   Coverage A.

               This insurance is primary. Our obligations are not affected by any other insurance that may be primary.

          2.   Coverages B and C.

               (a) This insurance is primary. Our obligations are not affected unless any other insurance applicable to LOSS covered by this Policy is also primary. Then, we will share with all other insurance by the method described in paragraphs (b) and (c) below.

               (b) If other primary insurance permits contribution by equal shares, we will follow this method also. Under this approach each insurer contributes equal amounts until it has paid its applicable limit of insurance or none of the loss remains, whichever comes first.

               (c) If any other insurance does not permit contribution by equal shares, we will contribute by limits. Under this method, each insurer's share is based on the ratio of its applicable limit of insurance to the total applicable limits of insurance of all primary insurers.

     I. RIGHT OF ACCESS AND INSPECTION - Any of the Company's authorized representatives shall have the right and opportunity but not the obligation when the Company so desires to interview persons employed by the INSURED end to inspect at any reasonable time, during the POLICY PERIOD or thereafter, an INSURED PROPERTY for which the INSURED holds title, and applicable records for COMMERCIAL REAL ESTATE LOANS. Neither the Company nor its representatives shall assume any responsibility or duty to the INSURED or to any other party, person or entity, by reason of such right of inspection. Neither the Company's right to make inspections, sample and monitor nor the actual undertaking thereof nor any report thereon shall constitute an undertaking on behalf of the INSURED or others, to determine or warrant that property or operations are safe, healthful or conform to acceptable engineering practices or are in compliance with any law, rule or regulation. The INSURED agrees to provide appropriate personnel to assist the Company's representatives during any inspection.

     J. REPRESENTATIONS - By acceptance of this Policy, the first NAMED INSURED agrees that the statements in the Declarations and Secured Creditor Impaired Property Application are its agreements and representations, that this Policy is issued in reliance upon the truth of such representations and that this Policy embodies all agreements existing between any INSURED and the Company or any of its agents relating to this insurance.

     K. ACTION AGAINST COMPANY - No person or organization has a right under this Policy:

          1. to join the Company as a party or otherwise bring the Company into a suit asking for damages from an INSURED; or

          2. to sue the Company on this Policy unless all of its terms have been fully complied with.

        A person or organization may sue the Company to recover on an agreed settlement or on a final judgment against an INSURED obtained after an actual trial; but the Company will not be liable for damages that are not payable under the terms of this Policy or that are in excess of the applicable limit of liability. An agreed settlement means a settlement and release of liability signed by the Company, the INSURED and the claimant or the claimant's legal representative.

     L. BANKRUPTCY - Bankruptcy or insolvency of the INSURED or of the INSURED'S estate shall not relieve the Company of any of its obligations hereunder.

     M. ARBITRATION - It is hereby understood and agreed that all disputes or differences which may arise under or in connection with this Policy, whether arising before or after termination of this Policy, including any determination of the amount of LOSS, shall be submitted to the American Arbitration Association under and in accordance with its then prevailing commercial arbitration rules. The arbitrators shall be chosen in the manner and within the time frames provided by such rules, if permitted under such rules, the arbitrators shall be three disinterested individuals having knowledge of the legal, corporate management, or insurance issues relevant to the matters in dispute.

        Any party may commence such arbitration proceeding and the arbitration shall be conducted in New York, New York. The arbitrators shall give due consideration to the general principles of New York law in the construction and interpretation of the provisions of this Policy; provided, however, that the terms, conditions, provisions and exclusions of this Policy are to be construed in an evenhanded fashion as between the parties. Where the language of this Policy is alleged to be ambiguous or otherwise unclear, the issue shall be resolved in the manner most consistent with the relevant terms, conditions, provisions or exclusions of the Policy (without regard to the authorship of the language, the doctrine of reasonable expectation of the parties and without any presumption or arbitrary interpretation or construction in favor of either party or parties, and in accordance with the intent of the parties.)

        The written decision of the arbitrators shall set forth its reasoning, shall be provided simultaneously to both parties and shall be binding on them. The arbitrators' award shall not include attorney fees or other costs. Judgment on the award may be entered in any court of competent jurisdiction, each party shall bear equally the expenses of the arbitration.

     N. SERVICE OF SUIT - Subject to Paragraph M above, it is agreed that in the event of failure of the Company to pay any amount claimed to be due hereunder, the Company, at the request of the INSURED, will submit to the jurisdiction of a court of competent jurisdiction within the United States. Nothing in this condition constitutes or should be understood to constitute a waiver of the Company's rights to commence an action in any court of competent jurisdiction in the United States, to remove an action to a United States District Court, or to seek a transfer of a case to another court as permitted by the laws of the United States or of any state in the United States. It is further agreed that service of process in such suit may be made upon General Counsel, Legal Department, American International Specialty Lines Insurance Company, 70 Pine Street, New York, New York 10270, or his or her representative, and that in any suit instituted against the Company upon this contract, the Company will abide by the final decision of such court or of any appellate court in the event of any appeal.

        Further, pursuant to any statute of any state, territory, or district of the United States which makes provision therefore, the Company hereby designates the Superintendent, Commissioner, Director of Insurance, or other officer specified for that purpose in the statute, or his or her successor or successors in office as its true and lawful attorney upon whom may be served any lawful process in any action, suit or proceeding instituted by or on behalf of the INSURED or any beneficiary hereunder arising out of this contract of insurance, and hereby designates the above named General Counsel as the person to whom the said officer authorized to mail such process or a true copy thereof.

     O. SOLD LOANS - In the event a COMMERCIAL REAL ESTATE LOAN(S) is sold by the INSURED, the Company agrees to offer coverage to the new owner of the COMMERCIAL REAL ESTATE LOAN(S) identical to coverage provided the INSURED under this Policy. The per INSURED PROPERTY premium to be charged to the new owner of the COMMERCIAL REAL ESTATE LOAN(S) will be equal to the pro rata premium applying to an INSURED PROPERTY as of the date of sale plus not more than $100 per INSURED PROPERTY. Additional premium may be charged to the new owner of the COMMERCIAL REAL ESTATE LOAN for negotiated differences in terms and conditions, including but not limited to, POLICY PERIOD, limits of liability and deductible.

     P. LENDER LIABILITY - The existence of any legal protection for the INSURED against liability of any kind whatsoever in connection with POLLUTION CONDITIONS, including but not limited to the secured creditor exemption in
Section 9601(2) of the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Sec. 9601 et seq., shall in no way affect the rights of the INSURED under this Policy. Any failure of the INSURED to qualify for such protection shall not in and of itself trigger Exclusion IV.E or in any other way affect the rights of the INSURED under this Policy.

        IN WITNESS WHEREOF, the Company has caused this Policy to be signed by its president and secretary and signed on the Declarations page by its duly authorized representative or countersigned in states where applicable.



     ------------------------------          --------------------------------
               SECRETARY                                PRESIDENT

                                    EXHIBIT M

                           FORM OF REQUEST FOR REVIEW


                                                     __________________, 20_____



Wells Fargo Bank Minnesota, N.A.
1031 10th Ave. S.E.
Minneapolis, MN 55414
Attention: Mortgage Document Custody (CMBS) - Banc of America Commercial Mortgage Inc. Commercial Mortgage Pass-Through Certificates, Series 2001-1

            Re: Amended and Restated Pooling and Servicing Agreement dated as of June 1, 2001 (the "Agreement") among Banc of America Commercial Mortgage Inc., as Depositor, Bank of America, N.A. and Bridger Commercial Realty Finance LLC, as Mortgage Loan Sellers, GMAC Commercial Mortgage Corporation, as Master Servicer, Lennar Partners, Inc., as Special Servicer, and Wells Fargo Bank Minnesota, N.A., as Trustee and REMIC Administrator for the Certificateholders of Commercial Mortgage Pass Through Certificates, Series 2001-1


Ladies and Gentlemen:

            Pursuant to Section 2.02(b) of the above _referenced ____
Agreement, [_________________] requests a review of the following Mortgage file:

            Property Name:    ________________________________________
            Property Address: ________________________________________
            Loan Number :     ________________________________________

            The results of such review should be returned to [_________________] at the following address:

                              --------------------------------
                              --------------------------------
                              --------------------------------
                              Phone:
                                    --------------------------
                              Fax:
                                    --------------------------

                                    EXHIBIT N

                           FORM OF CMSA PROPERTY FILE

          BACM 2001-1
         PROPERTY FILE
     (DATA RECORD LAYOUT)
    CROSS REFERENCED AS "L"
------------------------------------------------------------------------------------------------------------------------------------
         SPECIFICATION                                              DESCRIPTION/COMMENTS
------------------------------------------------------------------------------------------------------------------------------------
Acceptable Media Types            Magnetic Tape, Diskette, Electronic Transfer
Character Set                     ASCII
Field Delineation                 Comma
Density (Bytes-Per-Inch)          1600 or 6250
Magnetic Tape Label               None (unlabeled)
Magnetic Tape Blocking Factor     10285 (17 records per block)
Physical Media Label              Servicer Name; Data Type (Collection Period Data); Density (Bytes-Per-Inch);
                                  Blocking Factor; Record Length
Return Address Label              Required for return of physical media (magnetic tape or diskette)

------------------------------------------------------------------------------------------------------------------------------------
                                  FIELD             FORMAT                                                             LOAN FIELD
          FIELD NAME              NUMBER  TYPE      EXAMPLE                     DESCRIPTION/COMMENTS                   REFERENCE
------------------------------------------------------------------------------------------------------------------------------------
Transaction Id                      1      AN        XXX97001   Unique Issue Identification Mnemonic                    S1, L1

Loan ID                             2      AN        XXX9701A   Unique Servicer Loan Number Assigned To Each            S3, L3
                                                                Collateral Item In A Pool

Prospectus Loan ID                  3      AN           123     Unique Identification Number Assigned To Each           S4, L4
                                                                Collateral Item In The Prospectus

Property ID                         4      AN        1001-001   Should contain Prospectus ID and property
                                                                identifier, e.g., 1001-001, 1000-002

Distribution Date                   5      AN        YYYYMMDD   Date Payments  Made To Certificateholders                  L5

Cross-Collateralized Loan           6      AN          Text     All Loans With The Same Value Are Crossed, For            S75
Grouping                                                        example : "X02-1" would be populated in this field
                                                                for all related loans, "X02-2" would be populated for
                                                                the next group of related loans.
Property Name                       7      AN          Text                                                               S55

Property Address                    8      AN          Text                                                               S56

Property City                       9      AN          Text                                                               S57

Property State                     10      AN           FL                                                                S58

Property Zip Code                  11      AN          30303                                                              S59

Property County                    12      AN          Text                                                               S60

Property Type Code                 13      AN           MF                                                                S61

Year Built                         14      AN          YYYY                                                               S64

Year Last Renovated                15      AN          YYYY

Net Square Feet At Contribution    16     Numeric      25000    RT, IN, WH, OF, MU, OT                                    S62

# Of Units/Beds/Rooms At           17     Numeric       75      MF, MH, LO,MU, HC, SS                                     S63
Contribution

Property Status                    18      AN            1      1=FCL, 2=REO, 3=Defeased, 4=Partial Release, 5=
                                                                Released, 6= Same as at Contribution

Allocated Percentage of Loan       19     Numeric      0.75     Issuer to allocate loan % attributable to property
at Contribution                                                 for multi-property loans

Current Allocated Percentage       20     Numeric      0.75     Maintained by servicer. If not supplied in by Issuer
                                                                or Underwriter, use Underwriting NOI or NCF to
                                                                calculate

Current Allocated Ending           21     Numeric    900900.00  Calculation based on Current Allocated Percentage and      L7
Scheduled Loan Amount                                           Current Ending Scheduled Principal Balance (L7) for
                                                                associated loan.

Ground Lease (Y/S/N)               22      AN            N      Either Y=Yes, S=Subordinate, N= No ground lease           S74

Total Reserve Balance              23     Numeric    25000.00   For Maintenance, Repairs, & Environmental. (Excludes      S77
                                                                Tax & Insurance Escrows).  An amount should be
                                                                printed if the value in Setup File field 77 is "Y"

Most Recent Appraisal Date         24      AN        YYYYMMDD                                                             L74

Most Recent Appraisal Value        25     Numeric   1000000.00                                                            L75

Date Asset Expected to Be          26      AN        YYYYMMDD   Could be different dates for different properties. If     L79
Resolved or Foreclosed                                          in Foreclosure - Expected Date of Foreclosure and if
                                                                REO - Expected Sale Date.

Foreclosure Date                   27      AN        YYYYMMDD                                                             L42

REO Date                           28      AN        YYYYMMDD                                                             L43

Most Recent Physical Occupancy     29     Numeric      0.75                                                               L71

Occupancy As of Date               30      AN        YYYYMMDD   Typically should be the effective date of the Rent Roll

Date Lease Rollover Review         31      AN        YYYYMMDD   Roll over review to be completed every 12 months

% Sq. Feet expiring 1-12 months    32     Numeric       0.2     Apply to Property Types - RT, IN, WH, OF, MU, OT          S62

% Sq. Feet  expiring 13-24         33     Numeric       0.2     Apply to Property Types - RT, IN, WH, OF, MU, OT          S62
months

% Sq. Feet expiring 25-36          34     Numeric       0.2     Apply to Property Types - RT, IN, WH, OF, MU, OT          S62
months

% Sq. Feet  expiring 37-48         35     Numeric       0.2     Apply to Property Types - RT, IN, WH, OF, MU, OT          S62
months

% Sq. Feet  expiring 49-60         36     Numeric       0.2     Apply to Property Types - RT, IN, WH, OF, MU, OT          S62
months

Largest Tenant                     37      AN          Text     For Office, WH, Retail, Industrial, Other or Mixed
                                                                Use, as applicable

Square Feet of Largest Tenant      38     Numeric     15000

2nd Largest Tenant                 39      AN          Text     For Office, WH, Retail, Industrial, Other or Mixed
                                                                Use, as applicable

Square Feet of 2nd Largest         40     Numeric     15000
Tenant

3rd Largest Tenant                 41      AN          Text     For Office, WH, Retail, Industrial, Other or Mixed
                                                                Use, as applicable
Square Feet of 3rd Largest         42     Numeric     15000
Tenant

Fiscal Year End Month              43     Numeric       MM      Needed to indicate month ending for borrower's
                                                                Fiscal Year.  For example : "12"
Contribution Financials As Of      44      AN        YYYYMMDD                                                             S72
Date

Revenue At Contribution            45     Numeric   1000000.00  Should match the prospectus if available. At the          S70
                                                                Property Level

Operating Expenses At              46     Numeric   1000000.00  Should match the prospectus if available. At the          S71
Contribution                                                    Property Level

NOI At Contribution                47     Numeric   1000000.00  Should match the prospectus if available. At the          S65
                                                                Property Level

DSCR (NOI) At Contribution         48     Numeric      1.5      Should match the prospectus if available.                 S66

Appraisal Value At Contribution    49     Numeric   1000000.00                                                            S67

Appraisal Date At Contribution     50      AN        YYYYMMDD                                                             S68

Physical Occupancy At              51     Numeric      0.9                                                                S69
Contribution

Date of Last Inspection            52      AN        YYYYMMDD   Date of last physical site inspection

Preceding Fiscal Year              53      AN        YYYYMMDD                                                             L58
Financial As of Date

Preceding Fiscal Year Revenue      54     Numeric   1000000.00                                                            L52

Preceding Fiscal Year              55     Numeric   1000000.00                                                            L53
Operating Expenses

Preceding Fiscal Year NOI          56     Numeric   1000000.00                                                            L54

Preceding Fiscal Yr Debt           57     Numeric   1000000.00  Calculate using P20(percentage) to get the allocated      L55
Service Amount                                                  amount for each property

Preceding Fiscal Year DSCR         58     Numeric      1.3      Uses the property NOI and the allocated debt service      L56
(NOI)                                                           amount

Preceding Fiscal Year Physical     59     Numeric      0.9                                                                L57
Occupancy

Second Preceding FY Financial      60      AN        YYYYMMDD                                                             L65
As of Date

Second Preceding Fiscal Year       61     Numeric   1000000.00                                                            L59
Revenue

Second Preceding FY Operating      62     Numeric   1000000.00                                                            L60
Expenses

Second Preceding Fiscal Year       63     Numeric   1000000.00                                                            L61
NOI

Second Preceding FY Debt           64     Numeric   1000000.00  Calculate using P20(percentage) to get the allocated      L62
Service Amount                                                  amount for each property

Second Preceding Fiscal Year       65     Numeric       1.3     Uses the property NOI and the allocated debt service      L63
DSCR (NOI)                                                      amount

Second Preceding FY Physical       66     Numeric       0.9                                                               L64
Occupancy

Property Contribution Date         67      AN        YYYYMMDD   Date Property was contributed                             L85

Most Recent Revenue                68     Numeric   1000000.00  Most Recent Revenue                                       L66

Most Recent Operating Expenses     69     Numeric   1000000.00  Most Recent Operating Expenses                            L67

Most Recent NOI                    70     Numeric   1000000.00  Most Recent Net Operating Income                          L68

Most Recent Debt Service Amount    71     Numeric   1000000.00  Calculate using P20(percentage) to get the allocated      L69
                                                                amount for each property

Most Recent DSCR (NOI)             72     Numeric      2.55     Uses the property NOI and the allocated debt service      L70
                                                                amount

Most Recent Financial As of        73      AN        YYYYMMDD   Start date used to calculate Most Recent information      L72
Start Date                                                      either YTD or trailing 12 months

Most Recent Financial As of        74      AN        YYYYMMDD   End date used to calculate Most Recent information        L73
End Date                                                        either YTD or trailing 12 months

Most Recent Financial              75      AN         T or Y    T= Trailing 12 months Y = Year to Date                    L82
Indicator

NCF At Contribution                76     Numeric   1000000.00  Net Cash Flow At Contribution. Should match the           S83
                                                                prospectus if available.

DSCR (NCF) At Contribution         77     Numeric      1.5      DSCR At Contribution using NCF to calculate.              S84
                                                                Should match the prospectus if available.

Preceding Fiscal Year NCF          78     Numeric   1000000.00  Preceding Fiscal Year Net Cash Flow related to            L92
                                                                Financial As of Date P53.

Preceding Fiscal Year DSCR         79     Numeric      2.55     Preceding Fiscal Yr Debt Service Coverage Ratio           L93
(NCF)                                                           using NCF related to Financial As of Date P53.

Second Preceding FY NCF            80     Numeric   1000000.00  Second Preceding Fiscal Year Net Cash Flow related        L94
                                                                to Financial As of Date P60.

Second Preceding FY DSCR (NCF)     81     Numeric      2.55     Second Preceding Fiscal Year Debt Service Coverage        L95
                                                                Ratio using Net Cash Flow related to Financial As of
                                                                Date P60.

Most Recent NCF                    82     Numeric   1000000.00  Most Recent Net Cash Flow related to Financial As of      L96
                                                                Date P74.

Most Recent DSCR (NCF)             83     Numeric      2.55     Most Recent Debt Service Coverage Ratio using Net         L97
                                                                Cash Flow related to Financial As of Date P74.

NOI/NCF Indicator                  84      AN          Text     Indicates how NOI or Net Cash Flow was calculated         L90
                                                                should be the same for each financial period.  See
                                                                NOI/NCF Indicator Legend.

Deferred Maintenance Flag          85      AN           N       Either Y=Yes or N= No, Deferred Maintenance

Oper Statmt Analysis Income        86      AN          Text     Used in the Operating Statement Analysis Report
Comments                                                        to compare the 2 preceding consecutive year end
                                                                periods. Variance greater than 15% + or -for EGI
                                                                between the 2 periods.

Oper Statmt AnalysisExpense        87      AN          Text     Used in the Operating Statement Analysis Report
Comments                                                        to compare the 2 preceding consecutive year end
                                                                periods. Variance greater than 15% + or - for Total
                                                                Operating Expenses between the 2 periods.

Oper Statmt Analysis Capital       88      AN          Text     Used in the Operating Statement Analysis Report to
Items Comments                                                 compare the 2 preceding consecutive year end
                                                                periods. Variance greater than 15% + or - for Total
                                                                Capital Items AND Variance greater than 10% +or -
                                                                for ANY DSCR between the 2 periods.

Oper Statmt Analysis Source of     89      AN          Text     Fill with "Operating Stmt" or "Tax Return" or
Fin Data                                                        "Other", for 3rd, 2nd and Preceding periods.

NOI Adjustment Wksht Income        90      AN          Text     Used in the NOI Adjustment Worksheet for the most
Comments                                                        recent Annual Financials

NOI Adjustment Wksht Expense       91      AN          Text     Used in the NOI Adjustment Worksheet for the most
Comments                                                        recent Annual Financials

NOI Adjustment Wksht Capital       92      AN          Text     Used in the NOI Adjustment Worksheet for the most
Items Comments                                                  recent Annual Financials

NOI Adjustment Wksht Source of     93      AN          Text     Fill with "Operating Stmt" or "Tax Return" or
Fin Data                                                        "Other", for the most recent Annual financial.

Preceding FY Sales per Square      94     Numeric     236.75    Applicable to Retail Properties only and should be reported
Foot                                                            based on annual financial records. (Required per Section 4.02 of PSA)
----------------------------------             ----------------------------------------------------------------------
      PROPERTY TYPES CODE                                                     NOI/NCF INDICATOR
            LEGEND                                                                 LEGEND
----------------------------------             ----------------------------------------------------------------------
       MF          Multifamily                    CMSA      Calculated using CMSA standard
       RT          Retail                         PSA       Calculated using a definition given in the PSA
       HC          Health Care                    U/W       Calculated using the underwriting method
       IN          Industrial
       WH          Warehouse
       MH          Mobile Home Park
       OF          Office
       MU          Mixed Use
       LO          Lodging
       SS          Self Storage
       OT          Other
       SE          Securities

                                    EXHIBIT O

                           FORM OF CMSA FINANCIAL FILE

                                  ATTACHMENT A:
                   CMSA FINANCIAL FILE - CATEGORY CODE MATRIX

---------------------------------------------------------------------------------------------------
                                                                      PROPERTY TYPE
                                                          -----------------------------------------
                 CODE/                                                 MULTI-  HEALTH
              SORT ORDER         DESCRIPTION              COMMERCIAL   FAMILY   CARE    LODGING
---------------------------------------------------------------------------------------------------
INCOME
              010GROSRNT    Gross Potential Rent              o          o        o
              020VACANCY    Less:                             o          o        o
                            Vacancy/Collection
                            Loss
              030BASERNT    Base Rent                         o          o
              040EXPREMB    Expense Reimbursement             o
              050PCTRENT    Percentage Rent                   o
              060ROOMREV    Room Revenue                                                    o
              070FOODBEV    Food & Beverage                                                 o
                            Revenues
              080PHONE      Telephone Revenue                                               o
              090OTHDREV    Other Departmental                                              o
                            Revenue
              100PVTPAY     Private Pay                                           o
              110MEDCARE    Medicare/Medicaid                                     o
              120NURSING    Nursing/Medical                                       o
                            Income
              130MEALS      Meals Income                                          o
              140LAUNDRY    Laundry/Vending                              o
                            Income
              150PARKING    Parking Income                    o          o
              160OTHERIN    Other Income                      o          o        o         o
---------------------------------------------------------------------------------------------------
EXPENSES      270ROOMS      Room (Department)                                               o
              280FOODBEV    Food & Beverage (Departmental)                                  o
              290PHONE      Telephone Expenses                                              o
                            (Departmental)
              300OTHDEPT    Other Dept. Expenses                                            o
              310RETAXES    Real Estate Taxes                 o          o        o         o
              320PROPINS    Property Insurance                o          o        o         o
              330UTILITI    Utilities                         o          o        o         o
              340REPAIRS    Repairs and                       o          o        o         o
                            Maintenance
              350JANITOR    Janitorial                        o
              360FRANCHI    Franchise Fee                                                   o
              370MANAGEM    Management Fees                   o          o        o         o
              380PAYROLL    Payroll & Benefits                o          o        o         o
              390MARKETI    Advertising &                     o          o        o         o
                            Marketing
              400PROFESS    Professional Fees                 o          o        o         o
              410GENERAL    General and                       o          o        o         o
                            Administrative
              420ROOMS      Room Expense - Housekeeping                           o
              430MEALS      Meal expense                                          o
              440OTHEREX    Other Expenses                    o          o        o         o
              450GROUNDR    Ground Rent                       o          o        o         o
---------------------------------------------------------------------------------------------------
RESRV         490LEASING    Leasing Commissions               o
& CAPEX
              500TENANTI    Tenant Improvements               o
              510CAPEX      Capital Expenditures              o          o        o         o
              520EXCAPEX    Extraordinary                     o          o        o         o
                            Capital Expenditures
        --------------------------------------------------------------------------
                                            DATA TYPES
        --------------------------------------------------------------------------
                 YTD        Current Year - Year to Date
                 AN         Annual (prior 12 months' data...fiscal year - audited)
                 TR         Trailing 12 months' data
                 UB         Underwriting Base Line
        --------------------------------------------------------------------------

        --------------------------------------------------------------------------
                                         STATEMENT TYPES
        --------------------------------------------------------------------------
            BOR     Borrower's Statement (as submitted)
            ADJ     Adjustments to Borrower's Statement
            NOR     Normalized Statement (to CMSA format)
        --------------------------------------------------------------------------


                                    EXHIBIT P

                   FORM OF COMPARATIVE FINANCIAL STATUS REPORT


ATTACHMENT B:

 FINANCIAL FILE
 SPECIFICATIONS
--------------------------------------------------------------------------------
 RECORD LAYOUT
--------------------------------------------------------------------------------
Fields:  Trans ID             From CMSA Loan Setup
                              File, Field #1

         Loan #               From CMSA Property
                              File, Field #2

         Property ID          From CMSA Property File, Field #4, Example:
                              1001-001

         YYYYMM               Financial Statement Beginning Date

         YYYYMM               Financial Statement Ending Date

         Data Type            See attached values

         Stmt Type            See attached values

         Category Code        See attached values

         Amount Example : 999999.99 Enter positive values except for adjustments, contra accounts or other negative numbers.

         Key:                 Trans ID

         Loan #

         Property ID          CMSA Property File, P4


         YYYYMM               Financial Statement Ending Date

         Data Type

         Statement Type

         Category Code


--------------------------------------------------------------------------------
 SAMPLE ASCII PRESENTATION
        (PREFERRED)
--------------------------------------------------------------------------------
XX97D4, 12768-34,1001-001,199901,199903,YTD,NOR,010GROSRNT,999999.99

XX97D4, 12768-34,1001-001,199901,199903,YTD,NOR,020VACANCY,999999.99

XX97D4, 12768-34,1001-001,199901,199903,YTD,NOR,030BASERNT,999999.99

XX97D4, 12768-34,1001-001,199901,199903,YTD,NOR,160OTHERIN,999999.99

XX97D4, 12768-34,1001-001,199901,199903,YTD,NOR,310RETAXES,999999.99

XX97D4, 12768-34,1001-001,199901,199903,YTD,NOR,320PROPINS,999999.99

XX97D4, 12768-34,1001-001,199901,199903,YTD,NOR,330UTILITI,999999.99

XX97D4, 12768-34,1001-001,199901,199903,YTD,NOR,340REPAIRS,999999.99

XX97D4, 12768-34,1001-001,199901,199903,YTD,NOR,350JANITOR,999999.99

XX97D4, 12768-34,1001-001,199901,199903,YTD,NOR,370MANAGEM,999999.99

XX97D4, 12768-34,1001-001,199901,199903,YTD,NOR,380PAYROLL,999999.99

XX97D4, 12768-34,1001-001,199901,199903,YTD,NOR,390MARKETI,999999.99

XX97D4, 12768-34,1001-001,199901,199903,YTD,NOR,410GENERAL,999999.99

XX97D4, 12768-34,1001-001,199901,199903,YTD,NOR,440OTHEREX,999999.99

XX97D4, 12768-34,1001-001,199901,199903,YTD,NOR,500TENANTI,999999.99

XX97D4, 12768-34,1001-001,199901,199903,YTD,NOR,510CAPEX,999999.99

--------------------------------------------------------------------------------

 SAMPLE SPREADSHEET
    PRESENTATION
---------------------------------------------------------------------------------------
                            Prop     BEGIN    ENDING   DATA  STMT
 TRANS ID      LOAN NO.      ID      YYYYMM   YYYYMM   TYPE  TYPE    CATEGORY    AMOUNT
---------------------------------------------------------------------------------------
  XX97D4     12768-34       1001-   199901   199903    YTD   NOR    010GROSR    1000000
  XX97D4     12768-34       1001-   199901   199903    YTD   NOR    020VACAN    1000000
  XX97D4     12768-34       1001-   199901   199903    YTD   NOR    030BASER    1000000
  XX97D4     12768-34       1001-   199901   199903    YTD   NOR    160OTHER    1000000
  XX97D4     12768-34       1001-   199901   199903    YTD   NOR    310RETAX    1000000
  XX97D4     12768-34       1001-   199901   199903    YTD   NOR    320PROPI    1000000
  XX97D4     12768-34       1001-   199901   199903    YTD   NOR    330UTILI    1000000
  XX97D4     12768-34       1001-   199901   199903    YTD   NOR    340REPAI    1000000
  XX97D4     12768-34       1001-   199901   199903    YTD   NOR    350JANIT    1000000
  XX97D4     12768-34       1001-   199901   199903    YTD   NOR    370MANAG    1000000
  XX97D4     12768-34       1001-   199901   199903    YTD   NOR    380PAYRO    1000000
  XX97D4     12768-34       1001-   199901   199903    YTD   NOR    390MARKE    1000000
  XX97D4     12768-34       1001-   199901   199903    YTD   NOR    410GENER    1000000
  XX97D4     12768-34       1001-   199901   199903    YTD   NOR    440OTHER    1000000
  XX97D4     12768-34       1001-   199901   199903    YTD   NOR    500TENAN    1000000
  XX97D4     12768-34       1001-   199901   199903    YTD   NOR    510CAPEX    1000000
  XX97D4     12768-34       1001-   199901   199903    YTD   NOR    010GROSR    1000000
  XX97D4     12768-34       1001-   199901   199903    YTD   NOR    020VACAN    1000000
  XX97D4     12768-34       1001-   199901   199903    YTD   NOR    030BASER    1000000
  XX97D4     12768-34       1001-   199901   199903    YTD   NOR    160OTHER    1000000
  XX97D4     12768-34       1001-   199901   199903    YTD   NOR    310RETAX    1000000
  XX97D4     12768-34       1001-   199901   199903    YTD   NOR    320PROPI    1000000
  XX97D4     12768-34       1001-   199901   199903    YTD   NOR    330UTILI    1000000
  XX97D4     12768-34       1001-   199901   199903    YTD   NOR    340REPAI    1000000
  XX97D4     12768-34       1001-   199901   199903    YTD   NOR    350JANIT    1000000
  XX97D4     12768-34       1001-   199901   199903    YTD   NOR    370MANAG    1000000
  XX97D4     12768-34       1001-   199901   199903    YTD   NOR    380PAYRO    1000000
  XX97D4     12768-34       1001-   199901   199903    YTD   NOR    390MARKE    1000000
  XX97D4     12768-34       1001-   199901   199903    YTD   NOR    410GENER    1000000
  XX97D4     12768-34       1001-   199901   199903    YTD   NOR    440OTHER    1000000
  XX97D4     12768-34       1001-   199901   199903    YTD   NOR    500TENAN    1000000
  XX97D4     12768-34       1001-   199901   199903    YTD   NOR    510CAPEX    1000000


                              Pro-sup # followed by
                                the Prop. Seq. #


                             Vacancy amounts must be
                          entered with a negative sign

                                    EXHIBIT Q

                        FORM OF LOAN PERIODIC UPDATE FILE


            EXHIBIT 1
           BACM 2001-1
       LOAN PERIODIC FILE
      (DATA RECORD LAYOUT)
     CROSS REFERENCED AS "L"
------------------------------------------------------------------------------------------------------------------------------------
          SPECIFICATION                                            DESCRIPTION/COMMENTS
------------------------------------------------------------------------------------------------------------------------------------
Acceptable Media Types             Magnetic Tape, Diskette, Electronic Transfer

Character Set                      ASCII

Field Delineation                  Comma

Density (Bytes-Per-Inch)           1600 or 6250

Magnetic Tape Label                None (unlabeled)

Magnetic Tape Blocking Factor      10285 (17 records per block)

Physical Media Label               Servicer Name; Data Type (Collection Period Data); Density (Bytes-Per-Inch);
                                   Blocking Factor; Record Length

Return Address Label               Required for return of physical media (magnetic tape or diskette)

------------------------------------------------------------------------------------------------------------------------------------
                                   FIELD                FORMAT
           FIELD NAME              NUMBER    TYPE       EXAMPLE                       DESCRIPTION/COMMENTS
------------------------------------------------------------------------------------------------------------------------------------
Transaction Id                       1        AN         XXX97001      Unique Issue Identification Mnemonic

Group Id                             2        AN         XXX9701A      Unique Identification Number Assigned To Each Loan Group
                                                                       Within An Issue

Loan Id                              3        AN       00000000012345  Unique Servicer Loan Number Assigned To Each Collateral
                                                                       Item In A Pool

Prospectus Loan Id                   4        AN           123         Unique Identification Number Assigned To Each Collateral
                                                                       Item In The Prospectus

Distribution Date                    5        AN         YYYYMMDD      Date Payments  Made To Certificateholders

Current Beginning Scheduled          6      Numeric     100000.00      Outstanding Sched Prin Bal at Beginning of current
Balance                                                                period that is part of the trust

Current Ending Scheduled  Balance    7      Numeric     100000.00      Outstanding Sched Prin Bal at End of current period that
                                                                       is part of the trust

Paid To Date                         8        AN         YYYYMMDD      Date loan is paid through. One frequency < the date the
                                                                       loan is due for next payment

Current Index Rate                   9      Numeric        0.09        Index Rate Used In The Determination Of The Current
                                                                       Period Gross Interest Rate

Current Note Rate                    10     Numeric        0.09        Annualized Gross Rate Applicable To Calculate The
                                                                       Current Period Scheduled Interest

Maturity Date                        11       AN         YYYYMMDD      Date Collateral Is Scheduled To Make Its Final Payment

Servicer and Trustee Fee Rate        12     Numeric      0.00025       Annualized Fee Paid To The Servicer And Trustee

Fee Rate/Strip Rate 1                13     Numeric      0.00001       Annualized Fee/Strip Netted Against Current Note Rate =
                                                                       Net Rate

Subservicer Fee Rate/Strip Rate 2    14     Numeric      0.00001       Annualized Fee/Strip Netted Against Current Note Rate =
                                                                       Net Rate

Fee Rate/Strip Rate 3                15     Numeric      0.00001       Annualized Fee/Strip Netted Against Current Note Rate =
                                                                       Net Rate

Fee Rate/Strip Rate 4                16     Numeric      0.00001       Annualized Fee/Strip Netted Against Current Note Rate =
                                                                       Net Rate

Fee Rate/Strip Rate 5                17     Numeric      0.00001       Annualized Fee/Strip Netted Against Current Note Rate =
                                                                       Net Rate

Net Rate                             18     Numeric       0.0947       Annualized Interest Rate Applicable To Calculate The
                                                                       Current Period Remittance Int.

Next Index Rate                      19     Numeric        0.09        Index Rate Used In The Determination Of The Next Period
                                                                       Gross Interest Rate

Next Note Rate                       20     Numeric        0.09        Annualized Gross Interest Rate Applicable To Calc Of The
                                                                       Next Period Sch. Interest

Next Rate Adjustment Date            21       AN         YYYYMMDD      Date Note Rate Is Next Scheduled To Change

Next Payment Adjustment Date         22       AN         YYYYMMDD      Date Scheduled P&I Amount Is Next Scheduled To Change

Scheduled Interest Amount            23     Numeric      1000.00       Scheduled Gross Interest Payment Due For The Current
                                                                       Period that goes to the trust

Scheduled Principal Amount           24     Numeric      1000.00       Scheduled Principal Payment Due For The Current Period
                                                                       that goes to the trust

Total Scheduled P&I Due              25     Numeric      1000.00       Scheduled Principal & Interest Payment Due For Current
                                                                       Period for the trust

Neg am/Deferred Interest Amount      26     Numeric      1000.00       Negative Amortization/Deferred Interest Amount Due For
                                                                       The Current Period

Unscheduled Principal Collections    27     Numeric      1000.00       Unscheduled Payments Of Principal Received During The
                                                                       Related Collection Period

Other Principal Adjustments          28     Numeric      1000.00       Unscheduled Principal Adjustments For The Related
                                                                       Collection Period

Liquidation/Prepayment Date          29       AN         YYYYMMDD      Date Unscheduled Payment Of Principal Received

Prepayment Penalty/Yld Maint         30     Numeric      1000.00       Additional Payment Req'd From Borrower Due To Prepayment
Rec'd                                                                  Of Loan Prior To Maturity

Prepayment Interest Excess           31     Numeric      1000.00       Interest Shortfall or Excess as calculated by Servicer
(Shortfall)                                                            per the Trust documents

Liquidation/Prepayment Code          32     Numeric         1          See Liquidation/Prepayment Codes Legend

Most Recent ASER Amount              33     Numeric      1000.00       Appraisal Subordinated Entitlement Reduction - The
                                                                       difference between a full advance and the reduced advance
                                                                       is the ASER or as defined in the Trust documents

Blank                                34       AN          Blank        Left blank on purpose. (Note: was previously Most Recent
                                                                       ASER Date. Field not considered applicable to ASER.)

Cumulative ASER Amount               35     Numeric      1000.00       Cumulative Appraisal Subordinated Entitlement Reduction

Actual Balance                       36     Numeric     100000.00      Outstanding Actual Principal Balance At The End Of The
                                                                       Current Period

Total P&I Advance Outstanding        37     Numeric      1000.00       Outstanding P&I Advances At The End Of The Current Period

Total T&I Advance Outstanding        38     Numeric      1000.00       Outstanding Taxes & Insurance Advances At The End Of The
                                                                       Current Period

Other Expense Advance Outstanding    39     Numeric      1000.00       Other Outstanding Advances At The End Of The Current Period

Status of Loan                       40       AN            1          See Status Of Loan Legend

In Bankruptcy                        41       AN            Y          Bankruptcy Status Of Loan (If In Bankruptcy "Y", Else "N")

Foreclosure Date                     42       AN         YYYYMMDD      P27 -  If Multiple properties have the same date then
                                                                       print that date otherwise leave empty

REO Date                             43       AN         YYYYMMDD      P28 -  If Multiple properties have the same date then
                                                                       print that date otherwise leave empty

Bankruptcy Date                      44       AN         YYYYMMDD      Date Of Bankruptcy

Net Proceeds Received on             45     Numeric     100000.00      Net Proceeds Rec'd On Liquidation To Be Remitted to the
Liquidation                                                            Trust per the Trust Documents

Liquidation Expense                  46     Numeric     100000.00      Expenses Associated With The Liq'n To Be Netted from the
                                                                       Trust per the Trust Documents

Realized Loss to Trust               47     Numeric      10000.00      Liquidation Balance Less Net Liquidation Proceeds
                                                                       Received (as defined in Trust documents)

Date of Last Modification            48       AN         YYYYMMDD      Date Loan Was Modified

Modification Code                    49     Numeric         1          See Modification Codes Legend

Modified Note Rate                   50     Numeric        0.09        Note Rate Loan Modified To

Modified Payment Rate                51     Numeric        0.09        Payment Rate Loan Modified To

Preceding Fiscal Year Revenue        52     Numeric      1000.00       P54 - If Multiple properties then sum the value, if
                                                                       missing any then populate using the "DSCR Indicator
                                                                       Legend" rule

Preceding Fiscal Year Operating      53     Numeric      1000.00       P55 -  If Multiple properties then sum the value, if
Expenses                                                               missing any then populate using the "DSCR Indicator
                                                                       Legend" rule

Preceding Fiscal Year NOI            54     Numeric      1000.00       P56 -  If Multiple properties then sum the value, if
                                                                       missing any then populate using the "DSCR Indicator
                                                                       Legend" rule

Preceding Fiscal Year Debt Svc       55     Numeric      1000.00       P57 -  If Multiple properties then sum the value, if
Amount                                                                 missing any then populate using the "DSCR Indicator
                                                                       Legend" rule

Preceding Fiscal Year DSCR (NOI)     56     Numeric        2.55        P58 - If Multiple properties populate using the "DSCR
                                                                       Indicator Legend" rule.   Preceding Fiscal Yr Debt Svc
                                                                       Cvrge Ratio using NOI

Preceding Fiscal Year Physical       57     Numeric        0.85        P59 - If Multiple properties, Use weighted average by
Occupancy                                                              using the calculation [ Current Allocated % (Prop) *
                                                                       Occupancy (Oper) ] for each Property, if missing any then
                                                                       leave empty

Preceding Fiscal Year Financial      58       AN         YYYYMMDD      P53 - If Multiple properties and all the same then print
As of Date                                                             the date, if missing any then leave empty

Second Preceding Fiscal Year         59     Numeric      1000.00       P61 - If Multiple properties then sum the value, if
Revenue                                                                missing any then populate using the "DSCR Indicator
                                                                       Legend" rule


Second Preceding Fiscal Year         60     Numeric      1000.00       P62 - If Multiple properties then sum the value, if
Operating Expenses                                                     missing any then populate using the "DSCR Indicator
                                                                       Legend" rule


Second Preceding Fiscal Year NOI     61     Numeric      1000.00       P63 -  If Multiple properties then sum the value, if
                                                                       missing any then populate using the "DSCR Indicator
                                                                       Legend" rule

Second Preceding Fiscal Year         62     Numeric      1000.00       P64 - If Multiple properties then sum the value, if
Debt Service Amount                                                    missing any then populate using the "DSCR Indicator
                                                                       Legend" rule

Second Preceding Fiscal Year         63     Numeric        2.55        P65 - If Multiple properties populate using the "DSCR
DSCR (NOI)                                                             Indicator Legend" rule.   Second Preceding Fiscal Year
                                                                       Debt Service Coverage Ratio using NOI

Second Preceding Fiscal Year         64     Numeric        0.85        P66 - If Multiple properties, Use weighted average by
Physical Occupancy                                                     using the calculation [ Current Allocated % (Prop) *
                                                                       Occupancy (Oper) ] for each Property, if missing any then
                                                                       leave empty

Second Preceding Fiscal Year         65       AN         YYYYMMDD      P60 - If Multiple properties and all the same then print
Financial As of Date                                                   the date, if missing any then leave empty

Most Recent Revenue                  66     Numeric      1000.00       P68 - If Multiple properties then sum the value, if
                                                                       missing any then populate using the "DSCR Indicator
                                                                       Legend" rule


Most Recent Operating Expenses       67     Numeric      1000.00       P69 -  If Multiple properties then sum the value, if
                                                                       missing any then populate using the "DSCR Indicator
                                                                       Legend" rule

Most Recent NOI                      68     Numeric      1000.00       P70 -  If Multiple properties then sum the value, if
                                                                       missing any then populate using the "DSCR Indicator
                                                                       Legend" rule

Most Recent Debt Service Amount      69     Numeric      1000.00       P71 -  If Multiple properties then sum the value, if
                                                                       missing any then populate using the "DSCR Indicator
                                                                       Legend" rule

Most Recent DSCR (NOI)               70     Numeric        2.55        P72 - If Multiple properties populate using the "DSCR
                                                                       Indicator Legend" rule.   Most Recent Debt Service
                                                                       Coverage Ratio using NOI

Most Recent Physical Occupancy       71     Numeric        0.85        P29 - If Multiple properties, Use weighted average by
                                                                       using the calculation [ Current Allocated % (Prop) *
                                                                       Occupancy (Oper) ] for each Property, if missing any then
                                                                       leave empty

Most Recent Financial As of          72       AN         YYYYMMDD      P73 - If Multiple properties and all the same then print
Start Date                                                             the date, if missing any then leave empty

Most Recent Financial As of End      73       AN         YYYYMMDD      P74 - If Multiple properties and all the same then print
Date                                                                   the date, if missing any then leave empty

Most Recent Appraisal Date           74       AN         YYYYMMDD      P24 - If Multiple properties and all the same then print
                                                                       the date, if missing any then leave empty

Most Recent Appraisal Value          75     Numeric     100000.00      P25 - If Multiple properties then sum the value, if
                                                                       missing any then leave empty

Workout Strategy Code                76     Numeric         1          See Workout Strategy Codes Legend

Most Recent Special Servicer         77       AN         YYYYMMDD      Date Transferred To The Special Servicer
Transfer Date

Most Recent Master Servicer          78       AN         YYYYMMDD      Date Returned To The Master Servicer or Primary Servicer
Return Date

Date Asset Expected to Be            79       AN         YYYYMMDD      P26 - If Multiple properties then print the latest date
Resolved or Foreclosed                                                 from the affiliated properties.   If in Foreclosure -
                                                                       Expected Date of Foreclosure and if REO - Expected Sale
                                                                       Date.

Blank                                80       AN          Blank        Left blank on purpose. (Note : was previously Year
                                                                       Renovated.  Use the Property File field 15 instead)

Current Hyper Amortizing Date        81       AN         YYYYMMDD      S79 - Current Anticipated Repayment Date.  Date will be
                                                                       the same as setup file unless the loan is modified and a
                                                                       new date assigned

Most Recent Financial Indicator      82       AN          T or Y       P75 - T= Trailing 12 months Y = Year to Date, Check Start
                                                                       & End Date Applies to field L66 to L73.  If Multiple
                                                                       properties and all the same then print the value, if
                                                                       missing any or if the values are not the same, then leave
                                                                       empty

Last Setup Change Date               83       AN         YYYYMMDD      S82 - Distribution Date that information changed last in
                                                                       the setup file by loan

Last Loan Contribution Date          84       AN         YYYYMMDD      Date the loan was contributed

Last Property Contribution Date      85       AN         YYYYMMDD      P67 - Date the latest property or properties were
                                                                       contributed.  For Multiple properties print the latest
                                                                       date from the affiliated properties

Number of Properties                 86     Numeric       13.00        S54 - The Number of Properties Underlying the Mortgage
                                                                       Loan

Preceding Year DSCR Indicator        87       AN           Text        Flag used to explain how the DSCR was calculated when
                                                                       there are multiple properties.  See DSCR Indicator
                                                                       Legend.

Second Preceding Year DSCR           88       AN           Text        Flag used to explain how the DSCR was calculated when
Indicator                                                              there are multiple properties.  See DSCR Indicator
                                                                       Legend.

Most Recent  DSCR Indicator          89       AN           Text        Flag used to explain how the DSCR was calculated when
                                                                       there are multiple properties.  See DSCR Indicator
                                                                       Legend.

NOI/NCF Indicator                    90       AN           Text        Indicates how NOI or Net Cash Flow was calculated should
                                                                       be the same for each financial period.  See NOI/NCF
                                                                       Indicator Legend. P84 - If Multiple Properties and all the
                                                                       same then print value, if missing any or if the values are not the same, then leave empty.

Date of Assumption                   91       AN         YYYYMMDD      Date the loan last assumed by a new borrower- empty if
                                                                       never assumed

Preceding Fiscal Year NCF            92     Numeric      1000.00       P78 - Preceding Fiscal Year Net Cash Flow related to
                                                                       Financial As of Date L58.  If Multiple properties then sum the value, if missing any then populate using the "DSCR
                                                                       Indicator Legend" rule

Preceding Fiscal Year DSCR (NCF)     93     Numeric        2.55        P79 - Preceding Fiscal Yr Debt Service Coverage Ratio
                                                                       using NCF related to Financial As of Date L58.   If
                                                                       Multiple properties populate using the "DSCR Indicator
                                                                       Legend" rule.

Second Preceding Fiscal Year NCF     94     Numeric      1000.00       P80 - Second Preceding Fiscal Year Net Cash Flow related
                                                                       to Financial As of Date L65.   If Multiple properties then
                                                                       sum the value, if missing any then populate using the
                                                                       "DSCR Indicator Legend" rule

Second Preceding Fiscal Year         95     Numeric        2.55        P81 - Second Preceding Fiscal Year Debt Service Coverage
DSCR (NCF)                                                             Ratio using Net Cash Flow related to Financial As of Date
                                                                       L65.   If Multiple properties populate using the "DSCR
                                                                       Indicator Legend" rule.

Most Recent NCF                      96     Numeric      1000.00       P82 - Most Recent Net Cash Flow related to Financial As of
                                                                       Ending Date L73.   If Multiple properties then sum the
                                                                       value, if missing any then populate using the "DSCR
                                                                       Indicator Legend" rule

Most Recent DSCR (NCF)               97     Numeric      1000.00       P83 - Most Recent Debt Service Coverage Ratio using Net
                                                                       Cash Flow related to Financial As of Ending Date L73.  If
                                                                       Multiple properties populate using the "DSCR Indicator
                                                                       Legend" rule.

Defeasance Status                    98       AN           Text        See Defeasance Status Legend

ARA Amount                           99     Numeric      1000.00       Appraisal Reduction Amount - Excess of the principal
                                                                       balance over the defined appraisal % or as defined in the
                                                                       trust documents

ARA Date                            100       AN         YYYYMMDD      Date of appraisal used to calculate ARA

Credit Tenant Lease                 101       AN            Y          S87 - Y=Yes,  N=No

Actual Payment Date                 102       AN         YYYYMMDD      Actual Date Borrower made payment

Actual Principal Payment            103     Numeric      1000.00       Gross Principal Payment Amount posted to the Borrowers
                                                                       Loan during the Current Rptg Period

Actual Interest Payment             104     Numeric      1000.00       Gross Interest Payment Amount posted to the Borrowers
                                                                       Loan during the Current Rptg Period

Delinquent Loan Comments            105       AN           Text        Used in the Delinquent Loan Status Report

Watchlist Codes                     106       AN           Text        Used in Watchlist Report, Codes developed by Servicer in
                                                                       conjunction with PSA

Watchlist Comments                  107       AN           Text        Used in Watchlist Report further describing the cause
                                                                       for addition to the report and action to cure.

Excess Rate                         108     Numeric        0.09        Incremental increase in the Mortgage Rate for such
                                                                       Mortgage Loan resulting from the Anticipated Repayment
                                                                       Date. (Post ARD Additional Interest Rate)

Excess Amount                       109     Numeric     100000.00      All interest accrued on the Principal balance of such
                                                                       ARD Loan at the Post ARD  Additional Interest Rate

Default Interest Rate               110     Numeric        0.09        Rate charged to derive Default Interest Amount

Default Interest Amount             111     Numeric        0.09        Default Interest Amount collected from Borrower

Late Payment Fees                   112     Numeric     100000.00      Late Charges collected from Borrower

-------------------------------------------               ----------------------------------------------------------------------
  WORKOUT       CODE                                                          STATUS OF MORTGAGE LOAN
  STRATEGY     LEGEND                                                                LEGEND
-------------------------------------------               ----------------------------------------------------------------------
     1      Modification                                     A       Payment Not Received But Still In Grace Period

     2      Foreclosure                                      B       Late Payment But Less Than 30 days Delinquent

     3      Bankruptcy                                       0       Current

     4      Extension                                        1       30-59 Days Delinquent

     5      Note Sale                                        2       60-89 Days Delinquent

     6      DPO                                              3       90+ Days Delinquent

     7      REO                                              4       Assumed Scheduled Payment (Performing Matured Balloon)

     8      Resolved                                         7       Foreclosure

     9      Pending Return to                                9       REO
            Master Servicer

    10      Deed In Lieu Of Foreclosure

    11      Full Payoff

    12      Reps and Warranties

    13      Other or TBD

           BACM 2001-1
       LOAN PERIODIC FILE
      (DATA RECORD LAYOUT)
     CROSS REFERENCED AS "L"
-------------------------------------------               ----------------------------------------------------------------------
      LIQUIDATION/PREPAYMENT CODE                                                    MODIFICATION CODE
               LEGEND                                                                    LEGEND
-------------------------------------------               ----------------------------------------------------------------------
     1      Partial Liq'n (Curtailment)                      1        Maturity Date Extension

     2      Payoff Prior to Maturity                         2        Amortization Change

     3      Disposition                                      3        Principal Write-Off

     4      Repurchase/Substitution                          4        Combination

     5      Full Payoff At Maturity
                                                          ---------------------------------------------------------------------
     6      DPO                                                                  DSCR INDICATOR LEGEND
                                                          ---------------------------------------------------------------------
     7      Liquidation

     8      Payoff w/ penalty                                P        Partial - Not all properties received financials,
                                                                      servicer to leave empty

     9      Payoff w/ Yield Maintenance                      A        Average - Not all properties received financials, servicer allocates Debt Service only to properties where financials are received.

    10      Curtailment w/ Penalty                           F        Full - All Statements Collected for all properties

    11      Curtailment w/ Yield Maintenance                 W        Worst Case - Not all properties received financials,
                                                                      servicer allocates 100% of Debt Service to all properties
                                                                      where financials are received.

                                                             N        None Collected - no financials were received

                                                             C        Consolidated - All properties reported on one "rolled
                                                                      up" financial from the borrower

-------------------------------------------               ----------------------------------------------------------------------
            DEFEASANCE STATUS                                                         NOI/NCF INDICATOR
                 LEGEND                                                                     LEGEND
-------------------------------------------               ----------------------------------------------------------------------
     P      Partial Defeasance

     F      Full Defeasance

     N      No Defeasance Occurred                           CMSA     Calculated using CMSA standard

     X      Defeasance Not Allowable                         PSA      Calculated using a definition given in the PSA
                                                             U/W      Calculated using the underwriting method

           BACM 2001-1
       LOAN PERIODIC FILE
      (DATA RECORD LAYOUT)
     CROSS REFERENCED AS "L"
                                             -----------------------------------------------------------------------------------
                                                 (DEVELOPED                        WATCHLIST CODES
                                                 BY CONTRACT)                           LEGEND
                                                                   PENDING FINALIZATION OF THE PSA

                                    EXHIBIT R

                     FORM OF HISTORICAL MODIFICATION REPORT

                                    EXHIBIT S

                      FORM OF HISTORICAL LIQUIDATION REPORT

                                    EXHIBIT T

                          FORM OF CMSA LOAN SET UP FILE

           BACM 2001-1
         LOAN SETUP FILE
                                                    (DATA RECORD LAYOUT)
                                                  CROSS REFERENCED AS "S"
------------------------------------------------------------------------------------------------------------------------------------
          SPECIFICATION                                              DESCRIPTION/COMMENTS
------------------------------------------------------------------------------------------------------------------------------------
Acceptable Media Types             Magnetic Tape, Diskette, Electronic Transfer

Character Set                      ASCII

Field Delineation                  Comma

Density (Bytes-Per-Inch)           1600 or 6250

Magnetic Tape Label                None (unlabeled)

Magnetic Tape Blocking Factor      10285 (17 records per block)

Physical Media Label               Servicer Name; Data Type (Collection Period Data); Density (Bytes-Per-Inch); Blocking
                                   Factor; Record Length

Return Address Label               Required for return of physical media (magnetic tape or diskette)

------------------------------------------------------------------------------------------------------------------------------------
                                   FIELD                    FORMAT
           FIELD NAME              NUMBER     TYPE          EXAMPLE                         DESCRIPTION/COMMENTS
------------------------------------------------------------------------------------------------------------------------------------
Transaction Id                       1         AN           XXX97001          Unique Issue Identification Mnemonic

Group Id                             2         AN           XXX9701A          Unique Identification Number Assigned To Each Loan
                                                                              Group Within An Issue

Loan Id                              3         AN        00000000012345       Unique Servicer Loan Number Assigned To Each
                                                                              Collateral Item In A Pool

Prospectus Loan Id                   4         AN             123             Unique Identification Number Assigned To Each
                                                                              Collateral Item In The Prospectus

Original Note Amount                 5       Numeric       1000000.00         The Mortgage Loan Balance At Inception Of The Note

Original Term Of Loan                6       Numeric          240             Original Number Of Months Until Maturity Of Loan

Original Amortization Term           7       Numeric          360             Original Number Of Months Loan Amortized Over

Original Note Rate                   8       Numeric         0.095            The Note Rate At Inception Of The Note

Original Payment Rate                9       Numeric         0.095            Original Rate Payment Calculated On

First Loan Payment Due Date          10        AN           YYYYMMDD          First Payment Date On The Mortgage Loan

Grace Days Allowed                   11      Numeric           10             Number Of Days From Due Date Borrower Is Permitted To
                                                                              Remit Payment

Interest Only (Y/N)                  12        AN              Y              Y=Yes,  N=No

Balloon (Y/N)                        13        AN              Y              Y=Yes,  N=No

Interest Rate Type                   14      Numeric           1              1=Fixed, 2=Arm, 3=Step, 9=Other

Interest Accrual Method Code         15      Numeric           1              1=30/360, 2=Actual/365, 3=Actual/360, 4=Actual/Actual,
                                                                              5=Actual/366, 6=Simple, 7=78's

Interest in Arrears (Y/N)            16        AN              Y              Y=Yes,  N=No

Payment Type Code                    17      Numeric           1              See Payment Type Code Legend

Prepayment Lock-out End Date         18        AN           YYYYMMDD          Date After Which Loan Can Be Prepaid

Yield Maintenance End Date           19        AN           YYYYMMDD          Date After Which Loan Can Be Prepaid Without Yield
                                                                              Maintenance

Prepayment Premium End Date          20        AN           YYYYMMDD          Date After Which Loan Can Be Prepaid Without Penalty


Prepayment Terms Description         21        AN             Text            Should reflect the information in Annex A or use the
                                                                              format of  LO(36), YM(28), 7(12), O(3).  If manually
                                                                              derived, the Cutoff Date should be the start date for
                                                                              period counting.

ARM Index Code                       22        AN              A              See Arm Index Code Legend

First Rate Adjustment Date           23        AN           YYYYMMDD          Date Note Rate Originally Changed

First Payment Adjustment Date        24        AN           YYYYMMDD          Date Payment Originally Changed

ARM Margin                           25      Numeric         0.025            Rate Added To Index Used In The Determination Of The
                                                                              Gross Interest Rate

Lifetime Rate Cap                    26      Numeric          0.15            Maximum Rate That The Borrower Must Pay On An Arm Loan
                                                                              Per The Loan Agreement

Lifetime Rate Floor                  27      Numeric          0.05            Minimum Rate That The Borrower Must Pay On An Arm Loan
                                                                              Per The Loan Agreement

Periodic Rate Increase Limit         28      Numeric          0.02            Maximum Periodic Increase To The Note Rate Allowed Per
                                                                              The Loan Agreement

Periodic Rate Decrease Limit         29      Numeric          0.02            Minimum Periodic Decrease To The Note Rate Allowed Per
                                                                              The Loan Agreement

Periodic Pay Adjustment Max-%        30      Numeric          0.03            Max Periodic % Increase To The P&I Payment Allowed Per
                                                                              The Loan Agreement

Periodic Pay Adjustment Max-$        31      Numeric        5000.00           Max Periodic Dollar Increase To The P&I Payment
                                                                              Allowed Per The Loan Agreement

Payment Frequency                    32      Numeric           1              1=Monthly, 3=Quarterly, 6=Semi-Annually, 12=Annually
                                                                              365=Daily

Rate Reset Frequency                 33      Numeric           1              1=Monthly, 3=Quarterly, 6=Semi-Annually, 12=Annually,
                                                                              365=Daily


Pay Reset Frequency                  34      Numeric           1              1=Monthly, 3=Quarterly, 6=Semi-Annually, 12=Annually,
                                                                              365=Daily


Rounding Code                        35      Numeric           1              Rounding Method For Sum Of Index Plus Margin (See
                                                                              Rounding Code Legend)

Rounding Increment                   36      Numeric        0.00125           Used In Conjunction With Rounding Code

Index Look Back In Days              37      Numeric           45             Use Index In Effect X Days Prior To Adjustment Date

Negative Amortization Allowed        38        AN              Y              Y=Yes,  N=No
(Y/N)

Max Neg Allowed (% Of Orig Bal)      39      Numeric         0.075            Max Lifetime % Increase to the Original Balance
                                                                              Allowed Per The Loan Agreement

Maximum Negate Allowed ($)           40      Numeric        25000.00          Max Lifetime Dollar Increase to the Original Balance
                                                                              Allowed Per The Loan Agreement

Remaining Term At Contribution       41      Numeric          240             Remaining Number Of Months Until Maturity Of Loan At
                                                                              Cutoff

Remaining Amort Term At              42      Numeric          360             Remaining Number Of Months Loan Amortized Over At
Contribution                                                                  Cutoff

Maturity Date At Contribution        43        AN           YYYYMMDD          The Scheduled Maturity Date Of The Mortgage Loan At
                                                                              Contribution

Scheduled Principal Balance At       44      Numeric       1000000.00         The Scheduled Principal Balance Of The Mortgage Loan
Contribution                                                                  At Contribution

Note Rate At Contribution            45      Numeric         0.095            Cutoff Annualized Gross Interest Rate Applicable To
                                                                              The Calculation Of Scheduled Interest

Servicer And Trustee Fee Rate        46      Numeric        0.00025           Cutoff Annualized Fee Paid To The Servicer And Trustee

Fee Rate / Strip Rate 1              47      Numeric        0.00001           Cutoff Annualized Fee/Strip Netted Against Current
                                                                              Note Rate = Net Rate

Subservicer Fee Rate / Strip         48      Numeric        0.00001           Cutoff Annualized Fee/Strip Netted Against Current
Rate 2                                                                        Note Rate = Net Rate

Fee Rate / Strip Rate 3              49      Numeric        0.00001           Cutoff Annualized Fee/Strip Netted Against Current
                                                                              Note Rate = Net Rate

Fee Rate / Strip Rate 4              50      Numeric        0.00001           Cutoff Annualized Fee/Strip Netted Against Current
                                                                              Note Rate = Net Rate

Fee Rate / Strip Rate 5              51      Numeric        0.00001           Cutoff Annualized Fee/Strip Netted Against Current
                                                                              Note Rate = Net Rate

Net Rate At Contribution             52      Numeric         0.0947           Cutoff Annualized Interest Rate Applicable To The
                                                                              Calculation Of Remittance Interest

Periodic P&I Payment At              53      Numeric        3000.00           The Periodic Scheduled Principal & Interest Payment at
Contribution                                                                  Contribution

# Of Properties at Contribution      54      Numeric           13             L86 - The Number Of Properties Underlying The Mortgage
                                                                              Loan

Property Name                        55        AN             Text            P7 - If Multiple properties print "Various"

Property Address                     56        AN             Text            P8 - If Multiple properties print "Various"

Property City                        57        AN             Text            P9 - If Multiple properties have the same city then
                                                                              print the city, otherwise print "Various".  Missing
                                                                              information print "Incomplete"

Property State                       58        AN             Text            P10 - If Multiple properties have the same state then
                                                                              print the state, otherwise print "XX" to represent
                                                                              various. Missing information print "ZZ"

Property Zip Code                    59        AN             Text            P11 - If Multiple properties have the same zip code
                                                                              then print the zip code, otherwise print "Various".
                                                                              Missing information print "Incomplete"

Property County                      60        AN             Text            P12 - If Multiple properties have the same county then
                                                                              print the county, otherwise print "Various". Missing
                                                                              information print "Incomplete"

Property Type Code                   61        AN              MF             P13 -  If Multiple properties have the same property
                                                                              type code then print the property code, otherwise
                                                                              print "XX" to represent various.  Missing information
                                                                              print "ZZ"
Net Square Feet At Contribution      62      Numeric         25000            P16 - For Multiple properties, if all the same
                                                                              Property Type, sum the values, if missing any leave
                                                                              empty

# Of Units/Beds/Rooms At             63      Numeric           75             P17 - For Multiple properties, if all the same
Contribution                                                                  Property Type, sum the values, if missing any leave
                                                                              empty

Year Built                           64        AN             YYYY            P14 - If Multiple properties have the same Year Built
                                                                              then print Year Built else leave empty

NOI At Contribution                  65      Numeric       100000.00          P47 - If Multiple properties sum the values, if
                                                                              missing any then populate using the "DSCR Indicator
                                                                              Legend" rule.   Should match the prospectus if
                                                                              available.

DSCR (NOI) At Contribution           66      Numeric          2.11            P48 - If Multiple properties populate using the "DSCR
                                                                              Indicator Legend" rule. DSCR At Contribution using
                                                                              NOI.   Should match the prospectus if available.

Appraisal Value At Contribution      67      Numeric       1000000.00         P49 -  If Multiple properties sum the values , if
                                                                              missing any then leave empty

Appraisal Date At Contribution       68        AN           YYYYMMDD          P50 - If Multiple properties and all the same then
                                                                              print the date, if missing any then leave empty

Physical Occupancy At                69      Numeric          0.88            P51 -  If Multiple properties, Use weighted average by
Contribution                                                                  using the calculation [ Current Allocated % (Prop) *
                                                                              Occupancy (Oper) ] for each Property, if missing one
                                                                              then leave empty

Revenue At Contribution              70      Numeric       100000.00          P45 -  If Multiple properties then sum the value, if
                                                                              missing any then populate using the "DSCR Indicator
                                                                              Legend" rule.  Should match the prospectus if
                                                                              available.

Operating Expenses At                71      Numeric       100000.00          P46 -  If Multiple properties then sum the value, if
Contribution                                                                  missing any then populate using the "DSCR Indicator
                                                                              Legend" rule.   Should match the prospectus if
                                                                              available.

Contribution Financials As Of        72        AN           YYYYMMDD          P44 - If Multiple properties and all the same then
Date                                                                          print the date, if missing any then leave empty

Recourse (Y/N)                       73        AN              Y              Y=Yes,  N=No

Ground Lease (Y/S/N)                 74        AN              Y              Y=Yes, S=Subordinate, N= No ground lease, P22 - If
                                                                              Multiple properties and any one property is "Y" or "S"
                                                                              print  "Y"

Cross-Collateralized Loan            75        AN             Text            P6 - All Loans With The Same Value Are Crossed, For
Grouping                                                                      example : "X02-1" would be populated in this field for
                                                                              all related loans, "X02-2" would be populated for the
                                                                              next group of related loans.

Collection Of Escrows (Y/N)          76        AN              Y              Y=Yes,  N=No  -  Referring to Taxes and Insurance

Collection Of Other Reserves         77        AN              Y              Y=Yes,  N=No -  Referring to Reserves other than Taxes
(Y/N)                                                                         and Insurance.  If any property has a value > 0 in
                                                                              P23,  this field should be "Y"

Lien Position At Contribution        78      Numeric           1              1=First, 2=Second...

Hyper Amortizing Begin Date          79        AN           YYYYMMDD          L81 - Date used to track Anticipated Repayment Date
                                                                              Loans

Defeasance Option Start Date         80        AN           YYYYMMDD          Date loan can start defeasance

Defeasance Option End Date           81        AN           YYYYMMDD          Date that defeasance ends

Last Setup Change Date               82        AN           YYYYMMDD          L83 - Distribution Date that the information was last
                                                                              changed by loan

NCF At Contribution                  83      Numeric       100000.00          P76 - If Multiple properties sum the values, if
                                                                              missing any then populate using the "DSCR Indicator
                                                                              Legend" rule.  Net Cash Flow At Contribution. Should
                                                                              match the prospectus if available.

DSCR (NCF) At Contribution           84      Numeric          2.11            P77 - If Multiple properties populate using the "DSCR
                                                                              Indicator Legend" rule. DSCR At Contribution using NCF
                                                                              to calculate. Should match the prospectus if
                                                                              available.

DSCR Indicator at Contribution       85        AN             Text            Flag used to explain how the DSCR was calculated when
                                                                              there are multiple properties.  See DSCR Indicator
                                                                              Legend.

Loan Contributor to                  86        AN             Text            Name of entity ultimately responsible for the reps and
Securitization                                                                warranties of the loan contributed

Credit Tenant Lease                  87        AN              Y              L101 - Y=Yes,  N=No

           BACM 2001-1
         LOAN SETUP FILE
                                                    (DATA RECORD LAYOUT)
                                                  CROSS REFERENCED AS "S"
-----------------------------------------------------------------------------------------------------------------
          ROUNDING CODE                                                         ARM INDEX CODE
             LEGEND                                                                 LEGEND
-----------------------------------------------------------------------------------------------------------------

     1     Unrounded                                      A          11 FHLB COFI  (1 Month)

     2     Nearest Percentage Increment                   B          11 FHLB COFI  (6 Month)

     3     Up to Nearest Percentage Increment             C          1 Year CMT Weekly Average Treasury

     4     Down to Nearest Percentage Increment           D          3 Year CMT Weekly Average Treasury

                                                          E          5 Year CMT Weekly Average Treasury

                                                          F          Wall Street Journal Prime Rate
---------------------------------------------------
       PROPERTY TYPES CODE                                G          1 Month LIBOR
             LEGEND
---------------------------------------------------       H          3 Month LIBOR

   MF      Multifamily                                    I          6 Month LIBOR

   RT      Retail                                         J          National Mortgage Index Rate
                                                                     All Others Use Short Text Description
   HC      Health Care
                                                        ----------------------------------------------------------------------
   IN      Industrial                                                           PAYMENT TYPE CODE LEGEND
                                                        ----------------------------------------------------------------------
   WH      Warehouse
                                                          1           Fully Amortizing
   MH      Mobile Home Park
                                                          2           Amortizing Balloon
   OF      Office
                                                          3           Interest Only / Balloon
   MU      Mixed Use
                                                          4           Interest Only / Amortizing
   LO      Lodging
                                                          5           Interest Only / Amortizing / Balloon
   SS      Self Storage
                                                          6           Principal Only
   OT      Other
                                                          7           Hyper-Amortization
   SE      Securities
                                                          9           Other


                                                        ----------------------------------------------------------------------
                                                                                DSCR INDICATOR
                                                                                    LEGEND
                                                        ----------------------------------------------------------------------
                                                          P          Partial - Not all properties received financials,
                                                                     servicer to leave empty

                                                          A          Average - Not all properties received financials,
                                                                     servicer allocates Debt Service only to properties where
                                                                     financials are received.

                                                          F          Full - All Statements Collected for all properties

                                                          W          Worst Case - Not all properties received financials,
                                                                     servicer allocates 100% of Debt Service to all
                                                                     properties where financials are received.

                                                          N          None Collected - no financials were received

                                                          C          Consolidated-All properties reported on 1 "rolled up"
                                                                     financial from the borrower
                                                        ----------------------------------------------------------------------

                                    EXHIBIT U

                      FORM OF DELINQUENT LOAN STATUS REPORT
                                   EXHIBIT
                                   3


SUB-SERVICER COLLECTION ACCOUNT
RECONCILIATION
BACM
2001-1

FROM  MM/DD/YYYY TO AND INCLUDING                   Account #
MM/DD/YYYY

BEGINNING BALANCE                                                     $0.00
                                                                   ---------


Collections:

DELINQUENT                                           $0.00
PAYMENT
PAYMENTS FOR CURRENT DUE                             $0.00
PERIODS

(Includes net liquidation                            $0.00
proceeds & prepayments)
PAYMENTS FOR FUTURE DUE                              $0.00
PERIODS

OTHER:                                               $0.00
ESCROW                                               $0.00
SUBSERVICER                                          $0.00
ADVANCES

LIQUIDATION PROCEEDS- To be applied to               $0.00
Servicer Advances

LATE FEES                                            $0.00
PREPAYMENT                                           $0.00
PREMIUMS

EXCESS INTEREST                                      $0.00
DEFAULT INTEREST                                     $0.00
UNAPPLIED FUNDS                                      $0.00
LOANS IN PROCESS                                     $0.00
INVESTMENT INCOME-Due to                             $0.00
Subservicer
                                                    -------
                                                                      $0.00

                                                                   =========
                  TOTAL
                  COLLECTIONS

DISBURSEMENTS:
------------------

TRANSFER TO                                          $0.00
ESCROW

TRANSFER TO RESERVE                                  $0.00
ACCOUNT

SUBSERVICER FEES                                     $0.00
MASTER SERVICER REMITTANCE                           $0.00
PRINCIPAL ADVANCE                                    $0.00
REIMBURSEMENTS

INTEREST ADVANCE                                     $0.00
REIMBURSEMENTS

SERVICER ADVANCE                                     $0.00
REIMBURSEMENTS

ADVANCE INTEREST (Due and                            $0.00
collected)
OTHER SERVICER                                       $0.00
INCOME

INVESTMENT INCOME-Due                                $0.00
Subservicer
                                                    -------


                  TOTAL                                               $0.00
                  DISBURSEMENTS

                                                                   =========
                  ENDING BALANCE                                      $0.00
                  BALANCE PER BANK STATEMENT                          $0.00
                                                                   ---------
                  DIFFERENCE                                          $0.00
                                                                   =========

EXPLANATION OF DIFFERENCE:




Report should be supported by
copy of bank statement

                                   SCHEDULE I

                             MORTGAGE LOAN SCHEDULE



            Loan
Sequence    Number                Property Name                                           Property Address
--------    ------                -------------                                           ----------------
A1        51084        Ballantyne Commons East                           15007 John J. Delaney Dr.
A2        52597        Marlboro Village Center                           Old Marlboro Pike and Brown Station Road
A3        52466        Frankford Pavilion Shopping Center                4520 Frankford Rd, 18149 Dallas Pkwy, and 18111 Dallas Pkwy
A4        53343        Aiea Shopping Center                              99-115 Aiea Heights Road
A5        54536        Arabi Shopping Center - Winn Dixie #1434          7400 West Judge Perez Drive
A6        51020        Premier Plaza Shopping Center                     1301-1321 W Government Road
A7        51674        Shady Grove Shopping Center                       2200 West Shady Grove Road
A8        53894        Merchants Row Mall                                2061-2071 Washington Street (Route 53)
A9        54141        Sav-On Drug Store No. 96BT                        702-704 North Azusa Avenue
A10       54473        Crowfield Plaza Shopping Center                   971 Crowfield Blvd
A11       51935        Park Plaza Shopping Center                        789 Hebron Road
A12       52506        Minyard's Property                                11445 Garland Road
A13       53965        Spring Park Shopping Center                       19770 North Freeway
B1        303000144    Southpoint Shopping Center                        7900 Florin Road
B2        318000251    Kingston Pike                                     7212 Kingston Pike
B3        308000248    Quality Stores Inc - Battle Creek, MI             6360 B Drive North
A14       54297        Sam's Club - Yuma AZ                              1800 East Palo Verde Street
A15       54134        Holland Boone Shopping Center                     15030 North Tatum Blvd.
B4        306000170    Mangrove Square                                   1722 Mangrove Avenue
A16       54322        Vintage Plaza                                     3424 & 3416 Dale Road, and 2936 Veneman Avenue
B5        302000146    Pico Boulevard                                    8771 W Pico Boulevard
B6        275000145    Rite Aid, Highland Falls                          188 Main Street
A17       600012       38-40 Colorado Blvd.                              38-40 East Colorado Blvd.
A18       53623        CVS - Trenton, TN                                 2058 US Highway 45 Bypass South
B7        415000207    Diamond Bar Plaza                                 1195 South Diamond Bar Boulevard
A19       51958        Fashion Bug/ Wonder Bread                         2605 East Main Street
A20       51981        The Fur Plaza                                     4830-4848 Sunrise Highway
A21       51984        Freeway VIII Center                               20007 44th Avenue West
A22       51979        Broadway Shoppette                                5553-5555 S. Broadway
A23       51987        Prime Commercial Partners-Burley Honk's 99 Cent   645 North Overland Avenue
A24       54816        RCA - Royal St. Moritz Apartments                 2050 Grayson Drive
A25       54781        Keswick Village Apartments                        2811 Keswick Village Court
B8        100000268    Forest Park Apartments                            580 Dewdrop Circle
A26       54813        RCA - Regency Arms                                6363 San Felipe Road

A27.1     53169        Columbia Apartment Portfolio-Gatehouse Apts.      2401 West Broadway
A27.2     53169        Columbia Apartment Portfolio-Holiday House Apts.  109 N. Stadium Boulevard
A27.3     53169        Columbia Apartment Portfolio-Tiger Village Apts.  301 Tiger Lane
A27       53169        COLUMBIA APARTMENT PORTFOLIO (ROLL-UP)

A28       53411        Colonial Pines Apartments                         550 Bilper Avenue
B9        400000262    Lake Jasmine Apartments                           1182 Redman Street
A29       54503        Gough & Fell Apartments                           300 Gough Street and 280 Fell Street
A30       53414        Eastampton Gardens Apartments                     A1 Bentley Road
A31       54812        RCA - Lexington Apartments                        2620 LeJuene Drive
A32       54814        RCA - Royal Pheonician Apartments                 16900 Northchase Drive
A33       53406        Cedar Gardens Apartments                          3701 North Rolling Road
A34       53410        Colonial Apartments                               836 Cooper Landing Road
A35       53247        Fountain Court Apartments                         15415 35th Ave. West
A36       54277        Quarterfield Crossing Apartments                  400 - 442 Pamela Road
B10       820000196    Vernon Stables                                    305-327 East Vernon Drive
A37       53412        Country Village Apartments                        453 Country Drive
B11       800000218    Whipple Creek Apartments                          2019 NE 179th Street
B12       302000148    Lake Meridian Apartments                          14901 S E 272nd Street
B13       415000222    Bascom Square Apartments                          222 North Muller Street
A38       53079        Colony Apartments                                 2206 Whitegate Drive
A39       53407        Cedar Towers Apartments                           3701 Twin Lakes Court
A40       54625        Lake Park Tower Apartments                        13855 Superior Road
A41       54226        Westport Commons Apartments                       1545 Spruce Terrace
A42       53509        Goose Creek Apartments                            2 Goose Creek Drive
B14       415000242    La Quinta Springs Apartments                      46896 Jefferson Street
B15       415000195    Westbay Apartments                                2000 Parson Street
A43       51944        Woodland Apartments I & II                        2909 Burroughs Drive #7
A44       51955        Cherry Glen Apartments I & II                     2752 Cherry Glen Way
A45       51973        Desertbrook Apartments                            3703 West Kennewick Avenue
B16       400000201    Autumn Wood Apartments                            3015B Autumn Wood Drive
A46       54029        Westwood Apartments                               4834 East Gettysburg Avenue
B17       400000228    Carson Crest Apartments                           1401 Carson Road
A47       54109        Sandalwood Apartments                             5070 E. Ashlan Ave.
A48       51945        Sky Pines Apartments                              4990 North Lane # 902
A49       54448        Vogue Apartments                                  3585-3595 Central Avenue
A50       51950        King's Colony Apartments                          1425 King George Blvd.
A51       51977        Arda Jean Apartments                              2860 & 2862 South 200 East Street
A52       51954        Cedarwood Apartments I & II                       1306 Cedarbrook Drive
A53       54449        French Quarter                                    6400 North Armenia Avenue
B18       302000163    The Sierras                                       7158 Winton Way
B19       245990128    Cedarwood Apartments                              2411 Cedarwood Avenue
A54       51956        Sherbrook Apartments                              8026 McFarland Court
A55       51953        Harvest Grove Apartments                          5239 Harvestwood Lane
A56       51952        Woodlands Apartments of Columbus II               5354 Deerbrook Lane
A57       51957        Elmtree Park Apartments                           11023 Elmtree Park Dr
A58       51943        Elmwood Apartments II                             5111 Elmhurst Road #3
A59       51949        Sunnyside Apartments                              909 West 20th Street
A60       54321        Parkside I & II                                   951 SW 11th Street and 1020 SW Depot Avenue
B20       410990032    President & Bel Air Apts.                         523-529 West Chelten Avenue
A61       51948        Pine Knoll Apartments of Clayton County           7393 Tara Road

B21.1     820000210    Willedrob Apartments                              2 Willedrob
B21.2     820000210    Hershey Apartments                                1104 Hershey Street
B21       820000210    HERSHEY & WILLEDROB APTS. (ROLL-UP)

B22       440000198    Baycrest Apartments                               2707-2709 Wildwood Circle & 2714-2718 Arlington Avenue
A62       51933        Courtright Lane Apartments                        2269 Courtright Road
A63       51951        Laurel Court Apartments                           125 St. Paul Drive
B23       410990031    Morris Manor Apts.                                5721-45 Morris Street
A64       51942        Clearlake Pines Apartments II                     2600 Clearlake Road #15A
A65       51946        Deerwood Apartments                               611 Mt. Homer Road
B24       410990033    Chelten Arms Apartments                           500-502 West Chelten Avenue
A66       51989        Parkside Manor Apartments                         800-820 Montie Road
A67       53630        Westwood Heights Apartments                       445 SW 27th Avenue
A68       51982        Lantern Arms Apartments                           848 Riverview Terrace
A69       51947        Brandywyne Apartments East                        418 19th Street, SE
A70       51986        Windmill Courts Apartments                        Clark Street
A71       54059        315 Park Avenue                                   315 Park Avenue South
A72       54656        701 Gateway Office Building                       701 Gateway Boulevard
A73       53531        One Lake Park Office Building                     2140 Lake Park Boulevard
A74       53967        PCS Holdings Corp Office Building                 9501 E. Shea Boulevard
A75       53879        Talley Plaza                                      2702, 2800, 2828 North 44th Street
A76       54748        Northwest-Hidden Valley                           1750 112th Avenue, NE
B25       260000223    Calverton Office Building #5                      11785 Beltsville Drive
A77       54664        Freeport Office Center IV                         3660 Regent Boulevard
B26       312000213    Stealth II                                        501 Technology Drive
B27       800000214    Willows Corporate Center                          11261 Willows Road
A78       54742        Northwest-Plaza West                              9600 SW Oak Street
A79       52141        Tech Center Plaza                                 2901, 2911, 2921 and 2931 North Tenya Way
A80       54745        Northwest-Cascade Building                        520 SW Sixth Avenue
A81       54606        Severn Place Office Building                      2450 Severn Avenue
A82       54746        Northwest-Spalding Building                       319 SW  Washington Street
B28       304000155    800 California Street                             800 California Street
A83       51225        2815 Camino Del Rio Building                      2815 Camino Del Rio South
B29       800000173    Westside Center                                   33301-33309 1st Avenue South
A84       54739        Northwest-Beaverton Center                        14155-14255 SW  Brigadoon Court
B30       310000202    High Street Office                                849 High Street
B31       240000220    Acacia Court                                      20250 Acacia Street

B32.1     100000215    Prudential Office Building                        8 Lafayette Place
B32.2     100000215    Carswell Office Building                          1 Park Lane
B32.3     100000215    Stoneworks Showroom                               28 Hunter Road
B32       100000215    PRUDENTIAL, STONEWORKS & CARSWELL BUILDINGS (ROLL-UP)

A85       53749        Caledon Woods Professional Park Bldgs 3 & 11      3 & 11 Caledon Court
B33       290990122    Pyramid Plaza                                     7434 Louis Pasteur Drive
B34       275990124    Dickinson Square                                  1500 S. Christopher Columbus Boulevard
B35       311000208    Enterprise Court                                  41715, 41743 and 41769 Enterprise Circle
B36       240000187    North Broadway Office                             2333 North Broadway
A86       51941        Real Property Services Office Building            818 W. Brooks Avenue
A87       52387        Magna Post Office                                 8470 West 2700 South
B37       400000275    Soaring Gulls Office Building                     3200 Soaring Gulls Drive
B38       415000188   Glendale Office                                   815 - 819 E. Colorado Street
B39       309000203   Patrick Professional Plaza                        3950 - 3960 East Patrick Lane
B40       815000171   API Facility                                      6620 Lakeside Road
A88       600055      Prospect Office Building                          857 Tenacity Drive
A89       51978       Renaissance Plaza                                 1644-1684 SW Willamette Falls
A90       51990       Lakemont Office Bldg.                             11901 W. 48th Ave.
A91       54674       Historic Mission Inn                              3649 Mission Inn Avenue
A92       52533       Marriott Courtyard - Embassy Row                  1600 Rhode Island Ave, NW
A93       51872       Comfort Suites-BWI Airport                        815 Elkridge Landing Road
B41       820000190   Waretech Industrial Park                          3085 Reid Road
A94       54221       Eagle One Distribution Warehouse                  105 Eagle Vista Parkway
A95       54222       Eagle Two Distribution Warehouse                  100 Eagle Vista Parkway


A96.1     53806       Ball Plastics Warehouse                           2900 McLane Drive
A96.2     53806       Motts Warehouse                                   200 Dunn Road
A96       53806       BALL PLASTICS/MOTTS WAREHOUSE-SUMMARY (ROLL-UP)

B42       308000246   Quality Distribution Center                       130 West Jones Road
B43       100000225   Industrial Park South                             1160 and 1234 Palmour Drive
B44       415000152   Center Pointe Business Park                       1280, 1300, 1400 North Johnson Avenue
B45       240000204   ABI Distribution Center                           4701 West Pointe Boulevard
B46       400000169   Airport Commerce Center                           11840, 11860, 11904-11954 La Cienega Blvd.
A97       54740       Northwest-Vancouver Business Park                 3315 NE 112th Avenue
B47       311000219   Buchanan Visual Communications                    12400 Ford Road
A98       54055       Keystone Industrial Park                          2558 Pearl Buck Road
B48       315000232   Canoga Avenue Industrial                          9667 Canoga Avenue
B49       430990121   Electric Machinery Enterprises                    2515 East Hanna Avenue
B50       430000217   Balboa Boulevard Building                         9944 Balboa Avenue
A99       54700       EDS Customer Relationship Management Inc. Building        300 10th Street
A100      53675       Nation's Capital Archives                        14811 Farm Creek Drive
B51       275000160   McNulty Road                                     12285 McNulty Road
B52       400000141   Premier Distribution                             4013 Premier Avenue
A101      53529       Hackensack Industrial                            100 Commerce Way
B53       415000192   Morally Wholesale Design Center                  456 East Mission Road

B54.1     430990126   Bee Street Office Warehouse Building             13777 Bee Street
B54.2     430990126   Grissom Lane Office Warehouse Building           11038 Grissom Lane
B54       430990126   GRISSOM-BEE STREET WAREHOUSES (ROLL-UP)

A102      51980       Southtown Blvd. Commercial Building              1881 Southtown Blvd.
A103      51983       ImageMax Warehouse                               1040 Wabash Avenue
B55       415000149   Saddleback Technology Park #2                    26631 Cabot Road
B56       415990127   Saddleback Technology Park #1                    26621 Cabot Road
B57       400000162   Suburban Acres-Rapid Estates                     6763 Minnick Road, 6773 Rapids Road
B58       400000255   Indian Creek MHC                                 643 Indian Creek Road
B59       400000181   Hollywood MHP                                    7230 4th Street North
B60       400000229   Marlboro Courts MHP                              4261 Hillary Circle
B61       400000267   Mariposa Manor MHC                               945 W. Manor Drive
B62       400000183   Snug Harbor MHP                                  560 30th Avenue
B63       300980019   Kimberly Gardens MHP                             24922 Muirlands Blvd.
B64       400000186   Country Homes Village MHP                        FM 741/Towns Road
B65       400990118   Sunrise MHP                                      3900 Lenore Drive
B66       400000231   Holiday Rancho MHP                                34184 County Line Road
B67       400000154   Country Hills Mobile Estates                      11901 W McDowell Road
B68       400000233   Flinn Springs MHP                                 14595 Olde Highway 80
B69       415000221   Mountain View Villa MHC                           21621 Sandia Avenue
A104      51985       Mountain View Mobile Home Park                    3109 East Mulberry Street
B70       400000143   Keystone MHP                                      303 Gordy Road
A105      53552       A-1 Self Storage                                  2900 Monterey Road
B71       302000168   Alum Rock Self Storage                            2487 Alum Rock Avenue
B72       415990105   Vanguard Self Storage                             325 Trousdale Drive
A106      52336       Downtown Mini Storage                             1050 West Washington Blvd.
B73       302000206   Torrance Self Storage                             2515 Maricopa Street

A107      51937       Capitol Mini-Storage #2                           410 58th Street
A108      51938       South Charleston Mini-Storage                     4126-4200 Kanawha Turnpike
                      SUB-TOTAL CROSSED LOANS

A109      51974       Seattle Mini Storage                              1100 Poplar Place South
A110      53127       Elliot & Price Mini Storage                       2880 W. Elliot Road
B74       440000205   Intermountain Self Storage                        3960 2nd Avenue
B75       295000135   US Storage Centers, Newport                       1652 Newport Blvd.

------------------------------------------------------------------------------------------------------------------------------------
                      TOTALS                                                    185 LOANS
====================================================================================================================================


                                                       MORTGAGE LOAN SCHEDULE


                                                                                                                   Cut-off
                                                                                                                     Date
Sequence  County                    City             State        Zip       Property Type     Original Balance     Balance
--------  ------                    ----             -----        ---       -------------     ----------------     -------

A1        Mecklenburg             Charlotte            NC         28277            Retail       $14,750,000      14552572.31
A2        Prince Georges          Upper Marlboro       MD         20772            Retail        10,400,000      10385641.26
A3        Dallas                  Dallas               TX         75287            Retail         7,012,500       6975304.53
A4        Honolulu                Aiea                 HI         96701            Retail         6,068,066       5977522.47
A5        St. Bernard Parish      Arabi                LA         70032            Retail         5,550,000       5538242.49
A6        Rankin                  Brandon              MS         39042            Retail         5,544,000       5462232.00
A7        Dallas                  Irving               TX         75060            Retail         5,200,000       5173055.18
A8        Plymouth                Hanover              MA          2339            Retail         4,195,000       4183415.32
A9        Los Angeles             West Covina          CA         91791            Retail         3,600,000       3595505.48
A10       Berkeley                Goose Creek          SC         29202            Retail         3,160,000       3150511.98
A11       Licking                 Heath                OH         43056            Retail         2,900,000       2813889.54
A12       Dallas                  Dallas               TX         75218            Retail         2,610,000       2592605.92
A13       Harris                  Spring               TX         77373            Retail         2,300,000       2291377.09
B1        Sacramento              Sacramento           CA         95828            Retail         2,250,000       2225558.97
B2        Knox                    Knoxville            TN         37919            Retail         2,000,000       1994485.71
B3        Calhoun                 Battle Creek         MI         49014            Retail         1,850,000       1835946.15
A14       Yuma                    Yuma                 AZ         85365            Retail         1,850,000       1834692.47
A15       Maricopa                Phoenix              AZ         85032            Retail         1,725,000       1722194.85
B4        Butte                   Chico                CA         95926            Retail         1,500,000       1492602.81
A16       Stanislaus              Modesto              CA         95356            Retail         1,500,000       1489444.57
B5        Los Angeles             Los Angeles          CA         90035            Retail         1,307,000       1300273.25
B6        Orange                  Highland Falls       NY         10928            Retail         1,225,000       1215585.35
A17       Los Angeles             Pasadena             CA         91105            Retail         1,120,000       1082732.93
A18       Gibson                  Trenton              TN         38382            Retail         1,072,000       1068085.64
B7        Los Angeles             Diamond Bar          CA         91765            Retail         1,050,000       1045102.37
A19       Hendricks               Plainfield           IN         46168            Retail         1,025,000       1002516.72
A20       Suffolk                 Sayville             NY         11782            Retail           750,000        732059.89
A21       Snohomish               Lynnwood             WA         98036            Retail           700,000        666112.49
A22       Arapahoe                Littleton            CO         80121            Retail           430,000        419814.29
A23       Minidoka                Burley               ID         83318            Retail           320,000        313896.89
A24       Tarrant                 Grapevine            TX         76051         Multifamily      20,800,000      20800000.00
A25       Rockdale                Conyers              GA         30013         Multifamily      15,900,000      15900000.00
B8        Hamilton                Forest Park          OH         45240         Multifamily      12,500,000      12461491.04
A26       Harris                  Houston              TX         77057         Multifamily      11,080,000      11080000.00

A27.1     Boone                   Columbia             MO         65203         Multifamily
A27.2     Boone                   Columbia             MO         65203         Multifamily
A27.3     Boone                   Columbia             MO         65203         Multifamily
A27                                                                             Multifamily      11,100,000      11061024.75

A28       Camden                  Lindenwold           NJ          8021         Multifamily      11,059,635      11059635.00
B9        Orange                  Orlando              FL         32839         Multifamily      11,000,000      10959221.65
A29       San Francisco           San Francisco        CA         94102         Multifamily      10,000,000       9979712.54
A30       Burlington              Eastampton           NJ          8060         Multifamily       9,977,812       9977812.00
A31       Harrison                Biloxi               MS         39531         Multifamily       9,520,000       9520000.00
A32       Harris                  Houston              TX         77060         Multifamily       9,163,350       9163350.00
A33       Baltimore               Baltimore            MD         21244         Multifamily       8,304,867       8304867.00
A34       Camden                  Cherry Hill Township NJ          8002         Multifamily       7,907,688       7907688.00
A35       Snohomish               Lynnwood             WA         98037         Multifamily       7,600,000       7585616.75
A36       Anne Arundel            Glen Burnie          MD         21601         Multifamily       7,600,000       7573021.43
B10       McLean                  Normal               IL         61761         Multifamily       7,400,000       7363510.14
A37       Kent                    Dover                DE         19901         Multifamily       7,366,340       7366340.00
B11       Clark                   Ridgefield           WA         98642         Multifamily       6,950,000       6924684.86
B12       King                    Kent                 WA         98042         Multifamily       6,800,000       6761942.42
B13       Orange                  Anaheim              CA         92801         Multifamily       5,750,000       5729681.93
A38       Boone                   Columbia             MO         65202         Multifamily       5,550,000       5530512.38
A39       Baltimore               Baltimore            MD         21244         Multifamily       5,338,171       5338171.00
A40       Cuyahoga                East Cleveland       OH         44118         Multifamily       4,080,000       4071981.92
A41       Hillsborough            Tampa                FL         33607         Multifamily       4,000,000       3978855.26
A42       McLean                  Bloomington          IL         61701         Multifamily       3,960,000       3951987.32
B14       Riverside               Indio                CA         92201         Multifamily       3,620,000       3609130.82
B15       Orange                  Costa Mesa           CA         92627         Multifamily       3,500,000       3483710.66
A43       Orange                  Orlando              FL         32818         Multifamily       3,525,000       3423807.13
A44       Marion                  Indianapolis         IN         46227         Multifamily       3,200,000       3108137.06
A45       Benton                  Kennewick            WA         99336         Multifamily       3,197,000       3102267.45
B16       Madison                 Huntsville           AL         35816         Multifamily       2,600,000       2588157.87
A46       Fresno                  Fresno               CA         93726         Multifamily       2,593,000       2583736.48
B17       Jefferson               Birmingham           AL         35215         Multifamily       2,425,000       2417205.53
A47       Fresno                  Fresno               CA         93727         Multifamily       2,300,000       2295982.42
A48       Orange                  Orlando              FL         32808         Multifamily       2,325,000       2258255.71
A49       Lee                     Fort Myers           FL         33901         Multifamily       2,175,000       2167279.14
A50       Chatham                 Savannah             GA         31419         Multifamily       2,100,000       2039714.83
A51       Salt Lake               South Salt Lake      UT         84115         Multifamily       1,949,000       1904802.10
A52       Elkhart                 Goshen               IN         46526         Multifamily       1,950,000       1894021.06
A53       Hillsborough            Tampa                FL         33604         Multifamily       1,850,000       1843432.84
B18       Merced                  Winton               CA         95388         Multifamily       1,850,000       1840238.53
B19       Douglas                 Lawrence             KS         66046         Multifamily       1,800,000       1786685.73
A54       Marion                  Indianapolis         IN         46227         Multifamily       1,686,250       1637842.57
A55       Franklin                Gahanna              OH         43230         Multifamily       1,650,000       1602633.25
A56       Franklin                Columbus             OH         43213         Multifamily       1,575,000       1529786.11
A57       Marion                  Indianapolis         IN         46229         Multifamily       1,500,000       1456939.24
A58       Palm Beach              West Palm Beach      FL         33417         Multifamily       1,350,000       1311241.30
A59       Tift                    Tifton               GA         31794         Multifamily       1,342,500       1303960.72
A60       Alachua                 Gainesville          FL         32601         Multifamily       1,280,000       1275466.13
B20       Philadelphia            Philadelphia         PA         19144         Multifamily       1,240,000       1224811.94
A61       Clayton                 Jonesboro            GA         30236         Multifamily       1,230,000       1194690.12

B21.1     McLean                  Bloomington          IL         61704         Multifamily
B21.2     McLean                  Bloomington          IL         61704         Multifamily
B21                                                                             Multifamily       1,190,000       1184449.32

B22       Canyon                  Caldwell             ID         83605         Multifamily       1,110,877       1106466.05
A62       Franklin                Columbus             OH         43232         Multifamily       1,140,000       1104751.54
A63       Sandusky                Fremont              OH         43420         Multifamily       1,125,000       1092704.56
B23       Philadelphia            Philadelphia         PA         19144         Multifamily       1,100,000       1084247.40
A64       Brevard                 Cocoa                FL         39222         Multifamily         900,000        874161.03
A65       Lake                    Eustis               FL         32726         Multifamily         881,250        855951.93
B24       Philadelphia            Philadelphia         PA         19144         Multifamily         855,000        843938.13
A66       Wayne                   Lincoln Park         MI         48146         Multifamily         750,000        736421.58
A67       Broward                 Ft. Lauderdale       FL         33312         Multifamily         600,000        597943.86
A68       Montgomery              Dayton               OH         45407         Multifamily         600,000        584051.56
A69       Polk                    Winter Haven         FL         33884         Multifamily         600,000        582775.58
A70       Madison                 Cazenovia            NY         13035         Multifamily         500,000        488518.10
A71       New York                New York             NY         10010            Office        87,200,000      87200000.00
A72       San Mateo               South San Francisco  CA         94080            Office        34,000,000      33952359.40
A73       Dallas                  Richardson           TX         75080            Office        25,600,000      25523893.27
A74       Maricopa                Scottsdale           AZ         85260            Office        24,700,000      24573859.38
A75       Maricopa                Phoenix              AZ         85008            Office        18,000,000      17945954.44
A76       King                    Bellevue             WA         98004            Office        16,500,000      16490786.50
B25       Prince George's         Beltsville           MD         20705            Office        16,000,000      15972832.25
A77       Dallas                  Irving               TX         75063            Office        14,900,000      14854242.41
B26       Washington              Cecil Township       PA         15317            Office        10,900,000      10817504.40
B27       King                    Redmond              WA         98052            Office        10,500,000      10484381.95
A78       Washington              Tigard               OR         97223            Office         7,370,000       7360076.33
A79       Clark                   Las Vegas            NV         89128            Office         7,000,000       6968178.40
A80       Multnomah               Portland             OR         97204            Office         6,900,000       6891149.34
A81       Jefferson Parish        Metairie             LA         70001            Office         6,500,000       6491526.31
A82       Multnomah               Portland             OR         97204            Office         5,780,000       5772331.17
B28       Santa Clara             Mountain View        CA         94040            Office         5,000,000       4966778.37
A83       San Diego               San Diego            CA         92108            Office         3,950,000       3848012.35
B29       King                    Federal Way          WA         98003            Office         3,600,000       3579575.10
A84       Washington              Beaverton            OR         97005            Office         3,300,000       3295629.27
B30       Santa Clara             Palo Alto            CA         94301            Office         3,100,000       3037408.56
B31       Orange                  Newport Beach        CA         92660            Office         3,000,000       2988443.40

B32.1     Beaufort                Hilton Head Island   SC         29926            Office
B32.2     Beaufort                Hilton Head Island   SC         29928            Office
B32.3     Beaufort                Hilton Head Island   SC         29926          Industrial
B32                                                                               Various         2,925,000       2913677.34

A85       Greenville              Greenville           SC         29615            Office         2,922,360       2913195.73
B33       Bexar                   San Antonio          TX         78229            Office         2,900,000       2846757.86
B34       Philadelphia            Philadelphia         PA         19147            Office         2,843,500       2827935.57
B35       Riverside               Temecula             CA         92590            Office         2,800,000       2791265.23
B36       Orange                  Santa Ana            CA         92706            Office         2,800,000       2784318.67
A86       Clark                   North Las Vegas      NV         89030            Office         2,562,000       2495404.38
A87       Salt Lake               Magna                UT         84044            Office         2,450,000       2429331.05
B37       Clark                   Las Vegas            NV         89128            Office         2,315,000       2311246.34
B38       Los Angeles             Glendale             CA         91205            Office         2,235,000       2223742.80
B39       Clark                   Las Vegas            NV         89120            Office          1,500,000      1493978.16
B40       Palm Beach              West Palm Beach      FL         33411            Office          1,285,000      1278959.30
A88       Boulder                 Longmont             CO         80504            Office            862,635       856989.58
A89       Clackamas               West Linn            OR         97068            Office            750,000       724480.95
A90       Jefferson               Wheat Ridge          CO         80033            Office            733,000       719020.25
A91       Riverside               Riverside            CA         92501            Hotel          18,000,000     17912607.30
A92       District of Columbia    Washington           DC         20036            Hotel          13,500,000     13324255.85
A93       Anne Arundel            Linthicum            MD         21090            Hotel           8,550,000      8498406.15
B41       Genesee                 Grand Blanc          MI         48439          Industrial       15,700,000     15642813.29
A94       Fulton                  Atlanta              GA         30336          Industrial       12,917,500     12891151.86
A95       Fulton                  Atlanta              GA         30336          Industrial       11,225,000     11202104.11


A96.1     Onondaga                Lysander             NY         13027          Industrial
A96.2     Wayne                   Lyons                NY         14489          Industrial
A96                                                                              Industrial        9,000,000      8970311.58

B42       Seneca                  Fostoria             OH         44830          Industrial        8,250,000      8172130.02
B43       Hall                    Gainesville          GA         30503          Industrial        8,000,000      7970078.96
B44       San Diego               El Cajon             CA         92020          Industrial        6,665,000      6627082.68
B45       Oklahoma                Oklahoma City        OK         73279          Industrial        5,600,000      5579602.17
B46       Los Angeles             Del Aire             CA         90250          Industrial        5,400,000      5370296.81
A97       Clark                   Vancouver            WA         98682          Industrial        4,600,000      4593889.13
B47       Dallas                  Farmers Branch       TX         75234          Industrial        4,275,000      4254098.24
A98       Bucks                   Bristol              PA         19007          Industrial        4,148,635      4133303.62
B48       Los Angeles             Chatsworth           CA         91311          Industrial        3,520,000      3509425.79
B49       Hillsborough            Tampa                FL         33610          Industrial        3,080,000      3046658.91
B50       San Diego               San Diego            CA         92123          Industrial        2,700,000      2686211.34
A99       Wright                  Clarion              IA         50525          Industrial        2,600,000      2577382.46
A100      Prince William          Woodbridge           VA         22191          Industrial        2,400,000      2387785.84
B51       Philadelphia            Philadelphia         PA         19116          Industrial        2,250,000      2236796.06
B52       Shelby                  Memphis              TN         38118          Industrial        2,100,000      2075346.38
A101      Bergen                  Hackensack           NJ          7601          Industrial        1,800,000      1791137.45
B53       San Diego               San Marcos           CA         92079          Industrial        1,500,000      1489425.73

B54.1     Dallas                  Farmers Branch       TX         75234          Industrial
B54.2     Dallas                  Dallas               TX         75229          Industrial
B54                                                                              Industrial       1,420,000      1408080.33

A102      Montgomery              Moraine (Dayton)     OH         45439          Industrial       1,087,500      1057777.43
A103      Porter                  Chesterton           IN         46304          Industrial         900,000       881018.60
B55       Orange                  Mission Viejo        CA         92653          Industrial         755,000       749037.46
B56       Orange                  Mission Viejo        CA         92653          Industrial         745,000       739274.34
B57       Niagra                  Lockport             NY         14094         Mobile Home       5,430,000      5396757.19
B58       Henry                   Locust Grove         GA         30248         Mobile Home       4,000,000      3992201.96
B59       Pinellas                St Petersburg        FL         33702         Mobile Home       3,500,000      3480921.20
B60       Palm Beach              West Palm Beach      FL         33406         Mobile Home       2,750,000      2739220.06
B61       Santa Cruz              Nogales              AZ         85621         Mobile Home       2,550,000      2545756.10
B62       Santa Cruz              Santa Cruz           CA         95062         Mobile Home       2,300,000      2287864.13
B63       Orange                  Lake Forest          CA         92630         Mobile Home       2,400,000      1978725.43
B64       Williamson              Weir                 TX         78627         Mobile Home       1,950,000      1939710.92
B65       Wichita                 Wichita Falls        TX         76306         Mobile Home       1,550,000      1530465.52
B66       San Bernardino          Yucaipa              CA         92399         Mobile Home       1,500,000      1495493.93
B67       Maricopa                Avondale             AZ         85323         Mobile Home       1,400,000      1385761.78
B68       San Diego               Flinn Springs        CA         92021         Mobile Home       1,350,000      1346511.33
B69       San Bernardino          Apple Valley         CA         92307         Mobile Home       1,000,000       996821.53
A104      Larimer                 Fort Collins         CO         80524         Mobile Home         615,000       597236.42
B70       Galveston               Bacliff              TX         77518         Mobile Home         550,000       542831.92
A105      Santa Clara             San Jose             CA         95111         Self-Storage      5,100,000      5077591.18
B71       Santa Clara             San Jose             CA         95116         Self-Storage      4,900,000      4868397.75
B72       San Diego               Chula Vista          CA         92138         Self-Storage      4,050,000      3999274.72
A106      Los Angeles             Los Angeles          CA         90015         Self-Storage      3,340,000      3299572.44
B73       Los Angeles              Torrance            CA         90503         Self-Storage      2,925,000      2909078.52

A107      Kanawha                 Charleston           WV         25304         Self-Storage      2,175,000      2123284.97
A108      Kanawha                 South Charleston     WV         25309         Self-Storage      1,221,000      1191968.32
                                                                                                  3,396,000      3315253.29

A109      King                    Seattle              WA         98144         Self-Storage      1,873,000      1840553.74
A110      Maricopa                Chandler             AZ         85224         Self-Storage      1,600,000      1595769.79
B74       Bannock                 Pocatello            ID         83204         Self-Storage      1,100,000      1089144.07
B75       Orange                  Costa Mesa           CA         92627         Self-Storage        983,000       973073.13
          -------------------------------------------------------------       ---------------------------------------------
                                                                                              $ 953,320,436    948131109.42
                                                                              =============================================


                                                       MORTGAGE LOAN SCHEDULE



                                                                                    Sub-        Master      Stanby         Interest
            Loan                     Loan           Mortgage     Administrative  Servicing     Servicing   Servicing        Accrual
  Sequence  Type           Sequence  Number           Rate       Fee Rate (i)     Fee Rate        Fee        Fee             Method
  --------  ----           --------  ------           ----       ------------     --------        ---        ---             ------
     A1    Balloon             A1    51084           6.6900%        0.1440%        0.1000%      0.0400%       0.0075%        ACT/360
     A2    Balloon             A2    52597           7.2000%        0.1440%        0.1000%      0.0400%       0.0075%        ACT/360
     A3    Balloon             A3    52466           8.4800%        0.1440%        0.1000%      0.0400%       0.0075%        ACT/360
     A4    Fully Amortizing    A4    53343           7.9500%        0.1440%        0.1000%      0.0400%       0.0075%        ACT/360
     A5    Balloon             A5    54536           7.4000%        0.1440%        0.1000%      0.0400%       0.0075%        ACT/360
     A6    Balloon             A6    51020           7.2100%        0.1440%        0.1000%      0.0400%       0.0075%        ACT/360
     A7    Balloon             A7    51674           8.2600%        0.1440%        0.1000%      0.0400%       0.0075%        ACT/360
     A8    Balloon             A8    53894           7.9200%        0.1440%        0.1000%      0.0400%       0.0075%        ACT/360
     A9    Balloon             A9    54141           7.6000%        0.1440%        0.1000%      0.0400%       0.0075%        ACT/360
     A10   Balloon            A10    54473           7.5000%        0.1440%        0.1000%      0.0400%       0.0075%        ACT/360
     A11   Balloon            A11    51935           7.9900%        0.1440%        0.1000%      0.0400%       0.0075%        ACT/360
     A12   Balloon            A12    52506           8.3200%        0.1440%        0.1000%      0.0400%       0.0075%        ACT/360
     A13   Balloon            A13    53965           7.8800%        0.0940%        0.0500%      0.0400%       0.0075%        ACT/360
     B1    Balloon             B1    303000144       8.5000%        0.1340%        0.0900%      0.0400%       0.0075%        ACT/360
     B2    Balloon             B2    318000251       7.9500%        0.1340%        0.0900%      0.0400%       0.0075%        ACT/360
     B3    Balloon             B3    308000248       8.0000%        0.1340%        0.0900%      0.0400%       0.0075%        ACT/360
     A14   Balloon            A14    54297           8.1000%        0.1440%        0.1000%      0.0400%       0.0075%        ACT/360
     A15   Balloon            A15    54134           7.9000%        0.1440%        0.1000%      0.0400%       0.0075%        ACT/360
     B4    Balloon             B4    306000170       9.0000%        0.1340%        0.0900%      0.0400%       0.0075%        ACT/360
     A16   Balloon            A16    54322           7.8000%        0.1440%        0.1000%      0.0400%       0.0075%        ACT/360
     B5    Balloon             B5    302000146       9.2500%        0.1340%        0.0900%      0.0400%       0.0075%        ACT/360
     B6    Balloon             B6    275000145       8.0000%        0.1340%        0.0900%      0.0400%       0.0075%        ACT/360
     A17   Balloon            A17    600012          8.5000%        0.2440%        0.2000%      0.0400%       0.0075%        ACT/360
     A18   Balloon            A18    53623           7.3700%        0.1440%        0.1000%      0.0400%       0.0075%        ACT/360
     B7    Balloon             B7    415000207       8.1250%        0.1340%        0.0900%      0.0400%       0.0075%        ACT/360
     A19   Balloon            A19    51958           8.4000%        0.1440%        0.1000%      0.0400%       0.0075%        ACT/360
     A20   Balloon            A20    51981           8.8000%        0.1440%        0.1000%      0.0400%       0.0075%        ACT/360
     A21   Balloon            A21    51984           8.4500%        0.1440%        0.1000%      0.0400%       0.0075%        ACT/360
     A22   Balloon            A22    51979           8.8500%        0.1440%        0.1000%      0.0400%       0.0075%        ACT/360
     A23   Balloon            A23    51987           8.6400%        0.1440%        0.1000%      0.0400%       0.0075%        ACT/360
     A24   Balloon            A24    54816           7.0600%        0.0740%        0.0300%      0.0400%       0.0075%        ACT/360
     A25   Balloon            A25    54781           6.8800%        0.1440%        0.1000%      0.0400%       0.0075%        ACT/360
     B8    Balloon             B8    100000268       7.3700%        0.1940%        0.1500%      0.0400%       0.0075%        ACT/360
     A26   Balloon            A26    54813           7.0600%        0.0740%        0.0300%      0.0400%       0.0075%        ACT/360

    A27.1                    A27.1   53169
    A27.2                    A27.2   53169
    A27.3                    A27.3   53169
     A27   Balloon            A27    53169            7.5500%        0.1440%        0.1000%      0.0400%       0.0075%       ACT/360

     A28    Hyper Amortizing   A28    53411           8.3270%        0.1440%        0.1000%      0.0400%       0.0075%       ACT/360
     B9     Balloon             B9    400000262       7.3000%        0.2140%        0.1700%      0.0400%       0.0075%       ACT/360
     A29    Balloon            A29    54503           7.1000%        0.1440%        0.1000%      0.0400%       0.0075%       ACT/360
     A30    Hyper Amortizing   A30    53414           8.3270%        0.1440%        0.1000%      0.0400%       0.0075%       ACT/360
     A31    Balloon            A31    54812           7.0600%        0.0740%        0.0300%      0.0400%       0.0075%       ACT/360
     A32    Balloon            A32    54814           7.0600%        0.0740%        0.0300%      0.0400%       0.0075%       ACT/360
     A33    Hyper Amortizing   A33    53406           8.3270%        0.1440%        0.1000%      0.0400%       0.0075%       ACT/360
     A34    Hyper Amortizing   A34    53410           8.3270%        0.1440%        0.1000%      0.0400%       0.0075%       ACT/360
     A35    Balloon            A35    53247           7.3600%        0.1440%        0.1000%      0.0400%       0.0075%       ACT/360
     A36    Balloon            A36    54277           7.5000%        0.1440%        0.1000%      0.0400%       0.0075%       ACT/360
     B10    Balloon            B10    820000196       7.9000%        0.1340%        0.0900%      0.0400%       0.0075%       ACT/360
     A37    Hyper Amortizing   A37    53412           8.3270%        0.1440%        0.1000%      0.0400%       0.0075%       ACT/360
     B11    Balloon            B11    800000218       8.0000%        0.1340%        0.0900%      0.0400%       0.0075%       ACT/360
     B12    Balloon            B12    302000148       8.5500%        0.1340%        0.0900%      0.0400%       0.0075%       ACT/360
     B13    Balloon            B13    415000222       8.1250%        0.1340%        0.0900%      0.0400%       0.0075%       ACT/360
     A38    Balloon            A38    53079           7.5500%        0.1440%        0.1000%      0.0400%       0.0075%       ACT/360
     A39    Hyper Amortizing   A39    53407           8.3270%        0.1440%        0.1000%      0.0400%       0.0075%       ACT/360
     A40    Balloon            A40    54625           7.2200%        0.1440%        0.1000%      0.0400%       0.0075%       ACT/360
     A41    Balloon            A41    54226           7.8000%        0.1440%        0.1000%      0.0400%       0.0075%       ACT/360
     A42    Balloon            A42    53509           7.1100%        0.1440%        0.1000%      0.0400%       0.0075%       ACT/360
     B14    Balloon            B14    415000242       7.5000%        0.1640%        0.1200%      0.0400%       0.0075%       ACT/360
     B15    Balloon            B15    415000195       7.7000%        0.1340%        0.0900%      0.0400%       0.0075%       ACT/360
     A43    Balloon            A43    51944           7.3700%        0.1440%        0.1000%      0.0400%       0.0075%       ACT/360
     A44    Balloon            A44    51955           7.3700%        0.1440%        0.1000%      0.0400%       0.0075%       ACT/360
     A45    Balloon            A45    51973           7.1900%        0.1440%        0.1000%      0.0400%       0.0075%       ACT/360
     B16    Balloon            B16    400000201       8.2200%        0.2340%        0.1900%      0.0400%       0.0075%       ACT/360
     A46    Balloon            A46    54029           8.0800%        0.1440%        0.1000%      0.0400%       0.0075%       ACT/360
     B17    Balloon            B17    400000228       7.9500%        0.2340%        0.1900%      0.0400%       0.0075%       ACT/360
     A47    Balloon            A47    54109           7.6500%        0.1440%        0.1000%      0.0400%       0.0075%       ACT/360
     A48    Balloon            A48    51945           7.3700%        0.1440%        0.1000%      0.0400%       0.0075%       ACT/360
     A49    Balloon            A49    54448           7.5000%        0.1440%        0.1000%      0.0400%       0.0075%       ACT/360
     A50    Balloon            A50    51950           7.3700%        0.1440%        0.1000%      0.0400%       0.0075%       ACT/360
     A51    Balloon            A51    51977           8.1700%        0.1440%        0.1000%      0.0400%       0.0075%       ACT/360
     A52    Balloon            A52    51954           7.3700%        0.1440%        0.1000%      0.0400%       0.0075%       ACT/360
     A53    Balloon            A53    54449           7.5000%        0.1440%        0.1000%      0.0400%       0.0075%       ACT/360
     B18    Balloon            B18    302000163       8.5000%        0.1340%        0.0900%      0.0400%       0.0075%       ACT/360
     B19    Balloon            B19    245990128       8.5000%        0.1340%        0.0900%      0.0400%       0.0075%       ACT/360
     A54    Balloon            A54    51956           7.3700%        0.1440%        0.1000%      0.0400%       0.0075%       ACT/360
     A55    Balloon            A55    51953           7.3700%        0.1440%        0.1000%      0.0400%       0.0075%       ACT/360
     A56    Balloon            A56    51952           7.3700%        0.1440%        0.1000%      0.0400%       0.0075%       ACT/360
     A57    Balloon            A57    51957           7.3700%        0.1440%        0.1000%      0.0400%       0.0075%       ACT/360
     A58    Balloon            A58    51943           7.3700%        0.1440%        0.1000%      0.0400%       0.0075%       ACT/360
     A59    Balloon            A59    51949           7.3700%        0.1440%        0.1000%      0.0400%       0.0075%       ACT/360
     A60    Balloon            A60    54321           7.5100%        0.1440%        0.1000%      0.0400%       0.0075%       ACT/360
     B20    Balloon            B20    410990032       7.8000%        0.1340%        0.0900%      0.0400%       0.0075%       ACT/360
     A61    Balloon            A61    51948           7.3700%        0.1440%        0.1000%      0.0400%       0.0075%       ACT/360

    B21.1                    B21.1   820000210
    B21.2                    B21.2   820000210
     B21   Balloon            B21    820000210       8.1250%        0.1340%        0.0900%      0.0400%       0.0075%        ACT/360

     B22   Balloon            B22    440000198       8.3750%        0.1340%        0.0900%      0.0400%       0.0075%        ACT/360
     A62   Balloon            A62    51933           8.1300%        0.1440%        0.1000%      0.0400%       0.0075%        ACT/360
     A63   Balloon            A63    51951           7.3700%        0.1440%        0.1000%      0.0400%       0.0075%        ACT/360
     B23   Balloon            B23    410990031       7.7500%        0.1340%        0.0900%      0.0400%       0.0075%        ACT/360
     A64   Balloon            A64    51942           7.3700%        0.1440%        0.1000%      0.0400%       0.0075%        ACT/360
     A65   Balloon            A65    51946           7.3700%        0.1440%        0.1000%      0.0400%       0.0075%        ACT/360
     B24   Balloon            B24    410990033       8.0000%        0.1340%        0.0900%      0.0400%       0.0075%        ACT/360
     A66   Balloon            A66    51989           8.9100%        0.1440%        0.1000%      0.0400%       0.0075%        ACT/360
     A67   Balloon            A67    53630           8.2500%        0.1440%        0.1000%      0.0400%       0.0075%        ACT/360
     A68   Balloon            A68    51982           8.2500%        0.1440%        0.1000%      0.0400%       0.0075%        ACT/360
     A69   Balloon            A69    51947           7.3700%        0.1440%        0.1000%      0.0400%       0.0075%        ACT/360
     A70   Balloon            A70    51986           8.8300%        0.1440%        0.1000%      0.0400%       0.0075%        ACT/360
     A71   Balloon            A71    54059           6.7000%        0.0790%        0.0350%      0.0400%       0.0075%        ACT/360
     A72   Balloon            A72    54656           7.1400%        0.1440%        0.1000%      0.0400%       0.0075%        ACT/360
     A73   Balloon            A73    53531           7.5500%        0.0940%        0.0500%      0.0400%       0.0075%        ACT/360
     A74   Balloon            A74    53967           8.0000%        0.1440%        0.1000%      0.0400%       0.0075%        ACT/360
     A75   Balloon            A75    53879           7.5000%        0.0940%        0.0500%      0.0400%       0.0075%        ACT/360
     A76   Balloon            A76    54748           7.3620%        0.1440%        0.1000%      0.0400%       0.0075%        ACT/360
     B25   Balloon            B25    260000223       7.7500%        0.1340%        0.0900%      0.0400%       0.0075%        ACT/360
     A77   Balloon            A77    54664           7.4200%        0.1440%        0.1000%      0.0400%       0.0075%        ACT/360
     B26   Balloon            B26    312000213       8.2500%        0.1340%        0.0900%      0.0400%       0.0075%        ACT/360
     B27   Balloon            B27    800000214       8.2000%        0.1340%        0.0900%      0.0400%       0.0075%        ACT/360
     A78   Balloon            A78    54742           7.3010%        0.1440%        0.1000%      0.0400%       0.0075%        ACT/360
     A79   Balloon            A79    52141           7.8020%        0.1440%        0.1000%      0.0400%       0.0075%        ACT/360
     A80   Balloon            A80    54745           7.4940%        0.1440%        0.1000%      0.0400%       0.0075%        ACT/360
     A81   Balloon            A81    54606           7.4300%        0.1440%        0.1000%      0.0400%       0.0075%        ACT/360
     A82   Balloon            A82    54746           7.3600%        0.1440%        0.1000%      0.0400%       0.0075%        ACT/360
     B28   Balloon            B28    304000155       7.9000%        0.1340%        0.0900%      0.0400%       0.0075%        ACT/360
     A83   Balloon            A83    51225           7.1420%        0.1440%        0.1000%      0.0400%       0.0075%        ACT/360
     B29   Balloon            B29    800000173       8.5000%        0.1340%        0.0900%      0.0400%       0.0075%        ACT/360
     A84   Balloon            A84    54739           7.3670%        0.1440%        0.1000%      0.0400%       0.0075%        ACT/360
     B30   Balloon            B30    310000202       8.0000%        0.1340%        0.0900%      0.0400%       0.0075%        ACT/360
     B31   Balloon            B31    240000220       8.5000%        0.1340%        0.0900%      0.0400%       0.0075%        ACT/360

    B32.1                     B32.1   100000215
    B32.2                     B32.2   100000215
    B32.3                     B32.3   100000215
     B32    Balloon            B32    100000215       8.4800%        0.1940%        0.1500%      0.0400%       0.0075%       ACT/360

     A85    Balloon            A85    53749           8.0600%        0.1440%        0.1000%      0.0400%       0.0075%       ACT/360
     B33    Balloon            B33    290990122       8.6250%        0.1340%        0.0900%      0.0400%       0.0075%       ACT/360
     B34    Balloon            B34    275990124       8.5600%        0.1340%        0.0900%      0.0400%       0.0075%       ACT/360
     B35    Balloon            B35    311000208       8.6250%        0.1340%        0.0900%      0.0400%       0.0075%       ACT/360
     B36    Balloon            B36    240000187       8.2700%        0.1340%        0.0900%      0.0400%       0.0075%       ACT/360
     A86    Balloon            A86    51941           7.9200%        0.1440%        0.1000%      0.0400%       0.0075%       ACT/360
     A87    Balloon            A87    52387           7.9500%        0.1440%        0.1000%      0.0400%       0.0075%       ACT/360
     B37    Balloon            B37    400000275       7.9100%        0.2340%        0.1900%      0.0400%       0.0075%       ACT/360
     B38    Balloon            B38    415000188       8.3750%        0.1340%        0.0900%      0.0400%       0.0075%       ACT/360
     B39    Balloon            B39    309000203       8.7100%        0.1340%        0.0900%      0.0400%       0.0075%       ACT/360
     B40    Balloon            B40    815000171       8.6500%        0.1340%        0.0900%      0.0400%       0.0075%       ACT/360
     A88    Balloon            A88    600055          8.4200%        0.2440%        0.2000%      0.0400%       0.0075%       ACT/360
     A89    Balloon            A89    51978           7.5900%        0.1440%        0.1000%      0.0400%       0.0075%       ACT/360
     A90    Balloon            A90    51990           8.6400%        0.1440%        0.1000%      0.0400%       0.0075%       ACT/360
     A91    Balloon            A91    54674           8.2900%        0.1440%        0.1000%      0.0400%       0.0075%       ACT/360
     A92    Balloon            A92    52533           9.2000%        0.1440%        0.1000%      0.0400%       0.0075%       ACT/360
     A93    Balloon            A93    51872           8.8600%        0.1440%        0.1000%      0.0400%       0.0075%       ACT/360
     B41    Balloon            B41    820000190       8.0000%        0.1340%        0.0900%      0.0400%       0.0075%       ACT/360
     A94    Balloon            A94    54221           7.6000%        0.1440%        0.1000%      0.0400%       0.0075%       ACT/360
     A95    Balloon            A95    54222           7.6000%        0.1440%        0.1000%      0.0400%       0.0075%       ACT/360


    A96.1                     A96.1   53806
    A96.2                     A96.2   53806
     A96   Balloon            A96    53806           7.7500%        0.1440%        0.1000%      0.0400%       0.0075%        ACT/360

     B42   Balloon            B42    308000246       7.8750%        0.1340%        0.0900%      0.0400%       0.0075%        ACT/360
     B43   Balloon            B43    100000225       7.8900%        0.1740%        0.1300%      0.0400%       0.0075%        ACT/360
     B44   Balloon            B44    415000152       8.4900%        0.1340%        0.0900%      0.0400%       0.0075%        ACT/360
     B45   Balloon            B45    240000204       8.0000%        0.1340%        0.0900%      0.0400%       0.0075%        ACT/360
     B46   Balloon            B46    400000169       8.3400%        0.2140%        0.1700%      0.0400%       0.0075%        ACT/360
     A97   Balloon            A97    54740           7.3550%        0.1440%        0.1000%      0.0400%       0.0075%        ACT/360
     B47   Balloon            B47    311000219       8.2500%        0.1340%        0.0900%      0.0400%       0.0075%        ACT/360
     A98   Balloon            A98    54055           7.9400%        0.1440%        0.1000%      0.0400%       0.0075%        ACT/360
     B48   Balloon            B48    315000232       8.2500%        0.1340%        0.0900%      0.0400%       0.0075%        ACT/360
     B49   Balloon            B49    430990121       8.8750%        0.1340%        0.0900%      0.0400%       0.0075%        ACT/360
     B50   Balloon            B50    430000217       8.0000%        0.1340%        0.0900%      0.0400%       0.0075%        ACT/360
     A99   Balloon            A99    54700           7.5000%        0.1440%        0.1000%      0.0400%       0.0075%        ACT/360
    A100   Balloon            A100   53675           8.0200%        0.1440%        0.1000%      0.0400%       0.0075%        ACT/360
     B51   Balloon            B51    275000160       8.3750%        0.1340%        0.0900%      0.0400%       0.0075%        ACT/360
     B52   Balloon            B52    400000141       8.0900%        0.1840%        0.1400%      0.0400%       0.0075%        ACT/360
    A101   Balloon            A101   53529           8.2100%        0.1440%        0.1000%      0.0400%       0.0075%        ACT/360
     B53   Balloon            B53    415000192       8.6250%        0.1340%        0.0900%      0.0400%       0.0075%        ACT/360

    B54.1                    B54.1   430990126
    B54.2                    B54.2   430990126
     B54   Balloon            B54    430990126       8.8750%        0.1340%        0.0900%      0.0400%       0.0075%        ACT/360

    A102   Balloon            A102   51980           8.6300%        0.1440%        0.1000%      0.0400%       0.0075%        ACT/360
    A103   Balloon            A103   51983           9.0100%        0.1440%        0.1000%      0.0400%       0.0075%        ACT/360
     B55   Balloon            B55    415000149       8.2500%        0.1340%        0.0900%      0.0400%       0.0075%        ACT/360
     B56   Balloon            B56    415990127       8.0000%        0.1340%        0.0900%      0.0400%       0.0075%        ACT/360
     B57   Balloon            B57    400000162       8.6250%        0.2139%        0.1700%      0.0400%       0.0075%        ACT/360
     B58   Balloon            B58    400000255       7.2500%        0.2240%        0.1800%      0.0400%       0.0075%        ACT/360
     B59   Balloon            B59    400000181       8.3750%        0.2240%        0.1800%      0.0400%       0.0075%        ACT/360
     B60   Balloon            B60    400000229       7.8750%        0.2340%        0.1900%      0.0400%       0.0075%        ACT/360
     B61   Balloon            B61    400000267       7.8200%        0.2340%        0.1900%      0.0400%       0.0075%        ACT/360
     B62   Balloon            B62    400000183       8.5000%        0.2340%        0.1900%      0.0400%       0.0075%        ACT/360
     B63   Fully Amortizing   B63    300980019       10.3000%       2.3340%        2.2900%      0.0400%       0.0075%        ACT/360
     B64   Balloon            B64    400000186       8.5000%        0.2340%        0.1900%      0.0400%       0.0075%        ACT/360
     B65   Balloon            B65    400990118       8.5500%        0.2340%        0.1900%      0.0400%       0.0075%        ACT/360
     B66   Balloon            B66    400000231       8.2500%        0.2340%        0.1900%      0.0400%       0.0075%        ACT/360
     B67   Balloon            B67    400000154       8.8400%        0.2340%        0.1900%      0.0400%       0.0075%        ACT/360
     B68   Balloon            B68    400000233       8.2500%        0.2340%        0.1900%      0.0400%       0.0075%        ACT/360
     B69   Balloon            B69    415000221       8.0000%        0.1340%        0.0900%      0.0400%       0.0075%        ACT/360
    A104   Balloon            A104   51985           7.8000%        0.1440%        0.1000%      0.0400%       0.0075%        ACT/360
     B70   Balloon            B70    400000143       8.3750%        0.2340%        0.1900%      0.0400%       0.0075%        ACT/360
    A105   Balloon            A105   53552           7.8000%        0.1440%        0.1000%      0.0400%       0.0075%        ACT/360
     B71   Balloon            B71    302000168       8.5000%        0.1340%        0.0900%      0.0400%       0.0075%        ACT/360
     B72   Balloon            B72    415990105       8.1300%        0.1340%        0.0900%      0.0400%       0.0075%        ACT/360
    A106   Fully Amortizing   A106   52336           7.8500%        0.1440%        0.1000%      0.0400%       0.0075%        ACT/360
     B73   Balloon            B73    302000206       8.7250%        0.1340%        0.0900%      0.0400%       0.0075%        ACT/360

    A107  Balloon            A107   51937           8.6500%        0.1440%        0.1000%      0.0400%       0.0075%        ACT/360
    A108  Balloon            A108   51938           8.6500%        0.1440%        0.1000%      0.0400%       0.0075%        ACT/360


    A109  Balloon            A109   51974           8.8300%        0.1440%        0.1000%      0.0400%       0.0075%        ACT/360
    A110  Balloon            A110   53127           8.1500%        0.1440%        0.1000%      0.0400%       0.0075%        ACT/360
     B74  Balloon            B74    440000205       9.2500%        0.1340%        0.0900%      0.0400%       0.0075%        ACT/360
     B75  Balloon            B75    295000135       8.8750%        0.1340%        0.0900%      0.0400%       0.0075%        ACT/360


                                                       MORTGAGE LOAN SCHEDULE


                        Original   Original              Remaining
                        Term to     Amort                Term to      Mat                                  Total
            Monthly      Mat/ARD    Term                 Mat/ ARD     ARD               Crossed          Units/Room/   SF/Unit/
  Sequence   Payment    (months)  (months)    IO Period  (months)     Date               Loans              Bed        Room/Bed
  --------   -------    --------  --------    ---------  --------     ----               ----               ---        --------

     A1      $95,081      120       360                     104      2/1/2010               No             130,000        SF
     A2       70,594      120       360                     118      4/1/2011               No             104,285        SF
     A3       53,821      120       360                     110      8/1/2010               No              48,897        SF
     A4       85,986      96        96                       94      4/1/2009               No             105,233        SF
     A5       40,654      120       300                     118      4/1/2011               No              62,053        SF
     A6       37,670      120       360                     100      10/1/2009              No              75,839        SF
     A7       39,102      120       360                     111      9/1/2010               No              92,353        SF
     A8       30,548      120       360                     116      2/1/2011               No              75,040        SF
     A9       25,419      120       360                     118      4/1/2011               No              16,197        SF
     A10      22,095      120       360                     116      2/1/2011               No              50,740        SF
     A11      22,363      120       300                      92      2/1/2009               No              71,806        SF
     A12      20,701      120       300                     113      11/1/2010              No              58,695        SF
     A13      16,685      120       360                     114      12/1/2010              No              19,878        SF
     B1       18,118      120       300                     108      6/1/2010               No              60,422        SF
     B2       15,370      120       300                     117      3/1/2011               No              32,857        SF
     B3       15,808      120       228                     116      2/1/2011               No              39,557        SF
     A14      15,589      81        240                      76      10/2/2007              No              73,064        SF
     A15      12,537      120       360                     117      3/1/2011               No               9,826        SF
     B4       12,069      120       360                     109      7/1/2010               No              23,000        SF
     A16      12,361      120       240                     116      2/1/2011               No              41,000        SF
     B5       10,752      120       360                     108      6/1/2010               No               9,032        SF
     B6        8,989      120       360                     107      5/1/2010               No              11,180        SF
     A17      11,029      120       180                     108      6/1/2010               No              10,760        SF
     A18       7,400      120       360                     115      1/1/2011               No              10,195        SF
     B7        7,796      120       360                     112      10/1/2010              No              10,200        SF
     A19       8,185      120       300                      97      7/1/2009               No              15,700        SF
     A20       6,192      120       300                      93      3/1/2009               No              22,140        SF
     A21       6,053      120       240                      91      1/1/2009               No               8,166        SF
     A22       3,565      120       300                      93      3/1/2009               No              12,287        SF
     A23       2,607      120       300                      99      9/1/2009               No               4,225        SF
     A24     139,222      120       360         24          118      4/1/2011               No                 336       Units
     A25     104,505      120       360         36          118      4/1/2011               No                 284       Units
     B8       86,292      120       360                     116      2/1/2011               No                 412       Units
     A26      74,163      120       360         24          118      4/1/2011               No                 296       Units

    A27.1                                                                                                     245       Units
    A27.2                                                                                                     183       Units
    A27.3                                                                                                     164       Units
     A27      77,993      120      360                      115      1/1/2011               No                 592       Units

     A28      88,215      120       295         36          112      10/1/2010              No                 412       Units
     B9       75,413      120       360                     115      1/1/2011               No                 336       Units
     A29      67,203      120       360                     117      3/1/2011               No                  34       Units
     A30      79,586      120       295         36          112      10/1/2010              No                 240       Units
     A31      63,721      120       360         24          118      4/1/2011               No                 190       Units
     A32      61,334      120       360         24          118      4/1/2011               No                 384       Units
     A33      66,242      120       295         36          112      10/1/2010              No                 228       Units
     A34      63,074      120       295         36          112      10/1/2010              No                 188       Units
     A35      52,414      120       360                     117      3/1/2011               No                 148       Units
     A36      53,140      120       360                     115      1/1/2011               No                 203       Units
     B10      53,784      120       360                     112      10/1/2010              No                 176       Units
     A37      58,756      120       295         36          112      10/1/2010              No                 212       Units
     B11      50,997      120       360                     114      12/1/2010              No                 114       Units
     B12      52,527      120       360                     109      7/1/2010               No                 175       Units
     B13      42,694      120       360                     114      12/1/2010              No                 104       Units
     A38      38,997      120       360                     115      1/1/2011               No                 282       Units
     A39      42,579      120       295         36          112      10/1/2010              No                 172       Units
     A40      27,750      120       360                     117      3/1/2011               No                 274       Units
     A41      30,345      120       300                     115      1/1/2011               No                 135       Units
     A42      26,639      120       360                     117      3/1/2011               No                 100       Units
     B14      25,312      120       360                     116      2/1/2011               No                  80       Units
     B15      24,954      120       360                     113      11/1/2010              No                  60       Units
     A43      25,752      120       300                      95      5/1/2009               No                 169       Units
     A44      23,378      120       300                      95      5/1/2009               No                 139       Units
     A45      22,985      120       300                      95      5/1/2009               No                 110       Units
     B16      19,478      120       360                     112      10/1/2010              No                 120       Units
     A46      19,171      120       360                     114      12/1/2010              No                  90       Units
     B17      17,709      120       360                     115      1/1/2011               No                  96       Units
     A47      16,319      120       360                     117      3/1/2011               No                 112       Units
     A48      16,985      120       300                      95      5/1/2009               No                 140       Units
     A49      15,208      120       360                     115      1/1/2011               No                  84       Units
     A50      15,342      120       300                      95      5/1/2009               No                  89       Units
     A51      15,263      144       300                     121      7/1/2011               No                  72       Units
     A52      14,246      120       300                      95      5/1/2009               No                  90       Units
     A53      12,935      120       360                     115      1/1/2011               No                  57       Units
     B18      14,225      120       360                     110      8/1/2010               No                  88       Units
     B19      13,840      120       360                     106      4/1/2010               No                 122       Units
     A54      12,319      120       300                      95      5/1/2009               No                  77       Units
     A55      12,054      120       300                      95      5/1/2009               No                  73       Units
     A56      11,506      120       300                      95      5/1/2009               No                  70       Units
     A57      10,958      120       300                      95      5/1/2009               No                  73       Units
     A58       9,863      120       300                      95      5/1/2009               No                  50       Units
     A59       9,808      120       300                      95      5/1/2009               No                  72       Units
     A60       8,959      120       360                     115      1/1/2011               No                  28       Units
     B20       8,926      120       360                     101      11/1/2009              No                  62       Units
     A61       8,986      120       300                      95      5/1/2009               No                  46       Units

    B21.1                                                                                                       30       Units
    B21.2                                                                                                       12       Units
     B21       8,836      120       360                     112      10/1/2010              No                  42       Units

     B22       8,443      120       360                     113      11/1/2010              No                  30       Units
     A62       8,897      120       300                      90      12/1/2008              No                  47       Units
     A63       8,219      120       300                      95      5/1/2009               No                  69       Units
     B23       7,881      120       360                      98      8/1/2009               No                  54       Units
     A64       6,575      120       300                      95      5/1/2009               No                  51       Units
     A65       6,438      120       300                      95      5/1/2009               No                  50       Units
     B24       6,274      120       360                      99      9/1/2009               No                  32       Units
     A66       6,248      120       300                      99      9/1/2009               No                  32       Units
     A67       4,508      120       360                     114      12/1/2010              No                  22       Units
     A68       4,731      120       300                      93      3/1/2009               No                  49       Units
     A69       4,383      120       300                      95      5/1/2009               No                  38       Units
     A70       4,138      120       300                      94      4/1/2009               No                  32       Units
     A71     599,725      120       300        60           118      4/1/2011               No             319,766        SF
     A72     229,409      120       360                     118      4/1/2011               No             170,081        SF
     A73     179,876      120       360                     116      2/1/2011               No             192,213        SF
     A74     190,639      120       300                     115      1/1/2011               No             354,888        SF
     A75     125,859      120       360                     116      2/1/2011               No             223,400        SF
     A76     113,815      120       360                     119      5/1/2011               No             119,098        SF
     B25     114,626      120       360                     117      3/1/2011               No             210,522        SF
     A77     109,336      110       300                     107      5/1/2010               No             159,000        SF
     B26      85,941      120       300                     112      10/1/2010              No              96,046        SF
     B27      78,514      120       360                     117      3/1/2011               No              53,000        SF
     A78      50,532      120       360                     118      4/1/2011               No              66,132        SF
     A79      50,401      120       360                     113      11/1/2010              No              58,389        SF
     A80      48,217      120       360                     118      4/1/2011               No              90,026        SF
     A81      45,138      120       360                     118      4/1/2011               No              85,386        SF
     A82      39,862      120       360                     118      4/1/2011               No              91,341        SF
     B28      36,340      120       360                     109      7/1/2010               No              21,776        SF
     A83      26,657      120       360                      87      9/1/2008               No              56,276        SF
     B29      27,681      120       360                     109      7/1/2010               No              57,260        SF
     A84      22,774      120       360                     118      4/1/2011               No              48,674        SF
     B30      29,625      120       180                     113      11/1/2010              No               4,997        SF
     B31      23,067      120       360                     113      11/1/2010              No              27,056        SF

    B32.1                                                                                                   10,730        SF
    B32.2                                                                                                    8,152        SF
    B32.3                                                                                                   14,071        SF
     B32      22,449      120       360                     113      11/1/2010              No              32,953        SF

     A85      21,566      120       360                     115      1/1/2011               No              27,800        SF
     B33      25,397      120       240                     108      6/1/2010               No              47,078        SF
     B34      21,998      119       360                     108      6/1/2010               No              40,000        SF
     B35      21,778      120       360                     114      12/1/2010              No              79,343        SF
     B36      21,075      120       360                     110      8/1/2010               No              56,224        SF
     A86      19,638      120       300                      95      5/1/2009               No              32,900        SF
     A87      20,417      120       240                     115      1/1/2011               No              16,007        SF
     B37      16,842      120       360                     117      3/1/2011               No              19,467        SF
     B38      16,988      120       360                     111      9/1/2010               No              17,438        SF
     B39      11,758      120       360                     112      10/1/2010              No              16,095        SF
     B40      10,017      120       360                     111      9/1/2010               No              23,828        SF
     A88       6,900      120       300                     113      11/1/2010              No               9,609        SF
     A89       5,586      120       300                      90      12/1/2008              No               9,334        SF
     A90       5,972      120       300                      99      9/1/2009               No              13,807        SF
     A91     142,402      120       300                     115      1/1/2011               No                 235       Rooms
     A92     115,146      119       300                     103      1/1/2010               No                 156       Rooms
     A93      70,933      120       300                     113      11/1/2010              No                 137       Rooms
     B41     115,201      120       360                     114      12/1/2010              No             673,396        SF
     A94      96,301      120       300                     118      4/1/2011               No             545,778        SF
     A95      83,683      120       300                     118      4/1/2011               No             481,300        SF


    A96.1                                                                                                  240,000        SF
    A96.2                                                                                                  240,000        SF
     A96      73,885      120       240                     118      4/1/2011               No             480,000        SF

     B42      69,865      120       228                     115      1/1/2011               No             588,000        SF
     B43      58,089      120       360                     114      12/1/2010              No             319,027        SF
     B44      51,201      120       360                     109      7/1/2010               No             106,506        SF
     B45      41,091      120       360                     114      12/1/2010              No             115,416        SF
     B46      40,911      120       360                     110      8/1/2010               No              62,685        SF
     A97      31,708      120       360                     118      4/1/2011               No             108,000        SF
     B47      33,706      120       300                     115      1/1/2011               No              75,517        SF
     A98      30,268      120       360                     114      12/1/2010              No             100,032        SF
     B48      26,445      120       360                     115      1/1/2011               No              83,239        SF
     B49      25,584      120       300                     107      5/1/2010               No             136,992        SF
     B50      20,839      120       300                     115      1/1/2011               No              45,530        SF
     A99      24,102      108       180                     105      3/1/2010               No             126,900        SF
    A100      18,555      120       300                     115      1/1/2011               No              53,625        SF
     B51      17,102      120       360                     109      7/1/2010               No              75,000        SF
     B52      16,334      120       300                     108      6/1/2010               No             181,064        SF
    A101      14,144      120       300                     115      1/1/2011               No              39,782        SF
     B53      12,205      120       300                     112      10/1/2010              No              22,800        SF

    B54.1                                                                                                   43,000        SF
    B54.2                                                                                                   19,880        SF
     B54      11,795      120       300                     110      8/1/2010               No              62,880        SF

    A102       8,852      120       300                      91      1/1/2009               No              46,000        SF
    A103       7,559      120       300                      95      5/1/2009               No              41,145        SF
     B55       5,672      120       360                     106      4/1/2010               No               9,988        SF
     B56       5,467      120       360                     107      5/1/2010               No              10,350        SF
     B57      42,234      120       360                     108      6/1/2010               No                 326       Pads
     B58      27,287      120       360                     117      3/1/2011               No                 288       Pads
     B59      26,603      120       360                     110      8/1/2010               No                 236       Pads
     B60      19,941      120       360                     115      1/1/2011               No                  96       Pads
     B61      18,392      120       360                     117      3/1/2011               No                 140       Pads
     B62      17,685      120       360                     110      8/1/2010               No                 120       Pads
     B63      26,233      180       180                     125      11/1/2011              No                 159       Pads
     B64      14,994      84        360                      74      8/1/2007               No                 121       Pads
     B65      12,533      120       300                     106      4/1/2010               No                 243       Pads
     B66      11,269      120       360                     115      1/1/2011               No                 132       Pads
     B67      11,596      120       300                     108      6/1/2010               No                 106       Pads
     B68      10,142      120       360                     116      2/1/2011               No                  50       Pads
     B69       7,338      120       360                     115      1/1/2011               No                 107       Pads
    A104       4,665      120       300                      93      3/1/2009               No                  36       Pads
     B70       4,383      120       300                     106      4/1/2010               No                  51       Pads
    A105      38,689      120       300                     116      2/1/2011               No                 838       Units
     B71      39,456      120       300                     113      11/1/2010              No                 639       Units
     B72      31,608      120       300                     107      5/1/2010               No                 827       Units
    A106      31,850      180       180                     176      2/1/2016               No                 778       Units
     B73      24,005      120       300                     114      12/1/2010              No                 474       Units

    A107      17,734      120       300                      94      4/1/2009          Yes(BACM 01-1-E)        700       Units
    A108       9,956      120       300                      94      4/1/2009          Yes(BACM 01-1-E)        516       Units


    A109      15,501      120       300                     100      10/1/2009              No                 507       Units
    A110      12,508      120       300                     117      3/1/2011               No                 609       Units
     B74      10,075      180       240                     173      11/1/2015              No                 476       Units
     B75       8,165      120       300                     108      6/1/2010               No                  52       Units


(i)     Administrative Fee Rate includes the Sub-Servicing Fee Rate.

(ii) For Mortgage Loans which accrue interest on the basis of actual days elapsed each calendar month and a 360-day yr. or a 365-day yr., the amortization term is the term over which the Mortgage Loans would amortize if interest accrued and was paid on the basis of a 360-day yr. consisting of twelve 30-day months. The actual amoritzation would be longer.

(iii) For purposes of calculating the Underwritten DSCRs for Mortgage Loan Nos. 53406, 53407, 53410, 53411, 53412 and 53414 (the "LOC Loans"), the
        amount available under certain letters of credit securing such Mortgage Loans was deducted from the applicable principal balance for purposes of debt service calculations. For purposes of calculating the LTV Ratios for the LOC Loans (other than LTV Ratios at maturity or ARD), the principal balances of the Mortgage Loans were reduced by the amount of such letters of credit. Please note that such letters of credit may be released if certain debt service coverage tests are met.

                                   SCHEDULE II

                              BANK OF AMERICA, N.A.
                       SUB-SERVICING AGREEMENTS IN EFFECT
                         AS OF THE ORIGINAL CLOSING DATE

                  BANK OF AMERICA, N.A. SUB-SERVICING AGREEMENT


Agreement (with respect to each of the Sub-Servicers listed below)
------------------------------------------------------------------

Amended and Restated Master Subservicing Agreement for Securitization Transactions, dated as of March 25, 1998, among Bank of America, N.A. (successor in interest to NationsBank, N.A.), Berkshire Mortgage Finance Corporation, First Security Bank, N.A., L.J. Melody & Company of Texas, LP (successor in interest to L.J. Melody & Company), Midland Loan Services, Inc. (successor in interest to Midland Loan Services, L.P.), Berkshire Mortgage Finance Bethesda Limited Partnership and WMF Washington Mortgage Corp. (successor in interest to Washington Mortgage Financial Group, Ltd.), as supplemented by Subservicer Addition Agreements dated as of September 25, 1998 executed by ARCS Commercial Mortgage Co., L.P., a California limited partnership, and Bank of America, N.A. (successor in interest to Bank of America N&TSA) and Subservicer Addition Agreement, by Collateral Mortgage Capital, LLC. as supplemented by the Confirmation thereto dated as of May 30, 2001.

Bank of America, N.A. Sub-Servicers:
-----------------------------------

Bank of America, N.A.

Berkshire Mortgage Finance Bethesda Limited Partnership

Collateral Mortgage Capital, LLC

L.J. Melody & Company of Texas, LP

                                  SCHEDULE III

                       EXCEPTIONS TO INITIAL FILE DELIVERY

      There were no exceptions reported by the Trustee as of May 30, 2001.

                                   SCHEDULE 5

                              (SECURITY DOCUMENTS)



Loan No.                           Exception
--------                           ---------

51938 A UCC was not filed with the Ohio Secretary of State (where the Borrower was formed).

415000152                          UCC was not filed with the Secretary of State
                                   of California.

300980019                          There is no evidence in the loan file that a
                                   UCC was filed at the county level.

400000143                          There is no record of a UCC being filed with
                                   the Texas Secretary of State.

800000214                          No recorded Deed of Trust or UCC's in file.

                                   SCHEDULE 6

                                (TITLE INSURANCE)



400000143                          TLTA Policy (Texas) issued by First American
                                   Title Insurance Co. Marked up commitment doesn't include "successors and assigns"
                                   (Texas issue) and Final Title policy not in file. A frame garage encroaching 5.0' into 10' utility easement - not insured in marked up commitment in file.

                                   SCHEDULE 13

                                   (INSURANCE)



Loan No.                           Exception
--------                           ---------

54536 Provided that the tenant at the Property, Winn Dixie, is investment grade, Mortgagor is not required to obtain insurance.

240000204                          The related Mortgage Loan Documents allow the
                                   tenant, ABI, a wholly owned subsidiary of Anheuser-Busch, Companies, Inc., to self insure. The tenant has exercised its option to self insure the related Mortgaged Property against any losses which would ordinarily be covered by insurance.

100000225                          Each tenant pays its own liability insurance.

                                   SCHEDULE 14

                             (ENVIRONMENTAL MATTERS)



820000190                          A septic leach field is documented as having
                                   been located to the west of the 100 Cell building, near the southwest corner of the property. According to the site contact, the septic field area was partially excavated in 1974. However, due to the lack of documentation and visible indications of the former septic field, it is not possible to conclude with certainty that the field was entirely excavated. The Phase I consultant did not recommend any further action in connection with this matter.

                                   SCHEDULE 16

                           (WAIVERS AND MODIFICATIONS)



LOAN NO.                           EXCEPTION
--------                           ---------

300980019                          There is an indication in the securitization
                                   file that the principal and interest payments have been modified.

                                   SCHEDULE 18

                              (MORTGAGOR INTEREST)



Loan No.                           Exception
--------                           ---------

51872 This deal uses an Indemnity Deed of Trust structure ("IDOT"). In an IDOT, the Borrower is not the owner of the property. A separate entity owns the property and enters into the Deed of Trust. In this case, the interest of the owning entity, and the interest mortgaged by the Indemnity Deed of Trust, is fee simple.

                                   SCHEDULE 23

                                 (ENCROACHMENTS)



Loan No.                           Exception
--------                           ---------

54816 The Zoning Letter in the Mortgage Loan file does not contain a statement confirming compliance nor does it contain a zoning opinion letter or zoning endorsement to the Lender's title policy.

54739 Zoning Letter in the file indicates that warehouse use is prohibited for the premises and does not state that the current use is legal, nonconforming. The zoning letter states that if the building were destroyed, it would have to be constructed in accordance with then-current zoning regulations.

415990105                          Deed of Trust representation states the
                                   property is in conformance with zoning; the zoning letter from City of Chula Vista states property is in compliance but the Title
                                   Policy says its not in conformance, but is insuring it nonetheless.

400000181                          The related Mortgage Property is a legal
                                   non-conforming use. Individual units may be rebuilt on a 1:1 basis as approved by the Environmental Development Commission. Law and ordinance insurance was not obtained.

400000154                          The related Mortgaged Property currently has
                                   one parking space per unit and is a legal non-conforming use. The 1990 zoning ordinance requires two parking spaces per unit. The ordinance indicates the owner would be unable to rebuild if 50% or more of the project is destroyed. Law and ordinance coverage was not required by Bridger.

                                   SCHEDULE 29

                             (LICENSES AND PERMITS)



Loan No.                           Exception
--------                           ---------

55116 No certificate of occupancy in file; however, the property is over thirty years old.

53414                              No certificate of occupancy in file.

                                   SCHEDULE 39

                               (SUBORDINATE DEBT)



LOAN NO.                           EXCEPTION
--------                           ---------

415000152                          The City of El Cajon holds a 2nd Deed of
                                   Trust in the amount of $185,000 at 8%, and have signed a subordination agreement. The
                                   2nd Deed of Trust provides that repayment is not due unless the property rents increase substantially and the NOI increases by over $20,000 per year. The holder of the 2nd Deed has not agreed to forebear foreclosure actions on the related Mortgaged Property so long as the Mortgage Loan is outstanding and the Special Service on behalf of the Trust is not pursuing a foreclosure action.

300980019                          The related Mortgaged Property is encumbered
                                   by three subordinate liens with an aggregate balance of approximately $2,378,000.

                                   SCHEDULE 45

                               (SUBORDINATE LIENS)



Loan No.                           Exception
--------                           ---------

51985 There is no provision in the mortgage prohibiting junior liens without the prior written consent of the lender.

51872 The Loan Agreement permits the Mortgagor to have additional debt secured by hotel equipment, which lien may be superior to the lien of the Security Instrument; provided, however, that the aggregate amount of such outstanding additional debt may not exceed $400,000.

600012 Additional liens are permitted on the Premises if they are for (1) taxes, assessments, or similar charges either not yet due or being contested in good faith, or
                                   (2) liens which in the aggregate constitute an immaterial and insignificant monetary amount with respect to the net value of the Mortgagor's assets.

600055 Additional liens are permitted on the Premises if they are for (1) taxes, assessments, or similar charges either not yet due or being contested in good faith, or
                                   (2) liens which in the aggregate constitute an immaterial and insignificant monetary amount with respect to the net value of the Mortgagor's assets.

                                   SCHEDULE 48

                                 (GROUND LEASES)



Loan No.                           Exception
--------                           ---------

52336                                     (b) (I) There are no provisions
                                   prohibiting the Lessor from disturbing the possession, interest or quiet enjoyment of any subtenant of the lessee in the relevant portion of the related Mortgaged Property subject to such Ground Leases for any reason, or in any manner, which would materially and adversely affect the security provided by the related Mortgage.

                                          (c) (J) Such Ground Leases do permit
                                   an increase in the amount of rent payable by the lessee thereunder during the term of the Mortgage Loan, which increases are made very five (5) years and are tied into the consumer price index for all urban consumers in the Los Angeles-Long Beach and Anaheim area. The maximum increase is five percent (5%) per annum compounded annually.

54536                                     (d) (K) Holder is granted the same
                                   amount of time to cure that the tenant has under the Ground Lease.

52007                                     (e) (A) The lessor has not agreed not
                                   to terminate or cancel the Ground Lease
                                   without lender's consent.

                                          (f) (B) The Ground Lease and the
                                   ground lease estoppel agreement do not
                                   provide that the Ground Lease will remain prior to any Mortgage or other lien upon the fee interest.

                                          (g) (G) The Ground Lease and the
                                   ground lease estoppel agreement do not
                                   require the lessor to enter unto a new lease with the Lender upon a termination of the Ground Lease.

                                          (h) (J) The rent due under the Ground
                                   Lease increases to $16,000 in 2002, $17,000
                                   in 2003 and $18,000 from 2004 on.

53343                                     (i) (J) The rent due under the Ground
                                   Lease may increase during the term of the loan.

                                   (L) The Ground Lease expires on May 31, 2018, with no extensions available. The Mortgage Loan is a fully amortizing Mortgage Loan which matures on April 1, 2009.

300980019                          C) Application of insurance proceeds or
                                   condemnation awards are not at the sole
                                   discretion of Bridger.

                                   E) Lessor's prior written consent may be required for future assignments by the Trustee and its successors and assigns.

                                   J) Ground lease provides for rent increases during the term of the Mortgage Loan.

415000242                          A four foot strip of land located on the
                                   boundary line of parking area is subject to a ground lease. BCRF determined that the loss of the parcel would have not a detrimental effect on the Mortgaged Property.

                                   SCHEDULE 53

                                  (DEFEASANCE)



Loan No.                           Exception
--------                           ---------

51933 The following Mortgage Loans each constitute the principal asset of an individual single Loan REMIC.
51935

51937

51938

51941

51942

51943

51944

51945

51946

51947

51948

51949

51950

51951

51952

51953

51954

51955

51956

51957

                                   SCHEDULE 57

                            (Underwriting Standards)



LOAN NO.                           EXCEPTION
--------                           ---------

100000225                          Each tenant provides its own liability
                                   insurance and there is no umbrella liability coverage. Midamco is guaranteeing payment of insurance.

300980019                          Insurance impounds are not collected

400000255                          Umbrella liability insurance amounts is less
                                   than Bridger minimum of $2,000,000 for loans under $2,000,000.

400000154                          The property has a septic and well system
                                   rather than municipal water and sewer.

                                   SCHEDULE 60

                                   (Transfers)



LOAN NO.                           EXCEPTION
--------                           ---------

52533 There is no customary "due-on-sale" clause in the Mortgage. However, the Mortgage contains an express prohibition that the prevents the Mortgagor from selling the Mortgaged Property.

400990118                          The Mortgage Loan Documents permit transfers
                                   by two tenant-in-common parties, Keith A.
                                   Fenderson and Brenda K. Fenderson, of their interest in the Mortgaged Property to the remaining tenant-in-common party, Sunrise
                                   Park, L.P. and also provide that if any of the tenants in common become a debtor in bankruptcy, any one of the other tenants in common shall have the right to purchase the bankrupt tenant in common party's interest at fair market value. There is no requirement of notice to or consent by the Mortgagee for such transfers.